FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION STATEMENT NO.: 333-177354-01

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 17, 2012)

$1,111,330,000 (Approximate)

UBS Commercial Mortgage Trust 2012-C1,
Commercial Mortgage Pass-Through Certificates,

Series 2012-C1

UBS Commercial Mortgage Trust 2012-C1
Issuing Entity

UBS Commercial Mortgage Securitization Corp.
Depositor

UBS Real Estate Securities Inc.

Barclays Bank PLC

Archetype Mortgage Funding II LLC
Sponsors and Mortgage Loan Sellers

The UBS Commercial Mortgage Trust 2012-C1, Commercial Mortgage Pass-Through Certificates, Series 2012-C1 will represent beneficial ownership interests in the issuing entity, UBS Commercial Mortgage Trust 2012-C1.  The issuing entity’s assets will primarily be 73 fixed-rate mortgage loans, secured by first liens on 100 commercial, multifamily and manufactured housing community properties.  The only securities offered by this prospectus supplement are the classes of certificates identified in the table below.  The offered certificates will represent interests in the issuing entity only and will not represent the obligations of UBS Commercial Mortgage Securitization Corp., UBS Real Estate Securities Inc., any other sponsor or mortgage loan seller or any of their respective affiliates, and neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day, or the following business day if the sixth day is not a business day, of each month, commencing in June  2012.  Credit enhancement for the offered certificates will be provided by certain other classes of certificates that will be subordinate to the offered certificates as described in this prospectus supplement under “Description of the Offered Certificates—Subordination.”  The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

Certain characteristics of the certificates offered by this prospectus supplement include:

	Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)
Class A-1	$72,819,000	1.032%	October 2016
Class A-2	$105,671,000	2.180%	March 2017
Class A-3	$657,155,000	3.400%	March 2022
Class A-AB	$96,008,000	3.002%	September 2021
Class A-S	$113,130,000	4.171%	April 2022
Class B	$66,547,000	4.822%	April 2022

(Footnotes to table to begin on page S-12)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the certificates offered by this prospectus supplement involves risks.  See “Risk Factors” beginning on page S-51 of this prospectus supplement and page 11 of the accompanying prospectus.

With respect to this offering, UBS Securities LLC and Barclays Capital Inc. are acting as the joint bookrunning managers and co-lead managers in the following manner: UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 81.4% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 18.6% of each class of offered certificates.  Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nomura Securities International, Inc. are acting as co-managers.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

UBS Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nomura Securities International, Inc. will be required to purchase the certificates offered by this prospectus supplement (in the amounts set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement) from UBS Commercial Mortgage Securitization Corp., subject to certain conditions.  UBS Commercial Mortgage Securitization Corp. expects to receive from the sale of the certificates offered by this prospectus supplement approximately 101.40% of the initial aggregate certificate balance of the certificates offered by this prospectus supplement, plus accrued interest, before deducting expenses payable by it.  The underwriters expect to deliver the offered certificates to purchasers on or about May 8, 2012.

UBS Investment Bank	Barclays
Joint Bookrunning Managers and Co-Lead Managers
BofA Merrill Lynch	Nomura
Co-Managers

April 24, 2012

UBS 2012-C1

Commercial Mortgage Pass-Through Certificates, Series 2012-C1
Geographic Overview of Mortgage Pool

Wyoming
1 property
$14,770,713
1.1% of total
North Dakota
1 property
$10,368,356
0.8% of total
Minnesota
1 property
$5,371,000
0.4% of total
Wisconsin
1 property
$5,483,486
0.4% of total
Illinois
23 properties
$117,451,354
8.8% of total
Indiana
2 properties
$9,515,792
0.7% of total
Michigan
3 properties
$45,795,393
3.4% of total
Pennsylvania
2 properties
$76,034,640
5.7% of total
New Hampshire
1 property
$3,812,418
0.3% of total
Massachussetts
1 property
$15,038,412
1.1% of total
Oregon
1 property
$10,488,641
0.8% of total
New York
10 properties
$394,070,389
29.6% of total
Connecticut
1 property
$75,000,000
5.6% of total
Ohio
6 properties
$83,167,314
6.2% of total
Rhode Island
1 property
$18,480,427
1.4% of total
New Jersey
1 property
$19,200,898
1.4% of total
California
10 properties
$76,345,092
5.7% of total
Maryland
1 property
$35,000,000
2.6% of total
Virginia
1 property
$15,274,991
1.1% of total
West Virginia
2 properties
$19,600,544
1.5% of total
North Carolina
3 properties
$20,104,000
1.5% of total
Arizona
3 properties
$17,926,682
1.3% of total
Georgia
1 property
$5,994,415
0.5% of total
South Carolina
3 properties
$15,831,343
1.2% of total
Colorado
3 properties
$13,977,389
1.1% of total
Texas
6 properties
$32,826,046
2.5% of total
Arkansas
2 properties
$56,594,178
4.3% of total
Louisiana
1 property
$4,345,370
0.3% of total
Kentucky
1 property
$10,200,000
0.8% of total
Tennessee
3 properties
$78,828,191
5.9% of total
Florida
4 properties
$24,036,701
1.8% of total
Mortgaged Properties by Property Type
Manufactured Housing Community 2.3%
Mixed Use 2.0%
Self Storage 1.8%
Industrial 4.3%
Net Lease 9.0%
Multifamily 9.4%
Retail 29.0%
Hospitality 13.5%
Office 28.8%
>0.3% – 2.0% of Initial Outstanding Pool Balance
2.1% – 5.0% of Initial Outstanding Pool Balance
5.1% – 10.0% of Initial Outstanding Pool Balance
10.1% – 29.6% of Initial Outstanding Pool Balance

Dream Hotel Downtown Net Lease, New York, NY

Civic Opera House, Chicago, IL

Trinity Centre, New York, NY

DICK'S
SPORTING GOODS

Poughkeepsie Galleria, Poughkeepsie, NY

Hartford 21, Hartford, CT

1700 Market Street, Philadelphia, PA

ZARA

101 Fifth Avenue, New York, NY

Hilton Nashville Downtown, Nashville, TN

COURTYARD

Tharaldson Portfolio, Various

Panera
BREAD
KAY
DICK'S

Bridgewater Falls, Hamilton, OH

EXECUTIVE SUMMARY	S-12	Property Value May Be Adversely
SUMMARY	S-14	Affected Even When Current
RISK FACTORS	S-51	Operating Income Is Not	S-60
General Risks	S-51	Risks Related to Tenants	S-60
The Offered Certificates May Not Be		Risks Related to Mortgage Loan
a Suitable Investment for You	S-51	Concentration	S-64
Risks Related to Market Conditions	S-51	Risks Related to Borrower
The Credit Crisis and Downturn in		Concentration	S-64
the Real Estate Market Have		Risks Relating to Property Type
Adversely Affected the Value of		Concentration	S-65
Commercial Mortgage-Backed		Geographic Concentration Exposes
Securities	S-51	Investors to Greater Risk of
The Volatile Economy and Credit		Default and Loss	S-65
Crisis May Increase Loan		Retail Properties Have Special Risks	S-67
Defaults and Affect the Value and		Office Properties Have Special Risks	S-71
Liquidity of Your Investment	S-52	Hospitality Properties Have Special
Heightened Underwriting Standards		Risks	S-71
May Contribute to Losses on		Multifamily Properties Have Special
Commercial Loans	S-52	Risks	S-74
Global Market Disruptions and		Net Lease Fee Interest Properties
Recent U.S. Legislation May		Have Special Risks	S-76
Adversely Affect the Availability of		Industrial Properties Have Special
Credit for Commercial Real Estate	S-53	Risks	S-76
General Conditions in the		Manufactured Housing Community
Commercial Real Estate		Properties Have Special Risks	S-77
Mortgage Markets May Adversely		Mixed Use Facilities Have Special
Affect the Performance of the		Risks	S-78
Offered Certificates	S-54	Self Storage Properties Have Special
Risks Related to the Mortgage Loans	S-55	Risks	S-78
Mortgage Loans Are Nonrecourse		Risks of Co-Tenancy and Other
and Are Not Insured or		Early Termination Provisions in
Guaranteed	S-55	Retail Leases	S-78
The Offered Certificates Are Limited		Risks Related to Construction,
Obligations and Payments Will Be		Development, Redevelopment,
Primarily Derived from the		Renovation and Repairs at
Mortgage Loans	S-55	Mortgaged Properties	S-79
Commercial Lending Is Dependent		Options and Other Purchase Rights
upon Net Operating Income	S-55	May Affect Value or Hinder
Mortgage Loans Have Not Been		Recovery with Respect to the
Reunderwritten Since Origination	S-58	Mortgaged Properties	S-80
The Prospective Performance of the		The Sellers of the Mortgage Loans
Commercial and Multifamily		Are Subject to Bankruptcy or
Mortgage Loans Included in the		Insolvency Laws That May Affect
Issuing Entity Should Be		the Issuing Entity’s Ownership of
Evaluated Separately from the		the Mortgage Loans	S-80
Performance of the Mortgage		Environmental Issues at the
Loans in Any of the Depositor’s		Mortgaged Properties May
Other Trusts	S-58	Adversely Affect Payments on
Some Mortgaged Properties May Not		Your Certificates	S-82
Be Readily Convertible to		Potential Issuing Entity Liability
Alternative Uses	S-59	Related to a Materially Adverse
Limitations of Appraisals	S-59	Environmental Condition	S-83
Borrower May Be Unable To Repay
the Remaining Principal Balance

on the Maturity Date or		Risks Related to Zoning Laws and
Anticipated Repayment Date	S-85	Other Restrictions on Property
Risks Relating to Borrower		Use	S-100
Organization or Structure	S-86	Risks Related to Litigation and
Tenancies in Common May Hinder		Condemnation	S-101
Recovery	S-86	Prior Bankruptcies, Defaults or Other
Risks Related to Additional Debt	S-87	Proceedings May Be Relevant to
Bankruptcy Proceedings Entail		Future Performance	S-102
Certain Risks	S-88	Risks Relating to Costs of
Risks Related to Loan Sponsor		Compliance with Applicable Laws
Guaranties	S-89	and Regulations	S-105
Lack of Skillful Property		Risks Related to Conflicts of Interest	S-105
Management Entail Risks	S-90	Potential Conflicts of Interest of the
Risks of Inspections Relating to		Master Servicer and the Special
Property	S-90	Servicer	S-105
World Events and Natural (or Other)		Special Servicer May Be Directed To
Disasters Could Have an Adverse		Take Actions	S-105
Impact on the Mortgaged		Potential Conflicts of Interest of the
Properties and Could Reduce the		Operating Advisor	S-106
Cash Flow Available to Make		Potential Conflicts of Interest of the
Payments on the Certificates	S-90	Underwriters and Their Affiliates	S-107
Inadequate Property Insurance		Potential Conflicts of Interest in the
Coverage Could Have an Adverse		Selection of the Underlying
Impact on the Mortgaged		Mortgage Loans	S-108
Properties	S-91	Related Parties May Acquire
Risks Associated with Blanket		Certificates or Experience Other
Insurance Policies or Self-		Conflicts	S-109
Insurance	S-92	Conflicts between Property
Availability of Terrorism Insurance	S-93	Managers and the Borrowers	S-111
Appraisals and Market Studies Have		Other Potential Conflicts of Interest	S-111
Certain Limitations	S-95	You Will Have Less Control Over the
Increases in Real Estate Taxes Due		Servicing of the Pari Passu
to Termination of a PILOT		Mortgage Loans	S-112
Program or Other Tax Abatement		Risks Related to the Offered
Arrangements May Reduce		Certificates	S-112
Payments to Certificateholders	S-95	Legal and Regulatory Provisions
Risks Related to Enforceability	S-96	Affecting Investors Could
Risks Related to Enforceability of		Adversely Affect the Liquidity of
Prepayment Premiums, Yield		the Offered Certificates	S-112
Maintenance Charges and		Risks Related to Prepayments and
Defeasance Provisions	S-97	Repurchases of Mortgage Loans	S-113
The Master Servicer or the Special		Limited Obligations	S-115
Servicer May Experience Difficulty		Yield Considerations	S-115
in Collecting Rents upon the		Optional Early Termination of the
Default and/or Bankruptcy of a		Issuing Entity May Result in an
Borrower	S-97	Adverse Impact on Your Yield or
Risks Related to Mortgage Loans		May Result in a Loss	S-116
Secured by Multiple Properties	S-97	A Mortgage Loan Seller May Not Be
State Law Limitations Entail Certain		Able To Make a Required
Risks	S-98	Repurchase or Substitution of a
Mortgage Loans Secured by		Defective Mortgage Loan	S-116
Leasehold Interests May Expose		Any Loss of Value Payment Made by
Investors to Greater Risks of		a Mortgage Loan Seller May
Default and Loss	S-99	Prove To Be Insufficient To Cover
Potential Absence of Attornment		All Losses on a Defective
Provisions Entails Risks	S-99	Mortgage Loan	S-116

Risks Related to Borrower Default	S-117	Review of AMF II Mortgage Loans	S-137
Risks Related to Modification of		AMF II’s Underwriting Standards	S-138
Mortgage Loans with Balloon		Exceptions	S-142
Payments	S-117	Servicing	S-142
Risks Related to Certain Payments	S-118	Repurchase Requests	S-142
Risks of Limited Liquidity and Market		THE DEPOSITOR	S-143
Value	S-118	THE ISSUING ENTITY	S-143
The Limited Nature of Ongoing		THE SERVICERS	S-145
Information May Make It Difficult		Generally	S-145
for You To Resell Your		The Master Servicer	S-145
Certificates	S-119	The Special Servicer	S-148
Risks Related to Factors Unrelated		Removal of the Special Servicer	S-150
to the Performance of the		THE TRUSTEE, CERTIFICATE
Certificates and the Mortgage		ADMINISTRATOR AND CUSTODIAN	S-153
Loans, Such as Fluctuations in		Certain Matters Regarding the
Interest Rates and the Supply and		Trustee	S-154
Demand of CMBS Generally	S-119	Resignation and Removal of the
Disproportionate Benefits May Be		Trustee	S-155
Given to Certain Classes	S-120	Certain Matters Regarding the
The Amount of Credit Support Will		Certificate Administrator	S-156
Be Limited	S-120	Trustee and Certificate Administrator
REMIC Status	S-120	Fee	S-158
State and Local Tax Considerations	S-120	PAYING AGENT, CERTIFICATE
Certain Federal Tax Considerations		REGISTRAR, CUSTODIAN AND
Regarding Original Issue Discount	S-121	AUTHENTICATING AGENT	S-158
Tax Considerations Related to		THE OPERATING ADVISOR	S-159
Foreclosure	S-121	CERTAIN RELATIONSHIPS AND
Changes to REMIC Restrictions on		RELATED TRANSACTIONS	S-160
Loan Modifications May Impact an		DESCRIPTION OF THE MORTGAGE
Investment in the Certificates	S-121	POOL	S-161
Risk of Limited Assets	S-122	General	S-161
Risks Relating to Lack of		Security for the Mortgage Loans	S-162
Certificateholder Control over the		Ten Largest Mortgage Loans	S-163
Issuing Entity	S-122	Sale of the Mortgage Loans	S-163
Different Timing of Mortgage Loan		Certain Underwriting Matters	S-164
Amortization Poses Certain Risks	S-123	Split Loan Structures	S-168
Ratings of the Offered Certificates	S-123	Trinity Centre Pari Passu Loan
THE SPONSORS AND THE MORTGAGE		Combination	S-168
LOAN SELLERS	S-125	Poughkeepsie Galleria Pari Passu
UBS Real Estate Securities Inc.	S-125	Loan Combination	S-169
General	S-125	1700 Market Street Pari Passu Loan
UBSRES’ Securitization Program	S-125	Combination	S-170
Review of the UBSRES Mortgage		Additional Mortgage Loan Information	S-171
Loans	S-126	Certain Terms and Conditions of the
UBSRES’ Underwriting Standards	S-127	Mortgage Loans	S-176
Repurchase Requests	S-129	Changes in Mortgage Pool
Barclays Bank PLC	S-131	Characteristics	S-187
General	S-131	DESCRIPTION OF THE OFFERED
Barclays Commercial Mortgage Loan		CERTIFICATES	S-188
Securitization Program	S-131	General	S-188
Review of Barclays Mortgage Loans	S-132	Distributions	S-190
Barclays’ Underwriting Standards	S-133	Distribution of Excess Interest	S-206
Exceptions	S-135	Yield Maintenance Charges	S-206
Archetype Mortgage Funding II LLC	S-137	Application Priority of Mortgage Loan
General	S-137	Collections	S-207
Archetype’s Securitization Program	S-137	Assumed Final Distribution Date	S-209

Realized Losses	S-209	the Special Servicer and the
Prepayment Interest Shortfalls	S-210	Operating Advisor	S-251
Subordination	S-212	Servicer Termination Events	S-254
Appraisal Reductions	S-212	Rights Upon Servicer Termination
Delivery, Form and Denomination	S-216	Event	S-255
Book-Entry Registration	S-217	Waivers of Servicer Termination
Definitive Certificates	S-219	Events	S-257
Certificateholder Communication	S-219	Amendment	S-257
Access to Certificateholders’ Names		No Downgrade Confirmation	S-259
and Addresses	S-219	Evidence of Compliance	S-262
Special Notices	S-219	Voting Rights	S-263
Retention of Certain Certificates by		Realization Upon Mortgage Loans	S-263
Transaction Parties and Their		Sale of Defaulted Mortgage Loans
Respective Affiliates	S-219	and REO Properties	S-265
YIELD AND MATURITY		Modifications	S-267
CONSIDERATIONS	S-220	Optional Termination	S-269
Yield Considerations	S-220	Servicing Compensation and
Weighted Average Life	S-222	Payment of Expenses	S-270
Certain Price/Yield Tables	S-224	Special Servicing	S-271
THE POOLING AND SERVICING		Master Servicer and Special Servicer
AGREEMENT	S-224	Permitted To Buy Certificates	S-278
General	S-224	Reports to Certificateholders;
Servicing of the Mortgage Loans;		Available Information	S-278
Collection of Payments	S-225	Certificate Administrator Reports	S-278
The Directing Holder	S-227	Information Available Electronically	S-281
Limitation on Liability of Directing		Other Information	S-285
Holder	S-231	Master Servicer’s Reports	S-286
The Operating Advisor	S-232	Exchange Act Filings	S-287
General	S-232	USE OF PROCEEDS	S-287
Role of Operating Advisor for		MATERIAL FEDERAL INCOME TAX
Mortgage Loans Prior to Control		CONSEQUENCES	S-288
Termination Event	S-232	General	S-288
Role of Operating Advisor for		Tax Status of Offered Certificates	S-288
Mortgage Loans Only While a		Taxation of Offered Certificates	S-289
Control Termination Event Has		Further Information	S-290
Occurred and Is Continuing	S-233	CERTAIN STATE AND LOCAL TAX
Annual Report	S-235	CONSIDERATIONS	S-291
Removal of the Special Servicer	S-235	ERISA CONSIDERATIONS	S-291
Operating Advisor Termination		METHOD OF DISTRIBUTION
Events	S-235	(UNDERWRITER CONFLICTS OF
Rights upon Operating Advisor		INTEREST)	S-293
Termination Event	S-236	LEGAL INVESTMENT	S-294
Termination of the Operating Advisor		LEGAL MATTERS	S-295
without Cause	S-237	RATINGS	S-295
Operating Advisor Compensation	S-237	LEGAL ASPECTS OF MORTGAGE
Advances	S-238	LOANS IN NEW YORK	S-296
Accounts	S-242	INDEX OF DEFINED TERMS	S-297
Enforcement of “Due-On-Sale” and
“Due-On-Encumbrance” Clauses	S-244	ANNEX A-1—CERTAIN
Inspections	S-246	CHARACTERISTICS OF THE
Insurance Policies	S-246	MORTGAGE LOANS	A-1-1
Assignment of the Mortgage Loans	S-248	ANNEX A-2—CERTAIN POOL
Representations and Warranties;		CHARACTERISTICS OF THE
Repurchase; Substitution	S-249	MORTGAGE LOANS AND
Certain Matters Regarding the		MORTGAGED PROPERTIES	A-2-1
Depositor, the Master Servicer,

ANNEX B—TERM SHEET
(INCLUDING THE DESCRIPTION
OF THE TOP 20 MORTGAGE
LOANS)	B-1
ANNEX C—GLOBAL CLEARANCE,
SETTLEMENT AND TAX
DOCUMENTATION
PROCEDURES	C-1
ANNEX D—DECREMENT TABLES	D-1
ANNEX E—PRICE/YIELD TABLES	E-1
ANNEX F—MORTGAGE LOAN
SELLER REPRESENTATIONS
AND WARRANTIES	F-1
ANNEX G—EXCEPTIONS TO
MORTGAGE LOAN SELLER
REPRESENTATIONS AND
WARRANTIES	G-1
ANNEX H—POUGHKEEPSIE
GALLERIA AMORTIZATION
SCHEDULE	H-1
ANNEX I—CLASS A-AB
SCHEDULED PRINCIPAL
BALANCE SCHEDULE	I-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this prospectus supplement does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement.  The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page S-297 in this prospectus supplement.

In this prospectus supplement:

●	the terms “Depositor,” “we,” “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE

LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)      IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(B)      IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FINANCIAL SERVICES AND MARKETS ACT 2000.

WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS

AND WHO QUALIFY EITHER (A) AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 OR ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001, OR (B) AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 OR ARTICLE 22(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001 (TOGETHER, “EXEMPT PERSONS”).  IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE DEPOSITOR (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.  NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE FOREGOING PARAGRAPH, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

HONG KONG

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE

THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW) AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY SECURITIES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN), OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered in this prospectus supplement and the underlying mortgage loans.

Certificates

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Credit Support	Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window (Mos.)(3)
Offered Certificates
A-1	$72,819,000		30.000%(4)	Fixed	October 2016	1.032%	2.42	1-53
A-2	$105,671,000		30.000%(4)	Fixed	March 2017	2.180%	4.57	53-58
A-3	$657,155,000		30.000%(4)	Fixed	March 2022	3.400%	9.69	112-118
A-AB	$96,008,000		30.000%(4)	Fixed	September 2021	3.002%	7.19	58-112
A-S	$113,130,000		21.500%	Fixed	April 2022	4.171%	9.88	118-119
B	$66,547,000		16.500%	Fixed	April 2022	4.822%	9.92	119-119

Non-Offered Certificates(5)
X-A	$1,044,783,000	(6)	N/A	Variable(6)	N/A	2.561%	N/A	N/A
X-B	$286,151,174	(6)	N/A	Variable(6)	N/A	0.447%	N/A	N/A
C	$49,910,000		12.750%	WAC(7)	April 2022	5.720%	9.92	119-119
D	$74,865,000		7.125%	WAC(7)	April 2022	5.720%	9.92	119-119
E	$26,618,000		5.125%	Fixed(8)	April 2022	5.000%	9.92	119-119
F	$23,292,000		3.375%	Fixed(8)	May 2022	5.000%	9.97	119-120
G	$44,919,174		0.000%	Fixed(8)	May 2022	5.000%	10.01	120-120
V(9)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
R(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
LR(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate; subject to a variance of plus or minus 5.0%.

(2)
The assumed final distribution date with respect to any class of certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date and otherwise based on modeling assumptions described in this prospectus supplement.  The actual performance and experience of the mortgage loans will likely differ from such assumptions.  See “Yield and Maturity Considerations” in this prospectus supplement.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR certificates) is based on (i) certain modeling assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates.

(4)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, in the aggregate.

(5)	None of the classes of certificates set forth in this table are offered by this prospectus supplement.

(6)
The Class X-A and Class X-B certificates will not have certificate balances.  Neither the Class X-A nor the Class X-B certificates are entitled to distributions of principal.  The Class X-A and Class X-B certificates will accrue interest on their respective notional balances and at their respective variable pass-through rates as described in this prospectus supplement under “Description of the Offered Certificates—General” and “—Distributions.”

(7)
For any distribution date, the pass-through rate on the Class C and Class D certificates will each be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs.

(8)
For any distribution date, the pass-through rate on the Class E, Class F and Class G certificates will each be a per annum rate equal to the lesser of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 5.00%.

(9)
The Class V certificates will not have a certificate balance, notional balance, pass-through rate or assumed final distribution date.  The Class V certificates represent undivided interests in the excess interest, as further described in this prospectus supplement.  The Class V certificates will not be entitled to distributions in respect of interest other than excess interest.

(10)
The Class R and Class LR certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class R and Class LR certificates represent, in the case of each such class, the residual interest in a “real estate mortgage investment conduit”, as further described in this prospectus supplement.  The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool

Outstanding Pool Balance(1)	$1,330,934,174
Number of Mortgage Loans(2)	73
Number of Mortgaged Properties	100
Average Cut-off Date Mortgage Loan Balance	$18,231,975
Weighted Average Mortgage Rate(3)	5.6461%
Weighted Average Cut-off Date Remaining Term to Maturity (in months)	112
Weighted Average Underwritten Net Cash Flow Debt Service Coverage Ratio(3)(4)	1.41x
Weighted Average Cut-off Date Loan-to-Value Ratio(4)	66.9%
Cut-off Date Underwritten Net Operating Income Debt Yield(4)	10.6%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)
The mortgage pool includes 3 groups of cross-collateralized and cross-defaulted mortgage loans.  The first group consists of 5 mortgage loans, which collectively represent approximately 3.0% of the outstanding pool balance as of the cut-off date.  The second group consists of 4 mortgage loans, which collectively represent approximately 1.3% of the outstanding pool balance as of the cut-off date.  The third group consists of 3 mortgage loans, which collectively represent approximately 1.3% of the outstanding pool balance as of the cut-off date.

(3)
With respect to the pari passu mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 1700 Market Street, debt service coverage ratio was calculated based on the interest rate of 5.170% per annum as of the cut-off date for such 1700 Market Street pari passu mortgage loan, which interest rate will increase to 5.340% per annum beginning with the interest accrual period related to the payment date in November 2014.

(4)
For each of the pari passu mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street, respectively, the numerical and statistical information relating to loan-to-value ratios and debt yields includes such pari passu mortgage loan (which will be included in the issuing entity) and the related pari passu companion loan (which will not be included in the issuing entity).  For purposes of calculating debt service coverage ratios for each such pari passu mortgage loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after expiration of the initial interest-only period (or, in the case of the Poughkeepsie Galleria pari passu mortgage loan, after the cut-off date, as set forth on Annex H to this prospectus supplement) for the pari passu mortgage loan and the related pari passu companion loan.

SUMMARY

          This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates	UBS Commercial Mortgage Trust 2012-C1, Commercial Mortgage Pass-Through Certificates, Series 2012-C1.

RELEVANT PARTIES

Issuing Entity
UBS Commercial Mortgage Trust 2012-C1, a New York common law trust.  The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement by and among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the custodian and the trustee. See “The Issuing Entity” in this prospectus supplement.

Depositor
UBS Commercial Mortgage Securitization Corp., a Delaware corporation.  Our principal offices are located at 1285 Avenue of the Americas, New York, New York  10019. Our telephone number is (212) 713-2000.  Following the transfer of the mortgage loans to the depositor by or on behalf of the sponsors, the depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates.  See “The Depositor” in this prospectus supplement and the prospectus.

Sponsors
UBS Real Estate Securities Inc., a Delaware corporation, Barclays Bank PLC, a public limited company registered in England and Wales, and Archetype Mortgage Funding II LLC, a Delaware limited liability company.  Each of the sponsors will organize and initiate the securitization transaction described in this prospectus supplement by transferring the mortgage loans to the depositor. See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

Mortgage Loan Sellers
UBS Real Estate Securities Inc., a Delaware corporation, Barclays Bank PLC, a public limited company registered in England and Wales, and Archetype Mortgage Funding II LLC, a Delaware limited liability company.  Each of the mortgage loan sellers will transfer or cause the transfer of its mortgage loans to the depositor.  The mortgage loans have an aggregate principal balance as of the cut-off date of approximately $1,330,934,174.

See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

	The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

		Number		% of Initial
		of		Outstanding
		Mortgage	Total Cut-off Date	Pool
	Mortgage Loan Seller	Loans	Principal Balance	Balance
	UBS Real Estate Securities Inc.	50	$1,082,842,239	81.4%
	Barclays Bank PLC	8	$136,718,424	10.3%
	Archetype Mortgage Funding II LLC	15	$111,373,511	8.4%

	Each mortgage loan seller or one of its affiliates originated or acquired the mortgage loans as to which it is acting as mortgage loan seller.
	See “The Sponsor and the Mortgage Loan Seller” in this prospectus supplement.
Master Servicer
Wells Fargo Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans sold to the depositor (including the pari passu mortgage loans described under “The Mortgage Pool—Characteristics of the Mortgage Pool—Split Loan Structures” below, which will be primary serviced by Wells Fargo Bank, National Association (in the case of the Trinity Centre pari passu mortgage loan and the 1700 Market Street pari passu mortgage loan) and KeyCorp Real Estate Capital Markets, Inc. (in the case of the Poughkeepsie Galleria pari passu mortgage loan) pursuant to the UBS-Citigroup 2011-C1 pooling and servicing agreement). See “The Servicers—The Master Servicer” in this prospectus supplement. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans (other than the pari passu mortgage loans): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making principal and interest advances and property advances under the pooling and servicing agreement with respect to the mortgage loans that it is servicing, subject in each case to there being no nonrecoverability determination. The fee of the master servicer with respect to the mortgage loans will be payable monthly from amounts received in respect of interest on each mortgage loan serviced by the master servicer (prior to application of such payments and collections of interest to make payments on the certificates), and (when combined with the fees of any primary servicers) will accrue at a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement for each mortgage loan (net of the trustee/certificate administrator fee rate and the operating advisor fee rate) on the stated principal balance of the related mortgage loan. The master servicing fee for each mortgage loan will accrue on the same basis as interest accrues on such mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts maintained by the master servicer and certain fees paid by the borrowers. See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Each pari passu mortgage loan and related pari passu companion loan described under “The Mortgage Pool—Characteristics of the Mortgage Pool—Split Loan Structures” below, together comprise a pari passu loan combination. See “Description of the Mortgage Pool—General” and “—Split Loan Structures” in this prospectus supplement for more information on the pari passu loan combinations. The party acting as primary servicer with respect to each pari passu mortgage loan will also be entitled to receive a servicing fee under the 2011-C1 pooling and servicing agreement, which fee is payable monthly from the related pari passu mortgage loan, prior to application of such interest to make payments on the certificates, at a per annum rate of 0.01% (in the case of the Poughkeepsie Galleria pari passu mortgage loan) or 0.07% (in the case of the Trinity Centre pari passu mortgage loan and the 1700 Market Street pari passu mortgage loan), as applicable. See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202.

With respect to 5 mortgage loans, representing approximately 14.6% of the outstanding pool balance as of the cut-off date, KeyCorp Real Estate Capital Markets, Inc. is acting as primary servicer.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be responsible for the servicing and administration of each mortgage loan as to which there is a continuing servicing transfer event and REO properties (other than the pari passu mortgage loans described under “The Mortgage Pool—Characteristics of the Mortgage Pool—Split Loan Structures” below, which will also be initially specially serviced by Midland Loan Services, a Division of PNC Bank, National Association, pursuant to the UBS-Citigroup 2011-C1 pooling and servicing agreement). See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this prospectus supplement. Midland Loan Services, a Division of PNC Bank, National Association, was appointed to be the special servicer at the request of RREF CMBS AIV, LP, which is expected to be the initial directing holder and, on the closing date, is expected to purchase the Class E, Class F and Class G certificates. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will accrue at 0.25% per annum on the stated principal balance of the related specially serviced loan or REO loan (or mortgage loan as to which the related mortgaged property has become an REO property) other than any pari passu mortgage loan, and will be payable monthly. The special servicing fee for each specially serviced loan will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan or REO property or mortgage loan (other than a pari passu mortgage loan) repurchased by the related mortgage loan seller outside of the applicable cure period or as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described in this prospectus supplement, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan will be subject to an aggregate cap per mortgage loan of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The foregoing compensation to the special servicer will be paid from the applicable collections on the mortgage loans prior to application of such collections to make payments on the certificates, and may result in shortfalls in payments to certificateholders. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

Pursuant to a certain interim servicing agreement between Midland Loan Services, on the one hand, and UBS Real Estate Securities Inc. and certain of its affiliates, on the other hand, Midland Loan Services acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and those affiliates thereof, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by UBS Real Estate Securities Inc.

Under the UBS-Citigroup 2011-C1 pooling and servicing agreement, the party acting as special servicer with respect to each pari passu mortgage loan is entitled to receive special servicing compensation (including special servicing fees, workout fees and liquidation fees) similar to the compensation described above, as described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

Trustee, Certificate
Administrator and Custodian
Deutsche Bank Trust Company Americas, a New York banking corporation. The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-UB12C1, and its telephone number is (714) 247-6000. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity (except with respect to each pari passu mortgage loan, for which Deutsche Bank Trust Company Americas, as trustee under the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1 securitization, will be the holder of the related pari passu loan combination pursuant to the pooling and servicing agreement related to such securitization). In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing.

The trustee will also serve as the certificate administrator. The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. In addition, the certificate administrator will have additional duties with respect to tax administration.

The fees of the trustee, certificate administrator and custodian will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to 0.00082% per annum of the stated principal balance of the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

See “The Trustee, Certificate Administrator and Custodian” in this prospectus supplement.

Operating Advisor	TriMont Real Estate Advisors, Inc., a Georgia corporation.

At any time during the period when a “control termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing, with respect to all the mortgage loans (other than the pari passu mortgage loans described under “The Mortgage Pool—Characteristics of the Mortgage Pool—Split Loan Structures” below, for which the initial operating advisor also is TriMont Real Estate Advisors, Inc. under the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1 commercial mortgage securitization, as described under “The Operating Advisor” in this prospectus supplement):

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and the pooling and servicing agreement;

(ii) the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii)
based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

In addition, at any time during the period when a “control termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing, with respect to any pari passu loan combination, the party acting as operating advisor with respect to such pari passu loan combination will have the rights and obligations set forth in clauses (i) through (iii) above with respect to such pari passu loan combination.

After the occurrence and during the continuance of a “consultation termination event,” as described in “The Pooling and Servicing

Agreement—The Directing Holder” in this prospectus supplement, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer, other than with respect to the pari passu loan combinations, as described under “The Servicers—Removal of the Special Servicer” in this prospectus supplement.

In addition, after the occurrence and during the continuance of a “consultation termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, with respect to a pari passu loan combination, if the party acting as operating advisor with respect to such pari passu loan combination determines the party acting as special servicer with respect to such pari passu mortgage loan is not performing its duties as required under the UBS-Citigroup 2011-C1 pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, that operating advisor may recommend the replacement of the special servicer with respect to the applicable pari passu loan combination.

The lead directing holder has the right to replace the party acting as special servicer with respect to each pari passu mortgage loan and appoint a successor special servicer with respect to such pari passu mortgage loan. The operating advisor with respect to such pari passu loan combination, together with the holder of the related pari passu companion loan or its designee, referred to as the “non-lead directing holder” (so long as a “non-lead consultation termination event” does not exist), will have the right to consult with the lead directing holder with respect to any such decision by the lead directing holder.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity (other than any pari passu mortgage loan) (including any REO loan other than any pari passu mortgage loan) and the operating advisor fee rate of 0.00115% per annum. Under the UBS-Citigroup 2011-C1 pooling and servicing agreement, the party acting as operating advisor with respect to each pari passu mortgage loan is entitled to receive a fee payable on each distribution date, calculated based on the stated principal balance of each pari passu mortgage loan and a rate of 0.0028% per annum.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor,” and “The Operating Advisor” in this prospectus supplement.

The Directing Holder
With respect to each mortgage loan (including the pari passu mortgage loans described in “The Mortgage Pool—Characteristics of the Mortgage Pool—Split Loan Structures” below), the directing holder, referred to as the “lead directing holder”, will be the controlling class certificateholder (or a representative of the controlling class certificateholder) selected by more than 50% of the controlling class certificateholders, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint the lead directing holder.

For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the lead directing holder will have certain consent and consultation rights under the pooling and servicing agreement (or, with respect to the pari passu loan combinations, under the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1 pooling and servicing agreement) under certain circumstances.

At any time a “control termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement), the consent rights of the lead directing holder will terminate, but the lead directing holder will retain consultation rights under the pooling and servicing agreement (or, with respect to the pari passu loan combinations, under the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1 pooling and servicing agreement) under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced by any payments of principal and any realized losses, but without regard to appraisal reduction amounts, allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement), all of the rights of the lead directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

With respect to each pari passu mortgage loan and related pari passu companion loan described in “The Mortgage Pool—Characteristics of the Mortgage Pool—Split Loan Structures” below, the directing holder will be the lead directing holder.

The lead directing holder has the right to replace the party acting as special servicer with respect to each pari passu mortgage loan and appoint a successor special servicer with respect to such pari passu mortgage loan. The operating advisor with respect to such pari passu loan combination, together with the non-lead directing holder (so long as a “non-lead consultation termination event” does not exist), will have the right to consult with the lead directing holder with respect to any such decision by the lead directing holder.

See “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

It is anticipated that RREF CMBS AIV, LP will be the initial lead directing holder with respect to each mortgage loan and each pari passu companion loan.

Rialto Real Estate Fund, LP (or one of its affiliates or investment funds for which it is a manager, agent or representative), an affiliate of RREF CMBS AIV, LP, is the current non-lead directing holder with respect to each pari passu mortgage loan and related pari passu companion loan.

Underwriters
UBS Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nomura Securities International, Inc. are the underwriters.  UBS Securities LLC is an affiliate of UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller.  Barclays Capital Inc. is an affiliate of Barclays Bank PLC, which is a sponsor and a mortgage loan seller and also provides warehouse financing to Archetype Mortgage Funding II LLC, another sponsor and mortgage loan seller.  The underwriters are required to purchase the certificates offered in this prospectus supplement from the depositor (in the amounts set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement), subject to certain conditions.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) will be directed to affiliates of UBS Securities LLC and Barclays Capital Inc. See “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement.

Affiliates and Other
Relationships	UBS Commercial Mortgage Securitization Corp., the depositor, is an affiliate of UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller, and UBS Securities LLC, an underwriter.

Barclays Bank PLC, a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter.

Barclays Bank PLC provides warehouse financing to Archetype Mortgage Funding II LLC, a sponsor and a mortgage loan seller,

and RAIT CMBS Conduit II, LLC, an originator of one of the mortgage loans that Barclays Bank PLC is selling to the depositor, in each case through a repurchase facility. Certain of the mortgage loans that Archetype Mortgage Funding II LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Archetype Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to make payments to Barclays Bank PLC as the repurchase agreement counterparty. Proceeds received by RAIT CMBS Conduit II, LLC in connection with the sale by Barclays Bank PLC to the depositor of the mortgage loan originated by RAIT CMBS Conduit II, LLC will be applied, among other things, to reacquire the related financed mortgage loan and make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association and UBS Real Estate Securities Inc., Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by UBS Real Estate Securities Inc. (approximately $786,232,187 outstanding pool balance as of the cut-off date).

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and UBS Real Estate Securities Inc., Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by UBS Real Estate Securities Inc. (approximately $159,250,000 outstanding pool balance as of the cut-off date).

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Barclays Bank PLC, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Barclays Bank PLC and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by Barclays Bank PLC (approximately $61,919,443 outstanding pool balance as of the cut-off date).

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Archetype Mortgage Funding II LLC, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans owned from time to time by Archetype Mortgage Funding II LLC, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding II LLC (approximately $111,373,511 outstanding pool balance as of the cut-off date).

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the related due date of such mortgage loan in May 2012 (or May 1, 2012 if such mortgage loan does not have a due date in May 2012).

Closing Date	On or about May 8, 2012.

Distribution Date	The 4th business day following the determination date in each month, commencing in June 2012. The initial distribution date will be June 12, 2012.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The 6th day of each month, or if such 6th day is not a business day, the following business day, commencing in June 2012.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class V, Class R and Class LR certificates), the calendar month immediately preceding the month in which that distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering the following classes of UBS Commercial Mortgage Trust 2012-C1, Commercial Mortgage Pass-Through Certificates, Series 2012-C1:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-AB

	●	Class A-S

	●	Class B

The issuing entity, UBS Commercial Mortgage Trust 2012-C1, will issue the above classes and the following classes, which are not being offered through this prospectus supplement and the accompanying prospectus: Class X-A, Class X-B, Class C, Class D, Class E, Class F, Class G, Class V, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 73 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 100 commercial, multifamily and manufactured housing community properties.

Certificate Balances	The various classes of the offered certificates will have the respective approximate initial certificate balances set forth below, in each case subject to a permitted variance of plus or minus 5.0%.

	Class A-1	$72,819,000
	Class A-2	$105,671,000
	Class A-3	$657,155,000
	Class A-AB	$96,008,000
	Class A-S	$113,130,000
	Class B	$66,547,000

The certificates that are not offered in this prospectus supplement (other than the Class V, Class R and Class LR certificates) will have the respective initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary—Certificates” in this prospectus supplement.

The Class X-A and Class X-B certificates will not have certificate balances or entitle their holders to distributions of principal. The Class X-A and Class X-B certificates will, in the case of each of those classes, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $1,044,783,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of the Class B, Class C, Class D, Class E, Class F and Class G certificates outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $286,151,174.

Pass-Through Rates
Each class of certificates (other than the Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which is set forth or otherwise described below:

●
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class B certificates will be fixed at 1.032%, 2.180%, 3.400%, 3.002%, 4.171% and 4.822%, respectively, per annum.

●
The pass-through rate applicable to the Class C and Class D certificates will each be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

●
The pass-through rate applicable to the Class E, Class F and Class G certificates will each be a per annum rate equal to the lesser of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs and (ii) 5.000%.

●
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately 2.561% per annum and (ii) Class X-B certificates will equal approximately 0.447% per annum.

●
The pass-through rate for the Class X-A certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, at which interest accrues from time to time on the 5 respective components of the notional balance of the Class X-A certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those 5 components will be comprised of the respective certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates. For purposes of the accrual of interest on the Class X-A certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-A strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

●
For a more detailed discussion of the Class X-A strip rates and the pass-through rate applicable to the Class X-A certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

●
The pass-through rate for the Class X-B certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-B strip rates, at which interest accrues from time to time on the 6 respective components of the notional balance of the Class X-B certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those 6 components will be comprised of the respective certificate balances of the Class B, Class C, Class D, Class E, Class F and Class G certificates. For purposes of the accrual of interest on the Class X-B certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-B strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

●
For a more detailed discussion of the Class X-B strip rates and the pass-through rate applicable to the Class X-B certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Class V, Class R and Class LR certificates will not have pass-through rates.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Assumed Final
Distribution Date	The assumed final distribution dates of the various classes of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date.” Accordingly, if those assumptions prove to be inaccurate, then the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).
Assumed Final
	Class Designation	Distribution Date
	Class A-1	October 2016
	Class A-2	March 2017
	Class A-3	March 2022
	Class A-AB	September 2021
	Class A-S	April 2022
	Class B	April 2022

Distributions of Interest	Each class of certificates (other than the Class V, Class R and Class LR certificates) will bear interest. In each case, that interest will accrue during each interest accrual period based upon:

	●	the pass-through rate applicable for the particular class of certificates for the related distribution date;

	●	the certificate balance or notional balance, as the case may be, of the particular class of certificates outstanding immediately prior to the related distribution date; and

	●	the assumption that each year consists of twelve 30-day months.

If a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement, distributions of interest on the offered certificates may be reduced.

On each distribution date, subject to available funds and the payment priority described under “—Subordination; Allocation of Losses and Certain Expenses” below, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

A description of the interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found under “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Distribution of Available Funds” in this prospectus supplement.

The Class V certificates will not be entitled to distributions of interest other than excess interest. Neither the Class R certificates nor the Class LR certificates will be entitled to any distributions of interest.

Distributions of Principal
Subject to available funds and the payment priority described under “—Subordination; Allocation of Losses and Certain Expenses” below, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total certificate balance of their particular class.

Subject to adjustment as described in the provisos of the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement, the total distributions of principal to be made on the certificates (exclusive of the Class X-A, Class X-B, Class V, Class R and Class LR certificates) on any distribution date will, in general, be a function of:

●
the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

● the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

Payments of principal to the holders of the various classes of certificates with certificate balances will be made in a specified sequential order. On any distribution date, subject to the discussion in the next paragraph and under “Description of the Offered Certificates—Distributions—Distributions of Available Funds” in this prospectus supplement, amounts allocable to distributable principal will be applied to make distributions of principal with respect to the following classes of certificates in the following order:

First, to the Class A-AB certificates, until the certificate balance of the Class A-AB certificates is reduced to the scheduled principal balance for such distribution date set forth in Annex I to this prospectus supplement;

Second, to the Class A-1 certificates, until the certificate balance of the Class A-1 certificates is reduced to zero;

Third, to the Class A-2 certificates, until the certificate balance of the Class A-2 certificates is reduced to zero;

Fourth, to the Class A-3 certificates, until the certificate balance of the Class A-3 certificates is reduced to zero;

Fifth, to the Class A-AB certificates, until the certificate balance of the Class A-AB certificates is reduced to zero;

Sixth, to the Class A-S certificates, until the certificate balance of the Class A-S certificates is reduced to zero;

Seventh, to the Class B certificates, until the certificate balance of the Class B certificates is reduced to zero; and

Eighth, to the other certificates with certificate balances.

Because of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total certificate balance of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates could be reduced to zero at a time when any two or more classes of the offered certificates remain outstanding. Under those circumstances, any payments of principal on the outstanding classes of the Class A-1, Class A-2, Class A-3 and Class A-AB certificates will be made among those classes of certificates on a pro rata basis, rather than sequentially, in accordance with their respective certificate balances.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this prospectus supplement.

None of the Class X-A, Class X-B, Class V, Class R or Class LR certificates will be entitled to any distributions of principal.

Yield Maintenance Charges	Yield maintenance charges will be allocated as described under “Description of the Offered Certificates—Distributions—Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield
Considerations
The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments and liquidations following defaults) on the mortgage loans and payments with respect to purchases and repurchases of the mortgage loans that are applied in reduction of the certificate balance of that class. The yield to investors will also be sensitive to the magnitude of losses on the mortgage loans due to liquidations. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” and “Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the prospectus.

Subordination; Allocation of
Losses and Certain Expenses
The chart below illustrates the manner in which the rights of various classes (other than the Class V certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A or Class X-B certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A or Class X-B certificates will reduce the notional balances of the Class X-A or Class X-B certificates and, therefore, the amount of interest those classes accrue.

Class A-1, Class A-2,
Class A-3, Class A-AB,
Class X-A(1) and
Class X-B(1) certificates

Class A-S certificates

Class B certificates

Class C certificates

Class D certificates

Class E certificates

Class F certificates

Class G certificates

Class R and Class LR
certificates(2)

	(1)	The Class X-A and Class X-B certificates are interest-only certificates.

	(2)	The Class R and Class LR certificates will not be entitled to principal or interest distributions.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered by this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) that portion, if any, of the master servicing fee payable to the master servicer to be applied to cover such shortfalls and (y) the amount of mortgage loan interest (exclusive of default interest and excess interest) that accrues and is collected with respect to any principal prepayment that is made during any collection period after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts of currently accrued interest with respect to each such class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement.

Shortfalls in Pool
Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

	●	shortfalls resulting from special servicing fees, workout fees and liquidation fees to which the special servicer is entitled;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

	●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A. General
The master servicer is required to advance delinquent monthly payments of principal and/or non-default interest (net of related master servicing fees) on a mortgage loan (including any pari passu mortgage loan, but not any related pari passu companion loan) if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on the anticipated repayment date loan), net of the related master servicing fee rate. The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any pari passu companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, net of the related master and primary servicing fee rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this prospectus supplement, subject to a recoverability determination. The master servicer will also be obligated (subject to the limitations described in this prospectus supplement and except with respect to the pari passu mortgage loans) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. The master servicer will not be required to make an advance to the extent that it has received written notice that the special servicer determines that such advance would not be ultimately recoverable from collections on the related mortgage loan.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of recoverability out of related loan collections. The trustee will be entitled to conclusively rely on any determination of non-recoverability made by the master servicer or the special servicer.

The master servicer (or, if the master servicer fails to make any required advance, the related trustee) under the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1 commercial mortgage securitization will be obligated to make property advances with respect to the pari passu loan combinations (each of which includes a pari passu mortgage loan that is included in the issuing entity and a related pari passu companion loan that is not included in the issuing entity) in accordance with the terms of the UBS-Citigroup 2011-C1 pooling and servicing agreement.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

B. Appraisal Reduction Event
Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer (or, with respect to each pari passu mortgage loan, the party acting as special servicer with respect to such pari passu mortgage loan) to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amount with respect to such mortgage loan, and the denominator of which is the stated principal balance of the mortgage loan. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of interest-bearing certificates then outstanding.

Each pari passu mortgage loan is subject to the provisions in the UBS-Citigroup 2011-C1 pooling and servicing agreement relating to appraisal reductions that are substantially similar, but not identical to, the provisions set forth above.

The existence of an appraisal reduction in respect of any pari passu mortgage loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make principal and interest advances on such pari passu mortgage loan.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

	●	Description of the Mortgage Pool;

	●	Annex A-1 (Certain Characteristics of the Mortgage Loans);

	●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

	●	Annex B (Term Sheet (Including the Description of the Top 20 Mortgage Loans)).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the outstanding pool balance as of the cut-off date or of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated asset amount attributed to such mortgaged property.

For purposes of calculating the loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per unit, in this prospectus supplement, the principal balance taken into account is the aggregate of the principal balances of the pari passu mortgage loan and the related pari passu companion loan. For purposes of calculating debt service coverage ratios in this prospectus supplement, the annual debt service of each pari passu mortgage loan is the aggregate of the principal and interest payments due in the first 12 months after the expiration of the initial interest-only period for such pari passu mortgage loan and the related pari passu companion loan (or, in the case of the pari passu mortgage loan identified on Annex A-1 to this prospectus supplement as Poughkeepsie Galleria, the cut-off date). See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement for more information regarding the aggregate loan-to-value ratio and debt service coverage ratio for a mortgage loan with a pari passu companion loan.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

All
Mortgage Loans
Number of Mortgage Loans(1)	73
Number of Mortgaged Properties	100
Number of Amortizing Balloon Mortgage Loans(2)	68
Number of Partial Interest-Only Mortgage Loans(3)	3
Number of Interest-Only Mortgage Loans	2
Aggregate Principal Balance	$1,330,934,174

Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$2,239,657
Maximum Mortgage Loan Balance	$120,000,000

Average Mortgage Loan Principal Balance	$18,231,975

Range of Mortgage Rates
Minimum Mortgage Rate	4.8000%
Maximum Mortgage Rate	6.6115%

Weighted Average Mortgage Rate(4)	5.6461%

Range of Original Terms to Maturity
Minimum Original Term	60 months
Maximum Original Term	120 months

Weighted Average Original Term to Maturity	115 months

Range of Remaining Terms to Maturity
Minimum Remaining Term	53 months
Maximum Remaining Term	120 months

Weighted Average Remaining Term to Maturity	112 months

Range of Remaining Amortization Terms
Minimum Remaining Amortization Term	240 months
Maximum Remaining Amortization Term	360 months

Weighted Average Remaining Amortization Term	342 months

Range of Loan-to-Value Ratios(5)
Minimum Loan-to-Value Ratio	53.3%
Maximum Loan-to-Value Ratio	74.9%

Weighted Average Loan-to-Value Ratio(5)	66.9%

Range of U/W NCF Debt Service Coverage Ratios(5)
Minimum U/W NCF Debt Service Coverage Ratio	1.13x
Maximum U/W NCF Debt Service Coverage Ratio	2.34x

Weighted Average U/W NCF Debt Service Coverage Ratio(5)	1.41x

Range of U/W NOI Debt Yields(5)
Minimum U/W NOI Debt Yield	5.9%
Maximum U/W NOI Debt Yield	15.3%

Weighted Average U/W NOI Debt Yield(5)	10.6%

(1)
The mortgage pool includes 3 groups of cross-collateralized and cross-defaulted mortgage loans. The first group consists of 5 mortgage loans, which collectively represent approximately 3.0% of the outstanding pool balance as of the cut-off date. The second group consists of 4 mortgage loans, which collectively represent approximately 1.3% of the outstanding pool balance as of the cut-off date. The third group consists of 3 mortgage loans, which collectively represent approximately 1.3% of the outstanding pool balance as of the cut-off date.

(2)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.
(3)
Three (3) mortgage loans representing approximately 16.8% of the outstanding pool balance as of the cut-off date, have a partial interest-only period. The interest-only periods for these mortgage loans range from 16 months to 23 months following the cut-off date.

(4)
With respect to the pari passu mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 1700 Market Street, debt service coverage ratio was calculated based on the interest rate of 5.170% per annum as of the cut-off date for such 1700 Market Street pari passu mortgage loan, which interest rate will increase to 5.340% per annum beginning on the payment date in November 2014.

(5)	For each of the pari passu mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Trinity

Centre, Poughkeepsie Galleria and 1700 Market Street, respectively, the numerical and statistical information relating to loan-to-value ratios and debt yields includes such pari passu mortgage loan (which will be included in the issuing entity) and the related pari passu companion loan (which will not be included in the issuing entity). For purposes of calculating debt service coverage ratios for each such pari passu mortgage loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after expiration of the initial interest-only period (or, in the case of the Poughkeepsie Galleria pari passu mortgage loan, after the cut-off date) for the pari passu mortgage loan and the related pari passu companion loan. For each mortgage loan that is part of a group of cross-collateralized and cross-defaulted mortgage loans, the loan-to-value ratios, debt service coverage ratios and debt yields are calculated on an aggregate basis taking into account all of the mortgage loans that are part of the applicable group of cross-collateralized and cross-defaulted mortgage loans.

B. Split Loan Structures
The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Trinity Centre, representing approximately 6.6% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $88,000,000, is secured by a mortgaged property that also secures a pari passu companion loan that is not included in the mortgage pool, which pari passu companion loan has an outstanding principal balance as of the cut-off date of $72,000,000. The Trinity Centre pari passu companion loan is pari passu in right of payment to the Trinity Centre pari passu mortgage loan. The Trinity Centre pari passu companion loan was deposited into the issuing entity created in connection with the issuance of the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1. The holder of the Trinity Centre pari passu companion loan has certain consultation rights with respect to the Trinity Centre pari passu mortgage loan included in the issuing entity as described under “Description of the Mortgage Pool—Split Loan Structures—Trinity Centre Pari Passu Loan Combination.” The Trinity Centre pari passu mortgage loan and the Trinity Centre pari passu companion loan are being serviced and administered by Wells Fargo Bank, National Association, as master servicer, and by Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1. For additional information regarding the Trinity Centre pari passu mortgage loan, see “Description of the Mortgage Pool—Split Loan Structures— Trinity Centre Pari Passu Loan Combination” in this prospectus supplement and “Annex B—Term Sheet (Including the Description of the Top 20 Mortgage Loans)—Trinity Centre”.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Poughkeepsie Galleria, representing approximately 6.4% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $84,872,577, is secured by a mortgaged property that also secures a pari passu companion loan that is not included in the mortgage pool, which pari passu companion loan has an outstanding principal balance as of the cut-off date of $69,441,199. The Poughkeepsie Galleria pari passu companion loan is pari passu in right of payment to the Poughkeepsie Galleria pari passu mortgage loan. The Poughkeepsie Galleria pari passu companion loan was deposited into the issuing entity created in connection with the issuance of the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1. The holder of the Poughkeepsie Galleria pari passu companion loan has certain consultation rights with respect to the Poughkeepsie Galleria pari passu mortgage loan included in the issuing entity as described under “Description of the Mortgage Pool—Split Loan Structures—Poughkeepsie Galleria Pari Passu Loan Combination.” The Poughkeepsie Galleria pari passu mortgage loan and the Poughkeepsie Galleria pari passu companion loan are being serviced and administered by Wells Fargo Bank, National Association, as master servicer, and by Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1. For additional information regarding the Poughkeepsie Galleria pari passu loan combination, see “Description of the Mortgage Pool—Split Loan Structures—Poughkeepsie Galleria Pari Passu Loan Combination” in this prospectus supplement and “Annex B—Term Sheet (Including the Description of the Top 20 Mortgage Loans)—Poughkeepsie Galleria”.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 1700 Market Street, representing approximately 4.6% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $61,050,000, is secured by a mortgaged property that also secures a pari passu companion loan that is not included in the mortgage pool, which pari passu companion loan has an outstanding principal balance as of the cut-off date of $49,950,000. The 1700 Market Street pari passu companion loan is pari passu in right of payment to the 1700 Market Street pari passu mortgage loan. The 1700 Market Street pari passu companion loan was deposited into the issuing entity created in connection with the issuance of the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1. The holder of the 1700 Market Street pari passu companion loan has certain consultation rights with respect to the 1700 Market Street pari passu mortgage loan included in the issuing entity as described under “Description of the Mortgage Pool—Split Loan Structures—1700 Market Street Pari Passu Loan Combination.” The 1700 Market Street pari passu mortgage loan and the 1700 Market Street pari passu companion loan are being serviced and administered by Wells Fargo Bank, National Association, as master servicer, and by Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through

Certificates, Series 2011-C1. For additional information regarding the 1700 Market Street pari passu mortgage loan, see “Description of the Mortgage Pool—Split Loan Structures—1700 Market Street Pari Passu Loan Combination” in this prospectus supplement and “Annex B—Term Sheet (Including the Description of the Top 20 Mortgage Loans)—1700 Market Street”.

The Trinity Centre pari passu mortgage loan, the Poughkeepsie Galleria pari passu mortgage loan and the 1700 Market Street pari passu mortgage loan are each referred to as a “pari passu mortgage loan” in this prospectus supplement. The Trinity Centre pari passu companion loan, the Poughkeepsie Galleria pari passu companion loan and the 1700 Market Street pari passu companion loan are each referred to as a “pari passu companion loan” in this prospectus supplement.

C. Security for the Mortgage Loans	All of the mortgage loans will consist of mortgage loans secured by first liens on mortgaged properties.

D. Nonrecourse	All of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

E. Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property, a fee simple estate in the land beneath an income producing property, or, in the case of certain mortgaged properties, a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate, as set forth below.

	Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
	Fee Simple Estate(2)	99	94.4%
	Leasehold Estate	1	5.6
	Total	100	100.0%
	(1)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

	(2)	Includes mortgage loans secured by the borrower’s leasehold interest in the related mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

F. Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured by those mortgaged properties, for each indicated purpose are:

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Retail	26	$385,372,993	29.0%
Anchored	14	237,728,017	17.9
Regional Mall	1	84,872,577	6.4
Unanchored	6	32,538,932	2.4
Shadow Anchored	3	22,341,704	1.7
Single Tenant	2	7,891,764	0.6
Office	15	$383,060,618	28.8%
CBD	6	321,614,322	24.2
Suburban	7	40,997,444	3.1
Medical Office	2	20,448,852	1.5
Hospitality	14	$179,185,375	13.5%
Limited Service	13	113,509,656	8.5
Full Service	1	65,675,719	4.9
Multifamily	23	$125,344,594	9.4%
Conventional	22	$98,902,428	7.4
Student Housing	1	$26,442,167	2.0
Net Lease(2)	1	$120,000,000	9.0%
Industrial(3)	6	$57,187,855	4.3%
Manufactured Housing Community	6	$30,954,404	2.3%
Mixed Use(4)	4	$26,003,182	2.0%
Self Storage	5	$23,825,152	1.8%
Total	100	$1,330,934,174	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)
One (1) mortgaged property identified on Annex A-1 to this prospectus supplement as Dream Hotel Downtown Net Lease, is comprised only of the borrower’s fee simple interest in a hospitality property, subject to the rights of net lease tenants under net leases, as described under “Annex B—Term Sheet (Including the description of the Top 20 Mortgage Loans)—Dream Hotel Downtown Net Lease.” See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” and “—Net Lease Properties Have Special Risks” in this prospectus supplement.

(3)	Includes cold storage.

(4)	Includes retail/office, retail/multifamily and office/industrial/retail properties.

G. Property Locations
The mortgaged properties are located in 31 separate states. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.7% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

	State/Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
	New York	10	$394,070,389	29.6%
	Illinois	23	$117,451,354	8.8%
	Ohio	6	$83,167,314	6.2%
	Tennessee	3	$78,828,191	5.9%
	California	10	$76,345,092	5.7%
	Other	48	$581,071,834	43.7%
	Total	100	$1,330,934,174	100.0%

	(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

Because the foregoing table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

	See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

H. Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

	Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
	6th	0	48	79.9%
	6th	5	1	1.1%
	1st	0	6	8.5%
	1st	5	18	10.4%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan and before default interest begins accruing. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 for information on the number of days before a payment default is an event of default under each mortgage loan.

I. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

	Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
	Amortizing Balloon(1)	68	$951,884,174	71.5%
	Interest Only, then Amortizing(2)	3	$224,050,000	16.8%
	Interest Only	2	$155,000,000	11.6%
	Total	73	$1,330,934,174	100.0%

	(1)	Does not include mortgage loans that are partial interest-only mortgage loans.

	(2)
Includes 3 mortgage loans that pay interest-only for a period ranging from the first 16 scheduled payments to the first 23 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such mortgage loan. Each such mortgage loan therefore has an expected balloon balance at the maturity date.

J. Refinanced Loans
As of the cut-off date, the mortgage loan secured by the mortgaged property identified as Devonshire Portfolio – Pine Lake Center on Annex A-1 to this prospectus supplement, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, is a refinancing of another mortgage loan that was delinquent and beyond its maturity date.

K. Properties With
No Prior Operating History
One (1) of the mortgage loans, representing approximately 0.3% of the outstanding pool balance as of the cut-off date, is secured in whole or in part by a mortgaged property that was recently constructed and has no prior operating history or historical financial information.

L. Voluntary Prepayment
Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics:

	Defeasance and Prepayment

		Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
	Lockout/Defeasance(1)	66	$1,195,518,564	89.8%
	Lockout/ Yield Maintenance(2)	6	124,926,970	9.4
	Yield Maintenance	1	10,488,641	0.8
	Total	73	$1,330,934,174	100.0%

	(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least 2 years after the closing date of the securitization.

	(2)	Each related initial lockout period is at least 11 months after the cut-off date.

	Lock-Out Period and Open Period for Yield Maintenance Loans

Set forth below are the respective lock-out periods and open periods with respect to each of the mortgage loans that permit prepayment with a yield maintenance charge (which amount is at least 1% of the prepaid amount):

	Property Name	Cut-off Date Balance	% of Total Cut-off Date Balance	Lock-Out (Months)	Open (Months)
	Tollgate
	Marketplace	$35,000,000	2.6%	24	4
	TNP Portfolio	$33,098,982	2.5%	25	3
	CrossMar Cold
	Storage	$22,700,000	1.7%	25	3
	Emerald Coast
	Hotel Portfolio	$19,600,544	1.5%	12	3
	Hayden Island –
	Harbor Shops	$10,488,641	0.8%	0	7
	Quince Center	$8,533,029	0.6%	12	3
	56 Perimeter East	$5,994,415	0.5%	48	4

All of the mortgage loans that provide for defeasance also provide for an open period that occurs immediately prior to and including the stated maturity date set forth on Annex A-1 during which such mortgage loan is freely prepayable without the requirement to defease such mortgage loan, which open period ranges from 3 to 7 scheduled payments (through and including the stated maturity date).

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

M. Compliance with
Underwriting Standards
The mortgage loans originated or acquired by UBS Real Estate Securities Inc. were originated or, in the case of the mortgage loan identified on Annex A-1 to this prospectus supplement as Thicket Mill MHC, reunderwritten, in accordance with UBS Real Estate Securities Inc.’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards” in this prospectus supplement. The mortgage loans originated or acquired by Barclays Bank PLC were originated or reunderwritten in accordance with Barclays Bank PLC’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers— Barclays Bank PLC—Barclays’ Underwriting Standards” in this prospectus supplement. The mortgage loans originated or acquired by Archetype Mortgage Funding II LLC were originated in accordance with Archetype Mortgage Funding II LLC’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—Archetype Mortgage Funding II LLC—AMF II’s Underwriting Standards” in this prospectus supplement.

N.	Mortgage Loans with
Related Borrowers	Nine (9) groups of mortgage loans, representing approximately 17.2% of the outstanding pool balance as of the cut-off date, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The foregoing includes any cross-collateralized and cross-defaulted loans but does not include any particular mortgage loan that has multiple affiliated borrowers.

O.	Ten Largest
Mortgage Loans

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Interest Rate	Remaining Term to Maturity (Months)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV at Maturity	NOI DY
Dream Hotel Downtown
Net Lease	$120,000,000	9.0%	5.1790%	118	1.13x	70.6%	70.6%	5.9%
Civic Opera House	94,708,353	7.1%	5.8830%	117	1.23x	72.9%	61.8%	9.9%
Trinity Centre(1)	88,000,000	6.6%	5.8975%	112	1.31x	59.3%	51.3%	10.5%
Poughkeepsie Galleria(1)	84,872,577	6.4%	6.6115%	114	1.28x	65.1%	57.3%	10.2%
Hartford 21	75,000,000	5.6%	5.4490%	119	1.29x	69.4%	60.8%	9.1%
Hilton Nashville Downtown	65,675,719	4.9%	5.1970%	117	1.90x	64.4%	48.7%	15.3%
1700 Market Street(1)(2)	61,050,000	4.6%	5.1700%	53	1.41x	69.4%	66.5%	10.2%
Bridgewater Falls	60,307,749	4.5%	5.7005%	117	1.32x	73.0%	61.6%	9.9%
101 5th Avenue	52,389,270	3.9%	5.3460%	118	1.29x	61.6%	51.3%	9.1%
Tharaldson Portfolio(3)	40,491,809	3.0%	6.0360%	119	1.43x	66.3%	51.5%	12.6%
Total/Wtd. Avg	$742,495,476	55.8%	5.6467%	111	1.33x	67.5%	59.3%	9.9%

(1)
For each of the pari passu mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street, respectively, the numerical and statistical information relating to loan-to-value ratios and debt yields includes such pari passu mortgage loan (which will be included in the issuing entity) and the related pari passu companion loan (which will not be included in the issuing entity). For purposes of calculating debt service coverage ratios for each such pari passu mortgage loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after expiration of the initial interest-only period (or, in the case of the Poughkeepsie Galleria pari passu mortgage loan, after the cut-off date) for the pari passu mortgage loan and the related pari passu companion loan.

(2)
With respect to the pari passu mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 1700 Market Street, the debt service coverage ratio was calculated based on the interest rate of 5.170% per annum as of the cut-off date for such 1700 Market Street pari passu mortgage loan, which interest rate will increase to 5.340% per annum beginning on the payment date in November 2014.

(3)
Tharaldson Portfolio consists of five cross-collateralized and cross-defaulted mortgage loans secured by mortgaged properties identified on Annex A-1 to this prospectus supplement as Rancho Cucamonga/Ontario Courtyard by Marriott, Daytona Residence Inn, Rancho Cucamonga/Ontario Hilton Garden Inn, Corona Residence Inn and San Bernardino Fairfield Inn. The loan-to-value ratios, debt service coverage ratios and debt yields are calculated on an aggregate basis taking into account all of the mortgage loans that are part of the Tharaldson Portfolio.

With respect to each of the above mortgage loans additional information is set forth in Annex B to this prospectus supplement.

ADDITIONAL CONSIDERATIONS

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans. Exercise of this option will affect the termination of the issuing entity and retirement of the then outstanding certificates. Following the date on which the Class A-1 through Class D certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates

(including the Class X-B certificates, but excluding the Class V, Class R and Class LR certificates), remaining in the issuing entity; provided that the sole remaining certificateholders makes a payment to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement and “Description of the Certificates—Termination” in the accompanying prospectus.

Repurchase Obligation
Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution.” If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement. If the related mortgage loan seller or its affiliate, as applicable, opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage Loans and REO Properties; Right of First Refusal; Purchase Options

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties (other than any mortgaged property securing a pari passu mortgage loan) and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders, as a collective whole as if such certificateholders constitute a single lender; provided, however, that the lead directing holder (unless a consultation termination event has occurred and is continuing) will have a right of first refusal with respect to any sale of a defaulted mortgage loan being sold for a price less than the sum of the outstanding principal balance thereof, accrued and unpaid interest thereon and any outstanding advances and certain expenses related thereto. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Furthermore any mezzanine loan lender will have an option to purchase the related mortgage loan after a default or transfer to special servicing pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

There may be other purchase options with respect to certain mortgaged properties that are in favor of a tenant or another third-party as discussed elsewhere in this prospectus supplement. See “Risk Factors—Risks Related to the Mortgage Loans—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” and “—Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders” in this prospectus supplement.

Pursuant to the UBS-Citigroup 2011-C1 pooling and servicing agreement, the party acting as special servicer with respect to each pari passu mortgage loan is required to solicit offers for REO properties relating to each pari passu mortgage loan.

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interest may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, mortgage loan sellers, underwriters, trustee, certificate administrator, master servicer, special servicer, operating advisor or any of their respective affiliates;

●
the relationships, including financial dealings, of the mortgage loan sellers, master servicer, special servicer, operating advisor or any of their respective affiliates with any borrower or loan sponsor;

	●	the obligation of the special servicer or the special servicer related to the pari passu loan combinations to take actions at the direction of the directing holder;

●
the broker-dealer activities of the underwriters and their respective affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

	●	the activities of the master servicer, special servicer, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

Certain Material Federal Income Tax Consequences

Elections will be made to treat portions of the issuing entity (exclusive of excess interest) as two separate real estate mortgage investment conduits or REMICs, referred to as the lower-tier REMIC and the upper-tier REMIC, for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

In addition, in the opinion of counsel, the portion of the issuing entity consisting of excess interest, which is beneficially owned by the holders of the Class V certificates, and related amounts in the Class V Distribution Account, will be treated as a grantor trust for federal income tax purposes.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

	●	Each class of offered certificates will constitute a class of “regular interests” in the upper-tier REMIC.

	●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

	●	Each class of offered certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted substantially identical administrative exemptions to UBS Securities LLC, Prohibited Transaction Exemption 91-22, and to Barclays Capital Inc., Final Authorization Number 2004-03E, each as amended by Prohibited Transaction Exemption 2007-05, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of certain mortgage pass-through certificates sold in an underwriting where UBS Securities LLC or Barclays Capital Inc. is the lead or co-lead manager and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to UBS Securities LLC and Barclays Capital Inc. will generally apply to the certificates offered in this prospectus supplement; provided that certain conditions are satisfied. See “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the prospectus.

Ratings
It is a condition to their issuance that each class of the offered certificates will receive investment grade credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

Important Disclaimer: Credit ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.  Each of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates has agreed to perform rating surveillance with respect to its ratings for so long as the certificates remain outstanding.  Fees for such ratings surveillance will be paid by the depositor.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of one or more classes of the offered certificates that are different from the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class or those classes of offered certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this prospectus supplement.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and the prospectus.

Denominations; Clearance
and Settlement	The offered certificates will be issuable in registered form, in minimum denominations of $10,000 and in multiples of $1 in excess of $10,000.

You may hold your certificates through (i) The Depository Trust Company (in the United States) or (ii) Clearstream Banking, société anonyme or The Euroclear System (in Europe). Transfers within The Depository Trust Company, Clearstream Banking, société anonyme or The Euroclear System will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate has resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured finance products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured finance products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.  Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, with defaults occurring throughout the United States.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, which circumstances tend to give a borrower less incentive to cure delinquencies and avoid foreclosure.  Those declines in value have thus tended to result in lower recoveries and greater losses upon foreclosure sale or other liquidation.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Although certain commercial mortgage lenders have made financing more available recently, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight and financing availability remains limited and declines may occur in real estate values.

Heightened Underwriting Standards May Contribute to Losses on Commercial Loans

Many commercial mortgage lenders have tightened their loan underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue to contribute, to a weakening in the commercial real estate market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential buyers of commercial real estate.  The continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on commercial mortgage loans generally.

Global Market Disruptions and Recent U.S. Legislation May Adversely Affect the Availability of Credit for Commercial Real Estate

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.  The responses to such crisis and events have included, among other things:

●
numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

●
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

●
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the proposed rules on credit risk retention and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, Egypt and Libya are currently undergoing a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest.  It is uncertain what effects these protests and change in government will have in Egypt, Libya, Syria or the Middle East, or what effects such events in Egypt, Libya, Syria or the Middle East might have on the United States and world financial markets, particular business segments, world commodity prices or otherwise.  We cannot assure you that this uncertainty will not lead to further disruption of the credit markets in the United States.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield may be affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not guaranteed or should not be considered to be, by any person or entity.

All of the mortgage loans are or should be considered to be nonrecourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, customary nonrecourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance of any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of the mortgage loan at the maturity date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the primary servicer, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Maturity date payments are primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the mortgaged property itself, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Certain mortgaged properties are secured in whole or in part by recently constructed mortgaged properties or recently acquired properties that have no prior operating history and lack historical financial figures and information.  Many of the mortgaged properties have limited payment history.  For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Dream Hotel Downtown Net Lease, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, the hotel underwent a significant renovation and was closed for business until June 2011 (with its full opening in September 2011).  Additionally, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as The Fresh Market, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the building and improvements are newly constructed and the sole tenant opened for business in February 2012.  Additionally, in the case of the mortgaged property identified in Annex A-1 to this prospectus supplement as Gladstone Portfolio, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, the individual mortgaged property occupied by Paychex was constructed in 2011.  In addition, all of the mortgage loans were originated within 12 months prior to the cut-off date.  Consequently, these mortgage loans do not have a long-standing payment history.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based On Flawed Assumptions” in the prospectus.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related sponsor’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the sponsors have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable mortgage loan purchase agreement and attached to this prospectus supplement in Annex G).  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related sponsor’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  In addition, we cannot assure you that the sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Tharaldson Portfolio – Corona Residence Inn, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance (by allocated loan amount) as of the cut-off date, a development agreement restricts the use of the mortgaged property to a hotel operated either (i) under a franchise with a franchisor and hotel reasonably equivalent in quality as reasonably determined by the developer as what was maintained as of the closing of the related mortgage loan or (ii) with no franchise as long as the mortgaged property is being maintained as a hotel reasonably equivalent in quality to be determined by the developer as what was maintained as of the date of the closing of the related mortgage loan.  In addition, even if a mortgaged property does not have a restriction on an alternative use, the cost of converting a property to an alternative use may limit the property owner’s ability to do so.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction.  All of the mortgage loans have appraisals dated within the past 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this prospectus supplement with respect to the mortgaged properties generally reflect only the “as-is” value.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.  A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

In the case of 10 mortgaged properties, collectively securing 4.9% of the outstanding pool balance as of the cut-off date by allocated loan amount, if applicable, each such related mortgaged property is 100.0% leased to a single tenant, based on net rentable area (excluding the net lease asset).  In the case of 6 other mortgaged properties, securing 3.9% of the outstanding pool balance as of the cut-off date by allocated loan amount, if applicable, each mortgaged property is leased to one or more significant tenants, with one tenant occupying a net rentable area of 50% or more of the related mortgaged property (excluding the net lease property). Certain single tenants or significant tenants have lease expiration dates or early termination options that are prior to the related mortgage loan maturity date.  For a list of each mortgaged property leased to a single tenant or a significant tenant, along with the related mortgage loan maturity date (or anticipated repayment date, as applicable) and lease expiration dates, see Annex A-1 to this prospectus supplement.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar analysis may impact the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  See Annex A-1 for lease expiration dates (for the five largest tenants at each mortgaged property, based on net rentable area) and mortgage loan maturity dates (and anticipated repayment dates, as applicable).  In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty with respect to specified portions or percentages of the mortgaged property, or failure to meet certain income or occupancy thresholds.  Certain of the mortgaged properties are leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time for lack of appropriations or for other reasons.  There can be no assurance that if a tenant exercises an early termination option prior to the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments.  See “—Certain Additional Risks Related to Tenants” below.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  For additional information regarding significant tenants, see Annex A-1 to this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.  If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Additionally, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hartford 21, which secures a mortgage loan representing approximately 5.6% of the outstanding pool balance as of the cut-off date, Northland Investment Corporation (“NIC”), the property manager and an affiliate of the borrower signed a lease with the borrower for approximately 5,074 square feet of office  space at the mortgaged property. The lease expires on June 30, 2017 and NIC will commence rent payment on July 1, 2012.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Bridgewater Falls, which secures a mortgage loan representing approximately 4.5% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to three master leases between the borrower and the loan sponsor covering approximately 30,000 square feet of rentable space that relate to leases for three tenants that signed leases for space at the property but are not yet in occupancy and are currently in a free rent period: Staples (16,076 sq. ft.), Charming Charlie (7,880 sq. ft.) and The Wine Guy (6,335 sq. ft.). It is anticipated that work at each space will be complete and rent payments will commence by September 1, 2012 (Staples), May 1, 2012 (Charming Charlie) and July 1, 2012 (The Wine Guy). $244,578 was deposited into a free rent reserve account to cover rent payments during the anticipated free rent periods. The term of each master lease is for ten years at a rent equal to the full rental payable under each related tenant lease. However, rent payments under each master lease do not commence until the earlier to occur of the following events: (i) an event of default under the related mortgage loan or (ii) net cash flow from the related mortgaged property is insufficient to cover required debt service and reserve payments with respect to the mortgage loan. Each master lease terminates upon (i) the expiration of the stated term, (ii) the related tenant (or a replacement tenant) taking occupancy and meeting certain other tenancy conditions set forth in the related master lease, or (iii) on the date that the Bridgewater Falls mortgage loan is repaid in full.

Certain Additional Risks Related to Tenants.  The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●	space in the mortgaged properties could not be leased or re-leased;

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the tenants (which may include significant tenants) have lease expiration dates that occur on or prior to, or shortly following, the maturity date of the related mortgage loan.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date. In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the borrower violates the lease or interferes with the tenant’s use of the property, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives or in the case of a government tenant, for lack of appropriations or other reasons.  Annex A-1 does not identify early termination options that tenants may have under their leases.  For example, with respect to the second largest mortgage loan in the pool identified on Annex A-1 to this prospectus supplement as Civic Opera House, which secures a mortgage loan representing approximately 7.1% of the outstanding pool balance as of the cut-off date, three of the top five largest tenants have early termination options prior to their applicable lease expiration dates.  For additional information see “Annex B—Term Sheet (Including the Description of the Top 20 Mortgage Loans)—Civic Opera House.”  Additionally, the largest tenant at the mortgaged property identified on Annex A-1 to this prospectus supplement as Trinity Centre, which secures a mortgage loan representing approximately 6.6% of the outstanding pool balance as of the cut-off date, is Port Authority of New York and New Jersey, which tenant occupies approximately 17.5% of the gross leasable area, subject to three leases, which leases have various early termination options prior to the related lease termination date.  For additional information see “Annex B—Term Sheet (Including the Description of the Top 20 Mortgage Loans)—Trinity Centre.”

The footnotes to Annex A-1 (but not Annex A-1 itself) identify certain of the non-contingent early termination provisions related to the five largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  For examples of certain mortgaged properties that have tenants with leases with certain early termination provisions, see “Annex B—Term Sheet (Including the Description of the Top 20 Mortgage Loans)” and the footnotes to Annex A-1.

Additionally, mortgage loans may have concentrations of leases expiring or providing for early termination options at varying rates in varying percentages on or prior to the related maturity date.  In some situations, all of the leases at a mortgaged property may expire or be terminated on or prior to the related maturity date and, in other cases, certain tenants may have executed leases but are not yet in occupancy and are not open for business.

With respect to any mortgage loan with a government or government agency tenant, it is likely that such tenant’s lease permits the government tenant to terminate the lease prior to the related lease expiration date for lack of appropriations or other reasons.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Westminster Square, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, approximately 19.1% of the net rentable area is leased to government agency tenants.  There are other mortgaged properties that are leased to government tenants and other mortgaged properties leased to tenants that are charitable or non-profit institutions, some of which tenants are identified on Annex A-1 to this prospectus supplement.  In each case, there can be no assurance that any such tenant that has a termination option will not exercise the termination option during the term of the related mortgage loan.

With respect to the ten largest mortgage loans (based on cut-off date principal balance), the following mortgage loan has significant rollover (50% or more) during the related loan term):

Name of Mortgaged Property (as identified on Annex A-1)	Maturity Date	% of tenant rollover during the related loan term
101 5th Avenue	March 6, 2022	66.1%

Certain of the mortgage loans may have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease without typical triggers.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases” below.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults on its obligations to a borrower (or if the tenant terminates pursuant to the terms of its lease), the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

In addition, a tenant lease that expires or is terminated near, including during a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above.

Tenant Bankruptcy Entails Risks.  Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Village Shopping Center, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, A&P Fresh, the anchor tenant at the Mortgaged Property, filed for Chapter 11 bankruptcy protection on December 12, 2010 and emerged from Chapter 11 bankruptcy protection in July 2011. Although the company has made a variety of changes in its management approach and cost structure, it remains susceptible to weak economic conditions and industry competition.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The ten largest mortgage loans represent approximately 55.8% of the outstanding pool balance as of the cut-off date.  Losses on any of these mortgage loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

The 20 largest mortgage loans are described in Annex B to this prospectus supplement.  Each of the mortgage loans other than the ten largest mortgage loans represents no more than 2.6% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Nine (9) groups of mortgage loans, representing approximately 17.2% of the outstanding pool balance as of the cut-off date, have  borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing approximately 7.1%, 3.0% and 1.3% of the outstanding pool balance as of the cut-off date.  The foregoing includes any cross-collateralized and cross-defaulted loans but does not include any single mortgage loan shown on Annex A-1 to this prospectus supplement that has multiple affiliated borrowers.

A concentration of mortgage loans with the same borrower or mortgaged properties with the same borrower or related borrowers can pose increased risks.  For example, mortgaged properties with affiliated borrowers may have the same property manager.  This increases the risk that financial or other difficulties experienced by the property manager could adversely impact the mortgage pool.  In addition, mortgage loans with related borrowers often have the same non-recourse carveout guarantor and loan sponsor.  This increases the risk that a financial failure or bankruptcy involving the non-recourse carveout guarantor or loan sponsor could adversely impact the mortgage pool.  Further, if a non-recourse carveout guarantor or loan sponsor that controls several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	Twenty-six (26) retail properties representing approximately 29.0% of the outstanding pool balance as of the cut-off date;

●	Fifteen (15) office properties representing approximately 28.8% of the outstanding pool balance as of the cut-off date;

●	Fourteen (14) hospitality properties representing approximately 13.5% of the outstanding pool balance as of the cut-off date;

●	Twenty-three (23) multifamily properties representing approximately 9.4% of the outstanding pool balance of the cut-off date;

●	One (1) net lease property representing approximately 9.0% of the outstanding pool balance as of the cut-off date;

●	Six (6) industrial properties representing approximately 4.3% of the outstanding pool balance as of the cut-off date;

●	Six (6) manufactured housing community properties representing approximately 2.3% of the outstanding pool balance as of the cut-off date;

●	Four (4) mixed use properties representing approximately 2.0% of the outstanding pool balance as of the cut-off date; and

●	Five (5) self storage properties representing approximately 1.8% of the outstanding pool balance as of the cut-off date.

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in 31 states.  Ten (10) mortgaged properties, securing mortgage loans representing 29.6% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in New York.  Twenty-three (23) mortgaged properties, securing mortgage loans representing 8.8% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Illinois.  Six (6) mortgaged properties, securing mortgage loans representing 6.2% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Ohio.  Three (3) mortgaged properties, securing mortgage loans representing 5.9% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Tennessee.  Ten (10) mortgaged properties, securing mortgage loans representing 5.7% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in California.  See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement.  Also for certain legal aspects of mortgage loans secured by mortgaged properties located in New York, see “Legal Aspects of Mortgage Loans in New York” in this prospectus supplement.  Except as set forth in this paragraph, no state contains mortgaged properties securing more than 5.7% of the outstanding principal balance by allocated loan amount as of the cut-off date.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in California, Florida, Georgia, Louisiana, South Carolina and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Georgia, Louisiana, South Carolina and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless such mortgaged property is located in a flood zone and flood insurance is available.  Even if the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  In addition, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 could lead to a regional economic downturn for the entire region.  For example, the Gulf of Mexico incident led to regional economic downturn for the Gulf Coast of the United States, and had an adverse impact on mortgaged properties located in nearby states, including Florida, Louisiana and Texas.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

Retail Properties Have Special Risks

Twenty-six (26) mortgaged properties are retail properties that secure approximately 29.0% of the outstanding pool balance as of the cut-off date.  The value of a retail property is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.  Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Eighteen (18) of the retail mortgaged properties (which includes 1 regional mall), securing mortgage loans representing approximately 25.6% of the outstanding pool balance as of the cut-off date, are considered by the sponsor to have an “anchor tenant.”  Three (3) of the of the retail mortgaged properties, securing mortgage loans representing approximately 1.7% of the outstanding pool balance as of the cut-off date, are considered by the sponsor to be “shadow anchored.”

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near, including within a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Market conditions may cause tenants to re-evaluate the value of existing leases and in certain circumstances, tenants may decide to close stores or go dark at certain locations.  In the event a retail tenant closes for business or goes dark, co-tenancy provisions under other leases may permit other tenants to terminate leases prior to stated expiration.  For example, with respect to two of the mortgaged properties securing mortgage loans identified on Annex A-1 to this prospectus supplement as Bridgewater Falls and Fort Smith Pavilion, representing approximately 4.5% and 2.5%, respectively, of the outstanding pool balance as of the cut-off date, Best Buy is a significant tenant. In addition, Best Buy may be a shadow anchor for other mortgage loans in the mortgage pool.  On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015. The Best Buy stores at Bridgewater Falls and Fort Smith Pavilion are not on the store closing list.  However, we cannot assure you that those stores will remain open for business or that the closing of a Best Buy shadow anchor store will not impact other mortgaged properties in the mortgage pool.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants that contain certain operating and maintenance covenants.  Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property.  Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Several retail mortgaged properties that secure mortgage loans in the pool have tenants permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

A number of the tenant leases and reciprocal easement agreements at the retail mortgaged properties have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) or shadow anchor tenants, if applicable, cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy.  Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or not yet in occupancy.

For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Bridgewater Falls, representing approximately 4.5% of the outstanding pool balance as of the cut-off date, the Staples, Charming Charlie and The Wine Guy tenants have not taken yet taken possession of their space or commenced rent payment.

Additionally, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 101 5th Avenue, representing approximately 3.9% of the outstanding pool balance as of the cut-off date, the LUMA Partners tenant has not yet taken occupancy of its leased space and is currently occupying temporary space at the mortgaged property.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of the Mortgaged Property.  Borrowers, affiliates of borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties including, without limitation, properties that may be situated adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short-term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Certain Risks of Restaurant Tenants.  The mortgaged properties identified as Cumberland Marketplace, Hayden Island – Harbor Shops, Hunnington Place Shopping Center, Back Bay Center, 415 N Dearborn Street, Southport & Sheffield, Parsons Village Shopping Center, Shoppes at Fishhawk, Shops at Clinton Keith and Woodbridge Plaza, on Annex A-1 to this prospectus supplement, securing mortgage loans representing approximately 1.1%, 0.8%, 0.8%, 0.7%, 0.5%, 0.5%, 0.4%, 0.4%, 0.3% and 0.2% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, include significant restaurant tenants, which tenants represent, in each case, one of the five largest tenants at the related mortgaged property and are listed on Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller restaurant tenants.  In addition, certain of the hospitality properties, as well as the mortgaged property identified as Dream Hotel Downtown Net Lease on Annex A-1 to this prospectus supplement, have restaurants in the hospitality property and, in some cases, these restaurants provide a significant portion of the hospitality property’s operating income.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club or Exercise Studio Space Tenants.  Each of the mortgaged properties identified as Hartford 21, Westminster Square, Back Bay Center, Devonshire Portfolio – Amberwood Plaza and Parsons Village Shopping Center on Annex A-1 to this prospectus supplement, securing mortgage loans representing approximately 5.6%, 1.4%, 0.7%, 0.2% and 0.4% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, includes a significant health club or exercise studio tenant at the related mortgaged property, which tenant is listed on Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller health club, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater Tenants.  The mortgaged property identified as Poughkeepsie Galleria on Annex A-1 to this prospectus supplement, securing a mortgage loan representing approximately 6.4% of the outstanding pool balance as of the cut-off date, includes a significant movie theater tenant, which tenant is listed on Annex A-1 to this prospectus supplement.

Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater and make it difficult to easily convert to another use.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings.  See “—Tenant Bankruptcy Entails Risks” above.

Office Properties Have Special Risks

There are 15 office properties securing mortgage loans representing approximately 28.8% of the outstanding pool balance as of the cut-off date.

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain of the office properties are occupied by tenants that utilize the mortgaged property as medical offices, some of which offices perform out-patient medical procedures.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Fresh Meadows Office, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, a large majority of the net rentable area is leased by tenants, including New York Hospital Center of Queens, that utilize the mortgaged property as medical offices.  The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Hospitality Properties Have Special Risks

There are 14 hospitality properties, securing mortgage loans representing approximately 13.5% of the outstanding pool balance as of the cut-off date.  One (1) such hospitality properties, securing mortgage loans representing approximately 4.9% of the outstanding pool balance as of the cut-off date, are considered to be full service.  Thirteen (13) of the hospitality properties, securing mortgage loans representing approximately 8.5% of the outstanding pool balance as of the cut-off date, are considered to be limited service.

In addition, there is 1 mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Dream Hotel Downtown Net Lease, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, that is secured by the borrower’s fee simple interest in a hospitality property subject to the rights of net lease tenants who operate the hospitality property and related retail operations under net leases, as described under “Annex B—Term Sheet (Including the description of the Top 20 Mortgage Loans)—Dream Hotel Downtown Net Lease.”  This mortgage loan relies on the successful operation of the related hospitality property.  As such, although the related mortgaged property is not included as hospitality property for purposes of classification in this prospectus supplement, the risks related to hospitality properties described below and throughout this prospectus supplement apply to this mortgage loan as well.

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue.  The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The Inability to Maintain a Liquor License May Adversely Impact Hospitality Revenue.  The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full-service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Management Company.  The mortgaged properties identified as  Dream Hotel Downtown Net Lease, Hilton Nashville Downtown, Tharaldson Portfolio, Emerald Coast Hotel Portfolio, Action Hotel Portfolio, Residence Inn Richmond, Best Western Prospect Park and Hilton Garden Inn Aiken on Annex A-1 to this prospectus supplement, securing mortgage loans representing approximately 9.0%, 4.9%, 3.0%, 1.5%, 1.3%, 1.1%, 1.0% and 0.6% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, are hotel properties associated with hotel brands through franchise agreements and, in some cases, are also managed pursuant to management agreements.  With respect to some of the mortgage loans listed in the preceding sentence, the related franchise agreements and/or management agreements will expire prior to, on or soon after the maturity dates of the related mortgage loans.

For example, with respect to:

●
the mortgaged property identified on Annex A-1 to this prospectus supplement as, Hilton Nashville Downtown, securing a mortgage loan representing approximately 4.9% of the outstanding pool balance as of the cut-off date, is subject to a franchise license agreement with Hilton Inns, Inc. and Nashville Downtown Hotel, LLC for a 15-year term expiring on October 1, 2015, which is prior to the maturity date. There is a one-time right to extend the term of the franchise license agreement for five additional years.  An excess cash flow sweep (i.e., excess cash flow on the related mortgaged property is directed to a lender-controlled lockbox account) is required to commence not less than 12 months prior to the expiration of the related franchise license agreement and is required to continue until certain conditions are met, including, but not limited to, (i) the related borrower’s entry into either a satisfactory extension of the franchise license agreement or a satisfactory replacement franchise license agreement, or (ii) an accumulation of $3,000,000 of excess cash flow in a franchise expiration/PIP account or related borrower’s delivery of a letter of credit in a notional amount which, when taken together with amounts deposited in a capital expenditure account, shall equal not less than $3,000,000.  Additionally, the management agreement with Turnberry Development, LLC, entered into in May 1998, which extends through December 2015, may be renewed for each of two successive periods of eight full fiscal year each;

●
the mortgaged properties identified on Annex A-1 to this prospectus supplement as Tharaldson Portfolio (Rancho Cucamonga/Ontario Courtyard by Marriott, Dayton Residence Inn, Rancho Cucamonga/Ontario Hilton Garden Inn, Corona Residence Inn and San Bernardino Fairfield Inn), securing mortgage loans representing approximately 3.0% of the outstanding pool balance as of the cut-off date, are each subject to a management agreement between the related borrower and Tharaldson Hospitality Management, LLC, which management agreements each extends through February 2016 with unlimited automatic 5-year renewal options;

●
the mortgaged properties identified on Annex A 1 to this prospectus supplement as Emerald Coast Hotel Portfolio, securing a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, are subject to a single management agreement dated April 2011 between Mountain West Hospitality, LLC and Mountain West Management, Inc.

The agreement is for an initial term of one year and will be automatically renewed for successive one year terms until either party gives written notice no less than 60 days prior to the expiration of the agreement;

●
the mortgaged properties identified on Annex A-1 to this prospectus supplement as Action Hotel Portfolio—Dewitt, Action Hotel Portfolio—Van Buren and Action Hotel Portfolio—Cicero, securing mortgage loans representing approximately 1.3% of the outstanding pool balance as of the cut-off date, are associated with franchise agreements that expire prior to the maturity date of the related mortgage loan, with no option to renew.  In each case, an excess cash flow sweep (i.e., excess cash flow on the related mortgaged property is directed to a lender-controlled lockbox account) is required to commence not less than 18 months prior to the expiration of the related franchise agreement and is required to continue until certain conditions are met, including, but not limited to, the related borrower’s entry into either a satisfactory extension of the franchise agreement or a satisfactory replacement franchise agreement.

A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the issuing entity could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

Multifamily Properties Have Special Risks

There are 23 multifamily properties, securing mortgage loans representing approximately 9.4% of the outstanding pool balance as of the cut-off date.  In addition, there is a multifamily component to 1 mixed-use property, securing approximately 0.3% of the outstanding pool balance as of the cut-off date.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short-terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space, and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability to Repay a Multifamily Mortgage Loan.  Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Net Lease Fee Interest Properties Have Special Risks

One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Dream Hotel Downtown Net Lease, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, is secured by the borrower’s fee simple interest in a hospitality property, subject to the rights of two affiliated net lease tenants under net leases, as described under “Annex B—Term Sheet (Including the description of the Top 20 Mortgage Loans)—Dream Hotel Downtown Net Lease.” The mortgage loan is subordinate to the net leases, which cover 100% of the hotel building.  A fee interest subject to a net leased fee presents special risks.  Each net lease tenant is an entity whose only asset is its respective lease with the borrower and the lease payments are the only source of payment under the mortgage loan. Any default by the net lease tenant would adversely affect the borrower’s ability to make payments under the mortgage loan.  Therefore, each net lease tenant’s ability to pay rent necessary to fund debt service on the mortgage loan is highly dependent on the net profits received by such net lease tenant from the retail and hotel operations at the hotel. The net lease tenants generally enjoy the rights and privileges of a fee owner, including the right, without lender or borrower consent, to alter the premises, assign or sublet the premises and obtain financing on its leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if the net lease tenant defaults under its lease as it would on a single-tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, leased fee interests are less  frequently purchased and sold than other interests in commercial real property. It may be difficult for the trust fund, if it became a foreclosing lender, to sell the fee interest if that interest is still subject to the net leases.   See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” and “—Net Lease Properties Have Special Risks” in this prospectus supplement.

Industrial Properties Have Special Risks

There are 6 industrial properties, securing mortgage loans representing approximately 4.3% of the outstanding pool balance as of the cut-off date.  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single tenant or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

The CrossMar Cold Storage mortgage loan, representing approximately 1.7% of the outstanding pool balance as of the cut-off date, is secured by an industrial property that is leased to and operated by a single tenant for utilization as a refrigerated distribution/warehouse facility, which we refer to as a “cold storage facility.”  Significant factors determining the value of cold storage facilities include the quality and mix of customers, the location of the property, availability of labor sources, the age, design and construction quality of the facilities, energy costs, proximity to customers and accessibility of rail lines, major roadways and other distribution channels.  Warehousing sales can be seasonal, depending on the timing and availability of livestock, seafood and crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption.

Manufactured Housing Community Properties Have Special Risks

There are 6 manufactured housing community properties, securing mortgage loans representing approximately 2.3% of the outstanding pool balance as of the cut-off date.  Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Mixed Use Facilities Have Special Risks

There are 4 mixed use properties, securing mortgage loans representing approximately 2.0% of the outstanding pool balance as of the cut-off date.  Each of these mixed use properties contains one or more of the following property types: retail, industrial, office and multifamily.  To the extent a mixed use property has retail and office, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks,” “—Industrial Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks.”  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Self Storage Properties Have Special Risks

There are 5 self storage properties, securing approximately 1.8% of the outstanding pool balance as of the cut-off date.

The self storage facilities market contains low barriers to entry.  In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.  In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities.  Therefore, these facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties.  We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor or shadow anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.

See “—Certain Additional Risks Related to Tenants” above.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

From time to time, certain of the mortgaged properties may undertake construction, redevelopment, renovation of significant repair projects.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

The borrowers under certain mortgage loans have given to one or more tenants or another person (or the related mortgaged property may be subject to) a right of first refusal in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises in the event that the sale of the borrower’s leasehold interest is contemplated, an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hartford 21, which secures a mortgage loan representing approximately 5.6% of the outstanding pool balance as of the cut-off date, a tenant, YMCA, has a purchase option exercisable in May 2016 and on the last day of the initial lease term (May 31, 2026).  The purchase option is for space YMCA leases at the mortgaged property (which option is conditioned on, among other things, conversion of the mortgaged property to a condominium regime and approval of lender) and requires a purchase price (i) equal to (for the May 2016 option) 90% of the appraised value of the leased premises plus the unamortized value of borrower contributions and (ii) equal to (for the May 31, 2026 option) 75% of the appraised value of the leased premises.  For additional information see “Annex B—Term Sheet (Including the description of the Top 20 Mortgage Loans)—Hartford 21.”

These rights, in some cases, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of bankruptcy or insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the sponsors believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Barclays Bank PLC is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a company registered in England or Wales, such as Barclays Bank PLC, may be challenged by an insolvency officer appointed to that company on its insolvency.

The Banking Act 2009 (the “Banking Act”) provides a permanent regime to allow the UK Financial Services Authority (the “FSA”), the Treasury of the United Kingdom (the “UK Treasury”) and the Bank of England to address a situation where a United Kingdom bank (a UK institution with permission to accept deposits under the Financial Services and Markets Act 2000, which would include Barclays Bank PLC) (the “UK Bank”), is likely to encounter financial difficulties.  The Banking Act gives the UK Treasury, the FSA and the Bank of England certain wide powers to support the implementation of the stabilization measures contemplated by the Banking Act.

These powers, which apply regardless of any contractual restrictions, include (a) power to issue share transfer instruments and/or orders pursuant to which there may be transferred to a commercial purchaser or a nominee of or a company wholly owned by the Treasury, all or some of the securities issued by a UK Bank (or any UK holding company of the UK Bank).  The share transfers can extend to a wide range of “securities” including shares and bonds issued by the UK Bank (or any UK holding company of the UK Bank) and warrants for such and also deferred shares or private membership rights in a building society and (b) the power to transfer all or some of the property, rights and liabilities of a UK Bank or a building society to a commercial purchaser or Bank of England entity. In certain circumstances encumbrances and trusts can be over-reached or varied.  Power also exists to override any default provisions in transactions otherwise affected by these powers.  Compensation may be payable in the context of share transfer instruments and/or orders and property transfer instruments.  In the case of share transfers any compensation will be paid to the person who held the security immediately before the transfer, who may not be the encumbrancer.  The Banking Act also includes provisions relating to two new insolvency procedures which may be commenced by specified UK authorities (bank insolvency and bank administration).

The Banking Act also vests power in the Bank of England (among other things) to override, vary or impose contractual obligations between the UK Bank (or any UK holding company of the UK Bank) and its former group undertakings (as defined in the Banking Act), for reasonable consideration, in order to enable any transferee or successor bank of the UK Bank (or any UK holding company of the UK Bank) to operate effectively.  There is also power for the UK Treasury to amend the law (save for a provision made by or under the Act) by order for the purpose of enabling it to use the special resolution regime powers effectively, potentially with retrospective effect.

If an instrument or order were to be made under the Bank Act in respect of Barclays Bank PLC, such instrument or order may (among other things) affect the ability of Barclays Bank PLC to satisfy its obligations under the related Mortgage Loan Purchase Agreement and/or result in modifications to the related Mortgage Loan Purchase Agreement.  As a result, the making of an instrument or order in respect of Barclays Bank PLC may affect the ability of the issuing entity to meet its obligations in respect of the certificates.  While there is provision for compensation in certain circumstances under the Banking Act, there can be no assurance that certificateholders would recover compensation promptly and equal to any loss actually incurred.

As at the date of this prospectus supplement, no order or action has been taken by the UK Treasury or the Bank of England under the Banking Act 2009 in respect of Barclays Bank PLC and there has been no indication that any such instrument or order will be made, but there can be no assurance that this will not change and/or that certificateholders will not be adversely affected by any such instrument or order if made.

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Barclays Bank PLC will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under

UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability to Repay a Mortgage Loan.  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required to Take Remedial Steps with Respect to Environmental Hazards at a Property.  In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a) take investigative and/or remedial action;

(b) carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c) monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d) obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e) obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f) the circumstance or condition has been remediated in all material respects.

See “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties (other than as described below) have (i) had an environmental site assessment (or a database review) within the 12 months preceding the closing date of the securitization, or (ii) obtained a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this prospectus supplement.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Village Shopping Center, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, remediation as approved by the New Jersey Department of Environmental Protection (“NJDEP”)  is ongoing.  The remediation relates to soil and groundwater contamination due to past dry cleaning activities at the mortgaged property.  According to the environmental consultant and the NJDEP case manager overseeing the remediation, additional remedial activities planned for the mortgaged property include continuation of quarterly groundwater monitoring, contingent groundwater treatment, post treatment quarterly groundwater monitoring, and vapor mitigation. The timeline for being able to establish a “classified exception area” (“CEA”) and well abandonment with the NJDEP is estimated to be at least two more years; however, the timeline could change because there may be an additional round of groundwater treatment required and the effectiveness of vapor mitigation is currently unknown, The environmental consultant estimated the cost to complete the remediation to be $252,000. The borrower reserved $315,000 (125% of the estimate) to cover remediation costs.  There can be no assurance that this reserve will be sufficient to complete the remediation.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Fresh Meadows Office, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, the related borrower has the benefit of, and the mortgaged property includes, a perpetual easement interest in the east adjacent parcel of land where the parking lot for the building at the mortgaged property is located (the “parking lot parcel”).  The parking lot parcel is owned by the nonrecourse guarantor for the mortgage loan (the “parking lot owner”).  A Phase I environmental site assessment dated January 31, 2012 revealed that a gasoline station formerly operated on the parking lot parcel from 1962 until sometime between 1975 and 1980.  No record of any spill or release was found relating to the former gasoline station.  However, no closure reports, evidence of removal, or other information regarding the presence or status of any underground storage tanks was located.  For example, no record of underground storage tanks was found on the New York State Department of Environmental Conservation website.  Although no spills, stains or other indications of a surficial release were observed during the Phase I environmental site assessment, no conclusive determination could be made that no contamination actually exists on the parking lot parcel.  The environmental consultant who performed the Phase I environmental site assessment estimated that, if contamination exists on the parking lot parcel, the remediation costs would be approximately between $200,000 and $600,000.  Such remediation costs, if any, would be the responsibility of the parking lot owner and not the related borrower.  Pursuant to an environmental indemnification agreement, the parking lot owner and the related borrower have each agreed to indemnify the lender for losses related to environmental matters concerning the mortgaged property.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hayden Island – Harbor Shops, which secures a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, a portion of the mortgaged property contained a gasoline station until 2007 and is an “open leaking underground storage tank” site with the Oregon Department of Environmental Quality.  A vapor barrier has been installed, remedial work has been conducted and soil vapor testing indicated gas concentrations below applicable generic soil gas risk-based concentrations.  The borrower has requested a no further action letter from the Oregon Department of Environmental Quality, which is expected to be issued in 2012.  We cannot assure you that a no further action letter will be issued or that no further remediation will be required at the mortgaged property.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Back Bay Center, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, a tenant has conducted dry cleaning operations on-site since 1986.  A subsurface investigation performed in 2008 concluded that a source of tetracholorethene (PCE) and trichloroethene (TCE) was located beneath the site of the dry cleaning operations.  As of mid-2007, the use of PCE-containing dry cleaning equipment on-site was discontinued and, in mid-2009, environmental consultants installed a soil vapor extraction system at the location of the dry cleaning operations and surrounding area.  A Phase I environmental site assessment dated March 8, 2012 concluded that very little PCE and/or TCE contaminant remained, and that the remaining PCE and/or TCE contaminant was beneath the site of the dry cleaning operations.  The environmental consultants recommended in-situ chemical oxidation of the groundwater beneath the site of the dry cleaning operations and estimated that the remaining remedial activities will cost approximately $100,000 and be completed by spring 2013.  The related borrower has escrowed $150,000 to cover those costs.  The Phase I environmental site assessment did not reveal any other recognized environmental conditions.  In connection with its review of the mortgaged property, the environmental consultants reviewed prior environmental reports relating to the mortgaged property that were prepared by other environmental consultants, including a Phase II environmental site assessment dated February 13, 2012.  Pursuant to an environmental indemnification agreement, the related borrower and a principal of the related borrower have each agreed to indemnify the lender for losses related to environmental matters concerning the mortgaged property.

There can be no assurance that any environmental site assessment, study or review or Phase I and Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including friable or non-friable asbestos-containing materials, mold, lead-based paint, radon gas, leaking aboveground and/or underground storage tanks, dry cleaning operations, historical use as a cemetery, gas stations, auto repair operations, photo development operations, storage of large quantities of waste chemicals, polychlorinated biphenyl contamination, soil and/or ground water contamination from onsite and/or off-site sources, elevated soil vapor concentrations or other material environmental conditions.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

For more information regarding environmental considerations, see “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

All of the mortgage loans are non-amortizing or partially amortizing balloon loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan (or pari passu loan combination) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or pari passu loan combination) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

Each mortgage loan seller has informed us that each of the mortgage loans is expected to have substantial remaining principal balances as of its stated maturity date or anticipated repayment date.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement and “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.”  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.”  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

Tenancies in Common May Hinder Recovery

Two (2) of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Hartford 21 and 1700 Market Street, representing approximately 5.6% and 4.6% of the outstanding pool balance, respectively, as of the cut-off date, have borrowers that own the related mortgaged property as tenants-in-common. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage asset may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage asset, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage asset. Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, the related mortgage loan documents provide for full recourse (or in an amount equal to its pro rata share of the debt or, with respect to the Hartford 21 mortgage loan, recourse up to a maximum of $50,000,000) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. However, there can be no assurance that the related guarantor will satisfy this obligation.  See “—Risks Related to Loan Sponsor Guaranties” below.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of passive equity interests, such as limited partnership and non-managing membership interests in the related borrower and of less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

In connection with the origination of some of the mortgage loans, an individual or entity that is a parent or borrower sponsor provided a recourse guaranty in the event the borrower (or, in some cases, such parent or sponsor) commits certain “bad” acts (such as fraud or waste of the mortgaged property).  Additionally, in the case of the mortgaged property identified in Annex A-1 to this prospectus supplement as CrossMar Cold Storage, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the related guarantors guaranty 50% of the principal balance of the related mortgage loan until such time as the outstanding principal balance is equal to, or is less than, $17,000,000.  With respect to certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  A loan sponsor on a guaranty will typically be an individual or operating entity; as such, the guarantor is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such guarantor individuals and entities are not restricted from filing for bankruptcy protection.  There can be no assurance that any particular guarantor has significant net worth or is required to maintain any net worth standards.  In addition, even if a guaranty contains net worth requirements, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations or that the lender will be able to collect in the event of an enforcement proceeding on the guaranty.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Dream Hotel Downtown Net Lease, which secures a mortgage loan representing approximately 9.0% of the outstanding pool balance as of the cut-off date, the guarantor, a Lichtenstein trust, has no assets in the United States.  Therefore, in connection with an enforcement proceeding against this guarantor, the lender will be required to identify where the guarantor’s assets are located and take action in other jurisdictions.

Lack of Skillful Property Management Entail Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available to Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters, such as the recent oil spill in the Gulf of Mexico, also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered Under Standard Insurance Policies.  In general (other than where the mortgage loan documents permit the borrower to rely on a tenant to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies.”

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against.  Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.  There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such insurance, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.  In addition, with respect to some of the mortgaged properties, a sole tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to the top 20 mortgage loans, 30 of the related mortgaged properties, which collectively represent 70.7% of the outstanding pool balance as of the cut-off date by allocated loan amount, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the “cap” amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

For example, in the case of the mortgaged loans securing mortgaged properties identified on Annex A-1 to this prospectus supplement as Bridgewater Falls, Fort Smith Pavilion and Parsons Village Shopping Center, representing approximately 7.5% of the outstanding pool balance as of the cut-off date, there is a terrorism insurance premium cap equal to 200% of the annual insurance premium that is payable by the related borrower as of the date of each policy renewal.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this prospectus supplement.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A 1 to this prospectus supplement as Dream Hotel Downtown Net Lease, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, a portion of the assessed value of the related mortgaged property is currently exempt from real estate taxation, resulting in current annual tax savings of approximately $600,000.  These annual savings may vary each year depending on such factors as changes in the annual tax rate. The exemption will be annually reduced by 20%, commencing in the real estate tax year that begins July 1, 2018 and ending in the real estate tax year that begins July 1, 2022. The tenants at the related mortgaged property are obligated to pay all real estate taxes and therefore bear the primary burden of the phase out of the exemption. However, the ability of the borrower to make required payments with respect to the mortgage loan is dependent upon the tenants’ ability to pay rent under their leases and, consequently, on the profitability of the tenants’ operations at the mortgaged property.  The phase out of the real estate tax exemption may therefore adversely effect the tenants’ profitability as well as the value of the mortgaged property.

In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hartford 21, which secures a mortgage loan representing approximately 5.6% of the outstanding pool balance as of the cut-off date, the City of Hartford has entered into a PILOT tax agreement in conjunction with the borrower’s lease agreement with the City. This agreement exempts the mortgaged property from real estate taxes using the municipality’s standard methodology and instead provides for a fixed annual payment of $500,000 through March 31, 2026, with adjustments thereafter based upon increases in the Consumer Price Index.  Further, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Best Western Prospect Park, which secures a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the mortgaged property participates in New York City’s Industrial and Commercial Abatement Program (the “ICAP”), which is expected to provide a reduction in real property taxes until 2037, when participation in the ICAP will end.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, which would include the mortgage loan sellers.  SB 448, the Small Business Borrower Protection Act, would limit the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, the legislation would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  However, the legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died.  We cannot assure you that a similar bill will not be re-introduced and passed in Georgia in future legislative sessions.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Six (6) mortgage loans, representing approximately 7.4% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property, and 3 groups of mortgage loans, representing approximately 5.6% of the outstanding pool balance as of the cut-off date, consist of mortgage loans that are cross-collateralized and cross-defaulted with each other.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this prospectus supplement.  These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group or to secure a multi-property mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan or a cross-collateralized group of mortgage loans.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property collateralized mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property collateralized mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of mortgage loans.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

One (1) mortgaged property, which represents security for 5.6% of the outstanding pool balance as of the cut-off date, is secured by a mortgage on the borrower’s leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

In addition, the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws and Other Restrictions on Property Use

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations related to floor area ratio, height, setbacks or density.  Many of these mortgaged properties have been determined to be legal nonconforming structures, which would be required to be rebuilt in accordance with current zoning requirements in the event of a casualty with respect to in excess of a certain threshold percentage of the property.  In some cases, the related borrower has obtained law and ordinance insurance to cover loss related to the a requirement that the mortgaged property be rebuilt in accordance with current zoning requirements.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Trinity Centre, which secures a mortgage loan representing approximately 6.6% of the outstanding pool balance as of the cut-off date, the mortgaged property has New York Department of Buildings violations related to a restaurant at the mortgaged property for failing to obtain a place of assembly filing and a certificate of occupancy. The borrower is required to use commercially reasonable efforts to promptly cause these violations to be removed from the records of the New York Department of Buildings. Additionally, the mortgaged property currently has access to certain utilities through a revocable license with the New York City Department of Transportation that expires on June 30, 2016. The borrower is required to renew this license or provide for an alternate means of transmission.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building or condominium regime.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Civic Opera House, which mortgaged property secures a mortgage loan representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the mortgaged property is located in a building that contains the Opera House Theater, the Civic Theater and other related areas, all of which form the non-collateral portion of the building.  The mortgaged property  is subject to an easement and operating agreement with Lyric Opera of Chicago, the owner of the non-collateral portion of the building, which easement and operating agreement governs the relationship between Lyric Opera of Chicago and the borrower.

In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Cumberland Marketplace, which mortgaged property secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date by allocated loan amount, the related mortgaged property is subject to a 3-unit condominium structure pursuant to which the related borrower owns 2 units in the condominium regime.  The related borrower assigned voting rights for one of the units, representing approximately 84.32% of the condominium regime, to one of its tenants at the mortgaged property.  As such, the related borrower does not control voting.  However, the condominium documents provide that, to the extent any amendment or vote materially affects the related borrower’s units, consent of the borrower is required.   See “Risk Factors— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value” in the prospectus.

In addition, certain of the mortgaged properties permit the conversion of the related property to a condominium regime.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Dream Hotel Downtown Net Lease, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, the borrower is permitted to convert (and has indicated that it intends to convert in the near future) the mortgaged property to a two unit condominium regime consisting of a retail unit and a hotel unit (such units to correspond to the related borrower’s leased fee interest and related leasehold premises under the leases). Upon conversion, the mortgage loan will be subordinate to the condominium documents.  For additional information regarding the leases and the related borrower’s leased fee interest, see “Annex B—Term Sheet (Including the Description of the Top 20 Mortgage Loans)—Dream Hotel Downtown Net Lease”.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hartford 21, representing approximately 5.6% of the outstanding pool balance as of the cut-off date, the mortgaged property may be converted to a condominium in the event the borrower intends to obtain a partial release related to the YMCA space in connection with YMCA exercising its purchase option (which option, pursuant to the YMCA lease, requires the creation of a condominium regime).  Lender’s consent is required to the conversion to the condominium regime and the mortgage loan documents permit the lender to impose conditions to the conversion of the property to a condominium regime prior to its approval.  For additional information, see “Annex B—Term Sheet (Including the Description of the Top 20 Mortgage Loans)—Hartford 21”.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 101 5th Avenue, representing approximately 3.9% of the outstanding pool balance as of the cut-off date, the borrower is permitted to convert the mortgaged property to a condominium regime, consisting of one retail unit and one office unit, subject to the satisfaction of the requirements set forth in the related loan documents.  Subsequent to the conversion of the mortgaged property to the condominium regime, the related borrower is permitted to obtain a release of either of the retail unit or office unit by partial defeasance.  For additional information, see “Annex B—Term Sheet (Including the Description of the Top 20 Mortgage Loans)—101 5th Avenue”.

Other use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Trinity Centre, which secures a mortgage loan representing approximately 6.6% of the outstanding pool balance as of the cut-off date, the buildings on the mortgaged property have been designated as New York City landmarks.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Hayden Island – Harbor Shops, representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the related mortgaged property has been identified as a possible candidate for condemnation proceedings for a highway project by the Columbia River Crossing (“CRC”), a transportation project jointly owned by the Oregon Department of Transportation and the Washington State Department of Transportation, but is not currently the subject of actual or formal condemnation proceedings. If the CRC project is implemented, all of the land at the mortgaged property would be affected and the land acquisition would begin in 2013 or 2014.  If the award is less than the outstanding principal balance of the mortgage loan, you may experience a loss on your certificates.

With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 as TNP Portfolio, which represents approximately 2.5% of the outstanding pool balance as of the cut-off date, there is a potential condemnation by the City of Tucson, Arizona, for the individual mortgaged property known as Northgate Plaza (one of the four individual mortgaged properties securing the related mortgage loan). The City has approved a road widening project expected to impact the mortgaged property’s frontage.  The City’s plan calls for a six phase improvement plan beginning in 2012, with the Northgate Plaza’s frontage condemnation scheduled for phase four.  Phase four was originally scheduled for completion between 2017-2019, but is now expected to be between 2017-2021.  It is unknown exactly how much land will be acquired or when the land will be acquired, but it is estimated that negotiations will begin approximately 12-24 months prior to the beginning of construction.  Upon the occurrence of a condemnation, the loan documents provide that the lender will be entitled to the greater of (a) the awarded condemnation proceeds (the “Award”) or (b) an amount to reduce the principal balance of the mortgage loan necessary to produce a loan-to-value ratio and debt service coverage ratio (after release of the land and improvements) no greater than 65% and no less than 1.40x, respectively.  If the Award is greater than the amount necessary to achieve such loan-to-value ratio and debt service coverage ratio, funds will be made available to the related borrower for restoration of the related mortgaged property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, litigation, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property.  Except as disclosed in the succeeding paragraphs in this “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” section, we are not aware of any borrower or principal of the borrower that has filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.

In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure, including, without limitation, as discussed in the following paragraph.

For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hartford 21, which secures a mortgage loan representing approximately 5.6% of the outstanding pool balance as of the cut-off date, the sponsor and carveout indemnitor, Northland Investment Corporation, defaulted on three loans secured by office properties located in the Hartford area. The lender for each of the three loans has either foreclosed, or is the process of foreclosing, on the related property.

Additionally, the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Devonshire Portfolio – Pine Lake Center, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, is a refinancing of another mortgage loan, secured by the same mortgaged property, that entered maturity default in May 2011.  Proceeds from the mortgage loan were used to pay off the defaulted mortgage loan.  The loan sponsor for the mortgage loan was the loan sponsor for the defaulted mortgage loan.

Certain of the loan sponsors may have a history of litigation or other proceedings against their lenders, in some cases involving various parties to the securitization transaction.

For example, with respect to the top ten mortgage loans:

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In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Trinity Centre, representing approximately 6.6% of the outstanding pool balance as of the cut-off date, an affiliate of one of the Trinity Centre pari passu mortgage loan sponsors was a loan sponsor with respect to an unrelated mortgage loan, which will not be included in the issuing entity. The lender claimed a default under that loan and foreclosed against the related property, which has resulted in ongoing litigation by such affiliate of the Trinity Centre pari passu mortgage loan sponsor against the holder of that other mortgage loan and its servicer contesting the validity of such foreclosure and seeking damages.

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In the case of the mortgage loan secured by the mortgaged property identified as Poughkeepsie Galleria, representing approximately 6.4% of the outstanding pool balance as of the cut-off date, Poughkeepsie Galleria Company (the nonrecourse carveout guarantor) and its majority partner are involved in litigation against a former partner.  The complaint alleges that such former partner violated the Poughkeepsie Galleria Company partnership agreement by attempting to wrongfully dissolve the partnership. In addition, certain of the Poughkeepsie Galleria pari passu mortgage loan sponsors were also loan sponsors with respect to an unrelated construction loan, which will not be included in the issuing entity, made by Citigroup Global Markets Realty Corp. Citigroup Global Markets Realty Corp. claimed a default under that construction loan, which resulted in prolonged litigation with the loan sponsors and led to a settlement and restructuring of that construction loan.

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In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Nashville Downtown, representing approximately 4.9% of the outstanding pool balance as of the cut-off date, the non-recourse carveout guarantor, Jeffrey Soffer (the “HND Guarantor”), has been named as one of the defendants in 8 separate litigation actions relating to the development and construction of the now-defunct Fontainebleau Resort and Casino project in Las Vegas, Nevada (“Fontainebleau”). The owners of Fontainebleau filed for Chapter 11 bankruptcy protection in mid-2009 and later converted to a Chapter 7 proceeding at the end of 2009. The bankruptcy was triggered by a number of factors, including the global economic downturn, the bankruptcy filing of one of the project lenders, Lehman Brothers Holdings, Inc. (“Lehman”), and the termination of an $800 million construction commitment. The claims against the defendants allege, among other things, that the defendants negligently mismanaged the project, made negligent misrepresentations regarding the financial condition, status and projected costs of the project, and intentionally did not disclose cost overruns to the project lenders.  Lehman also seeks to enforce personal guarantees of approximately $260 million made by the HND Guarantor with respect to certain loans Lehman made to the project. In addition to these actions, the plaintiffs assert that the HND Guarantor, and other corporate entities in which he has an interest, should be held directly liable to the plaintiffs as “alter egos” of the corporate entities with which they did business, thereby exposing the HND Guarantor’s personal assets, and the assets of those corporate entities, to seizure.  In addition, the HND Guarantor has been named as a defendant in other actions, including (i) a $40 million guaranty action related to a construction loan for a shopping center in Las Vegas, Nevada, which loan matured in March 2009 and which loan Lehman was scheduled to refinance until it filed for bankruptcy and (ii) an action related to the failure to pay under a $7.2 million guaranty related to the foreclosure of a undeveloped parcel in Florida.  Although none of the above actions seek recovery of damages directly against the Hilton Nashville Downtown Borrower or the related mortgaged property, the claims in the aggregate represent significant potential liability for the HND Guarantor, the defense of these actions may result in significant expenses to the HND Guarantor, and the potential defense of these actions may divert time and attention from the operation and management of the related mortgaged property which could adversely affect the financial performance of the mortgaged property.

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In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 1700 Market Street, representing approximately 4.6% of the outstanding pool balance as of the cut-off date, two of the nonrecourse carveout guarantors of the 1700 Market Street pari passu mortgage loan are involved in a pending litigation related to other debt allegedly incurred by a special purpose entity borrower related to another mortgage loan that ultimately went into default. These guarantors were also the nonrecourse carveout guarantors under such other loan.  The property that secured such defaulted loan was sold at foreclosure, resulting in a deficiency of approximately $6.4 million.  The special servicer for such defaulted loan is seeking payment of this amount from the guarantors. The special servicer has prevailed on a summary judgment motion based on a claim that the defaulting borrower violated its special purpose entity covenants regarding incurring additional indebtedness against the guarantors relating to such claim and the guarantors have filed a motion for reconsideration.

There can be no assurance that loan sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon an attempt by the special servicer to enforce the loan documents, resulting in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans.  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.  The UBS-Citigroup 2011-C1 pooling and servicing agreement provides that the Pari Passu Loan Combinations are required to be administered in accordance with a servicing standard that is substantially similar to the servicing standard set forth in the pooling and servicing agreement.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates that are subordinate to the offered certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of a directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  A directing holder will be controlled by the controlling class certificateholders.  A directing holder may have interests in conflict with those of all or some of the certificateholders.  As a result, it is possible that a directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Removal of the Special Servicer,” the special servicer may be removed without cause by the directing holder.  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Removal of the Special Servicer” in this prospectus supplement.  It is expected that RREF CMBS AIV, LP will be the initial directing holder.

In addition, in certain circumstances, following a control termination event, as described in this prospectus supplement under “The Pooling and Servicing Agreement—The Operating Advisor—Role of Operating Advisor for Mortgage Loans Only While a Control Termination Event Has Occurred and Is Continuing,” the special servicer will be required to consult with the operating advisor.  Also, in certain circumstances as described in this prospectus supplement under “The Servicers—Removal of the Special Servicer,” the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that a directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificateholders.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

In addition, in certain circumstances, following a control termination event, the special servicer of the pari passu mortgage loans will be required to consult with the party acting as operating advisor under the UBS-Citigroup 2011-C1 pooling and servicing agreement.  Also, in certain circumstances, the party acting as operating advisor under the UBS-Citigroup 2011-C1 pooling and servicing agreement may recommend the removal or replacement of the special servicer of the pari passu mortgage loans if that operating advisor determines that that special servicer is not performing its duties as required under the UBS-Citigroup 2011-C1 pooling and servicing agreement or is otherwise not acting in accordance with the related servicing standard.  As a result, it is possible that that operating advisor may make certain recommendations to the special servicer of the pari passu mortgage loans to take actions that conflict with the interests of certain classes of the certificateholders.  However, the special servicer of the pari passu mortgage loans is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

You should be aware that: (a) a directing holder (i) may take or refrain from taking actions that favor the interests of such directing holder over one or more classes of the certificateholders, (ii) may have special relationships and interests that conflict with the interests of one or more classes of the certificateholders, and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of such directing holder; and (b) no certificateholder may take any action against such directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

TriMont Real Estate Advisors, Inc. has been appointed as the initial operating advisor with respect to each mortgage loan, other than the pari passu mortgage loans.  See “The Operating Advisor” in this prospectus supplement.  If a control termination event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer with respect to all the mortgage loans (excluding the pari passu mortgage loans).  Additionally, if a control termination event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

TriMont Real Estate Advisors, Inc. is also the current operating advisor with respect to each pari passu mortgage loan under the UBS-Citigroup 2011-C1 pooling and servicing agreement.  If a control termination event under the UBS-Citigroup 2011-C1 pooling and servicing agreement has occurred and is continuing, that operating advisor will be required to consult with the party acting as special servicer with respect to the pari passu mortgage loans with respect to certain actions of that special servicer with respect to the pari passu mortgage loans.  In addition, if a control termination event under the UBS-Citigroup 2011-C1 pooling and servicing agreement has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer with respect to the affected pari passu loan combination.  Additionally, if a control termination event under the UBS-Citigroup 2011-C1 pooling and servicing agreement has occurred and is continuing, the parties acting as master servicer or special servicer of the pari passu mortgage loans, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor with respect to the pari passu mortgage loans is required to act solely on behalf of the issuing entity that contains each pari passu companion loan, in the best interest of, and for the benefit of, the certificateholders and the certificateholders relating to such issuing entity (as a collective whole as if such certificateholders constituted a single lender).

Notwithstanding the foregoing, each operating advisor and its respective affiliates may have interests that are in conflict with those of certificateholders, especially if either operating advisor or any of its respective affiliates holds certificates or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Additionally, each operating advisor services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of either operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the related operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the offered certificates.  Any of the underwriters may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates.  If that were to occur, that underwriter’s interests may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or holders of pari passu companion loans or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders or holders of pari passu companion loans.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  UBS Securities LLC, one of the underwriters, is an affiliate of UBS Commercial Mortgage Securitization Corp., the depositor, and UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller.  Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Bank PLC, a sponsor and a mortgage loan seller.

Furthermore, Barclays Bank PLC, a mortgage loan seller and an affiliate of one of the underwriters, is the purchaser under repurchase agreements with Archetype Mortgage Funding II LLC, a sponsor and a mortgage loan seller, and RAIT CMBS Conduit II, LLC, an originator of one of the mortgage loans that Barclays Bank PLC is selling to the depositor, in each case for the purpose of providing short-term warehouse financing of mortgage loans originated or acquired by Archetype Mortgage Funding II LLC and RAIT CMBS Conduit II, LLC, respectively.  The mortgage loans subject to the repurchase facility that will be sold by Archetype Mortgage Funding II LLC to the depositor in connection with this securitization transaction have an aggregate outstanding principal balance as of the cut-off date of approximately $107,373,511.  Proceeds received by Archetype Mortgage Funding II LLC in connection with this securitization transaction will be applied, among other things to make payments to Barclays Bank PLC as the repurchase agreement counterparty.  Proceeds received by RAIT CMBS Conduit II, LLC in connection with the sale by Barclays Bank PLC to the depositor of the mortgage loan originated by RAIT CMBS Conduit II, LLC will be applied, among other things, to reacquire the related financed mortgage loan and make payments to Barclays Bank PLC as the repurchase agreement counterparty.

See “—Conflicts of Interest May Arise Due to the Activities of the Sponsor” below, and “Summary—Relevant Parties—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The “lead directing holder,” RREF CMBS AIV, LP, the anticipated investor in the Class E, Class F and Class G certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets.  The asset pool as originally proposed by the sponsors was adjusted based on some of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the lead directing holder or that the final pool as influenced by the lead directing holder’s feedback will not adversely affect the performance of your certificates and benefit the performance of the lead directing holder’s certificates.  Because of the differing subordination levels, the lead directing holder has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the lead directing holder but that does not benefit other investors.  In addition, the lead directing holder may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.  The lead directing holder performed due diligence solely for its own benefit.  The lead directing holder has no liability to any person or entity for conducting its due diligence.  The lead directing holder is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the lead directing holder’s acceptance of a mortgage loan.  The lead directing holder’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The lead directing holder or its designee will constitute the initial directing holder with respect to the mortgage loans and thus would have certain rights to direct and consult with the special servicer and the special servicer of the pari passu loan combinations, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

Because the incentives and actions of the directing holder may, in some circumstances, differ from or be adverse to those of purchasers of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.  Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Removal of the Special Servicer” in this prospectus supplement, the directing holder generally has certain rights to remove the special servicer (or the special servicer of each pari passu loan combination) and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in fewer proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

While the matters described in the two preceding paragraphs could cause conflicts with the duties of a servicer to the issuing entity under the pooling and servicing agreement, with respect to the duties of the master servicer, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.  The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of the mortgage loan sellers or their affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Conflicts of Interest May Arise Due to the Activities of the Sponsor.  Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and such mortgage loan seller or its affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with a directing holder or a controlling class certificateholder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the related pooling and servicing agreement and/or the related intercreditor or co-lender agreement and limitations on such person’s right to replace the special servicer.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association and UBS Real Estate Securities Inc., Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by UBS Real Estate Securities Inc. (approximately $786,232,187 outstanding pool balance as of the cut-off date).

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and UBS Real Estate Securities Inc., Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by UBS Real Estate Securities Inc. (approximately $159,250,000 outstanding pool balance as of the cut-off date).

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Barclays Bank PLC, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Barclays Bank PLC and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by Barclays Bank PLC (approximately $61,919,443 outstanding pool balance as of the cut-off date).

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Archetype Mortgage Funding II LLC, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans owned from time to time by Archetype Mortgage Funding II LLC, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding II LLC (approximately $111,373,511 outstanding pool balance as of the cut-off date).

You Will Have Less Control Over the Servicing of the Pari Passu Mortgage Loans

Each pari passu mortgage loan is secured by a mortgaged property that also secures a pari passu companion mortgage loan that is not an asset of the issuing entity.  Each pari passu mortgage loan is serviced and administered by Wells Fargo Bank, National Association, the master servicer under a separate pooling and servicing agreement, and, if applicable, will be specially serviced by Midland Loan Services, a Division of PNC Bank, National Association, the special servicer under such pooling and servicing agreement.  This other pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement relating to this securitization transaction.  As a result, you will have less control over the servicing of the pari passu mortgage loans than you would have if such pari passu mortgage loans were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Article 122a of European Union Directive 2006/48/EC (as implemented by the member states of the European Economic Area) applies, in general, to newly issued securitizations after December 31, 2010.  Article 122a restricts a European Economic Area regulated credit institution and consolidated group affiliates thereof from investing in a securitization  unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to such regulated credit institution and its consolidated group affiliates that it will retain, on an ongoing basis, a net economic interest of not less than 5% (or such higher percentage as may be required by the national law of the relevant European Economic Area member state) in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that a regulated credit institution and its consolidated group affiliates be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant regulated credit institution and its consolidated group affiliates.  None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by a regulated credit institution and its consolidated group affiliates for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of a regulated credit institution and its consolidated group affiliates and on the value and liquidity of the offered certificates in the secondary market.  Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments.  These regulations may subject investments in commercial mortgage-backed securities by such institutions to greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the treatment of commercial mortgage-backed securities for regulatory capital purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties, the exercise of a purchase option by a mezzanine lender or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool —Split Loan Structures,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit,” “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Yield Considerations

The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield.  If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  Archetype Mortgage Funding II LLC, a mortgage loan seller, has limited assets.  However, Archetype Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Archetype Mortgage Funding II LLC under the related mortgage loan purchase agreement as described in “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.  Neither we nor any of our affiliates are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  We cannot provide assurances that each mortgage loan seller (or Archetype Mortgage Capital LLC, as a guarantor of the repurchase or substitution obligation of Archetype Mortgage Funding II LLC) will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Sponsors and the Mortgage Loan Sellers” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient To Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans will be allocated to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, reducing amounts otherwise payable to each such class.  Any remaining losses will then be allocated to the various classes of offered certificates, pro rata, based on their respective certificate balances, and with respect to interest losses only, to the offered certificates and the Class X-A and Class X-B certificates, pro rata, based on their respective entitlements.  However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B, Class C, Class D, Class E, Class F and Class G  certificates, any losses allocated to such classes of certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-B certificates are entitled, notwithstanding that the Class X-B certificates are senior in right of payment to such classes of certificates.  Similarly, any losses allocated to the Class A-S certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-S certificates.

Each class of certificates (other than the Class G, Class V, Class R and Class LR certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced, and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher percentage ownership interest in the issuing entity (and therefore related distributions of principal payments on the remaining mortgage loans) than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than the pari passu mortgage loans, which are being serviced pursuant to a separate pooling and servicing agreement) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and

Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this prospectus supplement.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.  Neither the master servicer nor the special servicer will have the ability to extend or modify any pari passu mortgage loan, because such mortgage loan is being serviced by another master servicer and special servicer pursuant to a separate pooling and servicing agreement, which contains provisions that are similar to, but not identical to, the provisions of the pooling and servicing agreement for this transaction.  Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to borrower default or to modification of the related pari passu mortgage loan by the special servicer or the applicable special servicer servicing such pari passu mortgage loan, will likely extend the weighted average life of such class of certificates.  See “Yield and Maturity Considerations” in this prospectus supplement and in the prospectus.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  In addition, the master servicer, the special servicer or the trustee, as applicable, of the pari passu mortgage loans will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer (under the pooling and servicing agreement) and the master servicer of the pari passu mortgage loans (under the UBS-Citigroup 2011-C1 pooling and servicing agreement), each are entitled to receive or assign a portion of its respective  master servicing fee referred to as the excess servicing strip.  If a master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates.  While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this prospectus supplement under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this prospectus supplement can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any certificates offered by this prospectus supplement, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, until a specified cross-over date, principal payments on the respective classes of the offered certificates are to be made in a specified order of priority.  Accordingly, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of applicable credit support supporting the offered certificates through the subordination of certain classes of the non-offered certificates, was determined on the basis of criteria established by each rating agency rating the offered certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this prospectus supplement.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and some or all of the certificates may be treated as stock interests in those associations and not as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the U.S. Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC of the issuing entity, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the lower-tier REMIC of the issuing entity to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code of 1986, as amended, that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Internal Revenue Code of 1986, as amended. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the issuing entity and will not represent an interest in or an obligation of any other entity or person.  Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer, and has no consultation rights over the actions by the special servicer for so long as no control termination event has occurred and is continuing, or in the case of a pari passu loan combination, no consultation rights whatsoever.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.”  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because principal on the certificates is generally payable in sequential order, and other than the Class A-AB certificates’ receipt of the related scheduled principal balance, no class entitled to distributions of principal generally receives principal until the certificate balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by rating agencies will be based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  The ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates.  See “Ratings” in this prospectus supplement.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating (i.e. lower than the top four rating categories) by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

The depositor has requested a rating on the offered certificates from three nationally recognized statistical rating organizations.  Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class or those classes of certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

Important Disclaimer: Credit ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

THE SPONSORS AND THE MORTGAGE LOAN SELLERS

UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a Sponsor and a Mortgage Loan Seller, is an affiliate of UBS Securities LLC, one of the Underwriters.  UBSRES originated or acquired certain Mortgage Loans sold to the Depositor by it.  UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide.  UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services.  It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio.  Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’ Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements.  UBSRES has been engaged in the securitization of a variety of assets since 1983.  UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $11,751,429,863 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States.  The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus supplement in Annex G), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The

Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex F to, this prospectus supplement.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes.  Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBSRES Mortgage Loans

Overview.  UBSRES, in its capacity as the Sponsor of the UBSRES Mortgage Loans, has conducted a review of the UBSRES Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the UBSRES Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBSRES’ affiliates (the “UBSRES Deal Team”).  The review procedures described below were employed with respect to all of the UBSRES Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the UBSRES Deal Team created a database of loan-level and property-level information relating to each UBSRES Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan Documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBSRES during the underwriting process.  After origination of each UBSRES Mortgage Loan, the UBSRES Deal Team updated the information in the database with respect to the UBSRES Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBSRES Deal Team, to the extent such updates were provided to, and deemed material by, the UBSRES Deal Team.

A data tape (the “UBSRES Data Tape”) containing detailed information regarding each UBSRES Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBSRES Data Tape was used by the UBSRES Deal Team to provide the numerical information regarding the UBSRES Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. UBSRES engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBSRES, relating to information in this prospectus supplement regarding the UBSRES Mortgage Loans.  These procedures included:

●	comparing the information in the UBSRES Data Tape against various source documents provided by UBSRES;

●
comparing numerical information regarding the UBSRES Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the UBSRES Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBSRES Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  UBSRES engaged various law firms to conduct certain legal reviews of the UBSRES Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each UBSRES Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBSRES’ standard form loan documents.  In addition, origination counsel for each UBSRES Mortgage Loan reviewed UBSRES’ representations and warranties set forth on Annex F-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBSRES Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBSRES Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBSRES Mortgage Loans prepared by origination counsel, and (iii) assisting the UBSRES Deal Team in compiling responses to a due diligence questionnaire.  Securitization counsel also reviewed the property release provisions, if any, for each UBSRES Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBSRES Mortgage Loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any UBSRES Mortgage Loan, UBSRES requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  UBSRES conducted a search with respect to each borrower under a UBSRES Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBSRES Mortgage Loan.  If UBSRES became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBSRES Mortgage Loan, UBSRES obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBSRES Deal Team also consulted with UBSRES to confirm that the UBSRES Mortgage Loans were originated or reunderwritten in compliance with the origination and underwriting criteria described below under “—UBSRES’ Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—UBSRES’ Underwriting Standards—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, UBSRES determined that the disclosure regarding the UBSRES Mortgage Loans in this prospectus supplement is accurate in all material respects.  UBSRES also determined that the UBSRES Mortgage Loans were originated in accordance with UBSRES’ origination procedures and underwriting criteria or, in the case of the UBSRES Mortgage Loan identified on Annex A-1 to this prospectus supplement as Thicket Mill MHC, reunderwritten in accordance with the UBSRES’ underwriting criteria.  UBSRES attributes to itself all findings and conclusions resulting from the foregoing review procedures.

UBSRES’ Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis.  UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases.  UBSRES’ credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  UBSRES’ underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy.  There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.  In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt.  Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured.  It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

 Assessments of Property Condition.  As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

(i) Appraisals.  UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii) Environmental Assessment.  UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(i) Engineering Assessment.  In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(ii) Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements.  Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation.  UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions.  The UBSRES Mortgage Loans were originated or, in the case of the UBSRES Mortgage Loan identified on Annex A-1 to this prospectus supplement as Thicket Mill MHC, reunderwritten, in accordance with the underwriting guidelines set forth above.

Repurchase Requests

UBSRES most recently filed a Form ABS-15G on February 14, 2012.  UBSRES’ Central Index Key is 0001541886.  With respect to the period from and including January 1, 2011 to and including December 31, 2011, UBSRES does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

From time to time, UBSRES is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business.  For example:

●	On February 2, 2012, Assured Guaranty filed suit against UBSRES in a New York State Court asserting claims for breach of contract and declaratory relief based on UBSRES’ alleged failure to repurchase allegedly defective mortgage loans with an original principal balance of at least $997 million that serve as collateral for residential mortgage-backed securities sponsored by the Company and insured by Assured Guaranty. Assured Guaranty also claims that UBSRES breached representations and warranties concerning the mortgage loans and breached certain obligations under commitment letters. Assured Guaranty seeks unspecified damages that include payments on current and future claims made under Assured Guaranty insurance policies totaling approximately $308 million as of the filing of the complaint, as well as compensatory and consequential losses, fees, expenses and prejudgment interest.

●
UBSRES and certain of its predecessors are defendants in five class action lawsuits pending in federal and state courts in Missouri filed by individuals who obtained second mortgages from various third-party mortgage originators that were subsequently assigned to UBSRES or its predecessors.  Plaintiffs seek to represent state-wide classes in Missouri and assert that the mortgage originators from which they obtained their mortgages improperly imposed certain fees, in violation of Missouri consumer protection statutes.  The relief sought by plaintiffs includes a refund of certain fees charged and interest paid in connection with their mortgages, relief from future payments of interest and principal, punitive damages and attorneys’ fees.  In January 2011, a federal court denied UBSRES’ motion for summary judgment in one case, ruling that UBSRES could be held liable for certain primary violations of Missouri law by a third-party mortgage originator.  In March 2011, the same court held that the standards for class certification had been largely met and ordered additional briefing on class certification. There has been no substantive progression on this matter since then.

●
Since 2010, UBSRES, along with certain affiliates was named as a defendant in five lawsuits (including one class action) brought by purchasers of residential mortgage-backed securities asserting claims under federal securities law or under state securities and/or state common law based on alleged misrepresentations or omissions in offering documents for approximately $6.7 billion in original face amount of residential mortgage-backed securities underwritten and issued by affiliates.  These lawsuits are in their early stages and motions to dismiss will be filed or remain pending in most of these cases.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a Sponsor and a Mortgage Loan Seller, is an affiliate of Barclays Capital Inc., one of the Underwriters.  The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays Commercial Mortgage Loan Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004.  The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties.  These loans are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, Barclays and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004.  During the period commencing in 2004 and ending on March 31, 2012, Barclays affiliates were the loan sellers in approximately 25 commercial mortgage-backed securitization transactions.  Approximately $8.56 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010 and 2011.  Barclays and its affiliates have not been a loan seller into a securitization of any floating rate commercial or multifamily mortgage loans since 2006.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2011	$100,000,000
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,201

Review of Barclays Mortgage Loans

Overview.  Barclays has conducted a review of the Barclays Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Barclays or one or more of its affiliates (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process.  After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  UBSRES, on behalf of Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus supplement regarding the Barclays Mortgage Loans.  These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Barclays engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Barclays’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans.  Such assistance included, among other things, (i) a review of Barclays’s internal credit memorandum for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Standards” below.  See “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus supplement is accurate in all material respects.  Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described below under “—Exceptions” below.  Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Barclays’ Underwriting Standards

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the mortgage loans originated or acquired by Barclays was generally originated or reunderwritten in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  Barclays originates mortgage loans principally for securitization. Four (4) of the Barclays Mortgage Loans, representing approximately 8.2% of the Initial Outstanding Pool Balance were originated by KeyBank National Association, a national banking association (“KeyBank”), and thereafter acquired by Barclays. One (1) of the Barclays Mortgage Loans, representing approximately 0.3% of the Initial Outstanding Pool Balance was originated by RAIT CMBS Conduit II, LLC (“RAIT”), and thereafter acquired by Barclays. In the case of the mortgage loans acquired from KeyBank and RAIT, Barclays generally reviewed and re-underwrote such mortgage loans in accordance with Barclays’ origination and underwriting guidelines prior to loan closing. Each of these mortgage loans was originated pursuant to mortgage loan documents, the forms of which were reviewed and approved by Barclays or its counsel prior to origination.

General.  Barclays originates commercial mortgage loans from its headquarters in New York.  Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations.  Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays professionals.  These functions were all performed in substantial accordance with the mortgage loan approval procedures described herein.  In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis.  Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.   The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated or table funded by Barclays must be approved by a  credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements.  Generally, Barclays requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 to this prospectus supplement for instances in which reserves were not taken):

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  Barclays relies on information provided by an independent engineer to make this determination.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Barclays generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors - Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Servicing.  Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by KeyCorp Real Estate Capital Markets, Inc. (“KRECM”) or Wells Fargo Bank, National Association. It is anticipated that KRECM will retain primary servicing responsibilities for four of the Barclays Mortgage Loans that were originated by KeyBank National Association.

Exceptions

The Barclays Mortgage Loans were originated or, in the case of the Barclays Mortgage Loans acquired from third-party originators, re-underwritten, in each case, in accordance with the underwriting guidelines set forth above.

The information set forth under this sub-heading has been provided by Barclays.  None of the Depositor, the Underwriters or any other person, other than Barclays, makes any representation or warranty as to the accuracy or completeness of such information.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it, and intends to defend actively each such case.

Archetype Mortgage Funding II LLC

General

Archetype Mortgage Funding II LLC (“AMF II”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Archetype Mortgage Capital LLC (“AMC” and, together with its subsidiaries, including AMF II, “Archetype”).  AMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans.  AMF II is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this prospectus supplement.  Archetype was formed to invest in commercial real estate debt.  The executive offices of Archetype are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Archetype also maintains offices in Charlotte, North Carolina and New York, New York.

Barclays Bank PLC provides warehouse financing to AMF II through a master repurchase facility.  Certain of the AMF II Mortgage Loans, representing approximately 8.1% of the Initial Outstanding Pool Balance, are subject to that repurchase facility.  Proceeds received by AMF II in connection with the sale of the AMF II Mortgage Loans to the Depositor will be applied, among other things to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Archetype’s Securitization Program

This is the second commercial mortgage securitization to which Archetype is contributing loans; however, certain key members of the senior management team of AMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

Archetype originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed-use, self-storage and industrial properties located in North America.  Archetype’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Archetype may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

Review of AMF II Mortgage Loans

Overview.  AMF II has conducted a review of the AMF II Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the AMF II Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Archetype or one or more of its affiliates (the “Archetype Review Team”).  The review procedures described below were employed with respect to all of the AMF II Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Archetype Review Team created a database of loan-level and property-level information relating to each AMF II Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Archetype Review Team during the underwriting process.  After origination of each AMF II Mortgage Loan, the Archetype Review Team updated the information in the database with respect to such AMF II Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Archetype Review Team.

A data tape (the “AMF II Data Tape”) containing detailed information regarding each AMF II Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The AMF II Data Tape was used to provide the numerical information regarding the AMF II Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  UBSRES, on behalf of AMF II, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by AMF II, relating to information in this prospectus supplement regarding the AMF II Mortgage Loans.  These procedures included:

●	comparing the information in the AMF II Data Tape against various source documents provided by AMF II that are described above under “—Database”;

●	comparing numerical information regarding the AMF II Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the AMF II Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the AMF II Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Archetype engaged various law firms to conduct certain legal reviews of the AMF II Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of each AMF II Mortgage Loan, Archetype’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Archetype’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the AMF II Mortgage Loans.  Such assistance included, among other things, (i) a review of Archetype’s internal credit memorandum for each AMF II Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the AMF II Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Archetype Review Team of a due diligence questionnaire relating to the AMF II Mortgage Loans, and (iv) the review of certain loan documents with respect to the AMF II Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Archetype was aware at the origination of any AMF II Mortgage Loan, Archetype requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Archetype Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the AMF II Mortgage Loans to determine whether any AMF II Mortgage Loan materially deviated from the underwriting guidelines set forth under “—AMF II’s Underwriting Standards” below.  See “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, Archetype determined that the disclosure regarding the AMF II Mortgage Loans in this prospectus supplement is accurate in all material respects.  Archetype also determined that the AMF II Mortgage Loans were originated in accordance with Archetype’s origination procedures and underwriting criteria, except as described below under “—Exceptions” below.  AMF II attributes to itself all findings and conclusions resulting from the foregoing review procedures.

AMF II’s Underwriting Standards

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Archetype for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of AMF II’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an AMF II Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “The Sponsors and the Mortgage Loan Sellers” section and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Archetype require approval by a loan credit committee which includes senior executives of AMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Archetype will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Archetype will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Archetype may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Archetype’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Archetype, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Archetype may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Archetype may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Archetype requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Archetype) and the Uniform Standards of Professional Appraisal Practice.

●
Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

●
Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●
Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●
Zoning and Building Code Compliance.  With respect to each mortgage loan, Archetype will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Archetype may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Archetype requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Archetype are as follows:

●
Taxes - typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Archetype with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance - if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Archetype with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●
Replacement Reserves - replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Completion Repair/Environmental Remediation - typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Archetype generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●
Tenant Improvement/Lease Commissions - in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Archetype may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Archetype may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Archetype’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the AMF II Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Title Insurance Policy.  The borrower is required to provide, and Archetype or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Archetype typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions

None of the AMF II Mortgage Loans have exceptions to the related underwriting criteria.

Servicing

Interim servicing for all loans originated by Archetype prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Repurchase Requests

Archetype has no history as a securitizer prior to February 2012 and therefore has not yet filed, nor is it yet required to file, a Form ABS-15G.  Archetype has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

THE DEPOSITOR

The depositor is UBS Commercial Mortgage Securitization Corp. (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on October 12, 2011 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates, in addition to other related activities. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, New York, New York 10019. The telephone number is (212) 713-2000.

This is the first commercial mortgage securitization for which the Depositor is acting as depositor.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust.  The Depositor is required under the underwriting agreement to indemnify the Underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this prospectus supplement for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be UBS Commercial Mortgage Trust 2012-C1 (the “Issuing Entity”).  The Issuing Entity will be a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Properties, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity with respect to a particular Mortgage Loan only to the extent that such party deems such advances to be ultimately recoverable from such Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “The Pooling and Servicing Agreement—Amendment.”  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “The Operating Advisor,”

“The Servicers—The Master Servicer,” “—The Special Servicer” and “The Trustee, Certificate Administrator and Custodian” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans, any REO Properties and any Pari Passu REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans, any REO Properties and any Pari Passu REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a board of directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

 Since the Issuing Entity is a common law trust, it may not be eligible for relief under the Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the UBSRES Mortgage Loans and the AMF II Mortgage Loans from the related Mortgage Loan Sellers to the Depositor and the sale of the Mortgage Loans from the Depositor to the Issuing Entity, legal opinions are required to be rendered to the effect that:

(i)   If such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates.

(ii)   If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

In addition, in connection with the sale of the Barclays Mortgage Loans from the related Mortgage Loan Seller to the Depositor, legal opinions are required to be rendered to the effect that the transfer of the Barclays Mortgage Loans by Barclays will constitute a true sale of the Barclays Mortgage Loans.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of Mortgage Loans” in this prospectus supplement.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments.”  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans (other than the Pari Passu Mortgage Loans) for which it is responsible to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for the Mortgage Loans (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011	As of 3/31/2012
By Approximate Number:	41,703	39,125	38,132	37,406
By Approximate Aggregate Unpaid Principal Balance (in billions):	$473.4	$451.09	$437.68	$431.90

Within this portfolio, as of March 31, 2012, are approximately 26,109 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $352.04 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2012, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2009	$370,868,977,095	$ 492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
YTD* Q1 2012	$334,798,447,856	$1,943,657,539	0.58%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS2+	Above Average	MOR CS2
Master Servicer:	CMS2	Above Average	MOR CS2
Special Servicer:	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	entry of new loan data;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificate holders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Commercial Mortgage Servicing division of Wells Fargo (the “2011 Wells CMS Assessment”), discloses the following material instances of noncompliance with respect to the servicing criteria described in Item 1122(d)(4)(i) of Regulation AB:

“With respect to certain commercial mortgage loans, [Wells Fargo] failed to timely file continuation statements for certain Uniform Commercial Code (“UCC”) financing statements as required by the transaction agreements, thereby causing such UCC financing statements to lapse.  As a result of the non-compliance described above, certain non-possessory security interests in certain types of personal property collateral for these loans became unperfected and, as a result, subject to a possible loss of priority.”

The 2011 Wells CMS Assessment also states that it promptly filed new UCC financing statements for these loans and made improvements to its systems and procedures for the filing of UCC continuation statements.

Pursuant to certain interim servicing agreements between Wells Fargo and UBSRES or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by UBSRES or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, certain of the UBSRES Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, certain of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and AMF II or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by AMF II or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, all of the AMF II Mortgage Loans.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest” in this prospectus supplement.

With respect to 5 Mortgage Loans, representing approximately 14.6% of the Initial Pool Balance, KeyCorp Real Estate Capital Markets, Inc. is acting as primary servicer.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement (in such capacity, the “Special Servicer”).

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch and Morningstar.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.  Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2012, Midland was servicing approximately 33,640 commercial and multifamily mortgage loans with a principal balance of approximately $268 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 12,144 of such loans, with a total principal balance of approximately $127 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.  As of March 31, 2012, Midland was named the special servicer in approximately 139 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $73 billion.  With respect to such transactions as of such date, Midland was administering approximately 299 assets with an outstanding principal balance of approximately $3.7 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2009 to 2011.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2009	2010	2011
CMBS	$145	$136	$130
Other	$130	$133	$137
Total	$275	$269	$267

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2009 to 2011.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2009	2010	2011
Total	$101	$63	$75

Pursuant to a certain interim servicing agreement between Midland Loan Services and UBS Real Estate Securities Inc. and certain of its affiliates, Midland Loan Services acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and those affiliates thereof, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans to be contributed by UBS Real Estate Securities Inc.

Midland may enter into one or more arrangements with the Directing Holder, holders of Controlling Class Certificates, holders of Pari Passu Companion Loans or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment as Special Servicer under the Pooling and Servicing Agreement, any related co-lender intercreditor agreement and the limitations on such person’s right to remove the Special Servicer.

The foregoing information set forth under this heading “The Special Servicer” has been provided by the Special Servicer.

Removal of the Special Servicer

 The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a) with respect to any Mortgage Loan (other than a Pari Passu Mortgage Loan), if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the Directing Holder; and

(b) with respect to any Mortgage Loan (other than a Pari Passu Mortgage Loan), if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing at least 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c) with respect to any Mortgage Loan (other than a Pari Passu Mortgage Loan), if a Consultation Termination Event has occurred, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

With respect to the Mortgage Loans (other than the Pari Passu Mortgage Loans), the procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator and the Trustee of No Downgrade Confirmations from the Rating Agencies (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote).  The Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to the Mortgage Loans (other than the Pari Passu Mortgage Loans), after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the time of recommendation and posting.  If such affirmative vote is obtained, written direction is given by such holders to the Trustee and the Trustee receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), then all of the rights and obligations of the Special Servicer with respect to the Mortgage Loans (other than the Pari Passu Mortgage Loans) under the Pooling and Servicing Agreement will be terminated and the successor Special Servicer recommended by the Operating Advisor will replace the terminated Special Servicer; provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an expense of the Issuing Entity.

With respect to any Pari Passu Loan Combination, if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the UBS-Citigroup 2011-C1 Special Servicer may be removed as special servicer of such Pari Passu Loan Combination at the direction of the Directing Holder; provided, however, that the Directing Holder will be required to consult on a non-binding basis in connection with any such decision with the UBS-Citigroup 2011-C1 Operating Advisor and, prior to the occurrence of a Non-Lead Consultation Termination Event, the Non-Lead Directing Holder.  The appointment of a successor UBS-Citigroup 2011-C1 Special Servicer will be subject to a No Downgrade Confirmation from each Rating Agency and each Companion Rating Agency.

With respect to each Pari Passu Loan Combination, after the occurrence of a Consultation Termination Event and pursuant to the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, if the UBS-Citigroup 2011-C1 Operating Advisor determines that the UBS-Citigroup 2011-C1 Special Servicer with respect to such Pari Passu Loan Combination is not performing its duties in accordance with the servicing standard under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Operating Advisor will have the right to recommend the replacement of the UBS-Citigroup 2011-C1 Special Servicer.  In such event, the UBS-Citigroup 2011-C1 Operating Advisor will be required to deliver to the UBS-Citigroup 2011-C1 Certificate Administrator a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement UBS-Citigroup 2011-C1 Special Servicer, and the UBS-Citigroup 2011-C1 Certificate Administrator will be required to notify the Trustee of such recommendation.  In such event, the Trustee will be required to promptly deliver such recommendation to the Certificate Administrator, and the Certificate Administrator will be required to post notice to all Certificate holders of such recommendation on the Certificate Administrator’s internet website.  The UBS-Citigroup 2011-C1 Operating Advisor’s recommendation to replace the UBS-Citigroup 2011-C1 Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates and the related Non-Lead Certificateholders evidencing at least a majority of the aggregate Pari Passu Voting Rights for the related Pari Passu Loan Combination (which take into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) on an aggregate basis within 180 days from the time of recommendation and posting.  If such affirmative vote is obtained and if the Trustee receives a No Downgrade Confirmation from each of the Rating Agencies and each of the Companion Rating Agencies, all of the rights and obligations of the UBS-Citigroup 2011-C1 Special Servicer with respect to the applicable Pari Passu Loan Combination under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement will be terminated and a successor UBS-Citigroup 2011-C1 Special Servicer recommended by the UBS-Citigroup 2011-C1 Operating Advisor will replace the terminated UBS-Citigroup 2011-C1 Special Servicer; provided such successor UBS-Citigroup 2011-C1 Special Servicer is subject to the terminated UBS-Citigroup 2011-C1 Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement which survive termination.  The reasonable costs and out-of-pocket costs associated with administering the vote of the Certificateholders (including obtaining No Downgrade Confirmations from the Rating Agencies) will be an expense of the Issuing Entity, and the reasonable costs and out-of-pocket costs associated with administering the vote of the Non-Lead Certificateholders (including obtaining No Downgrade Confirmations from the Companion Rating Agencies) will be an expense of the UBS-Citigroup 2011-C1 issuing entity.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any unreimbursed Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“Companion Rating Agency” means, with respect to any Pari Passu Companion Loan, any rating agency that provides ratings on any UBS-Citigroup 2011-C1 securities.

The “Pari Passu Voting Rights”  will be allocated among the Certificateholders and the Non-Lead Certificateholders as follows:  (a) a percentage equal to the product of (1) the Lead Voting Rights Percentage multiplied by (2) 98%, will be allocated among the Certificateholders of the respective Classes of Sequential Pay Certificates in proportion to the respective Certificate Balances of such Classes (in each case, as notionally reduced by Appraisal Reduction Amounts to the applicable Class), (b) a percentage equal to the product of (1) Lead Voting Rights Percentage multiplied by (2) 2%, will be allocated among the Certificateholders of the Class X-A and Class X-B Certificates (allocated to the Class X-A and Class X-B Certificates on a pro rata basis based on their respective outstanding Notional Balances at the time of determination), (c) a percentage equal to the product of (1) the Non-Lead Voting

Rights Percentage multiplied by (2) 98%, will be allocated among Non-Lead Certificateholders (other than interest-only certificateholders) in proportion to the respective certificate balances (as notionally reduced by appraisal reduction amounts to the applicable class) of their certificates and (d) a percentage equal to the product of (1) the Non-Lead Voting Rights Percentage multiplied by (2) 2%, will be allocated among Non-Lead Certificateholders (holding interest-only certificates) in proportion to the notional balances of their certificates.  The Pari Passu Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Pari Passu Voting Rights will be allocated to the Class LR or Class R Certificates.

“Lead Voting Rights Percentage” will be a fraction, expressed as a percentage, (a) the numerator of which is equal to the outstanding principal balance of a Pari Passu Mortgage Loan and (b) the denominator of which is equal to the sum of the outstanding principal balances of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

“Non-Lead Voting Rights Percentage” will be a fraction, expressed as a percentage, (a) the numerator of which is equal to the outstanding principal balance of the Pari Passu Companion Loan and (b) the denominator of which is equal to the sum of the of the outstanding principal balances of such Pari Passu Companion Loan and the related Pari Passu Mortgage Loan.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement regarding Depositor’s compliance with applicable securities laws.

In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation from each Rating Agency.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Deutsche Bank Trust Company Americas (“DBTCA”), a New York banking corporation, will act as trustee (in that capacity, the “Trustee”) and as the certificate administrator (in that capacity, the “Certificate Administrator”), the Custodian and the Paying Agent under the Pooling and Servicing Agreement.

DBTCA is a New York banking corporation  with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration – UB12C1, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and has significant experience in this area.  In 2011 and 2012, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on eighteen series of commercial mortgage-backed securities with an aggregate principal balance of approximately $15.7 billion.  In its capacity as trustee on commercial-mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, DBTCA, as trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.  DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

DBTCA will act as Custodian of the Mortgage Loan files (other than with respect to the Pari Passu Mortgage Loans) pursuant to the Pooling and Servicing Agreement and will act as custodian of the Pari Passu Mortgage Loan files pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the Mortgage Loan files in secure, fire-resistant facilities. DBTCA will not physically segregate the Mortgage Loan files from other mortgage files in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each Mortgage Loan file and will show that the Mortgage Loan Documents are held on behalf of the Issuing Entity.

The foregoing information concerning the Trustee and the Certificate Administrator has been provided by the Trustee and the Certificate Administrator.  The Trustee and the Certificate Administrator do not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee or the Certificate Administrator), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee and the Certificate Administrator) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the Operating Advisor may maintain banking and other commercial relationships with the Trustee/Certificate Administrator and its affiliates.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform on their face to the requirements of that agreement.  Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such occurrence, unless such termination event shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of

Voting Rights is required for such action).  If no Servicer Termination Event shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made in the Pooling and Servicing Agreement.

Under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Trustee is entitled to indemnification pursuant to provisions that are substantially similar, if not identical, to those described above.  With respect to a Pari Passu Loan Combination, the indemnification described in the preceding sentence that relates to the applicable Pari Passu Loan Combination will first be paid out of the aggregate amounts available with respect to such Pari Passu Combination.  If such available funds are insufficient, and such indemnification is paid from other general collections from the UBS-Citigroup 2011-C1 securitization, then the Issuing Entity, pursuant to the related Co-Lender Agreement, will be obligated to reimburse its pro rata share of such indemnity payments.  See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer.  If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement) and (iii)(a) an institution whose unsecured long-term debt is rated at least “A-” by Fitch, Inc. (“Fitch”) and “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”), and (b) whose short-term unsecured debt is rated at least “F1” by Fitch and “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or otherwise associated with that termination, necessary to effect the transfer of its responsibilities to the successor trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a  TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Depositor may terminate the Trustee upon 5 business days’ notice if the Trustee fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Certain Matters Regarding the Certificate Administrator

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, DBTCA is responsible for the preparation and filing of all tax returns on behalf of the Trust REMICs and the Grantor Trust.

The Certificate Administrator shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii)(a) an institution whose unsecured long-term debt is rated at least “A-” by Fitch and “Aa3” by Moody’s and (b) whose short-term unsecured debt is rated at least “F1” by Fitch and “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies.

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

If at any time the Certificate Administrator ceases to be eligible to continue as Certificate Administrator under the Pooling and Servicing Agreement, or if at any time the Certificate Administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Certificate Administrator, any public officer takes charge or control of the Certificate Administrator or its property, the Master Servicer or the Depositor will be authorized to remove the Certificate Administrator and appoint a successor Certificate Administrator.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Certificate Administrator under the Pooling and Servicing Agreement and appoint a successor Certificate Administrator.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

Under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Certificate Administrator is entitled to indemnification pursuant to provisions that are substantially similar, if not identical, to those described above.  With respect to a Pari Passu Loan Combination, the indemnification described in the preceding sentence that relates to the applicable Pari Passu Loan Combination will first be paid out of the aggregate amounts available with respect to such Pari Passu Combination.  If such available funds are insufficient, and such indemnification is paid from other general collections from the UBS-Citigroup 2011-C1 securitization, then the Issuing Entity, pursuant to the related Co-Lender Agreement, will be obligated to reimburse its pro rata share of such indemnity payments.  See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the

Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator, custodian and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee if the resigning Certificate Administrator is not the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from general collections on the Mortgage Pool (prior to application of such interest payments to make payments on the certificates), will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”) equal to 0.00082% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

The Certificate Administrator is acting as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement (other than the Pari Passu Mortgage Loans, for which the UBS-Citigroup 2011-C1 Certificate Administrator is the custodian pursuant to the UBS-Citigroup 2012-C1 Pooling and Servicing Agreement) (in such capacity, the “Custodian”).  The Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  The Custodian will hold the Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement (or, with respect to each Pari Passu Mortgage Loan, the UBS-Citigroup 2012-C1 Pooling and Servicing Agreement).

THE OPERATING ADVISOR

TriMont Real Estate Advisors, Inc., a Georgia corporation (“TriMont”), will act as operating advisor under the pooling and servicing agreement (in that capacity, the “Operating Advisor”). The principal office of TriMont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. TriMont also has offices located in Irvine, California, New York, New York and Leusden, The Netherlands.

TriMont provides services to real estate lenders and investors on both debt and equity investments.  Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis.  TriMont is rated by S&P as Commercial Mortgage Special Servicer (Above Average) and Construction Loan Servicer (Strong) and by Fitch, Inc. as a Primary Servicer (CPS2) and Special Servicer (CSS2).

TriMont has been named operating advisor or trust advisor on 9 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $10 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

TriMont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under TriMont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to TriMont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, TriMont’s disaster recovery plan is reviewed annually.

As of December 31, 2011, TriMont was special servicing approximately 580 loans and REO (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $1.6 billion. TriMont has been named special servicer on 31 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $31 billion.  The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. TriMont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which TriMont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of TriMont as primary servicer or special servicer, including as a result of TriMont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, TriMont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  TriMont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

TriMont is not an affiliate of the Depositor, the Underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the Sponsors.

The foregoing information has been provided by TriMont.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UBS Commercial Mortgage Securitization Corp., the Depositor, is an affiliate of UBSRES, a Sponsor and a Mortgage Loan Seller, and UBS Securities LLC, one of the Underwriters.

Barclays, a Sponsor and a Mortgage Loan Seller, is an affiliate of and Barclays Capital Inc., one of the Underwriters.

Barclays, an affiliate of one of the Underwriters, provides warehouse financing to AMF II, a Sponsor and a Mortgage Loan Seller, through a master repurchase facility.  Certain of the AMF II Mortgage Loans, representing approximately 8.1% of the Initial Outstanding Pool Balance, are subject to that repurchase facility.  Proceeds received by AMF II in connection with the contribution of the AMF II Mortgage Loans to this securitization transaction will be applied, among other things, to make payments to Barclays as the repurchase agreement counterparty.

Pursuant to an interim servicing agreement between Midland and UBSRES, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBSRES and its affiliates, including, prior to their inclusion in the issuing entity, certain of the UBSRES Mortgage Loans (approximately $786,232,187 aggregate Cut-off Date Balance).

Pursuant to an interim servicing agreement between Wells Fargo and UBSRES, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBSRES and its affiliates, including, prior to their inclusion in the issuing entity, certain of the UBSRES Mortgage Loans (approximately $159,250,000 aggregate Cut-off Date Balance).

Pursuant to an interim servicing agreement between Wells Fargo and Barclays, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Barclays and its affiliates, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans (approximately $61,919,443 aggregate Cut-off Date Balance).

Pursuant to an interim servicing agreement between Wells Fargo and AMF II, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by AMF II, including, prior to their inclusion in the issuing entity, all of the AMF II Mortgage Loans (approximately $111,373,511 aggregate Cut-off Date Balance).

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 73 fixed-rate mortgage loans (collectively, the “Mortgage Loans”) secured by first liens on 100 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,330,934,174 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5%.  The principal balances of the Mortgage Loans as of the related due date of such Mortgage Loan in May 2012 (or May 1, 2012 if such Mortgage Loan does not have a due date in May 2012) (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $2,239,657 to $120,000,000 and the average Cut-off Date Balance will be $18,231,975, subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during May 2012 are timely made.  All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this prospectus supplement without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street are each referred to as a “Pari Passu Mortgage Loan” in this prospectus supplement.  Each Pari Passu Mortgage Loan has a companion mortgage loan referred to as a “Pari Passu Companion Loan“ in this prospectus supplement.  Each Pari Passu Mortgage Loan together with its related Pari Passu Companion Loan is referred to in this prospectus supplement as a “Pari Passu Loan Combination.”  Each Pari Passu Mortgage Loan is pari passu in right of payment to the related Pari Passu Companion Loan.  No Pari Passu Companion Loan is included in the Mortgage Pool.  Each Pari Passu Companion Loan is an asset in the UBS-Citigroup Commercial Mortgage Trust 2011-C1 (“UBS-Citigroup 2011-C1”).

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each of the Mortgages creates a first lien on the interests of the related borrower or mortgagor in the related Mortgaged Property, as set forth on the following table:

Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
Fee Simple Estate(2)	99	94.4%
Leasehold Estate	1	5.6
Total	100	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	Includes Mortgage Loans secured by the borrower’s leasehold interest in the related Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

In general, the Mortgage Loans secured by Mortgaged Properties located in Maryland have each been structured as an indemnity deed of trust (an “IDOT”).  The IDOT is structured so that the lender makes the loan to an affiliate of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a deed of trust on the property owner’s property.  Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities.  In the case of a Mortgage Loan structured as an IDOT, references to “borrower” in this prospectus supplement will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
6th	0	48	79.9%
6th	5	1	1.1%
1st	0	6	8.5%
1st	5	18	10.4%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  The information in the table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor or the Trustee or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be nonrecourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this prospectus supplement, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related asset maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real estate taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, (iii) other matters to which like properties or properties in the same jurisdiction are commonly subject, (iv) the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property, and (v) mortgage liens for a Pari Passu Companion Loan.  However, in the case of some of the Mortgaged Properties, a related tenant may have a right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans

Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this prospectus supplement.

Ten Largest Mortgage Loans

The following table sets forth information regarding the ten largest Mortgage Loans in the pool, which represent approximately 55.8% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Interest Rate	Remaining Term to Maturity (Months)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV at Maturity	NOI DY
Dream Hotel Downtown Net Lease	$120,000,000	9.0%	5.1790%	118	1.13	x	70.6%	70.6%	5.9%
Civic Opera House	94,708,353	7.1%	5.8830%	117	1.23	x	72.9%	61.8%	9.9%
Trinity Centre(1)	88,000,000	6.6%	5.8975%	112	1.31	x	59.3%	51.3%	10.5%
Poughkeepsie Galleria(1)	84,872,577	6.4%	6.6115%	114	1.28	x	65.1%	57.3%	10.2%
Hartford 21	75,000,000	5.6%	5.4490%	119	1.29	x	69.4%	60.8%	9.1%
Hilton Nashville Downtown	65,675,719	4.9%	5.1970%	117	1.90	x	64.4%	48.7%	15.3%
1700 Market Street(1)(2)	61,050,000	4.6%	5.1700%	53	1.41	x	69.4%	66.5%	10.2%
Bridgewater Falls	60,307,749	4.5%	5.7005%	117	1.32	x	73.0%	61.6%	9.9%
101 5th Avenue	52,389,270	3.9%	5.3460%	118	1.29	x	61.6%	51.3%	9.1%
Tharaldson Portfolio(3)	40,491,809	3.0%	6.0360%	119	1.43	x	66.3%	51.5%	12.6%
Total/Wtd. Avg	$742,495,476	55.8%	5.6467%	111	1.33	x	67.5%	59.3%	9.9%

(1)
For each of the Pari Passu Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street, respectively, the numerical and statistical information relating to loan-to-value ratios and debt yields includes such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.  For purposes of calculating debt service coverage ratios for each such Pari Passu Mortgage Loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after expiration of the initial interest-only period (or, in the case of the Poughkeepsie Galleria Pari Passu Mortgage Loan, after the Cut-off Date) for the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

(2)
With respect to the Pari Passu Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 1700 Market Street, the debt service coverage ratio was calculated based on the interest rate of 5.170% per annum as of the Cut-off Date for such 1700 Market Street Pari Passu Mortgage Loan, which interest rate will increase to 5.340% per annum beginning on the payment date in November 2014.

(3)
Tharaldson Portfolio consists of five cross-collateralized and cross-defaulted Mortgage Loans secured by Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Rancho Cucamonga/Ontario Courtyard by Marriott, Daytona Residence Inn, Rancho Cucamonga/Ontario Hilton Garden Inn, Corona Residence Inn, San Bernardino Fairfield Inn.  The loan-to-value ratios, debt service coverage ratios and debt yields are calculated on an aggregate basis taking into account all of the Mortgage Loans that are part of the Tharaldson Portfolio.

Information with respect to each of the above mortgage loans or groups is set forth in Annex B to this prospectus supplement.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before May 8, 2012 (the “Closing Date”) from UBSRES, Barclays and AMF II (collectively, (the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to three separate mortgage loan purchase agreements (each a “Mortgage Loan Purchase Agreement”), each to be between the applicable Mortgage Loan Seller and the Depositor.  See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

Of the Mortgage Loans to be included in the Issuing Entity:

50 of the Mortgage Loans (the “UBSRES Mortgage Loans”), representing approximately 81.4% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $1,082,842,239, will be transferred to the Depositor by UBSRES;

8 of the Mortgage Loans (the “Barclays Mortgage Loans”), representing approximately 10.3% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $136,718,424, will be transferred to the Depositor by Barclays; and

15 of the Mortgage Loans (the “AMF II Mortgage Loans”), representing approximately 8.4% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $111,373,511, will be transferred to the Depositor by AMF II.

Each Mortgage Loan Seller or one of its affiliates originated or acquired the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee therein, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and the underwriting conducted by each Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.  Other than as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 12-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this prospectus supplement, where such conditions were identified:

●	the circumstance or condition has been remediated in all material respects;

●	the borrower or a third party has escrowed funds to effect the remediation, although such escrows may not be held by the lender;

●	a responsible party, not related to the borrower, has been identified by the applicable governmental authority;

●
an operations and maintenance plan has been or will be implemented or the related borrower or an affiliate thereof is otherwise currently taking or required to take actions to address the circumstance or condition;

●	environmental insurance with respect to such condition has been obtained;

●	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the loan sponsor;

●
a “no further action” letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of taking any action, or of requiring that any action be taken by the borrower or any other person, with respect to such condition; or

●	an environmental consultant did not recommend further investigation or remediation.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments.  Each Mortgage Loan Seller has informed the Depositor that, with certain limited exceptions, inspections of most of the related Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis.  Each Mortgage Loan Seller has informed the Depositor that an appraisal or market analysis for all of the related Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of such Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan and, with respect to any Mortgage Loan related to a Pari Passu Loan Combination, the outstanding principal balance of the related Pari Passu Loan Combination, (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to any Mortgage Loan related to a Pari Passu Loan Combination, the outstanding principal balance of the related Pari Passu Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements.  Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties, if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” subject to the following paragraph, the related borrower must obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

Certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) permitting the related borrower to rely on terrorism insurance obtained by, or on self insurance provided by, a tenant, or (iv) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this prospectus supplement.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.  In addition, with respect to some of the mortgaged properties, a sole tenant, a significant tenant or a credit-rated tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related loan sponsor that are not included in this securitization.  For example, with respect to the top 20 Mortgage Loans, 30 of the related Mortgaged Properties, which collectively represent approximately 70.7% of the Initial Outstanding Pool Balance by Allocated Loan Amount, certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Split Loan Structures

The following table represents certain information regarding the Mortgage Loans and Pari Passu Companion Loans that comprise Pari Passu Loan Combinations:

Mortgage Loan Name	Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Mortgage Loan U/W NCF DSCR		Loan Combination U/W NCF DSCR		Mortgage Loan Cut-off Date LTV Ratio
Trinity Centre	$88,000,000	$72,000,000	$160,000,000	1.31	x	1.31	x	59.3%
Poughkeepsie Galleria	$84,872,577	$69,441,199	$154,313,776	1.28	x	1.28	x	65.1%
1700 Market Street	$61,050,000	$49,950,000	$111,000,000	1.41	x	1.41	x	69.4%

Mortgage Loan Name	Loan Combination Cut-off Date LTV Ratio	Mortgage Loan U/W NOI Debt Yield	Loan Combination U/W NOI Debt Yield	Mortgage Loan U/W NCF Debt Yield	Loan Combination U/W NCF Debt Yield
Trinity Centre	59.3%	10.5%	10.5%	9.6%	9.6%
Poughkeepsie Galleria	65.1%	10.2%	10.2%	9.7%	9.7%
1700 Market Street	69.4%	10.2%	10.2%	9.3%	9.3%

Trinity Centre Pari Passu Loan Combination

Trinity Centre Loan.  The Pari Passu Mortgage Loan secured by the Mortgaged Property identified as Trinity Centre on Annex A-1 to this prospectus supplement, representing approximately 6.6% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $88,000,000 (the “Trinity Centre Loan”), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Trinity Centre Mortgaged Property”). The Trinity Centre Loan is evidenced by promissory note A-2. The mortgage loan evidenced by promissory note A-1, with an outstanding principal balance of $72,000,000, is referred to in this prospectus supplement as the “Trinity Centre Pari Passu Companion Loan.” The Trinity Centre Pari Passu Companion Loan will not be included in the Issuing Entity. Only the Trinity Centre Loan will be included in the Issuing Entity. The Trinity Centre Loan and the Trinity Centre Pari Passu Companion Loan are pari passu in right of payment with each other. The Trinity Centre Loan and the Trinity Centre Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the “Trinity Centre Pari Passu Loan Combination.”

The Trinity Centre Pari Passu Companion Loan is an asset in UBS-Citigroup 2011-C1.

The holders of the Trinity Centre Pari Passu Loan Combination (the “Trinity Centre Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Trinity Centre Noteholder (the “Trinity Centre Co-Lender Agreement”).

Servicing.  Pursuant to the terms of the Trinity Centre Co-Lender Agreement, the Trinity Centre Pari Passu Loan Combination will be serviced and administered pursuant to the terms of the pooling and servicing agreement that governs the UBS-Citigroup 2011-C1 securitization (the “UBS-Citigroup 2011-C1 Pooling and Servicing Agreement”), which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.

Distributions. Under the terms of the Trinity Centre Co-Lender Agreement, any payment (whether principal or interest or prepayment under the Trinity Centre Pari Passu Loan Combination, or proceeds relating to the Trinity Centre Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any party to the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement or the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, as applicable)) will be applied to the Trinity Centre Loan and the Trinity Centre Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.  The Trinity Centre Co-Lender Agreement also provides that expenses, losses and shortfalls relating to the Trinity Centre Pari Passu Loan Combination will be allocated, on a pro rata and pari passu basis, to the Trinity Centre Noteholders.

Consultation and Consent.  As described under “The Pooling and Servicing Agreement—The “Directing Holder” in this prospectus supplement, the Directing Holder will have the right to consult with, direct and advise (including with respect to “Major Decisions” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, which are identical to the Major Decisions under the Pooling and Servicing Agreement) the UBS-Citigroup 2011-C1 Master Servicer and the UBS-Citigroup 2011-C1 Special Servicer with respect to the Trinity Centre Pari Passu Loan Combination.  For so long as no Non-Lead Consultation Termination Event has occurred and is continuing, the UBS-Citigroup 2011-C1 Master Servicer and UBS-Citigroup 2011-C1 Special Servicer must also consult (on a non-binding basis) with the Non-Lead Directing Holder with respect to “Major Decisions” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement to be taken with respect to the Trinity Centre Pari Passu Loan Combination.

Poughkeepsie Galleria Pari Passu Loan Combination

Poughkeepsie Galleria Loan. The Pari Passu Mortgage Loan secured by the Mortgaged Property identified as Poughkeepsie Galleria on Annex A-1 to this prospectus supplement, representing approximately 6.4% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $84,872,577 (the “Poughkeepsie Galleria Loan”), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Poughkeepsie Galleria Mortgaged Property”). The Poughkeepsie Galleria Loan is evidenced by promissory note A-2 and has a Cut-off Date Balance of $84,872,577. The mortgage loan evidenced by promissory note A-1, with an outstanding principal balance of $69,441,199 is referred to in this prospectus supplement as the “Poughkeepsie Galleria Pari Passu Companion Loan.” The Poughkeepsie Galleria Pari Passu Companion Loan will not be included in the Issuing Entity. Only the Poughkeepsie Galleria Loan will be included in the Issuing Entity. The Poughkeepsie Galleria Loan and the Poughkeepsie Galleria Pari Passu Companion Loan are pari passu in right of payment with each other. The Poughkeepsie Galleria Loan and the Poughkeepsie Galleria Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the “Poughkeepsie Galleria Pari Passu Loan Combination.”

The Poughkeepsie Galleria Pari Passu Companion Loan is an asset in UBS-Citigroup 2011-C1.

The holders of the Poughkeepsie Galleria Pari Passu Loan Combination (the “Poughkeepsie Galleria Noteholders”) have entered into co-lender agreement that sets forth the respective rights of each Poughkeepsie Galleria Noteholder (the “Poughkeepsie Galleria Co-Lender Agreement”).

Servicing.  Pursuant to the terms of the Poughkeepsie Galleria Co-Lender Agreement, the Poughkeepsie Galleria Pari Passu Loan Combination will be serviced and administered pursuant to the terms of the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.

Distributions. Under the terms of the Poughkeepsie Galleria Co-Lender Agreement, any payment (whether principal or interest or prepayment under the Poughkeepsie Galleria Pari Passu Loan Combination, or proceeds relating to the Poughkeepsie Galleria Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any party to the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement or the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, as applicable)) will be applied to the Poughkeepsie Galleria Loan and the Poughkeepsie Galleria Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.  The Poughkeepsie Galleria Co-Lender Agreement also provides that expenses, losses and shortfalls relating to the Poughkeepsie Galleria Pari Passu Loan Combination will be allocated, on a pro rata and pari passu basis, to the Poughkeepsie Galleria Noteholders.

Consultation and Consent.  As described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, the Directing Holder will have the right to consult with, direct and advise (including with respect to “Major Decisions” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, which are identical to the Major Decisions under the Pooling and Servicing Agreement) the UBS-Citigroup 2011-C1 Master Servicer and the UBS-Citigroup 2011-C1 Special Servicer with respect to the Poughkeepsie Galleria Pari Passu Loan Combination.  For so long as no Non-Lead Consultation Termination Event has occurred and is continuing, the UBS-Citigroup 2011-C1 Master Servicer and UBS-Citigroup 2011-C1 Special Servicer must also consult (on a non-binding basis) with the Non-Lead Directing Holder with respect to “Major Decisions” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement to be taken with respect to the Poughkeepsie Galleria Pari Passu Loan Combination.

1700 Market Street Pari Passu Loan Combination

1700 Market Street Loan. One Mortgage Loan secured by the Mortgaged Property identified as 1700 Market Street on Annex A-1 to this prospectus supplement, representing approximately 4.6% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $61,050,000 (the “1700 Market Street Loan”), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “1700 Market Street Mortgaged Property”). The 1700 Market Street Loan is evidenced by promissory note A-2 and has a Cut-off Date Balance of $61,050,000. The mortgage loan evidenced by promissory note A-1, with an outstanding principal balance of $49,950,000, is referred to in this prospectus supplement as the “1700 Market Street Pari Passu Companion Loan.” The 1700 Market Street Pari Passu Companion Loan will not be included in the Issuing Entity. Only the 1700 Market Street Loan will be included in the Issuing Entity. The 1700 Market Street Loan and the 1700 Market Street Pari Passu Companion Loan are pari passu in right of payment with each other. The 1700 Market Street Loan and the 1700 Market Street Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the “1700 Market Street Pari Passu Loan Combination.”

The holders of the 1700 Market Street Pari Passu Loan Combination (the “1700 Market Street Noteholders”) have entered into co-lender agreement that sets forth the respective rights of each 1700 Market Street Noteholder (the “1700 Market Street Co-Lender Agreement”, and collectively with the Trinity Centre Co-Lender Agreement and the Poughkeepsie Galleria Co-Lender Agreements, the “Co-Lender Agreements”).

Servicing.  Pursuant to the terms of the 1700 Market Street Co-Lender Agreement, the 1700 Market Street Pari Passu Loan Combination will be serviced and administered pursuant to the terms of the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.

Distributions. Under the terms of the 1700 Market Street Co-Lender Agreement, any payment (whether principal or interest or prepayment under the 1700 Market Street Pari Passu Loan Combination, or proceeds relating to the 1700 Market Street Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any party to the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement or the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, as applicable)) will be applied to the 1700 Market Street Loan and the 1700 Market Street Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.  The 1700 Market Street Co-Lender Agreement also provides that expenses, losses and shortfalls relating to the 1700 Market Street Pari Passu Loan Combination will be allocated, on a pro rata and pari passu basis, to the 1700 Market Street Noteholders.

Consultation and Consent.  As described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, the Directing Holder will have the right to consult with, direct and advise (including with respect to “Major Decisions” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, which are identical to the Major Decisions under the Pooling and Servicing Agreement) the UBS-Citigroup 2011-C1 Master Servicer and the UBS-Citigroup 2011-C1 Special Servicer with respect to the 1700 Market Street Pari Passu Loan Combination.  For so long as no Non-Lead Consultation Termination Event has occurred and is continuing, the UBS-Citigroup 2011-C1 Master Servicer and UBS-Citigroup 2011-C1 Special Servicer must also consult (on a non-binding basis) with the Non-Lead Directing Holder with respect to “Major Decisions” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement to be taken with respect to the 1700 Market Street Pari Passu Loan Combination.

Additional Mortgage Loan Information

General.  The information in this prospectus supplement (including the Annexes to this prospectus supplement) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited and, in most cases, were not prepared in accordance with generally accepted accounting principals (“GAAP”).  The sum of the amounts in any charts throughout this prospectus supplement, including the Annexes to this prospectus supplement, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with GAAP is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this prospectus supplement and in the Annexes to this prospectus supplement.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus supplement with respect to any Mortgaged Property intended to represent such future net cash flow.

ARD Loan.  One (1) Mortgage Loan identified on Annex A-1 to this prospectus supplement as Dream Hotel Downtown Net Lease (the “ARD Loan”), representing approximately 9.0% of the Initial Outstanding Pool Balance, provides that if, after a certain date (an “Anticipated Repayment Date”), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”).  For the ARD Loan, the Anticipated Repayment Date is 120 months following the related first payment date.  The Revised Rate for the ARD Loan is equal to the greater of (1) 9.1790% and (ii) 4.00% in excess of the then-current 10-year yield on U.S. Treasury obligations.  After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on such Mortgage Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates.  The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date.  There can be no assurance that the borrower will pay the related ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of the ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of the ARD Loan, plus any compound interest thereon at the Revised Rate, to the extent permitted by applicable law.

 Definitions.  For purposes of this prospectus supplement, including the information presented in the Annexes to this prospectus supplement, the indicated terms have the following meanings (to the extent used in this prospectus supplement):

(i) “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate and the applicable Operating Advisor Fee Rate).

(ii) “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(iii) “Annual Debt Service” generally means, for (a) any Mortgage Loan other than the Poughkeepsie Galleria Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, with respect to a Pari Passu Mortgage Loan, 12 times the portion of the Monthly Payment related to the Pari Passu Mortgage Loan (but without regard to the portion of the Monthly Payment related to the Pari Passu Companion Loan) (or (i) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period or (ii) with respect to a Pari Passu Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the portion of the Monthly Payment related to the Pari Passu Mortgage Loan (but without regard to the portion of the Monthly Payment related to the Pari Passu Companion Loan), and for (b) the Poughkeepsie Galleria Loan, the first 12 payments after the Cut-off Date set forth in the schedule of Monthly Payments for the Poughkeepsie Galleria Loan on Annex H to this prospectus supplement.  The term “Annual Debt Service,” with respect to a Pari Passu Companion Loan, has a meaning analogous to the definition of “Annual Debt Service” with respect to a Pari Passu Mortgage Loan and, with respect to the Poughkeepsie Galleria Companion Loan, has a meaning analogous to the definition of “Annual Debt Service” with respect to the Poughkeepsie Galleria Loan.

(iv) “Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the applicable Mortgage Loan Seller.  In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(v) “Balloon Balance” means, with respect to any Mortgage Loan or Pari Passu Companion Loan, the principal amount that will be due at maturity for such Mortgage Loan or Pari Passu Companion Loan, as the case may be, assuming no payment defaults or principal prepayments.

(vi) “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV“ means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related

Mortgaged Property or Mortgaged Properties.  In the case of a Mortgage Loan that is part of a Pari Passu Loan Combination, such loan-to-value ratio was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan as of the Cut-off Date.

For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Stated Principal Balance of all of the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Appraised Value for all of the Mortgaged Properties that secure the Mortgage Loans that are part of the applicable cross-collateralized group.

(vii) “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate.

(viii) “Leased Fee” means a Mortgaged Property type where the collateral consists of the Borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease.  With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(ix) “LTV Ratio at Maturity,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of each Mortgage Loan that is part of a Pari Passu Loan Combination, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate Balloon Balance of such Mortgage Loan and the related Pari Passu Companion Loan.

For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Stated Principal Balance of all of the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Appraised Value for all of the Mortgaged Properties that secure the Mortgage Loans that are part of the applicable cross-collateralized group.

(x) “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(xi) “NRA” means net rentable area.

(xii) “Occupancy” means the percentage of Square Feet, Units, Beds, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units, Beds, Rooms or Pads, as the case may be, so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest

Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(xiii) “Square Feet” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office facility, parking garage or other special purpose property, the square footage of the net rentable or leasable area.

(xiv) “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

(xv) “U/W NOI Debt Yield” or “Underwritten NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Pari Passu Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the Cut-off Date.

The U/W NOI Debt Yield in this prospectus supplement with respect to any cross-collateralized Mortgage Loan reflects (i) the aggregate Underwritten Net Operating Income for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group, as a percentage of (ii) the aggregate Cut-off Date Balance for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

(xvi) “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Pari Passu Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the Cut-off Date.

The U/W NCF Debt Yield in this prospectus supplement with respect to any cross-collateralized Mortgage Loan reflects (i) the aggregate Underwritten Net Cash Flow for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group, as a percentage of (ii) the aggregate Cut-off Date Balance for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

(xvii) “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(xviii) “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus supplement.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control.  In some cases, the Underwritten Net Operating Income set forth in this prospectus supplement for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.  No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(xix) “Units,“ “Beds,” “Rooms,” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes.

(xx) “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Pari Passu Loan Combination, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Underwritten Net Cash Flow for all of the Mortgaged Properties securing the Mortgaged Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Annual Debt Service for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(xxi) “U/W NOI DSCR“ or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Pari Passu Loan Combination, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Underwritten Net Operating Income for all of the Mortgaged Properties securing the Mortgaged Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Annual Debt Service for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NOI DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflects that ability.

(xxii) “U/W Revenue” with respect to any Mortgage Loan, the gross potential rent, subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this prospectus supplement.

(xxiii) “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

None of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Sixty-eight (68) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 71.5% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity date.

Three (3) Mortgage Loans, representing approximately 16.8% of the Initial Outstanding Pool Balance, provide for payments of remaining interest-only for periods ranging from 16 months to 23 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Two (2) Mortgage Loans (including the ARD Loan), representing approximately 11.6% of the Initial Outstanding Pool Balance, provide for payments of interest only until the related maturity date or Anticipated Repayment Date and therefore have an expected Balloon Balance at the related maturity date or Anticipated Repayment Date, as applicable.

The ARD Loan, representing approximately 9.0% of the Initial Outstanding Pool Balance, provides for an increase in the related interest rate after the Anticipated Repayment Date.  The Excess Interest with respect to the ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to the ARD Loan have been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  See “The Pooling and Servicing Agreement—Accounts—Class V Distribution Account” below.  In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the ARD Loan until such balance is reduced to zero.

With respect to the Poughkeepsie Galleria Loan, the amortization schedule is set forth on Annex H to this prospectus supplement.

 Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 3 to 7 scheduled payment dates (through and including the maturity date).  All of the Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (the “Yield Maintenance Lock-Out Period”), and all of the Defeasance Loans prohibit Defeasance (as defined below) and voluntary prepayment for at least two years from the Closing Date (the “Defeasance Lock-Out Period”, and collectively with the Yield Maintenance Lock-Out Period, the “Lock-Out Periods”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months.  The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions.”  Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(i) Sixty-six (66) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 89.8% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 under the heading “Prepayment Provisions (# of payments).”  In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally between 120% to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

(ii) Seven (7) of the Mortgage Loans (together, with the Mortgage Loans described in the immediately following clause (iii), the “Yield Maintenance Loans”), representing approximately 10.2% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge following the expiration of a Lock-Out Period and prior to the related open period for such Mortgage Loan (such period, in respect of Mortgage Loans that have a Yield Maintenance Charge payable, the “Yield Maintenance Period”).  Certain of the Yield Maintenance Loans permit partial prepayment accompanied by a Yield Maintenance

Charge.  With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 under the heading “Prepayment Provisions.”

With respect to the Yield Maintenance Loans, the “Yield Maintenance Charge” will be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the last date of the related Yield Maintenance Period or the maturity date of the Mortgage Loan, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid.

The term “Discount Rate” referred to in the preceding paragraph, means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the last date of the related Yield Maintenance Period, converted to a monthly equivalent yield (as described in the respective Mortgage Loan Documents).

Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or without the requirement to defease the subject Mortgage Loan during an “open period” that occurs immediately prior to and including the stated maturity date set forth in Annex A-1.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge  may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Yield Maintenance Charge, or of the collectibility of any Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayment” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance (or a defeasance of individual loans in a group of cross-collateralized and cross-defaulted loans), a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”), with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance (or a defeasance of individual loans in a group of cross-collateralized and cross-defaulted loans).  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties or Defeasance Loans cross-collateralized and cross-defaulted with other Defeasance Loans permit the release from the lien of the related mortgage of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 115% to 125%) of the Allocated Loan Amount (or note amount) for such individual Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related mortgage.  For example:

●
In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Gladstone Portfolio, which secure a Mortgage Loan representing approximately 1.4% of the Initial Outstanding Pool Balance, each related Mortgaged Property may be released from the lien of the Mortgage if certain conditions are met, including, but not limited to, (i) the delivery of defeasance collateral in an amount equal to the greater of (x) 125% of the allocated loan amount for the individual Mortgaged Property being released and (y) 80% of the sale proceeds of such individual Mortgaged Property being released, (ii) that the debt service coverage ratio for the remaining Mortgaged Properties subject to the lien of the related Mortgage is not less than 1.35x and (iii) that the loan-to-value ratio of the Mortgaged Properties remaining subject to the lien of the related Mortgage is no more than 125%.

For additional information regarding multi-property mortgage loans and the groups of cross-collateralized and cross-defaulted Mortgage Loans, see “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Mortgage Loans Secured by Multiple Properties” in this prospectus supplement.

With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

There are certain circumstances in which a single property loan may permit a partial defeasance:

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hartford 21, representing approximately 5.6% of the Initial Outstanding Pool Balance, in the event the YMCA tenant exercises its purchase option (which option is conditioned on, among other things, conversion of the Mortgaged Property to a condominium regime and approval of lender), the borrower may obtain the release of the YMCA parcel, subject to delivery of defeasance collateral in an amount to be determined by lender and satisfaction of debt service coverage ratio and loan-to-value ratio tests.

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 101 5th Avenue, representing approximately 3.9% of the Initial Outstanding Pool Balance, in the event the Mortgaged Property is converted to a condominium regime consisting of one retail unit and one office unit, the borrower may obtain a release of either of the retail unit or office unit by defeasing such portion of the 101 5th Avenue Loan in an amount equal to 115% of the allocated loan amount (which allocated loan amount is to be determined by lender in accordance with the related Mortgage Loan Documents at the time of the defeasance).

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement.

With respect to all of the Mortgage Loans that permit prepayment thereof together with payment of a Yield Maintenance Charge, each such Mortgage Loan permits the release of the related Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge.  See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

 In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral or the release of a Mortgaged Property in connection with the prepayment of such Mortgage Loan in full, together with payment of a Yield Maintenance Charge, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or a portion of a Mortgaged Property, as follows:

(a) The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Quince Center, representing approximately 0.6% of the Initial Outstanding Pool Balance, the Mortgage Loan documents permit the free release of an outparcel subject to, among other things, a post-release loan-to-value ratio of no more than 125% or an accompanying qualified principal paydown.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Powder Basin Shopping Center, representing approximately 1.1% of the Initial Outstanding Pool Balance, the Mortgage Loan documents permit the free release of an unimproved and non-income producing portion of the Mortgaged Property from the lien of the Mortgage in connection with a transfer of such parcel to a third party, subject to the satisfaction of certain conditions, including, but not limited to, a post-release loan-to-value ratio of no more than 125% or an accompanying qualified principal paydown.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 as American Tire Distributors, representing approximately 0.8% of the Initial Outstanding Pool Balance, in addition to permitting the release of the individual Mortgaged Properties by substitution of Defeasance Collateral, pursuant to the description above, the Mortgage Loan documents permit the free release of the Mortgaged Property known as 3099 Finger Mill Road in connection with an expansion of the space leased to American Tire and in connection with a sale of such property to an unaffiliated third-party, subject to the satisfaction of certain conditions, including but not limited to a post-release loan-to-value ratio (for the remaining Mortgaged Properties) of no more than 125%.

(b) The release of one or more Mortgage Loans from the arrangement under which such Mortgage Loans are cross-collateralized and cross-defaulted as described below:

●
In the case of Tharaldson Portfolio, identified on Annex A-1 as Rancho Cucamonga/Ontario Courtyard by Marriott, Dayton Residence Inn, Rancho Cucamonga/Ontario Hilton Garden Inn, Corona Residence Inn and San Bernardino Fairfield Inn, representing approximately 3.0% of the Initial Outstanding Pool Balance, the related Mortgage Loan documents permit the related borrowers to obtain a release of its respective Mortgaged Property from the lien of its respective Mortgage, subject to, among other things, (i) delivery of defeasance collateral in an amount sufficient to defease the lesser of (a) 125% of the principal and interest scheduled to be due under the released borrower’s note from the loan closing date until the open prepayment commencement date and (b) the undefeased payments (which means, as of the release date, the aggregate amount of principal and interest scheduled to be due on each payment date and on the open prepayment commencement date for each of the original crossed notes, less the aggregate of principal and interest due on each payment date and on the open prepayment commencement date under any defeased note), (ii) determination by lender that the debt service coverage ratio after the release is at least equal to the greater of (y) 1.45x and (z) the debt service coverage ratio as of the date immediately preceding the release and (iii) immediately following the release, the loan-to-value ratio is not greater than the lesser of (y) 70% and (z) the loan-to-value ratio as of the date immediately preceding the release.

●
In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Devonshire Portfolio – Pine Lake Center, Devonshire Portfolio – Reynolds Plaza, Devonshire Portfolio – DeVeaux Village and Devonshire Portfolio – Amberwood Plaza, representing approximately 1.3% of the Initial Outstanding Pool Balance, each related Mortgaged Property may be released (in whole but not in part) from the lien of the related Mortgage and the lien associated with the cross-collateralization arrangement if certain conditions are met, including, but not limited to, delivery of defeasance collateral in an amount sufficient to defease the greater of (A) 120% of the outstanding principal balance of the related Mortgage Loan or (B) the amount that would result in the debt service coverage ratio for the cross-collateralized group, after giving effect to the defeasance, being not less than 1.30x.  In addition, in the case of an assumption, any related Mortgaged Property may be released from the lien associated with the cross-collateralization arrangement if certain conditions are met, including, but not limited to, the related borrower making a prepayment, to the extent necessary, such that (A) the debt service coverage ratio for the related Mortgage Loan and the related cross-collateralized group, after giving effect to such assumption, in each case is not less than 1.30x and (B) the loan-to-value ratio for the related Mortgage Loan and the related cross-collateralized group, after giving effect to such assumption, in each case is not greater than 75%.

●
In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Action Hotel Portfolio—Dewitt, Action Hotel Portfolio—Van Buren and Action Hotel Portfolio—Cicero, representing approximately 1.3% of the Initial Outstanding Pool Balance, each related Mortgaged Property may be released (in whole but not in part) from the lien of the related Mortgage and the lien associated with the cross-collateralization arrangement if certain conditions are met, including, but not limited to, delivery of defeasance collateral in an amount sufficient to defease the greater of (A) 125% of the outstanding principal balance of the related Mortgage Loan or (B) the amount that would result in (1) the debt service coverage ratio for the cross-collateralized group, after giving effect to the defeasance, being not less than 1.60x and (2) the loan-to-value ratio for the cross-collateralized group, after giving effect to the defeasance, being not greater than 65%.

(c) The release of a portion of a Mortgaged Property (or the release of a single Mortgaged Property that secures a multi-property Mortgage Loan) and prepayment of a portion of a Mortgage Loan with yield maintenance as described below:

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 as TNP Portfolio, representing approximately 2.5% of the Initial Outstanding Pool Balance, the borrower may obtain the release of a Mortgaged Property from the lien of the Mortgage, subject to, among other things, (i) the payment of a release price equal to the greater of (x) 125% of the allocated loan amount for the individual property being released and (y) 90% of the sale proceeds of such individual property being released, (ii) the debt service coverage ratio after the release is not less than 1.40x and (iii) the loan-to-value ratio of the remaining properties is no more than 65% (or, if Topaz Marketplace is the only remaining property, the loan-to-value ratio is no more than 40%).

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Emerald Coast Hotel Portfolio, representing approximately 1.5% of the Initial Outstanding Pool Balance, an individual Mortgaged Property may be released from the lien of the Mortgage, subject to, among other things, (i) the payment of 125% of the allocated loan amount for such Mortgaged Property, (ii) a loan-to-value ratio equal to the lesser of (x) 125% and (y) the loan-to-value ratio immediately prior to the release and (iii) the debt service coverage ratio is at least equal to the greater of (x) the debt service coverage ratio on the Mortgage Loan closing date and (y) the debt service coverage ratio immediately prior to the release.

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this prospectus supplement.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that it is aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

With respect to the Mortgage Loans identified as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street on Annex A-1 to this prospectus supplement, collectively representing approximately 17.6% of the Initial Outstanding Pool Balance, the related mortgaged property also secures one related Pari Passu Companion Loan.  See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

The applicable Mortgage Loan Seller has informed the Depositor that it is aware of the following Mortgage Loan to a borrower that has existing unsecured debt:

●
The borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Dream Hotel Downtown Net Lease, representing approximately 9.0% of the Initial Outstanding Pool Balance, has incurred $35,000,000 in unsecured subordinate debt, which debt is subject to a subordination and standstill agreement.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of a controlling holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to borrower affiliates or among existing members, partners or shareholders in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt; or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Principal Balance		Annual Interest Rate on Mezzanine Loan		Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt U/W NCF DSCR		Total Debt Cut-off Date LTV
Trinity Centre	$88,000,000	6.6%	$25,000,000	(1)	11.8	%(2)	9/6/2021	Yes	1.04	x	68.6%
Poughkeepsie Galleria	$84,872,577	6.4%	$20,907,028		11.3%		11/6/2021	Yes	1.05	x	73.9%
1700 Market Street	$61,050,000	4.6%	$12,200,000		10.0%		10/6/2016	Yes	1.20	x	77.0%

(1)	The $25,000,000 mezzanine debt is comprised of a senior mezzanine loan, with an original principal balance of $18,000,000 and a junior mezzanine loan with an original principal balance of $7,000,000.

(2)	The senior mezzanine loan has an interest rate per annum equal to 11.15% while the junior mezzanine loan has an interest rate per annum equal to 13.50%.

Each of the mezzanine loans related to the above described Mortgage Loans are generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) all payments due under the related mezzanine loan are subordinate to any and all payments required to be made under the related Mortgage Loan, (b) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (c) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (e) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, the Mortgage Loan becomes a specially serviced loan, a monetary default occurs under the related Mortgage Loan or if the related Mortgage Loan lender exercises any right or remedy under the related Mortgage Loan Documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also generally has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also generally have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (f).  Upon completion of a foreclosure of a mezzanine loan, the nonrecourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Seller has informed us that the direct and/or indirect equity owners of the related borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below, and in some cases, receipt of a No Downgrade Confirmation from the Rating Agencies:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR		Combined Maximum LTV
101 5th Avenue	$52,389,270	3.9%	Yes	1.25	x	62.0%
Hayden Island – Harbor Shops	$10,488,641	0.8%	Yes	1.30	x	70.0%
Neshonoc Lakeside	$5,483,486	0.4%	Yes	1.34	x	74.8%

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.  Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan.  For additional information, see Annex A-1 to this prospectus supplement.  See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this prospectus supplement.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans other than the Pari Passu Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs.  Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  For example, in the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Pangea 2 Apartment Portfolio, which secures a Mortgage Loan representing approximately 0.7% of the Initial Outstanding Pool Balance, approximately 23% of the tenants are Section 8 tenants.  The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations.  Nine (9) groups of Mortgage Loans, representing approximately 17.2% of the Initial Outstanding Pool Balance, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this prospectus supplement.

Single-Tenant Mortgaged Properties.  Ten (10) Mortgaged Properties, securing Mortgage Loans representing 4.9% of the Initial Outstanding Pool Balance by Allocated Loan Amount (excluding the Net Leased Fee property at which the improvements (not collateral) are leased to two affiliated tenants), are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 for Mortgage Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 31 states with the largest concentrations by Initial Outstanding Pool Balance located in New York.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement and “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Cross-Collateralization and Cross-Default.  Three (3) groups of Mortgage Loans, representing approximately 5.6% of the Initial Outstanding Pool Balance, are cross-collateralized and cross-defaulted, although in each case, the borrowers are separate entities and each borrower signed a separate note.  There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable.  In addition, under certain circumstances, including upon the defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related loan documents permit the Mortgage Loans to be uncrossed.  See “—Property Releases” above.  See also “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Mortgage Loans Secured by Multiple Properties” in this prospectus supplement.

Loan Purpose.  Sixty-one (61) of the Mortgage Loans, representing approximately 84.4% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan. Twelve (12) of the Mortgage Loans, representing approximately 15.6% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Properties With No Prior Operating History.  The Mortgaged Property identified on Annex A-1 to this prospectus supplement as The Fresh Market, which secures a Mortgage Loan representing approximately 0.3% of the Initial Outstanding Pool Balance, was recently constructed.  As such there is no prior operating history or historical financial information for this Mortgaged Property.

Refinance of Previous Loan in Default.  One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Devonshire Portfolio – Pine Lake Center, representing approximately 0.4% of the Initial Outstanding Pool Balance, is a refinancing of another mortgage loan that was delinquent and beyond its maturity date.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this prospectus supplement if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus supplement.

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by or on behalf of the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date the final prospectus supplement with respect to the Offered Certificates is filed with the SEC.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the prospectus filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES
General

The UBS Commercial Mortgage Trust 2012-C1, Commercial Mortgage Pass-Through Certificates, Series 2012-C1 (the “Certificates”) will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-S Certificates, Class X-A Certificates, Class X-B Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates (collectively, the “Regular Certificates”), (ii) the Class V Certificates and (iii) the Class R Certificates and Class LR Certificates (collectively, the “Residual Certificates”).  Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class B Certificates (the “Offered Certificates”) are offered by this prospectus supplement.  The Class X-A, Class X-B, Class C, Class D, Class E, Class F, Class G, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity, the assets of which consist of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any REO Property and any Pari Passu REO Property (to the extent of the Issuing Entity’s interest therein); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established by the Special Servicer in connection with REO Properties (an “REO Account”); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Issuing Entity’s interest therein); (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Sellers regarding their respective Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lockbox accounts (to the extent of the Issuing Entity’s interest therein).

An “REO Property” is any Mortgaged Property (other than any Mortgaged Property securing a Pari Passu Mortgage Loan) acquired on behalf of the Issuing Entity through foreclosure, deed in lieu of foreclosure or otherwise.

A “Pari Passu REO Property” is any Mortgaged Property securing a Pari Passu Mortgage Loan acquired on behalf of the Issuing Entity and the UBS-Citigroup 2011-C1 issuing entity through foreclosure, deed in lieu of foreclosure or otherwise.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G  Certificates (collectively, the “Sequential Pay Certificates,” and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance	Approximate Percentage of Initial Aggregate Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$72,819,000	5.471%	30.000	%(2)
A-2	$105,671,000	7.940%	30.000	%(2)
A-3	$657,155,000	49.375%	30.000	%(2)
A-AB	$96,008,000	7.214%	30.000	%(2)
A-S	$113,130,000	8.500%	21.500%
B	$66,547,000	5.000%	16.500%
Non-Offered Certificates(1)
C	$49,910,000	3.750%	12.750%
D	$74,865,000	5.625%	7.125%
E	$26,618,000	2.000%	5.125%
F	$23,292,000	1.750%	3.375%
G	$44,919,174	3.375%	0.000%

(1)	None of the classes of certificates set forth below in this table is offered by this prospectus supplement.

(2)	Represents the approximate initial credit support for all the Classes of Offered Certificates in the aggregate.

The Class X-A and Class X-B Certificates will each have a notional balance (as to each such Class, the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-A Certificates.  The total initial Notional Balance of the Class X-A Certificates will be approximately $1,044,783,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates.  The total initial Notional Balance of the Class X-B Certificates will be approximately $286,151,174.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets of the Issuing Entity; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, the last holders of such Class of Sequential Pay Certificates may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The Certificate Balance of each Class of Sequential Pay Certificates will be reduced by amounts actually distributed on such Class of Certificates that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

Distributions

Method, Timing and Amount.  Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in June 2012 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”).  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the certificate balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR certificates) is equal to the initial certificate balance or notional balance, as applicable, thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class and with respect to the Class V, Class R and Class LR certificates is equal to the percentage interest set forth in the face of the Certificate.

 The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will generally equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts, without duplication: (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date; (iii) all other amounts received by the Master Servicer in the Collection Period relating to such Distribution Date and required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls incurred during the Collection Period relating to such Distribution Date offset by payments by the Master Servicer (as described under “—Prepayment Interest Shortfalls” below); and (vi) for the Distribution Date occurring in March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding (without duplication) the following (in no order of priority):

(a) all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

(b) all amounts permitted to be used to pay the Master Servicing Fees, the Trustee/Certificate Administrator Fees, the Operating Advisor Fees, Operating Advisor Consulting Fees, fees for primary servicing functions and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), and the Special Servicing Fees, Liquidation Fees and Workout Fees (and other amounts payable to the Special Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c) all amounts representing scheduled Monthly Payments due after the end of the Collection Period relating to such Distribution Date;

(d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan (including an REO Loan) which represents any unpaid Servicing Fee, special servicing compensation, Trustee/Certificate Administrator Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor and/or the Trustee are entitled;

(e) all amounts permitted to be used to pay any other fees and expenses, including indemnity amounts, reimbursable or payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f) Yield Maintenance Charges;

(g) any interest or investment income on funds on deposit in the Collection Account or any interest on short-term permitted investments in which such funds may be invested;

(h) all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during or prior to the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i) the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j) with respect to any Distribution Date occurring in each February (commencing with February 2013), and in any January occurring in a year that is not a leap year (commencing with January 2013), in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement; and

(k) Excess Interest.

The “Monthly Payment” with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant monthly debt service payment due on a Balloon Loan at maturity), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” and any other payments under or with respect to the Mortgage Loans, including Principal Prepayments, received by the Master Servicer (but excluding Yield Maintenance Charges, if any) that were not scheduled to be made during the Collection Period of receipt. See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

“Net REO Proceeds” are (a) with respect to any REO Property and any related REO Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement and (b) with respect to any Pari Passu REO Property and any related Pari Passu Mortgage Loan, all revenues, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement allocated to such Pari Passu Mortgage Loan pursuant to the terms of the related Co-Lender Agreement that are received from the UBS-Citigroup 2011-C1 issuing entity.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in June 2012.

“Net Default Interest” with respect to any Mortgage Loan, is any Default Interest accrued on such Mortgage Loan, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is an amount equal to interest for the related Interest Accrual Period at the applicable Pass-Through Rate for such Class accrued on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date.  Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Regular Certificates for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is any shortfall in the payment of the Interest Accrual Amount required to be distributed on such Class on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Regular Certificates is the per annum rate at which interest accrues on such Class during any Interest Accrual Period and is defined by reference to the related Distribution Date.  The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class B will be fixed at 1.032%, 2.180%, 3.400%, 3.002%, 4.171% and 4.822%, respectively, per annum.  The Pass-Through Rate applicable to the Class C and Class D Certificates for any Distribution Rate will each equal the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.  The Pass-Through Rate applicable to the Class E, Class F and Class G Certificates for any Distribution Date will each be a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date and (ii) 5.000%.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately 2.561% per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-A Certificates.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately 0.447% per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class B, Class C, Class D, Class E, Class F and Class G  Certificates.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-B Certificates.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

None of the Class V, the Class R or the Class LR Certificates will have a Pass-Through Rate.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum of the products obtained by multiplying, for each Mortgage Loan (including an REO Loan), (i) the Net Mortgage Pass-

Through Rate of such Mortgage Loan for such Distribution Date and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the close of business on the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (including REO Loans) as of the close of business on the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan (including an REO Loan) and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related loan interest accrual period minus the Administrative Fee Rate.  For purposes of calculating the Pass-Through Rates on the Regular Certificates and the Weighted Average Net Mortgage Pass-Through Rate, however, the Net Mortgage Pass-Through Rate of each Mortgage Loan and REO Loan that accrues interest on an actual/360 basis will be, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued (or, in the case of any prepayment or other early liquidation during the applicable one-month period, that would otherwise have accrued) in respect of the Mortgage Loan during the one-month loan interest accrual period for the related Due Date immediately prior to such Distribution Date at a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate; provided, however, that with respect to such Mortgage Loan or REO Loan, as the case may be, the Net Mortgage Pass-Through Rate for (1) the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) for the Distribution Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2013), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan (including an REO Loan) is the annual rate at which interest accrues on such Mortgage Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial Mortgage Rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate, the Mortgage Rate for any Mortgage Loan will be determined without regard to any Default Interest or any Excess Interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the Pooling and Servicing Agreement.

 The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(A) the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans (including REO Loans) on the related Due Date (if received prior to the Master Servicer Remittance Date or advanced);

(B) the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loans (including REO Loans) that is delinquent in respect of its balloon payment;

(C) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this prospectus supplement under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” and “—Optional Termination”;

(D) the portion of Unscheduled Payments allocable to previously unadvanced principal of any Mortgage Loan (including an REO Loan) that was liquidated during the related Collection Period;

(E) the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period and not previously advanced;

(F) all other Principal Prepayments received in respect of the Mortgage Loans during the related Collection Period; and

(G) any other full or partial recoveries in respect of principal of the Mortgage Loans (including REO Loans), including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received during the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

provided that the sum of the amounts in clauses (A) through (G) above will be reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and provided, further, that, in the case of clauses (1) and (2) of the preceding proviso, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, then such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/Master Servicer
Fee accrued on the Stated Principal Balance of each Mortgage Loan (including an REO Loan), other than any Pari Passu Mortgage Loan, at the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan.  The portion of this fee that accrues at the Master Servicing Fee Rate (on a loan-by-loan basis) will be retained by the Master Servicer and the balance will be retained by the Master Servicer or utilized by the Master Servicer, as applicable, to pay any primary servicer for the related Mortgage Loan.
		monthly	Interest payment on the related Mortgage Loan.

Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls) with respect to Mortgage Loans serviced by the Master Servicer.	from time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation/Master Servicer
All late payment fees and Default Interest accrued on Mortgage Loans that are serviced by the Master Servicer (subject to the terms of the related Co-Lender Agreement in the case of Pari Passu Mortgage Loans) and that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of defeasance fees on all Mortgage Loans (other than the Pari Passu Mortgage Loans).

100% of any assumption fees on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment
100% of any amounts collected for checks returned for insufficient funds on all Mortgage Loans (other than the Pari Passu Mortgage Loans).

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.

Master Servicing Fee/UBS-Citigroup 2011-C1 Master Servicer
Fee accrued on the Stated Principal Balance of each Pari Passu Mortgage Loan (including any related REO Loan) at the related servicing fee rate calculated on the same basis as interest accrues on the Pari Passu Mortgage Loan.  The portion of this fee that accrues at the related primary servicing fee rate (on a loan-by-loan basis) will be retained by the Master Servicer and the balance will be retained by the UBS-Citigroup 2011-C1 Master Servicer or utilized by the UBS-Citigroup 2011-C1 Master Servicer, as applicable, to pay any primary servicer for the related Pari Passu Mortgage Loan.
		monthly	Interest payment on the related Pari Passu Mortgage Loan.

Additional Master Servicing Compensation/UBS-Citigroup 2011-C1 Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls) relating to any Pari Passu Mortgage Loan.	from time to time	Any actual prepayment interest excess relating to the Pari Passu Mortgage Loans.

Additional Master Servicing Compensation/UBS-Citigroup 2011-C1 Master Servicer
100% of any modification fees on Pari Passu Mortgage Loans that are not specially serviced loans (but only 50% of such fees where the consent of the UBS-Citigroup 2011-C1 Special Servicer is required).

100% of defeasance fees relating to any Pari Passu Mortgage Loan.

100% of any assumption fees on all Pari Passu Mortgage Loans that are not specially serviced loans (but only 50% of such fees where the consent of the UBS-Citigroup 2011-C1 Special Servicer is required) and 100% of any assumption application fees on all Pari Passu Mortgage Loans that are not specially serviced loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Pari Passu Mortgage Loans that are not specially serviced loans (but only 50% of such fees where the consent of the UBS-Citigroup 2011-C1 Special Servicer is required).

100% of any amounts collected for checks returned for insufficient funds relating to any Pari Passu Mortgage Loan.
		from time to time	The related fees relating to the Pari Passu Mortgage Loans collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment

Special Servicing Fee/Special Servicer
Fee accrued on the Stated Principal Balance of each Specially Serviced Loan and REO Loan (other than any Pari Passu Mortgage Loan) at the per annum rate equal to 0.25%, calculated on the same basis as interest accrues on the Mortgage Loan, and will be payable monthly.
		monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account (subject to certain limitations).

Workout Fee/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan, subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
		monthly	The related collection of principal or interest.

Liquidation Fee/Special Servicer
1.0% of each full or discounted payoff of a Specially Serviced Loan and each recovery of Liquidation Proceeds, on a Specially Serviced Loan or REO Loan (other than any Pari Passu Mortgage Loan) including with respect to a Mortgage Loan Seller’s repurchase of a Mortgage Loan (other than a Pari Passu Mortgage Loan), subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
		upon receipt of payoff or Liquidation Proceeds	The payoff or related Liquidation Proceeds.

Additional Special Servicing Compensation/Special Servicer
All late payment fees and Default Interest accrued on Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Specially Serviced Loans.

50% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans (other than Pari Passu Mortgage Loans) where the consent of the Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans.

50% of any assumption fees on Mortgage Loans that are not Specially Serviced Loans (other than Pari Passu Mortgage Loans) where the consent of the Special Servicer is required.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans.

50% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment
yield maintenance charges) on Mortgage Loans that are not Specially Serviced Loans (other than Pari Passu Mortgage Loans) where the consent of the Special Servicer is required.

	All interest or other income earned on deposits in any REO Account.	monthly	The investment income.

Special Servicing Fee/UBS-Citigroup 2011-C1 Special Servicer
Fee accrued on the Stated Principal Balance of each Pari Passu Mortgage Loan that is a specially serviced loan or REO Loan at the per annum rate equal to 0.25%, calculated on the same basis as interest accrues on the Pari Passu Mortgage Loan, and will be payable monthly.
		monthly	First out of collections on the related Pari Passu Mortgage Loan and then from general collections in the collection account (subject to certain limitations).
Workout Fee/UBS-Citigroup 2011-C1 Special Servicer
1.0% of each collection of principal and interest on each Pari Passu Mortgage Loan that is a corrected mortgage loan, subject to a cap substantially similar to the cap on Workout Fees described in this prospectus supplement.
		monthly	The related collection of principal or interest.

Liquidation Fee/UBS-Citigroup 2011-C1 Special Servicer
1.0% of each full or discounted payoff of a Pari Passu Mortgage Loan that is a specially serviced loan and each recovery of liquidation proceeds on a Pari Passu Mortgage Loan that is a specially serviced loan or REO Loan including with respect to a mortgage loan seller’s repurchase of a Pari Passu Mortgage Loan, subject to a cap substantially similar to the cap on Liquidation Fees described in this prospectus supplement.
		upon receipt of payoff or liquidation proceeds	The payoff or related liquidation proceeds.

Additional Special Servicing Compensation/ UBS-Citigroup 2011-C1 Special Servicer
100% of any modification fees on Pari Passu Mortgage Loans that are specially serviced loans.

50% of any modification fees on Pari Passu Mortgage Loans that are not specially serviced loans where the consent of the UBS-Citigroup 2011-C1 Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Pari Passu Mortgage Loans that are specially serviced loans.

50% of any assumption fees on Pari Passu Mortgage Loans that are not specially serviced loans where the consent of the UBS-Citigroup 2011-C1 Special Servicer is required.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Pari Passu Mortgage Loans that are specially serviced loans.

50% of any loan service transaction fees, beneficiary statement charges and/or similar
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment
items (but excluding prepayment premiums and yield maintenance charges) on Pari Passu Mortgage Loans that are not specially serviced loans where the consent of the UBS-Citigroup 2011-C1 Special Servicer is required.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator
The Trustee/Certificate Administrator Fee Rate on the Stated Principal Balance of each Mortgage Loan (including an REO Loan), other than any Pari Passu Mortgage Loan, calculated on the same basis as interest accrues on the Mortgage Loan.
		monthly	Payment or advance of interest on the related Mortgage Loan.

Operating Advisor Fee/Operating Advisor
The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including an REO Loan), other than any Pari Passu Mortgage Loan, calculated on the same basis as interest accrued on the Mortgage Loan.
		monthly	Payment or advance of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (other than a Pari Passu Mortgage Loan).
		from time to time	Paid by related borrower.

Operating Advisor Fee/UBS-Citigroup 2011-C1 Operating Advisor
A per annum rate equal to 0.0028% of the Stated Principal Balance of each Pari Passu Mortgage Loan (including an REO Loan), calculated on the same basis as interest accrued on the Pari Passu Mortgage Loan.
		monthly	Payment or advance of interest on the related Pari Passu Mortgage Loan.

Operating Advisor Consulting Fee/ UBS-Citigroup 2011-C1 Operating Advisor
A fee in connection with each “Major Decision” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement for which the UBS-Citigroup 2011-C1 Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Pari Passu Mortgage Loan.
		from time to time	Paid by related borrower.

Expenses

Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time
Recoveries on the related Mortgage Loan (other than a Pari Passu Mortgage Loan) or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Type/Recipient	Amount	Frequency	Source of Payment

Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Reimbursement of Property Advances/UBS-Citigroup 2011-C1 Master Servicer and UBS-Citigroup 2011-C1 Special Servicer/UBS-Citigroup 2011-C1 Trustee	To the extent of funds available, the amount of any Property Advances relating to the Pari Passu Mortgage Loan.	from time to time
Recoveries on the related Pari Passu Mortgage Loan or Pari Passu REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on Property Advances/ UBS-Citigroup 2011-C1 Master Servicer and UBS-Citigroup 2011-C1 Special Servicer/UBS-Citigroup 2011-C1 Trustee	At the advance rate set forth in the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Pari Passu Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time
Recoveries on the related Mortgage Loan or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Type/Recipient	Amount	Frequency	Source of Payment

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Expenses, including without limitation, Indemnification Expenses/ Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account (subject to certain limitations) or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (subject to certain limitations).

Expenses, including without limitation, Indemnification Expenses/ UBS-Citigroup 2011-C1 Trustee,
UBS-Citigroup 2011-C1 Certificate Administrator, UBS-Citigroup 2011-C1 Operating Advisor, UBS-Citigroup 2011-C1 Master Servicer and UBS-Citigroup 2011-C1 Special Servicer

The pro rata portion, pursuant to the terms of the related Co-Lender Agreement, of any amounts for which the UBS-Citigroup 2011-C1 Trustee, the UBS-Citigroup 2011-C1 Certificate Administrator, the UBS-Citigroup 2011-C1 Operating Advisor, the UBS-Citigroup 2011-C1 Master Servicer and the UBS-Citigroup 2011-C1 Special Servicer are entitled to indemnification or reimbursement under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, to the extent such indemnification or reimbursement relates to the Pari Passu Mortgage Loans.
		per occurrence or time of claim	General collections in the Collection Account (subject to certain limitations) or the Distribution Account.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or  Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in Realized Losses.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds. On each Distribution Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amounts for such Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, prior to the Crossover Date, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, in reduction of the Certificate Balances thereof concurrently, in the following priority:

(1)
to the Class A-AB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the scheduled balance with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date set forth in Annex I;

(2)	then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after such distributions pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero; and

(5)
then, to the Class A-AB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to zero; and

Fourth, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the respective aggregate unreimbursed Realized Losses previously allocated to such Classes;

Fifth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Sixth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-S Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Eighth, to the Class A-S Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twelfth, to the Class B Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Sixteenth, to the Class C Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twentieth, to the Class D Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Thirty-second, to the Class G Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) is (or will be) reduced to zero.  None of the Class X-A or Class X-B Certificates will be entitled to any distribution of principal.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to The Depository Trust Company (“DTC”) based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Certificate Administrator revises its report to DTC after the DTC deadline, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Yield Maintenance Charges

On any Distribution Date, all or a portion of each Yield Maintenance Charge collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates in the following manner: the holders of each such Class of Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date, and the denominator of which is the Principal Distribution Amount of such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) the amount of such Yield Maintenance Charge collected during the related Collection Period.

 On each Distribution Date, the aggregate portion of any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(i)         to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(ii)         to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (i) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment, and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such Discount Rate is greater than or equal to both the Mortgage Rate on such Mortgage Loan and the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction will be zero; provided, further, that if such Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

In the case of each Pari Passu Loan Combination, Yield Maintenance Charges actually collected in respect of such Pari Passu Loan Combination will be allocated ratably in proportion based on the amount of principal paid to the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

Application Priority of Mortgage Loan Collections

Absent express provisions in the related Mortgage Loan Documents and after an event of default under the related Mortgage Loan or Pari Passu Loan Combination (that has not been cured or waived), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of a Pari Passu Loan Combination, following the application of any priority of payments provided in the related co-lender agreement):

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity (to the extent expressly payable by the borrower under the related loan documents with respect to the related Mortgage Loan);

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan (including any Pari Passu Loan Combination) exceeds 125% must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

 Collections by or on behalf of the Issuing Entity in respect of any REO Property or any Pari Passu REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property or Pari Passu REO Property) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan or Pari Passu Loan Combination, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of a Pari Passu Loan Combination, following the application of any priority of payments provided in the related co-lender agreement):

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	October 2016
Class A-2	March 2017
Class A-3	March 2022
Class A-AB	September 2021
Class A-S	April 2022
Class B	April 2022

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this prospectus supplement under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

Realized Losses

The Certificate Balance of a Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to that Class on such Distribution Date.  “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) that will be outstanding immediately following such Distribution Date; provided that for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-S Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, based on their respective Certificate Balances.  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses thereto.

Realized Losses may result from, among other things:

●	losses in connection with the liquidation of defaulted Mortgage Loans;

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	certain special servicing compensation, such as Special Servicing Fees, Liquidation Fees and Workout Fees;

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications,” in this prospectus supplement or otherwise.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates.  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates.

The “Stated Principal Balance” of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of previously unadvanced principal of such Mortgage Loan that have been distributed to the Certificateholders on such Distribution Date (or, if such principal had not been applied to any other payments required under the Pooling and Servicing Agreement, would have been distributed thereto on such Distribution Date) and (ii) any principal forgiven by the Special Servicer (or with respect to any Pari Passu Mortgage Loan, by the UBS-Citigroup 2011-C1 Special Servicer) and other principal losses realized in respect of such Mortgage Loan during the related Collection Period (or with respect to any Pari Passu Mortgage Loan, other principal losses realized in respect of such Pari Passu Mortgage Loan during the related Collection Period as determined in accordance with the terms of the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement).

With respect to each Pari Passu Mortgage Loan, any additional expenses of the related issuing entity under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement that are similar to those expenses resulting in Realized Losses and that relate to such Pari Passu Mortgage Loan are to be paid out of collections on, and other proceeds of, such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan, thereby potentially resulting in a loss to the Issuing Entity.  For further information relating to the allocation of expenses, losses and shortfalls relating to each Pari Passu Loan Combination, see “Description of the Mortgage Pool—Split Loan Structures”.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Default Interest and Excess Interest) that would have accrued on the Stated Principal Balance of such Mortgage Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Default Interest and Excess Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan but on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Default Interest and Excess Interest) which accrues after such Due Date on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds will not be needed to pay the amount of interest accruing on the Regular Certificates and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer due on the immediately succeeding Distribution Date.

In the event that with respect to any Mortgage Loan (other than a Specially Serviced Loan or a Mortgage Loan that previously was a Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of all those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Loan) and (B) all Prepayment Interest Excesses received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Loan) serviced by the Master Servicer.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means, with respect to any Distribution Date, the amount, if any, by which the aggregate Prepayment Interest Shortfalls incurred during the related Collection Period, exceed the Master Servicer Prepayment Interest Shortfall paid to cover those Prepayment Interest Shortfalls.  The Net Prepayment Interest Shortfall for any Distribution Date will generally be allocated to each Class of Regular Certificates, pro rata, based on currently accrued interest amounts distributable on such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall for all Mortgage Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates.  Each other Class of Sequential Pay Certificates will be likewise protected by the subordination of each Class of Certificates with a later alphabetical Class designation.  This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class of Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-S Certificates and finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates based on their respective Certificate Balances.  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates will generally have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates by the Subordinate Certificates.

Appraisal Reductions

Following the occurrence of an Appraisal Reduction Event, an Appraisal Reduction Amount will be calculated as described below.

An “Appraisal Reduction Event” will occur with respect to any Mortgage Loan (other than a Pari Passu Mortgage Loan), upon the earliest to occur of:  (i) the date on which such Mortgage Loan becomes a Modified Mortgage Loan (as defined below); (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan; (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan; (iv) the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property; and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan, and (D) the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) consents, an Appraisal Reduction Event will not occur pursuant to this clause (v) until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement, and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special

Servicer, the Operating Advisor and the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur pursuant to this clause (v) until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than a Pari Passu Mortgage Loan) as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer (and in consultation with the Directing Holder (if no Consultation Termination Event has occurred and is continuing)) and, if a Consultation Termination Event has occurred and is continuing, in consultation with the Operating Advisor, by the first Determination Date following the date the Special Servicer receives the required appraisal or performs the required appraisal and receives such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount (and thereafter, by the first Determination Date following any change in the amounts set forth in the following equation) and will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess, if any, of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all unapplied insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan, (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable), and (E) all other amounts due and unpaid with respect to such Mortgage Loan (other than principal) that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan following a default thereunder; provided, however, that in the event the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of  the Special Servicer’s reasonable written request.  None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

Notwithstanding the foregoing, within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than Pari

Passu Mortgage Loans) having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than Pari Passu Mortgage Loans) having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for the subject Mortgage Loans, or (B) to order and use reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable.  To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained every 9 months.

Notwithstanding the foregoing, solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Controlling Class Representative will have the right, exercisable within 10 business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Controlling Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Controlling Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Controlling Class Representative. Within 10 business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal. Solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative):

(i) the first appraisal shall be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Control Termination Event has occurred and is continuing and the identity of the Class of Certificates whose members are entitled to appoint the Controlling Class Representative) unless and until (a) the Controlling Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

(ii) if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

With respect to the Mortgage Loans, if a Consultation Termination Event has occurred and is continuing, the Special Servicer is required to consult with the Operating Advisor with respect to the calculation of an Appraisal Reduction Amount to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

Contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan

(other than Pari Passu Mortgage Loans), any extension of the maturity date or extended maturity date of a Mortgage Loan (other than Pari Passu Mortgage Loans) or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan (other than Pari Passu Mortgage Loans); (ii) the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan (other than Pari Passu Mortgage Loans); (iii) a default in the payment of a balloon payment with respect to a Mortgage Loan (other than Pari Passu Mortgage Loans) for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, determines that an Updated Appraisal is warranted with respect to a Mortgage Loan (other than Pari Passu Mortgage Loans), the Special Servicer will be required to use reasonable efforts to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every nine (9) months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan (other than Pari Passu Mortgage Loans) remains specially serviced.

Each Pari Passu Mortgage Loan is subject to the provisions in the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above.  The existence of an appraisal reduction in respect of a Pari Passu Mortgage Loan will proportionately reduce the Master Servicers’ or the Trustee’s, as the case may be, obligation to make P&I Advances on such Pari Passu Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.  Any Appraisal Reduction Amount on a Pari Passu Loan Combination will generally be allocated or deemed allocated, pro rata, to the holder of the Pari Passu Mortgage Loan and the holder of the related Pari Passu Companion Loan.

“MAI” means a member of the Appraisal Institute.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates).

For purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, Appraisal Reduction Amounts will be allocated to the respective Classes of Sequential Pay Certificates in the following order, in each case to notionally reduce the related Certificate Balance until the related Certificate Balance is reduced to zero:  first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates.  With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

No Appraisal Reduction Amount will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.  In addition, with respect to any Mortgage Loan as to which an Appraisal Reduction Event has occurred, such Mortgage Loan will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan has become a Corrected Mortgage Loan (if a

Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction exists.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Specially Serviced Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Specially Serviced Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of $10,000 and multiples of $1 in excess thereof.

The Offered Certificates of each Class thereof will initially be represented by one or more global Certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a physical certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations, (the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Depositor, Master Servicer, Special Servicer or Operating Advisor or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or Special Servicer or otherwise benefit the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.  Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe) if they are participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants (as defined below) and the Euroclear Participants (as defined below), respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant

will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the book-entry Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC advises the Certificate Administrator in writing that it is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry Certificates, and the Depositor is unable to locate a qualified successor, or (ii) the Depositor, at its sole option, elects, by notice in writing to the Certificate Administrator and to DTC, to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificate Owners (through DTC and its Participants) of the availability of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in this prospectus supplement and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has provided the Certificate Administrator with an executed Investor Certification (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders and Certificate Owners at their respective addresses appearing on the certificate register (or through the DTC system, as applicable) stating that the requesting Certifying Certificateholder wishes to be contacted by other Certificateholders and Certificate Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Transaction Parties and Their Respective Affiliates

UBSRES, Barclays, AMF II, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and their respective affiliates may retain or purchase certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate; (iii) the rate and timing of payments of principal on that Certificate; and (iv) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified under “Description of the Offered Certificates—Distributions” in this prospectus supplement.  The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which balloon payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Modifications,” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this prospectus supplement.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2 and Class A-3 Certificates were outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be borne:  first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates.  Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (calculated without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, prepayment premiums, prepayment lock-out periods, amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a lock-out period, the Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the Net Mortgage Pass-Through Rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the Net Mortgage Pass-Through Rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least ten days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the resulting Interest Shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such Interest Shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the certificate balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period or Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

 The tables set forth on Annex D to this prospectus supplement indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this prospectus supplement under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(A) the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Regular Certificates are as set forth in this prospectus supplement;

(B) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(C) all scheduled Monthly Payments and balloon payments are assumed to be timely received on the first day of each month commencing in June 2012;

(D) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(E) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (L);

(F) all Mortgage Loans accrue interest under the method specified in Annex A-1.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(G) no party exercises its right of optional termination described in this prospectus supplement;

(H) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(I) no Prepayment Interest Shortfalls are incurred and no Yield Maintenance Charges are collected;

(J) there are no additional expenses of the Issuing Entity;

(K) distributions on the Certificates are made on the 10th calendar day in each month, commencing in June 2012;

(L) no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any;

(M) the Closing Date is May 8, 2012; and

(N) with respect to each Mortgage Loan, the Administrative Fee Rate is as shown on Annex A-1 and accrues on the same basis as interest accrues on such Mortgage Loan.

To the extent that the Mortgage Loans have characteristics or experience performance that differ from those assumed, or otherwise perform differently than as assumed, in preparing the tables set forth in Annex D to this prospectus supplement, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class B Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay at any constant rate or otherwise perform in accordance with the Modeling Assumptions until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on

Annex D to this prospectus supplement.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this prospectus supplement indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class B Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this prospectus supplement show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of May 8, 2012 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including May 1, 2012 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this prospectus supplement, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Purchase prices are to be interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of May 1, 2012 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Certificate Administrator will be required to provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.  Requests should be addressed to 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention:  Trust Administration UB12C1.

Servicing of the Mortgage Loans; Collection of Payments

 The Mortgage Loans (other than the Pari Passu Mortgage Loans) will be serviced and administered pursuant to the Pooling and Servicing Agreement, as described in this prospectus supplement.

 The Pari Passu Mortgage Loans (and each related Pari Passu Companion Loan) will be serviced and administered pursuant to the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, entered into by Citigroup Commercial Mortgage Securities Inc., as depositor (in that capacity, the “UBS-Citigroup 2011-C1 Depositor”), Wells Fargo Bank, National Association, as master servicer (in that capacity, the “UBS-Citigroup 2011-C1 Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (in that capacity, the “UBS-Citigroup 2011-C1 Special Servicer”), TriMont Real Estate Advisors, Inc., as operating advisor (in that capacity, the “UBS-Citigroup 2011-C1 Operating Advisor”), and Deutsche Bank Trust Company Americas, as trustee (in that capacity, the “UBS-Citigroup 2011-C1 Trustee”) and certificate administrator (in that capacity, the “UBS-Citigroup 2011-C1 Certificate Administrator”), which contains provisions that are similar to, but not identical to, the provisions of the Pooling and Servicing Agreement.  However, the Master Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on any Pari Passu Mortgage Loan as described in “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

The Pooling and Servicing Agreement requires the Master Servicer (with respect to the Mortgage Loans that are neither Specially Serviced Loans nor Pari Passu Mortgage Loans that are specially serviced loans under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans (other than any Pari Passu Mortgage Loan)) (in each case, directly or through one or more sub-servicers) to diligently service and administer the Mortgage Loans (other than a Pari Passu Mortgage Loan) and master service the Pari Passu Mortgage Loans, in the best interests of and for the benefit of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (as determined by the Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, and the terms of the applicable Mortgage Loans, the terms of the related co-lender agreement, if applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

●
the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Issuing Entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (as determined by such servicer in its reasonable judgment); and

●
the same care, skill, prudence and diligence with which such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans, and the best interests of the Issuing Entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender, as determined by such servicer in its reasonable judgment) but without regard to any potential conflict of interest arising from:

(1) any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(2) the ownership of any Certificate by such servicer or any affiliate of it;

(3) the Master Servicer’s obligation to make Advances;

(4) such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(5) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

(6) any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

(7) any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not enter into any sub-servicing agreement with respect to any Specially Serviced Loan or REO Property which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking an action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than with respect to the Pari Passu Mortgage Loans), and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted (the “Calculation Rate”); namely (i) for principal and interest payments on the Mortgage Loan or sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

The Directing Holder

The Directing Holder (for so long as no Control Termination Event has occurred and is continuing) will be entitled to advise (1) the Special Servicer, with respect to each Specially Serviced Loan, (2) the Special Servicer, with respect to each non-Specially Serviced Loan (other than with respect to each Pari Passu Mortgage Loan), as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, (3) the Special Servicer, with respect to each Mortgage Loan (other than with respect to each Pari Passu Mortgage Loan) for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to the consent or deemed consent of the Special Servicer, (4) the UBS-Citigroup 2011-C1 Special Servicer, with respect to each Pari Passu Loan Combination that is a “Specially Serviced Loan” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, (5) the UBS-Citigroup 2011-C1 Special Servicer, with respect to each Pari Passu Loan Combination, as to all matters for which the UBS-Citigroup 2011-C1 Master Servicer must obtain the consent or deemed consent of the UBS-Citigroup 2011-C1 Special Servicer under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement and (6) the UBS-Citigroup 2011-C1 Special Servicer, with respect to each Pari Passu Loan Combination for which an extension of maturity is being considered by the UBS-Citigroup 2011-C1 Special Servicer or by the UBS-Citigroup 2011-C1 Master Servicer, subject to the consent or deemed consent of the UBS-Citigroup 2011-C1 Special Servicer.

Except as otherwise described in the succeeding paragraphs below, (a) with respect to each Mortgage Loan (other than with respect to each Pari Passu Mortgage Loan) and REO Property, the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer, (b) with respect to each Pari Passu Loan Combination and Pari Passu REO Property, under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the UBS-Citigroup 2011-C1 Special Servicer, (c) with respect each Mortgage Loan (other than with respect to each Pari Passu Mortgage Loan) and REO Property, for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within 10 business days (or 30 days with respect to clause (J) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the 10-day period (or 30 days with respect to clause (J) below), the Directing Holder will be deemed to have approved such action), and (d) with respect to each Pari Passu Loan Combination and Pari Passu REO Property, under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Special Servicer will not be permitted to consent to the UBS-Citigroup 2011-C1 Master Servicer’s taking any of the following actions, nor will the UBS-Citigroup 2011-C1 Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within 10 business days (or 30 days with respect to clause (J) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the 10-day period (or 30 days with respect to clause (J) below), the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property or Pari Passu REO Property) of the ownership of properties securing such of the Mortgage Loans or Pari Passu Loan Combination as come into and continue in default;

(B) any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Pari Passu Loan Combination or any extension of the maturity date of such Mortgage Loan or Pari Passu Loan Combination;

(C) any sale of a Defaulted Mortgage Loan, REO Property or Pari Passu REO Property (other than in connection with the termination of the Issuing Entity as described under “The

Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement) for less than the applicable Repurchase Price;

(D) any determination to bring an REO Property or Pari Passu REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or Pari Passu REO Property;

(E) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Pari Passu Loan Combination or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan or Pari Passu Loan Combination and for which there is no material lender discretion;

(F) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Pari Passu Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Mortgage Loan Documents;

(G) any property management company changes (with respect to a Mortgage Loan or Pari Passu Loan Combination with a Stated Principal Balance greater than $2,500,000) or franchise changes with respect to a Mortgage Loan or Pari Passu Loan Combination for which the lender is required to consent or approve under the Mortgage Loan Documents;

(H) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Pari Passu Loan Combination and for which there is no material lender discretion;

(I) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan or Pari Passu Loan Combination other than pursuant to the specific terms of such Mortgage Loan or Pari Passu Loan Combination and for which there is no material lender discretion; and

(J) any determination of an Acceptable Insurance Default;

provided that in the event that the Master Servicer, the Special Servicer, the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) and, with respect to each applicable Pari Passu Loan Combination, the holder of the related Pari Passu Companion Loan (as a collective whole as if such Certificateholders and the holders of certificates issued by UBS-Citigroup 2011-C1 constituted a single lender), and the Master Servicer, the Special Servicer, the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer, as the case may be, has made a reasonable effort to contact the Directing Holder, then the Master Servicer, the Special Servicer, the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

In addition, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) may direct the Special Servicer (with respect to a Mortgage Loan) or the UBS-Citigroup 2011-C1 Special Servicer (with respect to a Pari Passu Loan Combination) to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or a Pari Passu Loan Combination, as applicable, as the Directing Holder may reasonably deem advisable; provided that none of the Master Servicer, the Special Servicer, the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer will be required to take or refrain from taking any action pursuant to instructions, failure to approve or object, or objections from the Directing Holder that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing

Standard) or the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement (including the related “Servicing Standard”), as applicable, or the REMIC provisions of the Code.

With respect to the Mortgage Loans and the Pari Passu Loan Combinations, during the continuance of a Control Termination Event, neither the Special Servicer nor the UBS-Citigroup 2011-C1 Special Servicer will be required to obtain the consent of the Directing Holder for any of the foregoing actions.  However, during the continuance of a Control Termination Event, for so long as no Consultation Termination Event has occurred and is continuing the Special Servicer (with respect to each Mortgage Loan other than a Pari Passu Mortgage Loan) and the UBS-Citigroup 2011-C1 Special Servicer (with respect to each Pari Passu Loan Combination) will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer, the Special Servicer, the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer (if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder.  Such consultation will not be binding on the Special Servicer or the UBS-Citigroup 2011-C1 Special Servicer.

With respect to all Mortgage Loans (other than the Pari Passu Mortgage Loans), while a Control Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

With respect to any Pari Passu Loan Combination, while a Control Termination Event has occurred and is continuing, or while a Non-Lead Control Termination Event with respect to the related Pari Passu Companion Loan has occurred and is continuing (even if no Control Termination Event exists), the UBS-Citigroup 2011-C1 Special Servicer will be required to consult with the UBS-Citigroup 2011-C1 Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the UBS-Citigroup 2011-C1 Operating Advisor.  Such consultation will not be binding on the UBS-Citigroup 2011-C1 Special Servicer.

In addition, with respect to any Pari Passu Companion Loan, for so long as no Non-Lead Consultation Termination Event has occurred and is continuing, the UBS-Citigroup 2011-C1 Special Servicer will be required to consult with the Non-Lead Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder is required or for which the Directing Holder would have the right to direct the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer) and to consider alternative actions recommended by the Non-Lead Directing Holder.  Such consultation will not be binding on the UBS-Citigroup 2011-C1 Special Servicer.

The “Directing Holder” means, with respect to any Mortgage Loan and Pari Passu Companion Loan, the Lead Directing Holder.

The “Lead Directing Holder” means the Controlling Class Representative.

The “Non-Lead Directing Holder” with respect to any Pari Passu Loan Combination means the holder of the related Pari Passu Companion Loan or its designee.

The initial Lead Directing Holder is expected to be RREF CMBS AIV, LP.  The Lead Directing Holder will be responsible for its own expenses.

The current Non-Lead Directing Holder with respect to each Pari Passu Mortgage Loan is Rialto Real Estate Fund, LP (or one of its affiliates or investment funds for which it is a manager, agent or representative), which is an affiliate of the initial Lead Directing Holder.  The Non-Lead Directing Holder will be responsible for its own expenses.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the

Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, (ii) until a Controlling Class Representative is so selected or (iii) until receipt of written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative upon providing written notice to the Certificate Administrator.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as identified by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described in this section.

“Non-Lead Consultation Termination Event” means a “consultation termination event” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, which is defined to be the date on which no class of UBS-Citigroup 2011-C1 “control eligible certificates” exists that has a certificate balance that is at least equal to 25% of the initial certificate balance.

If a Consultation Termination Event has occurred and is continuing, no Class of Certificates will act as the Controlling Class and the Directing Holder will have no rights under the Pooling and Servicing Agreement or under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide, a list of the Certificate Owners of the Controlling Class.  Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event”  will occur at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described in this section.

“Non-Lead Control Termination Event” means a “control termination event” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, which is defined to be the date on which no class of UBS-Citigroup 2011-C1 “control eligible certificates” exists that has a certificate balance (as notionally reduced by “appraisal reduction amounts” allocable to such class) that is at least equal to 25% of the initial certificate balance.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation rights under the Pooling and Servicing Agreement or the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer and the UBS-Citigroup 2011-C1 Special Servicer (with respect to the Pari Pass Loan Combinations) as described under “The Servicers—Removal of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time that RREF CMBS AIV, LP or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more Classes of Certificates; and

(e) will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder), for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer, the Special Servicer, the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the related Mortgage Loan Documents, the Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement or any co-lender agreements, as applicable, will not result in any liability on the part of the Master Servicer, the Special Servicer, the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this prospectus supplement.

The UBS-Citigroup 2011-C1 Operating Advisor will act as operating advisor with respect to the Pari Passu Mortgage Loans pursuant to the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement and will have similar, but not identical, obligations as those of the Operating Advisor described in this section.

Role of Operating Advisor for Mortgage Loans Prior to Control Termination Event

With respect to all the Mortgage Loans (other than Pari Passu Mortgage Loans), unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a) reviewing all information available on the Certificate Administrator’s website in any manner relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b) reviewing each Final Asset Status Report; and

(c) reviewing any Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amounts and/or net present value calculations (except that if the Operating Advisor discovers a math error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Role of Operating Advisor for Mortgage Loans Only While a Control Termination Event Has Occurred and Is Continuing

With respect to all the Mortgage Loans (other than Pari Passu Mortgage Loans), while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a) the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this prospectus supplement;

(b) the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c) the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction calculations or (2) any net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer.  In connection with the foregoing,

(i) the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii) in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations; and

(iii) in the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement;

(d) the Operating Advisor will be required to prepare an annual report to be provided to the Trustee, the Rating Agencies and the Certificate Administrator (and made available through the Certificate Administrator’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders, other than the Controlling Class Representative and the Directing Holder, as applicable), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of Certificateholders, as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment.

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Directing Holder under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to all Mortgage Loans (other than Pari Passu Mortgage Loans), while a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, any assessment of compliance with certain servicing criteria, any accountant’s attestation report, any Asset Status Report and any other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans (other than Pari Passu Mortgage Loans) were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies and the Certificate Administrator, and made available through the Certificate Administrator’s website setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator.

In each such annual report, the Operating Advisor  will identify any material deviations (i) from the Servicing Standard  and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Removal of the Special Servicer

With respect to the Mortgage Loans (other than the Pari Passu Mortgage Loans), after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the removal of the Special Servicer in the manner described in “The Servicers—Removal of the Special Servicer” in this prospectus supplement.

In addition, with respect to the Pari Passu Mortgage Loans, after the occurrence of a Consultation Termination Event, if the UBS-Citigroup 2011-C1 Operating Advisor determines that the UBS-Citigroup 2011-C1 Special Servicer is not performing its duties as required under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement or is otherwise not acting in accordance with the applicable servicing standard, the UBS-Citigroup 2011-C1 Operating Advisor may recommend the removal of the Special Servicer.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c) any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e) the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f) the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by Fitch or Moody’s but has not been special servicer on a transaction for which Fitch or Moody’s has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative, the Directing Holder or an affiliate of the foregoing and (iv) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other renumeration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative, and each Certificateholder within one business day of such appointment.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing) and the Certificateholders.

Termination of the Operating Advisor without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans (including any REO Loan), other than any Pari Passu Mortgage Loan, will accrue at the applicable Operating Advisor Fee Rate on the Stated Principal Balance of such Mortgage Loan, and will be calculated on the same interest accrual basis as the related Mortgage Loan and be prorated for any partial periods.  The “Operating Advisor Fee Rate” is (a) with respect to each Mortgage Loan (other than a Pari Passu Mortgage Loan), a rate of 0.00115% per annum and (b) with respect to each Pari Passu Mortgage Loan, a rate of 0.0028% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Operating Advisor is entitled to a monthly fee in respect of each Pari Passu Mortgage Loan that is calculated based on the stated principal balance of such Pari Passu Mortgage Loan and a rate of 0.0028% per annum.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate) on a Mortgage Loan (including a Pari Passu Mortgage Loan and an REO Loan), that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate); provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines, or has received written notice that the Special Servicer determines, that such Advance, if made, would be a Nonrecoverable Advance.  P&I Advances made in respect of Mortgage Loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest (at the Advance Rate) on such P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments (except for Assumed Scheduled Payments).  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amount with respect to such Mortgage Loan, and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

With respect to each Pari Passu Mortgage Loan, the Master Servicer will be permitted (subject to the immediately following sentence) to make its determination that it has made a nonrecoverable P&I Advance on such Pari Passu Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Pari Passu Mortgage Loan independently of any determination made by the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer. If the Master Servicer receives written notice from the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer that it has determined, with respect to the related Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Pari Passu Mortgage Loan unless the Master Servicer has consulted with the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer, as applicable, and they agree that circumstances with respect to the related Pari Passu Loan Combination have changed such that a proposed P&I Advance in respect of the related Pari Passu Mortgage Loan would be recoverable; provided, however, that such determination will not be so binding on the Certificateholders, the Master Servicer or the Trustee in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies.  Notwithstanding the foregoing, if the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer determines that any advance of principal and/or interest with respect to the related Pari Passu Companion Loan would be recoverable, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance.  Once such a nonrecoverability determination is made by the Master Servicer or the Master Servicer receives written notice of such nonrecoverability determination by the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer, neither the applicable Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Pari Passu Mortgage Loan except as set forth in this paragraph.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Pari Passu Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement and except with respect to the Pari Passu Mortgage Loans) to make advances (“Property Advances,” and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property, other than with respect to the related Mortgaged Property securing each Pari Passu Mortgage Loan.

The UBS-Citigroup 2011-C1 Master Servicer will be obligated to make Property Advances with respect to the Pari Passu Loan Combinations and will be entitled to reimbursement for such Property Advances pursuant to provisions that are substantially similar but not identical to the provisions set forth above.  In addition, if any such Property Advance is determined to be a nonrecoverable advance under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, then the UBS-Citigroup 2011-C1 Master Servicer and the UBS-Citigroup 2011-C1 Trustee will be entitled to reimbursement from general collections for the pro rata portion of such nonrecoverable advances allocated to the related Pari Passu Mortgage Loan pursuant to the terms of the related Co-Lender Agreement.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination out of related collections, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan or paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds or other collections with respect to the related Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in accordance with Servicing Standard that the amounts described in the preceding two clauses are insufficient to pay such interest, then from any other amounts from time to time on deposit in the Collection Account.  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result, which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Property or Pari Passu REO Property, as applicable.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable from related collections, the Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan (other than a Pari Passu Mortgage Loan) that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender).  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer in consultation with the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing)) in its reasonable judgment (and, in the case of the Master Servicer and the Special Servicer, in accordance with the Servicing Standard) would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by either of the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor, the Operating Advisor, Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Operating Advisor, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate to be accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account in each case, first, from principal collections, and then, from interest and other collections.  If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement for amount described in the preceding sentence, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, only out of principal collections in the Collection Account, less any amounts applied to reimbursement of any Nonrecoverable Advances or interest thereon, and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be deferred or delayed, (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is a Nonrecoverable Advance) and may obtain, at the expense of the Issuing Entity, any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Subject to the discussion in this section regarding Mortgage Loans that are part of a Pari Passu Loan Combination, the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup Special Servicer.  Nonrecoverable Advances with respect to the Mortgage Loans (or allocated to the Pari Passu Mortgage Loans, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.

Neither the Master Servicer nor the Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Pari Passu Companion Loan.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the applicable Mortgage Loan, REO Property or Pari Passu REO Property, as the case may be, in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.  Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account an aggregate amount of immediately available funds equal to the sum of:  (i) to the extent of funds on deposit in the Collection Account, the Available Funds (calculated without reduction for amounts payable to the Trustee and/or the Certificate Administrator out of the Distribution Account); and (ii) all required P&I Advances.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this prospectus supplement.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Master Servicer Remittance Date occurring in February and, except during a leap year, each Master Servicer Remittance Date occurring in January, unless such Master Servicer Remittance Date relates to the final Distribution Date, an amount equal to one (1) day’s interest at the related Mortgage Rate minus the related Administrative Fee Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Class V Distribution Account.  The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name for the benefit of the Class V Certificateholders.  The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loan during the related Collection Period to the holders of the Class V Certificates.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Lower-Tier Distribution Account,“ the “Upper-Tier Distribution Account,” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.

The Collection Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) on behalf of the holders of the applicable Certificates.  The REO Account will be in the name of the Trustee (or the Special Servicer on behalf of the Trustee) on behalf of the holders of the applicable Certificates.  Each of the Collection Account, any REO Account, the Distribution Account, the Interest Reserve Account, the Class V Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “F1” by Fitch and “P-1” by Moody’s, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “A” by Fitch  (or “A-” by Fitch so long as the short term deposits or short term unsecured debt obligations of such depository institution or trust company are rated no less than “F1” by Fitch) and “A1” by Moody’s or (B) as to which the Certificate Administrator has received a No Downgrade Confirmation from each Rating Agency, (ii) an account or accounts maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Company, so long as such depository’s or its parent’s, as the case may be, long-term unsecured debt rating shall be at least “A” by Fitch and “A2” by Moody’s (if the deposits are to be held in the account for more than 30 days) or such depository’s or its parent’s short-term deposit or short-term unsecured debt rating shall be at least “F1” by Fitch and “P-1” by Moody’s (if the deposits are to be held in the account for 30 days or less), (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which institution or trust company is rated at least “Baa3” by Moody’s and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (iv) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long-term unsecured debt rating shall be at least “A-” from Fitch and “A2” from Moody’s (if the deposits are to be held in the account for more than 30 days) or PNC Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least “F1” from Fitch and “P-1” from Moody’s (if the deposits are to be held in the account for 30 days or less), (v) an account or accounts maintained with Deutsche Bank Trust Company Americas, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, (vi) any other account not referenced above for which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, or (vii) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (v) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related borrower, (b) provide that the Mortgage Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans other than the Pari Passu Mortgage Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans other than the Pari Passu Mortgage Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans or REO Loans (other than any Pari Passu Mortgage Loan)) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Calculation Rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan (other than a Pari Passu Mortgage Loan) described in clause (c) of the first sentence of this paragraph, that the conditions to assumption or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received No Downgrade Confirmation from each Rating Agency with respect to any Mortgage Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity.  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of a “due-on-encumbrance” clause, which by their terms (a) provide that the related Mortgage Loan will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property or the direct or indirect ownership interest in the borrower may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), so long as certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans other than the Pari Passu Mortgage Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or that in the case of a Mortgage Loan (other than a Pari Passu Mortgage Loan) described in clause (c) of the first sentence of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation from each Rating Agency; provided that such confirmation will only be required with respect to any Mortgage Loan which represents one of the ten largest Mortgage Loans in the Issuing Entity (based on its Stated Principal Balance).  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity.

Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Pari Passu Mortgage Loan.  The UBS-Citigroup 2011-C1 Master Servicer and the UBS-Citigroup 2011-C1 Special Servicer will be responsible for the enforcement of “due-on-sale” and “due-on-encumbrance” clauses with respect to the Pari Passu

Mortgage Loans pursuant to provisions that are substantially similar but not identical to the provisions set forth above.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing a Pari Passu Mortgage Loan) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property  (other than any Mortgaged Property securing a Pari Passu Mortgage Loan) securing a Mortgage Loan with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2013 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates); provided, however, that if any such Mortgage Loan becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property  as soon as practicable but within 60 days after such Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 12 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable from related collections, as an expense of the Issuing Entity.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.  Inspection of the Mortgaged Properties securing the Pari Passu Mortgage Loans will be conducted by the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer, as applicable, in accordance with the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement pursuant to provisions that are substantially similar but not identical to the provisions set forth above.

Insurance Policies

In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Pari Passu Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained with insurers meeting certain criteria set forth in the Pooling and Servicing Agreement) for the related Mortgaged Property:

(A) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent or where the terms of a related ground lease or other long-term lease govern the insurance required to be maintained with respect to a property, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the Stated Principal Balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(B) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(1) the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain and does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Issuing Entity’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(2) if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(3) the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(4) except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement);

(5) to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest; and

(6) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this prospectus supplement) to the extent reasonably available at commercially reasonable rates (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), has consented to a lower amount), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Pari Passu Mortgage Loans) or REO Properties, as applicable, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A” by Fitch and “A2” by Moody’s and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a Nonrecoverable Advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Each Pari Passu Mortgage Loan is subject to the provisions in the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement relating to insurance coverage that are substantially similar but not identical to the provisions set forth above.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to three separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”).  See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the

Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Notes and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers may retain a third party vendor (which may be the Certificate Administrator, the Trustee or the Custodian) to complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  The Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this prospectus supplement, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this prospectus supplement.

The Pooling and Servicing Agreement requires that the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify the Depositor, the Certificate Administrator, the affected Mortgage Loan Seller, the Operating Advisor, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Custodian, the Master Servicer, the Special Servicer, the Trustee, the 17g-5 Information Provider and the Rating Agencies, as applicable, upon its actual knowledge of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan (in any event, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provide that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or the Custodian or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), not later than 90 days after the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovers such Material Breach or Material Document Defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan (as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and is not un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in the applicable cross-collateralized group) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the immediately succeeding Due Date after such purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate (and, in the case of a Pari Passu REO Property, interest on a comparable debt service advance made by the UBS-Citigroup 2011-C1 Master Servicer or the UBS-

Citigroup 2011-C1 Trustee) and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (including any other Mortgage Loan or Mortgage Loans that are cross-collateralized with such affected Mortgage Loan and not un-crossed as mentioned in clause (b) above and described in the immediately succeeding paragraph) (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided that the Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

If, as a result of a Material Document Defect or a Material Breach, a Mortgage Loan Seller becomes obligated to repurchase or substitute for an affected Mortgage Loan that is part of a cross-collateralized group, the Mortgage Loan Seller will also be obligated to repurchase or substitute for the other Mortgage Loan(s) in such cross-collateralized group unless the cross-collateralization between the affected Mortgage Loan and such other Mortgage Loan(s) is terminated.  If one or more (but not all) of the Mortgage Loans in a cross-collateralized group is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use reasonable efforts to prepare and have executed the documentation necessary to terminate the cross-collateralization between the Mortgage Loan(s) to be repurchased or substituted for and the other Mortgage Loan(s) in the cross-collateralized group that will not be repurchased or substituted for.  In addition, the related Mortgage Loan Seller cannot effect such termination unless the Directing Holder has consented in its sole discretion and the Trustee has received from such Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust nor result in the imposition of any tax on the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each rating agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded.  All costs and expenses reasonably incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan(s) to be repurchased.  If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.  The Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

With respect to the AMF II Mortgage Loans, Archetype Mortgage Capital LLC (“AMC”), a Delaware limited liability company, will guarantee the repurchase obligations of the related Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement in the event such Mortgage Loan Seller fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Breach or Material Document Defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance that is not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation from each Rating Agency.

The obligations of the Mortgage Loan Sellers (or AMC as guarantor of the repurchase and substitution obligations of AMF II) to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller (or, in the case of the AMF II Mortgage Loans, AMC) defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller (or, in the case of the AMF II Mortgage Loans, AMC) will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC and the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation from each Rating Agency.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee and the Certificate Administrator of a No Downgrade Confirmation from each Rating Agency.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or the Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or Operating Advisor under the Pooling and Servicing Agreement.

The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or the Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or the Operating Advisor will result in Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

The UBS-Citigroup 2011-C1 Pooling and Servicing Agreement provides that the UBS-Citigroup 2011-C1 Master Servicer, the UBS-Citigroup 2011-C1 Operating Advisor, the UBS-Citigroup 2011-C1 Special Servicer and the UBS-Citigroup 2011-C1 Trustee, and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of any of them will be entitled to indemnification by the UBS-Citigroup 2011-C1 issuing entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement or the UBS-Citigroup 2011-C1 Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the UBS-Citigroup 2011-C1 depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  With respect to a Pari Passu Loan Combination, the expenses, costs and liabilities described in the preceding sentence that relate to the applicable Pari Passu Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement with respect to such Pari Passu Loan Combination.  If funds in the applicable custodial account relating to a Pari Passu Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the UBS-Citigroup 2011-C1 collection account.  Following reimbursement or payment of such amounts (with no obligation to repay such amounts), the UBS-Citigroup 2011-C1 Master Servicer or the UBS-Citigroup 2011-C1 Special Servicer, as applicable, will be required use commercially reasonable efforts to obtain from the Issuing Entity the pro rata share of such amounts reimbursed from the UBS-Citigroup 2011-C1 collection account.  See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor and to charge the Collection Account.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer (subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation), all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account, to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, but (in the case of each of the Master Servicer and the Special Servicer) only if each Rating Agency then rating any Certificates has provided a No Downgrade Confirmation (provided, however, no Rating Agency will be required to provide a No Downgrade Confirmation if the Master Servicer or Special Servicer is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate).

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of commercial mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day and by the time such deposit was first required to be made, which failure is not remedied within two business days, or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made);

(b) any failure by the Special Servicer to deposit into the REO Account at or within the time such deposit is required to be made and such failure continues unremedied for two business days, or any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or 15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure (other than a failure that results in the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and

(f) a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that any Rating Agency has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such Rating Agency within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

(g) so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by a Master Servicer or Special Servicer to deliver to the Trustee (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the “Sub-Servicing Entity”) retained by a Master Servicer or Special Servicer (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required, but fails, to deliver (after any applicable grace period) (any Sub-Servicing Entity to be terminated if it defaults in accordance with the provision of this clause (g)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of the holders of Certificates evidencing (i) in the case of the Master Servicer, at least 51% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer with respect to a Mortgage Loan, at least 51% of the aggregate Voting Rights, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation to which it is entitled through the date of termination plus reimbursement for all Advances made by it and interest thereon as provided in the Pooling and Servicing Agreement.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master

Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, in the case of any Mortgage Loan, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), so direct in writing to the Trustee, or if the Trustee is not an “approved” servicer by any of the Rating Agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Controlling Class Representative (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain No Downgrade Confirmation from each Rating Agency.  Pending such appointment, the Trustee is obligated to act in such capacity.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor (except that such amounts in excess of that permitted the terminated Master Servicer or Special Servicer will result in Realized Losses).  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such Certificateholder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events  described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation has been provided by each Rating Agency, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may terminate the Master Servicer upon 5 business days’ notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

If a servicer termination event under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement with respect to the UBS-Citigroup 2011-C1 Master Servicer affects a Pari Passu Mortgage Loan or the Certificates and the UBS-Citigroup 2011-C1 Master Servicer is not otherwise terminated, the Trustee may, and at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, will be entitled to direct the UBS-Citigroup 2011-C1 Trustee to direct the UBS-Citigroup 2011-C1 Master Servicer to appoint a sub-servicer (or if the related Pari Passu Loan Combination is currently being sub-serviced, then the UBS-Citigroup 2011-C1 Trustee may direct the UBS-Citigroup 2011-C1 Master Servicer to replace such sub-servicer with a new sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement and the UBS-Citigroup 2011-C1 Master Servicer may terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Pari Passu Loan Combination; provided that the UBS-Citigroup 2011-C1 Master Servicer will be required to obtain a No Downgrade Confirmation from each Rating Agency and each rating agency under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement (at the expense of the requesting holder) with respect to the appointment of such sub-servicer.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Pari Passu Companion Loans:

(i) to cure any ambiguity or to correct any error;

(ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements in the final prospectus supplement (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein;

(iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates by each Rating Agency; provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement;

(iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change;

(v) to modify the procedures set forth in the Pooling and Servicing relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(vi) in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA (as defined below) or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A);

provided that such amendment may not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; provided, further, that such amendment may not adversely affect in any material respect the interests of any Certificateholder, as evidenced in the case of clauses (iii) through (v) above by (A) an opinion of counsel or (B) in the case of a Certificateholder of a rated class, a No Downgrade Confirmation from each applicable Rating Agency; and provided, further, that the Trustee must give notice of any such amendment to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.

The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC for federal income tax purposes or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

With respect to paragraph (vi) above, a recent court ruling on a motion to dismiss (Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Trust Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the SEC and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, in the event that subsequent to the date of this prospectus supplement the Depositor informs the Trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder, to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing

Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may:

(i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby;

(ii) alter the obligations of the Master Servicer or the Trustee to make an Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby;

(iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates that are required to consent to any action or inaction under the Pooling and Servicing Agreement; or

(iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of any of the holders of Certificates or holders of any Pari Passu Companion Loans, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, the Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment may be made that adversely affects the rights or obligations of a Mortgage Loan Seller without the written consent of such Mortgage Loan Seller.

In addition, notwithstanding the foregoing, no amendment may be made to the Pooling and Servicing Agreement unless the Trustee and the Certificate Administrator have first received an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the Issuing Entity if the Trustee is the requesting party) to the effect that such amendment is authorized or permitted by the terms of the Pooling and Servicing Agreement and that all conditions precedent have been met.

“Non-Lead Certificateholder” means, with respect to any Pari Passu Companion Loan, a holder of any certificate that represents a beneficial ownership interest in UBS-Citigroup 2011-C1.

No Downgrade Confirmation

The Pooling and Servicing Agreement provides that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from any Rating Agency as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such No Downgrade Confirmation has made a request to such Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then such Requesting Party will be required to (without providing notice to the 17g-5 Information Provider) (i) confirm that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such confirmation or such second request, as applicable, then (x) with respect to any such action in any Mortgage Loan Document requiring such No Downgrade Confirmation or any other action under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans (other than any Pari Passu Mortgage Loan)), as applicable) will be required to determine (with the consent, in the case of any affected Mortgage Loan other than a Pari Passu Mortgage Loan, of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), which consent will be deemed given if such Directing Holder does not respond within five business days of receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of the Certificateholders, then such condition will be deemed to be satisfied (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement that the Master Servicer or Special Servicer would have been permitted to waive pursuant to the Pooling and Servicing Agreement will be deemed to be satisfied without any such determination by the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) (it being understood that the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans (other than any Pari Passu Mortgage Loan)), as applicable) will in any event review the conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; and (ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency.

Promptly following the Requesting Party’s (or, if the Requesting Party is the related borrower, then the Master Servicer’s or the Special Servicer’s, as applicable) determination to take any action discussed above without receiving the consent of the Rating Agencies, such Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will be required to provide written notice to (i) the Trustee and the Certificate Administrator (upon which the Trustee and the Certificate Administrator may conclusively rely), (ii) the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, and (iii) promptly, but not earlier than two business days following such delivery to the 17g-5 Information Provider, to the Rating Agencies, of the action taken.

For all other matters or actions (a) not specifically discussed above in clauses (x) or (y) or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the applicable Rating Agency to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, will be required to send the No Downgrade Confirmation request to the Rating Agencies in accordance with the delivery instructions in the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Pari Passu Loan Combination, any Certificateholder, any holder of a Pari Passu Companion Loan, any Mortgaged Property, any REO Property or any Pari Passu REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and promptly, but not earlier than two business days following the delivery of such information to the 17g-5 Information Provider, to be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor may (with the consent of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer) amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Trustee, the Certificate Administrator, the Paying Agent, the 17g-5 Information Provider, the Operating Advisor, the Master Servicer or the Special Servicer; and provided, further, that such amendment does not adversely effect in any material respect the interest of any Certificateholders, as evidenced by an opinion of counsel or, solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated class, No Downgrade Confirmation from each Rating Agency, and provided, further, that notice of any such amendment must be provided to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, to the Rating Agencies.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement or the Pooling and Servicing Agreement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates if then rated by such Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought (such written notice, a “Rating Agency Declination”) shall be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency.

Evidence of Compliance

No later than April 15 of each year (or on or before March 10th (subject to a grace period through March 15th) of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the Issuing Entity):

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the Master Servicer, the Special Servicer, the Certificate Administrator and any additional servicer with which any of the foregoing parties has entered into a servicing relationship with respect to the Mortgage Loans (if such additional servicer is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each, a “Certifying Servicer”) must deliver to the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), and promptly, but not earlier than the second business day after such party provides the 17g-5 Information Provider such report, each Rating Agency an officer’s certificate (a “Statement of Compliance”) stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under the applicable servicing agreement has been made under such officer’s supervision and (B) that, to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under the applicable servicing agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof;

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the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor and each servicing function participant with which any of the foregoing parties it has entered into a servicing relationship with respect to the Mortgage Loans (each, a “Reporting Servicer”) must furnish, each at its own expense, to the Trustee, the Certificate Administrator, the Depositor, the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), and promptly but not earlier than the second Business Day after such party provides the 17g-5 Information Provider such report, each Rating Agency, a report (an “Assessment of Compliance”) on an assessment of compliance with the relevant servicing criteria set forth in the applicable servicing agreement with respect to commercial mortgage-backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Servicing Criteria (as defined below) applicable to each Reporting Servicer (the “Relevant Servicing Criteria”), (B) a statement that such Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB (the “Servicing Criteria”) to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the relevant annual report on Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Notwithstanding the foregoing, the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it; and

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each Reporting Servicer, each at its own expense, must cause, a registered public accounting firm, that is a member of the American Institute of Certified Public Accountants, to furnish a report (an “Attestation Report”) to the Trustee, the Certificate Administrator, the Depositor, the Operating Advisor (in the case of the Special Servicer only), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), and promptly but not earlier than the second business day after such party provides the 17g-5 Information Provider such report, each Rating Agency, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria in all material respects, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by The Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria.  If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the respective Certificate Balances of such Classes, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A and Class X-B Certificates.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class V, Class LR or Class R Certificates.

Realization Upon Mortgage Loans

 If a payment default or material non-monetary default on a Mortgage Loan (other than a Pari Passu Mortgage Loan) has occurred, then the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based upon a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity), that:

(A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuing Entity to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this prospectus supplement as the “REO Tax”).  To the extent that income the Issuing Entity receives from an REO Property or Pari Passu REO Property is subject to a tax on “net income from foreclosure property,” such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%).  The determination as to whether income from an REO Property or Pari Passu REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property or Pari Passu REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property or Pari Passu REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period described in the prior paragraph and in the manner described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders for the retention of revenues and insurance proceeds derived from each REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account related to such REO Property.  To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable from related Mortgage Loan collections.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of liquidation expenses) exceed the amount that would have been received if a principal payment and all other amounts due with respect to the related Mortgage Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement; provided that, with respect to each Pari Passu Mortgage Loan, the term “Excess Liquidation Proceeds” includes liquidation proceeds allocated to such Pari Passu Mortgage Loan pursuant to the terms of the related Co-Lender Agreement that are received from the UBS-Citigroup 2011-C1 issuing entity.

Each Pari Passu Mortgage Loan is subject to the provisions in the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement relating to the realization upon such Pari Passu Mortgage Loan that are substantially similar but not identical to the provisions set forth above.

Sale of Defaulted Mortgage Loans and REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders to attempt to sell a Defaulted Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The Special Servicer (with the consent of the Directing Holder) is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan; provided, however, that any sale of any Defaulted Mortgage Loan for less than the Purchase Price will be subject to a right of first refusal held by the Directing Holder (unless a Consultation Termination Event has occurred and is continuing), which right of first refusal may be exercised, if not waived sooner, within 10 business days of written notice from the Special Servicer. In the event the Directing Holder does not exercise its right of first refusal and any contemplated sale is not ultimately consummated, the Directing Holder will (unless a Consultation Termination Event has occurred and is continuing) have a right of first refusal with respect to any subsequent sale of that Defaulted Mortgage Loan by the Special Servicer.  The Special Servicer will notify the Directing Holder (prior to the occurrence of a Consultation Termination Event) of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.  Subject to the rights of first refusal held by the Directing Holder described above, the Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless it is the highest offer received and at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Party and the Trustee’s duties therewith will be reimbursable by such Interested Person.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender).

Pursuant to the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Special Servicer is required to solicit offers for, and sell, the Pari Passu REO Properties pursuant to provisions that are substantially similar but not identical to the provisions set forth above.

With respect to each defaulted Pari Passu Mortgage Loan, the UBS-Citigroup 2011-C1 Special Servicer will have the right to sell (and the resulting right to receive a liquidation fee) for any such defaulted Pari Passu Mortgage Loan in accordance with the UBS-Citigroup Commercial Mortgage Trust 2011-C1 Pooling and Servicing Agreement upon the consent (or deemed consent) of the Directing Holder, which consent will be deemed given ten (10) Business Days after receipt (unless earlier objected to) by the Directing Holder of the UBS-Citigroup 2011-C1 Special Servicer’s request for such right to sell.

A “Defaulted Mortgage Loan” is a Mortgage Loan (other than a Pari Passu Mortgage Loan) that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

“Purchase Price” means, with respect to any particular Mortgage Loan or REO Property being purchased from the Issuing Entity, a price approximately equal to the sum of the following: (i) the outstanding principal balance of that Mortgage Loan or related REO Loan less any Loss of Value Payment available to reduce the principal balance; (ii) all accrued and unpaid interest on that Mortgage Loan or related REO Loan generally through the due date in the Collection Period of purchase, other than Default Interest; (iii) all unreimbursed Property Advances with respect to that Mortgage Loan or the related REO Loan, together with any unpaid interest on those Advances owing to the party or parties that made them; (iv) all Property Advances with respect to that Mortgage Loan or the related REO Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Issuing Entity; and (v) all accrued and unpaid interest on any P&I Advances made with respect to the subject Mortgage Loan or related REO Loan.

Modifications

 The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “—The Directing Holder” and  “—The Operating Advisor,” respectively, in this prospectus supplement, to modify, waive or amend any term of any Mortgage Loan (other than a Pari Passu Mortgage Loan) if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan to a date occurring later than the earlier of (A) five years prior to May 2045 and (B) if the Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the best interest of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and, the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing is obtained).

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan (other than a Pari Passu Loan Combination) that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  When the Special Servicer’s consent is required, the Master Servicer must promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent (unless earlier objected to) will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder (when such consent is required as described in this prospectus supplement ), which consent will be deemed given 10 business days after receipt (or, in connection with an Acceptable Insurance Default, 30 days) (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such action together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

For any performing Mortgage Loan (other than a Pari Passu Mortgage Loan), and subject to the rights of the Directing Holder (as described under “—The Directing Holder” in this prospectus supplement ), the Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

(a) approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b) approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c) approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d) subject to other restrictions in this prospectus supplement regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(e) approving modifications, consents or waivers (other than those specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the related Mortgage Loan if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f) approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan to such non-material rights-of-way or easements;

(g) granting waivers of minor covenant defaults (other than financial covenants);

(h) as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(i) approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j) subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k) any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Each Pari Passu Mortgage Loan is subject to the provisions in the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement relating to modifications that are substantially similar but not identical to the provisions set forth above.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the Initial Outstanding Pool Balance.  Any such party may be an affiliate of a Sponsor, the Depositor, the Issuing Entity or another related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan (other than an REO Loan) included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the related Due Date in the Collection Period relating to such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees, Trustee/Certificate Administrator Fees and Operating Advisor Fees and unpaid expenses of and indemnity amounts owed by the Issuing Entity; and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Issuing Entity, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon (in each case at the Mortgage Rate).  The Issuing Entity may also be terminated in connection with an exchange by a sole remaining beneficial owner of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates), including the Class X-B Certificates (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class X-A, Class B, Class C and Class D Certificates are no longer outstanding, that the sole remaining beneficial owner compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Sequential Pay Certificates were on deposit with the Certificate Administrator one business day prior to the date of the exchange and the sole remaining beneficial owner pays to Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (C), three, divided by (ii) 360), for the Mortgage Loans and other property remaining in the Issuing Entity.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties or Pari Passu REO Properties.

Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be posted to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to the Master Servicing Fee for each Mortgage Loan.  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum equal to 0.040% (the “Master Servicing Fee Rate”), which is a component of the Servicing Fee Rate.  The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this prospectus supplement under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the Master Servicer, the UBS-Citigroup 2011-C1 Master Servicer (with respect to the Pari Passu Mortgage Loans) or the applicable primary servicer or sub-servicer.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans (other than the Pari Passu Mortgage Loans) that it is servicing and that are not Specially Serviced Loans (50% thereof where the consent of the Special Servicer is required), 100% of defeasance fees on all Mortgage Loans (other than the Pari Passu Mortgage Loans), 100% of assumption fees with respect to Mortgage Loans (other than the Pari Passu Mortgage Loans) that it is servicing and that are not Specially Serviced Loans (50% thereof where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges or similar items (but not including Yield Maintenance Charges) on all Mortgage Loans (other than the Pari Passu Mortgage Loans) that it is servicing and that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans (other than the Pari Passu Mortgage Loans) that it is servicing and that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any, with respect to Mortgage Loans (other than the Pari Passu Mortgage Loans) that it is servicing; (iv) 100% of charges for checks returned for insufficient funds on all Mortgage Loans (other than the Pari Passu Mortgage Loans); and (v) any Default Interest and late payment fees that accrued during a Collection Period on any Mortgage Loans (other than the Pari Passu Mortgage Loans) that it is servicing and that are not Specially Serviced Loans, in each case to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to the related Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to the related Mortgage Loan.  In addition, provided that the related Pari Passu Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Default Interest and any late payment fees collected by the UBS-Citigroup 2011-C1 Master Servicer that are allocated to any Pari Passu Mortgage Loan (in accordance with the related co-lender agreement and the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement) during a Collection Period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement. The Master Servicer will not be entitled to the amounts specified in clauses (ii), (iii) and (iv) of this paragraph with respect to any Pari Passu Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any Modification Fees or assumption fees, as described below under “—Special Servicing.”

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificateholder Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Master Servicer is entitled to a monthly fee in respect of each Pari Passu Mortgage Loan that is calculated based on the stated principal balance of such Pari Passu Mortgage Loan and a per annum rate of 0.01% (in the case of the Poughkeepsie Galleria Pari Passu Mortgage Loan) or 0.07% (in the case of the Trinity Centre Pari Passu Mortgage Loan and the 1700 Market Street Pari Passu Mortgage Loan), as applicable.  In addition, the UBS-Citigroup 2011-C1 Master Servicer is entitled to additional servicing compensation with respect to each Pari Passu Mortgage Loan that is similar, but not identical, to the additional servicing compensation described above.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Special Servicer” in this prospectus supplement.

Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” to include any Mortgage Loan (other than a Pari Passu Mortgage Loan) with respect to which:

(i) either (x) with respect to any Mortgage Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan at its maturity date or, if the maturity date of such Mortgage Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, Operating Advisor and the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan and (D) the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii) any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii) the date upon which the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing)) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing)) materially and adversely affects the interests of the Certificateholders occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii) the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Mortgage Loan will cease to be a Specially Serviced Loan (whereupon it will become a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Loan.

If a “Servicing Transfer Event” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement exists with respect to a Pari Passu Companion Loan included in a Pari Passu Loan Combination, then it will also be deemed to exist with respect to the related Pari Passu Mortgage Loan.  The “Servicing Transfer Events” under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement are substantially similar, but not identical, to the Servicing Transfer Events described above.  The Pari Passu Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

Asset Status Report.  The Special Servicer will be required to prepare a report (the “Asset Status Report”) for each Mortgage Loan (other than a Pari Passu Mortgage Loan) that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer.  Each Asset Status Report will be required to be delivered to the Master Servicer, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider and the Rating Agencies.

If the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Pooling and Servicing Agreement, the Servicing Standard or the terms of the applicable Mortgage Loan Documents.  In addition, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender).  If the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  In any event, if the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report in compliance with the Servicing Standard.  The Special Servicer will revise such Asset Status Report until the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.

If a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor and the Directing Holder.  The Special Servicer may revise such Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Each Pari Passu Mortgage Loan is subject to the provisions in the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement relating to asset status reports relating to such Pari Passu Mortgage Loan that are substantially similar but not identical to the provisions set forth above.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan (other than any Pari Passu Mortgage Loan) at a rate equal to 0.25% per annum on the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.  Under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Special Servicer is entitled to a monthly fee in respect of each Pari Passu Mortgage Loan that is a specially serviced loan or REO loan under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement that is calculated based on the stated principal balance of such Pari Passu Mortgage Loan and a rate of 0.25% per annum.

A “Workout Fee” will in general be payable with respect to each Specially Serviced Loan that becomes a Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on such Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the subject Mortgage Loan or Loan Combination became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 60 days following the related maturity date as a result of the related Mortgage Loan being refinanced, the Special Servicer will be not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.  Under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Special Servicer is entitled to a workout fee in respect of each Pari Passu Mortgage Loan that will be payable out of each collection of interest and principal received on such Pari Passu Mortgage Loan, for so long as it remains a corrected mortgage loan under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement.  This workout fee will be in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the subject Mortgage Loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan that became such during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to:  (a) each Specially Serviced Loan or REO Property or Mortgage Loan (other than a Pari Passu Mortgage Loan) repurchased by a Mortgage Loan Seller outside of the applicable cure period or as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and (b) except as otherwise described below, any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any foreclosure, sale, disposition, deficiency judgment or other similar proceeds (“Liquidation Proceeds”).  As to each such Specially Serviced Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Property or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 60 days following the related maturity date as a result of the related Mortgage Loan being refinanced, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.  In addition, the Liquidation Fee will be subject to the cap described below.  Under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement, the UBS-Citigroup 2011-C1 Special Servicer is entitled to a liquidation fee in respect of each Pari Passu Mortgage Loan equal to 1.0% of each full or discounted payoff of a Pari Passu Mortgage Loan that is a specially serviced loan and each recovery of liquidation proceeds on a Pari Passu Mortgage Loan that is a specially serviced loan or REO Loan including with respect to a Mortgage Loan Seller’s repurchase of a

Pari Passu Mortgage Loan, subject to a cap substantially similar to the cap on Liquidation Fees described in this prospectus supplement.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their Affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to Special Servicing,

●
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
the purchase of any Specially Serviced Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days following the date that such holder’s option to purchase the related Mortgage Loan first becomes exercisable, and

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement.

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, an action plan that was submitted by the Special Servicer regarding the liquidation of a Specially Serviced Loan is approved or deemed to be approved by the Directing Holder, the Special Servicer will be entitled to receive the related Liquidation Fee notwithstanding any resignation or termination, and the successor special servicer will not be entitled to any portion of it.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan (or REO Loan) throughout the period such Mortgage Loan (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan (or REO Loan), only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan (or REO Loan) will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans (or REO Loans) will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

●
100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

●
any late payment fees and Default Interest that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan.

“Modification Fees” means, with respect to any Mortgage Loan, any and all fees with respect to or related to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees and defeasance fees).  For each modification, restructure, extension, waiver or amendment in connection with working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan or REO Loan at a time when such Mortgage Loan or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any Special Servicing Compensation to which the Special Servicer is entitled pursuant to the Pooling and

Servicing Agreement in the form of late payment charges, Net Default Interest, assumption fees, consent fees, loan service transaction fees, beneficiary statement charges, assumption application fees or any interest or other income earned on deposits in the REO Accounts.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than a Pari Passu Mortgage Loan) or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

The UBS-Citigroup 2011-C1 Special Servicer is entitled to additional servicing compensation with respect to each Pari Passu Mortgage Loan that is similar, but not identical, to the additional servicing compensation described above.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans (other than the Pari Passu Mortgage Loans) in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC”) guidelines as of the Closing Date setting forth, among other things:

(a) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b) the amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of the Certificates;

(c) the amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to Interest Accrual Amounts and Interest Shortfalls;

(d) the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e) the aggregate amount of compensation paid to the Trustee, the Certificate Administrator and the Operating Advisor and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f) the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) outstanding immediately before and immediately after the Distribution Date;

(g) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h) the number and aggregate Stated Principal Balance of the Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property or Pari Passu REO Property;

(i) the Available Funds for the Distribution Date, and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j) the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Yield Maintenance Charges;

(k) the Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date and the next succeeding Distribution Date;

(m) the Principal Distribution Amount for such Distribution Date;

(n) the Certificate Balance or Notional Balance, as the case may be, of each Class of Regular Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o) with respect to each Class of Regular Certificates, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the related Certificate Balance or Notional Balance, as the case may be, immediately following the Distribution Date, and the denominator of which is the related initial Certificate Balance or Notional Balance, as the case may be;

(p) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q) the number and related principal balances of any Mortgage Loans modified, extended or waived during the related Collection Period, on a loan-by-loan basis (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the related Collection Period or that have cumulatively become material over time);

(r) the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates following the distributions on such Distribution Date;

(s) a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of that principal prepayment, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t) a loan-by-loan listing of any Mortgage Loan that was defeased since the previous Determination Date;

(u) the amount of the distribution to the holders of each Class of Sequential Pay Certificates on such Distribution Date attributable to reimbursement of Realized Losses;

(v) as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the asset number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w) the amount on deposit in certain accounts established and maintained by the Certificate Administrator, pursuant to the Pooling and Servicing Agreement after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property or Pari Passu REO Property during the preceding calendar month, the city, state, property type, and the current Stated Principal Balance;

(y) the value of any REO Property or Pari Passu REO Property included in the Issuing Entity as of the related Determination Date, on an asset-by-asset basis, based on the most recent appraisal or valuation;

(z) with respect to any REO Property or Pari Passu REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property or Pari Passu REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(aa) the amount of the distribution on the Distribution Date to the holders of the Class V Certificates and each Class of the Residual Certificates;

(bb) material breaches of any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(cc) the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the Issuing Entity that were subject of a demand to repurchase or replace for breach of the related representations and warranties;

(dd) for each Distribution Date Statement, a reference to the most recent Form ABS-15G filed by the Depositor and each Sponsor, if applicable, and the SEC-assigned “Central Index Key” number for such filer;

(ee) an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(ff) the identity of the Controlling Class, if known;

(gg) the identity of the Controlling Class Representative, if known; and

(hh) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that the final prospectus supplement, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by the Certificate Administrator:

(A)	the following “deal documents”:

●	the final prospectus supplement; and

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)	the following SEC filings:

●	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(C)	the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC Investor Reporting Package (provided they are prepared by, or received by the Certificate Administrator, as applicable); and

●	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(E)	the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of any request by at least 25% of the Voting Rights of the Sequential Pay Certificates (taking into account the allocation of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the various Classes of Sequential Pay Certificates) to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any assessment of compliance with certain servicing criteria delivered to the Certificate Administrator; and

●	any accountant’s attestation reports delivered to the Certificate Administrator;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties (with respect to Pari Passu Mortgage Loans, to the extent that the Master Servicer or the Special Servicer, as applicable, has sufficient information to respond to such inquiry) and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual report and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer, and, in the case of the Master Servicer, the Special Servicer and the Operating Advisor, will be required to promptly notify the Certificate Administrator, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner via the Certificateholder’s website.  Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at https://tss.sfs.db.com/investpublic.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the 17g-5 Information Provider to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the form attached to the Pooling and Servicing Agreement, which form will also be located on and submitted electronically via the 17g-5 Information Provider’s website.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at 1-800-735-7777.

The 17g-5 Information Provider will make available to the nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSROs”), the following items, among other things, via the 17g-5 Information Provider’s website to the extent delivered to the 17g-5 Information Provider in an electronic format in the manner prescribed by the Pooling and Servicing Agreement:

(a) any notice of a waiver of a “due-on-sale” or “due-on-encumbrance” provision with respect to any Mortgage Loan;

(b) officer’s certificates supporting nonrecoverability determinations relating to Advances and notice of a determination not to refrain from reimbursement of all Nonrecoverable Advances;

(c) Asset Status Reports;

(d) environmental reports;

(e) Statement of Compliance and Assessments of Compliance;

(f) Attestation Reports;

(g) appraisals;

(h) any notice relating to the Special Servicer’s determination to take action under the Pooling and Servicing Agreement without receiving a No Downgrade Confirmation;

(i) copies of any questions or requests submitted by the Rating Agencies to the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(j) any requests for a No Downgrade Confirmation;

(k) any notice of resignation of the Trustee or the acceptance of appointment by the successor trustee;

(l) any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer;

(m) any notices of a Servicer Termination Event or termination of the Master Servicer or the Special Servicer;

(n) any notice of an amendment of the Pooling and Servicing Agreement to change the procedures related to Rule 17g-5;

(o) any notice of a material change or amendment to the Pooling and Servicing Agreement;

(p) any notice of the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee;

(q) any notice of the repurchase of a Mortgage Loan by a Mortgage Loan Seller;

(r) any notice of any change in the lien priority of a Mortgage Loan;

(s) any notice of any material damage to a Mortgaged Property;

(t) any notice of any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan;

(u) any summary of oral communications with the Rating Agencies; and

(v) the “Rating Agency Q&A Forum and Servicer Document Request Tool.”

The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Servicer Document Request Tool” available to NRSROs via the 17g-5 Information Provider’s website, where NRSROs may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, to submit inquiries to the Master Servicer or the Special Servicer relating to reports, the Mortgage Loans, or the Mortgaged Properties or submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights pursuant to the Pooling and Servicing Agreement, whether or not referenced in such annual report, and to view previously submitted inquiries and related answers.  In addition, NRSROs may use the forum to submit requests for loan-level reports and information.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Pooling and Servicing Agreement or the Mortgage Loan Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or is otherwise not advisable to answer or (iii)(A) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate

Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Operating Advisor, Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, in which case the 17g-5 Information Provider will post the related inquiry together with a statement that such inquiry was not answered.  The 17g-5 Information Provider will be required to post the inquiries and related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Servicer Document Request Tool, subject to and in accordance with the Pooling and Servicing Agreement.  The Rating Agency Q&A Forum and Servicer Document Request Tool may not reflect questions, answers, and other communications which are not submitted through the 17g-5 Information Provider’s website.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other person.  No such other person will have any responsibility or liability for the content of any such information.

“Privileged Person“ means the Depositor, Underwriters, the Master Servicer, the Special Servicer, the Directing Holder (so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Certificate Administrator, the Operating Advisor and a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing, or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or in the form of an electronic certification contained on the Certificate Administrator’s website.

“NRSRO Certification” means a certification executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or in electronic form on the 17g-5 Information Provider’s website, that states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates or any Companion Loan Securities, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided UBS Securities LLC with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(A) any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C) the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(D) each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

The Certificate Administrator will require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, BlackRock Financial Management, Inc. and Markit LLC) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date, and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor and the Underwriters the following materials, of which the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a) Annually, on or before June 30 of each year, commencing in 2012, with respect to each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a “CREFC Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the Operating Statement Analysis Report.

(b) Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, a “CREFC NOI

Adjustment Worksheet” for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such requested item to the 17g-5 Information Provider, the Rating Agencies.

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Issuing Entity, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22(b) under the Exchange Act.  Such reports will be filed under the name “UBS Commercial Mortgage Securitization Corp.”  (SEC File No. 333-177354-01).  See “Incorporation of Certain Information by Reference and Available Information” in the prospectus.  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

The Annual Reports on Form 10-K, the Distribution Reports on Form 10-D, the Current Reports on Form 8-K and amendments to those reports filed or furnished with respect to the Issuing Entity pursuant to Section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Certificate Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

The Certificate Administrator will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus.  Requests for this information should be made to the Certificate Administrator at 1761 East St. Andrew Place, Santa, Ana, California 92705-4934, Attention: Trust Administration-UBS12C1.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay part of the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to the designated portions of the Issuing Entity (the resulting REMICs being referred to as the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively, and collectively as the “Trust REMICs”).  The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier Trust REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F and Class G Certificates (together, the “Regular Certificates”) as classes representing regular interests in the Upper-Tier REMIC and will issue the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and the Co-Lender Agreements, (iii) compliance with all provisions of the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the UBS-Citigroup 2011-C1 Pooling and Servicing Agreement and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC and each of the Regular Certificates will constitute a “regular interest” in the Upper-Tier REMIC and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC.  In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Issuing Entity consisting of the Excess Interest (and related amounts in the Class V Distribution Account), which portion will be beneficially owned by the holders of the Class V Certificates, will qualify as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates.”  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code

Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Cut-off Date, 23 of the Mortgaged Properties, securing Mortgage Loans representing approximately 9.4% of the Initial Outstanding Pool Balance, are multifamily properties.  In addition, 1 Mortgaged Property, securing a Mortgage Loan representing approximately 0.3% of the Initial Outstanding Pool Balance, is a mixed-use property with a multifamily component.  Holders of Offered Certificates should consult their own tax advisors as to whether the foregoing percentages or some other percentages apply to their Certificates.  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing tax treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent regular interests in the Upper-Tier REMIC.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the related Offered Certificateholder’s basis in such Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The IRS has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences of REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such Class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such Class for accrued interest that relates to a period prior to the issue date of such Class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution

Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Federal Income Tax Consequences of REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Offered Certificates will not be issued with original issue discount.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that each Class of Offered Certificates will be issued at a premium.

Yield Maintenance Charges.  Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Yield Maintenance Charges” in this prospectus supplement.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of a Yield Maintenance Charges.  Yield Maintenance Charges, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted substantially identical administrative exemptions to UBS Securities LLC, Prohibited Transaction Exemption 91-22, and Barclays Capital Inc., Final Authorization Number 2004-03E, each as amended by Prohibited Transaction Exemption 2007-05 (collectively, the “Exemption”), for certain mortgage-backed certificates in an underwriting where UBS Securities LLC or Barclays Capital Inc. is the lead or co-lead manager.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

 Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(i) the acquisition of Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(ii) the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of DBRS, Inc., DBRS Limited, Moody’s, Standard and Poor’s Rating Services, a Standard and Poor’s Financial Services LLC business (“S&P”) or Fitch;

(iii) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(iv) the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of the Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(v) the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

 The Issuing Entity must also meet the following requirements:

(A) the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(B) certificates in such other investment pools must have been rated in one of the four highest rating categories of DBRS, Inc., DBRS Limited, Moody’s, S&P or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(C) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of the Certificates, at least fifty percent of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the

Certificates.  A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to  such investment.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an Underwriting Agreement (the “Underwriting Agreement”), dated April 24, 2012, entered into by the Depositor, UBS Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nomura Securities International, Inc. (collectively, the “Underwriters”), the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates.  It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of the DTC on or about May 8, 2012, against payment therefor in immediately available funds.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balance of each Class of Offered Certificates set forth below, subject in each case to a variance of 5.0%:

Class	UBS Securities LLC	Barclays Capital Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated	Nomura Securities International, Inc.
Class A-1	$ 67,000,000	$5,819,000	$ —	$ —
Class A-2	$ 104,671,000	$1,000,000	$ —	$ —
Class A-3	$ 637,155,000	$20,000,000	$ —	$ —
Class A-AB	$ 96,008,000	$ —	$ —	$ —
Class A-S	$ 113,130,000	$ —	$ —	$ —
Class B	$ 66,547,000	$ —	$ —	$ —

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the SEC.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 101.40% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest.  Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent.  In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act or contribute to payments to be made in respect thereof.

The Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Certificate Administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” and any reports with respect to the Issuing Entity filed with the SEC pursuant to the Exchange Act.  Except as described in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source.  In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity and market value of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

UBS Securities LLC is an affiliate of the Depositor and UBS Real Estate Securities Inc., a Sponsor and a Mortgage Loan Seller.  Barclays Capital Inc. is an affiliate of Barclays Bank PLC, a Sponsor and a Mortgage Loan Seller.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of UBS Securities LLC, one of the Underwriters and one of the joint bookrunning managers and co-lead managers for this offering, and Barclays Capital Inc., one of the Underwriters and one of the joint bookrunning managers and co-lead managers. That direction will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to UBSRES, an affiliate of UBS Securities LLC, in its capacity as a Mortgage Loan Seller, of the purchase price for the UBSRES Mortgage Loans, and (ii) the payment by the Depositor to Barclays, an affiliate of Barclays Capital Inc., in its capacity as a Mortgage Loan Seller, of the purchase price for the Barclays Mortgage Loans.  As result of the circumstances described above, UBS Securities LLC and Barclays Capital Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.   In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, are subject to significant interpretive uncertainties.  Except as regards their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a Class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to issuance that the Offered Certificates that each Class of the Offered Certificates will receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the Offered Certificates (collectively, the “Rating Agencies”).

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.  Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments).

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Certificates—Ratings of the Certificates” in this prospectus supplement.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Important Disclaimer: Credit ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

LEGAL ASPECTS OF MORTGAGE LOANS IN NEW YORK

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (representing approximately 29.6% of the Initial Outstanding Pool Balance by Allocated Loan Amount), which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

New York Law.  Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

INDEX OF DEFINED TERMS

1700 Market Street Co-Lender		CEA	S-83
Agreement	S-170	Certificate Administrator	S-153
1700 Market Street Loan	S-170	Certificate Balance	S-189
1700 Market Street Mortgaged		Certificate Owners	S-219
Property	S-170	Certificate Registrar	S-158, S-216
1700 Market Street		Certificateholder	S-216
Noteholders	S-170	Certificates	S-188
1700 Market Street Pari Passu		Certifying Certificateholder	S-219
Companion Loan	S-170	Certifying Servicer	S-262
1700 Market Street Pari Passu		Class	S-188
Loan Combination	S-170	Class A-AB Scheduled
17g-5 Information Provider	S-285	Principal Balance	S-203
2011 Wells CMS Assessment	S-148	Class V Distribution Account	S-243
Acceptable Insurance Default	S-92	Class X-A Strip Rates	S-193
Administrative Fee Rate	S-172	Class X-B Strip Rates	S-193
Advance Rate	S-240	Clearstream	S-217
Advances	S-239	Clearstream Participants	S-218
Allocated Loan Amount	S-172	Closing Date	S-163
AMC	S-137, S-251	CMBS	S-148
AMF II	S-137	Code	S-179, S-288
AMF II Data Tape	S-138	Co-Lender Agreements	S-170
AMF II Mortgage Loans	S-164	Collection Account	S-242
Annual Debt Service	S-172	Collection Period	S-192
Anticipated Repayment Date	S-171	Companion Rating Agency	S-152
Appraisal Reduction Amount	S-193, S-213	Consultation Termination Event	S-230
Appraisal Reduction Event	S-212	Control Eligible Certificates	S-230
Appraised Value	S-172	Control Termination Event	S-230
Archetype	S-137	Controlling Class	S-230
Archetype Review Team	S-137	Controlling
ARD Loan	S-171	Class Certificateholder	S-230
Assessment of Compliance	S-262	Controlling Class
Asset Status Report	S-273	Representative	S-230
Assumed Final Distribution		Corrected Mortgage Loan	S-273
Date	S-209	CPR	S-222
Assumed Scheduled Payment	S-195	CRC	S-102
Attestation Report	S-262	CREFC	S-278
Authenticating Agent	S-158	CREFC Investor Reporting
Available Funds	S-190	Package	S-281
Award	S-102	CREFC NOI Adjustment
Balloon Balance	S-172	Worksheet	S-287
Balloon Loan	S-191	CREFC Operating Statement
Balloon LTV	S-173	Analysis Report	S-286
Banking Act	S-81	Crossover Date	S-205
Bankruptcy Code	S-144	Current LTV	S-172
Barclays	S-131	Custodian	S-159
Barclays Data Tape	S-132	Cut-off Date	S-161
Barclays Mortgage Loans	S-163	Cut-off Date Balance	S-161
Barclays Review Team	S-132	Cut-off Date Loan-to-Value
Base Interest Fraction	S-206	Ratio	S-172
Beds	S-175	Cut-off Date LTV	S-172
Calculation Rate	S-226	Cut-off Date LTV Ratio	S-172
CBE	S-224	DBTCA	S-153

Debt Service Coverage Ratio	S-175	Interested Person	S-266
Default Interest	S-192	Investor Certification	S-285
Default Rate	S-192	Investor Q&A Forum	S-282
Defaulted Mortgage Loan	S-266	IO Group YM Distribution
Defeasance	S-179	Amount	S-206
Defeasance Collateral	S-179	Issuing Entity	S-143
Defeasance Loans	S-177	KBRA	S-295
Defeasance Lock-Out Period	S-177	KeyBank	S-133
Defeasance Option	S-179	KRECM	S-135
Defeasance Period	S-177	Lead Directing Holder	S-229
Definitive Certificate	S-216	Lead Voting Rights Percentage	S-153
Department	S-291	Leased Fee	S-173
Depositaries	S-217	Lehman	S-103
Depositor	S-143	Liquidation Fee	S-275
Determination Date	S-192	Liquidation Proceeds	S-275
Directing Holder	S-229	Loan-to-Value Ratio	S-172
Disclosable Special Servicer		Lock-Out Periods	S-177
Fees	S-277	Loss of Value Payment	S-251
Discount Rate	S-178	Lower-Tier Distribution Account	S-243
Distribution Account	S-242	Lower-Tier Regular Interests	S-288
Distribution Date	S-190	Lower-Tier REMIC	S-288
Distribution Date Statement	S-278	LTV Ratio	S-172
DSCR	S-175	LTV Ratio at Maturity	S-173
DTC	S-205	LUST	S-84
Due Date	S-162	MAI	S-215
Eligible Operating Advisor	S-236	Major Decision	S-227
ERISA	S-291	Master Servicer	S-145
Euroclear	S-217	Master Servicer Prepayment
Euroclear Participants	S-218	Interest Shortfall	S-211
Excess Interest	S-172	Master Servicer Remittance
Excess Liquidation Proceeds	S-265	Date	S-238
Excess Liquidation Proceeds		Master Servicing Fee	S-270
Account	S-243	Master Servicing Fee Rate	S-270
Exchange Act	S-129	Material Breach	S-249
Exemption	S-291	Material Document Defect	S-249
Final Asset Status Report	S-234	Maturity Date LTV	S-173
Fitch	S-156	Midland	S-148
Fontainebleau	S-103	Modeling Assumptions	S-222
Form 8-K	S-187	Modification Fees	S-277
FSA	S-81	Modified Mortgage Loan	S-216
FSMA	S-9	Monthly Payment	S-191
GAAP	S-171	Moody’s	S-156
Grantor Trust	S-288	Mortgage	S-161
HND Guarantor	S-103	Mortgage Loan Documents	S-249
Holders	S-219	Mortgage Loan Purchase
ICAP	S-96	Agreement	S-163, S-248
IDOT	S-161	Mortgage Loan Sellers	S-163
Indirect Participants	S-217	Mortgage Loans	S-161
Initial Outstanding Pool		Mortgage Pool	S-161
Balance	S-161	Mortgage Rate	S-194
Initial Rate	S-171	Mortgaged Properties	S-161
Interest Accrual Amount	S-192	Mortgaged Property	S-161
Interest Accrual Period	S-193	Net Default Interest	S-192
Interest Rate	S-173	Net Mortgage Pass-Through
Interest Reserve Account	S-243	Rate	S-194
Interest Shortfall	S-193	Net Operating Income	S-173

Net Prepayment Interest		Permitted Special
Excess	S-211	Servicer/Affiliate Fees	S-278
Net Prepayment Interest		Plan	S-291
Shortfall	S-211	Pooling and Servicing
Net REO Proceeds	S-192	Agreement	S-224
NIC	S-61	Poughkeepsie Galleria Co-
NJDEP	S-83	Lender Agreement	S-169
No Downgrade Confirmation	S-261	Poughkeepsie Galleria Loan	S-169
NOI	S-173	Poughkeepsie Galleria
NOI Date	S-173	Mortgaged Property	S-169
Non-Lead Certificateholder	S-259	Poughkeepsie Galleria
Non-Lead Consultation		Noteholders	S-169
Termination Event	S-230	Poughkeepsie Galleria Pari
Non-Lead Control Termination		Passu Companion Loan	S-169
Event	S-231	Poughkeepsie Galleria Pari
Non-Lead Directing Holder	S-229	Passu Loan Combination	S-169
Non-Lead Voting Rights		PPA	S-146
Percentage	S-153	Prepayment Assumption	S-290
nonqualified intermediary	4	Prepayment Interest Excess	S-211
Nonrecoverable Advance	S-240	Prepayment Interest Shortfall	S-210
Non-Reduced Certificates	S-152	Prime Rate	S-240
non-U.S. holder	3	Principal Distribution Amount	S-194
Note	S-161	Principal Prepayments	S-192
Notional Balance	S-189	Private Certificates	S-188
NRA	S-173	Privileged Information	S-234
NRSRO Certification	S-285	Privileged Information
NRSROs	S-283	Exception	S-234
Occupancy	S-173	Privileged Person	S-285
Occupancy As-of Date	S-173	Property Advances	S-239
Offered Certificateholder	S-289	Purchase Price	S-266
Offered Certificates	S-188	Qualified Affiliate	S-254
Offsetting Modification Fees	S-277	qualified intermediary	3
OID Regulations	S-289	Qualified Substitute Mortgage
Operating Advisor	S-159	Loan	S-251
Operating Advisor Consulting		RAIT	S-133
Fee	S-237	Rating Agencies	S-295
Operating Advisor Fee	S-237	Rating Agency Q&A Forum
Operating Advisor Fee Rate	S-237	and Servicer Document
Operating Advisor Standard	S-234	Request Tool	S-284
Operating Advisor Termination		Realized Loss	S-209
Event	S-235	Record Date	S-190
P&I	S-146	Regular Certificates	S-188, S-288
P&I Advance	S-238	Regulation AB	S-259
Pads	S-175	Related Proceeds	S-240
Pari Passu Companion Loan	S-161	Release Date	S-179
Pari Passu Loan Combination	S-161	Relevant Persons	S-10
Pari Passu Mortgage Loan	S-161	Relevant Servicing Criteria	S-262
Pari Passu REO Property	S-188	REMIC	S-288
Pari Passu Voting Rights	S-152	REMIC Regulations	S-288
parking lot owner	S-84	Removed Mortgage Loan	S-250
parking lot parcel	S-84	REO Account	S-188
Participants	S-216	REO Loan	S-195
Pass-Through Rate	S-193	REO Property	S-188
Paying Agent	S-158	REO Tax	S-264
Percentage Interest	S-190	Replacement Mortgage Loan	S-250
Permitted Encumbrances	S-162	Reporting Servicer	S-262

Repurchase Price	S-250	Trustee/Certificate
Requesting Party	S-259	Administrator Fee Rate	S-158
Reserve Accounts	S-162	U.S. Person	3
Residual Certificates	S-188	U/W EGI	S-176
Restricted Group	S-292	U/W NCF	S-174
Restricted Party	S-234	U/W NCF Debt Yield	S-174
Revised Rate	S-171	U/W NCF DSCR	S-175
Rooms	S-175	U/W NOI	S-174
Rule 17g-5	S-257	U/W NOI Debt Yield	S-174
Rules	S-218	U/W NOI DSCR	S-176
S&P	S-291	U/W Revenue	S-176
SEC	S-188	UBS-Citigroup 2011-C1	S-161
Securities Act	S-259	UBS-Citigroup 2011-C1
Sequential Pay Certificate	S-189	Certificate Administrator	S-225
Sequential Pay Certificates	S-189	UBS-Citigroup 2011-C1
Servicer Termination Events	S-254	Depositor	S-225
Servicing Compensation	S-270	UBS-Citigroup 2011-C1 Master
Servicing Criteria	S-262	Servicer	S-225
Servicing Fee	S-270	UBS-Citigroup 2011-C1
Servicing Fee Rate	S-270	Operating Advisor	S-225
Servicing Standard	S-226	UBS-Citigroup 2011-C1
Servicing Transfer Event	S-273	Pooling and Servicing
SFA	S-11	Agreement	S-168
Similar Law	S-291	UBS-Citigroup 2011-C1
Small Loan Appraisal Estimate	S-214	Special Servicer	S-225
SMMEA	S-294	UBS-Citigroup 2011-C1
Special Servicer	S-148	Trustee	S-225
Special Servicing Fee	S-274	UBSRES	S-125
Specially Serviced Loan	S-272	UBSRES Data Tape	S-126
Sponsors	S-163	UBSRES Deal Team	S-126
Sq. Ft.	S-174	UBSRES Mortgage Loans	S-163
Square Feet	S-174	UK Treasury	S-81
Stated Principal Balance	S-210	Underwriters	S-293
Statement of Compliance	S-262	Underwriting Agreement	S-293
Subordinate Certificates	S-212	Underwritten NCF	S-174
Sub-Servicing Entity	S-255	Underwritten NCF DSCR	S-175
Term to Maturity	S-174	Underwritten Net Cash Flow	S-174
Terms and Conditions	S-218	Underwritten Net Operating
TIA	S-258	Income	S-174
TIA Applicability Determination	S-258	Underwritten NOI	S-174
TriMont	S-159	Underwritten NOI Debt Yield	S-174
Trinity Centre Co-Lender		Underwritten NOI DSCR	S-176
Agreement	S-168	Units	S-175
Trinity Centre Loan	S-168	Unliquidated Advance	S-242
Trinity Centre Mortgaged		Unscheduled Payments	S-192
Property	S-168	UPB	S-146
Trinity Centre Noteholders	S-168	Updated Appraisal	S-215
Trinity Centre Pari Passu		Upper-Tier Distribution Account	S-243
Companion Loan	S-168	Upper-Tier REMIC	S-288
Trinity Centre Pari Passu Loan		Voting Rights	S-263
Combination	S-168	Wachovia	S-145
TRIPRA	S-93	Weighted Average Net
Trust REMICs	S-288	Mortgage Pass-Through
Trustee	S-153	Rate	S-193
Trustee/Certificate		Wells Fargo	S-145
Administrator Fee	S-158	Withheld Amounts	S-243

Workout Fee	S-274	Yield Maintenance Lock-Out
Workout-Delayed		Period	S-177
Reimbursement Amount	S-241	Yield Maintenance Period	S-177
Yield Maintenance Charge	S-178	YTD	S-146
Yield Maintenance Loans	S-177

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UBS 2012-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining	First
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Payment	Maturity	ARD Loan
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)	Balance($)(2)	Balance($)	Type(3)	Type(3)	Rate	Fee Rate(4)	Basis	Maturity	Maturity	Term(5)	Term(5)	Date	Date	(Yes/No)
Loan	1	Dream Hotel Downtown Net Lease	9.0%	1	UBSRES	120,000,000	120,000,000	120,000,000	Net Lease	Net Lease	5.1790%	0.11197%	Actual/360	120	118	0	0	04/06/2012	03/06/2022	Yes
Loan	2	Civic Opera House	7.1%	1	UBSRES	95,000,000	94,708,353	80,283,188	Office	CBD	5.8830%	0.11197%	Actual/360	120	117	360	357	03/06/2012	02/06/2022	No
Loan	3	Trinity Centre	6.6%	1	UBSRES	88,000,000	88,000,000	76,106,832	Office	CBD	5.8975%	0.11357%	Actual/360	120	112	336	336	10/06/2011	09/06/2021	No
Loan	4	Poughkeepsie Galleria	6.4%	1	UBSRES	85,250,000	84,872,577	74,676,313	Retail	Regional Mall	6.6115%	0.05357%	Actual/360	120	114	360	354	12/06/2011	11/06/2021	No
Loan	5	Hartford 21	5.6%	1	UBSRES	75,000,000	75,000,000	65,622,895	Multifamily	Conventional	5.4490%	0.11197%	Actual/360	120	119	360	360	05/06/2012	04/06/2022	No
Loan	6	Hilton Nashville Downtown	4.9%	1	UBSRES	66,000,000	65,675,719	49,697,165	Hospitality	Full Service	5.1970%	0.11197%	Actual/360	120	117	300	297	03/06/2012	02/06/2022	No
Loan	7	1700 Market Street	4.6%	1	UBSRES	61,050,000	61,050,000	58,489,716	Office	CBD	5.1700%	0.11357%	Actual/360	60	53	360	360	11/06/2011	10/06/2016	No
Loan	8	Bridgewater Falls	4.5%	1	UBSRES	60,500,000	60,307,749	50,847,902	Retail	Anchored	5.7005%	0.11197%	Actual/360	120	117	360	357	03/06/2012	02/06/2022	No
Loan	9	101 5th Avenue	3.9%	1	UBSRES	52,500,000	52,389,270	43,646,513	Office	CBD	5.3460%	0.11197%	Actual/360	120	118	360	358	04/06/2012	03/06/2022	No
Rollup	10	Tharaldson Portfolio	3.0%	5	UBSRES	40,550,000	40,491,809	31,437,580	Hospitality	Limited Service	6.0360%		Actual/360	120	119	300	299	05/06/2012	04/06/2022	No
Loan	10.01	Rancho Cucamonga/Ontario Courtyard by Marriott	0.7%	1	UBSRES	9,600,000	9,586,224	7,442,682	Hospitality	Limited Service	6.0360%	0.16197%	Actual/360	120	119	300	299	05/06/2012	04/06/2022	No
Loan	10.02	Dayton Residence Inn	0.6%	1	UBSRES	8,600,000	8,587,659	6,667,403	Hospitality	Limited Service	6.0360%	0.16197%	Actual/360	120	119	300	299	05/06/2012	04/06/2022	No
Loan	10.03	Rancho Cucamonga/Ontario Hilton Garden Inn	0.6%	1	UBSRES	8,000,000	7,988,520	6,202,235	Hospitality	Limited Service	6.0360%	0.16197%	Actual/360	120	119	300	299	05/06/2012	04/06/2022	No
Loan	10.04	Corona Residence Inn	0.6%	1	UBSRES	7,450,000	7,439,309	5,775,832	Hospitality	Limited Service	6.0360%	0.16197%	Actual/360	120	119	300	299	05/06/2012	04/06/2022	No
Loan	10.05	San Bernardino Fairfield Inn	0.5%	1	UBSRES	6,900,000	6,890,098	5,349,428	Hospitality	Limited Service	6.0360%	0.16197%	Actual/360	120	119	300	299	05/06/2012	04/06/2022	No
Loan	11	Tollgate Marketplace	2.6%	1	Barclays Bank, PLC	35,000,000	35,000,000	35,000,000	Retail	Anchored	4.8350%	0.11197%	Actual/360	120	119	0	0	05/01/2012	04/01/2022	No
Loan	12	Fort Smith Pavilion	2.5%	1	UBSRES	34,000,000	33,894,178	28,670,719	Retail	Anchored	5.8105%	0.11197%	Actual/360	120	117	360	357	03/06/2012	02/06/2022	No
Loan	13	TNP Portfolio	2.5%	4	Barclays Bank, PLC	33,200,000	33,098,982	31,030,968	Retail	Anchored	5.9300%	0.09197%	Actual/360	60	57	360	357	03/01/2012	02/01/2017	No
Property	13.01	Pinehurst Square East	0.8%	1	Barclays Bank, PLC	10,400,000	10,368,356	9,720,544	Retail	Anchored
Property	13.02	Moreno Marketplace	0.6%	1	Barclays Bank, PLC	8,175,000	8,150,126	7,640,908	Retail	Anchored
Property	13.03	Topaz Marketplace	0.6%	1	Barclays Bank, PLC	8,175,000	8,150,126	7,640,908	Retail	Anchored
Property	13.04	Northgate Plaza	0.5%	1	Barclays Bank, PLC	6,450,000	6,430,374	6,028,607	Retail	Anchored
Loan	14	Meadows Crossing	2.0%	1	UBSRES	26,500,000	26,442,167	21,918,549	Multifamily	Student Housing	5.1850%	0.11197%	Actual/360	120	118	360	358	04/06/2012	03/06/2022	No
Loan	15	CrossMar Cold Storage	1.7%	1	Barclays Bank, PLC	22,700,000	22,700,000	14,538,167	Industrial	Cold Storage	5.4000%	0.09197%	Actual/360	120	120	240	240	06/01/2012	05/01/2022	No
Loan	16	Emerald Coast Hotel Portfolio	1.5%	2	UBSRES	19,630,000	19,600,544	15,068,825	Hospitality	Limited Service	5.7450%	0.11197%	Actual/360	120	119	300	299	05/06/2012	04/06/2022	No
Property	16.01	Hilton Garden Inn Clarksburg	1.0%	1	UBSRES	13,975,000	13,954,030	10,727,806	Hospitality	Limited Service
Property	16.02	Hampton Inn Elkins	0.4%	1	UBSRES	5,655,000	5,646,514	4,341,019	Hospitality	Limited Service
Loan	17	Village Shopping Center	1.4%	1	UBSRES	19,280,000	19,200,898	16,195,746	Retail	Anchored	5.6803%	0.11197%	Actual/360	120	116	360	356	02/06/2012	01/06/2022	No
Loan	18	Gladstone Portfolio	1.4%	4	Barclays Bank, PLC	19,000,000	19,000,000	14,763,475	Various	Various	6.1000%	0.09197%	Actual/360	120	120	300	300	06/01/2012	05/01/2022	No
Property	18.01	Fiserv Call Center	0.5%	1	Barclays Bank, PLC	7,024,000	7,024,000	5,457,824	Office	Suburban
Property	18.02	Cummins Building	0.4%	1	Barclays Bank, PLC	5,371,000	5,371,000	4,173,401	Office	Suburban
Property	18.03	Consolidated Metco	0.3%	1	Barclays Bank, PLC	3,830,000	3,830,000	2,976,006	Industrial	Light Manufacturing
Property	18.04	Paychex Building	0.2%	1	Barclays Bank, PLC	2,775,000	2,775,000	2,156,244	Office	Suburban
Loan	19	Westminster Square	1.4%	1	AMF II LLC	18,500,000	18,480,427	15,538,781	Office	CBD	5.6800%	0.11197%	Actual/360	120	119	360	359	05/01/2012	04/01/2022	No
Rollup	20	Devonshire Portfolio	1.3%	4	AMF II LLC	17,200,000	17,120,935	13,155,345	Retail	Various	5.6400%		Actual/360	120	117	300	297	03/01/2012	02/01/2022	No
Loan	20.01	Devonshire Portfolio - Pine Lake Center	0.4%	1	AMF II LLC	5,650,000	5,624,028	4,321,377	Retail	Anchored	5.6400%	0.14197%	Actual/360	120	117	300	297	03/01/2012	02/01/2022	No
Loan	20.02	Devonshire Portfolio - Reynolds Plaza	0.4%	1	AMF II LLC	5,000,000	4,977,016	3,824,228	Retail	Unanchored	5.6400%	0.14197%	Actual/360	120	117	300	297	03/01/2012	02/01/2022	No
Loan	20.03	Devonshire Portfolio - DeVeaux Village	0.3%	1	AMF II LLC	4,300,000	4,280,234	3,288,836	Retail	Unanchored	5.6400%	0.14197%	Actual/360	120	117	300	297	03/01/2012	02/01/2022	No
Loan	20.04	Devonshire Portfolio - Amberwood Plaza	0.2%	1	AMF II LLC	2,250,000	2,239,657	1,720,904	Retail	Shadow Anchored	5.6400%	0.14197%	Actual/360	120	117	300	297	03/01/2012	02/01/2022	No
Rollup	21	Action Hotel Portfolio	1.3%	3	AMF II LLC	17,000,000	16,924,880	13,118,897	Hospitality	Limited Service	5.9000%		Actual/360	120	117	300	297	03/01/2012	02/01/2022	No
Loan	21.01	Action Hotel Portfolio - Dewitt	0.6%	1	AMF II LLC	7,400,000	7,367,301	5,710,579	Hospitality	Limited Service	5.9000%	0.11197%	Actual/360	120	117	300	297	03/01/2012	02/01/2022	No
Loan	21.02	Action Hotel Portfolio - Van Buren	0.4%	1	AMF II LLC	4,900,000	4,878,348	3,781,329	Hospitality	Limited Service	5.9000%	0.11197%	Actual/360	120	117	300	297	03/01/2012	02/01/2022	No
Loan	21.03	Action Hotel Portfolio - Cicero	0.4%	1	AMF II LLC	4,700,000	4,679,232	3,626,989	Hospitality	Limited Service	5.9000%	0.11197%	Actual/360	120	117	300	297	03/01/2012	02/01/2022	No
Loan	22	Residence Inn Richmond	1.1%	1	UBSRES	15,300,000	15,274,991	11,513,815	Hospitality	Limited Service	5.1800%	0.11197%	Actual/360	120	119	300	299	05/06/2012	04/06/2022	No
Loan	23	One Burlington Avenue	1.1%	1	UBSRES	15,100,000	15,038,412	12,695,695	Industrial	Warehouse/Distribution	5.7095%	0.11197%	Actual/360	120	116	360	356	02/06/2012	01/06/2022	No
Loan	24	Cumberland Marketplace	1.1%	1	UBSRES	15,000,000	14,984,640	12,664,566	Retail	Anchored	5.8520%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	25	Powder Basin Shopping Center	1.1%	1	UBSRES	14,800,000	14,770,713	12,417,838	Retail	Anchored	5.6420%	0.11197%	Actual/360	120	118	360	358	04/06/2012	03/06/2022	No
Loan	26	Crossroads Village	1.1%	1	UBSRES	14,625,000	14,608,090	12,104,056	Retail	Shadow Anchored	5.2070%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	27	Best Western Prospect Park	1.0%	1	AMF II LLC	13,000,000	12,980,087	9,932,864	Hospitality	Limited Service	5.6100%	0.11197%	Actual/360	120	119	300	299	05/01/2012	04/01/2022	No
Loan	28	Fresh Meadows Office	0.9%	1	AMF II LLC	11,500,000	11,476,634	9,612,820	Office	Medical Office	5.5200%	0.11197%	Actual/360	120	118	360	358	04/01/2012	03/01/2022	No
Loan	29	American Tire Distributors	0.8%	2	Barclays Bank, PLC	11,000,000	11,000,000	8,311,239	Industrial	Warehouse	5.2900%	0.11197%	Actual/360	120	120	300	300	06/01/2012	05/01/2022	No
Property	29.01	3099 Finger Mill Road	0.7%	1	Barclays Bank, PLC	9,250,000	9,250,000	6,988,996	Industrial	Warehouse
Property	29.02	712 North Main Street	0.1%	1	Barclays Bank, PLC	1,750,000	1,750,000	1,322,243	Industrial	Warehouse
Loan	30	Hayden Island - Harbor Shops	0.8%	1	UBSRES	10,500,000	10,488,641	8,787,488	Retail	Unanchored	5.5620%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	31	Hunnington Place Shopping Center	0.8%	1	UBSRES	10,200,000	10,200,000	8,517,507	Retail	Anchored	5.4880%	0.16197%	Actual/360	120	120	360	360	06/06/2012	05/06/2022	No
Loan	32	Back Bay Center	0.7%	1	AMF II LLC	9,800,000	9,789,192	8,175,774	Mixed Use	Anchored Retail/Office	5.4600%	0.11197%	Actual/360	120	119	360	359	05/01/2012	04/01/2022	No
Loan	33	Lynmar Flex	0.7%	1	UBSRES	9,750,000	9,739,913	8,218,649	Mixed Use	Office/Industrial/Retail	5.7980%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	34	Pangea 2 Apartment Portfolio	0.7%	19	AMF II LLC	9,300,000	9,282,650	7,866,449	Multifamily	Conventional	5.9100%	0.11197%	Actual/360	120	118	360	358	04/01/2012	03/01/2022	No
Property	34.01	447 North Austin Boulevard	0.1%	1	AMF II LLC	1,068,966	1,066,971	904,190	Multifamily	Conventional
Property	34.02	654 North Pine Avenue	0.1%	1	AMF II LLC	855,172	853,577	723,352	Multifamily	Conventional
Property	34.03	703 North Austin Boulevard	0.1%	1	AMF II LLC	668,103	666,857	565,118	Multifamily	Conventional
Property	34.04	5011 West Maypole Avenue	0.0%	1	AMF II LLC	641,379	640,183	542,514	Multifamily	Conventional
Property	34.05	8109-17 South Ashland Avenue	0.0%	1	AMF II LLC	587,931	586,834	497,304	Multifamily	Conventional
Property	34.06	304 East 147th Street	0.0%	1	AMF II LLC	534,483	533,486	452,095	Multifamily	Conventional
Property	34.07	6104 South Campbell Avenue	0.0%	1	AMF II LLC	534,483	533,486	452,095	Multifamily	Conventional
Property	34.08	1245-51 South California Avenue	0.0%	1	AMF II LLC	534,483	533,486	452,095	Multifamily	Conventional
Property	34.09	6401-03 South California Avenue	0.0%	1	AMF II LLC	454,310	453,463	384,281	Multifamily	Conventional
Property	34.10	647 North Mayfield Avenue	0.0%	1	AMF II LLC	427,586	426,789	361,676	Multifamily	Conventional
Property	34.11	602 North Lorel Avenue	0.0%	1	AMF II LLC	427,586	426,789	361,676	Multifamily	Conventional
Property	34.12	617 North Central Avenue	0.0%	1	AMF II LLC	400,862	400,114	339,071	Multifamily	Conventional
Property	34.13	6356-58 South Francisco Avenue	0.0%	1	AMF II LLC	387,500	386,777	327,769	Multifamily	Conventional
Property	34.14	819-21 South Independence Boulevard	0.0%	1	AMF II LLC	374,138	373,440	316,466	Multifamily	Conventional
Property	34.15	3650-54 West 18th Street	0.0%	1	AMF II LLC	320,690	320,091	271,257	Multifamily	Conventional
Property	34.16	327-29 South Central Park Boulevard	0.0%	1	AMF II LLC	293,966	293,417	248,652	Multifamily	Conventional
Property	34.17	543-49 West 74th Street	0.0%	1	AMF II LLC	280,603	280,080	237,350	Multifamily	Conventional
Property	34.18	5800 West Iowa Street	0.0%	1	AMF II LLC	267,241	266,743	226,047	Multifamily	Conventional
Property	34.19	7754-56 South Marshfield Avenue	0.0%	1	AMF II LLC	240,517	240,069	203,443	Multifamily	Conventional
Loan	35	Los Robles Professional Park	0.7%	1	UBSRES	9,000,000	8,972,218	7,599,199	Office	Medical Office	5.8540%	0.11197%	Actual/360	120	117	360	357	03/06/2012	02/06/2022	No
Loan	36	Quince Center	0.6%	1	UBSRES	8,550,000	8,533,029	7,957,869	Office	Suburban	5.6280%	0.11197%	Actual/360	60	58	360	358	04/06/2012	03/06/2017	No
Loan	37	Hilton Garden Inn Aiken	0.6%	1	UBSRES	8,250,000	8,237,344	6,301,357	Hospitality	Limited Service	5.6000%	0.11197%	Actual/360	120	119	300	299	05/06/2012	04/06/2022	No
Loan	38	Briarcliff Apartments	0.6%	1	AMF II LLC	7,450,000	7,426,942	6,287,817	Multifamily	Conventional	5.8400%	0.11197%	Actual/360	120	117	360	357	03/01/2012	02/01/2022	No
Loan	39	Cliff Park Apartments	0.5%	1	UBSRES	7,200,000	7,192,836	6,106,195	Multifamily	Conventional	6.0025%	0.17197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	40	2300 Valley View	0.5%	1	Barclays Bank, PLC	7,000,000	7,000,000	5,849,342	Office	Suburban	5.5100%	0.11197%	Actual/360	120	120	360	360	06/01/2012	05/01/2022	No
Loan	41	415 N Dearborn Street	0.5%	1	UBSRES	7,000,000	6,986,273	5,880,747	Office	CBD	5.6835%	0.11197%	Actual/360	120	118	360	358	04/06/2012	03/06/2022	No
Loan	42	Lakeside Village	0.5%	1	UBSRES	6,750,000	6,742,462	5,619,493	Retail	Unanchored	5.3930%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	43	Southport & Sheffield	0.5%	2	UBSRES	6,500,000	6,474,077	5,483,295	Various	Various	5.8200%	0.11197%	Actual/360	120	116	360	356	02/06/2012	01/06/2022	No
Property	43.01	Southport	0.3%	1	UBSRES	3,370,000	3,356,560	2,842,877	Mixed Use	Retail/Multifamily
Property	43.02	Sheffield	0.2%	1	UBSRES	3,130,000	3,117,517	2,640,417	Mixed Use	Office/Retail
Loan	44	56 Perimeter East	0.5%	1	UBSRES	6,000,000	5,994,415	5,139,716	Office	Suburban	6.3490%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	45	Mesa Ridge MHC	0.4%	1	UBSRES	5,895,000	5,870,137	5,070,212	Manufactured Housing Community	Manufactured Housing Community	6.4840%	0.11197%	Actual/360	120	115	360	355	01/06/2012	12/06/2021	No
Loan	46	Forum II Shopping Center	0.4%	1	UBSRES	5,850,000	5,843,999	4,937,777	Retail	Anchored	5.8425%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	47	Country Club MHC	0.4%	1	UBSRES	5,650,000	5,626,170	4,859,490	Manufactured Housing Community	Manufactured Housing Community	6.4840%	0.11197%	Actual/360	120	115	360	355	01/06/2012	12/06/2021	No
Loan	48	StorQuest Figueroa	0.4%	1	UBSRES	5,650,000	5,624,828	4,825,394	Self Storage	Self Storage	6.2360%	0.11197%	Actual/360	120	115	360	355	01/06/2012	12/06/2021	No
Loan	49	Parsons Village Shopping Center	0.4%	1	UBSRES	5,500,000	5,493,957	4,591,302	Retail	Shadow Anchored	5.4800%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	50	Neshonoc Lakeside	0.4%	1	UBSRES	5,500,000	5,483,486	4,664,099	Manufactured Housing Community	Manufactured Housing Community	6.0000%	0.11197%	Actual/360	120	117	360	357	03/06/2012	02/06/2022	No
Loan	51	Friendly Village MHC	0.4%	1	UBSRES	5,440,000	5,417,056	4,678,872	Manufactured Housing Community	Manufactured Housing Community	6.4840%	0.11197%	Actual/360	120	115	360	355	01/06/2012	12/06/2021	No
Loan	52	StorQuest Parker	0.4%	1	UBSRES	5,325,000	5,313,742	4,425,466	Self Storage	Self Storage	5.3350%	0.11197%	Actual/360	120	118	360	358	04/06/2012	03/06/2022	No
Loan	53	Go Store It Self Storage	0.4%	1	UBSRES	5,300,000	5,294,620	4,480,958	Self Storage	Self Storage	5.8980%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	54	Shoppes at Fishhawk	0.4%	1	UBSRES	4,810,000	4,802,831	3,697,946	Retail	Anchored	5.7890%	0.17197%	Actual/360	120	119	300	299	05/06/2012	04/06/2022	No
Loan	55	Whittaker Oaks MHC	0.4%	1	UBSRES	4,750,000	4,745,137	4,010,566	Manufactured Housing Community	Manufactured Housing Community	5.8530%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	56	Building Plastics Warehouse	0.3%	1	Barclays Bank, PLC	4,628,000	4,619,443	3,919,271	Industrial	Warehouse	5.9500%	0.11197%	Actual/360	120	118	360	358	04/01/2012	03/01/2022	No
Loan	57	Storage Post - Jefferson	0.3%	1	UBSRES	4,350,000	4,345,370	3,650,149	Self Storage	Self Storage	5.6480%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	58	6666 Harwin	0.3%	1	Barclays Bank, PLC	4,300,000	4,300,000	3,570,720	Office	Suburban	5.3100%	0.11197%	Actual/360	120	120	360	360	06/01/2012	05/01/2022	No
Loan	59	The Fresh Market	0.3%	1	AMF II LLC	4,000,000	4,000,000	3,266,992	Retail	Single Tenant	4.8000%	0.11197%	Actual/360	120	120	360	360	06/01/2012	05/01/2022	No
Loan	60	Kohl’s Department Store Warsaw	0.3%	1	AMF II LLC	3,900,000	3,891,764	3,241,698	Retail	Single Tenant	5.3400%	0.15197%	Actual/360	120	118	360	358	04/01/2012	03/01/2022	No
Loan	61	Thicket Hill MHC	0.3%	1	UBSRES	3,850,000	3,812,418	2,980,948	Manufactured Housing Community	Manufactured Housing Community	5.9900%	0.11197%	Actual/360	120	113	300	293	11/01/2011	10/01/2021	No
Loan	62	Shops at Clinton Keith	0.3%	1	UBSRES	3,768,000	3,754,451	3,225,572	Retail	Unanchored	6.3215%	0.11197%	Actual/360	120	116	360	356	02/06/2012	01/06/2022	No
Loan	63	Front Range Self Storage	0.2%	1	UBSRES	3,250,000	3,246,591	2,733,560	Self Storage	Self Storage	5.7255%	0.11197%	Actual/360	120	119	360	359	05/06/2012	04/06/2022	No
Loan	64	Woodbridge Plaza	0.2%	1	UBSRES	2,300,000	2,296,129	1,971,358	Retail	Unanchored	6.3650%	0.11197%	Actual/360	120	118	360	358	04/06/2012	03/06/2022	No

A-1-1

UBS 2012-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Annual	Monthly	Remaining			Crossed				Total Debt	Total Debt					Cut-Off		Total Debt
			Final	Debt	Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Date LTV	LTV Ratio at	Cut-Off Date
Property Flag	ID	Property Name	Maturity Date	Service($)(6)	Service($)(6)	Period	Lockbox(7)	Management(8)	Other Loans	Borrower	NOI DSCR(9)	NCF DSCR(9)	NOI DSCR	NCF DSCR	Period(10)	Date	Value($)(11)	As-of Date	Ratio(9)	Maturity(9)	LTV Ratio
Loan	1	Dream Hotel Downtown Net Lease	03/06/2032	6,301,116.72	525,093.06	118	Hard	In Place	No		1.13x	1.13x	1.13x	1.13x	0	6	170,000,000	02/01/2012	70.6%	70.6%	70.6%
Loan	2	Civic Opera House	02/06/2022	6,749,360.40	562,446.70		Hard	In Place	No		1.39x	1.23x	1.39x	1.23x	0	6	130,000,000	01/23/2012	72.9%	61.8%	72.9%
Loan	3	Trinity Centre	09/06/2021	6,427,615.44	535,634.62	16	Hard	In Place	No		1.44x	1.31x	1.15x	1.04x	0	6	270,000,000	08/01/2011	59.3%	51.3%	68.5%
Loan	4	Poughkeepsie Galleria	11/06/2021	6,445,413.84	537,117.82		Hard	In Place	No		1.34x	1.28x	1.10x	1.05x	0	6	237,000,000	10/17/2011	65.1%	57.3%	73.9%
Loan	5	Hartford 21	04/06/2022	5,081,339.88	423,444.99	23	Springing Hard	Springing	No		1.34x	1.29x	1.34x	1.29x	0	6	108,000,000	02/28/2012	69.4%	60.8%	69.4%
Loan	6	Hilton Nashville Downtown	02/06/2022	4,721,309.88	393,442.49		Hard	Springing	No		2.13x	1.90x	2.13x	1.90x	0	6	102,000,000	01/01/2012	64.4%	48.7%	64.4%
Loan	7	1700 Market Street	10/06/2016	4,009,220.28	334,101.69	17	Hard	In Place	No		1.55x	1.41x	1.33x	1.20x	0	6	160,000,000	09/01/2011	69.4%	66.5%	77.0%
Loan	8	Bridgewater Falls	02/06/2022	4,213,937.16	351,161.43		Hard	Springing	No	Yes (A)	1.42x	1.32x	1.42x	1.32x	0	6	82,600,000	12/15/2011	73.0%	61.6%	73.0%
Loan	9	101 5th Avenue	03/06/2022	3,516,437.40	293,036.45		Springing Hard	Springing	No		1.35x	1.29x	1.35x	1.29x	0	6	85,000,000	02/01/2012	61.6%	51.3%	61.6%
Rollup	10	Tharaldson Portfolio	04/06/2022	3,145,887.48	262,157.29		Hard	Springing	Tharaldson	Yes (B)	1.62x	1.43x	1.62x	1.43x	0	6	61,100,000	Various	66.3%	51.5%	66.3%
Loan	10.01	Rancho Cucamonga/Ontario Courtyard by Marriott	04/06/2022	744,772.44	62,064.37		Hard	Springing	Tharaldson	Yes (B)	1.61x	1.42x	1.61x	1.42x	0	6	14,200,000	01/12/2012	67.5%	52.4%	67.5%
Loan	10.02	Dayton Residence Inn	04/06/2022	667,191.96	55,599.33		Hard	Springing	Tharaldson	Yes (B)	1.61x	1.45x	1.61x	1.45x	0	6	12,300,000	01/13/2012	69.8%	54.2%	69.8%
Loan	10.03	Rancho Cucamonga/Ontario Hilton Garden Inn	04/06/2022	620,643.60	51,720.30		Hard	Springing	Tharaldson	Yes (B)	1.64x	1.42x	1.64x	1.42x	0	6	13,000,000	01/12/2012	61.5%	47.7%	61.5%
Loan	10.04	Corona Residence Inn	04/06/2022	577,974.36	48,164.53		Hard	Springing	Tharaldson	Yes (B)	1.62x	1.43x	1.62x	1.43x	0	6	11,700,000	01/12/2012	63.6%	49.4%	63.6%
Loan	10.05	San Bernardino Fairfield Inn	04/06/2022	535,305.12	44,608.76		Hard	Springing	Tharaldson	Yes (B)	1.61x	1.44x	1.61x	1.44x	0	6	9,900,000	01/13/2012	69.6%	54.0%	69.6%
Loan	11	Tollgate Marketplace	04/01/2022	1,715,753.52	142,979.46	119	Hard	Springing	No		2.61x	2.34x	2.61x	2.34x	0	1	62,700,000	02/20/2012	55.8%	55.8%	55.8%
Loan	12	Fort Smith Pavilion	02/06/2022	2,396,681.16	199,723.43		Hard	Springing	No	Yes (A)	1.46x	1.35x	1.46x	1.35x	0	6	45,300,000	12/19/2011	74.8%	63.3%	74.8%
Loan	13	TNP Portfolio	02/01/2017	2,370,709.20	197,559.10		Hard	In Place	No		1.60x	1.45x	1.60x	1.45x	0	1	54,700,000	Various	60.5%	56.7%	60.5%
Property	13.01	Pinehurst Square East															16,000,000	11/26/2011
Property	13.02	Moreno Marketplace															15,700,000	12/02/2011
Property	13.03	Topaz Marketplace															13,000,000	12/02/2011
Property	13.04	Northgate Plaza															10,000,000	11/21/2011
Loan	14	Meadows Crossing	03/06/2022	1,743,227.16	145,268.93		Hard	Springing	No		1.48x	1.42x	1.48x	1.42x	0	6	35,400,000	02/13/2012	74.7%	61.9%	74.7%
Loan	15	CrossMar Cold Storage	05/01/2022	1,858,453.32	154,871.11		Hard	In Place	No		1.51x	1.41x	1.51x	1.41x	0	1	35,000,000	03/16/2012	64.9%	41.5%	64.9%
Loan	16	Emerald Coast Hotel Portfolio	04/06/2022	1,481,211.36	123,434.28		Hard	In Place	No		1.73x	1.57x	1.73x	1.57x	0	6	30,200,000	Various	64.9%	49.9%	64.9%
Property	16.01	Hilton Garden Inn Clarksburg															21,500,000	01/23/2012
Property	16.02	Hampton Inn Elkins															8,700,000	01/25/2012
Loan	17	Village Shopping Center	01/06/2022	1,339,927.56	111,660.63		Hard	Springing	No		1.63x	1.54x	1.63x	1.54x	0	6	29,000,000	09/01/2011	66.2%	55.8%	66.2%
Loan	18	Gladstone Portfolio	05/01/2022	1,482,975.84	123,581.32		Hard	Springing	No		1.57x	1.36x	1.57x	1.36x	5	1	30,290,000	Various	62.7%	48.7%	62.7%
Property	18.01	Fiserv Call Center															10,800,000	11/29/2011
Property	18.02	Cummins Building															9,200,000	11/30/2011
Property	18.03	Consolidated Metco															5,890,000	11/30/2011
Property	18.04	Paychex Building															4,400,000	11/29/2011
Loan	19	Westminster Square	04/01/2022	1,285,676.64	107,139.72		Soft Springing Hard	Springing	No		1.60x	1.40x	1.60x	1.40x	5	1	26,900,000	12/27/2011	68.7%	57.8%	68.7%
Rollup	20	Devonshire Portfolio	02/01/2022	1,284,790.92	107,065.91		Soft Springing Hard	Springing	Devonshire	Yes (C)	1.62x	1.39x	1.62x	1.39x	5	1	23,550,000	Various	72.7%	55.9%	72.7%
Loan	20.01	Devonshire Portfolio - Pine Lake Center	02/01/2022	422,038.92	35,169.91		Soft Springing Hard	Springing	Devonshire	Yes (C)	1.53x	1.30x	1.53x	1.30x	5	1	7,700,000	12/10/2011	73.0%	56.1%	73.0%
Loan	20.02	Devonshire Portfolio - Reynolds Plaza	02/01/2022	373,485.72	31,123.81		Soft Springing Hard	Springing	Devonshire	Yes (C)	1.67x	1.43x	1.67x	1.43x	5	1	7,100,000	12/06/2011	70.1%	53.9%	70.1%
Loan	20.03	Devonshire Portfolio - DeVeaux Village	02/01/2022	321,197.76	26,766.48		Soft Springing Hard	Springing	Devonshire	Yes (C)	1.62x	1.40x	1.62x	1.40x	5	1	5,750,000	12/06/2011	74.4%	57.2%	74.4%
Loan	20.04	Devonshire Portfolio - Amberwood Plaza	02/01/2022	168,068.52	14,005.71		Soft Springing Hard	Springing	Devonshire	Yes (C)	1.76x	1.51x	1.76x	1.51x	5	1	3,000,000	12/06/2011	74.7%	57.4%	74.7%
Rollup	21	Action Hotel Portfolio	02/01/2022	1,301,933.04	108,494.42		Soft Springing Hard	Springing	Action Hotel	Yes (D)	1.89x	1.71x	1.89x	1.71x	5	1	25,800,000	01/01/2012	65.6%	50.8%	65.6%
Loan	21.01	Action Hotel Portfolio - Dewitt	02/01/2022	566,723.76	47,226.98		Soft Springing Hard	Springing	Action Hotel	Yes (D)	1.98x	1.81x	1.98x	1.81x	5	1	11,000,000	01/01/2012	67.0%	51.9%	67.0%
Loan	21.02	Action Hotel Portfolio - Van Buren	02/01/2022	375,263.04	31,271.92		Soft Springing Hard	Springing	Action Hotel	Yes (D)	1.82x	1.62x	1.82x	1.62x	5	1	7,400,000	01/01/2012	65.9%	51.1%	65.9%
Loan	21.03	Action Hotel Portfolio - Cicero	02/01/2022	359,946.24	29,995.52		Soft Springing Hard	Springing	Action Hotel	Yes (D)	1.84x	1.64x	1.84x	1.64x	5	1	7,400,000	01/01/2012	63.2%	49.0%	63.2%
Loan	22	Residence Inn Richmond	04/06/2022	1,092,649.68	91,054.14		Hard	Springing	No		1.82x	1.69x	1.82x	1.69x	0	6	25,300,000	01/30/2012	60.4%	45.5%	60.4%
Loan	23	One Burlington Avenue	01/06/2022	1,052,776.68	87,731.39		Hard	Springing	No		1.84x	1.62x	1.84x	1.62x	0	6	27,075,000	12/27/2011	55.5%	46.9%	55.5%
Loan	24	Cumberland Marketplace	04/06/2022	1,062,123.48	88,510.29		Hard	In Place	No		1.33x	1.25x	1.33x	1.25x	5	6	21,700,000	02/04/2012	69.1%	58.4%	69.1%
Loan	25	Powder Basin Shopping Center	03/06/2022	1,024,272.84	85,356.07		Hard	Springing	No		1.42x	1.33x	1.42x	1.33x	0	6	19,900,000	12/06/2011	74.2%	62.4%	74.2%
Loan	26	Crossroads Village	04/06/2022	964,448.64	80,370.72		Hard	In Place	No		1.57x	1.49x	1.57x	1.49x	0	6	19,500,000	02/16/2012	74.9%	62.1%	74.9%
Loan	27	Best Western Prospect Park	04/01/2022	968,251.32	80,687.61		Soft Springing Hard	Springing	No		1.54x	1.40x	1.54x	1.40x	5	1	23,130,000	02/27/2012	56.1%	42.9%	56.1%
Loan	28	Fresh Meadows Office	03/01/2022	785,281.32	65,440.11		None	NAP	No		1.42x	1.35x	1.42x	1.35x	5	1	16,800,000	01/20/2012	68.3%	57.2%	68.3%
Loan	29	American Tire Distributors	05/01/2022	794,125.08	66,177.09		Hard	In Place	No		1.43x	1.25x	1.43x	1.25x	0	1	19,200,000	Various	57.3%	43.3%	57.3%
Property	29.01	3099 Finger Mill Road															16,100,000	03/19/2012
Property	29.02	712 North Main Street															3,100,000	03/20/2012
Loan	30	Hayden Island - Harbor Shops	04/06/2022	720,323.16	60,026.93		Hard	Springing	No		1.62x	1.54x	1.62x	1.54x	0	6	16,000,000	12/15/2011	65.6%	54.9%	65.6%
Loan	31	Hunnington Place Shopping Center	05/06/2022	694,052.52	57,837.71		Hard	In Place	No		1.72x	1.59x	1.72x	1.59x	0	6	14,000,000	01/26/2012	72.9%	60.8%	72.9%
Loan	32	Back Bay Center	04/01/2022	664,771.56	55,397.63		Soft Springing Hard	In Place	No		1.45x	1.36x	1.45x	1.36x	5	1	13,300,000	03/05/2012	73.6%	61.5%	73.6%
Loan	33	Lynmar Flex	04/06/2022	686,352.00	57,196.00		Hard	Springing	No		1.65x	1.52x	1.65x	1.52x	0	6	15,000,000	02/13/2012	64.9%	54.8%	64.9%
Loan	34	Pangea 2 Apartment Portfolio	03/01/2022	662,655.00	55,221.25		None	NAP	No		1.95x	1.85x	1.95x	1.85x	5	1	17,400,000	01/05/2012	53.3%	45.2%	53.3%
Property	34.01	447 North Austin Boulevard															2,000,000	01/05/2012
Property	34.02	654 North Pine Avenue															1,600,000	01/05/2012
Property	34.03	703 North Austin Boulevard															1,250,000	01/05/2012
Property	34.04	5011 West Maypole Avenue															1,200,000	01/05/2012
Property	34.05	8109-17 South Ashland Avenue															1,100,000	01/05/2012
Property	34.06	304 East 147th Street															1,000,000	01/05/2012
Property	34.07	6104 South Campbell Avenue															1,000,000	01/05/2012
Property	34.08	1245-51 South California Avenue															1,000,000	01/05/2012
Property	34.09	6401-03 South California Avenue															850,000	01/05/2012
Property	34.10	647 North Mayfield Avenue															800,000	01/05/2012
Property	34.11	602 North Lorel Avenue															800,000	01/05/2012
Property	34.12	617 North Central Avenue															750,000	01/05/2012
Property	34.13	6356-58 South Francisco Avenue															725,000	01/05/2012
Property	34.14	819-21 South Independence Boulevard															700,000	01/05/2012
Property	34.15	3650-54 West 18th Street															600,000	01/05/2012
Property	34.16	327-29 South Central Park Boulevard															550,000	01/05/2012
Property	34.17	543-49 West 74th Street															525,000	01/05/2012
Property	34.18	5800 West Iowa Street															500,000	01/05/2012
Property	34.19	7754-56 South Marshfield Avenue															450,000	01/05/2012
Loan	35	Los Robles Professional Park	02/06/2022	637,412.04	53,117.67		Hard	Springing	No		1.42x	1.31x	1.42x	1.31x	0	6	13,000,000	12/23/2011	69.0%	58.5%	69.0%
Loan	36	Quince Center	03/06/2017	590,817.84	49,234.82		Hard	Springing	No		1.70x	1.47x	1.70x	1.47x	0	6	12,400,000	01/19/2012	68.8%	64.2%	68.8%
Loan	37	Hilton Garden Inn Aiken	04/06/2022	613,872.96	51,156.08		Hard	Springing	No		1.73x	1.52x	1.73x	1.52x	0	6	13,200,000	02/07/2012	62.4%	47.7%	62.4%
Loan	38	Briarcliff Apartments	02/01/2022	526,836.60	43,903.05		None	NAP	No		1.53x	1.36x	1.53x	1.36x	5	1	9,950,000	12/21/2011	74.6%	63.2%	74.6%
Loan	39	Cliff Park Apartments	04/06/2022	518,150.52	43,179.21		Hard	Springing	No		1.56x	1.35x	1.56x	1.35x	0	6	10,000,000	01/11/2012	71.9%	61.1%	71.9%
Loan	40	2300 Valley View	05/01/2022	477,469.92	39,789.16		Hard	Springing	No	Yes (G)	1.89x	1.46x	1.89x	1.46x	0	1	10,940,000	03/08/2012	64.0%	53.5%	64.0%
Loan	41	415 N Dearborn Street	03/06/2022	486,658.44	40,554.87		Soft Springing Hard	Springing	No	Yes (F)	1.83x	1.67x	1.83x	1.67x	0	6	11,280,000	01/19/2012	61.9%	52.1%	61.9%
Loan	42	Lakeside Village	04/06/2022	454,486.08	37,873.84		Soft Springing Hard	Springing	No		1.55x	1.43x	1.55x	1.43x	0	6	9,500,000	12/07/2011	71.0%	59.2%	71.0%
Loan	43	Southport & Sheffield	01/06/2022	458,661.24	38,221.77		Springing Hard	Springing	No	Yes (F)	1.59x	1.52x	1.59x	1.52x	0	6	10,440,000	11/29/2011	62.0%	52.5%	62.0%
Property	43.01	Southport															5,340,000	11/29/2011
Property	43.02	Sheffield															5,100,000	11/29/2011
Loan	44	56 Perimeter East	04/06/2022	447,962.64	37,330.22		Hard	Springing	No		1.89x	1.58x	1.89x	1.58x	0	6	9,450,000	12/14/2011	63.4%	54.4%	63.4%
Loan	45	Mesa Ridge MHC	12/06/2021	446,380.80	37,198.40		Springing Soft	Springing	No	Yes (E)	1.52x	1.47x	1.52x	1.47x	0	6	10,170,000	10/26/2011	57.7%	49.9%	57.7%
Loan	46	Forum II Shopping Center	04/06/2022	413,802.48	34,483.54		Hard	In Place	No		1.40x	1.31x	1.40x	1.31x	0	6	7,800,000	12/27/2011	74.9%	63.3%	74.9%
Loan	47	Country Club MHC	12/06/2021	427,828.92	35,652.41		Springing Soft	Springing	No	Yes (E)	1.41x	1.36x	1.41x	1.36x	0	6	9,450,000	10/26/2011	59.5%	51.4%	59.5%
Loan	48	StorQuest Figueroa	12/06/2021	416,839.08	34,736.59		Hard	Springing	No	Yes (H)	1.31x	1.29x	1.31x	1.29x	0	6	7,800,000	08/18/2011	72.1%	61.9%	72.1%
Loan	49	Parsons Village Shopping Center	04/06/2022	373,912.92	31,159.41		Hard	Springing	No		1.67x	1.48x	1.67x	1.48x	0	6	7,900,000	03/07/2012	69.5%	58.1%	69.5%
Loan	50	Neshonoc Lakeside	02/06/2022	395,703.36	32,975.28		Springing Hard	Springing	No		1.37x	1.34x	1.37x	1.34x	0	6	7,350,000	12/01/2011	74.6%	63.5%	74.6%
Loan	51	Friendly Village MHC	12/06/2021	411,927.36	34,327.28		Springing Soft	Springing	No	Yes (E)	1.46x	1.41x	1.46x	1.41x	0	6	8,700,000	10/10/2011	62.3%	53.8%	62.3%
Loan	52	StorQuest Parker	03/06/2022	356,229.84	29,685.82		Hard	Springing	No	Yes (H)	1.49x	1.47x	1.49x	1.47x	0	6	7,400,000	01/19/2012	71.8%	59.8%	71.8%
Loan	53	Go Store It Self Storage	04/06/2022	377,153.40	31,429.45		Hard	Springing	No		1.43x	1.41x	1.43x	1.41x	0	6	7,300,000	02/10/2012	72.5%	61.4%	72.5%
Loan	54	Shoppes at Fishhawk	04/06/2022	364,481.76	30,373.48		Hard	Springing	No		1.60x	1.46x	1.60x	1.46x	0	6	7,400,000	01/23/2012	64.9%	50.0%	64.9%
Loan	55	Whittaker Oaks MHC	04/06/2022	336,375.48	28,031.29		Soft Springing Hard	Springing	No		1.62x	1.58x	1.62x	1.58x	0	6	7,000,000	01/28/2012	67.8%	57.3%	67.8%
Loan	56	Building Plastics Warehouse	03/01/2022	331,183.20	27,598.60		Hard	Springing	No		1.59x	1.40x	1.59x	1.40x	5	1	7,250,000	12/01/2011	63.7%	54.1%	63.7%
Loan	57	Storage Post - Jefferson	04/06/2022	301,251.12	25,104.26		Hard	Springing	No		1.64x	1.61x	1.64x	1.61x	0	6	6,400,000	12/05/2011	67.9%	57.0%	67.9%
Loan	58	6666 Harwin	05/01/2022	286,857.72	23,904.81		Hard	Springing	No	Yes (G)	1.82x	1.46x	1.82x	1.46x	0	1	6,150,000	03/20/2012	69.9%	58.1%	69.9%
Loan	59	The Fresh Market	05/01/2022	251,839.32	20,986.61		Soft Springing Hard	In Place	No	Yes (I)	1.71x	1.66x	1.71x	1.66x	5	1	6,900,000	04/01/2012	58.0%	47.3%	58.0%
Loan	60	Kohl’s Department Store Warsaw	03/01/2022	261,046.32	21,753.86		Hard	In Place	No	Yes (I)	1.54x	1.38x	1.54x	1.38x	5	1	6,500,000	01/24/2012	59.9%	49.9%	59.9%
Loan	61	Thicket Hill MHC	10/01/2021	297,384.84	24,782.07		None	NAP	No		1.50x	1.46x	1.50x	1.46x	5	1	5,850,000	08/04/2011	65.2%	51.0%	65.2%
Loan	62	Shops at Clinton Keith	01/06/2022	280,508.76	23,375.73		Hard	In Place	No		1.49x	1.39x	1.49x	1.39x	0	6	5,550,000	08/18/2011	67.6%	58.1%	67.6%
Loan	63	Front Range Self Storage	04/06/2022	226,986.84	18,915.57		Hard	Springing	No		1.60x	1.55x	1.60x	1.55x	0	6	4,400,000	02/06/2012	73.8%	62.1%	73.8%
Loan	64	Woodbridge Plaza	03/06/2022	172,007.64	14,333.97		Hard	In Place	No		1.73x	1.54x	1.73x	1.54x	0	6	3,560,000	08/29/2011	64.5%	55.4%	64.5%

A-1-2

UBS 2012-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											Net		Cut-off Balance
			Total Debt								Rentable Area	Units	per Unit
			LTV Ratio at						Year	Year	(SF/Units/	of	(SF/Units/	Prepayment Provisions	Most Recent	Most Recent
Property Flag	ID	Property Name	Maturity	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)(3)(12)(13)	Measure(3)	Rooms/Pads)($)(3)(12)	(# of payments)(14)	NOI Date	EGI($)
Loan	1	Dream Hotel Downtown Net Lease	70.6%	346 West 17th Street	New York	New York	NY	10011	NAP	NAP	316	Rooms	379,747	L(26), D(90), O(4)	12/31/2011	4,800,000
Loan	2	Civic Opera House	61.8%	20 North Wacker Drive	Chicago	Cook	IL	60606	1929	2007-2011	916,258	Sq. Ft.	103	L(27), D(89), O(4)	T-12 11/30/2011	17,937,122
Loan	3	Trinity Centre	60.5%	111-115 Broadway	New York	New York	NY	10006	1905, 1907	2001	900,744	Sq. Ft.	178	L(32), D(84), O(4)	T-12 7/31/2011	32,011,003
Loan	4	Poughkeepsie Galleria	65.1%	2001 South Road	Poughkeepsie	Dutchess	NY	12601	1987	NAP	691,325	Sq. Ft.	223	L(30), D(86), O(4)	12/31/2011	24,183,049
Loan	5	Hartford 21	60.8%	225 Trumbull Street	Hartford	Hartford	CT	06103	2006	NAP	262	Units	286,260	L(25), D(91), O(4)	12/31/2011	9,635,293
Loan	6	Hilton Nashville Downtown	48.7%	121 4th Avenue South	Nashville	Davidson	TN	37201	2000	2010	330	Rooms	199,017	L(27), D(89), O(4)	T-12 11/30/2011	18,946,226
Loan	7	1700 Market Street	74.1%	1700-1740 Market Street	Philadelphia	Philadelphia	PA	19103	1969	1989, 1998, 2005	841,172	Sq. Ft.	132	L(31), D(25), O(4)	T-12 8/31/2011	18,589,781
Loan	8	Bridgewater Falls	61.6%	3385 Princeton Road	Hamilton	Butler	OH	45011	2005-2011	NAP	389,062	Sq. Ft.	155	L(27), D(89), O(4)	T-12 11/30/2011	7,717,552
Loan	9	101 5th Avenue	51.3%	101 Fifth Avenue	New York	New York	NY	10003	1908	NAP	80,821	Sq. Ft.	648	L(26), D(90), O(4)	12/31/2011	5,835,931
Rollup	10	Tharaldson Portfolio	51.5%	Various	Various	Various	Various	Various	Various	NAP	533	Rooms	75,970	L(25), D(92), O(3)	12/31/2011	11,006,749
Loan	10.01	Rancho Cucamonga/Ontario Courtyard by Marriott	52.4%	11525 Mission Vista Drive	Rancho Cucamonga	San Bernardino	CA	91730	2006	NAP	117	Rooms	81,934	L(25), D(92), O(3)	12/31/2011	2,525,796
Loan	10.02	Dayton Residence Inn	54.2%	7227 York Center Drive	Dayton	Montgomery	OH	45414	2009	NAP	105	Rooms	81,787	L(25), D(92), O(3)	12/31/2011	2,218,951
Loan	10.03	Rancho Cucamonga/Ontario Hilton Garden Inn	47.7%	11481 Mission Vista Drive	Rancho Cucamonga	San Bernardino	CA	91730	2006	NAP	122	Rooms	65,480	L(25), D(92), O(3)	12/31/2011	2,437,377
Loan	10.04	Corona Residence Inn	49.4%	1015 Montecito Drive	Corona	Riverside	CA	92879	2005	NAP	95	Rooms	78,309	L(25), D(92), O(3)	12/31/2011	2,093,241
Loan	10.05	San Bernardino Fairfield Inn	54.0%	1041 East Harriman Place	San Bernardino	San Bernardino	CA	92408	2006	NAP	94	Rooms	73,299	L(25), D(92), O(3)	12/31/2011	1,731,384
Loan	11	Tollgate Marketplace	55.8%	615 Bel Air Rd	Bel Air	Harford	MD	21014	1982-1996	NAP	336,568	Sq. Ft.	104	L(24), YM1(92), O(4)	12/31/2011	5,990,722
Loan	12	Fort Smith Pavilion	63.3%	3935 Phoenix Avenue	Fort Smith	Sebastian	AR	72903	2009	NAP	280,357	Sq. Ft.	121	L(27), D(89), O(4)	T-12 11/30/2011	3,090,978
Loan	13	TNP Portfolio	56.7%	Various	Various	Various	Various	Various	Various	Various	293,112	Sq. Ft.	113	L(25),YM1(32), O(3)	Various	5,406,137
Property	13.01	Pinehurst Square East		901 West Interstate Ave	Bismarck	Burleigh	ND	58503	2006	NAP	114,292	Sq. Ft.	91		T-12 11/30/2011	1,762,155
Property	13.02	Moreno Marketplace		14425 and 14485 Moreno Beach Drive	Moreno Valley	Riverside	CA	92555	2008	NAP	70,387	Sq. Ft.	116		T-12 11/30/2011	1,321,602
Property	13.03	Topaz Marketplace		14101, 14135, 14177 Main St	Hesperia	San Bernardino	CA	92345	2008	NAP	50,319	Sq. Ft.	162		12/31/2010	1,212,180
Property	13.04	Northgate Plaza		3901-3999 E. Grant Road & 2402 N. Alvernon Way	Tucson	Pima	AZ	85712	1980/1981/1992/1997	2005	58,114	Sq. Ft.	111		T-12 11/30/2011	1,110,200
Loan	14	Meadows Crossing	61.9%	10745 48th Avenue	Allendale	Ottawa	MI	49401	2007	NAP	748	Units	35,350	L(26), D(91), O(3)	12/31/2011	3,861,151
Loan	15	CrossMar Cold Storage	41.5%	801 W. Easy St	Rogers	Benton	AR	72756	2006, 2008	NAP	277,000	Sq. Ft.	82	L(25),YM1(92), O(3)	12/31/2011	2,493,996
Loan	16	Emerald Coast Hotel Portfolio	49.9%	Various	Various	Various	WV	Various	Various	NAP	193	Rooms	101,557	L(12), YM1(105), O(3)	T-12 2/29/2012	4,750,692
Property	16.01	Hilton Garden Inn Clarksburg		606 Emily Drive	Clarksburg	Harrison	WV	26301	2007	NAP	112	Rooms	124,590		T-12 2/29/2012	3,428,771
Property	16.02	Hampton Inn Elkins		480 Plantation Drive	Elkins	Randolph	WV	26241	2008	NAP	81	Rooms	69,710		T-12 2/29/2012	1,321,921
Loan	17	Village Shopping Center	55.8%	1252-1262 Springfield Avenue	New Providence	Union	NJ	07974	1965	1998, 2010	109,065	Sq. Ft.	176	L(28), D(88), O(4)	T-12 11/30/2011	2,931,791
Loan	18	Gladstone Portfolio	48.7%	Various	Various	Various	Various	Various	Various	Various	390,150	Sq. Ft.	49	L(24), D(92), O(4)	NAP	NAP
Property	18.01	Fiserv Call Center		2415 Century Place South East	Hickory	Catawba	NC	28602	2008	NAP	60,000	Sq. Ft.	117		NAP	NAP
Property	18.02	Cummins Building		6499 University Avenue North East	Fridley	Anoka	MN	55432	1985	2006	74,160	Sq. Ft.	72		NAP	NAP
Property	18.03	Consolidated Metco		171 Great Oak Drive	Canton	Haywood	NC	28716	1998	NAP	230,990	Sq. Ft.	17		NAP	NAP
Property	18.04	Paychex Building		100 East Hines Hill Road	Boston Heights	Summit	OH	44236	2011	NAP	25,000	Sq. Ft.	111		NAP	NAP
Loan	19	Westminster Square	57.8%	10 Dorrance Street	Providence	Providence	RI	02903	1960, 1968	2002-2008	194,703	Sq. Ft.	95	L(25),D(91),O(4)	12/31/2011	4,147,303
Rollup	20	Devonshire Portfolio	55.9%	Various	Various	Various	Various	Various	Various	Various	382,814	Sq. Ft.	45	L(27),D(89),O(4)	Various	3,037,421
Loan	20.01	Devonshire Portfolio - Pine Lake Center	56.1%	25-71 Pine Lake Avenue	LaPorte	LaPorte	IN	46350	1989	2011	147,017	Sq. Ft.	38	L(27),D(89),O(4)	12/31/2011	1,033,140
Loan	20.02	Devonshire Portfolio - Reynolds Plaza	53.9%	2531-2453 South Reynolds Road	Toledo	Lucas	OH	43614	1972	2001	129,229	Sq. Ft.	39	L(27),D(89),O(4)	YTD 11/29/2011 Annualized	850,134
Loan	20.03	Devonshire Portfolio - DeVeaux Village	57.2%	2600 West Sylvania Avenue	Toledo	Lucas	OH	43613	1968	2008	72,015	Sq. Ft.	59	L(27),D(89),O(4)	YTD 9/27/2011 Annualized	808,528
Loan	20.04	Devonshire Portfolio - Amberwood Plaza	57.4%	75-85 Amberwood Parkway	Ashland	Ashland	OH	44805	2007	NAP	34,553	Sq. Ft.	65	L(27),D(89),O(4)	YTD 9/30/2011 Annualized	345,619
Rollup	21	Action Hotel Portfolio	50.8%	Various	Various	Onondaga	NY	Various	Various	Various	247	Rooms	68,522	L(27),D(90),O(3)	T-12 1/31/2012	4,532,900
Loan	21.01	Action Hotel Portfolio - Dewitt	51.9%	5908 Widewaters Parkway	East Syracuse	Onondaga	NY	13057	2009	NAP	89	Rooms	82,779	L(27),D(90),O(3)	T-12 1/31/2012	1,899,453
Loan	21.02	Action Hotel Portfolio - Van Buren	51.1%	6946 Winchell Road	Warners	Onondaga	NY	13164	2006	2009	87	Rooms	56,073	L(27),D(90),O(3)	T-12 1/31/2012	1,328,695
Loan	21.03	Action Hotel Portfolio - Cicero	49.0%	5860 Carmenica Drive	Cicero	Onondaga	NY	13039	2010	NAP	71	Rooms	65,905	L(27),D(90),O(3)	T-12 1/31/2012	1,304,752
Loan	22	Residence Inn Richmond	45.5%	800 Bermuda Hundred Road	Chester	Chesterfield	VA	23836	2009	NAP	136	Rooms	112,316	L(25), D(91), O(4)	T-12 1/31/2012	3,051,828
Loan	23	One Burlington Avenue	46.9%	1 Burlington Avenue	Wilmington	Middlesex	MA	01887	1962-1975	1998-2000, 2008	430,000	Sq. Ft.	35	L(28), D(89), O(3)	T-12 10/31/2011	3,164,345
Loan	24	Cumberland Marketplace	58.4%	6560 Carlisle Pike	Mechanicsburg	Cumberland	PA	17050	2001	NAP	101,225	Sq. Ft.	148	L(25), D(91), O(4)	12/31/2011	1,610,409
Loan	25	Powder Basin Shopping Center	62.4%	2610 South Douglas Highway	Gillette	Campbell	WY	82718	1981-1982	NAP	157,294	Sq. Ft.	94	L(26), D(90), O(4)	12/31/2011	1,297,511
Loan	26	Crossroads Village	62.1%	47152-47330 Michigan Avenue	Canton Township	Wayne	MI	48188	2007	NAP	85,865	Sq. Ft.	170	L(25), D(91), O(4)	12/31/2011	2,061,597
Loan	27	Best Western Prospect Park	42.9%	764 4th Avenue	Brooklyn	Kings	NY	11232	2010	NAP	99	Rooms	131,112	L(25),D(91),O(4)	T-12 2/29/2012	2,569,412
Loan	28	Fresh Meadows Office	57.2%	163-03 Horace Harding Expressway	Fresh Meadows	Queens	NY	11365	1972	2011	39,366	Sq. Ft.	292	L(26),D(90),O(4)	YTD 1/31/2012 Annualized	2,051,895
Loan	29	American Tire Distributors	43.3%	Various	Various	Various	Various	Various	Various	Various	345,388	Sq. Ft.	32	L(24), D(93), O(3)	12/31/2011	1,598,828
Property	29.01	3099 Finger Mill Road		3099 Finger Mill Road	Lincolnton	Lincoln	NC	28092	1996	NAP	272,788	Sq. Ft.	34		12/31/2011	1,344,076
Property	29.02	712 North Main Street		712 North Main Street	Mauldin	Greenville	SC	29662	1988	1994	72,600	Sq. Ft.	24		12/31/2011	254,752
Loan	30	Hayden Island - Harbor Shops	54.9%	11915-12229 North Center Avenue	Portland	Multnomah	OR	97217	1976-2008	NAP	43,132	Sq. Ft.	243	YM1(113), O(7)	12/31/2011	1,478,441
Loan	31	Hunnington Place Shopping Center	60.8%	1808-1876 South Hurstbourne Parkway	Louisville	Jefferson	KY	40220	1986-1987	NAP	127,252	Sq. Ft.	80	L(24), D(93), O(3)	12/31/2011	1,668,923
Loan	32	Back Bay Center	61.5%	2651-2675 Irvine Avenue	Costa Mesa	Orange	CA	92627	1981	NAP	51,328	Sq. Ft.	191	L(25),D(91),O(4)	12/31/2011	1,326,504
Loan	33	Lynmar Flex	54.8%	13930 - 13966 Lynmar Boulevard and 12601 - 12701 Race Track Road	Tampa	Hillsborough	FL	33626	1998-2006	NAP	136,250	Sq. Ft.	71	L(25), D(92), O(3)	12/31/2011	1,622,345
Loan	34	Pangea 2 Apartment Portfolio	45.2%	Various	Various	Cook	IL	Various	Various	2010	265	Units	35,029	L(26),D(90),O(4)	1/31/2012 T-12	2,084,469
Property	34.01	447 North Austin Boulevard		447 North Austin Boulevard	Chicago	Cook	IL	60644	1901	2010	24	Units	44,457		NAP	NAP
Property	34.02	654 North Pine Avenue		654 North Pine Avenue	Chicago	Cook	IL	60644	1931	2010	21	Units	40,647		NAP	NAP
Property	34.03	703 North Austin Boulevard		703 North Austin Boulevard	Chicago	Cook	IL	60644	1934	2010	16	Units	41,679		NAP	NAP
Property	34.04	5011 West Maypole Avenue		5011 West Maypole Avenue	Chicago	Cook	IL	60644	1928	2010	22	Units	29,099		NAP	NAP
Property	34.05	8109-17 South Ashland Avenue		8109-17 South Ashland Avenue	Chicago	Cook	IL	60620	1930	2010	18	Units	32,602		NAP	NAP
Property	34.06	304 East 147th Street		304 East 147th Street	Harvey	Cook	IL	60426	1962	2010	22	Units	24,249		NAP	NAP
Property	34.07	6104 South Campbell Avenue		6104 South Campbell Avenue	Chicago	Cook	IL	60629	1935	2010	18	Units	29,638		NAP	NAP
Property	34.08	1245-51 South California Avenue		1245-51 South California Avenue	Chicago	Cook	IL	60623	1928	2010	12	Units	44,457		NAP	NAP
Property	34.09	6401-03 South California Avenue		6401-03 South California Avenue	Chicago	Cook	IL	60629	1928	2010	18	Units	25,192		NAP	NAP
Property	34.10	647 North Mayfield Avenue		647 North Mayfield Avenue	Chicago	Cook	IL	60644	1930	2010	12	Units	35,566		NAP	NAP
Property	34.11	602 North Lorel Avenue		602 North Lorel Avenue	Chicago	Cook	IL	60644	1927	2010	10	Units	42,679		NAP	NAP
Property	34.12	617 North Central Avenue		617 North Central Avenue	Chicago	Cook	IL	60644	1930	2010	7	Units	57,159		NAP	NAP
Property	34.13	6356-58 South Francisco Avenue		6356-58 South Francisco Avenue	Chicago	Cook	IL	60629	1927	2010	12	Units	32,231		NAP	NAP
Property	34.14	819-21 South Independence Boulevard		819-21 South Independence Boulevard	Chicago	Cook	IL	60624	1901	2010	7	Units	53,349		NAP	NAP
Property	34.15	3650-54 West 18th Street		3650-54 West 18th Street	Chicago	Cook	IL	60623	1911	2010	10	Units	32,009		NAP	NAP
Property	34.16	327-29 South Central Park Boulevard		327-29 South Central Park Boulevard	Chicago	Cook	IL	60624	1911	2010	6	Units	48,903		NAP	NAP
Property	34.17	543-49 West 74th Street		543-49 West 74th Street	Chicago	Cook	IL	60621	1921	2010	12	Units	23,340		NAP	NAP
Property	34.18	5800 West Iowa Street		5800 West Iowa Street	Chicago	Cook	IL	60651	1931	2010	8	Units	33,343		NAP	NAP
Property	34.19	7754-56 South Marshfield Avenue		7754-56 South Marshfield Avenue	Chicago	Cook	IL	60620	1930	2010	10	Units	24,007		NAP	NAP
Loan	35	Los Robles Professional Park	58.5%	301-343 South Moorpark Road	Thousand Oaks	Ventura	CA	91361	1975	1999	43,386	Sq. Ft.	207	L(27), D(89), O(4)	T-12 11/30/2011	1,394,156
Loan	36	Quince Center	64.2%	6555 Quince Road	Memphis	Shelby	TN	38119	1990	NAP	113,279	Sq. Ft.	75	L(12), YM1(45), O(3)	12/31/2011	1,120,805
Loan	37	Hilton Garden Inn Aiken	47.7%	350 East Gate Drive	Aiken	Aiken	SC	29803	2009	NAP	92	Rooms	89,536	L(48), D(69), O(3)	T-12 1/31/2012	2,138,043
Loan	38	Briarcliff Apartments	63.2%	4805 Transit Road	Depew	Erie	NY	14043	1986, 1987, 1990	NAP	248	Units	29,947	L(27),D(89),O(4)	12/31/2011	1,537,536
Loan	39	Cliff Park Apartments	61.1%	220 East Overton Road	Dallas	Dallas	TX	75216	1985	NAP	360	Units	19,980	L(25), D(92), O(3)	T-12 1/31/2012	2,347,088
Loan	40	2300 Valley View	53.5%	2300 Valley View Lane	Irving	Dallas	TX	75062	1984	2005	148,981	Sq. Ft.	47	L(24), D(92), O(4)	12/31/2011	1,683,667
Loan	41	415 N Dearborn Street	52.1%	415 North Dearborn Street	Chicago	Cook	IL	60654	1923	2010-2012	31,966	Sq. Ft.	219	L(26), D(91), O(3)	12/31/2011	614,317
Loan	42	Lakeside Village	59.2%	9661-9669 N Central Expressway	Dallas	Dallas	TX	75231	1986	2011	50,254	Sq. Ft.	134	L(25), D(91), O(4)	YTD 5/31/2011 - Annualized	1,162,095
Loan	43	Southport & Sheffield	52.5%	Various	Chicago	Cook	IL	60657	Various	Various	29,894	Sq. Ft.	217	L(28), D(89), O(3)	T-12 10/31/2011	592,469
Property	43.01	Southport		2852-2856 North Southport Avenue & 1411 West George Street	Chicago	Cook	IL	60657	1900	2005	16,775	Sq. Ft.	200		T-12 10/31/2011	441,156
Property	43.02	Sheffield		2954 North Sheffield Avenue	Chicago	Cook	IL	60657	1938	2010	13,119	Sq. Ft.	238		T-12 10/01/2011	151,314
Loan	44	56 Perimeter East	54.4%	56 Perimeter Center East	Atlanta	DeKalb	GA	30346	1977	2010	94,550	Sq. Ft.	63	L(48), YM1(68), O(4)	12/31/2011	1,065,062
Loan	45	Mesa Ridge MHC	49.9%	1402 West Ajo Way	Tucson	Pima	AZ	85713	1964	1997	290	Pads	20,242	L(29), D(87), O(4)	T-12 9/30/2011	1,557,697
Loan	46	Forum II Shopping Center	63.3%	300 Forum Drive	Columbia	Richland	SC	29229	2006	NAP	59,139	Sq. Ft.	99	L(25), D(91), O(4)	12/31/2011	928,001
Loan	47	Country Club MHC	51.4%	5600 South Country Club Road	Tucson	Pima	AZ	85706	1985	NAP	245	Pads	22,964	L(29), D(87), O(4)	T-12 9/30/2011	1,091,528
Loan	48	StorQuest Figueroa	61.9%	2222 North Figueroa Street	Los Angeles	Los Angeles	CA	90065	1990	NAP	663	Units	8,484	L(29), D(88), O(3)	T-12 11/30/2011	855,775
Loan	49	Parsons Village Shopping Center	58.1%	750 Martin Luther King Jr. Boulevard	Seffner	Hillsborough	FL	33584	1983	NAP	78,820	Sq. Ft.	70	L(25), D(91), O(4)	T-12 1/31/2012	919,385
Loan	50	Neshonoc Lakeside	63.5%	N5334 Neshonoc Road	West Salem	LaCrosse	WI	54669	1965	2002	285	Pads	19,240	L(27), D(90), O(3)	T-12 11/30/2011	1,141,797
Loan	51	Friendly Village MHC	53.8%	200 North 35th Avenue	Greeley	Weld	CO	80634	1970	NAP	226	Pads	23,969	L(29), D(87), O(4)	T-12 9/30/2011	975,620
Loan	52	StorQuest Parker	59.8%	16980 Cottonwood Drive	Parker	Douglas	CO	80134	2004	NAP	711	Units	7,474	L(26), D(91), O(3)	12/31/2011	889,829
Loan	53	Go Store It Self Storage	61.4%	7905 Spencer Highway	Pasadena	Harris	TX	77505	2003	NAP	777	Units	6,814	L(25), D(92), O(3)	12/31/2011	943,465
Loan	54	Shoppes at Fishhawk	50.0%	16719 Fishhawk Boulevard	Lithia	Hillsborough	FL	33547	2000	NAP	59,895	Sq. Ft.	80	L(25), D(92), O(3)	12/31/2011	857,389
Loan	55	Whittaker Oaks MHC	57.3%	11333 Whittaker Road	Augusta Township	Washtenaw	MI	48190	2003	NAP	184	Pads	25,789	L(25), D(92), O(3)	12/31/2011	912,525
Loan	56	Building Plastics Warehouse	54.1%	3263 Sharpe Ave & 1720 Cherokee Blvd	Memphis	Shelby	TN	38111	1986	2000	183,774	Sq. Ft.	25	L(26), D(91), O(3)	T-12 11/30/2011	742,466
Loan	57	Storage Post - Jefferson	57.0%	225 River Road	Jefferson	Jefferson Parish	LA	70121	1994	NAP	526	Units	8,261	L(25), D(91), O(4)	T-12 11/30/2011	806,134
Loan	58	6666 Harwin	58.1%	6666 Harwin Dr.	Houston	Harris	TX	77036	1981	NAP	75,576	Sq. Ft.	57	L(24), D(92), O(4)	12/31/2011	1,014,470
Loan	59	The Fresh Market	47.3%	424 North Federal Highway	Ft. Lauderdale	Broward	FL	33301	2012	NAP	19,176	Sq. Ft.	209	L(24),D(91),O(5)	NAP	NAP
Loan	60	Kohl’s Department Store Warsaw	49.9%	590 West County Road 300 North	Warsaw	Kosciusko	IN	46582	2005	NAP	68,336	Sq. Ft.	57	L(26),D(89),O(5)	12/31/2011	436,667
Loan	61	Thicket Hill MHC	51.0%	4 South Road	Hinsdale	Cheshire	NH	03451	1962	NAP	157	Units	24,283	L(31), D(86), O(3)	12/31/2011	903,882
Loan	62	Shops at Clinton Keith	58.1%	32060, 32080, & 32100 Clinton Keith Road	Wildomar	Riverside	CA	92595	2007	NAP	20,040	Sq. Ft.	187	L(28), D(88), O(4)	T-12 7/1/2011	700,958
Loan	63	Front Range Self Storage	62.1%	260 Beacon Lite Road	Monunent	El Paso	CO	80132	1982-1994	NAP	719	Units	4,515	L(25), D(92), O(3)	12/31/2011	542,053
Loan	64	Woodbridge Plaza	55.4%	420 Grapevine Highway	Hurst	Tarrant	TX	76054	1986	NAP	31,066	Sq. Ft.	74	L(26), D(90), O(4)	T-12 11/30/2011	437,332

A-1-3

UBS 2012-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Second	Second	Second	Second	Third	Third	Third	Third			Total Debt	Total Debt
			Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Property Flag	ID	Property Name	Expenses($)	NOI($)	NOI Date	EGI($)	Expenses($)	NOI($)(15)	NOI Date	EGI($)	Expenses($)	NOI($)	Debt Yield(9)	Debt Yield(9)	Debt Yield	Debt Yield	EGI($)	Expenses($)	NOI($)(9)	Reserves($)	TI/LC($)
Loan	1	Dream Hotel Downtown Net Lease	84,312	4,715,688	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5.9%	5.9%	5.9%	5.9%	7,100,000	0	7,100,000
Loan	2	Civic Opera House	10,376,289	7,560,833	12/31/2010	18,821,546	10,483,129	8,338,417	12/31/2009	19,565,675	10,743,660	8,822,015	9.9%	8.7%	9.9%	8.7%	20,024,296	10,610,522	9,413,774	229,065	916,258
Loan	3	Trinity Centre	16,303,924	15,707,079	12/31/2010	31,813,508	16,314,148	15,499,360	12/31/2009	32,771,417	16,358,067	16,413,350	10.5%	9.6%	9.1%	8.3%	33,260,173	16,402,910	16,857,263	225,186	1,351,116
Loan	4	Poughkeepsie Galleria	9,872,607	14,310,443	12/31/2010	24,806,027	9,782,866	15,023,161	12/31/2009	24,687,889	9,371,969	15,315,920	10.2%	9.7%	9.0%	8.6%	25,174,446	9,412,916	15,761,531	138,265	593,596
Loan	5	Hartford 21	3,382,750	6,252,543	12/31/2010	7,889,882	3,024,965	4,864,917	12/31/2009	7,469,916	4,223,226	3,246,690	9.1%	8.7%	9.1%	8.7%	10,393,258	3,600,240	6,793,018	65,500	196,403
Loan	6	Hilton Nashville Downtown	8,785,554	10,160,672	12/31/2010	16,759,261	8,375,452	8,383,809	12/31/2009	15,231,591	8,118,366	7,113,225	15.3%	13.7%	15.3%	13.7%	18,946,226	8,897,751	10,048,475	1,074,484
Loan	7	1700 Market Street	8,911,095	9,678,686	12/31/2010	17,773,183	8,752,252	9,020,931	12/31/2009	19,920,436	8,903,153	11,017,283	10.2%	9.3%	9.2%	8.3%	20,734,957	9,413,782	11,321,175	210,293	841,172
Loan	8	Bridgewater Falls	2,372,837	5,344,715	12/31/2010	7,126,339	2,407,849	4,718,490	NAP	NAP	NAP	NAP	9.9%	9.2%	9.9%	9.2%	8,489,381	2,525,452	5,963,929	58,359	346,348
Loan	9	101 5th Avenue	1,341,442	4,494,489	12/31/2010	4,232,813	1,182,810	3,050,003	12/31/2009	4,633,486	1,033,401	3,600,086	9.1%	8.6%	9.1%	8.6%	6,260,817	1,502,862	4,757,956	16,164	214,308
Rollup	10	Tharaldson Portfolio	5,908,326	5,098,423	12/31/2010	9,755,830	5,278,060	4,477,769	12/31/2009	8,343,058	4,659,592	3,683,466	12.6%	11.1%	12.6%	11.1%	11,001,380	5,911,653	5,089,727	590,525
Loan	10.01	Rancho Cucamonga/Ontario Courtyard by Marriott	1,341,270	1,184,525	12/31/2010	2,172,727	1,200,610	972,118	12/31/2009	2,154,685	1,165,335	989,350	12.5%	11.0%	12.5%	11.0%	2,545,537	1,347,695	1,197,842	140,733
Loan	10.02	Dayton Residence Inn	1,106,250	1,112,701	12/31/2010	1,916,827	897,384	1,019,443	12/31/2009	554,946	426,127	128,818	12.5%	11.2%	12.5%	11.2%	2,198,484	1,121,278	1,077,206	112,962
Loan	10.03	Rancho Cucamonga/Ontario Hilton Garden Inn	1,423,992	1,013,385	12/31/2010	2,281,293	1,295,951	985,342	12/31/2009	2,136,897	1,207,429	929,468	12.7%	11.0%	12.7%	11.0%	2,437,557	1,420,191	1,017,365	134,850
Loan	10.04	Corona Residence Inn	1,173,373	919,868	12/31/2010	1,825,759	1,104,340	721,418	12/31/2009	1,851,638	1,055,863	795,775	12.6%	11.1%	12.6%	11.1%	2,092,726	1,156,782	935,944	111,375
Loan	10.05	San Bernardino Fairfield Inn	863,440	867,944	12/31/2010	1,559,223	779,775	779,448	12/31/2009	1,644,891	804,837	840,054	12.5%	11.2%	12.5%	11.2%	1,727,077	865,707	861,370	90,605
Loan	11	Tollgate Marketplace	1,566,346	4,424,376	12/31/2010	6,130,790	1,784,783	4,346,007	12/31/2009	6,016,978	1,494,149	4,522,829	12.8%	11.5%	12.8%	11.5%	6,076,847	1,592,863	4,483,983	128,281	345,148
Loan	12	Fort Smith Pavilion	726,131	2,364,847	12/31/2010	438,223	106,521	331,702	NAP	NAP	NAP	NAP	10.3%	9.5%	10.3%	9.5%	4,075,059	583,746	3,491,313	57,071	199,750
Loan	13	TNP Portfolio	1,720,792	3,685,345	12/31/2010	5,047,026	1,506,418	3,540,608	NAP	NAP	NAP	NAP	11.5%	10.4%	11.5%	10.4%	5,490,443	1,695,803	3,794,639	39,785	306,209
Property	13.01	Pinehurst Square East	537,511	1,224,644	12/31/2010	1,667,600	532,929	1,134,671	NAP	NAP	NAP	NAP					1,854,958	547,929	1,307,029	12,572	138,188
Property	13.02	Moreno Marketplace	468,120	853,482	12/31/2010	1,147,135	366,450	780,685	NAP	NAP	NAP	NAP					1,328,555	405,507	923,048	10,558	38,297
Property	13.03	Topaz Marketplace	308,828	903,352	12/31/2010	1,212,180	308,828	903,352	12/31/2009	989,662	257,682	731,980					1,176,276	336,171	840,105	5,032	75,503
Property	13.04	Northgate Plaza	406,333	703,867	12/31/2010	1,020,111	298,211	721,900	12/31/2009	1,065,438	291,960	773,478					1,130,655	406,196	724,459	11,623	54,223
Loan	14	Meadows Crossing	1,477,873	2,383,278	12/31/2010	3,903,940	1,434,219	2,469,722	12/31/2009	3,949,953	1,353,940	2,596,013	9.8%	9.4%	9.8%	9.4%	4,062,498	1,478,420	2,584,078	107,297
Loan	15	CrossMar Cold Storage	0	2,493,996	12/31/2010	2,154,996	0	2,154,996	12/31/2009	1,839,996	0	1,839,996	12.3%	11.5%	12.3%	11.5%	3,361,494	560,665	2,800,829	55,400	123,746
Loan	16	Emerald Coast Hotel Portfolio	2,027,518	2,723,174	12/31/2010	4,114,505	1,943,879	2,170,626	NAP	NAP	NAP	NAP	13.0%	11.8%	13.0%	11.8%	4,498,343	1,941,809	2,556,534	237,924
Property	16.01	Hilton Garden Inn Clarksburg	1,404,243	2,024,528	12/31/2010	3,025,263	1,367,437	1,657,826	NAP	NAP	NAP	NAP					3,176,421	1,318,534	1,857,887	165,591
Property	16.02	Hampton Inn Elkins	623,275	698,646	12/31/2010	1,089,242	576,441	512,800	NAP	NAP	NAP	NAP					1,321,921	623,275	698,646	72,333
Loan	17	Village Shopping Center	889,934	2,041,857	12/31/2010	2,714,588	703,729	2,010,859	12/31/2009	2,575,952	680,547	1,895,405	11.4%	10.8%	11.4%	10.8%	3,120,373	930,550	2,189,823	20,722	99,760
Loan	18	Gladstone Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.2%	10.6%	12.2%	10.6%	3,574,362	1,247,327	2,327,035	58,523	251,632
Property	18.01	Fiserv Call Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	18.02	Cummins Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	18.03	Consolidated Metco	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	18.04	Paychex Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Loan	19	Westminster Square	1,928,129	2,219,174	12/31/2010	3,362,091	1,796,402	1,565,689	12/31/2009	2,790,217	1,834,761	955,456	11.1%	9.7%	11.1%	9.7%	3,998,212	1,946,137	2,052,075	56,464	198,590
Rollup	20	Devonshire Portfolio	684,415	2,353,007	Various	2,717,348	798,797	1,918,551	Various	1,865,292	704,523	1,160,769	12.2%	10.4%	12.2%	10.4%	3,122,694	1,035,845	2,086,849	119,124	181,996
Loan	20.01	Devonshire Portfolio - Pine Lake Center	325,348	707,792	12/31/2010	1,162,126	455,806	706,320	12/31/2009	1,018,799	410,342	608,457	11.5%	9.7%	11.5%	9.7%	1,041,328	396,653	644,675	60,277	36,754
Loan	20.02	Devonshire Portfolio - Reynolds Plaza	148,183	701,951	12/31/2010	853,055	300,383	552,673	12/31/2009	846,493	294,181	552,312	12.5%	10.7%	12.5%	10.7%	945,873	321,773	624,100	37,476	53,455
Loan	20.03	Devonshire Portfolio - DeVeaux Village	150,302	658,226	12/31/2010	702,167	42,609	659,558	NAP	NAP	NAP	NAP	12.2%	10.5%	12.2%	10.5%	727,246	205,690	521,556	15,843	55,259
Loan	20.04	Devonshire Portfolio - Amberwood Plaza	60,581	285,038	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.2%	11.4%	13.2%	11.4%	408,247	111,729	296,518	5,528	36,528
Rollup	21	Action Hotel Portfolio	1,998,913	2,533,986	12/31/2010	3,455,165	1,798,589	1,656,576	Various	755,037	493,147	261,890	14.6%	13.1%	14.6%	13.1%	4,532,900	2,065,960	2,466,940	243,103
Loan	21.01	Action Hotel Portfolio - Dewitt	768,210	1,131,243	12/31/2010	1,539,226	669,254	869,972	NAP	NAP	NAP	NAP	15.2%	13.9%	15.2%	13.9%	1,899,453	777,210	1,122,243	98,797
Loan	21.02	Action Hotel Portfolio - Van Buren	636,524	692,171	12/31/2010	1,028,481	576,273	452,209	12/31/2009	755,037	493,147	261,890	14.0%	12.5%	14.0%	12.5%	1,328,695	645,731	682,964	73,965
Loan	21.03	Action Hotel Portfolio - Cicero	594,179	710,572	12/31/2010	887,457	553,062	334,395	NAP	NAP	NAP	NAP	14.1%	12.6%	14.1%	12.6%	1,304,752	643,019	661,732	70,340
Loan	22	Residence Inn Richmond	1,055,811	1,996,018	12/31/2010	2,920,512	979,203	1,941,310	NAP	NAP	NAP	NAP	13.1%	12.1%	13.1%	12.1%	3,051,828	1,058,131	1,993,697	146,342
Loan	23	One Burlington Avenue	967,243	2,197,102	12/31/2010	3,137,060	927,321	2,209,740	12/31/2009	2,862,336	956,727	1,905,609	12.9%	11.3%	12.9%	11.3%	2,942,339	1,001,889	1,940,450	64,500	172,000
Loan	24	Cumberland Marketplace	167,801	1,442,608	12/31/2010	1,634,846	162,087	1,472,759	12/31/2009	1,654,952	126,518	1,528,434	9.4%	8.9%	9.4%	8.9%	1,723,706	309,424	1,414,283	32,392	53,059
Loan	25	Powder Basin Shopping Center	261,165	1,036,346	12/31/2010	1,368,995	251,783	1,117,212	12/31/2009	1,451,022	315,819	1,135,203	9.9%	9.2%	9.9%	9.2%	1,735,448	279,231	1,456,216	23,594	69,718
Loan	26	Crossroads Village	512,868	1,548,729	12/31/2010	2,042,981	586,137	1,456,844	12/31/2009	2,302,275	503,414	1,798,861	10.4%	9.8%	10.4%	9.8%	2,053,058	540,417	1,512,642	12,880	65,890
Loan	27	Best Western Prospect Park	1,055,424	1,513,988	12/31/2011	2,501,888	1,009,030	1,492,858	NAP	NAP	NAP	NAP	11.5%	10.4%	11.5%	10.4%	2,569,412	1,080,676	1,488,736	137,001
Loan	28	Fresh Meadows Office	621,043	1,430,853	12/31/2011	1,715,267	756,376	958,890	12/31/2010	1,570,716	723,741	846,975	9.7%	9.3%	9.7%	9.3%	1,805,785	689,170	1,116,615	11,022	42,000
Loan	29	American Tire Distributors	0	1,598,828	12/31/2010	1,585,169	2,901	1,582,268	12/31/2009	1,555,288	330	1,554,958	10.3%	9.0%	10.3%	9.0%	1,152,802	20,292	1,132,510	73,103	65,167
Property	29.01	3099 Finger Mill Road	0	1,344,076	12/31/2010	1,332,594	2,455	1,330,139	12/31/2009	1,307,474	165	1,307,309					945,892	16,688	929,204	70,925	50,601
Property	29.02	712 North Main Street	0	254,752	12/31/2010	252,576	446	252,129	12/31/2009	247,814	165	247,649					206,910	3,604	203,306	2,178	14,566
Loan	30	Hayden Island - Harbor Shops	313,171	1,165,270	12/31/2010	1,528,437	338,308	1,190,129	12/31/2009	1,102,432	291,458	810,974	11.1%	10.6%	11.1%	10.6%	1,560,760	394,460	1,166,300	8,626	47,867
Loan	31	Hunnington Place Shopping Center	538,013	1,130,910	12/31/2010	1,653,789	431,687	1,222,102	12/31/2009	1,670,532	444,393	1,226,139	11.7%	10.8%	11.7%	10.8%	1,647,856	454,875	1,192,981	25,450	64,171
Loan	32	Back Bay Center	320,852	1,005,652	12/31/2010	1,257,679	312,943	944,736	12/31/2009	1,228,204	310,665	917,540	9.9%	9.2%	9.9%	9.2%	1,304,913	337,690	967,223	10,266	51,631
Loan	33	Lynmar Flex	423,920	1,198,425	12/31/2010	1,569,628	418,535	1,151,093	12/31/2009	1,528,801	519,623	1,009,178	11.6%	10.7%	11.6%	10.7%	1,624,588	491,448	1,133,139	20,438	68,125
Loan	34	Pangea 2 Apartment Portfolio	815,155	1,269,314	12/31/2010	868,839	604,064	264,774	12/31/2009	200,983	178,081	22,902	14.0%	13.2%	14.0%	13.2%	2,282,219	986,928	1,295,292	66,250
Property	34.01	447 North Austin Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.02	654 North Pine Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.03	703 North Austin Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.04	5011 West Maypole Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.05	8109-17 South Ashland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.06	304 East 147th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.07	6104 South Campbell Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.08	1245-51 South California Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.09	6401-03 South California Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.10	647 North Mayfield Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.11	602 North Lorel Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.12	617 North Central Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.13	6356-58 South Francisco Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.14	819-21 South Independence Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.15	3650-54 West 18th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.16	327-29 South Central Park Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.17	543-49 West 74th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.18	5800 West Iowa Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Property	34.19	7754-56 South Marshfield Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP					NAP	NAP	NAP	NAP	NAP
Loan	35	Los Robles Professional Park	418,089	976,067	12/31/2010	1,539,331	492,474	1,046,856	12/31/2009	1,595,286	480,051	1,115,235	10.1%	9.3%	10.1%	9.3%	1,379,862	474,653	905,209	10,847	60,374
Loan	36	Quince Center	591,618	529,187	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.8%	10.2%	11.8%	10.2%	1,598,082	595,427	1,002,655	22,656	113,280
Loan	37	Hilton Garden Inn Aiken	1,049,526	1,088,517	12/31/2010	1,911,595	1,055,335	856,260	12/31/2009	1,317,527	649,436	668,091	12.9%	11.4%	12.9%	11.4%	2,138,043	1,077,853	1,060,190	124,800
Loan	38	Briarcliff Apartments	714,534	823,002	12/31/2010	1,530,775	686,501	844,274	12/31/2009	1,495,346	673,333	822,013	10.8%	9.6%	10.8%	9.6%	1,506,916	701,478	805,439	91,204
Loan	39	Cliff Park Apartments	1,506,010	841,078	12/31/2010	2,063,199	1,564,564	498,635	NAP	NAP	NAP	NAP	11.2%	9.7%	11.2%	9.7%	2,327,716	1,519,490	808,226	108,000
Loan	40	2300 Valley View	906,546	777,121	12/31/2010	1,568,389	880,551	687,838	12/31/2009	1,291,297	829,230	462,067	12.9%	9.9%	12.9%	9.9%	1,788,764	886,047	902,717	43,204	163,470
Loan	41	415 N Dearborn Street	98,006	516,311	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.7%	11.7%	12.7%	11.7%	1,067,889	178,092	889,797	6,393	68,917
Loan	42	Lakeside Village	344,227	817,869	12/31/2010	1,159,023	364,152	794,871	12/31/2009	1,109,251	382,239	727,012	10.4%	9.6%	10.4%	9.6%	1,127,207	424,750	702,456	10,051	43,213
Loan	43	Southport & Sheffield	112,848	479,621	12/31/2010	510,598	98,267	412,330	12/31/2009	418,332	76,887	341,445	11.3%	10.7%	11.3%	10.7%	874,244	143,032	731,212	5,979	29,894
Property	43.01	Southport	75,083	366,073	12/31/2010	425,851	79,898	345,953	12/31/2009	418,332	76,887	341,445					427,326	80,603	346,723	3,355	16,775
Property	43.02	Sheffield	37,765	113,548	12/31/2010	84,747	18,369	66,377	NAP	NAP	NAP	NAP					446,917	62,429	384,488	2,624	13,119
Loan	44	56 Perimeter East	764,991	300,071	12/31/2010	1,445,666	780,379	665,287	12/31/2009	1,676,682	784,424	892,257	14.1%	11.8%	14.1%	11.8%	1,595,999	749,489	846,510	14,183	122,341
Loan	45	Mesa Ridge MHC	825,293	732,404	12/31/2010	1,493,571	758,653	734,918	12/31/2009	1,493,435	769,124	724,311	11.5%	11.2%	11.5%	11.2%	1,557,697	880,013	677,684	21,750
Loan	46	Forum II Shopping Center	262,976	665,025	12/31/2010	961,878	324,701	637,177	12/31/2009	871,930	330,976	540,954	9.9%	9.3%	9.9%	9.3%	887,975	306,888	581,087	8,871	29,570
Loan	47	Country Club MHC	425,476	666,052	12/31/2010	1,089,775	386,897	702,878	12/31/2009	1,094,385	384,007	710,378	10.7%	10.4%	10.7%	10.4%	1,091,528	490,346	601,182	18,375
Loan	48	StorQuest Figueroa	337,501	518,275	12/31/2010	828,043	340,879	487,164	12/31/2009	902,891	371,221	531,670	9.7%	9.5%	9.7%	9.5%	899,989	354,960	545,029	9,109
Loan	49	Parsons Village Shopping Center	238,752	680,633	12/31/2010	868,005	222,570	645,435	12/31/2009	904,304	242,158	662,146	11.4%	10.1%	11.4%	10.1%	896,729	272,522	624,207	12,611	59,115
Loan	50	Neshonoc Lakeside	548,134	593,663	12/31/2010	1,066,405	545,660	520,745	12/31/2009	1,073,118	534,522	538,596	9.9%	9.7%	9.9%	9.7%	1,090,925	547,403	543,522	14,250
Loan	51	Friendly Village MHC	335,756	639,864	12/31/2010	980,078	327,346	652,732	12/31/2009	977,268	291,397	685,871	11.1%	10.7%	11.1%	10.7%	975,620	374,847	600,773	18,704
Loan	52	StorQuest Parker	354,703	535,126	12/31/2010	863,228	363,224	500,004	12/31/2009	806,066	382,892	423,174	10.0%	9.9%	10.0%	9.9%	897,918	365,561	532,357	7,658
Loan	53	Go Store It Self Storage	391,753	551,712	12/31/2010	910,481	441,868	468,613	12/31/2009	957,631	466,110	491,520	10.2%	10.0%	10.2%	10.0%	967,097	426,085	541,012	9,782
Loan	54	Shoppes at Fishhawk	276,635	580,754	12/31/2010	874,176	268,834	605,342	12/31/2009	1,093,223	284,352	808,871	12.2%	11.0%	12.2%	11.0%	852,698	268,145	584,553	17,969	36,123
Loan	55	Whittaker Oaks MHC	328,405	584,120	12/31/2010	844,981	315,257	529,724	12/31/2009	862,280	313,555	548,725	11.5%	11.2%	11.5%	11.2%	901,817	356,299	545,519	15,088
Loan	56	Building Plastics Warehouse	74,860	667,606	12/31/2010	722,598	65,933	656,665	12/31/2009	701,553	84,721	616,832	11.4%	10.1%	11.4%	10.1%	576,546	51,255	525,291	14,702	45,944
Loan	57	Storage Post - Jefferson	312,932	493,202	12/31/2010	868,168	336,845	531,323	12/31/2009	886,955	309,561	577,394	11.4%	11.2%	11.4%	11.2%	814,242	320,475	493,767	8,528
Loan	58	6666 Harwin	469,957	544,513	12/31/2010	957,821	412,521	545,300	12/31/2009	935,088	412,593	522,495	12.1%	9.7%	12.1%	9.7%	972,784	450,781	522,003	18,894	84,229
Loan	59	The Fresh Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.8%	10.5%	10.8%	10.5%	560,741	129,271	431,471	1,918	10,415
Loan	60	Kohl’s Department Store Warsaw	420	436,248	12/31/2010	436,667	125	436,542	12/31/2009	536,660	100,031	436,629	10.3%	9.3%	10.3%	9.3%	602,319	199,776	402,542	6,834	34,288
Loan	61	Thicket Hill MHC	431,399	472,483	12/31/2010	902,233	448,666	453,567	12/31/2009	853,889	443,769	410,120	11.7%	11.4%	11.7%	11.4%	903,912	456,794	447,118	13,068
Loan	62	Shops at Clinton Keith	198,801	502,157	12/31/2010	735,268	214,296	520,971	12/31/2009	841,416	214,050	627,366	11.1%	10.4%	11.1%	10.4%	650,853	233,183	417,670	3,006	24,157
Loan	63	Front Range Self Storage	111,729	430,324	12/31/2010	536,429	107,236	429,193	12/31/2009	523,337	120,137	403,199	11.2%	10.8%	11.2%	10.8%	533,994	170,938	363,056	12,139
Loan	64	Woodbridge Plaza	161,104	276,228	12/31/2010	432,411	168,220	264,191	12/31/2009	463,526	180,971	282,555	13.0%	11.5%	13.0%	11.5%	474,781	176,892	297,889	4,660	28,505

A-1-4

UBS 2012-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Ownership	Ground Lease	Ground Lease			Lease			Lease
Property Flag	ID	Property Name	NCF($)(9)	Interest(16)(17)	Expiration(17)	Extension Terms(17)	Largest Tenant(13)(18)	SF	Expiration(19)	2nd Largest Tenant(20)	SF	Expiration(19)
Loan	1	Dream Hotel Downtown Net Lease	7,100,000	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	2	Civic Opera House	8,268,451	Fee Simple			Cassiday Schade LLP (Cassiday, Schade & Gloor, LLP)	63,073	02/28/2018	The Rockwood Company	30,488	12/31/2018
Loan	3	Trinity Centre	15,280,961	Fee Simple			Port Authority of New York and New Jersey	157,203	12/31/2016	Stern & Montana LLP (Stern & Montana, LLP)	35,126	07/31/2014
Loan	4	Poughkeepsie Galleria	15,029,670	Fee Simple			JCPenney (J.C. Penney Company, Inc.)	179,953	08/31/2017	Regal-Galleria 16 (Regal Cinemas, Inc.)	70,703	12/31/2025
Loan	5	Hartford 21	6,531,115	Leasehold	10/19/2049	1 49-year option	St. Joseph College	49,359	08/31/2022	YMCA of Metropolitan Hartford (Young Men’s Christian Association of Metropolitan Hartford, Inc.)	37,429	05/31/2026
Loan	6	Hilton Nashville Downtown	8,973,992	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	1700 Market Street	10,269,710	Fee Simple			Deloitte & Touche USA LLP	154,545	09/30/2019	Independence Blue Cross	149,420	12/31/2019
Loan	8	Bridgewater Falls	5,559,223	Fee Simple			Dick’s Sporting Goods (Dick’s Sporting Goods, Inc.)	50,000	01/31/2021	TJ Maxx (The TJX Companies, Inc.)	32,000	10/31/2015
Loan	9	101 5th Avenue	4,527,484	Fee Simple			Zara USA, Inc.	23,660	01/31/2021	The Simons Foundation (The Simons Foundation, Inc.)	10,880	07/31/2012
Rollup	10	Tharaldson Portfolio	4,499,202	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	10.01	Rancho Cucamonga/Ontario Courtyard by Marriott	1,057,109	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	10.02	Dayton Residence Inn	964,243	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	10.03	Rancho Cucamonga/Ontario Hilton Garden Inn	882,516	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	10.04	Corona Residence Inn	824,569	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	10.05	San Bernardino Fairfield Inn	770,765	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Tollgate Marketplace	4,010,553	Fee Simple			Jo Ann Fabrics (Fabri-Centers of America, Inc.)	46,000	01/31/2014	Ashley Furniture (Regency Furniture, Inc.)	40,400	02/28/2022
Loan	12	Fort Smith Pavilion	3,234,492	Fee Simple			Dick’s Sporting Goods (Dick’s Sporting Goods, Inc.)	50,000	01/31/2022	Best Buy (Best Buy Stores, L.P.)	36,000	01/31/2019
Loan	13	TNP Portfolio	3,448,645	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	13.01	Pinehurst Square East	1,156,269	Fee Simple			TJX Companies	26,000	03/31/2017	Old Navy	15,364	11/30/2016
Property	13.02	Moreno Marketplace	874,193	Fee Simple			Stater Brothers (Stater Bros. Markets)	44,005	11/30/2028	Rancho Belago Dance Studio (Courtney Brower and Jeffrey Alan Marshall Pinkerton)	2,049	01/31/2017
Property	13.03	Topaz Marketplace	759,570	Fee Simple			Fresh & Easy Neighborhood Market Inc.	13,969	08/31/2028	Wood Grill Buffet (Leemar Investment, Inc.)	10,347	10/21/2023
Property	13.04	Northgate Plaza	658,613	Fee Simple			Dollar Tree Stores (Dollar Tree Stores, Inc.)	12,308	01/31/2015	Twice as Nice (Intermediary Enterprises, Inc.)	9,000	02/28/2021
Loan	14	Meadows Crossing	2,476,782	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	CrossMar Cold Storage	2,621,683	Fee Simple			Don’s Cold Storage (Don’s Cold Storage and Transportation L.L.C.)	277,000	04/01/2027	NAP	NAP	NAP
Loan	16	Emerald Coast Hotel Portfolio	2,318,610	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	16.01	Hilton Garden Inn Clarksburg	1,692,296	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	16.02	Hampton Inn Elkins	626,314	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Village Shopping Center	2,069,340	Fee Simple			A&P Fresh (The Great Atlantic & Pacific Tea Company, Inc.)	45,540	01/31/2029	CVS/Pharmacy (New Jersey CVS Pharmacy, L.L.C.)	9,600	03/31/2014
Loan	18	Gladstone Portfolio	2,016,880	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	18.01	Fiserv Call Center	NAP	Fee Simple			Fiserv Solutions, Inc.	60,000	03/31/2020	NAP	NAP	NAP
Property	18.02	Cummins Building	NAP	Fee Simple			Cummins Inc.	74,160	07/31/2020	NAP	NAP	NAP
Property	18.03	Consolidated Metco	NAP	Fee Simple			Consolidated Metco Inc.	230,990	07/31/2024	NAP	NAP	NAP
Property	18.04	Paychex Building	NAP	Fee Simple			Paychex North America, Inc.	25,000	09/30/2021	NAP	NAP	NAP
Loan	19	Westminster Square	1,797,021	Fee Simple			Regus PLC (HQ Global Workplaces LLC)	26,606	07/31/2021	Boston Sports Club (TSI Providence Downtown, LLC)	23,363	10/31/2029
Rollup	20	Devonshire Portfolio	1,785,728	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	20.01	Devonshire Portfolio - Pine Lake Center	547,643	Fee Simple			Tractor Supply Co. (Tractor Supply Company)	56,850	03/31/2016	Kroger (The Kroger Co.)	49,527	09/14/2020
Loan	20.02	Devonshire Portfolio - Reynolds Plaza	533,169	Fee Simple			Savers (TVI, Inc.)	23,893	04/30/2013	Jo Ann Fabrics (Jo-Ann Stores, Inc.)	17,193	04/30/2017
Loan	20.03	Devonshire Portfolio - DeVeaux Village	450,454	Fee Simple			Goodwill Industries of NW Ohio (Goodwill Industries of Northwest Ohio)	27,450	12/31/2017	Cedar Creek Community Church	26,845	03/31/2021
Loan	20.04	Devonshire Portfolio - Amberwood Plaza	254,461	Fee Simple			Dollar Tree (Dollar Tree Stores, Inc.)	11,753	03/31/2016	Rent A Center (Rent-A-Center East Inc.)	4,200	09/30/2012
Rollup	21	Action Hotel Portfolio	2,223,837	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	21.01	Action Hotel Portfolio - Dewitt	1,023,446	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	21.02	Action Hotel Portfolio - Van Buren	608,999	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	21.03	Action Hotel Portfolio - Cicero	591,392	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Residence Inn Richmond	1,847,355	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	One Burlington Avenue	1,703,950	Fee Simple			Gentle Giant (Gentle Giant Moving Co., Inc.)	116,938	8/31/2016	New England Portable Storage, LLC	73,207	8/31/2014
Loan	24	Cumberland Marketplace	1,328,832	Fee Simple			Giant Food Stores, LLC (Giant Food Stores, Inc.)	67,049	4/24/2021	Lehigh Valley Restaruant Group dba Red Robin (Lehigh Valley Restaurant Group, Inc.)	6,364	5/06/2016
Loan	25	Powder Basin Shopping Center	1,362,904	Fee Simple			Hastings Entertainment (Hastings Entertainment, Inc.)	25,000	12/31/2021	Albertson’s, Inc.	17,513	5/16/2020
Loan	26	Crossroads Village	1,433,872	Fee Simple			Petsmart, Inc.	20,419	6/30/2018	Old Navy (Old Navy, LLC)	17,179	6/30/2013
Loan	27	Best Western Prospect Park	1,351,735	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Fresh Meadows Office	1,063,593	Fee Simple			New York Hospital of Queens (New York Hospital Medical Center of Queens)	21,600	11/30/2021	St. Frances Hospital	6,474	4/15/2021
Loan	29	American Tire Distributors	994,241	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	29.01	3099 Finger Mill Road	807,678	Fee Simple			American Tire Distributors, Inc.	272,788	3/30/2027	NAP	NAP	NAP
Property	29.02	712 North Main Street	186,562	Fee Simple			American Tire Distributors, Inc.	72,600	3/30/2027	NAP	NAP	NAP
Loan	30	Hayden Island - Harbor Shops	1,109,807	Fee Simple			BJ’s Pizza, Grill, and Brewery (Chicago Pizza Northwest, Inc.)	6,800	6/30/2018	CJ Eateries (CJ Eateries, LLC)	5,200	11/30/2019
Loan	31	Hunnington Place Shopping Center	1,103,359	Fee Simple			Office Depot	18,184	6/30/2020	Shoe Carnival #18	18,063	12/31/2012
Loan	32	Back Bay Center	905,326	Fee Simple			Irvine Ranch Market (The Original Irvine Ranch Market)	15,000	12/31/2019	Back Bay Fitness (Douglas Schulein and Schulein Fit, Inc.)	4,785	2/29/2016
Loan	33	Lynmar Flex	1,044,577	Fee Simple			SEA, Inc. (S.E.A., Inc.)	15,000	8/31/2018	Freshstart Community Church (Freshstart Community Church, Inc.)	12,000	12/31/2015
Loan	34	Pangea 2 Apartment Portfolio	1,229,042	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.01	447 North Austin Boulevard	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.02	654 North Pine Avenue	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.03	703 North Austin Boulevard	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.04	5011 West Maypole Avenue	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.05	8109-17 South Ashland Avenue	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.06	304 East 147th Street	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.07	6104 South Campbell Avenue	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.08	1245-51 South California Avenue	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.09	6401-03 South California Avenue	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.10	647 North Mayfield Avenue	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.11	602 North Lorel Avenue	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.12	617 North Central Avenue	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.13	6356-58 South Francisco Avenue	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.14	819-21 South Independence Boulevard	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.15	3650-54 West 18th Street	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.16	327-29 South Central Park Boulevard	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.17	543-49 West 74th Street	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.18	5800 West Iowa Street	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.19	7754-56 South Marshfield Avenue	NAP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Los Robles Professional Park	833,989	Fee Simple			Journey Lite of the Centra (Journey Lite of the Central Coast, LLC)	7,324	6/30/2017	Regal Medical Group, Inc.	4,964	6/30/2014
Loan	36	Quince Center	866,721	Fee Simple			Acorn Research, LLC	33,395	7/31/2021	V. Alexander & Co	15,939	3/31/2013
Loan	37	Hilton Garden Inn Aiken	935,390	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Briarcliff Apartments	714,235	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Cliff Park Apartments	700,226	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	2300 Valley View	696,043	Fee Simple			Bayyinah Inc.	11,345	6/30/2015	Direct Adjusting, Inc.	8,409	10/31/2013
Loan	41	415 N Dearborn Street	814,488	Fee Simple			Sullivan’s Steakhouse (Sullivan’s of Illinois, Inc.)	12,666	7/31/2021	Good Intentions (Inner Citty Computer Stars Foundation)	6,400	12/31/2021
Loan	42	Lakeside Village	649,193	Fee Simple			Ironstone Bank (First-Citizens Bank & Trust Company as successor by merger to Ironstone Bank)	8,715	10/01/2018	Performance Bicycle (Bitech, Inc.)	8,000	8/01/2012
Loan	43	Southport & Sheffield	695,339	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	43.01	Southport	326,593	Fee Simple			Jack’s Bar and 404 Wine Bar (Southport Enterprise Co.)	6,000	11/30/2031	NAP	NAP	NAP
Property	43.02	Sheffield	368,745	Fee Simple			URO Partners LLC	3,400	8/31/2021	DMK Burger Bar (DMK Burger Bar I, LLC)	2,758	2/28/2020
Loan	44	56 Perimeter East	709,986	Fee Simple			Munich American Reassurance Company	64,366	10/31/2021	C2C Resources, LLC	7,104	9/30/2016
Loan	45	Mesa Ridge MHC	655,934	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	Forum II Shopping Center	542,647	Fee Simple			T.J. Maxx (The TJX Companies, Inc.)	32,000	8/31/2016	Old Navy (Old Navy, LLC)	15,139	10/31/2016
Loan	47	Country Club MHC	582,807	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	StorQuest Figueroa	535,920	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	49	Parsons Village Shopping Center	552,481	Fee Simple			Empire Buffet (Chen Chung)	13,394	5/31/2022	Family Dollar (Family Dollar Stores of Florida, Inc.)	10,925	6/30/2016
Loan	50	Neshonoc Lakeside	529,272	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	51	Friendly Village MHC	582,069	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	52	StorQuest Parker	524,699	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	53	Go Store It Self Storage	531,230	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	54	Shoppes at Fishhawk	530,461	Fee Simple			Sweetbay (Kash N’ Kamy Food Stores, Inc.)	46,295	11/14/2020	Beef O’Brady’s (Beef O’ Brady’s Inc.)	3,600	4/30/2014
Loan	55	Whittaker Oaks MHC	530,431	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	56	Building Plastics Warehouse	464,645	Fee Simple			Building Plastics, Inc.	183,774	1/31/2025	NAP	NAP	NAP
Loan	57	Storage Post - Jefferson	485,240	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	58	6666 Harwin	418,880	Fee Simple			Professional Careers Institute, Inc.	6,368	1/31/2013	Neighborhood Assistance Corporation (Neighborhood Assistance Corporation of America)	2,857	MTM
Loan	59	The Fresh Market	419,138	Fee Simple			The Fresh Market (The Fresh Market, Inc.)	19,176	4/30/2027	NAP	NAP	NAP
Loan	60	Kohl’s Department Store Warsaw	361,420	Fee Simple			Kohl’s (Kohl’s Indiana, L.P.)	68,336	1/31/2026	NAP	NAP	NAP
Loan	61	Thicket Hill MHC	434,050	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	62	Shops at Clinton Keith	390,507	Fee Simple			D’Canters Wine Bar (Wild Vines, Inc.)	3,500	11/05/2017	7 Eleven (7-Eleven, Inc.)	2,940	7/25/2027
Loan	63	Front Range Self Storage	350,917	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	64	Woodbridge Plaza	264,725	Fee Simple			Heavenly Sleep Shop (James K. Potts)	5,200	12/31/2012	Palm Beach Tan (Palm Beach Tan, Inc.)	3,000	3/31/2013

A-1-5

UBS 2012-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease			Lease
Property Flag	ID	Property Name	3rd Largest Tenant(18)	SF	Expiration(19)	4th Largest Tenant	SF	Expiration(19)	5th Largest Tenant	SF
Loan	1	Dream Hotel Downtown Net Lease	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	2	Civic Opera House	American Institutes for Research (American Institutes for Research in the Behavioral Sciences)	20,522	11/30/2015	H.W. Lochner (H.W. Lochner, Inc.)	18,585	05/31/2013	Klein, Thorpe & Jenkins LTD (Klein, Thorpe & Jenkins, LTD.)	18,335
Loan	3	Trinity Centre	Buckley Broadcasting WOR L (Buckley Broadcasting WOR LLC)	22,152	08/31/2019	New York University	22,152	11/30/2022	Chamberlain Communications (Chamberlain Communications LLC)	21,893
Loan	4	Poughkeepsie Galleria	Dick’s Sporting Goods (Dick’s Sporting Goods, Inc.)	53,775	02/28/2018	DSW Shoe Warehouse (DSW Shoe Warehouse, Inc.)	25,564	09/30/2014	Finish Line (The Finish Line, Inc.)	15,001
Loan	5	Hartford 21	TD Bank (TD Bank, N.A.)	12,519	08/01/2022	Northland Investment Corporation	5,074	06/30/2017	NewAlliance Bank	3,526
Loan	6	Hilton Nashville Downtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	1700 Market Street	AECOM USA, Inc. (AECOM Technology Corporation)	52,080	01/31/2021	Family Planning Council	41,173	06/30/2021	BDO Seidman, LLP	30,609
Loan	8	Bridgewater Falls	Best Buy (Best Buy Stores, L.P.)	30,000	01/31/2016	Bed Bath & Beyond (Bed Bath & Beyond Inc.)	29,494	01/31/2016	Michael’s (Michaels Stores, Inc.)	22,433
Loan	9	101 5th Avenue	Morris + King Company LLC	7,080	08/31/2013	Velti USA, Inc.	7,080	10/31/2016	Sirva Worldwide (Sirva Worldwide, Inc.)	7,080
Rollup	10	Tharaldson Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10.01	Rancho Cucamonga/Ontario Courtyard by Marriott	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10.02	Dayton Residence Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10.03	Rancho Cucamonga/Ontario Hilton Garden Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10.04	Corona Residence Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10.05	San Bernardino Fairfield Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Tollgate Marketplace	Michaels (Michaels Stores, Inc.)	35,000	01/31/2017	HH Greg (Gregg Applicances, Inc.)	33,069	05/31/2020	TJ Maxx (TJX Companies, Inc.)	27,769
Loan	12	Fort Smith Pavilion	Bed Bath & Beyond (Bed Bath & Beyond Inc.)	23,400	01/31/2019	Michaels (Michaels Stores, Inc.)	21,388	02/28/2019	Old Navy (Old Navy, LLC)	19,082
Loan	13	TNP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.01	Pinehurst Square East	Shoe Carnival	10,000	07/31/2017	Dress Barn	7,500	06/30/2017	David’s Bridal, Inc.	5,500
Property	13.02	Moreno Marketplace	Lakeside Cleaners (Satesh Kelly)	1,658	08/31/2020	Moreno Beach Dental (Erik D. Cabrera DDS)	1,447	02/28/2019	Nail Salon (Truc Nguyen and Khanh Van Le)	1,235
Property	13.03	Topaz Marketplace	Total Renal Care	7,500	08/31/2018	Mirus School (Altus Institute)	4,800	06/20/2015	American General Financial Services (American General Financial Services, Inc.)	1,712
Property	13.04	Northgate Plaza	Tuesday Morning (Tuesday Morning, Inc.)	7,164	07/31/2012	Pet Club (Pet Club Gilbert, LLC)	5,500	10/31/2017	Rent-A-Center (Rent-A-Center West, Inc.)	4,000
Loan	14	Meadows Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	CrossMar Cold Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Emerald Coast Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	16.01	Hilton Garden Inn Clarksburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	16.02	Hampton Inn Elkins	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Village Shopping Center	Prudential Realtors (PNJP, LLC Trading as Prudential New Jersey Properties)	4,759	05/31/2016	Kid’s Connection (Matal Inc.)	3,925	05/31/2014	Braunschweiger Jewelers (Braunschweiger Bros. Inc.)	3,610
Loan	18	Gladstone Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.01	Fiserv Call Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.02	Cummins Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.03	Consolidated Metco	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.04	Paychex Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Westminster Square	Vanasse Hangen Brustlin, Inc.	18,952	01/31/2015	GSA - Office of Hearings (United States of America)	18,755	09/30/2013	GSA- FBI (United States of America)	14,695
Rollup	20	Devonshire Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20.01	Devonshire Portfolio - Pine Lake Center	Aarons (Aaron’s, Inc.)	7,500	08/31/2017	NAPA Auto Parts (The Ridge Company)	6,000	11/30/2012	Jamaican Baken (John Marshman and Kimberely Marshman)	4,000
Loan	20.02	Devonshire Portfolio - Reynolds Plaza	Harbor Freight Tools (Harbor Freight Tools USA, Inc.)	13,800	03/31/2014	O’Reilly’s Auto Parts (Murray’s Discount Auto Stores, Inc.)	10,500	11/30/2016	Family Dollar (Family Dollar Stores of Ohio, Inc.)	9,787
Loan	20.03	Devonshire Portfolio - DeVeaux Village	Aya Ru, LLC	5,068	05/31/2012	Luther Home of Mercy	3,800	05/31/2014	Zavotski Custom Meat and Deli (Zavotski Custom Meat and Deli, LLC)	3,452
Loan	20.04	Devonshire Portfolio - Amberwood Plaza	SNAP Fitness (Cashell Fitness, LLC)	3,000	05/31/2014	Tan Pro (Fun in the Sun Tanning, Inc.)	2,400	03/31/2013	Humana Insurance (Humana MarketPOINT, Inc.)	2,400
Rollup	21	Action Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21.01	Action Hotel Portfolio - Dewitt	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21.02	Action Hotel Portfolio - Van Buren	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21.03	Action Hotel Portfolio - Cicero	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Residence Inn Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	One Burlington Avenue	The Charles Stark Draper Laboratory, Inc.	71,280	4/30/2021	CHEP USA	55,868	8/31/2017	Sacco Specialized Moving Co. (Sacco’s Specialized Moving Co., Inc.)	41,000
Loan	24	Cumberland Marketplace	Commonwealth of PA (Commonwealth of Pennsylvania)	5,000	4/30/2016	Sponsor	3,200	NAP	Cellco Partnership, Verizon Wireless (Cellco Partnership)	2,362
Loan	25	Powder Basin Shopping Center	ACE Hardware (Ace Hardware and Lumber of Wyoming, Inc.)	15,764	3/31/2017	Karl’s TV (Karl’s TV and Appliance Inc.)	15,215	7/31/2017	Boot Barn (Corral West Ranchwear, Inc.)	15,000
Loan	26	Crossroads Village	The Dress Barn (The Dress Barn, Inc.)	7,272	6/30/2013	Lane Bryant / Cacique (Lane Bryant / Cacique #4683, LLC)	6,600	1/31/2019	Brown Retail Group	6,062
Loan	27	Best Western Prospect Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Fresh Meadows Office	GCP Management Services, Inc (GCP Management LLC )	4,000	10/31/2020	Research Foundation of CUNY (The City University of New York)	2,400	2/28/2016	North Shore/ WTC (North Shore Community Services, Inc.)	875
Loan	29	American Tire Distributors	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	29.01	3099 Finger Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	29.02	712 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Hayden Island - Harbor Shops	Sleep Country USA (Sleep Country USA, Inc.)	5,000	12/31/2019	Bradley’s (Oregon Restaurant Services, Inc.)	3,600	12/31/2019	McDonald’s (McDonald’s Corporation)	3,035
Loan	31	Hunnington Place Shopping Center	Bridal Warehouse	11,558	8/31/2013	Dollar Tree #1047	10,500	1/31/2013	Kansai Japanese	7,700
Loan	32	Back Bay Center	Original Pizza II (Steven Kalatschan and Steven Cipolla)	3,831	2/28/2015	Jarrett Orthopedic Rehab (Jarrett Orthopedic Rehabilitation, Inc.)	3,014	9/30/2013	Back Bay Liquor (Tom B. Leem and Haing Ja Leem)	2,560
Loan	33	Lynmar Flex	United Surgical Assistants, Inc.	11,500	2/28/2015	Jabec, LLC	10,850	4/30/2013	Resource Acquisition and Management Services (RAMS) (Resource Acquistion and Mangement Services, INC.)	8,700
Loan	34	Pangea 2 Apartment Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.01	447 North Austin Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.02	654 North Pine Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.03	703 North Austin Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.04	5011 West Maypole Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.05	8109-17 South Ashland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.06	304 East 147th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.07	6104 South Campbell Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.08	1245-51 South California Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.09	6401-03 South California Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.10	647 North Mayfield Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.11	602 North Lorel Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.12	617 North Central Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.13	6356-58 South Francisco Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.14	819-21 South Independence Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.15	3650-54 West 18th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.16	327-29 South Central Park Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.17	543-49 West 74th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.18	5800 West Iowa Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.19	7754-56 South Marshfield Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Los Robles Professional Park	West Coast E.N.T (Oxnard/Simi Ear Nose and Throat Medical Group, A General Partnership)	4,241	4/30/2022	Dr. Norman J. Nagel	2,813	12/31/2013	Dr. Silverman and Dr. Fine (Stanley R. Silverman, M.D.)	2,283
Loan	36	Quince Center	Paychex North America, Inc.	7,794	10/31/2015	Medical Financial Services, Inc	7,292	9/30/2021	Mushinda Travel	4,572
Loan	37	Hilton Garden Inn Aiken	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Briarcliff Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Cliff Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	2300 Valley View	DFW Linq Transport	7,996	6/30/2012	Breitling Oil and Gas, Inc.	5,597	2/28/2013	Benefit Innovations, LLC	5,596
Loan	41	415 N Dearborn Street	Blue Bolt (Panamax, LLC)	3,677	1/30/2019	Select Energy, LLC (Select Energy Partners, LLC)	3,354	12/31/2016	RMK Holding (RMK Holdings Inc.)	3,096
Loan	42	Lakeside Village	Perry’s Liquors (TBVL Corporation dba Perry’s Liquor)	4,449	5/01/2014	ELIZA HAIR (Eliza Chan, Inc. dba Eliza Hair Studio’s)	3,785	11/01/2014	PTTSBRGH PA (PPG Architectural Finishes, Inc)	3,600
Loan	43	Southport & Sheffield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	43.01	Southport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	43.02	Sheffield	Phillip M Palella, DDS (Phillip M. Palella, DDS, P.C.)	2,128	10/31/2020	Fish Bar (2956 North Sheffield Restaurant LLC)	1,648	4/30/2021	Modern Massage School (Grainne McKeown and Stephen Bonzak)	1,295
Loan	44	56 Perimeter East	Leadership Strategies, Inc.	6,860	4/30/2015	Dunwoody 450, LLC (f/k/a Seacrest Karesh)	5,690	3/31/2015	Flagstar Bank (Flagstar Bank, FSB)	5,039
Loan	45	Mesa Ridge MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	Forum II Shopping Center	Shoe Carnival (Shoe Carnival, Inc.)	7,000	8/31/2016	Rue 21 (Rue21, Inc.)	5,000	12/31/2012	NAP	NAP
Loan	47	Country Club MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	StorQuest Figueroa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	49	Parsons Village Shopping Center	JSA Medical Group (JSA Healthcare Corporation)	8,224	11/30/2016	Rent-A-Center (Rent-A-Center East, Inc.)	5,044	12/31/2016	Anytime Fitness (Robert A. Clairmont)	3,800
Loan	50	Neshonoc Lakeside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	51	Friendly Village MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	52	StorQuest Parker	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	53	Go Store It Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	54	Shoppes at Fishhawk	Allstate Insurance Co. (Antala Insurance & Financial Services, Inc. and Mitchell Financial Group, LLC)	1,200	4/30/2017	Subway (Subway Real Estate Corp.)	1,200	10/31/2015	Hungry Howie (Lithia Pizza, LLC)	1,200
Loan	55	Whittaker Oaks MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	56	Building Plastics Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	57	Storage Post - Jefferson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	58	6666 Harwin	Pioneer Research Center	2,412	8/31/2013	Simplex Health and Allied Services Inc.	2,310	9/30/2013	Joel A. Gordon, P.C.	2,075
Loan	59	The Fresh Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	60	Kohl’s Department Store Warsaw	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	61	Thicket Hill MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	62	Shops at Clinton Keith	Arriba Grill (Arriba Grill, Inc.)	1,800	5/31/2019	Starbucks (Starbucks Corporation)	1,800	8/31/2017	Investment Advisors Int. (HLS Inc.)	1,500
Loan	63	Front Range Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	64	Woodbridge Plaza	Art USA (John S. Chun)	2,779	8/31/2012	Café Medi (Café Medi, Inc.)	2,300	6/30/2015	Holy Cleaners (Joon Sung Kim and Jin Sook Kim)	1,930

A-1-6

UBS 2012-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Property Flag	ID	Property Name	Expiration(19)	Occupancy	As-of Date	Reserves($)	Reserves($)(21)(22)	Reserves($)	Reserves($)(21)(22)	Reserves($)(23)	Reserves($)(23)	Reserves($)	Reserves($)	Reserve($)	Reserves($)(22)(24)
Loan	1	Dream Hotel Downtown Net Lease	NAP	NAP	NAP										613,750
Loan	2	Civic Opera House	05/31/2018	74.8%	01/01/2012	2,500,000		13,862,775		239,436	239,436	46,295	46,295		3,336,596
Loan	3	Trinity Centre	12/31/2017	84.5%	08/01/2011		18,766	2,000,000	100% of Excess Cash Flow	1,091,331	363,777		29,017	70,153	4,539,062
Loan	4	Poughkeepsie Galleria	01/31/2012	87.1%	12/31/2011		11,522	2,000,000		1,281,975	320,494	51,439	17,146
Loan	5	Hartford 21	04/30/2020	92.0%	02/27/2012		8,198	1,286,072	13,639	41,667	41,667	100,320		192,063	417,912
Loan	6	Hilton Nashville Downtown	NAP	75.5%	11/30/2011	6,000,000	1/12 of 4% of Gross Income			81,198	81,198	140,685	12,790
Loan	7	1700 Market Street	10/31/2017	84.2%	12/01/2011	400,000		6,000,000		1,469,236	209,891	40,362	20,181		5,912,351
Loan	8	Bridgewater Falls	09/30/2015	94.5%	12/13/2011		6,329		37,977	504,173	72,025	24,226	8,075	7,500	1,602,891
Loan	9	101 5th Avenue	05/31/2014	95.3%	06/20/2011	30,308		325,000		328,367	82,092	8,771	1,949		1,249,600
Rollup	10	Tharaldson Portfolio	NAP	73.1%	12/31/2011		1/12 of 4% of Gross Income			156,690	62,475	235,683		17,000
Loan	10.01	Rancho Cucamonga/Ontario Courtyard by Marriott	NAP	72.0%	12/31/2011		1/12 of 4% of Gross Income			18,117	11,323	54,033		5,375
Loan	10.02	Dayton Residence Inn	NAP	77.6%	12/31/2011		1/12 of 4% of Gross Income			86,986	18,910	46,610		11,625
Loan	10.03	Rancho Cucamonga/Ontario Hilton Garden Inn	NAP	66.0%	12/31/2011		1/12 of 4% of Gross Income			19,257	12,035	55,341
Loan	10.04	Corona Residence Inn	NAP	82.3%	12/31/2011		1/12 of 4% of Gross Income			9,093	5,683	45,741
Loan	10.05	San Bernardino Fairfield Inn	NAP	69.2%	12/31/2011		1/12 of 4% of Gross Income			23,238	14,524	33,958
Loan	11	Tollgate Marketplace	01/31/2016	96.0%	01/18/2012
Loan	12	Fort Smith Pavilion	10/31/2013	96.2%	12/21/2011		4,756		16,646	203,748	16,979	13,144	4,381	2,000
Loan	13	TNP Portfolio	NAP	85.8%	01/31/2012	3,800	3,800	112,400	19,000	219,967	51,791	30,500		41,913	414,413
Property	13.01	Pinehurst Square East	11/30/2017	90.7%	01/31/2012
Property	13.02	Moreno Marketplace	09/30/2015	77.4%	01/31/2012
Property	13.03	Topaz Marketplace	03/31/2012	86.7%	01/31/2012
Property	13.04	Northgate Plaza	07/31/2013	85.7%	01/31/2012
Loan	14	Meadows Crossing	NAP	92.6%	12/31/2011		7,979		833	175,088	29,181	39,421	4,380		405,000
Loan	15	CrossMar Cold Storage	NAP	100.0%	04/30/2012					167,219
Loan	16	Emerald Coast Hotel Portfolio	NAP	82.2%	02/29/2012		19,827			146,604	17,047	17,734	11,084		123,434
Property	16.01	Hilton Garden Inn Clarksburg	NAP	92.0%	02/29/2012
Property	16.02	Hampton Inn Elkins	NAP	68.7%	02/29/2012
Loan	17	Village Shopping Center	11/30/2014	87.1%	09/01/2011		1,727		4,544	171,697		31,933	5,322	15,875	315,000
Loan	18	Gladstone Portfolio	NAP	100.0%	01/24/2012	5,000	5,000	300,000	6,112					69,432	370,800
Property	18.01	Fiserv Call Center	NAP	100.0%	01/24/2012
Property	18.02	Cummins Building	NAP	100.0%	01/24/2012
Property	18.03	Consolidated Metco	NAP	100.0%	01/24/2012
Property	18.04	Paychex Building	NAP	100.0%	01/24/2012
Loan	19	Westminster Square	06/30/2013	95.1%	03/01/2012		4,705	300,000	16,250		49,827	50,289	5,029	36,456	153,463
Rollup	20	Devonshire Portfolio	NAP	94.1%	01/26/2012		9,927	168,798	15,166	204,161	43,815	41,915	5,240	488,489	45,000
Loan	20.01	Devonshire Portfolio - Pine Lake Center	04/30/2014	97.3%	01/26/2012		5,023	51,456	3,063	46,661	15,554	16,659	2,082	352,859
Loan	20.02	Devonshire Portfolio - Reynolds Plaza	12/31/2013	88.3%	01/26/2012		3,123	38,643	4,455	88,667	14,047	5,412	677	4,510
Loan	20.03	Devonshire Portfolio - DeVeaux Village	12/31/2016	100.0%	01/26/2012		1,320	25,205	4,605	40,833	9,488	17,357	2,170	123,585
Loan	20.04	Devonshire Portfolio - Amberwood Plaza	10/27/2014	89.6%	01/26/2012		461	53,494	3,044	28,000	4,726	2,487	311	7,535	45,000
Rollup	21	Action Hotel Portfolio	NAP	67.5%	12/31/2011		20,171			499,574	27,196	36,715	6,023	23,125	197,690
Loan	21.01	Action Hotel Portfolio - Dewitt	NAP	72.6%	12/31/2011		8,233			151,808	12,901	15,828	2,273		18,250
Loan	21.02	Action Hotel Portfolio - Van Buren	NAP	63.5%	12/31/2011		6,164			94,195	3,811	12,820	2,221	17,500	165,440
Loan	21.03	Action Hotel Portfolio - Cicero	NAP	65.9%	12/31/2011		5,774			253,571	10,484	8,067	1,529	5,625	14,000
Loan	22	Residence Inn Richmond	NAP	77.6%	01/31/2012		1/12 of 4% of Gross Income			30,762	4,661	6,938	1,508
Loan	23	One Burlington Avenue	3/31/2013	96.1%	01/01/2012		5,375		14,333		20,876	28,368	4,728
Loan	24	Cumberland Marketplace	1/31/2015	84.9%	08/04/2011	32,392		50,000		10,842	10,842	14,987	1,189	10,153
Loan	25	Powder Basin Shopping Center	4/30/2016	98.0%	11/29/2011		1,966	300,000	5,767	5,777	2,888	21,412	2,141	18,750	2,090,919
Loan	26	Crossroads Village	6/30/2018	96.7%	02/01/2012		1,073	125,000	7,155	121,201	18,364	15,820	1,256
Loan	27	Best Western Prospect Park	NAP	63.7%	12/31/2011		11,417			19,786	4,946	12,774	2,129
Loan	28	Fresh Meadows Office	10/31/2012	100.0%	01/19/2012		919		3,500	51,133	25,566	4,473	2,237		23,500
Loan	29	American Tire Distributors	NAP	100.0%	03/31/2012										132,354
Property	29.01	3099 Finger Mill Road	NAP	100.0%	03/31/2012
Property	29.02	712 North Main Street	NAP	100.0%	03/31/2012
Loan	30	Hayden Island - Harbor Shops	2/05/2017	87.7%	12/25/2011		719	100,000	3,990	75,799	12,633	4,324	865	3,513
Loan	31	Hunnington Place Shopping Center	12/31/2016	91.3%	02/03/2012		2,121	150,000	2,651	58,059	9,676	12,733	2,122
Loan	32	Back Bay Center	5/31/2014	94.2%	02/29/2012		856	125,000	3,200	9,403	9,403	11,691	1,169	36,250	150,000
Loan	33	Lynmar Flex	6/30/2014	90.8%	02/01/2012		1,703	75,000	4,201	100,203	15,182	11,130	6,956
Loan	34	Pangea 2 Apartment Portfolio	NAP	94.0%	02/01/2012		5,521				12,801		4,716	15,313
Property	34.01	447 North Austin Boulevard	NAP	91.7%	02/01/2012
Property	34.02	654 North Pine Avenue	NAP	95.2%	02/01/2012
Property	34.03	703 North Austin Boulevard	NAP	93.8%	02/01/2012
Property	34.04	5011 West Maypole Avenue	NAP	100.0%	02/01/2012
Property	34.05	8109-17 South Ashland Avenue	NAP	83.4%	02/01/2012
Property	34.06	304 East 147th Street	NAP	100.0%	02/01/2012
Property	34.07	6104 South Campbell Avenue	NAP	88.9%	02/01/2012
Property	34.08	1245-51 South California Avenue	NAP	91.6%	02/01/2012
Property	34.09	6401-03 South California Avenue	NAP	88.9%	02/01/2012
Property	34.10	647 North Mayfield Avenue	NAP	100.0%	02/01/2012
Property	34.11	602 North Lorel Avenue	NAP	100.0%	02/01/2012
Property	34.12	617 North Central Avenue	NAP	100.0%	02/01/2012
Property	34.13	6356-58 South Francisco Avenue	NAP	91.6%	02/01/2012
Property	34.14	819-21 South Independence Boulevard	NAP	85.7%	02/01/2012
Property	34.15	3650-54 West 18th Street	NAP	100.0%	02/01/2012
Property	34.16	327-29 South Central Park Boulevard	NAP	100.0%	02/01/2012
Property	34.17	543-49 West 74th Street	NAP	83.4%	02/01/2012
Property	34.18	5800 West Iowa Street	NAP	100.0%	02/01/2012
Property	34.19	7754-56 South Marshfield Avenue	NAP	100.0%	02/01/2012
Loan	35	Los Robles Professional Park	3/31/2015	89.8%	01/25/2012		904		5,062	24,159	4,832	35,962	2,724	6,750	54,930
Loan	36	Quince Center	12/31/2016	80.6%	01/01/2012		1,416	500,000	9,440	47,563	7,927	1,852	926
Loan	37	Hilton Garden Inn Aiken	NAP	79.5%	01/31/2012		10,400			55,450	12,054	9,662	2,684	9,000	100,000
Loan	38	Briarcliff Apartments	NAP	89.9%	03/01/2012		7,600			62,614	22,974	19,936	1,994	208,406
Loan	39	Cliff Park Apartments	NAP	90.0%	02/17/2012		9,000			56,764	18,921	11,966	5,983	279,213
Loan	40	2300 Valley View	5/31/2015	92.2%	01/31/2012		3,600		13,625	62,365	12,473	10,584
Loan	41	415 N Dearborn Street	12/31/2016	100.0%	02/01/2012		533			5,616	5,616	14,828	1,483
Loan	42	Lakeside Village	6/30/2016	85.1%	02/14/2012		838	150,000		63,808	15,952	7,223	903	111,441
Loan	43	Southport & Sheffield	NAP	97.2%	11/01/2011		498			24,133	4,827	6,758		10,563
Property	43.01	Southport	NAP	100.0%	12/02/2011
Property	43.02	Sheffield	12/31/2016	93.6%	12/05/2011
Loan	44	56 Perimeter East	3/31/2015	94.2%	12/20/2011		1,576	850,000	10,007	99,335	15,051	17,837	1,416	16,625	25,378
Loan	45	Mesa Ridge MHC	NAP	85.9%	10/26/2011		1,813			58,335	8,334	2,000	1,000	3,750
Loan	46	Forum II Shopping Center	NAP	100.0%	01/09/2012		739		2,464	60,880	13,235	6,238	473
Loan	47	Country Club MHC	NAP	84.9%	10/26/2011		1,531			41,000	5,857	1,583	792	5,000
Loan	48	StorQuest Figueroa	NAP	82.5%	10/31/2011		751			25,594	8,531	3,390	308	21,110
Loan	49	Parsons Village Shopping Center	7/31/2014	81.7%	02/29/2012		1,051		4,927	16,505	8,253	28,504	5,701	145,947
Loan	50	Neshonoc Lakeside	NAP	76.1%	11/30/2011		1,188			12,556	4,829	19,539	1,480		200,000
Loan	51	Friendly Village MHC	NAP	80.5%	10/26/2011		1,563			22,537	3,220	1,917	958	10,000
Loan	52	StorQuest Parker	NAP	87.8%	12/31/2011		638				10,852	7,756	597
Loan	53	Go Store It Self Storage	NAP	94.6%	02/29/2012		815			53,914	13,479	11,423	1,142
Loan	54	Shoppes at Fishhawk	12/31/2014	96.7%	01/01/2012		1,497		1,997	40,648	6,775	30,783	4,050
Loan	55	Whittaker Oaks MHC	NAP	92.4%	01/27/2012		276			20,459	2,923	2,853	713
Loan	56	Building Plastics Warehouse	NAP	100.0%	11/30/2011		1,225		3,829
Loan	57	Storage Post - Jefferson	NAP	86.9%	12/23/2011		711			12,119	2,164	21,133	2,781	265,621
Loan	58	6666 Harwin	6/30/2013	88.6%	02/29/2012		1,575	50,000	7,025	30,412	6,083	5,318
Loan	59	The Fresh Market	NAP	100.0%	04/10/2012										41,973
Loan	60	Kohl’s Department Store Warsaw	NAP	100.0%	12/31/2011
Loan	61	Thicket Hill MHC	NAP	94.2%	12/31/2011		1,089			9,975	9,975	711	711	77,724
Loan	62	Shops at Clinton Keith	10/14/2014	91.5%	08/31/2011		251		2,013	30,874	6,175	3,101	620	1,250
Loan	63	Front Range Self Storage	NAP	87.9%	01/31/2012		1,012			3,931	2,457	2,470	498	250,000
Loan	64	Woodbridge Plaza	1/31/2014	76.3%	10/31/2011		388		3,883	21,340	5,928	2,591	463	59,539	125

A-1-7

UBS 2012-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other	Environmental
			Reserves	Report	Engineering	Loan	Existing Mezzanine
Property Flag	ID	Property Name	Description(24)	Date(25)	Report Date	Purpose	Debt Amount($)(26)	Borrower
Loan	1	Dream Hotel Downtown Net Lease	Debt Service Reserve ($575,000); DOB/ECB Funds ($20,000); Environmental Work Funds ($18,750)	02/14/2012	02/14/2012	Refinance		346 West 17th Street, LLC
Loan	2	Civic Opera House	Free Rent Reserve ($3,336,596)	01/18/2012	01/18/2012	Acquisition		SL Civic Wacker LLC
Loan	3	Trinity Centre	Rent Abatement Reserve ($2,539,062); Local Law 11 Reserve ($2,000,000)	08/12/2011	08/12/2011	Refinance	25,000,000	Trinity Centre LLC
Loan	4	Poughkeepsie Galleria	NAP	10/20/2011	10/20/2011	Refinance	20,907,028	Poughkeepsie Galleria LLC
Loan	5	Hartford 21	Free Rent Funds ($417,912)	03/05/2012	03/05/2012	Refinance		Northland Tower Block, LLC; Northland Trumbull Block, LLC
Loan	6	Hilton Nashville Downtown	NAP	08/01/2011	07/26/2011	Refinance		Nashville Downtown Hotel, LLC
Loan	7	1700 Market Street	Unfunded Leasing Costs Reserve ($5,154,868); Rent Abatement Reserve Funds ($757,483)	06/07/2011	06/30/2011	Acquisition	12,200,000	1700 Market Street Associates L.P.; Crown 1700 Market Street L.P.
Loan	8	Bridgewater Falls	Landlord Obligations Holdback Funds ($1,358,312.50); Rent Holdback Funds ($244,578)	12/20/2011	12/20/2011	Refinance		Bridgewater Falls Station LLC
Loan	9	101 5th Avenue	Simons Foundation Reserve Funds ($652,800); Simons Rollover Funds ($516,800); Luma Partners Rollover Funds ($80,000)	01/20/2012	01/20/2012	Refinance		BSD Michael 101, LLC
Rollup	10	Tharaldson Portfolio	NAP	Various	01/23/2012	Refinance		Various
Loan	10.01	Rancho Cucamonga/Ontario Courtyard by Marriott	NAP	01/22/2012	01/23/2012	Refinance		C.Y. Heritage Inn of Rancho Cucamonga, Inc.
Loan	10.02	Dayton Residence Inn	NAP	01/23/2012	01/23/2012	Refinance		R.I. Heritage Inn of Dayton, Inc.
Loan	10.03	Rancho Cucamonga/Ontario Hilton Garden Inn	NAP	01/22/2012	01/23/2012	Refinance		Heritage Inn of Rancho Cucamonga, Inc.
Loan	10.04	Corona Residence Inn	NAP	01/20/2012	01/23/2012	Refinance		R.I. Heritage Inn of Corona, Inc.
Loan	10.05	San Bernardino Fairfield Inn	NAP	01/23/2012	01/23/2012	Refinance		Midwest Heritage Inn of San Bernardino, Inc.
Loan	11	Tollgate Marketplace	NAP	02/29/2012	02/29/2012	Refinance		Inland Bel Air SPE, L.L.C.
Loan	12	Fort Smith Pavilion	NAP	12/30/2011	12/30/2011	Refinance		Ft. Smith Station LLC
Loan	13	TNP Portfolio	$379,160 white box & $35,253 outstanding free rent	Various	Various	Refinance		TNP SRT Portfolio I, LLC
Property	13.01	Pinehurst Square East		12/02/2011	12/06/2011
Property	13.02	Moreno Marketplace		11/30/2011	11/30/2011
Property	13.03	Topaz Marketplace		11/30/2011	11/30/2011
Property	13.04	Northgate Plaza		12/14/2011	11/30/2011
Loan	14	Meadows Crossing	Prepaid Rent Funds	02/15/2012	02/15/2012	Refinance		Campus North, LLC
Loan	15	CrossMar Cold Storage	NAP	03/23/2012	03/23/2012	Refinance		Crossmar Investments III, LLC
Loan	16	Emerald Coast Hotel Portfolio	Seasonality Reserve	01/27/2012	01/27/2012	Refinance		Mountain West Hospitality, LLC
Property	16.01	Hilton Garden Inn Clarksburg		01/27/2012	01/27/2012
Property	16.02	Hampton Inn Elkins		01/27/2012	01/27/2012
Loan	17	Village Shopping Center	Environmental Funds	08/16/2011	08/15/2011	Refinance		N. Providence, LLC
Loan	18	Gladstone Portfolio	Cummins TILC reserve	12/15/2011	Various	Refinance		FS11 Hickory NC, L.P., C08 Fridley MN LLC, Hemingway At Boston Heights, LLC, and CMI04 Canton NC LLC
Property	18.01	Fiserv Call Center		12/15/2011	12/08/2011
Property	18.02	Cummins Building		12/15/2011	12/08/2011
Property	18.03	Consolidated Metco		12/15/2011	01/10/2012
Property	18.04	Paychex Building		12/15/2011	12/08/2011
Loan	19	Westminster Square	Regus Free Rent Reserve	01/19/2012	01/19/2012	Refinance		Robert Day, LLC
Rollup	20	Devonshire Portfolio	Various	Various	Various	Various		Various
Loan	20.01	Devonshire Portfolio - Pine Lake Center	NAP	12/12/2011	12/09/2011	Acquisition		DFG-LaPorte, LLC
Loan	20.02	Devonshire Portfolio - Reynolds Plaza	NAP	12/09/2011	12/09/2011	Acquisition		DFG-Reynolds Associates, Ltd.
Loan	20.03	Devonshire Portfolio - DeVeaux Village	NAP	12/09/2011	12/09/2011	Refinance		DeVeaux Holdings, LLC
Loan	20.04	Devonshire Portfolio - Amberwood Plaza	Tenant Rent Reserve	12/12/2011	12/12/2011	Refinance		DFG-Amberwood, LLC
Rollup	21	Action Hotel Portfolio	Various	12/28/2011	12/28/2011	Refinance		Various
Loan	21.01	Action Hotel Portfolio - Dewitt	Seasonality Reserve	12/28/2011	12/28/2011	Refinance		Dewitt Lodging, L.L.C.
Loan	21.02	Action Hotel Portfolio - Van Buren	Seasonality Reserve (24,000); PIP Reserve (141,440)	12/28/2011	12/28/2011	Refinance		Van Buren Lodging, L.L.C.
Loan	21.03	Action Hotel Portfolio - Cicero	Seasonality Reserve	12/28/2011	12/28/2011	Refinance		Cicero Lodging, L.L.C.
Loan	22	Residence Inn Richmond	NAP	01/31/2012	01/31/2012	Refinance		Kingston LLC
Loan	23	One Burlington Avenue	NAP	12/29/2011	12/29/2011	Refinance		GFI/BIG Joe, LLC
Loan	24	Cumberland Marketplace	NAP	02/20/2012	02/20/2012	Refinance		Shadow Oaks Associates, L.P.
Loan	25	Powder Basin Shopping Center	Unpaid TI/LC and construction costs ($1,132,919); Upfront Petco Holdback ($750,000); Rent Reserve Petco ($134,000); Rent Reserve Rue 21 ($38,000); Rent Reserve Ace ($36,000)	12/06/2011	12/06/2011	Refinance		Powder Basin Shopping Center, LLC
Loan	26	Crossroads Village	NAP	02/27/2012	02/27/2012	Refinance		Equity Alliance of Canton Developer Parcel LLC; Equity Alliance of Canton Outlot Parcel LLC
Loan	27	Best Western Prospect Park	NAP	02/23/2012	02/23/2012	Refinance		764 4th Ave Associates LLC
Loan	28	Fresh Meadows Office	NYHQ Rent Concession Reserve	01/31/2012	01/31/2012	Refinance		Banled Associates, LLC
Loan	29	American Tire Distributors	Debt Service Reserve	03/27/2012	03/28/2012	Refinance		HEF (NC-SC) QRS 14-86, Inc.
Property	29.01	3099 Finger Mill Road		03/27/2012	03/28/2012
Property	29.02	712 North Main Street		03/27/2012	03/28/2012
Loan	30	Hayden Island - Harbor Shops	NAP	12/28/2011	12/22/2011	Refinance		Buena-Hayden LLC
Loan	31	Hunnington Place Shopping Center	NAP	01/31/2012	01/31/2012	Refinance		Hunnington Place, LP
Loan	32	Back Bay Center	Groundwater Remediation Reserve	03/08/2012	03/08/2012	Refinance		Back Bay Center, Ltd.
Loan	33	Lynmar Flex	NAP	02/23/2012	02/23/2012	Refinance		Lynmar Properties, Inc.
Loan	34	Pangea 2 Apartment Portfolio	NAP	Various	Various	Refinance		Oceania Holdings 11, LLC; EE Holdings 1, LLC; EE Holdings 2, LLC
Property	34.01	447 North Austin Boulevard		01/16/2012	01/16/2012
Property	34.02	654 North Pine Avenue		01/16/2012	01/16/2012
Property	34.03	703 North Austin Boulevard		01/16/2012	01/16/2012
Property	34.04	5011 West Maypole Avenue		01/16/2012	01/16/2012
Property	34.05	8109-17 South Ashland Avenue		01/16/2012	01/16/2012
Property	34.06	304 East 147th Street		01/16/2012	01/16/2012
Property	34.07	6104 South Campbell Avenue		01/16/2012	01/16/2012
Property	34.08	1245-51 South California Avenue		01/16/2012	01/13/2012
Property	34.09	6401-03 South California Avenue		01/16/2012	01/16/2012
Property	34.10	647 North Mayfield Avenue		01/16/2012	01/16/2012
Property	34.11	602 North Lorel Avenue		01/16/2012	01/16/2012
Property	34.12	617 North Central Avenue		01/14/2012	01/16/2012
Property	34.13	6356-58 South Francisco Avenue		01/16/2012	01/16/2012
Property	34.14	819-21 South Independence Boulevard		01/16/2012	01/13/2012
Property	34.15	3650-54 West 18th Street		01/16/2012	01/16/2012
Property	34.16	327-29 South Central Park Boulevard		01/16/2012	01/13/2012
Property	34.17	543-49 West 74th Street		01/16/2012	01/16/2012
Property	34.18	5800 West Iowa Street		01/16/2012	01/16/2012
Property	34.19	7754-56 South Marshfield Avenue		01/14/2012	01/16/2012
Loan	35	Los Robles Professional Park	Rent Abatement Reserve ($54,930)	01/03/2012	01/03/2012	Refinance		Los Robles Office Partners, LLC
Loan	36	Quince Center	NAP	01/25/2012	01/25/2012	Refinance		6555 Quince Building Owner, LLC
Loan	37	Hilton Garden Inn Aiken	Seasonality Reserve (100,000)	02/17/2012	02/17/2012	Refinance		Garden Hospitality - Aiken, LLC
Loan	38	Briarcliff Apartments	NAP	01/04/2012	01/05/2012	Refinance		Briarcliff Associates, L.P.
Loan	39	Cliff Park Apartments	NAP	02/21/2012	01/12/2012	Acquisition		220 Overton Apts. Dallas, LLC
Loan	40	2300 Valley View	NAP	02/29/2012	02/29/2012	Refinance		2300 Valley View, L.P.
Loan	41	415 N Dearborn Street	NAP	01/31/2012	01/31/2012	Refinance		Dearborn Street Investors, LLC
Loan	42	Lakeside Village	NAP	02/24/2012	02/24/2012	Refinance		RPI Lakeside S.C., LTD.
Loan	43	Southport & Sheffield	NAP	12/12/2011	12/12/2011	Refinance		George Street Investors, LLC; Sheffield Avenue Investors, LLC
Property	43.01	Southport		12/12/2011	12/12/2011
Property	43.02	Sheffield		12/12/2011	12/12/2011
Loan	44	56 Perimeter East	Rent Abatement Reserve	12/22/2011	12/20/2011	Acquisition		56 POB, LP
Loan	45	Mesa Ridge MHC	NAP	11/11/2011	11/11/2011	Acquisition		AMC Mesa Ridge LLC
Loan	46	Forum II Shopping Center	NAP	01/12/2012	01/19/2012	Refinance		VAS Forum II, LLC
Loan	47	Country Club MHC	NAP	11/11/2011	11/11/2011	Acquisition		AMC Country Club LLC
Loan	48	StorQuest Figueroa	NAP	08/23/2011	08/23/2011	Refinance		2222 N Figueroa SP, LLC
Loan	49	Parsons Village Shopping Center	NAP	03/19/2012	03/19/2012	Refinance		Parsons Village Stations LLC
Loan	50	Neshonoc Lakeside	Seasonality Reserve (200,000)	12/06/2011	12/06/2011	Refinance		Neshonoc,LLC
Loan	51	Friendly Village MHC	NAP	08/15/2011	08/15/2011	Acquisition		AMC Friendly Village LLC
Loan	52	StorQuest Parker	NAP	01/25/2012	01/25/2012	Refinance		StorQuest Parker, LLC
Loan	53	Go Store It Self Storage	NAP	02/16/2012	02/17/2012	Refinance		Asset Storage 1, LLC
Loan	54	Shoppes at Fishhawk	NAP	02/01/2012	02/01/2012	Refinance		Golding United Fishhawk, LTD.
Loan	55	Whittaker Oaks MHC	NAP	02/08/2012	02/09/2012	Refinance		Whittaker Oaks MHP, LLC
Loan	56	Building Plastics Warehouse	NAP	12/19/2011	12/19/2011	Refinance		Memphis Sharpe Investors, LLC
Loan	57	Storage Post - Jefferson	NAP	12/12/2011	12/12/2011	Refinance		Safeguard Fifteen, LLC
Loan	58	6666 Harwin	NAP	03/21/2012	03/23/2012	Refinance		6666 Harwin, L.P.
Loan	59	The Fresh Market	Debt Service Reserve	01/31/2012	01/31/2012	Acquisition		424 North Federal Highway LLC
Loan	60	Kohl’s Department Store Warsaw	NAP	01/31/2012	01/30/2012	Acquisition		590 West 300 North LLC
Loan	61	Thicket Hill MHC	NAP	08/09/2011	08/09/2011	Refinance		Thicket Hill MHC, LLC
Loan	62	Shops at Clinton Keith	NAP	09/01/2011	09/01/2011	Refinance		CK-HS Partners, LLC
Loan	63	Front Range Self Storage	NAP	02/06/2012	02/06/2012	Acquisition		Monument Self Storage, LLLP
Loan	64	Woodbridge Plaza	Environmental Program Fee ($125)	09/09/2011	09/09/2011	Refinance		Woodbridge Plaza, LTD.

A-1-8

UBS 2012-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Guarantor
Loan	1	Dream Hotel Downtown Net Lease	Standard Trust
Loan	2	Civic Opera House	Michael Silberberg
Loan	3	Trinity Centre	Richard Cohen; Gary Darman
Loan	4	Poughkeepsie Galleria	Poughkeepsie Galleria Company
Loan	5	Hartford 21	Northland Investment Corporation
Loan	6	Hilton Nashville Downtown	Jeffrey Soffer; Jacquelyn Soffer
Loan	7	1700 Market Street	David Werner; Joseph Friedland; Elchonon Schwartz; Simon Singer
Loan	8	Bridgewater Falls	Phillips Edison Strategic Investment Fund LLC
Loan	9	101 5th Avenue	Abraham Talassazan
Rollup	10	Tharaldson Portfolio	Tharaldson Family, Inc.
Loan	10.01	Rancho Cucamonga/Ontario Courtyard by Marriott	Tharaldson Family, Inc.
Loan	10.02	Dayton Residence Inn	Tharaldson Family, Inc.
Loan	10.03	Rancho Cucamonga/Ontario Hilton Garden Inn	Tharaldson Family, Inc.
Loan	10.04	Corona Residence Inn	Tharaldson Family, Inc.
Loan	10.05	San Bernardino Fairfield Inn	Tharaldson Family, Inc.
Loan	11	Tollgate Marketplace	Retail Properties of America, Inc.
Loan	12	Fort Smith Pavilion	Phillips Edison Strategic Investment Fund LLC
Loan	13	TNP Portfolio	TNP Strategic Retail Trust, Inc.
Property	13.01	Pinehurst Square East
Property	13.02	Moreno Marketplace
Property	13.03	Topaz Marketplace
Property	13.04	Northgate Plaza
Loan	14	Meadows Crossing	Glenn A. Turek; Susan L. Turek
Loan	15	CrossMar Cold Storage	Christopher and Macy Crossland; Phillip and Dana Martz; and Don and Carrie Coenen
Loan	16	Emerald Coast Hotel Portfolio	William A. Abruzzino
Property	16.01	Hilton Garden Inn Clarksburg
Property	16.02	Hampton Inn Elkins
Loan	17	Village Shopping Center	Nazario L. Paragano, Jr.
Loan	18	Gladstone Portfolio	Gladstone Commercial Corporation
Property	18.01	Fiserv Call Center
Property	18.02	Cummins Building
Property	18.03	Consolidated Metco
Property	18.04	Paychex Building
Loan	19	Westminster Square	Scott Rouisse, Donna Rouisse, James Stubblebine, David Stubblebine
Rollup	20	Devonshire Portfolio	Devonshire Fund, LLC, Christopher S. Campbell
Loan	20.01	Devonshire Portfolio - Pine Lake Center	Devonshire Fund, LLC, Christopher S. Campbell
Loan	20.02	Devonshire Portfolio - Reynolds Plaza	Devonshire Fund, LLC, Christopher S. Campbell
Loan	20.03	Devonshire Portfolio - DeVeaux Village	Devonshire Fund, LLC, Christopher S. Campbell
Loan	20.04	Devonshire Portfolio - Amberwood Plaza	Devonshire Fund, LLC, Christopher S. Campbell
Rollup	21	Action Hotel Portfolio	Jacob G. Wright, Kevin Krank, Steven L. Warren and Judith A. Bledsoe
Loan	21.01	Action Hotel Portfolio - Dewitt	Jacob G. Wright, Kevin Krank, Steven L. Warren and Judith A. Bledsoe
Loan	21.02	Action Hotel Portfolio - Van Buren	Jacob G. Wright, Kevin Krank, Steven L. Warren and Judith A. Bledsoe
Loan	21.03	Action Hotel Portfolio - Cicero	Jacob G. Wright, Kevin Krank, Steven L. Warren and Judith A. Bledsoe
Loan	22	Residence Inn Richmond	Neil P. Amin
Loan	23	One Burlington Avenue	Steven E. Goodman; Tracy P. Goodman
Loan	24	Cumberland Marketplace	Joseph D. Synder
Loan	25	Powder Basin Shopping Center	Steven Usdan; Helena Usdan
Loan	26	Crossroads Village	Gary R. Sakwa; Christopher G. Brochert; Daniel L. Stern
Loan	27	Best Western Prospect Park	Joseph Yunatanov
Loan	28	Fresh Meadows Office	Leon Weinstein
Loan	29	American Tire Distributors	Corporate Property Associates 16-Global Incorporated
Property	29.01	3099 Finger Mill Road
Property	29.02	712 North Main Street
Loan	30	Hayden Island - Harbor Shops	Gordon Sondland
Loan	31	Hunnington Place Shopping Center	George P. Broadbent
Loan	32	Back Bay Center	Steven Wise
Loan	33	Lynmar Flex	Randy Allan Mears
Loan	34	Pangea 2 Apartment Portfolio	Albert Goldstein, Steven Joung
Property	34.01	447 North Austin Boulevard
Property	34.02	654 North Pine Avenue
Property	34.03	703 North Austin Boulevard
Property	34.04	5011 West Maypole Avenue
Property	34.05	8109-17 South Ashland Avenue
Property	34.06	304 East 147th Street
Property	34.07	6104 South Campbell Avenue
Property	34.08	1245-51 South California Avenue
Property	34.09	6401-03 South California Avenue
Property	34.10	647 North Mayfield Avenue
Property	34.11	602 North Lorel Avenue
Property	34.12	617 North Central Avenue
Property	34.13	6356-58 South Francisco Avenue
Property	34.14	819-21 South Independence Boulevard
Property	34.15	3650-54 West 18th Street
Property	34.16	327-29 South Central Park Boulevard
Property	34.17	543-49 West 74th Street
Property	34.18	5800 West Iowa Street
Property	34.19	7754-56 South Marshfield Avenue
Loan	35	Los Robles Professional Park	Rodney Freeman
Loan	36	Quince Center	Charles Stein; Dennis Udwin
Loan	37	Hilton Garden Inn Aiken	Aashay Patel, Rasiklal Patel, Dinesh Jasani
Loan	38	Briarcliff Apartments	Michael L. Joseph
Loan	39	Cliff Park Apartments	Patrick B. Hodgins; Paul P. Hodgins
Loan	40	2300 Valley View	Andrew J. Segal
Loan	41	415 N Dearborn Street	Arthur Holmer
Loan	42	Lakeside Village	Jeffery L. Olyan
Loan	43	Southport & Sheffield	Arthur Holmer
Property	43.01	Southport
Property	43.02	Sheffield
Loan	44	56 Perimeter East	TSO-DNL Fund III, LP; A. Boyd Simpson
Loan	45	Mesa Ridge MHC	AMC REIT Inc.; American Manufactured Communities REIT Inc.
Loan	46	Forum II Shopping Center	Alan B. Kahn
Loan	47	Country Club MHC	AMC REIT Inc.; American Manufactured Communities REIT Inc.
Loan	48	StorQuest Figueroa	William W. Hobin; Clark W. Porter; Timothy B. Hobin
Loan	49	Parsons Village Shopping Center	Phillips Edison Limited Partnership
Loan	50	Neshonoc Lakeside	Barry Haase
Loan	51	Friendly Village MHC	AMC REIT Inc.; American Manufactured Communities REIT Inc.
Loan	52	StorQuest Parker	William W. Hobin; Clark W. Porter; Timothy B. Hobin
Loan	53	Go Store It Self Storage	David C. Lindahl
Loan	54	Shoppes at Fishhawk	David J. Scher; Loren M. Pollack
Loan	55	Whittaker Oaks MHC	Robert D. Goldman; Marvin Goldman
Loan	56	Building Plastics Warehouse
Kevin P. Kaseff, Derek S. Graham, Derek S. Graham and Lisa Graham, as trustees of The Graham Family Trust, Kevin P. Kaseff and Jean A. Kaseff, as trustees of The Kevin and Jean Kaseff Family Trust, and Kevin P. Kaseff, as trustee of The Kevin P. Kaseff Separate Property Trust Established Under The Kevin and Jean Kaseff Family Trust

Loan	57	Storage Post - Jefferson	Bruce C. Roch, Jr.; Henri Mortimer Favrot; Kevin Langley; William Henry Shane
Loan	58	6666 Harwin	Andrew J. Segal
Loan	59	The Fresh Market	Martin H. Elrad, Kenneth A. Elrad
Loan	60	Kohl’s Department Store Warsaw	Martin H. Elrad, Kenneth A. Elrad
Loan	61	Thicket Hill MHC	Julio C. Jaramillo
Loan	62	Shops at Clinton Keith	David Horenstein
Loan	63	Front Range Self Storage	Richard A. Graham, Jr.
Loan	64	Woodbridge Plaza	Henry S. Miller Investment Co.

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Footnotes to UBS 2012-C1

Loan numbers listed below refer to the ID number identified on Annex A-1 for the related Mortgage Loan.

(1)	UBSRES—UBS Real Estate Securities Inc. or one of its affiliates; Barclays Bank PLC; AMF II LLC—Archetype Mortgage Funding II LLC

(2)
With respect to any Mortgaged Property securing a group of cross-collateralized and cross-defaulted mortgage loans, the amounts under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount for such Mortgaged Property.

(3)
The collateral for the Hartford 21 Loan also includes 106,530 sq. ft. of office space, 57,139 sq. ft. of retail space, and two parking garages containing a total of 818 parking spaces. Total NRA is 447,172 sq. ft. Cut-Off Date Balance / Unit and Balloon Balance / Unit are calculated based on the multifamily units only.

(4)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the primary servicing fee, master servicing fee, trustee/certificate administrator fee and operating advisor fee with respect to each Mortgage Loan.

(5)
Loan No. 4 – Poughkeepsie Galleria – The Original Amortization Term and Remaining Amortization Term are calculated based on the combined amortization schedule for the Poughkeepsie Galleria Loan, Poughkeepsie Galleria Pari Passu Companion Loan and the related mezzanine loan. The Poughkeepsie Galleria Loan amortizes based on the schedule set forth on Annex H to this Free Writing Prospectus.

(6)
The Monthly Debt Service for Mortgage Loans with partial interest only periods is shown based on the monthly debt service payments immediately following the expiration of the interest only period.  The Annual Debt Service is calculated as 12 times the Monthly Debt Service that is described in the previous sentence.

Loan No. 3 – Trinity Centre – The Monthly Debt Service shown reflects the average of the first 12 monthly payments following the expiration of the interest only period for the Trinity Centre Pari Passu Mortgage Loan. The Annual Debt Service is calculated as 12 times the Monthly Debt Service that is described in the previous sentence.

Loan No. 4 – Poughkeepsie Galleria – The Monthly Debt Service shown reflects the average of the first 12 monthly payments following the Cut-off Date for the Poughkeepsie Galleria Loan, based on the amortization schedule set forth on Annex H to this Free Writing Prospectus.  The Annual Debt Service is calculated as 12 times the Monthly Debt Service that is described in the previous sentence.

Loan No. 7 – 1700 Market Street – The Monthly Debt Service shown reflects the average of the first 12 monthly payments following the expiration of the interest only period for the 1700 Market Street Pari Passu Mortgage Loan. The Annual Debt Service is calculated as 12 times the Monthly Debt Service that is described in the previous sentence.  Additionally, the Interest Rate on the 1700 Market Street Loan is scheduled to increase to 5.3400% with the interest accrual period related to the payment date occurring in November 2014 through the Maturity Date.  Commencing on the November 2014

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payment date, the Monthly Debt Service for the 1700 Market Street Pari Passu Mortgage Loan will increase from $334,101.68 to $340,531.55.

(7)
“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the counter cash and equivalents are deposited by the property manager or borrower into the lockbox.

“Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account.

“Springing Soft” means that upon the occurrence of a trigger event (as defined in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account.

“Springing Hard” means that upon a trigger event (as defined in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox.

(8)
“In Place” means that the related property cash flows go through a waterfall before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan.

“Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until such trigger event is cured and no other trigger event has occurred (to the extent a cure is permitted under the related loan documents).

(9)
Loan No. 3 – Trinity Centre – The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using an Annual Debt Service of $11,686,574, which represents the aggregate Annual Debt Service of the Trinity Centre Loan Combination after the expiration of the interest only period. The Cut-Off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Balance per Unit, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the aggregate principal balance of the Trinity Centre Loan Combination as of the Cut-off Date or Maturity Date, as applicable.

Loan No. 4 – Poughkeepsie Galleria –The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using an Annual Debt Service of $11,718,934 which represents the aggregate Annual Debt Service of the Poughkeepsie Galleria Loan Combination. This Annual Debt Service is based on the aggregate principal and interest payments due on the Poughkeepsie Galleria Loan Combination during the first 12 months after the Cut-off Date. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Balance per Unit, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the aggregate principal balance of the Poughkeepsie Galleria Loan Combination as of the Cut-off Date or Maturity Date, as applicable.

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Loan No. 7 – 1700 Market Street –The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using an Annual Debt Service of $7,289,491, which represents the aggregate Annual Debt Service of the 1700 Market Street Loan Combination after the expiration of the interest only period. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Balance per Unit, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the aggregate principal balance of the 1700 Market Street Loan Combination as of the Cut-off Date or Maturity Date, as applicable.  Additionally, the Interest Rate on the 1700 Market Street Loan is scheduled to increase to 5.3400% with the interest accrual period relating to the payment date occurring in November 2014 through the Maturity Date.  The resultant Underwritten NOI DSCR and Underwritten NCF DSCR for the 1700 Market Street Loan based on the Interest Rate of 5.3400% are 1.52x and 1.38x, respectively.  Unless otherwise specified, all references to the Underwritten NOI DSCR and Underwritten NCF DSCR are based on the initial Interest Rate of 5.1700%.

Loan No. 18 – Gladstone Portfolio - Historical NOI for Consolidated Metco from 2009 to 2011 is $597,110, $592,245, and $595,998, respectively.  Historical NOI for Cummins Building from 2009 to 2011 is $946,353, 829,395, and $709,142, respectively.  Historical NOI information is not available for Fiserve Call Center and Paychex Building as the properties were acquired by the sponsor during April and October of 2011, respectively.

(10)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default, and before default interest begins accruing. Certain jurisdictions impose a statutorily longer grace period.  Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this Prospectus Supplement.

(11)
Loan No. 29 – American Tire Distributors – The appraised value of $19,200,000 excludes the $250,000 appraised value of a parcel, containing non-income producing undeveloped land that can be released without a loan pay down, provided that other standard release provisions are met.

(12)
Loan No. 45 – Mesa Ridge MHC - All metrics including the Cut-off Balance per Unit reflect the number of manufactured housing pads only.  The Mesa Ridge MHP property includes an 11,017 square foot leasing office/recreation center with laundry facility and pool located in the northern, rear, portion of the community.

Loan No. 47 – Country Club MHP - All metrics including the Cut-off Balance per Unit reflect the number of manufactured housing pads only.  The Country Club MHP property includes a 2,423 square foot leasing office/clubhouse with laundry facility and pool located in the northwest corner of the community

Loan No. 48 - StorQuest Figueroa – All metrics including the Cut-off Balance per Unit reflect the number of storage units only.

Loan No. 50 – Neshonoc Lakeside - All loan metrics are based on 285 total sites, which includes 189 seasonal sites, 86 short term rentals (daily, weekly, monthly), and 10 cabin rentals.

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Loan No. 51 – Friendly Village MHP - All metrics including the Cut-off Balance per Unit reflect the number of manufactured housing pads only. The Friendly Village MHP property includes a leasing office/clubhouse with a full kitchen, fitness center and pool located in the center of the community.

Loan No. 52 – StorQuest Parker - All metrics including the Cut-off Balance per Unit reflect the total square footage of the facility.  The StorQuest Parker property includes a leasing office with manager’s apartment on the second floor and a two-car garage.

Loan No. 53 – Go Store It Self Storage - All metrics including the Cut-off Balance per Unit reflect the total square footage of the facility. The Go Store It Self Storage property also has a full-time on-site manager and manager’s office as well as an apartment.

Loan No. 55 – Whittaker Oaks MHC – All metrics including the Cut-off Balance per Unit reflect the number of manufactured housing pads only.

Loan No. 57 – Storage Post-Jefferson - All metrics including the Cut-off Balance per Unit reflect the number of storage units only. The Storage Post Jefferson property also includes a leasing office.

Loan No. 63 – Front Range Self Storage – The Net Rentable Area and Cut-off balance per Unit reflect the number of storage units only.

(13)	The following tenants that occupy greater than 5% of the net rentable area at the related Mortgaged Property are Borrower affiliates:

Loan No. 8- Bridgewater Falls- The Mortgaged Property is subject to three master leases between the borrower and Phillips Edison Strategic Investment Fund LLC, an affiliate of the borrower for approximately 30,000 square feet of rentable space (6.0% NRA) that relate to leases for three tenants that are not yet in occupancy and are currently in a free rent periods: Staples (16,076 sq. ft.), Charming Charlie (7,880 sq. ft.) and The Wine Guy (6,335 sq. ft.) It is anticipated that work at each space will be complete and rent payments will commence by September 1, 2012 (Staples), May 1, 2012 (Charming Charlie) and July 1, 2012 (The Wine Guy). $244,578 was deposited into a free rent reserve account to cover rent payments during the anticipated free rent periods.  The term of each master lease is for ten years at a rent equal to the full rental payable under each related tenant lease. However, rent payments under each master lease do not commence until the earlier to occur of the following events: (i) an event of default under the related mortgage loan or (ii) net cash flow from the related mortgaged property is insufficient to cover required debt service and reserve payments with respect to the mortgage loan. Each master lease terminates upon (i) the expiration of the stated term, (ii) the related tenant (or a replacement tenant) taking occupancy and meeting certain other tenancy conditions set forth in the related master lease, or (iii) on the date that the Bridgewater Falls Mortgage Loan is repaid in full.

Loan No. 33 - Lynmar Flex- Ranmar Development, LLC, Ranall, LLC, and Oldsmar Business Center Developer, LLC, three borrower affiliated entities, lease, 4,550, 3,000 and 3,000 sq. ft., respectively at the Mortgaged Property, which square footage collectively accounts for 10,550 sq. ft., or 7.7% of the Net Rentable Area.

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Loan No. 43 – Southport & Sheffield – The largest tenant at the Southport Mortgaged Property, Jack’s Bar and Grill, and 404 Wine Bar (collectively 20.1% NRA; 24.6% in-place base rent), located at the Southport Property, are affiliated via passive investment with the Sponsor and are operated by the Big Onion Tavern Group.

(14)	Prepayment Provisions are shown from and including the respective Mortgage Loan First Payment Date to and including the respective Maturity Date.
“L(x)” means lock-out for x payments.
“D(x)” means may be defeased for x payments.
“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.
“YM1(x)” means may be prepaid for x payments with payment of greater of yield maintenance charge and 1% of the amount prepaid.
“O(x)” means freely prepayable for x payments, including the Maturity Date.

(15)	Loan No. 20.03 - Devonshire Portfolio - DeVeaux Village - Second Most Recent NOI for DeVeaux Village is based on NOI for August through December 2010 annualized.

(16)	The following Mortgage Loan has a Borrower that net leased 100% of the related Mortgaged Property to two entities:

Loan No. 1 – Dream Hotel Downtown Net Lease – The Mortgage Loan is secured by the borrower’s fee simple interest in a 25,300 sq. ft. (0.58 acre) through block parcel of land located at 346 West 17th Street in the Manhattan Borough of New York City.  The Property is subject to net leases to Northglen Properties, LLC and Northquay Properties, LLC having a term of 101 and 105 years, respectively, and expiring in September of 2112. The Mortgage Loan is subject to the rights of Northglen Properties, LLC and Northquay Properties, LLC, which entities operate the hotel and related retail operations under net leases.  The mortgage loan is subordinate to the net leases.  Improvements on the Property, which are covered by the net leases and not part of the collateral, consist of the 315-room hotel known as the Dream Hotel Downtown.  The Northquay Properties, LLC net lease covers approximately 315 guest rooms and suites on floors 2 through 11, with a restaurant and accessory space located on the cellar, café, main lobby and accessory space located on the street level (ground floor), swimming pool and deck at 2nd level courtyard, and a rooftop penthouse and terrace on the 12th floor (178,171 sq. ft.). The 105-year lease term expires in September of 2112 (100.6 years). The current rate of $4,600,000 steps up 12.5% every five years with the next step occurring October 2012. The net lease rents are reset in the 26th, 51st, 76th and 101st lease years to the greater of 12.5% or a CPI adjustment. The lease is structured to be absolute net with the tenant paying its pro rata share of 96.48% of all impositions in respect to the hotel improvements.  The Northglen Properties, LLC net lease covers approximately 6,500 sq. ft. of space on the ground (street level) floor. The 101-year lease term expires in September of 2112 (100.6 years). The current rate of $800,000 steps up 12.5% every five years with the next step occurring October 2016. The net lease rents are reset in the 26th, 51st, 66th and 101st lease years to the greater of 12.5% or a CPI adjustment. The lease is structured to be absolute net with the tenant paying its pro rata share of 3.52% of all impositions in respect to the hotel improvements.

(17)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more air space leases:

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Loan No. 5 – Hartford 21 - The Hartford 21 Property in Hartford, CT is subject to an air space lease with the borrower, as the tenant, and the tenant and the City of Hartford, as the landlord.  The Amended and Restated Air Space Lease is dated October 19, 2001, and the expiration date is October 19, 2049.  The tenant has two extension options with a final expiration date on the 99th anniversary of the Permanent Term Commencement Date (October 19, 2004).  The annual rent is $1.00 and has been prepaid for the entire lease term.

(18)	The following tenants listed on Annex A-1 are not yet in occupancy or the lease expiration date relates to a renewal lease that has not yet been executed:

Loan No. 5 – Hartford 21 –St Joseph College is currently in occupancy in approximately 35,077 sq. ft. of space and has signed a lease for an additional 16,000 sq. ft. of space.  They are not yet in occupancy in this 16,000 sq. ft. of expansion space.  The space is expected to be delivered to the tenant on or about June 1, 2012, subject to construction delays, and rent payments will commence three months after delivery of the space.  The Borrower was required to escrow all Tenant Improvement, Leasing Commission and Free Rent costs at closing.

Loan No. 5 – Hartford 21 –TD Bank (12,519 sq. ft.) executed its lease in March, 2012 but is not yet in occupancy.  The Landlord is expected to deliver the space to the tenant in May, 2012.  Rent payments commence on the earlier of the day the tenant opens for business to the public or 150 days after delivery of possession from Landlord.  At closing the Landlord was required to escrow all Tenant Improvement, Leasing Commission and free rent costs.

(19)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if Borrower violates the lease or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 2 – Civic Opera House – The 2nd largest tenant, The Rockwood Company, has the right to terminate its lease with respect to the entire leased premises, effective as of December 31, 2014, provided that it gives 12 months notice to the landlord, and pays a termination Fee in an amount equal to 6 months’ Base Rent and Additional Rent (as such terms are defined under the related lease), at the then applicable rates, plus the unamortized portion of any concessions, commissions, allowances or other expenses incurred by the borrower in connection with the lease or any additional space leased by tenant, if any.

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Loan No. 3 – Trinity Centre – The Largest Tenant, Port Authority of New York and New Jersey, has an option to terminate its lease (provided that it gives notice to the landlord in writing on or before October 31, 2012) for either (but not both of) the entire 8th Floor or the entire 9th Floor effective in either case as of October 31, 2013, provided that it pays a termination fee of $173,720.06, is not in default beyond applicable notice and cure periods, and has not assigned the lease (“First Termination Option”). In addition, Port Authority of New York and New Jersey may terminate its lease with respect to either space (i) if it did not exercise the First Termination Option, either (but not both) the entire 8th Floor or the entire 9th Floor, or (ii) if it did not exercise the First Termination Option, the entire 19th floor, effective as of July 31, 2014, provided that it notifies the Borrower in writing on or before July 31, 2013, pays a termination fee of $103,035.11, is not in default beyond applicable notice and cure periods, and has not assigned the lease.

Loan No. 4 – Poughkeepsie Galleria – The 4th largest tenant, DSW Shoe Warehouse, together with landlord each have the right to terminate this Lease in the event that the Tenant’s Gross Receipts do not exceed Tenant’s then current Annual Minimum Gross Receipts (“Third Kickout Right”) during the period commencing on March 1, 2011 and concluding on February 28, 2012.  Either party shall exercise the Third Kickout Right, if at all, within one hundred twenty (120) days following February 28, 2012, and the parties acknowledge and agree that the Lease shall terminate and be of no further force and effect sixty (60) days following either parties receipt of such written notice to the other.  If the Third Kickout Right is not so exercised by either party, such Third Kickout Right shall expire and be of no further force and effect one hundred twenty (120) days following February 28, 2012.

Loan No. 5 – Hartford 21 – The 2nd largest tenant, YMCA of Metropolitan Hartford (Young Men’s Christian Association of Metropolitan Hartford, Inc., has (i) a one-time right to terminate its lease with respect to the premises originally leased to tenant provided that it (i) give written notice on or before the date that is 9 months prior to the Effective Termination Date, which is the last day of the 120th month following the Rent Commencement Date, and (ii) pay a termination fee equal to (a) the unamortized (based on a 20 year repayment period with an annual interest rate of 10%) portion of borrower’s Contribution, (b) plus $374,290.

Loan No. 7 – 1700 Market Street – The largest tenant, Deloitte & Touche USA LLP, has the right during the contraction period (defined as 10/01/10 – 10/01/15) to terminate its lease (provided that it give 12 months notice to the landlord) with respect to a portion of its leased premises that is (i) no less than one half of the net rentable area of a floor and not greater than 1 full floor; provided however, that its right to terminate with respect to less than 1 full floor is limited so that the net rentable area of the portion of the floor released is no less than 5,000 sq. ft.; (ii) located on the then highest floor of the premises; and (iii) has a configuration that does not prevent the remaining space from being reasonably leasable.  Deloitte & Touche USA LLP is required to pay a contraction fee equal to the unamortized balance of the TI allowance plus the portion of the $513,359.14 brokerage and legal fees allocable to the contracted space, amortized on straight-line basis at 8% per annum. The 3rd Largest Tenant, AECOM USA, Inc., has a one-time option to terminate its lease on January 31, 2016 (provided that it give notice to the landlord not later than by January 31, 2015), with payment of a termination fee equal to (i) 2 months base rent due as of the month immediately preceding January 31, 2016 and (ii) the unamortized balance of the leasing costs (total brokerage commissions and construction allowances paid or applied against rent), amortized on a straight line basis at

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8% per annum through the lease end date. The 5th Largest Tenant, BDO Seidman, LLP, has a one-time right to terminate its lease on November 30, 2014 (provided that it give 9 months notice to the landlord) if a major change occurs in its business which requires termination of tenant’s business operations in Philadelphia metro area.

Loan No. 17 – Village Shopping Center – The 3rd largest tenant, Prudential Realtors, LLC, has a one-time right to terminate its lease on May 13, 2013 (the “Early Termination Date”) with respect to the entire leased premises, provided (i) tenant shall delivers a written termination notice to the borrower not less than 120 days prior the Early Termination Date, time being of the essence for such termination notice, and (ii) Tenant is not in default under the terms of the Lease on the date Tenant gives the termination notice to Borrower, or on the Early Termination Date.

Loan No. 19 - Westminster Square - Regus occupies multiple spaces at the property. Their original lease of 12,878 sq. ft. commenced 12/1/2010 and expires 7/31/2021 and two expansion leases totaling 13,728 sq. ft. commenced 8/1/2011 and expire 7/31/12.  The expansion leases may be terminated by tenant with 60 days written notice. The expiration date shown is that of the original 12,878 sq. ft. lease.

Loan No. 23 – One Burlington Avenue – The 4th largest tenant, CHEP, USA, has a one-time right to terminate its lease, effective on the last day of the 66th month of the lease term with written notice to borrower no later than the end of the fifty-sixth (56th) month of the lease term, provided tenant pay a termination fee equal to $120,000.

Loan No. 24 - Cumberland Marketplace - The 3rd largest tenant, Commonwealth of Pennsylvania, has the right to terminate its lease (provided it gives written notice 12 months ahead of termination) if the Giant supermarket anchor tenant closes for any reason and the borrower fails to re-occupy the space with similar sized or smaller tenants within 18 months time.

Loan No. 30 -  Hayden Island – Harbor Shops - The largest Tenant, BJ’s Pizza, Grill, and Brewery, has a one-time option to terminate its lease (provided it gives notice on or before April 1, 2014) in the event gross sales for the calendar year of 2013 is less than $2.4 million per year.

Loan No. 30 - Hayden Island – Harbor Shops - The 2nd largest tenant, CJ Eateries, has the option to terminate its lease (provided it gives at least 1 year notice) if after the 3rd lease year, the State of Washington commences offering video lottery programming and the tenant’s annual gross sales decreases 25% or more following commencement.

Loan No. 35 -  Los Robles Professional Park - The 3rd largest tenant, West Coast E.N.T. (Oxnard/Simi Ear Nose and Throat Medical Group, A General Partnership), has a one-time option to terminate its lease (provided that it gives notice prior to September 1, 2015) effective in the 60th month (June 2016).  In the event that the tenant exercises its termination option, the tenant will be required to pay the unamortized portion of tenant improvements and commissions (using 10% amortization) within 30 days of giving notice and 5 months rent ($57,345.55) at the time notice is given.

Loan No. 36 - Quince Center - The largest tenant, Acorn Research, LLC, has the option to terminate its lease, effective any time after the 96th month, provided that it gives 12

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months notice, in the event the tenant sells its business; subject to payment of the unamortized tenant improvements and commissions, and 6 months rent.

Loan No. 43.02 – Sheffield - The largest tenant, URO Partners LLC, has the option, commencing after the 60th month of the lease (September 1, 2006) to terminate its lease (provided that it gives 9 months notice within 6 months of a Termination Event occurring), the death or disability of Paul Yonover or Michael Young, subject to the payment of unamortized costs depreciable over a 10 year period of the Tenant Improvements.

Loan No. 44 – 56 Perimeter East - The largest tenant, Munich American Reassurance Company, has a one-time option to terminate its lease, effective as for the last day of the 72nd full calendar month (October 31, 2016), provided that it gives written notice to the borrower not later than the first day of the 18 month prior (April 30, 2015), provided that tenant pay a cancellation fee of $24.57 per square foot not later than 6 months prior to the cancellation date, which cancellation fee shall be reduced by $2.00 per square foot in the event the tenant elected to install new ceiling tiles and lights on the Premises.

Loan No. 49 – Parson’s Village Shopping Center - The 2nd largest tenant, Family Dollar, has the right to terminate its lease (provided that it gives 2 months prior notice to the borrower) in the event Kash N’ Karry terminates its lease.  (Note: Kash N’ Karry is currently a tenant in the shopping center and its lease expires on 5/31/15 per the Rent Roll.)

Loan No. 62 – Shops at Clinton Keith - The 3rd largest tenant, Arriba Grill, has the option to terminate its lease (provided that it gives 120 day notice to the Landlord) effective during the period commencing the last day of the 60th full calendar month and concluding the last day of the 66th full calendar month.

Loan No. 62 – Shops at Clinton Keith - The 4th largest tenant, Starbucks, has the option to terminate its lease (provided that it gives 120 day notice to the Landlord) effective during the period commencing  the 61st full calendar month and concluding the 64th full calendar month, provided it pays a termination fee of $60,000.00.

(20)	The following major tenants (listed on Annex A-1) are currently subleasing a significant portion of their leased space:

Loan No. 9 – 101 5th Avenue - The second largest tenant, The Simons Foundation, occupying 10,880 SF (13.5% of NRA) and accounting for 10.6% of total rent, has given notice it will not renew upon lease expiration in July 2012. The tenant is currently subletting its entire space and is current on all lease obligations.  The Borrower is currently negotiating a new direct lease with Living Social, the subtenant of The Simons Foundation.

(21)	Certain reserves commence or spring upon the occurrence of a particular event.

Loan No. 2 – Civic Opera House -  A TI/LC Reserve springs in the event that the reserve account is drawn down below $2,000,000 at any time, at which time and until a reserve cap of $5,000,000 is reached, monthly reserves equal to $0.99 per square foot will be required.  A Capital Expenditure Reserve springs in the event that the reserve account is

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drawn down below $500,000 at any time, at which time and until a reserve cap of $1,000,000 is reached, monthly reserves equal to $0.25 per square foot will be required.

Loan No. 9 – 101 5th Avenue - A monthly replacement reserve escrow equal to $0.25 per sq. ft. per year will be required if Borrower draws on the initial $30,308 deposit.  A monthly TI/LC reserve escrow equal to $2.00 per sq. ft. per year will be required if Borrower draws on the initial $325,000 deposit.  A cash trap triggered by a Zara Trigger Event or Zara Leasing Event will establish a re-tenanting/carry reserve in the event Zara does not extend its lease, goes bankrupt, does not cure a default and/or vacates the Property. At Borrower’s option, it can post letters of credit aggregating $3.1 million ($38.36 per sq. ft.) in lieu of a cash trap.

Loan No. 41 – 415 N Dearborn Street– The largest tenant, Sullivan’s Steakhouse lease expires in July 2021 (Year 9 of the loan term) which accounts for 39.6% of NRA and 54.7% of current in-place rents.

(22)	Monthly reserves required to be deposited in such account may be capped pursuant to the related Mortgage Loan Documents.

Loan No. 2 – Civic Opera House - The springing TI/LC reserve account is subject to a reserve cap in the amount of $5,000,000.  The springing Capital Expenditure reserve account is subject to a reserve cap in the amount of $1,000,000.

Loan No. 3 – Trinity Centre – The borrower is required to deposit (i) for the first two years of the Trinity Centre Loan term, 100% of all excess cash flow and (ii) following the first two years, 100% of all excess cash flow until an annual amount of $1,500,000 has been deposited and 75% of all excess cash flow thereafter.  Such amounts shall be deposited first into the TI/LC reserve account until an aggregate amount of $5,700,000 has been deposited into such account and then into the Port Authority rollover account until an aggregate amount of $10,300,000 has been deposited into such account.

Loan No. 4 – Poughkeepsie Galleria – In the event that funds on deposit in the TI/LC reserve are less than a cap of $2,000,000 (which cap shall be reduced to $1,000,000 upon the occurrence of certain conditions identified in the related loan documents), the borrower will be required to deposit 100% of all excess cash flow into the TI/LC reserve until the applicable cap is met.

Loan No. 8 – Bridgewater Falls – The TI/LC Reserve is subject to a cap of $1,000,000, unless at any time after August 2017, the DSCR is greater than 1.35x, then the cap shall be reduced to $500,000.

Loan No. 12 – Fort Smith Pavilion - The TI/LC Reserve is subject to a cap of $540,000, unless at any time after August 2017, the DSCR is greater than 1.35x, then the cap shall be reduced to $500,000.

Loan No. 14 – Meadows Crossing - Replacement Reserves of $128 per bed ($95,744 per year) are capped at three year’s collection ($287,232).  TI/LC Reserves are $10,000 per year and capped at four year’s total ($40,000).

Loan No. 16 – Emerald Coast Hotel Portfolio - Lender will collect $40,000 per month up to an additional one month’s debt service. In the event the reserve is utilized, Lender will

A-1-19

collect funds in months where cash flow is in excess of debt service to replenish the Seasonality Reserve. Upon 24 months of consecutive debt service coverage in excess of 1.40x, Lender will release the Seasonality Reserve.

Loan No. 18 – Gladstone Portfolio – The borrower made an initial deposit at loan closing of $300,000 and is required to fund monthly deposits of $6,112 through and including the payment date in October 2019, resulting in expected total cash collections of $843,968. The cash reserve will cover lease renewal obligations of the tenants Cummins and Paychex. If certain conditions are not met, including Fiserv not exercising its right to extend its lease by September 1, 2018, the related borrower will be required to post a $1,000,000 letter of credit. Failure of the related borrower to post the letter of credit will result in a cash sweep event. The letter of credit will cover lease renewal obligations of the tenants Fiserv and ConMet.

Loan No. 18 – Gladstone Portfolio - On each payment date the borrower will deposit ongoing reserves of $5,000 for replacements and repairs required to be made to any individual property until $300,000 is collected.

Loan No. 19 – Westminster Square – Borrower is obligated to make monthly deposits into the TI/LC Reserve up to a capped amount of $600,000.  If the TI/LC Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $600,000 cap.

Loan No. 20.01 – Devonshire Portfolio – Pine Lake Center - Borrower is obligated to make monthly deposits into the Replacement Reserve up to a capped amount of $241,104.  If the Replacement Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $241,104 cap.

Loan No. 20.01 – Devonshire Portfolio – Pine Lake Center - Borrower is obligated to make monthly deposits into the TI/LC Reserve up to a capped amount of $286,683.  If the TI/LC Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $286,683 cap.

Loan No. 20.02 – Devonshire Portfolio – Reynolds Plaza - Borrower is obligated to make monthly deposits into the Replacement Reserve up to a capped amount of $149,904.  If the Replacement Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $149,904 cap.

Loan No. 20.02 – Devonshire Portfolio – Reynolds Plaza - Borrower is obligated to make monthly deposits into the TI/LC Reserve up to a capped amount of $251,997.  If the TI/LC Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $251,997 cap.

Loan No. 20.03 – Devonshire Portfolio – DeVeaux Village - Borrower is obligated to make monthly deposits into the Replacement Reserve up to a capped amount of $63,360.  If the Replacement Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $63,360 cap.

Loan No. 20.03 – Devonshire Portfolio – DeVeaux Village - Borrower is obligated to make monthly deposits into the TI/LC Reserve up to a capped amount of $140,429. If

A-1-20

the TI/LC Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $140,429 cap.

Loan No. 20.04 – Devonshire Portfolio – Amberwood Plaza - Borrower is obligated to make monthly deposits into the Replacement Reserve up to a capped amount of $22,114.  If the Replacement Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $22,114 cap.

Loan No. 20.04 – Devonshire Portfolio – Amberwood Plaza - Borrower is obligated to make monthly deposits into the TI/LC Reserve up to a capped amount of $70,891.  If the TI/LC Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $70,891 cap.

Loan No. 21.01 – Action Hotel Portfolio – Dewitt - Borrower is obligated to make monthly deposits into the Seasonality Reserve from May through December up to a capped amount of $73,000.  If the Seasonality Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $73,000 cap.

Loan No. 21.02 – Action Hotel Portfolio – Van Buren - Borrower is obligated to make monthly deposits into the Seasonality Reserve from May through December up to a capped amount of $96,000.  If the Seasonality Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $96,000 cap.

Loan No. 21.03 – Action Hotel Portfolio – Cicero - Borrower is obligated to make monthly deposits into the Seasonality Reserve from May through December up to a capped amount of $56,000.  If the Seasonality Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $56,000 cap.

Loan No. 26 – Crossroads Village – A TI/LC Reserve annual collections of $1.00 per sq. ft., subject to a cap of 3 years of collections, inclusive of the Initial Deposit of $125,000 is required.  The monthly escrow for annual replacement reserves is $0.15 per sq. ft., subject to a cap equal to 5 years of collections, subject to replenishment.

Loan No. 28 – Fresh Meadows Office - Borrower is obligated to make monthly deposits into the TI/LC Reserve up to a capped amount of $175,000.  If the TI/LC Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $175,000 cap.

Loan No. 30 – Hayden Island – Harbor Shops – A monthly escrow for annual tenant improvements and leasing commissions equal to $1.11 per square foot is required; provided, that the total amount of such reserves shall be capped at $300,000.  The Borrower has the option to fund the full amount of the capped reserves in advance.

Loan No. 32 – Back Bay Center - Borrower is obligated to make monthly deposits into the TI/LC Reserve up to a capped amount of $154,000.  If the TI/LC Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $154,000 cap.

A-1-21

Loan No. 33 – Lynmar Flex - The TI/LC reserve amount is capped at $300,000 ($2.20 per sq. ft.). The Replacement Reserve amount is capped at $102,188 ($0.75 per sq. ft.).

Loan No. 34 – Pangea 2 Apartment Portfolio - Borrower is obligated to make monthly deposits into the Replacement Reserve up to a capped amount of $198,750.  If the TI/LC Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $198,750 cap.

Loan No. 36 – Quince Center - The TI/LC reserve amount is capped at $500,000 ($4.41 per sq. sf) prior to V. Alexander Release Event, and $200,000 ($1.77 per sq. ft.) thereafter. The Replacement Reserve amount is capped at $51,000 ($0.45 per sq. ft.).

Loan No. 40 – 2300 Valley View - On each payment date the borrower will deposit ongoing monthly reserves of $13,625.00 for tenant improvements and leasing commissions until $327,000.00 is collected.

Loan No. 40 - 2300 Valley View - On each payment date the borrower will deposit ongoing reserves of $3,600.00 for replacements and repairs required to be made to any individual property until $89,440.00 is collected.

Loan No. 41 – 415 N Dearborn Street - In the event that occupancy of the Property falls below 85% and until such time as such occupancy equals or exceeds 90%, a monthly escrow for annual TI/LC equal to $1.50 per sq. ft. will be required, subject to a cap of two years collections.

Loan No. 42 – Lakeside Village - The Loan is structured with an Upfront TI/LC/Rollover Reserve of $150,000 ($2.98 per sq. ft.) to be used for tenant improvements and leasing commissions in connection with existing vacant space and rollover during the loan term.  If the TI/LC Reserve account should fall below $100,000 during the loan term, a monthly escrow for annual tenant improvements and leasing commissions equal to $0.75 sf will be required; subject to a cap of $150,000.

Loan No. 43 – Southport & Sheffield - In the event that occupancy of the aggregate medical office and retail components of the Properties falls below 80% and until such time as such occupancy exceeds 85%, the Loan Agreement requires a monthly escrow for annual tenant improvements and leasing commissions equal to $1.00/SF will be required

Loan No. 49 – Parsons Village Shopping Center – Borrower shall be required to escrow for Annual TI/LC in the amount equal to $0.75 s/f on a monthly basis subject to a cap in the amount of $177,345 which is equal to 3 years of collections.

Loan No. 50 – Neshonoc Lakeside - At closing, Borrower shall deposit with lender the Required Seasonality Deposit in an amount equal to $200,000 (Seasonality Account Cap).

Loan No. 56 – Building Plastics Warehouse – On each payment date the borrower will deposit ongoing monthly reserves of $3,828.67 for tenant improvements and leasing commissions until $229,717.50 is collected.

A-1-22

Loan No. 56 – Building Plastics Warehouse - On each payment date the borrower will deposit ongoing reserves of $1,225.17 for replacements and repairs required to be made to any individual property until $137,830.50 is collected.

Loan No. 58 – 6666 Harwin - On each payment date the borrower will deposit ongoing monthly reserves of $7,025.00 for tenant improvements and leasing commissions until $179,208.00 is collected.

Loan No. 58 – 6666 Harwin - On each payment date the borrower will deposit ongoing reserves of $1,575.00 for replacements and repairs required to be made to any individual property until $37,800.00 is collected.

Loan No. 64 – Woodbridge Plaza – A monthly escrow for annual tenant improvements and leasing commissions equal to $1.50 sf will be required; subject to a cap of 4 years collections.

(23)
Loan No. 17 – Village Shopping Center - Lender shall required that Borrower escrow 110% of its quarterly tax bills at all times, and Borrower shall be required to provide evidence of payment of taxes prior to the due date each quarter.

(24)
Loan No. 2 – Civic Opera House - Funds in the amount of the sum of (i) all free rent owed by the landlord through December 31, 2014, and (ii) the total cost of tenant improvements and leasing commissions outstanding under existing leases as of the date of the closing of the Loan was escrowed at closing ($5,132,545.65). In addition, an amount equal to $66,825.00 was held back in a reserve for Free Rent in connection with Schlessinger & Robbins.

Loan No. 8 – Bridgewater Falls - Lender held back rent for Staples, Charming Charlie and The Wine Guy to cover the time gap between the first loan payment and expected rent commencement. The shortfall was $195,662, and Lender held back 125%, or $244,578.  Lender held back 125% of unpaid tenant improvement obligations or $1,086,650 x 125% = $1,358,312.50.

Loan No. 9 – 101 5th Avenue - At closing an $80,000 reserve ($24.54 per sq. ft.) will be established for leasing costs associated with the new Luma Partners lease.  Luma Partners was provided 2.5 months of free rent.

Loan No. 19 - Westminster Square - Regus PLC (26,606 sq. ft., 13.7% of NRA) is entitled to free rent on 12,878 sq. ft. of its space (Suite 700) during months 24 through 27 and 37 through 39 of the lease term, which commenced in December 2010. The amount of $153,463 was required to be escrowed at loan closing to mitigate the rent concession. $21,463.33 of the reserve will be released each month during months 24 through 27 of the lease term and $22,536.50 will be released each month during months 37 through 39 of the lease term, which amounts in the aggregate represent the total initial balance of the reserve.

Loan No. 20.04 - Devonshire Portfolio - Amberwood Plaza - The following amounts were required to be escrowed at loan closing with respect to certain tenants’ free rent periods: $21,658 for Humana Insurance, $11,430 for Sally Beauty Supply, and $11,912 for Hershey Ice Cream. Upon receipt of evidence that, among other things, each tenant is

A-1-23

in occupancy, open for business and paying rent, the applicable portion of the reserve relating to each such tenant will be released.

Loan No. 35 – Los Robles Professional Park – The 3rd largest Tenant – West Coast E.N.T. benefits from an annual concession of 1 month free rent occurring in July of each year ($9,525).

Loan No. 44 – 56 Perimeter East - At closing, Lender will hold back rent abatement payment in connection to C2C Resources, LLC, in the amount of $25,378.00 to be deposited upfront into the Rent Abatement Reserve.

(25)
Loan No. 32 – Back Bay Center - A previously completed Phase II report dated 2/13/2012 was provided to the environmental consultant for review in preparation of the Phase I report.  The Phase II consultant was not engaged by Archetype and the Phase I report that was performed for Archetype during the review of the loan did not recommend a Phase II be completed.

Loan No. 64 – Woodbridge Plaza - Dry Cleaner tenant, Phase II performed.  Dry cleaner added to the Texas CEQ Dry Cleaner Program, and a Dry Cleaning Pollution Prevention Plan O&M plan was developed and implemented, in addition to adding a secondary containment system beneath the dry cleaning machinery.  The borrower obtained an environmental insurance policy in the amount of $5,000,000 with a term of 10 years.

(26)	For certain borrowers listed on this Annex A-1, the direct or indirect equity interest in such Borrowers has been has been pledged as collateral for a mezzanine loan or loans.

Loan No. 3 – Trinity Centre – At Mortgage Loan origination, CreXus S Holdings LLC provided an $18,000,000 senior mezzanine loan and Brickman Trinity Center, LLC provided a $7,000,000 junior mezzanine loan, both of which are ultimately secured by a 100% pledge of the direct or equity interest in the Borrower.

Loan No. 4 – Poughkeepsie Galleria – At Mortgage Loan origination, a third-party mezzanine lender provided a $21,000,000 mezzanine loan, which is ultimately secured by a 100% pledge of the direct equity interest in the Borrower.

Loan No. 7 – 1700 Market Street – At Mortgage Loan origination, 1700 Mezz L.P. and Crown 1700 Mezz L.P. jointly provided a $12,200,000 mezzanine loan, which is ultimately secured by a 100% pledge of the direct equity interest in the Borrower.

A-1-24

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES(1)(2)(3)(4)

Range of Cut-off Date Balances

					Weighted Averages
Range of Cut-off Date Balances		Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
$ 2,239,657 –	$ 9,999,999	45	$270,691,105	20.3%	5.8401%	116	1.47x	66.9%	55.1%	11.8%	10.7%
$ 10,000,000 –	$ 24,999,999	15	229,804,076	17.3%	5.5955%	119	1.45x	65.4%	52.1%	11.5%	10.5%
$ 25,000,000 –	$ 49,999,999	4	128,435,327	9.7%	5.4467%	102	1.66x	65.9%	59.3%	11.2%	10.3%
$ 50,000,000 –	$ 99,999,999	8	582,003,667	43.7%	5.7160%	109	1.36x	66.9%	57.5%	10.5%	9.7%
$100,000,000 –	$ 120,000,000	1	120,000,000	9.0%	5.1790%	118	1.13x	70.6%	70.6%	5.9%	5.9%
Total/Weighted Average		73	$1,330,934,174	100.0%	5.6461%	112	1.41x	66.9%	57.4%	10.6%	9.7%

Type of Mortgaged Properties(5)

					Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Pads or NRA	Cut-off Date Balance per # of Units, Rooms, Pads or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Office	15	$383,060,618	28.8%	3,639,962	206	5.6712%	105	85.8%	1.33x	66.2%	57.3%
CBD	6	321,614,322	24.2%	2,965,664	220	5.6482	104	84.3%	1.31x	66.2%	57.7%
Medical	2	20,448,852	1.5%	82,752	254	5.6665	118	95.5%	1.33x	68.6%	57.8%
Suburban	7	40,997,444	3.1%	591,546	76	5.8546	107	92.6%	1.44x	65.0%	54.6%
Retail	26	$385,372,993	29.0%	3,383,797	150	5.8155%	112	91.3%	1.46x	67.6%	58.5%
Regional Mall	1	84,872,577	6.4%	691,325	223	6.6115	114	87.1%	1.28x	65.1%	57.3%
Anchored	14	237,728,017	17.9%	2,059,986	126	5.6197	109	92.8%	1.52x	68.1%	59.3%
Unanchored	6	32,538,932	2.4%	345,736	147	5.6935	118	88.5%	1.46x	68.7%	56.3%
Shadow Anchored	3	22,341,704	1.7%	199,238	135	5.3175	119	92.3%	1.49x	73.6%	60.6%
Single Tenant	2	7,891,764	0.6%	87,512	134	5.0663	119	100.0%	1.53x	58.9%	48.6%
Hospitality	14	$179,185,375	13.5%	1,630	131,975	5.5599%	118	74.9%	1.67x	64.0%	48.9%
Limited Service	13	113,509,656	8.5%	1,300	93,185	5.7699	119	74.6%	1.53x	63.8%	49.1%
Full Service	1	65,675,719	4.9%	330	199,017	5.1970	117	75.5%	1.90x	64.4%	48.7%
Multifamily	23	$125,344,594	9.4%	1,883	184,422	5.4824%	119	87.9%	1.36x	69.8%	60.0%
Industrial	6	$57,187,855	4.3%	1,467,152	51	5.5515%	119	99.0%	1.43x	60.7%	44.8%
Mixed Use	4	$26,003,182	2.0%	217,472	153	5.6762%	118	93.6%	1.46x	67.5%	56.7%
Self Storage	5	$23,825,152	1.8%	3,396	7,306	5.7831%	118	87.9%	1.45x	71.6%	60.5%
Manufactured Housing Community	6	$30,954,404	2.3%	1,387	22,560	6.2407%	116	85.1%	1.43x	64.3%	54.5%
Net Lease(6)	1	$120,000,000	9.0%	316	379,747	5.1790%	118	0.0%	1.13x	70.6%	70.6%
Total/Weighted Average	100	$1,330,934,174	100.0%			5.6461%	112	79.1%	1.41x	66.9%	57.4%

Mortgaged Properties by State and/or Location(4)

				Weighted Averages
State/Location	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
New York	10	$394,070,389	29.6%	5.7377%	116	1.27x	65.0%	58.6%	9.1%	8.5%
Illinois	23	117,451,354	8.8%	5.8698%	117	1.32x	70.1%	59.4%	10.5%	9.4%
Ohio	6	83,167,314	6.2%	5.7401%	117	1.35x	72.3%	59.6%	10.6%	9.7%
Tennessee	3	78,828,191	5.9%	5.2878%	111	1.82x	64.8%	50.7%	14.7%	13.1%
California	10	76,345,092	5.7%	5.9469%	105	1.40x	66.5%	55.5%	11.4%	10.3%
Other	48	581,071,834	43.7%	5.5343%	110	1.48x	67.1%	57.1%	11.0%	10.1%
Total/Weighted Average	100	$1,330,934,174	100.0%	5.6461%	112	1.41x	66.9%	57.4%	10.6%	9.7%

A-2-1

Range of U/W NCF DSCR

				Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
1.13x – 1.24x	2	$214,708,353	16.1%	5.4895%	118	1.17x	71.6%	66.7%	7.7%	7.2%
1.25x – 1.34x	13	432,873,507	32.5%	5.8406%	116	1.30x	66.1%	56.6%	9.9%	9.2%
1.35x – 1.44x	24	306,939,829	23.1%	5.6209%	105	1.39x	68.6%	57.4%	11.0%	10.0%
1.45x – 1.54x	16	130,407,965	9.8%	5.7381%	99	1.48x	65.6%	56.0%	11.7%	10.5%
1.55x – 1.64x	10	97,738,355	7.3%	5.7254%	118	1.58x	65.1%	53.7%	12.3%	11.2%
1.65x – 1.74x	4	30,940,496	2.3%	5.3535%	119	1.68x	60.9%	47.8%	12.9%	11.9%
1.75x – 1.99x	3	82,325,670	6.2%	5.3403%	117	1.89x	63.4%	48.6%	15.1%	13.6%
2.00x – 2.34x	1	35,000,000	2.6%	4.8350%	119	2.34x	55.8%	55.8%	12.8%	11.5%
Total/Weighted Average	73	$1,330,934,174	100.0%	5.6461%	112	1.41x	66.9%	57.4%	10.6%	9.7%

Range of Cut-off Date LTV Ratios

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
53.3% – 54.9%	1	$9,282,650	0.7%	5.9100%	118	1.85x	53.3%	45.2%	14.0%	13.2%
55.0% – 59.9%	9	181,406,571	13.6%	5.6205%	115	1.55x	57.9%	50.6%	11.3%	10.2%
60.0% – 64.9%	20	309,414,046	23.2%	5.5920%	112	1.54x	63.0%	50.2%	12.4%	11.2%
65.0% – 69.9%	21	376,820,025	28.3%	5.7979%	105	1.38x	67.8%	59.1%	10.5%	9.8%
70.0% – 74.9%	22	454,010,883	34.1%	5.5617%	118	1.28x	72.7%	64.0%	9.1%	8.4%
Total/Weighted Average	73	$1,330,934,174	100.0%	5.6461%	112	1.41x	66.9%	57.4%	10.6%	9.7%

Range of LTV Ratios at Maturity

				Weighted Averages
Range of LTV Ratios at Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
41.5% – 54.9%	35	$486,295,861	36.5%	5.6702%	117	1.50x	62.1%	49.7%	12.1%	11.0%
55.0% – 59.9%	19	275,221,541	20.7%	5.8900%	110	1.50x	65.1%	57.1%	11.0%	10.1%
60.0% – 64.9%	17	388,366,773	29.2%	5.6622%	116	1.32x	72.6%	61.8%	9.9%	9.2%
65.0% – 69.9%	1	61,050,000	4.6%	5.1700%	53	1.41x	69.4%	66.5%	10.2%	9.3%
70.0% – 74.9%	1	120,000,000	9.0%	5.1790%	118	1.13x	70.6%	70.6%	5.9%	5.9%
Total/Weighted Average	73	$1,330,934,174	100.0%	5.6461%	112	1.41x	66.9%	57.4%	10.6%	9.7%

Range of Mortgage Rates

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
4.8000% – 5.2499%	8	$342,050,966	25.7%	5.1429%	106	1.52x	67.6%	61.7%	10.1%	9.3%
5.2499% – 5.9999%	49	797,259,314	59.9%	5.6904%	114	1.38x	67.0%	56.2%	10.7%	9.8%
6.0000% – 6.7499%	16	191,623,894	14.4%	6.3597%	116	1.35x	65.4%	55.1%	11.2%	10.3%
Total/Weighted Average	73	$1,330,934,174	100.0%	5.6461%	112	1.41x	66.9%	57.4%	10.6%	9.7%

Range of Remaining Terms to Maturity in Months

				Weighted Averages
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
53 – 71	3	$102,682,011	7.7%	5.4530%	55	1.43x	66.5%	63.1%	10.7%	9.7%
72 – 120	70	1,228,252,163	92.3%	5.6622%	117	1.41x	66.9%	57.0%	10.6%	9.7%
Total/Weighted Average	73	$1,330,934,174	100.0%	5.6461%	112	1.41x	66.9%	57.4%	10.6%	9.7%

A-2-2

Range of Original Terms to Maturity in Months

				Weighted Averages
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
60 – 71	3	$102,682,011	7.7%	5.4530%	55	1.43x	66.5%	63.1%	10.7%	9.7%
72 – 120	70	1,228,252,163	92.3%	5.6622%	117	1.41x	66.9%	57.0%	10.6%	9.7%
Total/Weighted Average	73	$1,330,934,174	100.0%	5.6461%	112	1.41x	66.9%	57.4%	10.6%	9.7%

A-2-3

FOOTNOTES TO ANNEX A-2

(1)
In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the average of the first twelve (12) monthly payments of principal and interest payable during the amortization period.

(2)
For each of the Pari Passu Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street, respectively, the numerical and statistical information relating to loan-to value ratios and debt yields includes such Pari Passu Mortgage Loan (which will be included in the Issuing Entity) and the related Pari Passu Companion Loan (which will not be included in the Issuing Entity). For purposes of calculating debt service coverage ratios for each such Pari Passu Mortgage Loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after expiration of the initial interest-only period (or, in the case of the Poughkeepsie Galleria Pari Passu Mortgage Loan, after the Cut-off Date) for the pari passu mortgage loan and the related Pari Passu Mortgage Loan.

(3)
With respect to the 1700 Market Street Pari Passu Mortgage Loan, debt service coverage ratio was calculated based on the interest rate of 5.170% per annum as of the cut-off date for such 1700 Market Street Pari Passu Mortgage Loan, which interest rate will increase to 5.340% per annum beginning with the interest accrual period relating to the payment date in November 2014.

(4)
For each Mortgage Loan that is part of a group of cross-collateralized and cross-defaulted Mortgage Loans, the loan-to-value ratios, debt service coverage ratios and debt yields are calculated on an aggregate basis taking into account all of the Mortgage Loans that are part of the applicable group of cross-collateralized and cross-defaulted Mortgage Loans.

(5)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

(6)
The Mortgaged Property identified on Annex A-1 to this prospectus supplement as Dream Hotel Downtown Net Lease, is comprised only of the borrower’s fee simple interest in a hospitality property, subject to the rights of net lease tenants under net leases, as described under “Annex B—Term Sheet (Including the description of the Top 20 Mortgage Loans)—Dream Hotel Downtown Net Lease.”  See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” and “—Net Lease Properties Have Special Risks” in this prospectus supplement.

Footnotes to Annex A-2

ANNEX B

TERM SHEET
(INCLUDING THE DESCRIPTION OF THE TOP 20 MORTGAGE LOANS)

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Net Lease	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.13x 5.9%

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Net Lease	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.13x 5.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Net Lease
Sponsor:	Standard Trust		Collateral:	Fee Simple
Borrower:	346 West 17th Street, LLC			New York, NY
Original Balance:	$120,000,000		Year Built / Renovated:	1966 / 2010
Cut-off Date Balance:	$120,000,000		Total Rooms:	316
% by Initial UPB:	9.0%		Property Management:	Self-Managed
Interest Rate:	5.1790%		Underwritten NOI(7)(8):	$7,100,000
Payment Date:	6th of each month		Underwritten NCF(7)(8):	$7,100,000
First Payment Date:	April 6, 2012		Appraised Value(4):	$170,000,000
Anticipated Repayment Date:	March 6, 2022		Appraisal Date:	February 1, 2012
Maturity Date:	March 6, 2032
Amortization:	None		Historical NOI
Additional Debt(1):	None		Most Recent NOI:	$4,715,688 (December 31, 2011)
Call Protection:	L(26), D(90), O(4)		2nd Most Recent NOI:	NAP
Lockbox / Cash Management:	Hard / In Place		3rd Most Recent NOI:	NAP

Reserves(2)			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	NAP
Taxes(3):	$0	Springing	2nd Most Recent Occupancy:	NAP
Insurance(3):	$0	Springing	3rd Most Recent Occupancy:	NAP
Interest Reserve:	$575,000	$0	(1)	The Borrower has unsecured debt. See “Current Mezzanine or Subordinate Indebtedness” herein.
Storage Tank Reserve:	$18,750	$0
Violations Reserve:	$20,000	$0	(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(3)	The Net Leases require the Net Lease Tenants to pay real estate taxes, insurance, utilities, and all other operating and maintenance costs.
Financial Information
Cut-off Date Balance / Room:		$379,747	(4)	The appraiser also provided a valuation of the property if unencumbered by the Net Leases and concluded a value of $323,000,000. Based on this value, the Cut-off Date LTV and Balloon LTV is 37.2%.
Balloon Balance / Room:		$379,747
Cut-off Date LTV(4):		70.6%
Balloon LTV(4):		70.6%	(5)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on NOI and NCF of $7,100,000, which is equal to the total scheduled rents under the Net Leases for 2013, less operating expenses. The NOI and NCF DSCR based on the total scheduled rents under the Net Leases for 2023 of $8,985,938 is 1.43x. The NOI and NCF DSCRs based on the appraiser’s concluded 2012/2013 NOI and NCF of $19,096,985 and $18,254,611, respectively, for the property if unencumbered by the Net Leases are 3.03x and 2.90x, respectively.

Underwritten NOI DSCR(5):		1.13x
Underwritten NCF DSCR(5):		1.13x
Underwritten NOI Debt Yield(6):		5.9%
Underwritten NCF Debt Yield(6):		5.9%

			(6)
Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are based on NOI and NCF of $7,100,000, which is equal to the total scheduled rents under the Net Leases for 2013, less operating expenses. The NOI and NCF debt yield based on the total scheduled rents under the Net Leases for 2023 of $8,985,938 is 7.5%. The NOI and NCF debt yields based on the appraiser’s concluded 2012/2013 NOI and NCF of $19,096,985 and $18,254,611, respectively, for the property if unencumbered by the Net Leases are 15.9% and 15.2%, respectively.

			(7)	Monthly lease payments under the two Net Leases provide the sole source of cash flow for the payment of debt service.
			(8)	Underwritten NOI and Underwritten NCF are based on the total scheduled rents under the Net Leases for 2013.

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Net Lease	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.13x 5.9%

The Loan.    The Dream Hotel Downtown Net Lease loan (the “Dream Hotel Downtown Net Lease Loan”) is a $120,000,000, fixed-rate loan secured by the borrower’s fee simple interest in the property located at 346 West 17th Street, New York, New York, subject to the rights of the Net Lease tenants under the Net Leases (as described and defined below) (the “Dream Hotel Downtown Net Lease Property”).  The Dream Hotel Downtown Net Lease Property is subordinate to such Net Leases.  The hotel operated on the Dream Hotel Downtown Net Lease Property is known as the Dream Hotel Downtown.  The $120.0 million loan has a 10-year term to Anticipated Repayment Date (the “ARD”) and a 20-year term to maturity.  The Dream Hotel Downtown Net Lease Loan accrues interest at a rate per annum equal to 5.1790% prior to the ARD, and the greater of (i) 9.1790% and (ii) 4.00% in excess of the then-current 10-year yield on U.S. Treasury Obligations thereafter.  The Borrower is required to pay monthly debt service payments of interest only prior to the ARD.  From and after the ARD, the Borrower is required to pay monthly payments equal to the sum of (i) interest accrued at 5.1790% and (ii) all excess cash flow from the Dream Hotel Downtown Net Lease Property (other than certain expenses of the subject Property and required monthly reserves, if applicable), with all amounts described in clause (i) to be applied to pay a portion of the interest accruing with respect to the loan, and the amount in clause (ii) to be applied first to the repayment of the outstanding principal amount of the loan, and then to the payment of accrued interest with respect to the loan.  From and after the ARD, the Borrower is permitted to prepay the Dream Hotel Downtown Net Lease Loan in whole or in part.  Loan proceeds were used to refinance existing debt of $115.5 million, pay closing costs and fees of $1.2 million and fund upfront reserves of $0.6 million.  Based on the “as is” appraised value for the Dream Hotel Downtown Net Lease Property as of February 1, 2012 of $170,000,000, the cut-off date LTV is 70.6%.

The Borrower / Sponsor.    346 West 17th Street, LLC (the “Borrower”) is a single purpose limited liability company structured to be bankruptcy remote, with at least two independent directors in its organizational structure.  The Borrower is owned by 346 West 17th Management Corp (1%) and Cushlin Limited (99%), an Isle of Man corporation.  Cushlin Limited owns 346 West 17th Management Corp (100%) and is owned by Titan Properties Limited (100%), an Isle of Man corporation.  Titan Properties Limited is 100% owned by Standard Trust.

The sponsor of the Borrower and the non-recourse carve-out guarantor is Standard Trust, a Liechtenstein trust (the “Sponsor”). Standard Trust has over $1.0 billion in reported assets with significant hospitality holdings, including interests in various hotels located in New York, Florida, India, Thailand, and England.

The Property.    The Dream Hotel Downtown Net Lease Property consists of a 12-story, 316-room luxury boutique hotel, including 16 suites, subject to two net leases.  The Borrower leased its interest in the Dream Hotel Downtown Net Lease Property in September 2007 to Northquay Properties, LLC (the “Northquay Net Lease Tenant”) and Northglen Properties LLC (the “Northglen Net Lease Tenant” and together with the Northquay Net Lease Tenant, the “Net Lease Tenants”) under two separate Net Leases (the “Northquay Net Lease” and, together with the “Northglen Net Lease”, the “Net Leases”).  Therefore, each Net Lease Tenant’s ability to pay rent necessary to fund debt service on the Dream Hotel Downtown Net Lease Loan is highly dependent on the net profits received by such Net Lease Tenant from the respective retail and hotel operations at the Dream Hotel Downtown Net Lease Property.  The Net Lease Tenants are permitted to obtain leasehold financing without the consent of the Borrower or the lender, but currently there is none.  In addition, except in certain circumstances, each Net Lease Tenant’s leasehold interests may be assigned, sublet or mortgaged without the consent of the Borrower or the lender.  The two Net Leases have terms that expire in September 2112.

The Net Lease Tenants of the Dream Hotel Downtown Net Lease Property are wholly owned by the Chatwal family, a family with over 25 years of experience in the New York market with a focus on hospitality properties.  The Net Lease Tenants’ only assets are their respective interests in their Net Leases.

The Northquay Net Lease covers approximately 178,000 sq. ft. and requires current rent payments to the Borrower of $383,333 per month or $4,600,000 per year.  The base rent under the Northquay Properties Net Lease is scheduled to increase in October 2012 to $525,000 per month or $6,300,000 per year and thereafter has rent steps of 12.5% once every five years.  The Northquay Net Lease Tenant currently operates the hotel portion of the Dream Hotel Downtown Net Lease Property pursuant to the Northquay Net Lease.  The Northquay Net Lease does not obligate the Northquay Net Lease Tenant to continue to operate a hotel on the premises and permits alterations (other than demolition); provided, however, the Net Lease requires the operation of a hotel at the premises while the Dream Hotel Downtown Lease Fee Loan is outstanding.

The Northglen Net Lease covers approximately 6,500 sq. ft. and requires current rent payment to the Borrower of $66,667 per month or $800,000 per year and has rent steps of 12.5% once every five years.  The Northglen Net Lease Tenant currently operates the ground floor gallery/conference space portion of the Dream Hotel Downtown Net Lease Property pursuant to the Northglen Net Lease.

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Net Lease	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.13x 5.9%

Net Lease Terms(1)
Tenant	Northquay Properties LLC		Northglen Properties LLC		Total Net Lease Rent
Year	Base Rent	% Increase	Base Rent	% Increase	Base Rent	% Increase
2011	$4,600,000		$200,000		$4,800,000
2012	$5,025,000	9.2%	$800,000	300.0%	$5,825,000	21.4%
2013	$6,300,000	25.4%	$800,000	0.0%	$7,100,000	21.9%
2014	$6,300,000	0.0%	$800,000	0.0%	$7,100,000	0.0%
2015	$6,300,000	0.0%	$800,000	0.0%	$7,100,000	0.0%
2016	$6,300,000	0.0%	$825,000	3.1%	$7,125,000	0.4%
2017	$6,496,875	3.1%	$900,000	9.1%	$7,396,875	3.8%
2018	$7,087,500	9.1%	$900,000	0.0%	$7,987,500	8.0%
2019	$7,087,500	0.0%	$900,000	0.0%	$7,987,500	0.0%
2020	$7,087,500	0.0%	$900,000	0.0%	$7,987,500	0.0%
2021	$7,087,500	0.0%	$928,125	3.1%	$8,015,625	0.4%
2022	$7,308,984	3.1%	$1,012,500	9.1%	$8,321,484	3.8%
Avg. 2012-2022	$6,580,078		$869,602		$7,449,680
Avg. 2022-2032	$8,414,204		$1,100,590		$9,514,794
(1)	Base Rents are for each calendar year.

The Dream Hotel Downtown, located in the Chelsea District of Manhattan, was originally built in 1966.  The Borrower purchased the property in April 2006.  The Sponsor spent approximately $220.6 million to renovate the improvements and convert the improvements into a 12-story, 316-room luxury boutique hotel, including 16 suites.  In total, the Sponsor has invested approximately $300.9 million in the Dream Hotel Downtown Net Lease Property.  The Dream Hotel Downtown had a soft opening in June 2011 and a full opening in September 2011.  The Dream Hotel Downtown contains an upscale lobby restaurant bar and lounge (Marble Lane), a poolside bar (The Beach), a roof-top lounge (PH-D) and an ultra-luxury VIP lounge (Electric Room).  Additionally, the Dream Hotel Downtown features 6,956 sq. ft. of meeting space, a fitness center, an outdoor heated pool, lounge and beach, poolside or in-room massage therapy by appointment, boutique retail shop, concierge service, laundry / dry-cleaning service, and valet parking. Each guest room features a wireless digital phone with voicemail and Skype capabilities, an in-room safe, feather beds and goose down pillows, 350-count Egyptian Cotton bed linens, 40” Samsung LED TVs with Internet solution and media hub, integrated room automation system, Tivoli Alarm Clock radios with iPod Connection, a fully stocked private bar, audio speakers in bathrooms, custom Etro toiletries and ultra plush bathrobes.

The Dream Hotel Downtown has quickly become renowned within the Manhattan nightlife circuit. Since opening in 2011, it has secured bookings for Marc Jacob’s fashion week event, the NY Wine and Food Festival, Heidi Klum’s Halloween party, and The Victoria Secret Fashion Show, among others. In addition, the food and beverage components at the Dream Hotel Downtown are leased to TAO and Strategic Groups, which are considered to be leading restaurant and nightlife companies, and these companies develop, own and operate many successful food and beverage and nightlife facilities in the U.S.

The Dream Hotel Downtown is managed by Hampshire Hotels and Resorts, LLC, an affiliate of the Borrower, and subject to a franchise agreement between Northquay Net Lease Tenant and Moonlight Franchisor, Inc., an affiliate of Wyndham Hotel Group, for its “Dream” brand.  The initial term of the franchise agreement is 20 years, with one 10-year renewal option.  Under the franchise agreement, currently, the Northquay Net Lease Tenant pays 1.0% of gross room revenue as royalty fee and 1.5% of gross room revenue as marketing fee. In addition, 1.0% of the marketing fee is reserved by the franchisor for shared marketing purposes, bringing the net marketing fee down to 0.5% of gross room revenue.

Sant Chatwal, a member of the Chatwal Family, is (i) the manager of Northglen Net Lease Tenant, (ii) the president of Northquay Properties Management Corp., the managing member of Northquay Net Lease Tenant, and (iii) president and chief executive officer of Hampshire Management Corp. (USA), the managing member of Hampshire Hotels and Resorts, LLC.

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Net Lease	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.13x 5.9%

The chart below depicts the relationships among the Sponsor, Borrowers, hotel manager, and Net Lease Tenants.

The Market.     The Dream Hotel Downtown Net Lease Property is located in New York City, within the borough of Manhattan.  New York City is one of the most popular and frequently visited destinations in the United States. In 2011, the city accommodated roughly 50.2 million visitors with roughly 10.1 million (20.1%) from international markets; thus maintaining the city’s rank as the number one U.S. destination for overseas travelers. New York City also maintained its status as the number one destination in tourism spending in the U.S. with approximately $32 billion spent. Tourism accounts for a $48 billion economic impact and supports 320,000 jobs in the city. Combined passenger traffic at the region’s three major airports in 2010 was 103.6 million, up 2.1% over the prior year and 12.1% over 2000.

The Dream Hotel Downtown Net Lease Property is situated in the Chelsea District of Manhattan. The borough of Manhattan forms the political, financial and cultural core of the City. Chelsea is home to the Rubin Museum of Art, the Chelsea Art Museum, the Graffiti Research Lab and the Dance Theater Workshop as well as many performance venues, including the Joyce Theater and The Kitchen. Additionally, the Dream Hotel Downtown Net Lease Property is located several blocks from the High Line, a reclamation project of former elevated railway lines that, when complete, will encompass a 1.5 mile-long elevated park, running through the West Side neighborhoods of the Meatpacking District, West Chelsea and Clinton/Hell’s Kitchen. Other local landmarks include Google’s recently purchased office space, 111 Eighth Avenue, which is across the street from the Dream Hotel Downtown Net Lease Property; the Jacob K. Javits Convention Center, one of the leading facilities in the U.S. for conventions and tradeshows; the Meatpacking District; and the Hudson Yards District, a 46-block, former manufacturing and port-related area that was rezoned in 2005 and the current long term development plan contemplates more than 52 million sq. ft. of office, residential, hotel and retail uses.

As reported by the appraiser, for the partial year 2011 (September through December), the Dream Hotel Downtown exhibited occupancy of 80.6%, ADR of $351.36 and RevPAR of $283.20. The Sponsor’s budget for 2012 includes occupancy, ADR and RevPAR of 85.0%, $392.82 and $333.89, respectively, which is supported by the HVS 2012/13 RevPAR estimate of $338.19.  As of February 2012, on a month-over-month basis, the actual performance has exceeded the Sponsor’s budget. The overall market share and occupancy penetration level for the Dream Hotel Downtown were 4% and 96.8%, respectively. Over the next five years, the appraiser forecasts the Dream Hotel Downtown’s market share and occupancy penetration to grow to 13% and 101%, respectively.

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Net Lease	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.13x 5.9%

The selected competitive set for the Dream Hotel Downtown as defined by an industry research report comprises nine full-service hotels (exclusive of the Dream Hotel Downtown) with a total of 2,197 rooms. Selected hotels include the 353-room Soho Grand, the 201-room Tribeca Grand, the 270-room W Union Square, the 97-room 60 Thompson, the 186-room Hotel Gansevoort, the 337-room Standard Hotel, the 376-room Trump Soho, the 114-room The James Soho, and the 263-room Mondrian Soho. The average occupancy, ADR, and RevPAR for this competitive set for 2011 were 82.2%, $366.55, and $301.38, respectively.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	U/W	U/W per Room
Base Rent	NAP	NAP	$4,800,000	$7,100,000	NAP
Total Revenue	NAP	NAP	$4,800,000	$7,100,000	NAP
Total Operating Expenses	NAP	NAP	$84,312	$0	NAP
Net Operating Income	NAP	NAP	$4,715,688	$7,100,000	NAP
Net Cash Flow	NAP	NAP	$4,715,688	$7,100,000	NAP

Property Management.    The Dream Hotel Downtown Net Lease Property is self-managed by the Borrower.

Lockbox / Cash Management.    The Dream Hotel Downtown Net Lease Loan is structured with a hard lockbox and in place cash management.  Rental payments due under the Net Leases are deposited into a lender controlled account and applied to monthly debt service and, as required, reserves.  All excess cash from the Dream Hotel Downtown Net Lease Property will be swept into a lender controlled account upon the occurrence of one or more of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, Standard Trust or the property manager retained by the Borrower (if any), or (iii) the occurrence of certain monetary or material non-monetary defaults by either or both of the Net Lease Tenants under their respective Net Leases.

Initial Reserves.    At closing, the Borrower deposited (i) $575,000 into the debt service shortfall subaccount for projected shortfalls in debt service until the rents under the Net Leases increase in October 2012, (ii) $18,750 into a reserve to cover the estimated cost to obtain required permits or remove and replace a fuel storage tank, and (iii) $20,000 into a reserve to cover the estimated cost to discharge certain municipal violations.

Ongoing Reserves.   The Borrower is required to deposit on a monthly basis to (i) the tax reserve account, 1/12 of the real estate taxes payable during the next twelve months, and (ii) the insurance reserve account, 1/12 of the cost of the annual premium to renew the required insurance policies; provided, however, the Borrower is not required to make such deposits as long as the Net Lease tenants are responsible for the payment of, and actually pay such amounts (or are escrowing such amounts with a leasehold mortgagee pursuant to the terms of a leasehold mortgage (if any)).

Current Mezzanine or Subordinate Indebtedness.    The Borrower currently has unsecured debt in an aggregate principal amount not to exceed $35,000,000. The holder of the unsecured debt has entered into a subordination agreement with the mortgage lender which provides, among other things, that the unsecured debt is subordinate to the payment in full of the Dream Hotel Downtown Net Lease Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.     None permitted.

Condominium Conversion.     Borrower has the right to convert the Dream Hotel Downtown Net Lease Property to a two unit condominium regime consisting of a retail unit and a hotel unit (such units to correspond to the leasehold premises under the Net Leases).  Upon conversion, the Dream Hotel Downtown Net Lease Loan will be subordinate to the condominium documents.  It is anticipated that the conversion will take place by late April/early May 2012.

Tax Abatements.     A portion of the assessed value of the Dream Hotel Downtown Net Lease Property is currently exempt from real estate taxation. The exemption results in current annual tax savings of approximately $700,000. The annual tax savings from the exemption may change from year to year depending upon, among other things, changes in the annual tax rate. The exemption will be reduced by 20% per year commencing in the real estate tax year that begins July 1, 2018, and will be eliminated in the real estate tax year that begins July 1, 2022. Pursuant to the Net Leases, the Net Lease Tenants are obligated to pay all real estate taxes, and therefore bear the primary burden of the phase out of the exemption.

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Net Lease	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.13x 5.9%

Dream Hotel Downtown Leased Fee
346 West 17th Street
New York, NY 10011
Theatre District
Times Square
West Side
East Side
Garment Dist.
Chelsea
Meatpacking District
West Village
Greenwich Village
Flatiron District
Hudson River
Lincoln Tunnel
Jacob Javits Convention Center
Hudson River Greenway
The High Line Elevated Park
West Side Hwy
Chelsea Waterside Park
Chelsea Park
Clement Clarke Moore Park
Madison Square Park
Union Square
Washington Square
New York University
Bryant Park
Macy's
Empire State Building
Madison Square Garden
General Post Office
Penn Station
Port Authority Bus Terminal
Fashion Institute of Technology
Chelsea Piers Sports & Entertainment Complex
Pier 62 Skatepark
Manhattan
Brooklyn
Queens
Hoboken
Jersey City
Weehawken
New York City

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20 North Wacker Drive Chicago, IL 60606	Collateral Asset Summary Civic Opera House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,708,353 72.9% 1.23x 9.9%

20 North Wacker Drive Chicago, IL 60606	Collateral Asset Summary Civic Opera House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,708,353 72.9% 1.23x 9.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office – CBD
Sponsor:	Michael Silberberg		Collateral:	Fee Simple
Borrower:	SL Civic Wacker LLC		Location:	Chicago, IL
Original Balance:	$95,000,000		Year Built / Renovated:	1929 / 2007-2011
Cut-off Date Balance:	$94,708,353		Total Sq. Ft.:	916,258
% by Initial UPB:	7.1%		Property Management:	SL 20 N Wacker Manager LLC
Interest Rate:	5.8830%		Underwritten NOI:	$9,413,774
Payment Date:	6th of each month		Underwritten NCF:	$8,268,451
First Payment Date:	March 6, 2012		Appraised Value:	$130,000,000
Maturity Date:	February 6, 2022		Appraisal Date:	January, 23, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(27), D(89), O(4)		Most Recent NOI:	$7,560,833 (T-12 November 30, 2011)
Lockbox / Cash Management:	Hard / In Place		2nd Most Recent NOI:	$8,338,417 (December 31, 2010)
			3rd Most Recent NOI:	$8,822,015 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$239,436	$239,436	Most Recent Occupancy:	74.8% (January 1, 2012)
Insurance:	$46,295	$46,295	2nd Most Recent Occupancy:	78.0% (December 31, 2010)
Replacement:	$2,500,000	Springing	3rd Most Recent Occupancy:	83.0% (December 31, 2009)
TI/LC:	$13,862,775	Springing	4th Most Recent Occupancy:	85.0% (December 31, 2008)
Free Rent Reserve:	$3,336,595	$0	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$103
Balloon Balance / Sq. Ft.:		$88
Cut-off Date LTV:		72.9%
Balloon LTV:		61.8%
Underwritten NOI DSCR:		1.39x
Underwritten NCF DSCR:		1.23x
Underwritten NOI Debt Yield:		9.9%
Underwritten NCF Debt Yield:		8.7%

20 North Wacker Drive Chicago, IL 60606	Collateral Asset Summary Civic Opera House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,708,353 72.9% 1.23x 9.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(1) (2)	% of Total Annual U/W Base Rent(1) (2)	Lease Expiration
Cassiday Schade	NR/NR/NR	63,073	6.9%	$28.02	9.5%	2/28/2018
Rockwood Company(3)	NR/NR/NR	30,488	3.3	$23.75	3.9	12/31/2018
American Institutes For Research(4)	NR/NR/NR	20,522	2.2	$25.00	2.8	11/30/2015
H.W. Lochner	NR/NR/NR	18,585	2.0	$26.19	2.6	5/15/2013
Klein Thorpe & Jenkins	NR/NR/NR	18,335	2.0	$27.55	2.7	5/31/2018
Subtotal / Wtd. Avg.		151,003	16.5%	$26.47	21.4%

Other	Various	534,681	58.4%	$27.38	78.6%	Various
Vacant	NAP	230,574	25.2	NAP	NAP	NAP
Total / Wtd. Avg.		916,258	100.0%	$27.18	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through February 2, 2013.
(2)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(3)
Tenant has a termination right effective 12/31/14 with 12 months notice and a termination fee equal to six months of full rent (approximately $407,777) plus the amortized portion of any concessions, commissions, allowances or other expenses incurred by landlord in connection with its lease.  Under the lease, the tenant has the right to reduce its square footage by up to 2,180 square feet (“Contraction Right”) effective as of December 31, 2013, subject to the satisfaction of certain conditions including notice to the Borrower on or before 9 months prior to such date.  In addition, in the event adjacent space becomes available for rent, Rockwood Company has a right of first offer with respect to such adjacent space, provided the tenant has not exercised the Contraction Right, and subject to the satisfaction of certain other conditions.

(4)
Tenant executed the Third Amendment to Office Lease Agreement, dated 8/22/11 (“Third Amendment”), which, among other things, incorporated 3,123 square feet of space occupied by the tenant (“Additional Expansion Space”) into the additional 17,399 rentable square feet the tenant also occupies.  As part of the Third Amendment terms, tenant receives 6 months free rent beginning 1/1/12 and ending on 6/30/12 for the Additional Expansion Space in a total amount of $38,257, not including an abatement for tenant’s pro rata share of the expense excess and tax excess for the Additional Expansion Space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1) (2)	% U/W Base Rent Rolling(1) (2)	Cumulative % of U/W Base Rent(1) (2)
MTM	17	8,091	0.9%	8,091	0.9%	$22.37	1.0%	1.0%
2012	26	70,043	7.6	78,134	8.5	$23.41	8.8	9.8%
2013	51	104,852	11.4	182,986	20.0	$30.17	17.0	26.7%
2014	29	34,475	3.8	217,461	23.7	$28.18	5.2	32.0%
2015	23	67,628	7.4	285,089	31.1	$26.47	9.6	41.6%
2016	30	95,094	10.4	380,183	41.5	$28.30	14.4	56.0%
2017	11	25,833	2.8	406,016	44.3	$27.84	3.9	59.9%
2018	18	143,594	15.7	549,610	60.0	$26.59	20.5	80.3%
2019	11	49,548	5.4	599,158	65.4	$27.61	7.3	87.7%
2020	11	29,744	3.2	628,902	68.6	$26.64	4.3	91.9%
2021	8	39,823	4.3	668,725	73.0	$26.60	5.7	97.6%
Thereafter	2	16,959	1.9	685,684	74.8	$26.15	2.4	100.0%
Vacant	NAP	230,574	25.2	916,258	100.0%	NAP	NAP
Total / Wtd. Avg.	237	916,258	100.0%			$27.18	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through February 2, 2013.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

The Loan.  The Civic Opera House loan (the “Civic Opera House Loan”) is a $95.0 million fixed rate loan secured by the borrower’s fee simple interest in a 916,258 sq. ft. Class B, CBD office property located at 20 North Wacker Drive in Chicago, Illinois (the “Civic Opera House Property”).  The $95.0 million first mortgage loan has a 10-year term and amortizes on a 30-year schedule.  The Civic Opera House Loan accrues interest at a fixed rate equal to 5.8830%.  Loan proceeds, with an additional equity contribution of $49.4 million and a credit from the seller of $5.1 million, were used to acquire The Civic Opera House Property for a purchase price of $125.78 million, fund upfront reserves of $19.985 million, and pay closing costs and fees of approximately $4.1 million.  Based on the appraised value of $130.0 million as of January 23, 2012, the cut-off date LTV is 72.9%.

20 North Wacker Drive Chicago, IL 60606	Collateral Asset Summary Civic Opera House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,708,353 72.9% 1.23x 9.9%

The Borrower / Sponsor.  The borrower, SL Civic Wacker LLC (the “Borrower”), is a newly-formed, single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  Michael Silberberg (the “Sponsor”) is the non-recourse carveout guarantor for the Civic Opera House Loan and no other individual owns more than 15%, directly or indirectly, of the Borrower.

The Sponsor, along with various other investors, owned four office properties in Chicago as of the closing of the Civic Opera House Loan:  311 South Wacker Drive, 550 West Jackson Street, 180 North LaSalle Street, and 111 West Jackson Street.  Additionally, the Sponsor recently sold 600 West Chicago Avenue. Michael Silberberg has over twenty years of experience in transactional real estate law and is currently a senior partner at Silberberg & Kirschner LLP, a NYC law firm.  Since 1988, Michael Silberberg has privately invested, syndicated and managed commercial and residential multi-family projects across the country, and has participated in a number of private equity and loan transactions.

The Property.  The Civic Opera House Property consists of a Class B, 44-story, CBD office building located in the West Loop submarket of Chicago, Illinois.  The Civic Opera House Property was constructed in 1929 and contains 916,258 sq. ft. of rentable office and storage area.  The tenant base is diverse, with none of the nearly 230 tenants occupying more than 7.0% of the building.  Per the rent roll dated January 1, 2012 the Civic Opera House Property was 74.8% leased and 74.6% occupied.

In addition to the office space, the Civic Opera House Property is home to the Lyric Opera of Chicago and a 3,563-seat theater, which is reportedly the second largest opera auditorium in North America and holds the largest stage in downtown Chicago.  The theater is a mixture of Art Nouveau and Art Deco designs.  The Civic Opera House Property is structured as a vertical subdivision and the theater and related concessions are not part of the collateral for the Civic Opera House Loan.

Major Tenants.  The Civic Opera House Property includes more than 230 leased spaces.  The largest three tenants in aggregate occupy 12.5% of the net rentable area and account for 12.3% of the gross potential rental income.

Cassiday Schade LLP (63,073 sq. ft., 6.9% NRA, 9.5% of underwritten occupied base rent):  Cassiday Schade LLP (“Cassiday”) is a privately held litigation law firm that focuses mainly on civil litigation.  Cassiday was founded in 1979 and currently has approximately 100 attorneys in 7 offices all located in the greater Chicago area.  The Civic Opera House Property is Cassiday’s headquarters location.  Cassiday has been located at the Civic Opera House Property since 1997 and currently has several different co-terminus leases that expire in February, 2018 subject to a renewal option.

The Rockwood Company (30,488 sq. ft., 3.3% NRA, 3.9% of underwritten occupied base rent):  The Rockwood Company is one of the Chicago area’s largest and oldest independent insurance agencies, and has been providing insurance services to the public since 1896.  The company provides brokerage services to its clients, offering solutions for commercial lines, personal lines, life and health insurance.  Rockwood’s location at the Civic Opera House Property serves as its main office, where according to the company’s website a staff of about 80 is employed.

Learning Point/American Institutes of Research (20,522 sq. ft., 2.2% NRA, 2.8% of underwritten occupied base rent):  In October 2010, Learning Point merged into The American Institutes of Research (“AIR”), a nonpartisan, not-for-profit organization that conducts behavioral and social science research and delivers technical assistance both domestically and internationally in the areas of health, education, and workforce productivity.  AIR was established in 1946 and is headquartered in Washington, D.C.

The Market. The Civic Opera House Property is located at the northeast corner of the intersection of North Wacker Drive and West Madison Street in Chicago’s central business district, in the area generally known as the “Loop.”  The Loop contains the main concentrations of office and commercial space within downtown Chicago and is bounded by the Chicago River along the north and west, Lake Michigan on the east and Congress Parkway on the south.  The Civic Opera House Property is further defined as being located in the West Loop submarket.

According to the appraiser, the Chicago metropolitan area had an inventory of roughly 236.6 million sq. ft. as of the fourth quarter of 2011.  The CBD office segment accounted for approximately 127.3 million sq. ft. or 53.8% of the region’s inventory.  The direct vacancy rate was 14.0%, which represented a slight decline from the third-quarter 2011 vacancy rate of 14.3%.  The Class A and B direct vacancy rates were reported at 13.1% and 14.2%, respectively. Asking rents as of the fourth quarter of 2011 were reported to be $31.72 per sq. ft., representing a decrease of $0.26 per sq. ft. from the previous quarter.

According to the appraiser, the West Loop office submarket had an inventory of roughly 43.9 million sq. ft. as of the fourth quarter of 2011, making it the largest submarket in the Chicago MSA on a square foot basis.  The direct vacancy rate was 13.5%, and the Class A and B direct vacancy rates were reported at 13.0% and 14.3%, respectively.  Asking rents for the overall West Loop submarket as of the fourth quarter of 2011 were reported at $34.06 per sq. ft., a decrease of $0.17 per sq. ft. from the previous quarter.  Class A and B

20 North Wacker Drive Chicago, IL 60606	Collateral Asset Summary Civic Opera House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,708,353 72.9% 1.23x 9.9%

asking rents were reported at $38.93 and $30.62 per sq. ft., respectively.  According to the appraiser, there are five proposed office developments in the West Loop submarket, which upon completion would add a total of 3,550,000 sq. ft. to the submarket.

Civic Opera House Property Recent Leases(1)
Tenant	Sq. Ft.	Base Rent PSF	Lease Term (Months)	Lease Start	Lease Expiration
Investment Property Databank	6,000	$22.36	60	4/01/2012	3/31/2017
Long Company	3,136	$24.75	89	4/01/2012	9/1/2019
Integrys Energy Services, Inc.	14,484	$25.50	132	2/1/2012	1/31/2023
Mark R. Valley Law Firm	1,354	$25.00	58	2/1/2012	11/30/2016
American Institutes For Research	3,123	$24.50	47	1/1/2012	11/30/2015
Total / Wtd. Avg.	28,097	$24.61	77
(1)	Source: In-place rent roll dated January 1, 2012.

The table below shows the Civic Opera House Property’s vacancy rate and asking rents in comparison to its direct competitors in the CBD submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (2)	Class
Civic Opera House Property	1929	916,258	74.8%	$26.05	B
208 S. LaSalle Street	1914	355,411	83%	$28.50	B
25 East Washington Street	1914	420,000	94%	$27.00	B
33 North LaSalle Street	1931	402,010	88%	$23.00	B
35 E. Wacker Drive	1926	549,597	90%	$21.50	B
111 W. Washington Avenue	1914	587,527	82%	$25.00	B
1 N. LaSalle Street	1929	486,602	84%	$25.00	B
120 S. LaSalle Street	1928	658,784	96%	$28.50	B
Total / Wtd. Avg.(3)		3,459,931		$25.48
(1)	Source: Appraisal
(2)	Asking Rate based on average of Base Rent range.
(3)	Total / Wtd. Avg. excludes the Civic Opera House Property.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 11/30/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$17,890,919	$17,381,096	$17,369,006	$17,981,547	$19.62
Value of Vacant Space / (concessions)(2)	$0	$0	$0	$5,979,659	$6.53
Rent Steps(3)	$0	$0	$0	$655,999	$0.72
Gross Potential Rent	$17,890,919	$17,381,096	$17,369,006	$24,617,205	$26.87
Total Recoveries	$1,804,635	$1,563,868	$1,686,725	$1,108,647	$1.21
Rent Abatements(4)	($1,471,605)	($1,159,656)	($2,155,979)	$0	$0.00
Total Other Income	$1,341,726	$1,036,238	$1,037,370	$278,103	$0.30
Less: Vacancy	$0	$0	$0	($5,979,659)	($6.53)
Effective Gross Income	$19,565,675	$18,821,546	$17,937,122	$20,024,296	$21.85
Total Operating Expenses	$10,743,660	$10,483,129	$10,376,289	$10,610,522	$11.58
Net Operating Income	$8,822,015	$8,338,417	$7,560,833	$9,413,774	$10.27
TI/LC	$0	$0	$0	$916,258	$1.00
Capital Expenditures	$0	$0	$0	$229,065	$0.25
Net Cash Flow	$8,822,015	$8,338,417	$7,560,833	$8,268,451	$9.02
(1)	U/W Base Rent is based on the rent roll dated January 1, 2012.
(2)	U/W Vacancy is based on actual economic vacancy as of the rent roll dated January 1, 2012, and is equal to 23.2% of gross potential revenue.
(3)	U/W Rent Steps includes contractual rent increases through February 2, 2013.
(4)	Rent abatements based on historical operating statements provided by the Borrower.

Property Management.    The Civic Opera House Property is managed by SL 20 N Wacker Manager LLC, an affiliate of the Borrower.

20 North Wacker Drive Chicago, IL 60606	Collateral Asset Summary Civic Opera House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,708,353 72.9% 1.23x 9.9%

Lockbox / Cash Management.    The Civic Opera House Loan is structured with a hard lockbox and in place cash management.  All excess cash is required to be swept into a lender-controlled account upon the occurrence of one of the following events:  (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Sponsor or the property manager or (iii) the DSCR falls below 1.10x.

Initial Reserves.    At closing, the Borrower deposited (i) $239,436 into a tax reserve account, (ii) $46,295 into an insurance reserve account, (iii) $2,500,000 into a capital expenditure/replacement reserve account, (iv) $13,862,775 into a TI/LC reserve account and (v) $3,336,595 into a free rent reserve account for the purpose of creating a reserve in order to simulate payments of rent during the period that any free rent periods or rent abatements are in effect.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $239,436 into a tax reserve account, (ii) $46,295 into an insurance reserve account, (iii) $18,813 into a capital expenditure/replacement reserve account until the balance in that account is $1,000,000, and thereafter no monthly deposits will be required until the balance subsequently falls below $500,000 and (iv)  $75,250 into the TI/LC reserve account at any time the amount then on deposit in the TI/LC reserve account is below $2,000,000 until the balance in that account is $5,000,000, and thereafter no monthly deposits will be required until the balance subsequently falls below $2,000,000.

Current Mezzanine or Subordinate Indebtedness.     None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None Permitted.

20 North Wacker Drive Chicago, IL 60606	Collateral Asset Summary Civic Opera House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,708,353 72.9% 1.23x 9.9%

Civic Opera House
20 North Wacker Drive
Chicago, IL 60606
Chicago
Chicago Loop
Lake Michigan
MILLENNIUM PARK
GRANT PARK
Burnham Park
Jane Addams Memorial Park
River West
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Near North Side
Gold Coast
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West Loop
Greektown
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Printers Row
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University of Illinois - Chicago
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Loyola University Water Tower Campus
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Northwestern Memorial Hospital
John Hancock Center
Water Tower Place
Museum of Contemporary Art Chicago
Water Tower
The Shops at North Bridge
Tribune Tower
NBC Tower
Wrigley Building
Trump Intl. Hotel & Tower
Marina City
Merchandise Mart
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James R. Thompson Center
Ford Ctr. for Performing Arts
Chicago Theatre
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AON Center
City Hall
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Chicago Cultural Center
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Chicago Mercantile Exchange
Union Station
Art Institute of Chicago
Petrillo Band Shell
Chicago Symphony Center
Chicago Board of Trade
DePaul Univ. College of Law
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111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

Mortgage Loan Information(1)			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office – CBD
Sponsor:	Richard Cohen; Gary Darman		Collateral:	Fee Simple
Borrower:	Trinity Centre LLC		Location:	New York, NY
Original Balance:	$88,000,000		Year Built / Renovated:	1905, 1907 / 2001
Cut-off Date Balance:	$88,000,000		Total Sq. Ft.:	900,744
% by Initial UPB:	6.6%		Property Management:	Capital Properties NY LLC
Interest Rate:	5.8975%		Underwritten NOI:	$16,857,263
Payment Date:	6th of each month		Underwritten NCF:	$15,280,961
First Payment Date:	October 6, 2011		Appraised Value:	$270,000,000
Maturity Date:	September 6, 2021		Appraisal Date:	August 1, 2011
Amortization:	Interest only for 24 months;
	336 months thereafter		Historical NOI
Additional Debt(1)(2):	$72,000,000 pari passu Note A-1;		Most Recent NOI:	$15,707,079 (T-12 7/31/2011)
	$18,000,000 Senior Mezzanine Loan;		2nd Most Recent NOI:	$15,499,360 (December 31, 2010)
	$7,000,000 Junior Mezzanine Loan		3rd Most Recent NOI:	$16,413,350 (December 31, 2009)
Call Protection(3):	L(32), D(84), O(4)
Lockbox / Cash Management:	Hard / In Place		Historical Occupancy(8)
			Most Recent Occupancy:	84.5% (August 1, 2011)
Reserves(4)			2nd Most Recent Occupancy:	87.2% (December 31, 2010)
	Initial	Monthly	3rd Most Recent Occupancy:	91.0% (December 31, 2009)
Taxes:	$1,091,331	$363,777	4th Most Recent Occupancy:	92.6% (December 31, 2008)
Insurance:	$0	$29,017	5th Most Recent Occupancy:	91.7% (December 31, 2007)
Replacement:	$0	$18,766	6th Most Recent Occupancy:	81.1% (December 31, 2006)
		100% of Excess	Historical Annual Rent Per Sq. Ft.(8)
TI/LC:	$2,000,000	Cash Flow	Most Recent Rent Per Sq. Ft.:	$36.68 (T-12 July 31, 2011)
Required Repairs:	$70,153	$0	2nd Most Recent Rent Per Sq. Ft.:	$36.53 (December 31, 2010)
Rent Abatement Reserve:	$2,539,062	$0	3rd Most Recent Rent Per Sq. Ft.:	$35.14 (December 31, 2009)
Port Authority Rollover Funds:	$0	Springing	4th Most Recent Rent Per Sq. Ft.:	$32.04 (December 31, 2008)
Local Law 11 Reserve:	$2,000,000	$0	(1)
The Trinity Centre Mortgage Loan is part of the Trinity Centre Loan Combination, totaling $160.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The Trinity Centre Loan, but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust. The related pari passu Note A-1 was previously contributed to the UBSC 2011-C1 Trust.

Financial Information
	Mortgage Loan(5)	Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$178	$205	(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.
Balloon Balance / Sq. Ft.:	$154	$181	(3) (4) (5)
Defeasance of the Trinity Centre Loan Combination is permitted on the date that is two years after the closing date of the UBS 2012-C1 securitization.
See “Initial Reserves” and “Ongoing Reserves” herein.
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the  pari passu A-1 note (which note is not included in the Trust) and the pari passu companion A-2 note (which note is included in the Trust).  For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period on the pari passu A-1 note (which note is not included in the Trust) and the pari passu companion A-2 note (which note is included in the Trust).

Cut-off Date LTV:	59.3%	68.5%
Balloon LTV:	51.3%	60.5%
Underwritten NOI DSCR(7):	1.44x	1.15x
Underwritten NCF DSCR(7):	1.31x	1.04x
Underwritten NOI Debt Yield:	10.5%	9.1%
Underwritten NCF Debt Yield:	9.6%	8.3%

			(6)
Total Debt includes the senior mezzanine and junior mezzanine loans described under “Current Mezzanine or Subordinate Indebtedness” herein.  The mezzanine loans have 11.1500% and 13.5000% per annum interest rates, respectively.

			(7)	As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.60x, respectively. With respect to Total Debt, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.34x and 1.22x, respectively.
			(8)	Historical Occupancy and Historical Annual Rent Per Sq. Ft. shown in the table above is based on historical rent rolls and occupancy percentages provided by the related borrower.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2) (3)	% of Total Annual U/W Base Rent(2) (3)	Lease Expiration
Port Authority of New York and New Jersey(4)	NR/Aa2/NR	157,203	17.5%	$37.40	20.1%	12/31/2016
Stern & Montana LLP	NR/NR/NR	35,126	3.9	$28.36	3.4	7/31/2014
Buckley Broadcasting WOR LLC	NR/NR/NR	22,152	2.5	$27.00	2.0	8/31/2019
New York University(5)	NR/Aa3/NR	22,152	2.5	$47.84	3.6	11/30/2022
Chamberlain Communications(6)	NR/NR/NR	21,893	2.4	$43.72	3.3	12/31/2017
Subtotal / Wtd. Avg.		258,526	28.7%	$36.71	32.4%

Other	Various	503,004	55.8%	$39.42	67.6%	Various
Vacant	NAP	139,214	15.5	NAP	NAP	NAP
Total / Wtd. Avg.		900,744	100.0%	$38.50	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
U/W Base Rent Per Sq. Ft. and % of Total Annual Base Rent include contractual rent steps through October 2012, but do not include average rent for New York University, which amount is included in the underwritten net cash flow.

(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

(4)
Port Authority of New York and New Jersey leases multiple spaces at the Trinity Centre Property, with 19,575 sq. ft. expiring March 31, 2012, 61,180 sq. ft. expiring July 31, 2015, and 76,448 sq. ft. expiring December 31, 2016. Port Authority of New York and New Jersey has the following termination options: (i) with respect to the 76,448 sq. ft. expiring December 31, 2016 (located on the 5th, 6th, 7th, and 10th floors of the 115 Broadway building), the tenant may terminate the lease on December 31, 2014 or December 31, 2015 with one year notice; (ii) with respect to the 61,180 sq. ft. expiring July 31, 2015 (located on the 8th, 9th, and 19th floors of the 115 Broadway building), the tenant may terminate the lease for either the 8th (20,335 sq. ft.) or 9th (20,349 sq. ft.) floor space (but not both) on October 31, 2013 with one year notice and payment of a $173,720 fee, and may terminate either the lease for the 8th or 9th floor space (only if the previous termination option for the other of the 8th or 9th floor was exercised) or the lease for the 19th floor space (only if the previous termination option for the 8th or 9th floor space was not exercised), on July 31, 2014 with one year notice and payment of a $103,035 fee.

(5)	New York University has one, five-year extension option.
(6)	Chamberlain Communications has one, five-year extension option.

Lease Rollover Schedule
Year(1)	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2) (3)	% U/W Base Rent Rolling(2) (3)	Cumulative % of U/W Base Rent(2) (3)
MTM	10	13,180	1.5%	13,180	1.5%	$26.92	1.2%	1.2%
2012	13	56,186	6.2	69,366	7.7%	$40.15	7.7	8.9%
2013	14	64,174	7.1	133,540	14.8%	$37.19	8.1	17.0%
2014	7	67,058	7.4	200,598	22.3%	$36.29	8.3	25.3%
2015	20	130,068	14.4	330,666	36.7%	$44.76	19.9	45.2%
2016	21	138,937	15.4	469,603	52.1%	$30.87	14.6	59.8%
2017	22	116,541	12.9	586,144	65.1%	$38.64	15.4	75.2%
2018	9	35,231	3.9	621,375	69.0%	$44.53	5.4	80.5%
2019	6	51,692	5.7	673,067	74.7%	$33.64	5.9	86.5%
2020	8	34,014	3.8	707,081	78.5%	$31.91	3.7	90.2%
2021	2	12,489	1.4	719,570	79.9%	$57.33	2.4	92.6%
Thereafter	10	41,960	4.7	761,530	84.5%	$51.56	7.4	100.0%
Vacant	NAP	139,214	15.5	900,744	100.0%	NAP	NAP
Total / Wtd. Avg.	142	900,744	100.0%			$38.50	100.0%

(1)
Port Authority of New York and New Jersey leases multiple spaces at the Trinity Centre Property, with 19,575 sq. ft. expiring March 31, 2012, 61,180 sq. ft. expiring July 31, 2015, and 76,448 sq. ft. expiring December 31, 2016. The tenant has various early termination options as described above in footnote 4 of the Tenant Summary table.

(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through October 2012, but do not include average rent for New York University, which amount is included in the underwritten net cash flow.

(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

The Loan.    The Trinity Centre loan combination (the “Trinity Centre Loan Combination”) is a $160.0 million fixed rate loan secured by the borrower’s fee simple interest in a 900,744 square foot Class B, CBD office property located at 111 and 115 Broadway in New York, New York (the “Trinity Centre Property”).  The $160.0 million first mortgage loan has a 10-year term, an initial interest-only period of 24 months and amortizes on a 28-year schedule thereafter.  The Trinity Centre Loan Combination accrues interest at a fixed rate equal to 5.8975%.  The Trinity Centre Loan Combination was bifurcated into two pari passu loan components (Note A-1 in the original amount of $72.0 million and Note A-2 in the original amount of $88.0 million). The Trinity Centre Note A-2 (the “Trinity Centre Loan”), but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust.  Loan proceeds, with an additional $25.0 million in mezzanine financing (see “Current Mezzanine or Subordinate Indebtedness” herein) were used to retire approximately $177.0 million of existing debt, fund upfront reserves totaling approximately $7.7 million, and pay closing costs of approximately $3.2 million.  Based on the “as-is” appraised value of $270.0 million as of August 1, 2011, the cut-off date LTV is 59.3%.  The Trinity Centre Note A-1 was previously contributed to the UBSC 2011-C1 trust. The most recent prior financing of the Trinity Centre Property was included in the MSC 2004-T13 and BSCMS 2004-PWR3 securitizations.

The Borrower / Sponsor.    The borrower, Trinity Centre LLC (the “Borrower”), is single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  Richard Cohen and Gary Darman, the non-recourse carveout guarantors for the Trinity Centre Loan Combination (collectively, the “Sponsors”) and their related entities have direct or indirect ownership of a majority of the equity interests in the Borrower.

Richard Cohen is the CEO and founder of Capital Properties, a privately owned real estate investment, development and management firm.  Capital Properties’ ongoing and completed projects include premier residential, hotel and commercial properties in major markets such as Boston, New York and Washington, D.C.  Since its inception in 1997, the company has developed, acquired and managed more than 17,000 apartment units and eight million sq. ft. of office space.

Gary Darman has an extensive real estate development and operating background with over 40 years of experience. In 1998, Mr. Darman formed Saxon Partners to develop residential and commercial properties in the greater Boston area.  In addition, Mr. Darman serves as the general partner of his family’s investment company, which has been a joint venture partner with many of the top Boston real estate firms in a large portfolio of apartment, office and retail properties.  Mr. Darman previously served on the board of directors of the Mirage Resorts, Inc., a leading hotel and casino company.  As of year end 2010, Mr. Darman had $19.9 million of contingent liabilities consisting of personal guaranties on nine different loans.  A review of Mr. Darman’s financial statements reveals a 90% interest in Gary Darman Company, which in turn owns between 90-100% of four retail and multifamily properties in the greater Boston area.  These properties carry a market value of approximately $111,290,000 with an equity value of approximately $31,277,215 after outstanding debt.

The Property.     The Trinity Centre Property consists of two adjacent, multi-tenanted, architecturally significant pre-war office buildings with street level retail that encompass 900,744 sq. ft. of NRA.  The Trinity Centre Property is situated at 111 and 115 Broadway in the core of the Financial West submarket of Downtown Manhattan, adjacent to Trinity Church and within three blocks of Wall Street and the New York and American Stock Exchanges.  The location of the Trinity Centre Property provides access to primary office locations of major banks, media companies, law firms, insurance companies, public agencies, City Hall and the new World Trade Center currently under development. The Trinity Centre Property has direct subway access to the Lexington Avenue express trains and is situated less than two blocks from the new Santiago Calatrava-designed World Trade Center Transit Hub, providing connectivity between PATH trains; 1, 2, 3, 4, 5, A, C, E, J, N, R, W, and Z subway lines; the World Financial Center, Hudson River ferries and the new Fulton Street Transit Center. The Trinity Centre Property was first constructed in 1905 (111 Broadway) and 1907 (115 Broadway) and is connected by a steel footbridge.  The detailed buildings were designed by Francis Hatch Kimball, a prominent New York City-based architect, with Gothic details to harmonize with the neighboring Trinity Church to the south, with a limestone façade detailed with towers, gables and fanciful carved ornaments.  The buildings are designated as New York City landmarks, having been comprehensively restored with electrical, mechanical and telecommunications systems that meet 21st century standards.

The Borrower purchased the Trinity Centre Property in December of 2000 for approximately $128.5 million.  Since acquisition, the Borrower has contributed in excess of $23.7 million in capital improvements, including elevator modernization, lobby and common area renovations, and window replacements. The Borrower’s all-in cash basis totals approximately $154.5 million.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

Major Tenants.    The Trinity Centre Property is currently 84.5% leased as of August 1, 2011 with three of the top ten tenants (21.7% of GLA) having investment grade credit ratings – Port Authority of New York and New Jersey (17.5% of GLA, rated NR/Aa2/NR by Fitch/Moody’s/S&P), New York University (2.5% of GLA, rated NR/Aa3/NR by Fitch/Moody’s/S&P), and Consolidated Edison (1.8% of GLA, rated BBB+/Baa1/A- by Fitch/Moody’s/S&P).

The Port Authority of New York and New Jersey (157,203 sq. ft., 17.5% of GLA, 20.1% of underwritten occupied base rent):  Established in 1921, the Port Authority of New York and New Jersey conceives, builds, operates, and maintains infrastructure critical to the New York/New Jersey region’s trade and transportation network.  Its area of jurisdiction is called the Port District, a region with a radius of approximately 25 miles of the Statue of Liberty.  The Port Authority of New York and New Jersey currently leases 157,203 sq. ft. of office space at 115 Broadway.  The original lease for 76,448 sq. ft. had a rent commencement date in December 2006 and was for an original term of three years and three months, expiring in March 2010.  The tenant took an additional 61,180 sq. ft. of space per an amendment dated November 2007, with a lease expiration date of July 2015.  In November 2010, Phoenix Construction assigned a 19,575 sq. ft. lease to the tenant with a lease expiration of March 2012.  In October 2011, the tenant extended the original lease for 76,448 sq. ft. through December 2016.   The Port Authority of New York and New Jersey is rated NR/Aa2/NR by Fitch/Moody’s/S&P.

Stern & Montana LLP (35,126 sq. ft., 3.9% of GLA, 3.4% of underwritten occupied base rent): Stern & Montana LLP is a law firm specializing in legal and advisory services designed to minimize the impact of fraud on the insurance industry.  Founded by attorneys Bob Stern and Richard Montana, the majority of the firm’s clients are insurance companies looking to investigate insurance fraud, initiate civil law suits to recover compensatory damages and prosecute health insurance fraud. Stern & Montana LLP operates in both New York and Florida.  The tenant occupies the entire 20th and 21st floor of the 115 Broadway building under a lease that commenced in 2003 and expires in July 2014.  The current rent ranges from $11.40 - $34.14 per sq. ft. and will expire at a range of $12.10 - $36.23 per sq. ft.

Buckley Broadcasting WOR LLC (22,152 sq. ft., 2.5% of GLA, 2.0% of underwritten occupied base rent): Buckley Broadcasting WOR LLC (“Buckley Broadcasting”) owns and operates 20 radio stations in New York, Connecticut and California. It operates as an independent syndicated programming provider network.  The company’s radio stations offer news/talk, oldies, classic hits, rhythmic, adult contemporary, adult standards, hip hop, country, and classic rock programs. Buckley Broadcasting was founded in 1956 and is based in Greenwich, Connecticut.  The tenant occupies the entire third floor of the 111 Broadway building under a lease which commenced in 2004 and expires in August 2019.  The current rent is $27.00 per sq. ft. and will increase to $29.00 per sq. ft. commencing in August 2014 and continuing until expiration.

New York University (22,152 sq. ft., 2.5% of GLA, 3.6% of underwritten occupied base rent exclusive of the additional average rent underwritten): New York University (“NYU”) is a private, nonprofit university based in New York City. With over 43,000 active students and 400,000 alumni, NYU is the largest private university in the country.  Founded in 1831, NYU is regularly ranked as one of the top academic institutions in the world. NYU occupies properties all over New York City with the majority being in the area surrounding Washington Square Park.  The subject property is occupied by the NYU Langone Trinity Centre, a medical center staffed with full-time members of NYU School of Medicine. Services range from Facial Plastic Surgery to Pulmonary Care.  The tenant occupies the entire second floor of the 111 Broadway building under a lease that commenced in 2007 and expires in November 2022. The current rent is $37.90 per sq. ft. and will expire at $58.45 per sq. ft. New York University is rated NR/Aa3/NR by Fitch/Moody’s/S&P.

Chamberlain Communications (21,893 sq. ft., 2.4% of GLA, 3.3% of underwritten occupied base rent): Chamberlain Communications LLC provides public relations services for pharmaceutical companies, medical specialty societies, and foundations in North America and Europe. It offers brand communications, issues and crisis management, media relations, content development, and grassroots programming services.  The company also creates positive agendas that drive understanding, optimism, and meaning for healthcare professionals. It serves brands and organizations involved in social issues, including mental health, cancer, cardiovascular health, and infectious diseases, as well as third-party organizations focusing on cause-related programming. The company was founded in 1993 and is based in New York City.  The tenant occupies the entire 19th floor of 111 Broadway under a lease that commenced in 2008 and expires in December 2017.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

The Market.    The Trinity Centre Property is situated in the Financial West subdistrict of Downtown Manhattan on Broadway between Pine Street and Cedar Street.  According to the appraisal, the Financial West District is the smallest office market in Downtown Manhattan and has traditionally been the beneficiary of overflow demand for office space in the Financial East and World Financial Districts.  The Trinity Centre Property is considered to be Class B, and as such, serves a relevant purpose as a lower cost provider of space at a competitive price point for smaller tenants, in addition to ancillary needs expected to arise from the tenancy that will move into new World Trade Center developments.

Statistics as of the second quarter of 2011 for Class B office space in the market and submarket are shown below.

Category	Downtown	Financial West
Existing Supply (Sq. Ft.)	28,191,580	3,962,787
Average Vacant	8.9%	18.7%
Average Rent Per Sq. Ft.	$34.94	$33.56
Source: Appraisal.

As shown above, the average occupancy for the Financial West submarket is lower than the overall Downtown market area.  The average Class B asking rental rate in the Financial West district was $33.56 per sq. ft. as of the second quarter of 2011, below the Downtown Class B average of $34.94 per sq. ft.  Overall the average asking rents for the submarket are in line with the Downtown market average.  According to the appraisal, the effect of new construction and new competition on the Trinity Centre Property is negligible, as reflected in the fact that very little new construction of Class B office buildings is currently underway in Downtown Manhattan.

The Trinity Centre Property appraisal notes 29 office buildings within the Financial West submarket, as well as the surrounding Insurance, Financial East and World Trade sub districts are considered to be competitive with the Trinity Centre Property.  The buildings that are competitive with the Trinity Centre Property contain a total net rentable area of 15,113,365 sq. ft. The average overall direct occupancy rate for these buildings is 86.7%, compared to 91.1% for Class B office buildings in the Downtown market as a whole. The minimum asking rent for the 29 buildings that are competitive with the Trinity Centre Property is $19.00 per sq. ft. and the maximum asking rent is $55.00 per sq. ft.

Of the 29 buildings presented, eight are considered directly competitive with the Trinity Centre Property in terms of building classification, asking rents, rentable office area, and current occupancy.  The average direct occupancy rate for these eight directly competitive buildings is 85.6% for direct space and 83.1% when including sublease space. This compares with an average direct occupancy rate of 86.7% for all of the buildings competitive with the Trinity Centre Property and 91.1% for Class B office buildings in the Downtown market as a whole.

Trinity Centre Property Recent Leases
Tenant	Sq. Ft.	Net Base Rent Per Sq. Ft.	Lease Term (Months)	Lease Start	Lease Expiration
Tishman Turner JV	5,102	$30.00	59	3/2011	1/2016
Liro Architects & Planners	3,554	$29.00	70	8/2011	5/2017
Eris Exchange LLC	3,043	$33.00	60	5/2011	5/2016
Triad Securities Corp.	5,108	$30.00	96	6/2011	5/2019
SLS Property LLC	2,167	$30.79	90	9/2011	2/2019
Virginia And Ambinder LLP	1,670	$32.31	54	4/2011	9/2015
Surplus Capital LLC	2,046	$34.00	63	5/2011	7/2016
Lymphoma Research Foundation	1,000	$32.00	75	5/2011	7/2017
NRC (NY) LLC	2,018	$36.02	72	7/2011	6/2017
Royal 1 WTC Management LLC	6,650	$34.00	60	8/2011	7/2016
SNL Financial LC	3,350	$33.00	80	4/2011	12/2017
Enlace New York Inc.	3,432	$32.00	63	3/2011	6/2016
W&W Steel LLC	2,684	$32.00	25	1/2011	1/2013
Total / Wtd. Avg.	41,824	$31.97	67
Source: Rent Roll dated August 1, 2011.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

The table below shows the vacancy rate and asking rents of the Trinity Centre Property in comparison to direct competitors in the Financial West submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (Net)	Class
Trinity Centre	1905/1907	900,744	84.5%	$35.00	B
50 Broadway	1927	270,000	94.6%	$32.00 - $35.00	B
61 Broadway	1916	548,155	81.0%	$33.00 - $40.00	B
65 Broadway	1917	300,000	76.7%	$31.00 - $34.00	B
100 Broadway	1922	304,538	72.4%	$37.00 - $38.00	B
60 Broad Street	1962	1,014,041	100.0%	N/A	B
75 Broad Street	1928	650,000	92.6%	$29.00 - $34.00	B
80 Broad Street	1931	352,000	55.1%	$29.00 - $36.00	B
44 Wall Street	1926	265,780	78.9%	$34.00 - $35.00	B
Total / Wtd. Avg.(2)		3,704,514	85.6%	$29.00 - $40.00
(1) (2)	Source: Appraisal. Total / Wtd. Avg. excludes the Trinity Centre Property.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 7/31/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$32,389,956	$32,910,817	$33,051,000	$28,511,557	$31.65
Value of Vacant Space / (concessions) (2)	(384,958)	(783,150)	(867,544)	5,232,495	5.81
Rent Steps(3)	0	0	0	586,104	0.65
Straight-Line Rent(4)	0	0	0	220,265	0.24
Gross Potential Rent	$32,004,998	$32,127,667	$32,183,456	$34,550,421	$38.36
Total Recoveries	3,380,587	3,547,372	3,558,183	3,622,531	4.02
Total Other Income	413,021	271,179	303,215	319,715	0.35
Less: Vacancy	(3,027,189)	(4,132,710)	(4,033,851)	(5,232,495)	(5.81)
Effective Gross Income	$32,771,417	$31,813,508	$32,011,003	$33,260,173	$36.93
Total Operating Expenses	16,358,067	16,314,148	16,303,924	16,402,910	18.21
Net Operating Income	$16,413,350	$15,499,360	$15,707,079	$16,857,263	$18.71
TI/LC	562,077	674,578	936,897	1,351,116	1.50
Capital Expenditures	0	0	0	225,186	0.25
Net Cash Flow	$15,851,273	$14,824,782	$14,770,182	$15,280,961	$16.96
(1) (2) (3) (4)
U/W Base Rent is based on the rent roll dated August 1, 2011.
U/W Vacancy is based on actual economic vacancy as of the rent roll dated August 1, 2011, and is equal to 15.1% of Gross Potential Rent.
U/W Rent Steps includes contractual rent increases through October 2012
U/W Straight-Line Rent was calculated as the amount by which average contractual rent for New York University (rated NR/Aa3/NR by Fitch/Moody’s/S&P) over the term of the Trinity Centre Loan exceeds the current base rent amount.

Property Management.     The Trinity Centre Property is managed by Capital Properties NY LLC, a borrower affiliate.

Lockbox / Cash Management.    The Trinity Centre Loan is structured with a hard lockbox and in place cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the borrower, (ii) the occurrence of certain bankruptcy events relating to the borrower, guarantor or property manager, or (iii) the DSCR falls below 1.05x. If an event of default exists under a mezzanine loan during a period when cash is not swept under the Trinity Centre Loan, excess cash shall be transferred to the mezzanine lender under the applicable mezzanine loan to be held and applied in accordance with the terms of the applicable mezzanine loan documents.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

Initial Reserves.     At loan closing, the Borrower deposited (i) $1,091,331 into the tax reserve account, (ii) $2,000,000 into an upfront TI/LC reserve account in respect of tenant improvements and leasing commissions for space other than space currently leased to the Port Authority of New York and New Jersey, (iii) $2,000,000 into a Local Law 11 reserve account for certain repairs to the building façade including repointing and stone repairs as required under applicable law identified in the loan documents, (iv) $2,539,062 into a reserve account for certain outstanding rent abatements identified in the loan documents, over $1.7 million of which is due to abatements related to the Port Authority renewal, and (v) $70,153 into a required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $363,777 into a tax reserve account, (ii) $29,017, or 1/12 of the portion of the annual premium of the Borrower’s blanket insurance policy that is allocable to the Trinity Centre Property, (iii) $18,766 into the capital expenditure/replacement reserve account, (iv) for the first two years of the Trinity Centre Loan term, 100% of all excess cash flow (not subject to an annual cap), (v) from and after the 24th monthly payment date and until such time as both the TI/LC reserve and the Port Authority rollover reserve cap amounts identified in the following sentence have been met, 100% of all excess cash flow until an annual amount of $1,500,000 has been deposited, and for the balance of such annual period 75% of all excess cash flow, and (vi) $112,115 into a TI/LC reserve account after such time at which both the TI/LC reserve and the Port Authority rollover reserve cap amounts identified in the following sentence have been met.  The excess cash flow identified in (iv) and (v) above is required to be deposited (A) first into the TI/LC reserve account until an aggregate amount of $5,700,000 has been deposited into such account, then (B) into the Port Authority rollover account until an aggregate amount of $10,300,000 has been deposited into such reserve account.

Current Mezzanine or Subordinate Indebtedness.      In conjunction with the Trinity Centre Loan Combination, CreXus S Holdings LLC provided an $18,000,000 senior mezzanine loan, and Brickman Trinity Center, LLC provided a $7,000,000 junior mezzanine loan. The Trinity Centre Loan Combination and each mezzanine loan were funded separately.  The senior mezzanine loan requires payments of interest only at a rate of 11.1500% and the junior mezzanine loan requires payments of interest only at a rate of 13.5000%.  Both the senior mezzanine loan and the junior mezzanine loan are co-terminus with the Trinity Centre Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.     None permitted.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

Trinity Centre
111-115 Broadway
New York, NY 10006
Manhattan
Brooklyn
Hudson River
East River
Tribeca
SoHo
Nolita
Little Italy
Chinatown
Battery Park City
Financial District
FDR Drive
Brooklyn Bridge
Battery Park
Zuccotti Park
Trinity Church
City Hall Park
Columbus Park
Foley Square
Rector Park
Bowling Green
Pace University
St. John's University-Manhattan
National September 11 Memorial
World Financial Center
New York Stock Exchange
Federal Reserve Bank
Equitable Building
Woolworth Building
St. Paul's Churchyard
Fort Amsterdam
Castle Clinton National Monument
Museum of Jewish Heritage
South Street Seaport
Fulton Market
Downtown Manhattan Heliport
Whitehall Terminal (South Ferry)
One New York Plaza
CANAL ST
FRANKLIN ST
CHAMBERS ST
CITY HALL
PARK PLACE
CORTLANDT ST
FULTON ST
RECTOR ST
WALL ST
BROAD ST
BOWLING GREEN
WHITEHALL ST-SOUTH FERRY
78
478
278
9A
New York City
Queens
Brooklyn
Manhattan
Hoboken
Jersey City
Weehawken
Union City
West New York
Secaucus
North Bergen

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2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

Mortgage Loan Information(1)			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor:	Poughkeepsie Galleria Company		Collateral:	Fee Simple
Borrower:	Poughkeepsie Galleria LLC		Location:	Poughkeepsie, NY
Original Balance:	$85,250,000		Year Built / Renovated:	1987 / NAP
Cut-off Date Balance:	$84,872,577		Total Sq. Ft.:	691,325
% by Initial UPB:	6.4%		Property Management:	Pyramid Management Group, LLC
Interest Rate:	6.6115%		Underwritten NOI:	$15,761,531
Payment Date:	6th of each month		Underwritten NCF:	$15,029,670
First Payment Date:	December 6, 2011		Appraised Value:	$237,000,000
Maturity Date:	November 6, 2021		Appraisal Date:	October 17, 2011
Amortization(2):	360 months		Historical NOI
Additional Debt(1)(3):	$69,441,199 pari passu Note A-1;		Most Recent NOI:	$14,310,443 (December 31, 2011)
	$20,907,028 Mezzanine Loan		2nd Most Recent NOI:	$15,023,161 (December 31, 2010)
Call Protection(4):	L(30), D(86), O(4)		3rd Most Recent NOI:	$15,315,920 (December 31, 2009)
Lockbox / Cash Management:	Hard / In Place		Historical Occupancy(8)
			Most Recent Occupancy:	92.6% (December 31, 2011)
Reserves(5)			2nd Most Recent Occupancy:	93.7% (December 31, 2010)
	Initial	Monthly	3rd Most Recent Occupancy:	94.1% (December 31, 2009)
Taxes:	$1,281,975	$320,494	4th Most Recent Occupancy:	94.7% (December 31, 2008)
Insurance:	$51,439	$17,146	5th Most Recent Occupancy:	NAV
Replacement:	$0	$11,522	Historical Annual Rent Per Sq. Ft.(9)
TI/LC:	$2,000,000	Springing	Most Recent Rent Per Sq. Ft.:	$25.17 (T-12 August 31, 2011)
JCPenney Rollover:	$0	Springing	2nd Most Recent Rent Per Sq. Ft.:	$26.61 (December 31, 2010)
			3rd Most Recent Rent Per Sq. Ft.:	$25.10 (December 31, 2009)
Financial Information			4th Most Recent Rent Per Sq. Ft.:	$24.78 (December 31, 2008)
	Mortgage Loan(6)	Total Debt(7)	(1)
The Poughkeepsie Galleria Loan is part of the Poughkeepsie Galleria Loan Combination, totaling $155.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The Poughkeepsie Galleria Loan, but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust.  The related pari passu Note A-1 was previously contributed to the UBSC 2011-C1 Trust.

Cut-off Date Balance / Sq. Ft.:	$223	$253
Balloon Balance / Sq. Ft.:	$196	$223
Cut-off Date LTV:	65.1%	73.9%
Balloon LTV:	57.3%	65.1%
Underwritten NOI DSCR:	1.34x	1.10x
Underwritten NCF DSCR:	1.28x	1.05x	(2) (3) (4)
For total debt of $176.0 million. Principal is split pro rata between the pari passu A-1 note, the pari passu A-2 note and the mezzanine loan described herein.
See “Current Mezzanine or Subordinate Indebtedness” herein.
Defeasance is permitted on the date that is two years after the closing date for the UBS 2012-C1 securitization.

Underwritten NOI Debt Yield:	10.2%	9.0%
Underwritten NCF Debt Yield:	9.7%	8.6%

(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
(6)
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-2 note (which note is included in the Trust) and the pari passu companion A-1 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the cut-off date on the pari passu A-2 note (which note is included in the Trust) and the pari passu companion A-1 note (which note is not included in the Trust).

(7)
Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loan has an interest rate of 11.2500% and is coterminous with the Poughkeepsie Galleria Loan.

(8)	Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, inclusive of anchor-owned space.
(9)
Historical Annual Rent Per Sq. Ft. shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower for leasable area that is collateral for the Poughkeepsie Galleria Loan Combination.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

Anchor and Major Tenant Summary
Non-Collateral Anchor Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of Owned U/W Base Rent(3)(4)	Lease Expiration	12/31/2011 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Macy’s	BBB-/Baa3/BBB-	161,789	13.4%	NAP	NAP	NAP	$45,900	$284	NAP
Sears	CCC/B3/CCC+	144,944	12.0%	NAP	NAP	NAP	$27,000	$186	NAP
Target	A-/A2/A+	126,000	10.4%	NAP	NAP	NAP	$41,000	$325	NAP
Best Buy	BBB-/Baa2/BBB-	50,870	4.2%	NAP	NAP	NAP	$45,000	$885	NAP
Old Navy	NR/NR/NR	19,996	1.7%	NAP	NAP	NAP	$4,771	$239	NAP
H&M(7)(8)(9)	NR/NR/NR	11,133	0.9%	NAP	NAP	NAP	$2,262	$203	NAP
Subtotal		514,732	42.7%				$165,933	$322

Anchor Tenants
JCPenney(10)	BB+/NR/BB	179,953	14.9%	$4.12	5.2%	8/31/2017	$23,608	$131	5.3%
Dick’s Sporting Goods(11)(12)	NR/NR/NR	53,775	4.5%	$6.50	2.4%	2/28/2018	$13,884	$258	5.4%
Subtotal		233,728	19.4%	$4.67	7.6%		$37,493	$160	5.3%

Movie Theater
Regal-Galleria 16(13)(14)(15)	B+/B1/B+	70,703	5.9%	$15.92	7.8%	12/31/2025	$7,845	$111	20.6%

Major In-Line Tenants
DSW Shoe Warehouse(16)	NR/NR/NR	25,564	2.1%	$13.19	2.3%	9/30/2014	$4,909	$192	12.6%
Finish Line	NR/NR/NR	15,001	1.2%	$25.03	2.6%	1/31/2012	$4,761	$317	11.1%
Forever 21	NR/NR/NR	12,000	1.0%	$28.30	2.4%	1/31/2018	$3,910	$326	17.4%
Subtotal		52,565	4.4%	$19.33	7.3%		$13,580	$258	13.4%

Other(17)	Various	245,260	20.3%	$42.19	77.2%	Various		$338	18.7%
Vacant	NAP	89,069	7.4%	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.(18)		1,206,057	100.0%	$23.83	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Sq. Ft. is based on total mall sq. ft. of 1,206,057, inclusive of non-owned anchor tenants.
(3)
U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through September 30, 2012 as well as percentage in lieu rent that was calculated based on 12/31/2011 sales.

(4)	% of Owned U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 12/31/2011 total sales figures.
(6)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 12/31/2011 total sales and contractual rent steps through September 30, 2012 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2011 but excluding tenant energy costs, all divided by the 12/31/2011 Total Sales.

(7)	Of H&M’s total occupied sq. ft. of 20,101, only 8,968 sq. ft. serves as collateral for the Poughkeepsie Galleria Mall Loan.
(8)
H&M has the right to terminate its lease if (i) sales do not exceed $250 per sq. ft. during the period from the 37th through the 48th months of the lease term, (ii) after the fourth year of the lease term, for a period of more than one year either (a) less than 80% of the non-anchor tenants’ gross leasable area at the shopping center is open for business or (b) fewer than 4 anchor stores comprising at least 50,000 square feet each (excluding Macy’s) are open for business, or (iii) after the fifth year of the term, if Macy’s is not operating for a period of 12 months and the tenant’s gross receipts decline by 5% or more.

(9)	H&M has two, five-year extension options with respect to the 8,968 collateral sq. ft.
(10)	JCPenney has five, five-year extension options.
(11)
Dick’s Sporting Goods has the right to go dark at any time upon notice to the Borrower, in which event the Borrower will have the right to recapture the premises demised under the Dick’s Sporting Goods lease.

(12)	Provided certain conditions are satisfied. Dick’s Sporting Goods has three, five-year extension options.
(13)
Regal-Galleria 16 has the right to terminate its lease and receive a partial reimbursement of the cost of its initial tenant improvements if at least 70% of the shopping center is not open for business for a period of more than 12 months during any 24 month period.

(14)	Regal-Galleria 16’s 12/31/2011 sales equate to $490,290 on a per-screen basis.
(15)	Regal-Galleria 16 has three, five-year extension options.
(16)
If DSW Shoe Warehouse’s sales did not exceed a specified threshold during the period from March 1, 2011 through February 28, 2012, either the tenant or the Borrower will have the right to terminate the lease within 120 days following February 28, 2012.

(17)
Other Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 10,000 sq. ft. that reported both 2011 sales and 2010 sales (excluding kiosks, ATM tenants, and other non-mall-shop tenants).

(18)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 602,256.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1) (2)	% U/W Base Rent Rolling(1) (2)	Cumulative % of U/W Base Rent(1) (2)
MTM	1	1	0.0%	1	0.0%	$42,217	0.3%	0.3%
2012	12	36,337	5.3	36,338	5.3%	47.17	11.9	12.2%
2013	13	25,232	3.6	61,570	8.9%	59.10	10.4	22.6%
2014	12	50,367	7.3	111,937	16.2%	26.36	9.3	31.9%
2015	12	38,875	5.6	150,812	21.8%	42.58	11.5	43.4%
2016	8	11,541	1.7	162,353	23.5%	61.81	5.0	48.4%
2017	6	190,911	27.6	353,264	51.1%	7.22	9.6	58.0%
2018	11	99,861	14.4	453,125	65.5%	20.59	14.3	72.3%
2019	7	20,311	2.9	473,436	68.5%	44.00	6.2	78.6%
2020	4	11,247	1.6	484,683	70.1%	34.58	2.7	81.3%
2021	5	12,631	1.8	497,314	71.9%	35.58	3.1	84.4%
Thereafter	12	104,942	15.2	602,256	87.1%	21.33	15.6	100.0%
Vacant	NAP	89,069	12.9	691,325	100.0%	NAP	NAP
Total / Wtd. Avg.	103	691,325	100.0%			$23.83	100.0%
(1)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through June 30, 2012 and percentage in lieu rent that was calculated based on T-12 8/31/2011 sales.

(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan. The Poughkeepsie Galleria loan combination (the “Poughkeepsie Galleria Loan Combination”) is a $155.0 million ($224 per collateral sq. ft.), fixed rate loan secured by the Borrower’s fee simple interest in 691,325 sq. ft. (the “Poughkeepsie Galleria Collateral”) of a 1,206,057 sq ft. regional mall located at 2001 South Road, Poughkeepsie, New York (the “Poughkeepsie Galleria Property”). The Poughkeepsie Galleria Collateral includes all mall shops, JCPenney, Regal-Galleria 16, Dick’s Sporting Goods and reciprocal easement agreements with each of the non-collateral tenants. Tenants at the Poughkeepsie Galleria Property that are not included in the Poughkeepsie Galleria Collateral are anchors Macy’s, Sears, Target, and Best Buy and major tenants Old Navy and a portion of the H&M space. The $155.0 million first mortgage loan has a 10-year term.  The Poughkeepsie Galleria Loan Combination accrues interest at a fixed rate equal to 6.6115%. The Poughkeepsie Galleria Loan Combination was bifurcated into two pari passu loan components (Note A-1 in the original amount of $69.75 million and Note A-2 in the original amount of $85.25 million).  The Poughkeepsie Galleria Note A-2 (the “Poughkeepsie Galleria Loan”), but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust.  The total debt of $176.0 million, inclusive of the Poughkeepsie Galleria Loan Combination and the $21.0 million mezzanine loan described herein, amortizes on a 30-year schedule. Principal is then split pro rata between the pari passu Note A-1, the pari passu Note A-2 and the mezzanine loan described herein.  Loan proceeds, along with a mezzanine loan in the original amount of $21.0 million (see “Current Mezzanine or Subordinate Indebtedness” herein) and an additional equity contribution from the borrower of approximately $1.3 million, were used to retire existing debt of approximately $173.4 million, pay closing costs and fees of approximately $1.9 million, and fund upfront reserves of approximately $3.3 million. Based on the appraised value of $237.0 million as of October 17, 2011, the cut-off date LTV for the Poughkeepsie Galleria Loan Combination is 65.1%.  The Poughkeepsie Galleria Note A-1 was previously contributed to the UBSC 2011-C1 trust.  The most recent prior financing of the Poughkeepsie Galleria Property was included in the COMM 2007-FL14 securitization.

The Borrower / Sponsor. The borrower, Poughkeepsie Galleria LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The Borrower is an affiliate of the Pyramid Companies (‘‘Pyramid’’) formed in 1970 by Robert J. Congel. Pyramid, based in Syracuse, NY, refers not to a specific company but rather a group of affiliated partnerships involved in shopping center construction and management.  Pyramid developed and owns 13 shopping centers in New York and 4 shopping centers in Massachusetts, totaling more than 17.2 million sq. ft.  Pyramid has more than 5.4 million sq. ft. of expansion under development; currently, the portfolio generates approximately $4 billion in annual sales. The Pyramid Companies are functionally organized into three critical areas: development, leasing and management. The majority of Pyramid-owned properties, including the Poughkeepsie Galleria Property, are managed by an affiliate, Pyramid Management Group, LLC.

The non-recourse carveout guarantor for the Poughkeepsie Galleria Loan is Poughkeepsie Galleria Company (the “Sponsor”), a New York general partnership. The Sponsor is collectively owned by Moselle Associates (75.0% total ownership interest), Bruce A. Kenan Living Trust (10.8% total ownership interest), Quarry Enterprises, LLC (3.2% total ownership interest), Bruce A. Kenan (5.3% total

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

ownership interest), Three J’s Family Trust (5.2% total ownership interest) and Robert J. Congel (0.5% total ownership interest). Moselle Associates, the Sponsor’s majority stakeholder, is itself owned by Robert J. Congel and related family trusts.

The Property. The Poughkeepsie Galleria Property consists of an enclosed, two-level regional mall located in Poughkeepsie, New York, approximately 70 miles north of New York City.  The Poughkeepsie Galleria Property is nearly twice the size of the next largest retail center in Dutchess County and represents the area’s dominant shopping mall, attracting visitors from across the Hudson and east into Connecticut. Anchors at the Poughkeepsie Galleria Property include Sears, Macy’s, Target, and Best Buy (none of which are included in the Poughkeepsie Galleria Collateral) as well as JCPenney, Regal-Galleria 16 and Dick’s Sporting Goods (all included in Poughkeepsie Galleria Collateral). Major tenants include Old Navy (which is not included in the Poughkeepsie Galleria Collateral) and H&M (of which only 8,968 sq. ft. of the space occupied by H&M is included in the Poughkeepsie Galleria Collateral) as well as DSW Shoe Warehouse, Forever 21 and Finish Line (all included in the Poughkeepsie Galleria Collateral).  An adjacent Lowe’s Hardware also shadow anchors the Poughkeepsie Galleria Property. The Poughkeepsie Galleria Collateral was 87.7% occupied as of the rent roll dated October 1, 2011 and the Poughkeepsie Galleria Property was 92.9% occupied as of the same date.  The Poughkeepsie Galleria Collateral has exhibited strong historical occupancy over the past four years.

The Poughkeepsie Galleria Property originally opened in 1987 and underwent expansions in 1998, 2004, and 2007. The Poughkeepsie Galleria Property has benefited from consistent capital expenditures totaling approximately $7 million from 2008 to 2010, averaging $2.3 million per year. The 2011 capital expenditure budget is $1.2 million. The Borrower reports a total cost basis of $101 million before accumulated depreciation, and $38.7 million after depreciation. The Borrower’s five year budget (2011-2015) has allocated $9.3 million for capital expenditures.

The Poughkeepsie Galleria Property is located on US Route 9, which is the longest north-south highway in New York, and is situated just north of I-84. North-south access is also available from I-87 to the west of the Poughkeepsie Galleria Property. The Poughkeepsie Galleria Property enjoys significant demand generated by the large local student population from multiple colleges in the area.  Aggregate average daily traffic by the Poughkeepsie Galleria Property is approximately 65,000 cars. The Poughkeepsie Galleria Property’s trade area reportedly includes approximately 550,000 people (within a 20 mile radius as of 2010).  The Poughkeepsie Galleria Property benefits from favorable surrounding demographics, as evidenced by the presence of multiple institutions of higher education and above average household income levels.

The chart below details the Poughkeepsie Galleria Property’s tenancy by general type.

Poughkeepsie Galleria Tenant Type Summary
Tenant Type	Total Sq. Ft.	% of Owned Sq. Ft.	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	12/31/2011 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (non-collateral)	514,732	NAP	NAP	NAP	NAP	$322	NAP

Anchor Tenants	233,728	33.8%	$4.67	7.6%	5.2	$160	5.3%
Movie Theater	70,703	10.2	15.92	7.8	13.3	$111	20.6%
Major In-Line	52,565	7.6	20.02	7.3	2.4	$258	13.4%
ATM	30	0.0	2,994.75	0.6	1.6	NAP	NAP
In-Line / Food Court – Comp	222,113	32.1	42.59	65.9	4.0	$363	17.5%
In-Line / Food Court – Non-comp	21,999	3.2	38.09	5.8	8.4	$92	NAP
Kiosk / Other	1,114	0.2	505.21	3.9	1.0	$1,718	30.7%
Telecom	4	0.0	32,507.09	0.9	2.4	NAP	NAP
Vacant	89,069	12.9	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)(5)	691,325	100.0%	$23.83	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through September 30, 2012 and percentage in lieu rent that was calculated based on 12/31/2011 sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 12/31/2011 Total Sales and contractual rent steps through September 30, 2012 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2011 but excluding tenant energy costs, all divided by the 12/31/2011 Total Sales.

(4) (5)
Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
Total Sq. Ft. excludes non-collateral tenants.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

The Market.  The Poughkeepsie Galleria Property is located on the west side of South Road (US Route 9) at the intersection of Old Post Road in the southern end of the City of Poughkeepsie, Dutchess County, New York.  The Poughkeepsie Galleria Property is considered a suburban location and is located approximately 70 miles north of New York City.  The nearest cities include: Wappinger’s Falls located two miles to the south, Fishkill located six miles to the north, and Hopewell Junction located 6.5 miles to the southeast.  Downtown Poughkeepsie is approximately five miles north of the Poughkeepsie Galleria Property.  Primary access to the Poughkeepsie Galleria Property is via US Route 9, which is the primary north/south thoroughfare and intersects with Interstate 84 six miles south of the Poughkeepsie Galleria Property.  Interstate 84 provides regional access to the east and west, while the Taconic Parkway, located seven miles east of the Poughkeepsie Galleria Property, provides regional access to the north and south.  Aggregate daily traffic counts by the Poughkeepsie Galleria Property are approximately 65,000 vehicles per day.

The area surrounding the Poughkeepsie Galleria Property consists of retail and service-oriented establishments along South Road / US Route 9, the primary north/south directed thoroughfare, and single family residential along the side streets.  The Shoppes At South Hills is a K-Mart anchored shopping center adjacent south of the Poughkeepsie Galleria Property on Route 9.  Other tenants at the center include Bob’s Discount Furniture, Burlington Coat Factory, Christmas Tree Shops, Hobby Lobby, and Shop Rite.

The Poughkeepsie Galleria Property is located in the Poughkeepsie-Newburgh-Middletown Metropolitan Statistical Area (the “Poughkeepsie MSA”) with a 2010 estimated population of approximately 678,000 residents.  Between 2000 and 2010, the Poughkeepsie MSA population expanded annually by 0.88%, compared to 0.30% for the entire state over the same period.  Population growth in the Poughkeepsie MSA is projected to be 0.58% annually through 2015. The Poughkeepsie Galleria Property’s trade area within a 10-, 15- and 20-mile radius also experienced positive annual population growth over the past decade at 0.46%, 0.56% and 0.58%, respectively.  Through 2015, the population within a 10-, 15- and 20-mile radius is expected to continue to grow modestly at 0.22%, 0.33% and 0.35% annually, respectively.

Average household income for 2010 in the 10 and 15 mile radii equaled $82,871 and $82,691, respectively, above the State of New York average of $79,157. From 2000 to 2010, average household income in the aforementioned radii increased annually 2.86% and 2.81%, respectively. Looking forward, this growth rate is forecasted to continue. Claritas predicts annual growth rates of 2.16% (10 mile radius) and 2.13% (15 mile radius) from 2010 to 2015. During this same time period, average household income for the United States as a whole is forecasted to grow annually at 1.74%. It should be noted that in the Poughkeepsie Galleria Property’s 10-mile radius, approximately 29% of the population has an average household income of $100,000 or greater.

Overall, there is minimal competition to the Poughkeepsie Galleria Property given the quality of the tenancy and distance to truly competitive retailers.  Further, there are no other regional malls or competitive retail centers of a similar size or tenant mix located within the primary trade area of 10 miles.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

The chart below details the Poughkeepsie Galleria Property’s competitive set.

Competitive Property Summary(1)
Property	Owner	Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Poughkeepsie Galleria Property	Poughkeepsie Galleria LLC	1987/NAP	1,206,057	JCPenney, Macy’s, Sears, Target	93%	Subject
The Shoppes at South Hills	Vornado Realty Trust	1977 / 2008	531,025	Ashley Furniture, Bob’s Discount Furniture, Burlington Coat Factory, Christmas Tree Shop, Hobby Lobby, Kmart, Pet Goods, ShopRite	75%	Adjacent
Hudson Valley Mall	CBL	1981/1996/ 2000	765,522	Best Buy, Cinema, Dick’s Sporting Goods, JCPenney Macy’s, Sears, Target	79%	30.0

Galleria at Crystal Run	Pyramid	1992/1994	1,093,689	Cinema, Dick’s Sporting Goods DSW Shoe, FYE, H&M, JCPenney, Macy’s, Sears, Target	81%	45.0

Danbury Fair Mall	Macerich	1986/1991/ 2007	1,287,786	JCPenney, Lord & Taylor, Macy’s, Sears	96%	41.0

Palisades Center	Pyramid	1998	2,217,322	Bed, Bath & Beyond, Best Buy, BJ’s, Burlington Coat Factory, Cinema, Home Depot, JCPenney, Lord & Taylor, Macy’s Sports Authority, Target	89%	60.0
(1)	Source: Appraisal
(2)	Based on total mall GLA including any non-owned anchors.

The Poughkeepsie Galleria Property is an enclosed center serving the Poughkeepsie market and has been the catalyst for significant retail development along Route 9. In terms of regional mall competition, the Poughkeepsie Galleria Property is surrounded by several dominant regional malls including Palisades Center, Hudson Valley Mall, Danbury Fair Mall and Galleria at Crystal Run. However, each of these centers is located at least 30 miles from the Poughkeepsie Galleria Property and serves distinctly different trade areas. There are also several smaller regional malls in the area including Newburgh Mall and Jefferson Valley Mall; however, these centers do not have the critical mass to effectively compete with the Poughkeepsie Galleria Property. The Shoppes at South Hills is a power center with a tenant mix that compliments the tenants at the Poughkeepsie Galleria Property.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$13,799,754	$13,942,941	$13,291,647	$14,349,746	$20.76
Gross Potential Rent	$13,799,754	$13,942,941	$13,291,647	$14,349,746	$20.76
Total Recoveries	8,837,943	8,742,031	8,821,245	8,866,548	12.83
Total Other Income(3)	2,050,192	2,121,056	2,070,158	1,958,152	2.83
Effective Gross Income	$24,687,889	$24,806,027	$24,183049	$25,174,446	$36.41
Total Operating Expenses	9,371,969	9,782,866	9,872,607	9,412,916	13.62
Net Operating Income	$15,315,920	$15,023,161	$14,310,443	$15,761,531	$22.80
TI/LC	0	0	0	593,596	0.86
Capital Expenditures	0	0	0	138,265	0.20
Net Cash Flow	$15,315,920	$15,023,161	$14,310,443	$15,029,670	$21.74
(1)	U/W Per Sq. Ft. based on collateral square footage of 691,325.
(2)	Historical Base Rent includes Rent Concessions. Underwritten Base Rent includes $223,144 of rent steps.
(3)	Total Other Income includes percentage rent, specialty leasing, other rental income and other non-rental income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2009	2010	2011
JCPenney	$122	$121	$131
Dick’s Sporting Goods	$262	$269	$258
Regal-Galleria 16(2)	$117	$116	$111
(1)	Historical Sales Per Sq. Ft. shown in the table above is based on historical operating statements provided by the Borrower.
(2)	Historical Sales for Regal-Galleria 16 equate to $515,590 per screen, $513,688 per screen, and $490,290 per screen in 2009, 2010, and the 12/31/2011, respectively.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

Property Management. The Poughkeepsie Galleria Collateral is managed by Pyramid Management Group, LLC, an affiliate of the Borrower.

Lockbox / Cash Management. The Poughkeepsie Galleria Loan is structured with a hard lockbox and in place cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, Sponsor or property manager, (iii) the DSCR falls below 1.05x, or (iv) the funds on deposit in the TI/LC reserve are less than a specified cap, which initially is $2,000,000 and is subject to reduction on or after the monthly payment date in March 2018 to $1,000,000 upon the occurrence of certain conditions identified in the loan documents, including the re-leasing of the JCPenney space. If an event of default exists under the mezzanine loan during a period when cash is not swept under the Poughkeepsie Galleria Loan, excess cash shall be transferred to the mezzanine lender to be held and applied in accordance with the terms of the mezzanine loan documents.

Initial Reserves. At loan closing, the borrower deposited (i) $1,281,975 into the tax reserve account, (ii) $51,439 into the insurance reserve account, and (iii) $2,000,000 into the TI/LC reserve account.

Ongoing Reserves. On a monthly basis, the borrower is currently required to deposit reserves of (i) $320,494 into a tax reserve account, (ii) $17,146 into an insurance reserve account, and (iii) $11,522 into the capital expenditure/replacement reserve account.

In the event that the funds on deposit in the TI/LC reserve are less than a specified cap (initially $2,000,000, which is subject to reduction on or after the monthly payment date in March 2018 to $1,000,000 upon the occurrence of certain conditions identified in the loan documents, including the re-leasing of the JCPenney space), the Borrower will be required to deposit 100% of all excess cash flow into the TI/LC reserve until the specified cap has been met.

In the event JCPenney elects not to renew its lease, “goes dark” or vacates a material portion of its premises, the Borrower will be required to deposit 100% of excess cash flow into a reserve account relating to the JCPenney lease until the occurrence of certain conditions identified in the loan documents relating to the re-leasing of the JCPenney space.

Current Mezzanine or Subordinate Indebtedness. In conjunction with the Poughkeepsie Galleria Loan Combination, there is a mezzanine loan in the original amount of $21.0 million secured by a pledge of the equity interests in the Borrower. The Poughkeepsie Galleria Loan Combination and the mezzanine loan were funded separately.  The mezzanine loan accrues interest at a rate of 11.2500%, amortizes based on its pro-rata share of the principal from the aggregate debt service payment on the total debt, inclusive of the Poughkeepsie Galleria Loan Combination and the mezzanine loan, and is co-terminus with the Poughkeepsie Galleria Loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None permitted.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

* Macy’s, Sears, Target, and Best Buy are not part of the collateral for the Poughkeepsie Galleria Mortgage Loan.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

* Macy’s, Sears, Target, and Best Buy are not part of the collateral for the Poughkeepsie Galleria Mortgage Loan.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.28x 10.2%

Poughkeepsie Galleria
2001 South Road
Poughkeepsie, NY 12601
Poughkeepsie
Arlington
Fairview
Highland
Haviland
Pleasant Valley
Hudson River
Spackenkill
Crown Heights
Red Oaks Mill
Milton
ULSTER COUNTY
DUTCHESS COUNTY
Dutchess County Airport
Myers Corner
Hillside Lake
Wappingers Falls
Marlboro
Plattekill
NEW HAMBURG
Hopewell Junction
ORANGE COUNTY
Orange Lake
Chadwick Lake
Gardnertown
Balmville
Brinckerhoff
Fishkill
Newburgh
Beacon
Stewart International Airport
Lake Washington
New Windsor
PUTNAM COUNTY
Hudson Highlands State Park
Clarence Fahnestock Memorial State Park
Vassar College
South Hills Mall
Newburgh-Beacon Bridge
New York State Thruway
Albany
Kingston
Poughkeepsie
Newburgh
NEW YORK
MASSACHUSETTS
CONNECTICUT
NEW JERSEY
Hartford
Springfield
New Haven
Bridgeport
Stamford
Yonkers
New York City

225 Trumbull Street Hartford, CT 06103	Collateral Asset Summary Hartford 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 69.4% 1.29x 9.1%

225 Trumbull Street Hartford, CT 06103	Collateral Asset Summary Hartford 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 69.4% 1.29x 9.1%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type(2):	Multifamily - Conventional
Sponsor:	Northland Investment Corporation		Collateral:	Leasehold
Borrower:	Northland Tower Block, LLC;		Location:	Hartford, CT
	Northland Trumbull Block, LLC		Year Built / Renovated:	2006 / NAP
Original Balance:	$75,000,000		Total Units(2):	262
Cut-off Date Balance:	$75,000,000		Property Management:	Northland Investment Corporation
% by Initial UPB:	5.6%		Underwritten NOI:	$6,793,018
Interest Rate:	5.4490%		Underwritten NCF:	$6,531,115
Payment Date:	6th of each month		Appraised Value:	$108,000,000
First Payment Date:	May 6, 2012		Appraisal Date:	February 28, 2012
Maturity Date:	April 6, 2022
Amortization:	Interest only for 24 months;		Historical NOI
	360 months thereafter		Most Recent NOI:	$6,252,543 (December 31, 2011)
Additional Debt:	None		2nd Most Recent NOI:	$4,864,917 (December 31, 2010)
Call Protection:	L(25), D(91), O(4)		3rd Most Recent NOI:	$3,246,690 (December 31, 2009)
Lockbox / Cash Management:	Springing Hard / Springing
			Historical Occupancy(3)
Reserves(1)			Most Recent Occupancy:	92.0% (February 27, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	89.7% (December 31, 2010)
Taxes:	$41,667	$41,667	3rd Most Recent Occupancy:	88.6% (December 31, 2009)
Insurance:	$100,320	Springing
(1)       See “Initial Reserves” and “Ongoing Reserves” herein.
(2)       The collateral for the Hartford 21 Loan also includes 106,530 sq. ft. of office space, 57,139 sq. ft. of retail space, and two parking garages containing a total of 818 parking spaces.  Total NRA is 447,172 sq. ft.  Cut-Off Date Balance / Unit and Balloon Balance / Unit are calculated based on the multifamily units only.
(3)       Based on the occupancy of the multifamily units only.

Replacement:	$0	$8,198
TI/LC:	$1,286,072	$13,639
Free Rent Reserve:	$417,912	$0
Immediate Repairs:	$192,063	$2,344

Financial Information
Cut-off Date Balance / Unit(2):	$286,260
Balloon Balance / Unit(2):	$250,469
Cut-off Date LTV:	69.4%
Balloon LTV:	60.8%
Underwritten NOI DSCR:	1.34x
Underwritten NCF DSCR:	1.29x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	8.7%

225 Trumbull Street Hartford, CT 06103	Collateral Asset Summary Hartford 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 69.4% 1.29x 9.1%

The Loan.    The Hartford 21 loan (the “Hartford 21 Loan”) is a $75.0 million fixed rate loan secured by the Borrower’s leasehold interest in a 262-unit, 36-story multifamily tower (with additional office and retail space and two parking garages) located at 225 Trumbull Street in the central business district of Hartford, Connecticut (the “Hartford 21 Property”).  The $75.0 million first mortgage loan has a 10-year original term and amortizes on a 30-year schedule following an initial two year interest-only period.  Loan proceeds were used to refinance existing debt of approximately $70.3 million, fund up-front reserves, including in the amount of 100% of any outstanding landlord TI/LC or free rent obligations regarding certain commercial leases, pay closing costs of approximately $1.3 million and return $1.2 million to the Borrower.  Based upon the appraised value of $108.0 million as of February 28, 2012, the cut-off date LTV is 69.4%.

The Borrower / Sponsor.    Northland Tower Block, LLC and Northland Trumbull Block, LLC (individually and collectively, the “Borrower”) are each single purpose limited liability companies structured to be bankruptcy remote, with two independent directors in each such entity’s organizational structure.  The two entities are tenants in common and both are owned by Northland Two Pillars LLC, a Delaware LLC.  The Class A Member of this entity is Northland Two Pillars Investors Limited Partnership (37.67% share), and the Class A-2 Members are Northland Investment Corporation Northland Fund LP and certain other third party investors and current or former employees, none of which owns more than 10% of Northland Two Pillars, LLC.  There are also Class B, C and D Members, and the Connecticut Development Authority owns 90.36% of these subordinate classes in the aggregate.  The 1% general partner of the Class A Member is Northland Two Pillars Partners Limited Partnership, and the limited partners include Northland Investment Corporation (the “Sponsor”, 57.72%), Aetna Life Insurance Company (14.09%), the Connecticut Development Authority (8.81%) and several other Northland entities as well as several senior Northland employees.  Lawrence Gottesdiener, the chairman of the Sponsor, is the largest individual owner in the Borrower, with an aggregate 19.16% indirect ownership interest through ownership interests in several of the entities described above.  No other individual owns a 10% or greater direct or indirect interest in the Borrower.

The Sponsor is the non-recourse carveout guarantor for the Hartford 21 Loan.  The Sponsor was founded in 1970 and is a fully integrated real estate investment and development firm with a reported portfolio of over 18 million sq. ft. of space and assets under management exceeding $2.0 billion, with a particular focus on the U.S. multifamily sector.  The Sponsor developed the Hartford 21 Property in 2006 at a reported cost of $147.3 million and has since reportedly received $15.7 million of additional capital contributions from other sources, bringing the reported total investment in the Hartford 21 Property to $163.0 million.

The Sponsor reported total assets of $149.5 million as of December 31, 2011 with current assets of $2.3 million (1.5% of total assets) and stockholders’ equity of $123.0 million.  The majority of the Sponsor’s assets were in the form of investments in partnerships, LLC’s and subsidiaries ($114.2 million or 76% of total assets).  For the year ending December 31, 2011, the Sponsor reported total revenues of $22.4 million and a net cash flow from operations of $9.35 million. The Sponsor’s liability under the non-recourse carveouts guaranty is generally limited to $50.0 million; however, such liability cap does not apply to recourse carveouts relating to fraud, misrepresentations, environmental matters or securitization indemnification.

The Property.    The Hartford 21 Property consists of a Class A 36-story multifamily tower along with 57,139 sq. ft. of retail space, 106,530 sq. ft. of office space and two parking garages containing a combined 818 parking spaces located on Trumbull and Asylum Streets, which together form the eastern and southern boundaries of the XL Center, Hartford’s downtown sports and entertainment venue.  One of the parking garages, containing 438 spaces, is primarily used by the residential tenants and the other, containing 380 spaces, is primarily used by the commercial tenants and visitors.  The Hartford 21 Property represents the redevelopment of the former Hartford Civic Center Mall, with the residential tower having been newly constructed in 2006 in combination with a gut renovation of the former three-story mall into the current configuration of retail and office space.  As of February, 2012 the residential tower was 92% occupied, the office space was 66% occupied and the retail space was 32% occupied.  These occupancies represent increases of 3%, 31% and 6%, respectively as compared to the occupancies as of February, 2011 of 89%, 35%, and 26%, respectively.

Property Description
Component	# of Units / Sq. Ft.	Occupancy as of 2/2010	Occupancy as of 2/2011	Occupancy as of 2/2012	Approx % of UW Base Rent
Residential	262	89%	89%	92%	59%
Office	106,530	35%	35%	66%	15%
Retail	57,139	11%	26%	32%	17%
Parking	818	NAV	NAV	NAV	10%

225 Trumbull Street Hartford, CT 06103	Collateral Asset Summary Hartford 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 69.4% 1.29x 9.1%

Tenant Summary – Office
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total Annual U/W Base Rent	Lease Expiration
St. Joseph College(2)	NR/NR/NR	49,359	46.3%	$21.68	76.1%	8/31/2022
YMCA of Metropolitan Hartford(3)	NR/NR/NR	37,429	35.1	$9.00	23.9	5/31/2026
Subtotal / Wtd. Avg.		86,788	81.5%	$16.21	100.0%

Vacant	NAP	19,792	18.5%	NAP	NAP	NAP
Total / Wtd. Avg.		106,530	100.0%	$16.21	100.0%
(1)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft.
(2)
St. Joseph College is currently in occupancy in approximately 35,077 sq. ft. of space and has signed a lease for an additional 16,000 sq. ft. of space. The tenant is not yet in occupancy in this 16,000 sq. ft. of expansion space. The space is expected to be delivered to the tenant on or about June 1, 2012, subject to construction delays, and rent payments will commence three months after delivery of the space.  The Borrower was required to escrow all tenant improvement, leasing commission and free rent costs at closing.

(3)
YMCA has a right to terminate its lease effective May 31, 2016, provided it gives nine months prior written notice and pays a termination fee equal to the unamortized (based on a 20-year repayment period with an annual interest rate of 10%) portion of the Borrower’s contribution plus $374,290.

Tenant Summary - Retail
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(2)	% of Total Annual U/W Base Rent	Lease Expiration
TD Bank(3)	AA-/Aa2/AA-	12,519	21.9%	$34.13	61.7%	4/30/2022
Other	NAP	13,357	23.4	$19.81	38.3	Various
Subtotal / Wtd. Avg.		25,876	45.3%	$26.74	100.0%

Vacant	NAP	31,263	54.7%	NAP	NAP	NAP
Total / Wtd. Avg.		57,139	100.0%	$26.74	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft.
(3)
TD Bank executed its lease in March, 2012 but is not yet in occupancy.  The Borrower is expected to deliver the space to the tenant in May, 2012. Rent payments commence on the earlier of the day the tenant opens for business to the public or 150 days after delivery of possession from the Borrower. Tenant has the right to terminate this lease upon 30 days prior written notice if the space is not delivered to the tenant by November 2012.

The Market. The Hartford 21 Property is located in the north-central portion of the Hartford central business district at the intersection of Trumbull Street and Asylum Street.  The immediate area includes the XL Center, which is attached to the Hartford 21 Property. The XL Center is an indoor, 16,000 seat area that is the home to the AHL’s Connecticut Whale hockey team. The XL Center hosts numerous events throughout the year including several UConn men’s and women’s basketball games. Other uses in the immediate area include several mid to high rise office buildings, street level retail, a Hilton full service hotel, multifamily properties, and Hartford’s Bushnell Park, which is the oldest publicly funded park in the United States and is a focal point in downtown Hartford with several festivals and music events each year. Three of Hartford’s largest office buildings, CityPlace I & II and Goodwin Square are located across Asylum Street from the Hartford 21 Property. The concentration of office, retail and the XL Center make the immediate area the de-facto center of downtown Hartford.

The Hartford-West Hartford-East Hartford Metropolitan Statistical Area (MSA) is located in the central part of Connecticut, nearly equidistant from New York City and Boston. The MSA is comprised of 57 towns in three counties including Hartford, Tolland and Middlesex. The MSA has a current estimated population of 1,218,241 and is ranked as the 44th largest metropolitan area by population in the Unites States. The City of Hartford is the state capital and the second largest city in the state with a population of 124,494.  This area of Connecticut is different from other parts of the state in that it is not dependant on out-of-state metropolitan areas such as New York City or Boston. The region’s economy is closely tied to that of Springfield, MA, as Hartford and Springfield are only 25 miles apart. The area is served by Bradley International Airport, located approximately 15 miles north of the Hartford CBD.

Hartford’s economy is strongly associated with the insurance industry. Many of the nation’s largest insurance companies are located in the Hartford region, such as Aetna, CIGNA, the Travelers Companies, the Phoenix Companies, and Hartford Financial Services. The

225 Trumbull Street Hartford, CT 06103	Collateral Asset Summary Hartford 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 69.4% 1.29x 9.1%

Hartford MSA is home to numerous institutions of higher learning including Trinity College, University of Hartford, Saint Joseph College, University of Connecticut Hartford and West Harford Branches, Wesleyan University in Middletown, Central Connecticut State University as well as several community and technical colleges. The main campus of the University of Connecticut is located in Storrs, Tolland County, CT, approximately 25 miles northeast of the Hartford CBD. With over 25,000 students, the UConn campus provides a large employment and economic base to an otherwise rural area.

Transportation in the Metropolitan Hartford area is provided primarily by Interstate 84 (east-west) and Interstate 91 (north-south). There are numerous state highways that work in concert with the two Interstates including Routes 2, 5, 9, 15 and 72. Public transportation is primarily bus service which is operated by CT Transit. Amtrak operates a daily shuttle service between Springfield and New Haven, CT, and provides regional service to New York’s Penn Station. A commuter rail using the Amtrak lines and a dedicated busway (a roadway for use exclusively by buses) connecting New Britain and Hartford are in the planning stages for the area.

Residential Market

According to the appraiser, the Hartford area apartment market contained 36,813 rental units in 294 buildings as of the end of 2011.  Overall vacancy was 3.3%, a decrease of 1.4% from the year end 2010 vacancy rate of 4.7%, with an average asking rent of $1,001 per unit.  The City of Hartford submarket contained 4,841 rental units in 47 buildings, with an average vacancy rate of 3.6%, a decrease of 1.5% from the year end 2010 vacancy rate of 5.1%, and an average asking rent of $860 per unit per month.  The occupancy of the residential portion of the Hartford 21 Property increased from 89% as of February, 2011 to 92% as of February, 2012.

Office Market

According to the appraiser, the Hartford County office market contained approximately 25.7 million sq. ft. of office space as of the end of 2011.  The overall Hartford County office market had a vacancy rate of 20.1%, a decrease of 1.6% from year end 2010 vacancy of 21.7%.  The Hartford 21 Property is located in the Hartford CBD submarket, which had a total inventory of 7.9 million sq. ft.  Approximately 6.2 million sq. ft. of the total submarket inventory was considered to be Class A, contained within 15 buildings.  The Hartford CBD submarket had a vacancy rate of 26.5%, an increase of 0.6% from the year end 2010 vacancy of 25.9%.  Class A space in the submarket was 24.8% vacant as of the end of 2011, an increase of 0.7% from the year end 2010 vacancy of 24.1%.  A significant amount (approximately 27%) of the total vacant space in the submarket was reportedly contained in one property that is currently 100% vacant and undergoing a renovation.  Rents in the submarket were $22.99 per sq. ft. for Class A space at the end of 2011.

Retail Market

According to the appraiser, the Hartford area retail market contained approximately 14.5 million sq. ft. of retail space as of the end of 2011.  Overall vacancy was 10.6%, comprised of an 8.6% vacancy rate within community centers and a 13.7% vacancy rate within neighborhood centers.  Overall average asking rents were $17.11 per sq. ft.  The Hartford 21 Property is located in the Central submarket of the Hartford retail market, which reported a vacancy rate of 15.8% as of the end of 2011, comprised of a vacancy rate of 13.7% within community centers and an 18.9% vacancy rate within neighborhood centers.  Overall average asking rents were $19.36 per sq. ft. in the submarket, with average asking rents of $20.16 per sq. ft. at community centers and $18.20 per sq. ft. at neighborhood centers.

225 Trumbull Street Hartford, CT 06103	Collateral Asset Summary Hartford 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 69.4% 1.29x 9.1%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	U/W	U/W per Unit(1)
Gross Potential Revenue	$6,663,354	$6,710,718	$6,740,081	$6,745,662	$25,747
Less: Total Vacancy	(1,726,696)	(1,715,176)	(1,382,933)	(1,313,848)	(5,015)
Effective Gross Income	$4,936,658	$4,995,542	$5,357,147	$5,431,814	$20,732
Commercial Income	754,384	971,157	1,688,475	1,653,377	6,311
Parking Income	1,348,834	1,393,366	1,925,412	1,880,856	7,179
Retail Income	84,757	167,865	291,694	1,083,827	4,136
Other Income	345,283	361,952	372,564	343,385	1,311
Total Revenue	$7,469,916	$7,889,882	$9,635,293	$10,393,258	$39,669
Total Expenses	4,223,226	3,024,965	3,382,750	3,600,240	13,741
Net Operating Income	$3,246,690	4,864,917	$6,252,543	$6,793,018	$25,928
Capital Expenditures	0	0	0	261,903	1,000
Net Cash Flow	$3,246,690	$4,864,917	$6,252,543	$6,531,115	$24,928
(1)
U/W per Unit  based on 262 multifamily units.  The collateral for the Hartford 21 Loan also includes 106,530 sq. ft. of office space, 57,139 sq. ft. of retail space, and two parking garages containing a total of 818 parking spaces.  Total NRA is 447,172 sq. ft.

Property Management.    The Hartford 21 Property is managed by the Sponsor.

Lockbox / Cash Management.    The Hartford 21 Loan is structured with a springing hard lockbox and springing cash management.  A hard lockbox and active cash management are triggered upon (i) an event of default under the Hartford 21 Loan, (ii) bankruptcy or insolvency of Borrower, Sponsor, manager, or St. Joseph’s tenant, (iii) the date that is twelve (12) months prior to the expiration of the St. Joseph’s lease (inclusive of any renewal terms), (iv) the date that is twelve (12) months prior to the earliest date by which the St. Joseph’s tenant is required to give notice of its intent to exercise a renewal option, (v) the date on which the St. Joseph’s lease is surrendered, cancelled or terminated prior to its then current expiration date, (vi) St. Joseph’s discontinues its business or gives notice that it intends to discontinue its business at the Hartford 21 Property and in either such case, St. Joseph’s subsequently defaults on its monetary obligations under the St. Joseph’s lease, or (vii) the DSCR falls below 1.10x.

Initial Reserves.   At closing, the Borrower deposited (i) $41,667 into a tax reserve account, (ii) $100,320 into an insurance reserve account (which represents 125% of the amount of annual insurance premiums allocable to the Hartford 21 Property under the Borrower’s blanket insurance policy), (iii) $1,286,072 into a TI/LC reserve account for unfunded obligations related to the St. Joseph’s and TD Bank tenants, (iv) $417,912 into a free rent reserve account for the remaining free rent periods or rent abatements related to the St. Joseph’s and TD Bank tenants, and (v) $192,063 into an immediate repairs reserve account.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $41,667 into a tax reserve account, (ii) $6,688 into an insurance reserve account (which monthly payments are suspended so long as the Borrower maintains its blanket insurance policy and certain other trigger conditions have not occurred), (iii) $8,198 into a replacement reserve account, (iv) $2,344 into an Immediate Repairs account until the payment date occurring in April 2017 and (iv) $13,639 into the TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

Air Space Lease.    The Hartford 21 Property consists of the air space above a portion of the subterranean exhibition hall related to the XL Center, along with certain other adjacent air space. The air space lease is between the Borrower and the City of Hartford and terminates on October 19, 2049, subject to certain extension options. The annual rent for the Hartford 21 Property under the air space lease is $1.00, and such rent has been fully paid for the remainder of the lease term. The air space lease contains customary mortgagee protection provisions for any mortgagee of the Borrower.

Partial Release.    The YMCA tenant has a purchase option under its lease, exercisable in March 2016 and May 2026 for the space it leases at a purchase price (for the March 2016 option) equal to 90% of the appraised value of the YMCA leased premises plus the unamortized value of Borrower contributions.  In the event this tenant exercises its purchase option (which option is conditioned on, among other things, conversion of the Hartford 21 Property to a condominium regime and approval of lender), the Borrower may obtain

225 Trumbull Street Hartford, CT 06103	Collateral Asset Summary Hartford 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 69.4% 1.29x 9.1%

the release of the YMCA parcel, subject to conditions including delivery of defeasance collateral in an amount to be determined by lender and satisfaction of DSCR and LTV tests.

Tax Abatement.    The City of Hartford has entered into a PILOT tax agreement in conjunction with the Borrower’s lease agreement with the City. This agreement exempts the Hartford 21 Property from real estate taxes using the municipality’s standard methodology and instead provides for a fixed annual payment of $500,000 through March 31, 2026, with adjustments thereafter based upon increases in the Consumer Price Index.

225 Trumbull Street Hartford, CT 06103	Collateral Asset Summary Hartford 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 69.4% 1.29x 9.1%

Hartford 21
221 Trumbull Street
Hartford, CT 06103
Hartford
East Hartford
Connecticut River
Bradley Intl. Airport 13 miles
Kensington St.
Garden St.
Main St.
Boce Barlow Way
Weston St.
Liebert Rd.
New Rd.
F.D. Oates Ave.
Comcast Theatre
Riverside Park
Homestead Ave.
Woodland St.
St. Francis Hospital
Sigourney St.
Walnut St.
High St.
Market St.
Asylum Ave.
Myrtle St.
Chapel St.
Governor St.
Connecticut Blvd.
Church St.
XL Center
Farmington Ave.
Jewell St.
Trumbull St.
Capital Community Technical Coll.
Pearl St.
Founders Br.
Bushnell Park
Trinity St.
Wadsworth Atheneum Museum of Art
Plaza Building
Connecticut State Science Center
Pitkin St.
Capitol Ave.
Broad St.
Connecticut State Capitol
Bushnell Memorial Theater
Prospect St.
Columbus Blvd.
Connecticut Convention Center
Arch St.
Russ St.
Hartford City Hall
River Dr.
Washington St.
Hudson St.
Charter Oak Ave.
Sheldon St.
Park St.
Zion St.
Pope Park
Wyllys St.
Van Dyke Ave.
Jefferson St.
Hartford Hospital
Connecticut Children's Medical Center
Retreat Ave.
Maple Ave.
Wethersfield Ave.
Colt Park
Hartford Baseball Grounds at Colt Meadows
Vernon St.
Wawarme Ave.
Naval and Marine Reserve Center
Trinity College
Summit St.
New Britain Ave.
Webster St.
Granby
Windsor Locks
Broad Brook
East Windsor
Ellington
Simsbury
Vernon
Windsor
Bloomfield
South Windsor
Avon
West Hartford
East Hartford
Manchester
Farmington
Newington
Wethersfield
Glastonbury
Plainville
New Britain
Rocky Hill

121 4th Avenue South Nashville, TN 37201	Collateral Asset Summary Hilton Nashville Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,675,719 64.4% 1.90x 15.3%

121 4th Avenue South Nashville, TN 37201	Collateral Asset Summary Hilton Nashville Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,675,719 64.4% 1.90x 15.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Full Service
Sponsor:	Jeffrey Soffer and Jacquelyn Soffer		Collateral:	Fee Simple
Borrower:	Nashville Downtown Hotel, LLC		Location:	Nashville, TN
Original Balance:	$66,000,000		Year Built / Renovated:	2000 / 2010
Cut-off Date Balance:	$65,675,719		Rooms:	330
% by Initial UPB:	4.9%		Property Management:	Turnberry Development, LLC
Interest Rate:	5.1970%		Underwritten NOI:	$10,048,475
Payment Date:	6th of each month		Underwritten NCF:	$8,973,992
First Payment Date:	March 6, 2012		Appraised Value:	$102,000,000
Maturity Date:	February 6, 2022		Appraisal Date:	January 1, 2012
Amortization:	300 months
Additional Debt:	None		Historical NOI
Call Protection:	L(27), D(89), O(4)		Most Recent NOI:	$10,160,672 (T-12 11/30/2011))
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$8,383,809 (December 31, 2010)
			3rd Most Recent NOI:	$7,113,225 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$81,198	$81,198	Most Recent Occupancy:	75.5% (November 30, 2011)
Insurance:	$140,685	$12,790	2nd Most Recent Occupancy:	71.7% (December 31, 2010)
FF&E:	$6,000,000	$89,540	3rd Most Recent Occupancy:	71.2% (December 31, 2009)
			(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information			(2)
Cut-off Date LTV based on the “as-is” appraised value of $102.0 million as of January 1, 2012. Based on the “as-if renovated” appraised value of $108.8 million as of January 1, 2012 the Cut-off Date LTV is 60.4%. At closing, $6.0 million was deposited into an FF&E reserve account, see “Initial Reserves” and “Ongoing Reserves” herein.

Cut-off Date Balance / Room:	$199,017
Balloon Balance / Room:	$150,597
Cut-off Date LTV(2):	64.4%
Balloon LTV(3):	48.7%
Underwritten NOI DSCR:	2.13x		(3)
Balloon LTV based on the “as-is” appraised value of $102.0 million as of January 1, 2012. Based on the “as-if renovated” appraised value of $108.8 million as of January 1, 2012 the Balloon LTV is 45.7%. At closing, $6.0 million was deposited into an FF&E reserve account, see “Initial Reserves” and “Ongoing Reserves” herein.

Underwritten NCF DSCR:	1.90x
Underwritten NOI Debt Yield:	15.3%
Underwritten NCF Debt Yield:	13.7%

121 4th Avenue South Nashville, TN 37201	Collateral Asset Summary Hilton Nashville Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,675,719 64.4% 1.90x 15.3%

Historical Occupancy, ADR, and RevPAR(1)
Hilton Nashville Downtown Property	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	71.1%	71.6%	75.0%
ADR	$169.75	$178.55	$190.36
RevPAR	$120.68	$127.91	$142.82
Competitive Set(2)	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	65.5%	69.5%	73.9%
ADR	$139.59	$138.78	$144.20
RevPAR	$91.48	$96.42	$106.52
Penetration	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	108.5%	103.1%	101.6%
ADR	121.6%	128.7%	132.0%
RevPAR	131.9%	132.7%	134.1%
(1)	Source: Travel research reports.
(2)
Competitive Set includes:  The Hilton Nashville Downtown Property, Sheraton Hotel Nashville Downtown, Doubletree Nashville, Wyndham Union Station Nashville, Renaissance Nashville Hotel, Loews Vanderbilt Plaza Hotel, Embassy Suites Nashville @ Vanderbilt University, and Marriott Nashville @ Vanderbilt University.

Primary Competitive Set(1)
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Occupancy %	ADR	2011 RevPAR
Hilton Nashville Downtown Property	330	25%	50%	25%	76.0%	$187.00	$142.12
Renaissance Nashville	673	25%	60%	15%	79.0%	$142.00	$112.18
Sheraton Nashville Downtown	472	30%	50%	20%	66.0%	$138.00	$91.08
DoubleTree Nashville	337	40%	35%	25%	74.0%	$130.00	$96.20
Wyndham Grand Heritage Hotels Union Station Hotel	125	10%	40%	50%	72.0%	$170.00	$122.40
Total/Wtd. Avg.	1937	28%	50%	22%	74.0%	$148.67	$110.02
(1)    Source: Appraisal (Competitive Set Occupancy, ADR, and RevPAR are 2011 estimates).

The Loan. The Hilton Nashville Downtown loan (the “Hilton Nashville Downtown Loan”) is a $66.0 million fixed rate loan secured by the borrower’s fee simple interest in the Hilton Nashville Downtown Property located in Nashville, Tennessee (the “Hilton Nashville Downtown Property”). The $66.0 million first mortgage loan has a 10-year term and amortizes on a 25-year schedule. The Hilton Nashville Downtown Loan accrues interest at a fixed rate equal to 5.1970%. Loan proceeds were used to refinance existing debt of approximately $44.7 million, establish upfront escrows of approximately $6.2 million, pay closing costs of approximately $1.2 million and return equity to the sponsors of approximately $13.9 million.

The land was reportedly purchased in 1998 for $4.243 million and the improvements were subsequently developed and opened in October 2000 as a Hilton Suites with a reported all in capitalization of approximately $50.0 million. In May 2004, the name of the Hilton Nashville Downtown Property was changed from Hilton Suites to Hilton. FF&E replacements and interior improvements have been completed within the last three years in the approximate amount of $1.14 million ($3,460 per room). These improvements included replacement of common area finishes, FF&E and expansion of meeting space in 2009 and 2010, and selected replacement of guestroom soft goods, case goods, and interior finishes in 2008. The 2012 capital budget is estimated at $9.06 million, with the largest budgeted items being Hilton requirements ($1.26 million) and room renovations including case goods ($7.40 million). At closing, the Borrower deposited $6.0 million into an FF&E reserve to be used to complete these items.

The Hilton Nashville Downtown Property is subject to a 15-year management agreement between the Borrower and Turnberry Development, LLC (“TD”), which extends through December 2015. The base management fee equates to 3.0% of gross revenues. The Hilton Nashville Downtown Property is also subject to a 15-year franchise agreement between Hilton Inns, Inc. as licensor and Nashville Downtown Hotel, LLC as licensee, which extends to October 2015 with a renewal option that gives the licensee a one-time right to extend the term of the agreement for an additional five years, which would extend the expiration date of the franchise agreement to October 2020. Based on the “as is” appraised value for the Hilton Nashville Downtown Property as of January 1, 2012 of $102.0 million, the cut-off date LTV is 64.4%. Based on the “as if renovated” appraised value of $108.8 million, the cut-off date LTV is 60.4%. Based on the “as stabilized” appraised value as of January 1, 2016 of $117.0 million, the cut-off date LTV is 56.1%.

121 4th Avenue South Nashville, TN 37201	Collateral Asset Summary Hilton Nashville Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,675,719 64.4% 1.90x 15.3%

The Borrower / Sponsor. Nashville Downtown Hotel, LLC (the “Borrower”) is a single purpose limited liability company structured to be bankruptcy remote, with two independent directors in its organizational structure. The Borrower is owned by its sole equity member, Turnberry/Nashville Arena Hotel, L.P. Turnberry/Nashville Arena Hotel has a General Partner (1.0%) owned by Jeffrey and Jacquelyn Soffer and Limited Partners (99.0%) that include Turnberry Nashville Partners, L.P. (60.25%) , owned by Jeffrey and Jacquelyn Soffer; Corner Partnership, L.C. with Laurence M. Papel as Principal (21.7%); Samuel H. Howard (6.4%); Falk Family Partners, L.P. (5.28%) and John J. Nicholson (5.28%). Jeffrey Soffer and Jacquelyn Soffer (the “Sponsors”) are the non-recourse carveout guarantors under the Nashville Downtown Hotel Loan.

Turnberry Associates, the operating company of the Sponsor, was founded more than 50 years ago and has developed more than $7 billion in commercial and residential property, including approximately 20 million sq. ft. of retail space, more than 7,000 apartments and condominium units, 1.5 million sq. ft. of class “A” office space and in excess of 2,000 hotel and resort rooms. Hotels and resorts managed by Turnberry Associates include: Turnberry Isle Miami, Residence Inn by Marriott Aventura, Courtyard by Marriott Aventura, Hampton Inn Hallandale Beach, Fontainebleau Miami Beach, Sheraton Orlando Downtown, and Courtyard by Marriott Downtown Orlando, all located in Florida, along with Hilton Nashville Downtown and Union Station a Wyndham Historic Hotel in Nashville, TN. New developments include Destin Commons Hotel and Hilton Garden Inn in Destin, FL.

The Property. According to the appraisal, the Hilton Nashville Downtown Property is the only AAA, 4-Diamond, full-service, all suite luxury hotel in downtown Nashville, Tennessee. The Hilton Nashville Downtown Property is centrally located facing the Nashville Music Garden to the south and is bordered by the Country Music Hall of Fame further to the south, Bridgestone Arena to the west, Schermerhorn Symphony Center to the east, and various restaurants and bars to the north along Broadway. The Nashville Convention Center is located diagonally to the northwest. The Hilton Nashville Downtown Property consists of 330 all-suite guestrooms, 16,475 sq. ft. of meeting & banquet facilities, an indoor swimming pool, fitness center, business center, gift shop, and a rental car counter. Food & beverage outlets include Parkview Lounge (45 seats), Market Street (150 seats), the Sports Grille (219 seats), all operated by property management, and The Palm, a leased out fine-dining restaurant with 250 seats. There is a two-story underground parking garage that is leased to a third party operator, with the hotel leasing back spaces for valet parking purposes.

The Hilton Nashville Downtown Property features one-bedroom guest suites, which are found on the third through twelfth levels of the building.  Each room includes a living room with kitchenette, a private bedroom area, and a guest bathroom.  The suites offer typical amenities for a full-service, all-suite hotel, including a mini refrigerator, a microwave, a coffeemaker, a flat-panel television, an in-room safe, a sofa, a work station with high-speed Internet access and a telephone with personalized voicemail and data ports, an alarm clock radio with MP mini plug, and another flat panel television in the bedroom.

The Hilton Nashville Downtown Property is located in the center of downtown Nashville, next door to the Country Music Hall of Fame & Museum and Bridgestone Arena and less than one block from the Schermerhorn Symphony Center and the Nashville Convention Center.  The future Music City Center is being developed less than two blocks away.  The Ryman Auditorium, former home of the Grand Ole Opry, is one block away and it is a short walk to the “Entertainment District” and Second Avenue, known for its nightclubs, restaurants, and retail shops.

As reported by a travel research company, for 2011 the Hilton Nashville Downtown Property ranked first out of the eight competitive properties in terms of ADR and RevPAR, and fourth of eight in terms of occupancy. RevPAR penetration for 2011 was 134.1%.

The Market.     The greater Nashville hotel market contains 354 hotels and motels with 33,182 aggregate rooms as of December 31, 2011.  The Hilton Nashville Downtown Property’s competitive set consists of a total of seven hotels with 2,462 rooms in aggregate. According to a travel research company, the competitive set experienced a RevPAR increase of 10.5% from 2010 to 2011, while the Hilton Nashville Downtown Property experienced a RevPAR growth of 11.7%.

The selected competitive set as defined in the appraisal comprises ten full service hotels with a total of 3,215 rooms (inclusive of the Hilton Nashville Downtown).  There are four hotels that were considered by the appraiser to be the primary competitors: the Renaissance Nashville (673 rooms), Sheraton Nashville Downtown (472 rooms), DoubleTree Nashville (337 rooms), and the Wyndham Grand Heritage Hotels Union Station Hotel (125 rooms) for a total of 1,937 rooms (inclusive of the Hilton Nashville Downtown).  There are five hotels that were considered by the appraiser to be the secondary competitors: the Marriott Nashville at Vanderbilt University (307 rooms), Lowes Vanderbilt Plaza (340 rooms), Hutton Hotel (247 rooms), Millennium Maxwell House Hotel (287 rooms), and the Hotel Indigo Nashville (97 rooms) for a total of 1,278 rooms in the secondary competitive set.

121 4th Avenue South Nashville, TN 37201	Collateral Asset Summary Hilton Nashville Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,675,719 64.4% 1.90x 15.3%

Demand segmentation for the Hilton Nashville Downtown Property in 2011 was estimated by the appraiser to be 25% commercial, 50% meeting and group, and 25% leisure, which is similar to the estimated market-wide demand of 31% commercial, 47% meeting and group, and 22% leisure.

Much of the demand for the primary and secondary competitive sets is generated by the group segment.  The primary convention facility serving the central Tennessee region is the Nashville Convention Center, located diagonally from the Hilton Nashville Downtown Property. The Nashville Convention Center contains 118,675 sq. ft. of exhibit space, a 10,290 sq. ft. ballroom, and 20,000 sq. ft. of meeting space.   According to local officials, the current convention center is both dated and undersized by modern standards, and these deficiencies have impacted the city’s ability to compete for larger conventions with peer cities.  To address these deficiencies, a new convention center is currently under construction in downtown Nashville: The Music City Center.  The Music City Center is anticipated to include a 350,000 sq. ft. exhibit hall, a 67,500 sq. ft. ballroom, and an 18,000 sq. ft. junior ballroom, as well as 90,000 sq. ft. of additional meeting space in 60 break-out rooms.  According to officials at the Nashville Convention & Visitors Bureau, the average event size at the new facility is anticipated to increase significantly given the larger amount of space.  Additionally, the old convention center is expected to be expanded and converted into the Nashville Medical Trade Center, a facility that is intended to host permanent exhibits for all things related to the healthcare industry, as well as quarterly trade shows.  The Hilton Nashville Downtown is located two blocks or less from each of these convention centers.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 11/30/2011	U/W	U/W per Room
Occupancy	71.2%	71.7%	75.5%	75.5%
ADR	$169.51	$178.41	$190.47	$190.47
RevPAR	$120.68	$127.98	$143.90	$143.90

Room Revenue	$14,535,942	$15,414,764	$17,332,254	$17,332,254	$52,522
F&B Revenue	5,003,522	5,552,047	5,989,882	5,989,882	18,151
Other Revenue	2,947,886	3,200,525	3,539,956	3,539,956	10,727
Total Revenue	$22,487,350	$24,167,336	$26,862,092	$26,862,092	$81,400
Operating Expenses	7,255,759	7,408,075	7,915,866	7,915,866	23,987
Undistributed Expenses	6,724,874	6,877,596	7,453,006	7,452,455	22,583
Gross Operating Profit	$8,506,717	$9,881,665	$11,493,220	$11,493,771	$34,830
Total Fixed Charges	1,393,492	1,497,856	1,332,548	1,445,296	4,380
Net Operating Income	$7,113,225	$8,383,809	$10,160,672	$10,048,475	$30,450
FF&E	899,494	966,693	1,074,484	1,074,484	3,256
Net Cash Flow	$6,213,731	$7,417,116	$9,086,188	$8,973,992	$27,194

Property Management.    The Hilton Nashville Downtown Property is managed by Turnberry Development, LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Hilton Nashville Downtown Loan is structured with a hard lockbox and springing cash management.  Active cash management and a full sweep of excess cash flow are triggered upon (i) an event of default under the Hilton Nashville Downtown Property Loan, (ii) bankruptcy or insolvency of borrower, Sponsor, or property manager, (iii) the trailing-12 month DSCR as determined by lender falling below 1.20x, or (iv) the date which is 12 months prior to any expiration date of the franchise agreement (each of (i) through (iv) above is both a “Cash Management Trigger Event” and a “Cash Sweep Period Trigger Event”). Active cash management without a full sweep of excess cash flow is triggered upon the trailing-12 month DSCR as determined by lender falling below 1.25x (also a Cash Management Trigger Event).  After the occurrence of a Cash Management Trigger Event, the Hilton Nashville Downtown Loan will remain in active cash management for the term of the Hilton Nashville Downtown Loan.  A Cash Sweep Event may be cured by the Borrower in respect to each of the foregoing triggers, respectively, as follows: (i) a cure of the applicable event of default, (ii) discharge, stay or dismissal of the bankruptcy petition, (iii) the trailing-12 month DSCR as determined by lender being greater than 1.20x for two consecutive quarters, or (iv) the earliest to occur of (A) the commencement of a renewal term under the franchise agreement, (B) the commencement of the term, or any applicable renewal term, of any replacement franchise agreement, or (C) an accumulation of excess cash flow in the Franchise Expiration/PIP Account or the delivery of a letter of credit in a notional amount which, when taken together with amounts deposited in the capital expenditure account, shall equal not less than $3,000,000.

121 4th Avenue South Nashville, TN 37201	Collateral Asset Summary Hilton Nashville Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,675,719 64.4% 1.90x 15.3%

Initial Reserves.    At closing, the Borrower deposited (i) $81,198 into a tax reserve account, (ii) $140,685 into an insurance reserve account, and (iii) $6,000,000 into an FF&E reserve account.

Ongoing Reserves.   On a monthly basis, the Borrower is required to deposit reserves of (i) $81,198 into a tax reserve account, (ii) $12,790 into the insurance reserve account, and (iii) 1/12 of 4% of the prior calendar year’s gross income from operations into an FF&E Reserve Account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

121 4th Avenue South Nashville, TN 37201	Collateral Asset Summary Hilton Nashville Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,675,719 64.4% 1.90x 15.3%

Hilton Nashville Downtown
121 4th Avenue South
Nashville, TN 37201
Nashville
Downtown
The District
Germantown
Midtown
Music Row
East End
South Nashville
Berry Hill
Hillsboro Village
Historic Waverly
8th Ave South Antique Dist.
West End
Cumberland River
LP Field
Riverfront
Metro Riverfront Park
State Capitol
Victory Park
Municipal Auditorium
Tennessee Performing Arts Ctr.
Metro Nashville Courthouse
William R. Snodgrass Tennessee Tower
Nashville City Center
Ryman Auditorium
AT&T Building
Public Library
Nashville Convention Center
Schermerhorn Symphony Ctr.
Nashville Music Garden
Bridgestone Arena
Frist Center for Visual Arts
US Courthouse
Country Music Hall of Fame
Musicians Hall of Fame & Museum
Rocketown
Bicentennial Capitol Mall State Park
Nashville Farmer's Market
Tennessee State University Downtown Campus
Fisk University
Meharry Medical College
Nashville General Hospital
Watkins Park
Centennial Medical Center
Baptist Hospital
Parthenon
Centennial Park
Vanderbilt University
Dudley Field
Veterans Administration Hospital
Vanderbilt Hospital
Monroe J. Carell, Jr. Children's Hospital
George Peabody College
Dees Park
Belmont University
E.S. Rose Park
Reservoir Park
Adventure Science Ctr.
Fort Negley Park
Herschel Greer Stadium
Dudley Park
Trevecca Nazarene University
Nashville Speedway/ State Fairgrounds
Tennessee Railway Museum
Nashville Intl. Airport 5 miles
Cleveland Park
McFerrin Park
Douglas Park
East Park
Music City Star Commuter Rail
Jefferson St Bridge
Ellington Pkwy
James Robertson Pkwy
Broadway
Church St
Demonbreun St
Division St
South St
Edgehill Ave
Wedgewood Ave
Magnolia Blvd
Blair Blvd
Hermitage Ave
Lafayette St
Chestnut St
Trimble St
Charlotte Ave
Clifton Pike
Jo Johnston Ave
Herman St
Heiman St
Jefferson St
West End Ave
Elliston Pl
Natchez Trace
Cleveland St
Foster St
Main St
Woodland St
Shelby Ave
Dickerson Pike
Meridian St
Lischey Ave
McFerrin Ave
Fairfield Ave
Nolensville Pike
Rains Ave
2nd Ave S
4th Ave S
8th Ave S
10th Ave S
11th Ave S
12th Ave S
16th Ave S
17th Ave S
21st Ave S
25th Ave N
20th Ave N
21st Ave N
17th Ave N
18th Ave N
10th Ave N
3rd Ave N
4th Ave N
N 1st St
S 10th St
Hendersonville
Lakewood
Nashville
Belle Meade
Forest Hills
Oak Hill
Berry Hill
Brentwood
Nashville International Airport
J. Percy Priest Reservoir
Davidson County
Williamson County

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1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

Mortgage Loan Information(1)			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office – CBD
Sponsor:	David Werner; Joseph Friedland;		Collateral:	Fee Simple
	Elchonon Schwartz; Simon Singer		Location:	Philadelphia, PA
Borrower:	1700 Market Street Associates L.P.;		Year Built / Renovated:	1969 / 1989, 1998, 2005
	Crown 1700 Market Street L.P.		Total Sq. Ft.:	841,172
Original Balance:	$61,050,000		Property Management:	CB Richard Ellis, Inc.
Cut-off Date Balance:	$61,050,000		Underwritten NOI:	$11,321,175
% by Initial UPB:	4.6%		Underwritten NCF:	$10,269,710
Interest Rate(2):	5.1700%		Appraised Value:	$160,000,000
Payment Date:	6th of each month		Appraisal Date:	September 1, 2011
First Payment Date:	November 6, 2011
Maturity Date:	October 6, 2016		Historical NOI
Amortization:	Interest-only for 24 months;		Most Recent NOI:	$9,678,686 (T-12 8/31/2011)
	360 months thereafter		2nd Most Recent NOI:	$9,020,931 (December 31, 2010)
Additional Debt(1)(3):	$49,950,000 pari passu Note A-1;		3rd Most Recent NOI:	$11,017,283 (December 31, 2009)
	$12,200,000 Mezzanine Loan
Call Protection(4):	L(31), D(25), O(4)		Historical Occupancy(9)
Lockbox / Cash Management:	Hard / In Place		Most Recent Occupancy:	84.2% (December 1, 2011)
			2nd Most Recent Occupancy:	84.6% (December 31, 2010)
Reserves(5)			3rd Most Recent Occupancy:	76.0% (December 31, 2009)
Taxes:	Initial $1,469,236	Monthly $209,891	(1)
The 1700 Market Street Loan is part of the 1700 Market Street Loan Combination, totaling $111.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The 1700 Market Street Loan, but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust. The related pari passu Note A-1 was previously contributed to the UBSC 2011-C1 Trust.

Insurance:	$40,362	$20,181
Replacement:	$400,000	$0
TI/LC:	$6,000,000	$0
Unfunded Leasing Costs:	$5,154,868	$0	(2)
The 1700 Market Street Loan Combination accrues interest at a fixed rate of 5.1700% through the payment date occurring in October 2014, which rate steps up to 5.3400% from the payment date occurring in November 2014 through the maturity date.

Rent Abatement:	$757,484	$0

Financial Information			(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.
	Mortgage Loan(6)	Total Debt(7)	(4)	Defeasance is permitted on the date that is two years after the closing date for the UBS 2012-C1 securitization.
Cut-off Date Balance / Sq. Ft.:	$132	$146
Balloon Balance / Sq. Ft.:	$126	$141	(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
Cut-off Date LTV:	69.4%	77.0%	(6)
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-2 note (which note is included in the Trust) and the pari passu companion A-1 note (which note is not included in the Trust).  For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period on the pari passu A-2 note (which note is included in the Trust) and the pari passu companion A-1 note (which note is not included in the Trust).

Balloon LTV:	66.5%	74.1%
Underwritten NOI DSCR(8):	1.55x	1.33x
Underwritten NCF DSCR(8):	1.41x	1.20x
Underwritten NOI Debt Yield:	10.2%	9.2%
Underwritten NCF Debt Yield:	9.3%	8.3%

			(7)
Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loan has a 10.00% interest rate, is interest-only for the full term and is coterminous with the 1700 Market Street Loan Combination.

			(8)
Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.95x and 1.77x, respectively, for the Mortgage Loan and 1.60x and 1.46x, respectively, for the Total Debt.  Based on the future increase in interest rate to 5.3400% beginning with the payment date in November 2014, future amortizing debt service payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.52x and 1.38x, respectively, for the Mortgage Loan and 1.31x and 1.18x, respectively, for the total debt.

			(9)	Historical Occupancy shown in the table above is based on historical operating statements and occupancy rates provided by the borrower.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(1)	% of Total Annual U/W Base Rent(1)	Lease Expiration
Deloitte & Touche USA LLP(2) (3) (4)	NR/NR/NR	154,545	18.4%	$25.00	21.0%	9/30/2019
Independence Blue Cross(5)	NR/NR/NR	149,420	17.8	$25.00	20.4	12/31/2019
AECOM USA, Inc.(6) (7) (8) (9)	NR/NR/NR	52,080	6.2	$24.78	7.0	1/31/2021
Subtotal / Wtd. Avg.		356,045	42.3%	$24.89	48.3%

Other	Various	352,363	41.9%	$26.94	51.7%	Various
Vacant	NAP	132,764	15.8	NAP	NAP	NAP
Total / Wtd. Avg.(10)		841,172	100.0%	$25.91	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through September 1, 2012.
(2)	U/W Base Rent Per Sq. Ft. for Deloitte & Touche USA LLP excludes 1,500 sq. ft. of storage space.
(3)
Deloitte & Touche USA LLP has the right during the period from and including October 1, 2010 through and including October 1, 2015 to terminate its lease with respect to a portion of the leased premises provided such surrendered portion (i) contains not less than one half of the NRA of one full floor and not greater than one full floor (provided that the portion of the floor to be released is not less than 5,000 sq. ft, (ii) is located on the then highest floor of the leased premises; and (iii) has a configuration that does not prevent the remaining space on such floor from being reasonably leasable.  If Deloitte & Touche USA LLP elects to terminate its lease with respect to any such space, it is required to give 12 months prior notice and pay a contraction fee equal to the unamortized balance of the original tenant improvement allowance under the lease plus the portion of $513,359 in brokerage and legal fees that is allocable to the contracted space, amortized on straight-line basis at 8% per annum.

(4)	Deloitte & Touche USA LLP has two, five-year extension options.
(5)	Independence Blue Cross has two, five-year extension options.
(6)	U/W Base Rent Per Sq. Ft. for AECOM USA, Inc. excludes 883 sq. ft. of storage space.
(7)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent for AECOM USA, Inc. represents the weighted average for all of its office spaces at the 1700 Market Street Property.
(8)
AECOM USA, Inc. leases multiple spaces at the 1700 Market Street Property, with 33,136 sq. ft. expiring January 31, 2021, 15,610 sq. ft. expiring July 31, 2012, and 2,451 sq. ft. expiring January 1, 2021. AECOM USA, Inc. has a one-time option to terminate its lease expiring January 31, 2021 on January 31, 2016 upon giving notice not later than January 31, 2015 along with payment of a termination fee equal to the sum of (i) two months of base rent due as of the month immediately preceding January 31, 2016 and (ii) the unamortized balance of the leasing costs (the total brokerage commissions and construction allowances paid or applied against rent in connection with 2nd, 4th and 5th amendments), amortized on a straight line at 8% per annum through the lease expiration date.

(9)	AECOM USA, Inc. has one, five-year extension option.
(10)	Total / Wtd. Avg. U/W Base Rent Per Sq. Ft. excludes vacant space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	11	7,731	0.9%	7,731	0.9%	$11.03	0.5%	0.5%
2012	7	42,010	5.0	49,741	5.9%	$26.32	6.0	6.5%
2013	8	6,907	0.8	56,648	6.7%	$20.81	0.8	7.3%
2014	15	87,106	10.4	143,754	17.1%	$25.78	12.2	19.5%
2015	3	21,109	2.5	164,863	19.6%	$48.10	5.5	25.0%
2016	2	11,335	1.3	176,198	20.9%	$25.84	1.6	26.6%
2017	6	60,268	7.2	236,466	28.1%	$25.06	8.2	34.9%
2018	1	13,034	1.5	249,500	29.7%	$24.50	1.7	36.6%
2019	14	308,542	36.7	558,042	66.3%	$25.29	42.5	79.1%
2020	4	13,853	1.6	571,895	68.0%	$26.02	2.0	81.1%
2021	6	107,369	12.8	679,264	80.8%	$25.04	14.6	95.7%
Thereafter	3	29,144	3.5	708,408	84.2%	$26.90	4.3	100.0%
Vacant	NAP	132,764	15.8	841,172	100.0%	NAP	NAP
Total / Wtd. Avg.	80	841,172	100.0%			$25.91	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through September 1, 2012.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

The Loan.    The 1700 Market Street loan combination (the “1700 Market Street Loan Combination”) is a $111.0 million fixed rate loan secured by the borrower’s fee simple interest in an 841,172 sq. ft. Class A, CBD office property located at 1700-1740 Market Street in Philadelphia, Pennsylvania (the “1700 Market Street Property”). The $111.0 million first mortgage loan has a five-year term, an initial interest-only period of 24 months and amortizes based on a 30-year schedule thereafter. The 1700 Market Street Loan Combination accrues interest at a fixed rate of 5.1700%, which rate steps up to 5.3400% beginning on the payment date in November 2014. The 1700 Market Street Loan Combination was bifurcated into two pari passu loan components (Notes A-1 and A-2). The 1700 Market Street Note A-2 (the “1700 Market Street Loan”), but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust. Loan proceeds, together with an additional $12.2 million in mezzanine financing (see “Current Mezzanine or Subordinate Indebtedness” herein) and an equity contribution from the borrower of $44.8 million, were used to acquire the 1700 Market Street Property for a purchase price of $151.0 million (inclusive of a syndication profit of $7.5 million), fund upfront reserves totaling approximately $13.8 million, and pay closing costs of approximately $3.2 million. Based on the appraised value of $160.0 million as of September 1, 2011, the cut-off date LTV is 69.4%. The 1700 Market Street Note A-1 was previously contributed to the UBSC 2011-C1 trust.

The Borrower / Sponsor.    The borrowers, 1700 Market Street Associates L.P. (76.47% ownership interest) and Crown 1700 Market Street L.P. (23.53% ownership interest) (collectively, the “Borrowers”), are each a newly formed Delaware limited partnership structured to be bankruptcy-remote, each with two independent directors required in its ownership structure. The Borrowers own the 1700 Market Street Property as tenants-in-common. David Werner, Joseph Friedland, Elchonon Schwartz and Simon Singer (collectively, the “Sponsors”) have a combined 9.8% ownership interest in the Borrower and will act as the non-recourse carveout guarantors of the 1700 Market Street Loan.  The remaining ownership interest in the Borrower is held by a collection of individual investors and family foundations.

David Werner is a real estate investor with over 25 years of experience with commercial properties. In the past 17 years, Mr. Werner has been involved in the acquisition of 61 projects (primarily office space) totaling 61.5 million sq. ft. Mr. Werner has historically primarily focused on properties located in New York City, but his investment resume also includes acquisitions in Philadelphia, Chicago, New Jersey, Atlanta, Washington D.C., Boston, San Francisco, and several secondary markets. Mr. Werner’s past transactions in Philadelphia include 1500 Spring Garden Street (approximately 1.0 million sq. ft., located one mile north of the 1700 Market Street Property) and One South Broad Street (approximately 460,000 sq. ft., located three blocks east of the 1700 Market Street Property).

Joseph Friedland is the CEO and founder of JFR Global Investments (“JFR”), a commercial real estate acquisition and management firm. Traditionally, JFR has focused on the acquisition of properties located in the New York City area. In the past seven years the firm has expanded its geographic footprint to include Maryland, North Carolina, Pennsylvania, Ohio, Kentucky, Texas, New Jersey, Connecticut, Florida, and Massachusetts. In this seven year time span, the firm has acquired approximately 42.5 million sq. ft. of commercial real estate (primarily office properties) worth an estimated $4.7 billion. JFR’s recent transactions in Philadelphia include 1500 Spring Garden Street and One South Broad Street with Mr. Werner, as well as The Presidential Complex (approximately 730,000 sq. ft. of mixed-use space).

In 2005, Elchonon Schwartz and Simon Singer established Nightingale Properties LLC (“Nightingale”), a multi-faceted real estate acquisition, management and development company specializing in commercial real estate. In its first year of operations, Nightingale raised $50.0 million in capital that was used to purchase six office buildings and nine retail centers located in secondary markets. Recent transactions by Nightingale include a total of 1.4 million sq. ft. of office space and 1.2 million sq. ft. of retail space purchased in 2007 and a 160,000 sq. ft. office building purchased in 2011. Nightingale is also active in the development of commercial real estate, including a strategy of expanding currently owned properties to add value. Before starting Nightingale, Mr. Schwartz was involved in brokering more than $800 million dollars of real estate transactions. In 2003, he began to focus his energies toward the acquisition of office buildings and shopping centers ranging in price between $5.0 million and $50.0 million, primarily in an owner’s representative capacity.  Before starting Nightingale, Mr. Singer worked as general counsel for a New York based development company, where he was responsible for all legal aspects of the development company’s transactions, including corporate formation, financing structures, joint ventures and litigation matters.

The Property.     The 1700 Market Street Property consists of a Class A, 26-story, CBD office building above a five level parking garage. The 1700 Market Street Property contains 841,172 sq. ft. of rentable retail, office and storage area. There is 19,750 sq. ft. of retail on the first floor and an additional 25,600 sq. ft. of retail/office space on the lower level, which is directly accessible by open staircases from the main elevator lobby. The improvements were originally completed in 1969 and renovated in 1989, 1998 and 2005. Recent capital improvements totaling $7.4 million in 2005 consist of the replacement of the fire sprinkler monitoring and alarm system, a completely restored façade (completed in 2006) and an upgraded HVAC system. The 1700 Market Street Property offers some of the largest floor plans in the submarket, featuring 30,000 sq. ft. floor plates compared to an average of 23,000 sq. ft. for other Class A properties.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

Major Tenants.    The 1700 Market Street Property was 84.2% leased by 45 tenants as of the rent roll dated December 1, 2011. The 1700 Market Street Property was 93.1% and 93.5% occupied in 2006 and 2007, respectively, and has historically operated in the 90% range. Occupancy dropped to 76.0% in 2009 due to AIG vacating a large block of space.  However, since that time, the prior owner of the 1700 Market Street Property was able to lease the building back up to the 84.2% occupancy level.  Existing office leases are primarily written on a modified full-service basis, whereby tenants pay for increases in real estate taxes and operating expenses over a base year.

Deloitte & Touche USA LLP (154,545 sq. ft., 18.4% of NRA, 21.0% of underwritten occupied base rent): Deloitte & Touche USA LLP (“Deloitte USA”) is a subsidiary of Deloitte Touche Tohmatsu Limited (“DTTL”), a UK private company. “Deloitte” is the brand under which tens of thousands of professionals in independent firms throughout the world collaborate to provide audit, consulting, financial advisory, risk management and tax services to selected clients. Each member firm provides services in a particular geographic area and is subject to the laws and professional regulations of the particular country or countries in which it operates. DTTL does not itself provide services to clients. Deloitte has 100 offices across the U.S. in 89 different cities with a total of 45,730 employees nationwide.  Deloitte has increased its number of employees by approximately 3,000 in the previous two years, going from 42,367 in 2009 to 45,730 in 2011.

Deloitte USA occupies five full floors at the 1700 Market Street Property (floors 23-27), along with storage space on the lower level, under a 14-year lease that commenced in 2005. The lease is structured as a modified full-service lease, and the tenant is required to reimburse for electric charges. Deloitte USA has the option, effective 10/1/2010 to 10/1/2015, to partially terminate the lease with respect to a portion of the leased premises, provided such surrendered portion (a) contains at least one-half of the net rentable area of a floor but no greater than one full floor (provided that the portion of the floor to be released is not less than 5,000 sq. ft.); (b) is located on the then highest floor of the leased premises and (c) has a configuration that is such that it does not prevent the remaining space on such floor from being reasonably leasable.

Independence Blue Cross (149,420 sq. ft., 17.8% of NRA, 20.4% of underwritten occupied base rent):  Independence Blue Cross (“IBC”) is a private organization that provides health insurance and related services to approximately 3.3 million members in Philadelphia and surrounding areas. IBC is an independent licensee of the Blue Cross Blue Shield Association (BCBSA), the national coordinating body for the federation of independent Blue Cross and Blue Shield plans. As an independent licensee, IBC is assigned a specific area to market its products — Bucks, Chester, Delaware, Montgomery, and Philadelphia counties in Pennsylvania. IBC’s health plans include options for groups, families, and individuals. It also offers supplemental Medicare, dental, vision, life, and disability insurance. Through subsidiary AmeriHealth Administrators, IBC provides third-party administration services. IBC was founded as the Associated Hospital Service of Philadelphia in 1938. IBC currently occupies five full floors at the 1700 Market Street Property (floors 7-9 and 11-12) comprising 17.8% of total NRA. In August of 2008, IBC extended the term of their initial lease an additional 10 years affirming their commitment to the subject location. The lease includes base rent increases of $0.50 PSF per year.

AECOM USA, Inc. (52,080 sq. ft., 6.2% of NRA, 7.0% of underwritten occupied base rent):  AECOM USA, Inc. (“AECOM”, NYSE: ACM) is one of the world’s leading engineering and design groups. AECOM (which stands for Architecture, Engineering, Consulting, Operations and Maintenance) provides planning, consulting, and construction management services for civil clients and infrastructure construction to government and private clients.  The firm has operations in Asia, Africa, Europe, the Middle East, and Australia/New Zealand. AECOM has two divisions: professional technical services and management support services. Notable AECOM projects include the project management for the Saadiyat Island Cultural District in Abu Dhabi and master planning for the 2012 London Olympics.  AECOM occupies five office suites and one storage space at the 1700 Market Street Property, comprising a total of 52,080 sq. ft.  AECOM has demonstrated a pattern of continued growth at the 1700 Market Street Property: its original lease for 13,943 sq. ft. commenced in August 2002. From the original lease commencement date to present, AECOM has added additional space in 2006 (1,667 sq. ft.), 2010 (33,136 sq. ft.), and 2011 (2,451 sq. ft., commencing in July 2012).  AECOM also occupies 883 sq. ft. of storage space.  AECOM USA, Inc. has a one-time option to terminate its lease with respect to the 33,136 sq. ft. on January 31, 2016 upon giving notice not later than January 31, 2015 along with payment of a termination fee.

The Market.    The 1700 Market Street Property is considered to be well-located on Market Street two blocks west of City Hall in the heart of Center City, which is generally recognized to be the premier office corridor in Philadelphia. The Center City business district is a diverse and dynamic area containing office, residential, retail, hotel, governmental, medical and cultural attractions, and is a hub for local mass transportation. The 1700 Market Street Property is directly across the street from Suburban Station and 0.8 miles from 30th Street Station. Center City is the focal point of the Greater Philadelphia MSA for business, government and cultural activities. The 1700 Market Street Property is well located within the prime West of Broad Street Office Submarket, two blocks from City Hall and the high-end retail shopping district adjacent to Rittenhouse Square on Walnut Street. The 1700 Market Street Property offers good access and visibility at the corner of 17th and Market Streets, with extensive frontage and a five-level parking garage on Market Street affording ingress and egress directly from Market Street, a unique feature for office buildings in the market. The parking garage contains 530 striped stalls, but can accommodate up to 720 spaces in a valet park configuration. The parking garage is considered a significant

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

amenity due to the scarcity of parking in the Center City district, as well as the fact that the garage is one of the few in the area with an entrance and exit on Market Street and not a side street.

Philadelphia has the 4th highest monthly parking rate in the nation and the 7th highest daily parking rate. According to the appraisal, a separate direct capitalization analysis on the parking garage operation was performed in order to accurately compare the 1700 Market Street Property to comparables without attached parking. Per the appraisal, the 1700 Market Street Property’s parking garage’s separate “as-is” value was concluded to be $24.2 million, representing $29 per sq. ft. or $39,032 per space (based on 620 spaces, which is a blend of the self park and valet configurations).

The 1700 Market Street Property lies within the Philadelphia CBD Office Market and the Market Street West Submarket. Based on certain research reports, the market vacancy rate was 9.6%, which represents four consecutive quarters of declines after reaching a high of 10.6% in Q2 2010. Net absorption in Q2 2011 equaled 180,361 sq. ft., which is a continuation of the positive absorption trend that began in Q3 2010. The average asking rental rate was reported to be $24.73 per sq. ft., which is in line with the 1700 Market Street Property’s average in place rent for office space of $24.47 per sq. ft. The Market Street West Submarket had a vacancy rate of 10.3% as of Q2 2011 and an average asking rental rate of $25.74 per sq. ft.  Year-to-date net absorption was 290,049 sq. ft., with no new deliveries year-to-date. As of Q2 2011, the Philadelphia CBD Retail Market’s vacancy rate was 2.9%, with an average quoted rental rate of $25.47 per sq. ft. The Market Street West Retail Submarket’s vacancy rate was 1.3%, with an average quoted rental rate of $37.05 per sq. ft. as of Q2 2011.

1700 Market Street Property Recent Leases(1)
Tenant	Sq. Ft.	Base Rent PSF	Lease Term (Months)	Lease Start	Lease Expiration
AECOM USA, Inc.	2,451	$25.75	102	7/1/2012	1/1/2021
Jacobs Engineering	13,034	$24.50	77	11/1/2011	4/1/2018
The Reinvestment Fund	20,702	$25.50	180	6/1/2011	5/31/2026
Commonwealth Land & Title	7,309	$25.75	61	4/1/2011	4/30/2016
Hohn & Scheurle, P.C.	3,734	$26.50	39	1/1/2011	3/31/2014
Total / Wtd. Avg.	47,230	$25.35	118
(1)	Source: In-place rent roll dated December 1, 2011.

The table below shows the 1700 Market Street Property’s vacancy rate and asking rents in comparison to its direct competitors in the CBD submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (2)	Class
1700 Market Street Property	1969	841,172	84.2%	$25.50	A
2000 Market Street	1972	661,238		$28.00	A
1500 Market Street	1974	1,801,389		$22.00	A
510 Walnut Street	1947	210,256		$23.50	A
1650 Market Street	1991	1,193,129		$30.50	A
1845 Walnut Street	1968	349,126		$23.00	A
2001 Market Street	1991	950,000		$23.00	A
Total / Wtd. Avg.(3)		5,165,138		$25.04
(1)	Source: Appraisal
(2)	Asking Rate quoted on a modified full-service basis.
(3)	Total / Wtd. Avg. excludes the 1700 Market Street Property.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	T-12 8/31/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$18,411,926	$17,407,772	$15,387,546	$16,116,749	$17,895,382	$21.27
Rent Steps(2)	0	0	0	0	436,325	0.52
Value of Vacant Space(3)	0	0	0	0	3,326,168	3.95
Gross Potential Rent	$18,411,926	$17,407,772	$15,387,546	$16,116,749	$21,657,875	$25.75
Total Recoveries	1,208,603	863,168	723,202	828,896	765,899	0.91
Total Other Income	2,234,230	1,708,479	1,637,351	1,621,940	1,637,351	1.95
Less: Vacancy	0	(58,983)	25,084	22,196	(3,326,168)	(3.95)
Effective Gross Income	$21,854,759	$19,920,436	$17,773,183	$18,589,781	$20,734,957	$24.65
Total Operating Expenses	9,296,196	8,903,153	8,752,252	8,911,095	9,413,782	11.19
Net Operating Income	$12,558,563	$11,017,283	$9,020,931	$9,678,686	$11,321,175	$13.46
TI/LC	0	0	0	0	841,172	1.00
Capital Expenditures	0	0	0	0	210,293	0.25
Net Cash Flow	$12,558,563	$11,017,283	$9,020,931	$9,678,686	$10,269,710	$12.21
(1)	U/W Base Rent is based on the rent roll dated December 1, 2011 and includes rent allocated to AECOM USA, Inc. in suite 1770, which lease commences on July 1, 2012.
(2)	U/W Rent Steps includes contractual rent increases through September 1, 2012.
(3)	U/W Vacancy is based on the actual economic vacancy as of the rent roll dated July 25, 2011, and is equal to 14.8% of Gross Potential Revenue.

Property Management.    The 1700 Market Street Property is managed by CB Richard Ellis, Inc.

Lockbox / Cash Management.    The 1700 Market Street Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, mezzanine borrower, guarantor, sponsor or manager, (iii) the DSCR falls below 1.07x, or (iv) an event of default by the mezzanine borrower under the 1700 Market Street Mezzanine Loan (as defined below).

Initial Reserves.    At loan closing, the Borrower deposited (i) $1,469,236 into the tax reserve account, (ii) $40,362 into the insurance reserve account, (iii) $400,000 into the capital expenditure/replacement reserve account, (iv) $6,000,000 into the TI/LC reserve account, (v) $5,154,868 into the unfunded TI/LC reserve account for certain outstanding tenant improvements and leasing commissions identified in the loan documents, and (vi) $757,484 into the rent abatement reserve.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $209,891 into the tax reserve account and (ii) $20,181 into the insurance reserve account.  Additionally, (a) if at any time the balance of the capital expenditure/replacement reserve is less than $200,000, the Borrower is required to deposit funds into that reserve account until the balance is at least equal to $200,000, and (b) the Borrower is required to deposit into the TI/LC reserve all amounts received in connection with (1) any modification or amendment of a lease, (2) any consent granted under a lease, (3) any settlement of claims of the Borrower against third parties under a lease, (4) any rejection, termination, surrender or cancellation of a lease, and (5) any other extraordinary event pursuant to which the Borrower receives payment in connection with a lease.

Current Mezzanine or Subordinate Indebtedness.    In conjunction with the 1700 Market Street Loan Combination, Pearlmark Mezzanine Realty Partners III, L.L.C. and TMRP III Co-Investment, L.L.C. jointly provided a $12,200,000 mezzanine loan (the “1700 Market Street Mezzanine Loan”). The 1700 Market Street Mezzanine Loan requires payments of interest only at a rate of 10.0000% and is coterminous with the 1700 Market Street Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

1700 Market Street
1700-1740 Market Street
Philadelphia, PA 19103
Philadelphia
Fairmount
Spring Garden
Center City
Chinatown
Rittenhouse
Southwest Center City
South Philadelphia
South Street
Society Hill
Old City
FAIRMOUNT PARK
Philadelphia Museum of Art
Eastern State Penitentiary Natl. Historic Landmark
Francisville Playground
Von Colln Memorial Field
Community College of Philadelphia
Franklin Town Square
Free Library of Philadelphia
Franklin Institute
Logan Square
Cathedral Basilica of Saints Peter and Paul
Moore College of Art & Design
Academy of Natural Sciences
1 & 2 Logan Square
3 Logan Square
Drexel Coll. of Nursing
Magee Rehabilitation Hospital
Penn Academy of Fine Arts
Pennsylvania Convention Center
30th Street Station
PECO Building
Murano
Commerce Square
American Commerce Ctr. (Under Constr.)
Comcast Center
G. Fred DiBona Jr. Bldg.
Mütter Museum
Phila. Stock Exchange
1818 Market
5 Penn Center
2 Penn Center
City Hall
CITY HALL
Reading Terminal Market
Aramark Tower
The Gallery at Market East
Westin Philadelphia
One & Two Liberty Place
Centre Square
PNC Bank Building
Ritz-Carlton
Hotel Sofitel
Hotel Palomar
Philadelphia Intl. Airport 8 miles
Conservation Center for Art & Historic Artifacts
Rittenhouse Square
Radisson Plaza-Warwick Hotel
Hyatt at the Bellevue
Academy of Music
Kimmel Ctr. for the Performing Arts
University of the Arts
Schuylkill River Park
T. Jefferson Univ. Hospital
Thomas Jefferson University
Wills Eye Institute
Pennsylvania Hospital
Atwater Kent Museum
Liberty Bell Ctr.
Natl. Museum of Jewish American Hist.
Independence Hall
Carpenter's Historic Hall
The St. James
Washington Square
Athenaeum of Philadelphia
Thaddeus Kosciuszko Natl. Memorial
Headhouse Market
Palumbo Playground
Italian Market Shopping Ctr.
Edgar Allen Poe Natl. Historic Site
Franklin Square
National Constitution Center
US Mint
INDEPENDENCE NATL. HISTORIC PARK
To Ben Franklin Bridge, NJ
To 95
Schuylkill River
Schuylkill Expwy
Vine Street Expwy
676
30
76
611
3
S College Ave
Girard Ave
Ridge Ave
Fairmount Ave
FAIRMOUNT
Pennsylvania Ave
Benjamin Franklin Pkwy
Spring Garden St
SPRING GARDEN
Callowhill St
Vine St
Race St
Arch St
JFK Blvd
Market St
Chestnut St
Walnut St
Locust St
Spruce St
Lombard St
South St
Christian St
Washington Ave
Federal St
Grays Ferry Ave
Bainbridge St
Passyunk Ave
Filbert St
RACE-VINE
CHINATOWN
15TH
13TH
11TH
8TH
5TH
WALNUT-LOCUST
LOMBARD-SOUTH
N Broad St
S Broad St
BROAD STREET LINE
Lansdale
Horsham
Fort Washington
Ambler
Willow Grove
Levittown
Bristol
Burlington
Audubon
Norristown
King of Prussia
Plymouth Meeting
Conshohocken
Melrose Park
Wayne
Paoli
Radnor
Ardmore
Pennsauken
Broomall
Yeadon
Moorestown
Camden
Cherry Hill
Springfield
Chester Heights
Darby
Gloucester City
Haddonfield
PENNSYLVANIA
Woodbury
Chester
Philadelphia Intl. Airport
Bellmawr
Clementon
DE
NEW JERSEY
Deptford

3385 Princeton Road Hamilton, OH 45011	Collateral Asset Summary Bridgewater Falls	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,307,749 73.0% 1.32x 9.9%

3385 Princeton Road Hamilton, OH 45011	Collateral Asset Summary Bridgewater Falls	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,307,749 73.0% 1.32x 9.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Phillips Edison Strategic Investment		Collateral:	Fee Simple / Leased Fee
	Fund LLC		Location:	Hamilton, OH
Borrower:	Bridgewater Falls Station LLC		Year Built / Renovated:	2005-2011 / NAP
Original Balance:	$60,500,000		Total Sq. Ft.:	508,156
Cut-off Date Balance:	$60,307,749		Total Collateral Sq. Ft.(3) :	389,062
% by Initial UPB:	4.5%		Property Management:	Phillips Edison & Company, LTD
Interest Rate:	5.7005%		Underwritten NOI:	$5,963,929
Payment Date:	6th of each month		Underwritten NCF:	$5,559,223
First Payment Date:	March 6, 2012		Appraised Value:	$82,600,000
Maturity Date:	February 6, 2022		Appraisal Date:	December 15, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(27), D(89), O(4)		Most Recent NOI:	$5,344,715 (T-12 November 30, 2011)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$4,718,490 (December 31, 2010)
			3rd Most Recent NOI:	NAV
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$504,173	$72,025	Most Recent Occupancy(4):	94.5% (December 13, 2011)
Insurance:	$24,226	$8,075	2nd Most Recent Occupancy:	NAV
Replacement:	$0	$6,329	3rd Most Recent Occupancy:	NAV
TI/LC:	$0	$37,977	4th Most Recent Occupancy:	NAV
Required Repairs	$7,500	$0	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Landlord Obligations Holdback	$1,358,313	$0	(2)	Based on collateral sq. ft. of 389,062.
Account:			(3)	Excludes the JC Penney and four smaller pad sites, all of which comprise the Borrower’s leased fee interests in the relative parcels.
Rent Holdback Account:	$244,578	$0
			(4)	Based upon Total Sq. Ft. of 508,156.
Financial Information
Cut-off Date Balance / Sq. Ft. (2):		$155
Balloon Balance / Sq. Ft.(2):		$131
Cut-off Date LTV:		73.0%
Balloon LTV:		61.6%
Underwritten NOI DSCR:		1.42x
Underwritten NCF DSCR:		1.32x
Underwritten NOI Debt Yield:		9.9%
Underwritten NCF Debt Yield:		9.2%

3385 Princeton Road Hamilton, OH 45011	Collateral Asset Summary Bridgewater Falls	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,307,749 73.0% 1.32x 9.9%

Anchor and Major Tenant Summary
Leased Fee Tenants (Non-Collateral)	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.	U/W Annual Base Rent PSF(2)	% of Owned U/W Base Rent(3)	Lease Expiration	2011 Total Sales (000s)	Sales PSF (4)	Occupancy Cost (% of Sales)
J.C. Penney	BB+/NR/BB	98,250	19.3%	$3.39	5.0%	7/31/2035	NAV	NAV	NAV
Max & Erma’s	NR/NR/NR	6,147	1.2	$17.63	1.6	9/30/2020	$1,804	$293	7.4%
Chic-Fil-A	NR/NR/NR	6,000	1.2	$14.58	1.3	1/31/2031	NAV	NAV	35.4%
Chili’s	NR/NR/NR	5,697	1.1	$17.11	1.5	8/31/2015	NAV	NAV	NAV
Huntington Bank	NR/NR/NR	3,000	0.6	$43.33	2.0	4/30/2027	NAV	NAV	NAV
Subtotal		119,094	23.4%	$6.35	11.4%

Anchor Tenants
Dick’s Sporting Goods	NR/NR/NR	50,000	9.8%	$11.75	8.8%	1/31/2021	$8,810	$176	9.3%
TJ Maxx	NR/A3/A	32,000	6.3	$10.75	5.2	10/31/2015	$6,259	$196	7.4%
Best Buy	BBB-/Baa2/BBB-	30,000	5.9	$12.85	5.8	1/31/2016	NAV	NAV	NAV
Bed Bath & Beyond	NR/NR/BBB+	29,494	5.8	$11.52	5.1	1/31/2016	NAV	NAV	NAV
Michaels	NR/B3/B-	22,433	4.4	$10.75	3.6	9/30/2015	$2,557	$114	12.4%
Petsmart	NR/NR/BB+	20,195	4.0	$14.50	4.4	1/31/2016	NAV	NAV	NAV
Subtotal		184,122	36.2%	$11.90	33.0%

Major In-Line Tenants
Old Navy	NR/NR/NR	18,800	3.7%	$14.25	4.0%	8/31/2017	$4,822	$256	6.8%
Books-A-Million	NR/NR/NR	16,400	3.2	$10.68	2.6	3/31/2014	$1,519	$93	11.5%
Staples(5)	BBB/Baa2/BBB	16,076	3.2	$12.75	3.1	8/31/2024	NAV	NAV	NAV
Factory Card & Party Outlet	NR/NR/NR	10,741	2.1	$16.25	2.6	1/31/2017	$1,125	$105	19.2%
Ulta Salon	NR/NR/NR	10,000	2.0	$19.02	2.9	8/31/2017	$3,402	$340	6.9%
Subtotal		72,017	14.2%	$14.06	15.2%

Other	Various	111,448	21.9%	$24.06	40.4%	Various		NAV	NAV
Vacant	NAP	21,475	4.2	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.(6)		508,156	100.0%	$16.01	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent PSF does not include rent steps or percentage rent.
(3)	Percentage of Owned U/W Base Rent is based on total occupied underwritten base rent of $6,641,646, which does not include rent steps or percentage rent.
(4)	Sales PSF are based on YE 2011 sales figures.
(5)
The Staples space is currently under renovation by the landlord and Staples is not yet in occupancy.  At loan origination, the outstanding free rent due to Staples was $148,515; this amount was deposited in a free rent reserve account.  Staples has the right to terminate its lease if the space is not delivered by landlord on or before September 30, 2012.

(6)	Weighted average U/W Annual Base Rent per sq. ft. is based on total occupied sq. ft. and does not include ground lease tenants.

3385 Princeton Road Hamilton, OH 45011	Collateral Asset Summary Bridgewater Falls	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,307,749 73.0% 1.32x 9.9%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2012	5	10,191	2.0%	10,191	2.0%	$29.70	4.6%	4.6%
2013	3	10,031	2.0	20,222	4.0%	$22.20	3.4	7.9%
2014	4	21,140	4.2	41,362	8.1%	$11.82	3.8	11.7%
2015	6	67,438	13.3	108,800	21.4%	$12.57	12.8	24.4%
2016	15	105,602	20.8	214.402	42.2%	$16.32	26.0	50.4%
2017	8	55,714	11.0	270,116	53.2%	$18.21	15.3	65.7%
2018	2	7,845	1.5	277,961	54.7%	$24.64	2.9	68.6%
2019	0	0	0.0	277,961	54.7%	$0.00	0.0	68.6%
2020	2	7,992	1.6	285,953	56.3%	$18.87	2.3	70.8%
2021	3	59,687	11.7	345,640	68.0%	$13.19	11.9	82.7%
2022	3	17,715	3.5	363,355	71.5%	$22.22	5.9	88.6%
Thereafter	4	123,326	24.3	486,681	95.8%	$6.13	11.4	100.0%
Vacant	NAP	21,475	4.2	508,156	100.0%	NAP	NAP
Total / Wtd. Avg.	55	508,156	100.0%			$13.65	100.0%

The Loan.    The Bridgewater Falls loan (the “Bridgewater Falls Loan”) is a $60.5 million ($155 per collateral sq. ft.) fixed rate loan secured by the Borrower’s fee simple and leased fee interests in a 508,156 sq. ft. retail power center located at 3385 Princeton Road in Hamilton, Ohio (the “Bridgewater Falls Property”).  Collateral for the Bridgewater Falls Loan includes the ground rent payments due in connection with the leased fee properties, which include a pad site that is ground leased to JCPenney (98,250 sq. ft.) and four pad sites ground leased to smaller tenants (20,844 sq. ft. in aggregate).  The total collateral square footage for the Bridgewater Falls Loan, excluding the leased fee properties, is 389,062 sq. ft.  The $60.5 million first mortgage loan has a 10-year term and amortizes based on a 30-year schedule.  The Bridgewater Falls Loan accrues interest at a fixed rate equal to 5.7005%.  Loan proceeds were used to retire existing debts of $22.7 million, establish a free rent reserve of approximately $245,000, establish an outstanding tenant improvement reserve of approximately $1.4 million, pay closing costs and fees of approximately $325,000, and return approximately $35 million to the Borrower.  The Borrower reportedly acquired the Bridgewater Falls Property out of foreclosure from Wachovia in 2009 for a reported amount of $43.25 million. Subsequently, the Borrower reportedly spent an additional $3.6 million on additional capital expenditures and soft costs.  Based on the “as-is” appraised value of $82.6 million as of December 15, 2011, the cut-off date LTV is 73.0%.

The Borrower / Sponsors.    The borrower, Bridgewater Falls Station LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The Borrower is affiliated with the borrowers under the mortgage loans identified in Annex A-1 as Fort Smith Pavilion and Parsons Village Shopping Center. The Borrower is 100% owned by Phillips Edison Strategic Investment Fund LLC (the “Sponsor”), which also serves as the non-recourse carveout guarantor.  The Sponsor is owned by Michael Phillips (6.17%), Jeffrey Edison (6.17%), Phillips Edison Limited Partnership (6.94%), Preferred Managed Risk, Ltd. (6.17%), Brown Advisory Investors 2007 – PEDF LLLP (8.86%), and 65.69% by outside investors.  Michael Phillips and Jeffrey Edison are co-founders of Phillips Edison, a real estate development and investment firm focused on retail shopping centers.  Phillips Edison is a fully-integrated company, and as of year end 2011 controlled a portfolio of approximately 26 million sq. ft. of neighborhood shopping centers across the United States. Since 1991, all of Phillips Edison’s properties were reportedly acquired and redeveloped under the leadership of Michael Phillips and Jeffrey Edison.

The Property.    The Bridgewater Falls Property is a retail power center that was constructed in phases from 2005-2011 and consists of ten, one-story buildings with a total collateral net rentable area of 389,062 sq. ft., as well as five ground-leased outparcels with improvements totaling an additional 119,094 sq. ft.  Anchor tenants include:  JCPenney (98,250 sq. ft., not collateral), Dick’s Sporting Goods (50,000 sq. ft.), TJ Maxx (32,000 sq. ft.), Best Buy (30,000 sq. ft.), Bed Bath & Beyond (29,494 sq. ft.), and Michaels (22,433 sq. ft.).  Additionally, there are several major supporting national tenants including: Petsmart (20,195 sq. ft.), Old Navy (18,800 sq. ft.), Books-A-Million (16,400 sq. ft.), Staples (16,076 sq. ft.).  The Bridgewater Falls Property is shadow anchored by a 123,700 sq. ft. Target.  The Bridgewater Falls Property was 94.5% occupied as of the rent roll dated December 13, 2011.

The Bridgewater Falls Property is located less than one mile north of State Route 129, a major east/west thoroughfare which connects with the Hamilton CBD to west and Interstate 75 approximately seven miles to the east.  Interstate 75 is a major north/south U.S. interstate highway providing access to the Cincinnati CBD approximately 20 miles to the south and Dayton to the north. State Route 4

3385 Princeton Road Hamilton, OH 45011	Collateral Asset Summary Bridgewater Falls	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,307,749 73.0% 1.32x 9.9%

Bypass, located approximately one tenth of a mile west of the Bridgewater Falls Property, provides a direct route to the Cincinnati CBD.

The Market.    The Bridgewater Falls Property is located in Hamilton, Ohio which is part of the Cincinnati metropolitan statistical area (“MSA”).  According to the appraiser, the immediate area surrounding the Bridgewater Falls Property has experienced compound household annual growth rates from 2000-2011 of 2.53%, 1.68% and 0.94% for the one, three and five-mile radii, respectively.  Estimated average household incomes of $79,478, $71,242 and $65,131, respectively, were reported for the same radii as of 2011.

The Bridgewater Falls Property is in Fairfield Township, located east of Hamilton’s central business district (“CBD”). The area is considered a suburban location and is north of the Cincinnati CBD.  The neighborhood is located in an area of the Cincinnati MSA that includes several newer retail projects, including the Bridgewater Falls Property. Other retailers in the neighborhood include Home Depot, Wal-Mart Supercenter, Kohls, Office Depot, and HH Gregg.

According to the appraisal, growth in the neighborhood is expected to continue in the foreseeable future as development will most likely take place west of State Route 4 Bypass along Princeton Road.  The demographics of the neighborhood indicate a growing population base with income levels above the MSA as a whole.

Comparable retail properties within the immediate submarket show occupancy rates ranging from 87% to 95%.  However, the comparable properties are generally older than the Bridgewater Falls Property and are located in inferior locations.  The appraiser concluded that the stabilized occupancy of the Bridgewater Falls Property is likely to be higher than the overall market and submarket, which was attributed to the recent completion date as well as the conclusion that the Bridgewater Falls Property is the dominant and largest regional shopping center in the area.  The Bridgewater Falls Property also offers small/mid size shop space and restaurant outlots, which other power centers within the submarket generally do not offer.

The Bridgewater Falls Property is located in the Cincinnati retail market, which contained 22,187,000 sq. ft. of retail space according to a fourth quarter 2011 market report.  As of fourth quarter 2011, the overall vacancy rate was 14.5%, which represents a 0.2% decrease from third quarter 2011.  The market experienced positive net absorption in 2011 of 116,000 sq. ft.  The average rental rate for the market as of fourth quarter 2011 was $14.66 per sq. ft., which represents a $0.02 per sq. ft. increase over the previous quarter’s average rental rate of $14.64 per sq. ft.  There has been no new inventory added to the market since the first quarter of 2010.

The Bridgewater Falls Property is located in the Outer Counties retail submarket, which contained 6,694,000 sq. ft. of retail space according to a fourth quarter 2011 market report.  As of the fourth quarter of 2011, the overall vacancy rate was 18.1%, which was 0.2% higher than the third quarter of 2011.  The submarket reported a total net absorption of 14,000 sq. ft during 2011.  The average rental rate for the market as of fourth quarter 2011 was $12.39 per sq. ft., which represents a 1.1% decrease from the previous quarter’s average rental rate of $12.53 per sq. ft.  There has been no new inventory added to the market since 2008.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 11/30/2011	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	NAV	$5,514,897	$5,769,284	$6,641,646	$17.07
Value of Vacant Space	NAV	$0	$0	$515,400	$1.32
Gross Potential Rent	NAV	$5,514,897	$5,769,284	$7,157,046	$18.40
Total Recoveries	NAV	$1,607,789	$1,941,726	$1,949,896	$5.01
Total Other Income	NAV	$3,653	$6,542	$5,000	$0.01
Less: Vacancy(3)	NAV	$0	$0	($622,560)	($1.60)
Effective Gross Income	NAV	$7,126,339	$7,717,552	$8,489,381	$21.82
Total Operating Expenses	NAV	$2,407,849	$2,372,837	$2,525,452	$6.49
Net Operating Income	NAV	$4,718,490	$5,344,715	$5,963,929	$15.33
TI/LC	NAV	$0	$0	$346,347	$0.89
Capital Expenditures	NAV	$0	$0	$58,359	$0.15
Net Cash Flow	NAV	$4,718,490	$5,344,715	$5,559,223	$14.29
(1)	U/W Per Sq. Ft. based on collateral sq. ft. of 389,062 sq. ft.
(2)	Historical Base Rent includes percentage rent.
(3)	U/W vacancy of 6.8% of gross potential revenue.

3385 Princeton Road Hamilton, OH 45011	Collateral Asset Summary Bridgewater Falls	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,307,749 73.0% 1.32x 9.9%

Property Management.    The Bridgewater Falls Property is managed by Phillips Edison & Company, LTD, a borrower affiliate.

Lockbox / Cash Management.    The Bridgewater Falls Loan is structured with a hard lockbox and springing cash management.  Active cash management and a full sweep of excess cash flow are triggered upon the occurrence of one of the following events: (i) an event of default under the Bridgewater Falls Loan, (ii) a bankruptcy event relating to the Borrower, Sponsor, or property manager, or (iii) the DSCR falls below 1.15x.

Initial Reserves.    At closing, the Borrower deposited (i) $504,173 into a tax reserve account, (ii) $24,226 into an insurance reserve account, (iii) $1,358,313 into an unpaid tenant improvements and leasing commissions reserve, (iv) $244,578 into a free rent holdback reserve account, and (v) $7,500 into a required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $72,025 into a tax reserve account, (ii) $8,075 into an insurance reserve account, (iii) $6,329 into a capital expenditure/replacement reserve account, and (iv) $37,977 into a TI/LC reserve account, subject to a cap of $1,000,000, which cap will be reduced to $500,000 if, at any time after August 20, 2017, the DSCR is above 1.35x.

Current Mezzanine or Subordinate Interest.    None.

Future Mezzanine or Subordinate Indebtedness.    None permitted.

Master Leases.    The Bridgewater Falls Property is subject to three master leases between the Borrower and the Sponsor covering approximately 30,000 sq. ft. of rentable space at the Bridgewater Falls Property relating to leases of three tenants that signed leases for space at the Bridgewater Falls Property but are not yet in occupancy and are currently in a free rent period: Staples (16,076 sq. ft.), Charming Charlie (7,880 sq. ft.) and The Wine Guy (6,335 sq. ft.).  It is anticipated that work at each space will be complete and rent payments will commence by September 1, 2012 (Staples), May 1, 2012 (Charming Charlie) and July 1, 2012 (The Wine Guy).  $244,578 was deposited into a free rent reserve account to cover rent payments during the anticipated free rent periods.  The term of each master lease is for ten years at a rent equal to the full rental payable under each related tenant lease. Rent payments under each master lease are suspended until the earlier to occur of the following events: (i) an event of default under the Bridgewater Falls Loan or (ii) net cash flow from the Bridgewater Falls Property is insufficient to cover required debt service and reserve payments with respect to the Bridgewater Falls Loan. Each master lease terminates upon the expiration of the stated term, the related tenant (or a replacement tenant) taking occupancy and meeting certain other tenancy conditions set forth in the related master lease, or on the date that the Bridgewater Falls Loan is repaid in full.

3385 Princeton Road Hamilton, OH 45011	Collateral Asset Summary Bridgewater Falls	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,307,749 73.0% 1.32x 9.9%

Bridgewater Falls
3385 Princeton Road
Hamilton, OH 45011
Trenton
Middletown
Monroe
New Miami
Hamilton
Liberty Township
Fairfield
West Chester Township
Mason
Deerfield Township
Forest Park
Springdale
Glendale
Sharonville
Woodlawn
Evendale
Blue Ash
Montgomery
Wyoming
Lockland
Reading
Deer Park
Amberley
Kenwood
The Village of Indian Hill
Cincinnati
WARREN COUNTY
HAMILTON COUNTY
Great Miami River
Butler County Regional Airport
Cincinnati-Blue Ash Airport
Fort Hamilton Hospital
Miami University Hamilton Campus
Pyramid Hill Sculpture Park & Museum
Indian Springs Center
Cincinnati Children's Hosp. Liberty Campus
Liberty Towne Centre
Univ. of Cincinnati Surgical Hosp.
Voice of America MetroPark
West Chester Plaza
Union Centre Pavilion
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101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office – CBD
Sponsor:	Abraham Talassazan		Collateral:	Fee Simple
Borrower:	BSD Michael 101, LLC		Location:	New York, NY
Original Balance:	$52,500,000		Year Built / Renovated:	1908
Cut-off Date Balance:	$52,389,270		Total Sq. Ft.:	80,821
% by Initial UPB:	3.9%		Property Management:	Self Managed
Interest Rate:	5.3460%		Underwritten NOI:	$4,757,956
Payment Date:	6th of each month		Underwritten NCF:	$4,527,484
First Payment Date:	April 6, 2012		Appraised Value:	$85,000,000
Maturity Date:	March 6, 2022		Appraisal Date:	February 1, 2012
Amortization:	360 months
Additional Debt:	Future Mezzanine Debt Permitted		Historical NOI
Call Protection:	L(26), D(90), O(4)		Most Recent NOI:	$4,494,489 (December 31, 2011)
Lockbox / Cash Management:	Springing Hard / Springing		2nd Most Recent NOI:	$3,050,003 (December 31, 2010)
			3rd Most Recent NOI:	$3,600,086 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$328,367	$82,092	Most Recent Occupancy:	95.3% (June 20, 2011)
Insurance:	$8,771	$1,949	2nd Most Recent Occupancy:	80.0% (December 31, 2010)
Replacement:	$30,308	Springing	3rd Most Recent Occupancy:	74.0% (December 31, 2009)
TI/LC:	$325,000	Springing	4th Most Recent Occupancy:	NAV
Simons Foundation:	$652,800	$0	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Simons Foundation TI/LC:	$516,800	$0
Luma Partners TI/LC:	$80,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$648
Balloon Balance / Sq. Ft.:	$540
Cut-off Date LTV:	61.6%
Balloon LTV:	51.3%
Underwritten NOI DSCR:	1.35x
Underwritten NCF DSCR:	1.29x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	8.6%

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total Annual U/W Base Rent(1)	Lease Expiration
Zara USA, Inc.(2)	NR/NR/NR	23,660	29.3%	$137.36	55.9%	1/31/2021
The Simons Foundation(3)	NR/NR/NR	10,880	13.5	$56.28	10.5	7/31/2012
Morris + King Company LLC	NR/NR/NR	7,080	8.8	$58.53	7.1	8/31/2013
Velti USA, Inc.	NR/NR/NR	7,080	8.8	$43.33	5.3	10/31/2016
Subtotal / Wtd. Avg.		48,700	60.3%	$94.11	78.8%

Other	Various	28,321	35.0%	$43.45	21.2%	Various
Vacant	NAP	3,800	4.7	NAP	NAP	NAP
Total / Wtd. Avg.(4)		80,821	100.0%	$75.49	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through January 2013.
(2)	Zara has one, one-year extension option at fair market value, but not less than $3,600,000 per year.
(3)	The Simons Foundation has given notice that it will not renew upon lease expiration. The tenant no longer occupies its space but has subleased all of its space to Living Social, an internet company.
(4)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)	% U/W Base Rent Rolling(1)	Cumulative % of U/W Base Rent(1)
MTM	0	0	0.0%	0	0.00%	$0.00	0.0%	0.0%
2012	2	10,880	13.5	10,880	13.5%	$56.28	10.5%	10.5%
2013	2	7,830	9.7	18,710	23.1%	$58.45	7.9%	18.4%
2014	3	9,840	12.2	28,550	35.3%	$38.85	6.6%	25.0%
2015	3	8,231	10.2	36,781	45.5%	$44.84	6.3%	31.3%
2016	4	13,320	16.5	50,101	62.0%	$44.01	10.1%	41.4%
2017	1	3,260	4.0	53,361	66.0%	$48.00	2.7%	44.1%
2018	0	0	0.0	53,361	66.0%	$0.00	0.0%	44.1%
2019	0	0	0.0	53,361	66.0%	$0.00	0.0%	44.1%
2020	0	0	0.0	53,361	66.0%	$0.00	0.0%	44.1%
2021	1	23,660	29.3	77,021	95.3%	$137.36	55.9%	100.0%
Thereafter	0	0	0.0	77,021	95.3%	$0.00	0.0%	100.0%
Vacant	0	3,800	4.7	80,821	100.0%	NAP	NAP
Total / Wtd. Avg.	16	80,821	100.0%			$75.49	100.00%
(1)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan.  The 101 5th Avenue loan (the “101 5th Avenue Loan”) is a $52.5 million fixed rate loan secured by the borrower’s fee simple interest in the 80,821 sq. ft., Class B CBD office building, located in New York, New York (the “101 5th Avenue Property”).  The $52.5 million first mortgage loan has a 10-year term, amortizes on a 30-year schedule and accrues interest at a fixed rate equal to 5.3460%.  Loan proceeds were used to retire an existing mortgage loan of approximately $11.2 million, pay closing costs and fees of approximately $1.6 million, fund upfront reserves of approximately $1.9 million and return equity to the sponsor of approximately $37.6 million.  Based on the appraised value of $85.0 million as of February 1, 2012 the cut-off date LTV is 61.6%.

The Borrower / Sponsors.  The borrower, BSD Michael 101, LLC (the “Borrower”) is a single purpose, bankruptcy remote New York limited liability company with two independent directors in its organizational structure.  The non-recourse carveout guarantor is Abraham Talassazan (the “Sponsor”), who owns 52.2% of the Borrower.  The remainder is owned by seven other entities, none of whom has a total ownership interest exceeding 16.7%.  Abraham Talassazan founded the Eretz Group in 2000, at which time the company began acquiring vacant land and commercial real estate holdings with a focus on value add opportunities in emerging Manhattan neighborhoods.  The Eretz Group is locally based, invests principally in New York City, and will self-manage the 101 5th Avenue Property.  The company currently has a portfolio in excess of 800,000 sq. ft. consisting of twenty properties, 16 of which are in

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Manhattan.  In addition to the 101 5th Avenue Property, three of the 16 properties in Manhattan are located in the Midtown South market, with one located in the Madison/Union Square submarket, the same submarket as the 101 5th Avenue Property.

The Property.    The 101 5th Avenue Property is a pre-war Class B office building with ground floor retail located in the Madison/Union Square submarket of the Midtown South market in Manhattan.  The improvements were constructed in 1908 on a 0.135 acre site and consist of an eleven-story mid-block building located directly on 5th Avenue between 17th and 18th Street with a net rentable area of 80,821 sq. ft.  Floor plates range from 5,500 sq. ft. to 7,080 sq. ft.  The 101 5th Avenue Property was 95.3% leased as of the rent roll dated June 20, 2011.

The Borrower has commenced a lobby renovation that is expected to cost approximately $500,000 and to be completed by the end of May, 2012.  The scope of the renovation includes new marble flooring and walls, a custom marble security desk, an electronic directory system, new camera system and virtual doorman system, as well as cosmetic changes to the interior of the elevators and a new HVAC system.

The basement, ground, second, and third floors total 23,660 sq. ft. and are occupied by Zara, a Spanish clothing and accessories retailer founded in 1975.  Floors four through eleven are occupied by office users, none occupying more than 11,000 sq. ft. or representing more than 10.5% of total UW annual rent.

The 101 5th Avenue Property is in a heavily-trafficked retail corridor on 5th Avenue.  Other retail tenants in a 2 block radius include H&M, Gap, Banana Republic, Esprit, Barnes & Noble, Express, J Crew, and Kenneth Cole.

Major Tenants.    The 101 5th Avenue Property was 95.3% leased by 13 tenants as of the rent roll dated June 20, 2011.  The 101 5th Avenue Property was 80.0% occupied during both 2010 and 2011, but six new or expansion leases signed in 2011 brought the occupancy up to the current level. Occupancy has increased due to six new or expansion leases consummated over the past year.  Existing office leases are primarily written on a modified full-service basis, whereby tenants pay for increases in real estate taxes over a base year plus the cost of electricity.

Zara USA, Inc. (23,660 sq. ft., 29.3% of NRA, 55.9% of underwritten occupied base rent): Zara USA, Inc. (“Zara”) is the flagship brand for Inditex SA.  Zara operates approximately 1,485 stores in major cities worldwide, as well as more than 200 Zara Kids shops in some 75 countries.  The chain sells women’s, men’s, and children’s apparel.  Zara Home, which sells home fashions, has approximately 270 stores in 25 countries.  Zara operates 7 stores in Manhattan and a total of 45 stores in the United States.  Zara’s reported revenue of 12.5 billion euro for the full year ended January 31, 2011, representing a 13.0% year-over-year growth and an overall growth of 20.4% over a two year period.  Zara accounts for more than 66% of the sales of Inditex SA, which operates 8 retailing formats with over 4,530 stores in 73 countries.

Zara has been a tenant at the 101 5th Avenue Property since 1997 and occupies the basement, ground, second, and third floors.  Zara extended its lease in August 2011 to January 31, 2021 and also expanded, taking the entire third floor (7,080 sq. ft., 8.8% of NRA), which it utilizes as storage space.  The lease is structured as a modified full-service lease, and the tenant is required to reimburse real estate taxes over a base year stop plus electric charges.  Zara USA, Inc.’s has no termination options and its rent is flat throughout its term.  The lease also provides for one, one-year extension at a rental rate equal to fair market value, but no less than $3,600,000 per year.  This store reportedly ranks fifth in terms of sales among Zara’s 49 locations in the U.S.

The Simons Foundation Inc. (10,880 sq. ft., 13.5% of NRA, 10.5% of underwritten occupied base rent):  The Simons Foundation Inc. (“Simons”) has given notice it will not renew upon lease expiration on July 31, 2012.  Simons, who is leasing the fifth floor and a portion of the sixth floor, no longer occupies its space but has subleased its space to Living Social, a web-based firm offering daily deals on handpicked experiences similar to Groupon.

The Borrower is reportedly currently negotiating with Living Social and other parties interested in the space, including Velti USA, Inc. which already occupies the building’s fourth floor (7,080 SF, 8.8% of NRA).  The lease is structured as a modified full-service lease, and the tenant is required to reimburse real estate taxes over a base year stop plus electric charges.

Morris + King Company LLC (7,080 sq. ft., 8.8% NRA; 7.1% underwritten occupied base rent): Morris + King Company LLC (“Morris + King”) is a public relations firm with a focus in strategic marketing and branding.  It offers a range of consulting and communications services, from media relations, brand marketing and crisis management to event planning, strategic counsel and analyst relations.  Morris + King has a diverse client roster, including established category leaders in luxury products and services, digital entertainment and technologies, advertising, publishing, real estate and media and entertainment, and also advises educational and cultural institutions and not-for-profit organizations.  Current and past clients include Ritz Carlton, CNBC, Susan G. Komen For the Cure, National Geographic, Remy Martin and Wikipedia.

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Morris + King Company LLC has been a tenant since 2003 and occupies the entire eighth floor.  Its lease expires August 31, 2013 and is structured as a modified full-service lease, with the tenant required to reimburse real estate taxes over a base year stop plus electric charges.

The Market.    Per the appraiser the 101 5th Avenue Property is located in the Midtown South submarket of Manhattan, which is generally characterized by tenants in more creative fields such as fashion, art, advertising and high-tech industries.  Midtown South is further segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea.

Vacancy in the Midtown South office market continued to improve as of the third quarter of 2011, dropping 1.0% from the second quarter of 2011 to 6.1%.  The direct vacancy rate for class B space was 4.6% as of the third quarter 2011.  Midtown South’s overall asking rents of $44.65 per sq. ft. ranked third in the country in terms of highest asking rents, behind Midtown Manhattan and Washington D.C.

The Madison/Union Square submarket contains 31.3 million sq. ft. of office space and is Midtown South’s largest submarket.  As of the third quarter of 2011 the vacancy rate was 5.4% and the overall weighted average asking rent was $44.51 per sq. ft.  The class B asking rent was $45.45 per sq. ft.

The appraiser concluded that there are 28 buildings that are competitive with the 101 5th Avenue Property, which contain a total net rentable area of 3,435,244 sq. ft. of office space.  The average overall occupancy rate for these buildings was 95.9%, in line with the Class B Midtown South occupancy rate of 95.4%.  Asking rent for the competitive properties reportedly ranged from $30.00 per sq. ft. to $55.00 per sq. ft.

According to a market research report, the 101 5th Avenue Property is located in the Midtown South retail market.  As of the end of the fourth quarter of 2011, the market contained 24,255,183 sq. ft. of retail space located in 2,345 buildings.  The overall vacancy rate was 1.9%, with quoted rental rates of $82.35 per sq. ft.

Also according to a market research report, the 101 5th Avenue Property is located in the Gramercy Park submarket of the Midtown South retail market.  As the end of the fourth quarter of 2011, the Gramercy Park submarket contained 2,518,589 sq. ft. of retail space located in 244 buildings.  The overall vacancy rate was 0.3%, with quoted rental rates of $102.86 per sq. ft.

Summary of Comparable Office Properties(1)
Property	Built / Renovated	Size	% Leased	Asking Rate (Net)
101 5th Avenue	1908	80,821	95.3%	$48.00
71 5th Avenue	1907	140,000	90.0%	$37.00
80 5th Avenue	1907	132,600	100.0%	NAV
90 5th Avenue	1903/1986	100,000	30.8%	NAV
110 5th Avenue	1890/2002	170,000	100.0%	NAV
111 5th Avenue	1894	181,000	100.0%	NAV
120 5th Avenue	1924/1986	70,000	100.0%	NAV
126-128 5th Avenue	1905	103,500	100.0%	NAV
130 5th Avenue	1903	110,000	100.0%	NAV
Total / Wtd. Avg.(2)		1,007,100	91.7%	$37.00
(1) Source: Appraisal.
(2) Total / Wtd. Avg. excludes the 101 5th Avenue Property.

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Summary of Comparable Retail Leases(1)
Property	Tenant	Leased Sq. Ft.(2)	Initial Rent Per Sq. Ft.	Landlord TI Per Sq. Ft.	# of Months Free Rent
125 5th Avenue	Tumi	2,000	$275.00	$0.00	0
156 5th Avenue	Nike	4,000	$267.50	$0.00	6
103 5th Avenue	Sperry Top Sider	2,400	$260.00	$0.00	6
170 5th Avenue	L’Occitane	2,500	$240.00	$0.00	6.5
110 5th Avenue	Joe Fresh	11,400	$200.00	$0.00	6
200 5th Avenue	Eataly	1,660	$350.00	$0.00	0
200 5th Avenue	Marimekko	3,770	$300.00	$0.00	6
901 Broadway	Brooks Brothers	2,712	$235.00	$0.00	6
Total / Wtd. Avg.		30,442	$245.49	$0.00	5
(1) Source: Appraisal.
(2) Leased Sq. Ft. represents ground floor space leased by tenant.

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	U/W	U/W PSF
Base Rent	$4,395,229	$3,947,929	$4,397,605	$5,767,434	$71.36
Rent Steps	0	0	0	46,604	0.58
Value of Vacant Space	0	0	0	182,400	2.26
Gross Potential Rent	$4,395,229	$3,947,929	$4,397,605	$5,996,438	$74.19
Total Recoveries	238,257	284,884	608,402	666,304	8.24
Total Other Income	0	0	1,070,000	0	0.00
Less: Vacancy(1)	0	0	(240,076)	(401,925)	(4.97)
Effective Gross Income	$4,633,486	$4,232,813	$5,835,931	$6,260,817	$77.47
Total Operating Expenses	1,033,401	1,182,810	1,341,442	1,502,862	18.59
Net Operating Income	$3,600,086	$3,050,003	$4,494,489	$4,757,956	$58.87
TI/LC	0	0	0	214,308	2.65
Capital Expenditures	0	0	0	16,164	0.20
Net Cash Flow	$3,600,086	$3,050,003	$4,494,489	$4,527,484	$56.02
(1)	U/W vacancy is equal to 6.0% of gross potential revenue.

Property Management.    101 5th Avenue Property is self-managed by the Borrower.

Lockbox / Cash Management.    The 101 5th Avenue Loan is structured with a soft lockbox (springing to a hard lockbox upon the first occurrence of a Cash Management Trigger Event) and springing cash management.  A Cash Management Trigger Event includes, generally, (i) an event of default under the 101 Fifth Avenue Loan, (ii) bankruptcy or insolvency of the Borrower, Sponsor, any property manager, or tenant Zara USA, Inc., (iii) the DSCR based on the trailing twelve month period is less than 1.10x, or (iv) upon the occurrence of any of the following related to the lease with Zara USA, Inc.: (a) the date that is 30 months prior to the expiration of the lease, unless Zara has extended its lease for a term of not less than five (5) years, (b) a default, (c) Zara fails to be in actual physical occupancy of its space, or (d) Zara gives notice that it is not intending to extend or renew its lease, or is terminating all or a portion of its leased space.  Under certain conditions specified in the 101 5th Avenue Loan documents, cash management may become inactive.  Upon the occurrence of (i), (ii) (other than with respect to tenant Zara) or (iii), above, all excess cash will be swept into a lender controlled account.  Upon the occurrence of certain conditions specified in the 101 5th Avenue Loan documents, the excess cash flow sweep will terminate.

Initial Reserves.    At closing, the borrower deposited (i) $328,367 into a tax reserve account, (ii) $8,771 into an insurance reserve account, (iii) $30,308 into a capital expenditure account, (iv) $325,000 into a rollover reserve account, (v) $652,800 into a Simons Foundation reserve account, which funds are to be held until such time as the borrower replaces Simons Foundation pursuant to a replacement lease with a replacement tenant and such replacement tenant is in occupancy and is paying full unabated rent pursuant to its replacement lease, (vi) $516,800 into a Simons Foundation rollover account, which funds are to be used to pay rollover costs with respect to any replacement lease for the space currently leased to Simons Foundation, and (vii) $80,000 into the LUMA Partners rollover account, which funds shall be used to pay rollover costs with respect to the LUMA Partners lease.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $82,092 into a tax reserve account, (ii) $1,949 into an insurance reserve account, (iii) $1,684 into a capital expenditure account (capped at $60,616) if the Borrower draws upon the initial capital expenditure deposit, (iv) $13,470 into a rollover reserve account (capped at $750,000) if the Borrower draws upon the initial rollover deposit, and (v) during the continuance of a certain events related to the Zara lease, excess cash flow shall be deposited into the Zara rollover account to be used for rollover costs related to one or more replacement leases with respect to the space currently leased to Zara, provided, however, in lieu of the excess cash sweep, Borrower has the option to deposit with lender cash or a Letter of Credit.

Current Mezzanine or Subordinate Interest.    None.

Future Mezzanine or Subordinate Indebtedness.    Mezzanine financing from a qualified mezzanine lender secured by the direct or indirect ownership interests in the Borrower is permitted subject to satisfaction of the requirements set forth in the 101 5th Avenue loan documents, which include, among other conditions, (i) the aggregate DSCR being above 1.25x and (ii) the aggregate LTV being not greater than 62.0%.

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Condominium Conversion and Partial Release.  The Borrower is permitted to convert the 101 5th Avenue Property to a condominium regime, consisting of one retail unit and one office unit, subject to the satisfaction of the requirements set forth in the 101 Fifth Avenue loan documents which include, among other conditions, approval by lender of the conversion documents.  Subsequent to the conversion of the Property to the condominium regime, the Borrower is permitted to obtain a release of either of the retail unit or office unit by defeasing such portion of the 101 Fifth Avenue Loan in an amount equal to 115% of the allocated loan amount (as determined by lender at such time in accordance with the terms of the loan documents) of such unit being defeased.

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

101 5th Avenue
101 Fifth Avenue
New York, NY 10003
Garment Dist.
Chelsea
Flatiron District
Meatpacking District
West Village
Greenwich Village
East Village
NoHo
SoHo
Nolita
Little Italy
Lower East Side
Tribeca
Stuyvesant Town
Hudson River
Lincoln Tunnel
Holland Tunnel
FDR Drive
Macy's
Empire State Building
Madison Square Garden
General Post Office
Penn Station
Herald Square
Madison Square Park
Union Square
Washington Square
New York University
Gramercy Park
Stuyvesant Square
Tompkins Square Park
Flatiron Building
Metropolitan Life Building
Baruch College
Forbes Galleries
Grace Church
The Public Theater
Con Edison Building
North Bergen
West New York
Secaucus
Weehawken
Union City
Hoboken
Jersey City
New York City
Queens
Manhattan
Brooklyn

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary Tharaldson Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,491,809 66.3% 1.43x 12.6%

Various	Collateral Asset Summary Tharaldson Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,491,809 66.3% 1.43x 12.6%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Hospitality-Limited Service
Sponsor:	Tharaldson Family, Inc.		Collateral:	Fee Simple
	R.I. Heritage Inn of Dayton, Inc., C.Y.		Location:	Various
	Heritage Inn of Rancho Cucamonga, Inc.,		Year Built / Renovated:	2005-2009 / NAP
Borrower:	Heritage Inn of Rancho Cucamonga, Inc.,		Total Rooms:	533
	R.I. Heritage Inn of Corona, Inc., Midwest		Property Management:	Tharaldson Hospitality Management,
	Heritage Inn of San Bernardino, Inc.			LLC
Original Balance:	$40,550,000		Underwritten NOI:	$5,089,727
Cut-off Date Balance:	$40,491,809		Underwritten NCF:	$4,499,202
% by Initial UPB:	3.0%		Appraised Value:	$61,100,000
Interest Rate:	6.036%		Appraisal Date:	Various
Payment Date:	6th of each month
First Payment Date:	May 6, 2012		Historical NOI
Maturity Date:	April 6, 2022		Most Recent NOI:	$5,098,423 (December 31, 2011)
Amortization:	300		2nd Most Recent NOI:	$4,477,769 (December 31, 2010)
Additional Debt:	None		3rd Most Recent NOI:	$3,683,466 (December 31, 2009)
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash			Historical Occupancy
Management:	Hard / Springing		Most Recent Occupancy:	73.1% (December 31, 2011)
			2nd Most Recent Occupancy:	72.0% (December 31, 2010)
Reserves(1)			3rd Most Recent Occupancy:	60.0% (December 31, 2009)
	Initial	Monthly	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Taxes:	$156,690	$62,475
Insurance:	$235,683	Springing
Immediate Repairs:	$17,000	$0
FF&E:	$0	1/12 of 4% of Gross Income

Financial Information
Cut-off Date Balance / Room:		$75,970
Balloon Balance / Room:		$58,982
Cut-off Date LTV:		66.3%
Balloon LTV:		51.5%
Underwritten NOI DSCR:		1.62x
Underwritten NCF DSCR:		1.43x
Underwritten NOI Debt Yield:		12.6%
Underwritten NCF Debt Yield:		11.1%

Various	Collateral Asset Summary Tharaldson Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,491,809 66.3% 1.43x 12.6%

Property Summary
Property Name	Location	Borrower	# Keys	Year Built/Ren.	Note Amount	Appraised Value	Occupancy
Rancho Cucamonga/Ontario Courtyard by Marriott	Rancho Cucamonga, CA	C.Y. Heritage Inn of Rancho Cucamonga, Inc.	117	2006/NAP	$9,600,000	$14,200,000	72.0%
Dayton Residence Inn	Dayton, OH	R.I. Heritage Inn of Dayton, Inc.	105	2009/NAP	$8,600,000	$12,300,000	77.6%
Rancho Cucamonga/Ontario Hilton Garden Inn	Rancho Cucamonga, CA	Heritage Inn of Rancho Cucamonga, Inc.	122	2006/NAP	$8,000,000	$13,000,000	66.0%
Corona Residence Inn	Corona, CA	R.I. Heritage Inn of Corona, Inc.	95	2005/NAP	$7,450,000	$11,700,000	82.3%
San Bernardino Fairfield Inn	San Bernardino, CA	Midwest Heritage Inn of San Bernardino, Inc.	94	2006/NAP	$6,900,000	$9,900,000	69.2%
Total / Wtd. Avg.:			533		$40,550,000	$61,100,000	73.4%

The Loan.    The Tharaldson Portfolio loan group (the “Tharaldson Portfolio Loan Group”) is comprised of five individual cross-collateralized and cross-defaulted fixed rate loans totaling $40.55 million (each, a Tharaldson Portfolio Loan, collectively, the “Tharaldson Portfolio Loans”).  Each individual loan is secured by the related borrower’s fee simple interest in a limited service hotel (each a “Property” and together the “Tharaldson Portfolio Properties”) as detailed in the Property Summary table above. The Tharaldson Portfolio Loans have 10-year terms and amortize on 25-year schedules.  The Tharaldson Portfolio Loans each accrue interest at a fixed rate equal to 6.0360%.  Loan proceeds were used to refinance existing debt on the Tharaldson Portfolio Properties of approximately $32.7 million, pay closing costs of approximately $1.5 million, and return equity to the sponsor in the amount of $6.34 million. Based on the sponsor’s total reported cost basis in the Tharaldson Portfolio Properties of $54.1 million, the Tharaldson Portfolio Loan Group represents an aggregate loan to cost ratio of 74.9%.  Based on the “as is” aggregate appraised value of $61.1 million, the aggregate cut-off date LTV is 66.3%.

The Borrower / Sponsor.     The borrowers are five single purpose corporations (as identified in the Property Summary table above), each structured to be bankruptcy remote, each with two independent directors in its organizational structure (each, a “Borrower”, collectively, the “Borrowers”).  The Borrowers are 100% owned by Tharaldson Family, Inc, which also serves as the non-recourse carveout guarantor for the Tharaldson Portfolio Loans (the “Sponsor”).  The Sponsor reported net worth of $132.0 million and liquidity of $2.5 million as of March 1, 2012.  The loan documents require the Sponsor to maintain a minimum net worth of $50.0 million. Gary Tharaldson is the founder of Tharaldson Family, Inc. and is also the founder of Tharaldson Hospitality Management, LLC, which manages 19 limited-service hotels across the United States.  Gary Tharaldson entered the hospitality business in 1982 and has since reportedly developed and/or acquired a portfolio of 350 limited service hotels. In 1999, Gary Tharaldson sold 200 hotels to the employees of Tharaldson in what was at the time the largest employee stock ownership plan in the history of the United States.  Later, 143 of the hotels were sold to Whitehall Global Real Estate (an affiliate of Goldman Sachs) for $1.25 billion. Prior to the two sales, Tharaldson Family, Inc. was the largest privately owned hotel company in the US.  Six hotel assets were retained by the Sponsor, which has since developed 18 additional limited-service hotel properties. The Sponsor maintains ownership of 19 of these 24 properties, including the Tharaldson Portfolio Properties.

The Properties.

Rancho Cucamonga/Ontario Courtyard by Marriott (23.7% of the Tharaldson Portfolio Loan Group)

Property Information. The Rancho Cucamonga/Ontario Marriott Courtyard Property is a four story, limited service hotel located in Rancho Cucamonga, San Bernardino County, California, 35 miles east of downtown Los Angeles, one-half mile west of Interstate 15 and approximately one mile north of Interstate 10. The Rancho Cucamonga/Ontario Marriott Courtyard Property is bordered to the west by the Rancho Cucamonga/Ontario Hilton Garden Inn (another of the Tharaldson Portfolio Properties) and a Homewood Suites (not one of the Tharaldson Portfolio Properties), both of which are owned by the Sponsor. The improvements were constructed in 2006 and include 117 guest rooms (73 king, 32 queen-queen, 8 executive king, and 4 one-bedroom suites) with an average size of 350 sq. ft.  The multi-room suite layouts also include larger bathrooms. Guestrooms feature a dresser with a flat-panel television, a work desk, an armchair sofa, bedside tables and lighting fixtures. In-room amenities include high-speed wired/wireless internet access, a telephone with voicemail and data port, an alarm clock, an iron and ironing board, and a coffee maker. The Rancho Cucamonga/Ontario Marriott Courtyard Property contains one meeting room with approximately 640 sq. ft. Property amenities include a fitness center, restaurant, a bar and lounge, guest laundry facility, an indoor swimming pool and spa, a business center, and vending areas. The Rancho Cucamonga/Ontario Marriott Courtyard Property is subject to a franchise agreement with Marriott International, Inc., which extends to June, 2031 with one 10-year renewal option.

Various	Collateral Asset Summary Tharaldson Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,491,809 66.3% 1.43x 12.6%

The Market. The Rancho Cucamonga/Ontario Marriott Courtyard Property is located in Rancho Cucamonga, California, in the region commonly referred to as the Inland Empire. The Inland Empire also refers to the Riverside-San Bernardino-Ontario metropolitan statistical area, which covers more than 27,000 square miles and is home to over 4 million people. As such, it is the 13th most populous metropolitan area in the United States and the third largest in the state of California. The Inland Empire has historically been a major center of agriculture, including citrus, dairy and wine-making. Some of the nation’s largest manufacturing companies have chosen the Inland Empire for their distribution facilities including Toyota Motor Corporation’s North American Parts and Logistics Distribution center and Whirlpool’s 1.7 million square foot distribution center. Commercial demand in the area is driven primarily by the manufacturing and distributions industries in the area, as well as the proximity to the LA/Ontario International Airport and the Ontario Convention Center. Demand segmentation for the Rancho Cucamonga/Ontario Marriott Courtyard Property was estimated by the appraiser to be 70% commercial, 10% meeting and group and 20% leisure, with estimated market-wide demand of 65% commercial, 17% meeting and group and 18% leisure.

Operating Performance. According to a travel research company, the Residence Inn Dayton Property has historically outperformed the selected competitive set in terms of occupancy, ADR and RevPAR since at least 2009 (prior data was not available).

Historical Occupancy, ADR, and RevPAR(1)
Rancho Cucamonga/Courtyard	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	60.3%	67.5%	72.3%
ADR	$105.64	$99.47	$104.88
RevPAR	$63.65	$67.13	$75.80
Competitive Set(2)	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	57.7%	66.3%	69.3%
ADR	$95.30	$87.45	$89.14
RevPAR	$55.00	$58.00	$61.82
Penetration	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	104.4%	101.8%	104.2%
ADR	110.8%	113.7%	117.7%
RevPAR	115.7%	115.7%	122.6%
(1)	Source: travel research report.
(2)
Competitive Set includes: aloft Hotel Ontario Rancho Cucamonga, Four Points Ontario Rancho Cucamonga, Hyatt Place Ontario Mills, Hampton Inn & Suites Ontario and Holiday Inn Express & Suites Ontario Mills Mall

Dayton Residence Inn (21.2% of the Tharaldson Portfolio Loan Group)

Property Information. The Dayton Residence Inn Property is a four-story, limited service, extended-stay hotel located in Dayton, Ohio, approximately seven miles north of the Dayton CBD, four miles south of the Dayton International Airport and one mile south of the intersection of Interstate 70 and Interstate 75. The improvements were constructed in 2009 and include 105 guest rooms (42 studio suites, 25 one-bedroom suites, 16 one-bedroom suites with fireplace, and 22 two-bedroom suites) that are configured with separate living and bedroom areas separated by a privacy wall. Guest suites feature either a king size bed or two queen size beds. Deluxe rooms, available for a premium rate, offer a whirlpool tub. The Dayton Residence Inn Property features a breakfast dining area, 600 square feet of meeting space, an indoor pool, an indoor whirlpool, an exercise room a business center, an outdoor picnic area, a sport court, vending area, and a guest laundry room. The Dayton Residence Inn Property is subject to a franchise agreement with Marriott International, Inc., which extends to July, 2029 with no renewal options.

The Market. The Residence Inn Dayton Property is located in northern Dayton, Butler Township, Ohio. Dayton is the sixth largest city in the state and located in southwestern Ohio on the Miami River, approximately 60 miles north of Cincinnati. The Wright-Patterson Air Force Base is the largest employer in the region with over 27,000 employees, and includes the headquarters of the Air Force logistics Command, Air Force Material Command, and the Aeronautical Systems Division. Healthcare is the second largest employment industry in the area. Manufacturing continues to be a significant contributor to the area economy. In addition, in 2011 Caterpillar constructed a $69 million distribution facility and GE Aviation is currently developing a $50 million research facility.  The Dayton International Airport recorded 2,528,723 passengers in 2011, a 0.2% decrease in passenger traffic from 2010. The Greater Dayton region is home to a number of higher education institutions including Miami of OH University, University of Dayton, Wright State University, Kettering College of Medical Arts, and Antioch College. Demand segmentation for the Dayton Residence Inn Property was estimated by the appraiser to be 35% commercial, 10% meeting and group, 15% leisure and 40% extended stay. The reported market-wide demand segmentation was 52% commercial, 12% meeting and group, 23% leisure and 14% extended stay.

Operating Performance. According to a travel research company, the Residence Inn Dayton Property has historically outperformed the selected competitive set in terms of occupancy, ADR and RevPAR since at least 2009 (prior data was not available).

Various	Collateral Asset Summary Tharaldson Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,491,809 66.3% 1.43x 12.6%

Historical Occupancy, ADR, and RevPAR(1)
Dayton Residence Inn	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	57.3%	75.0%	77.6%
ADR	$86.97	$86.15	$92.57
RevPAR	$49.83	$64.63	$71.81
Competitive Set(2)	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	53.1%	54.2%	56.9%
ADR	$78.97	$78.65	$79.97
RevPAR	$41.95	$42.63	$45.52
Penetration	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	107.9%	138.4%	136.3%
ADR	110.1%	109.5%	115.8%
RevPAR	118.8%	151.6%	157.8%
(1)	Source: travel research report.
(2)
Competitive Set includes: Courtyard Dayton North, Drury Inn & Suites Dayton North, Hampton Inn Suites Dayton Vandalia, Towneplace Suites Dayton North, Country Inn and Suites Dayton North, Hawthorn Suites by Wyndham Dayton North, and Ramada Plaza Dayton.

Rancho Cucamonga/Ontario Hilton Garden Inn (19.7% of the Tharaldson Portfolio Loan Group)

Property Information. The Rancho Cucamonga/Ontario Hilton Garden Inn Property is a four story limited service hotel located in Rancho Cucamonga, San Bernardino County, California, 35 miles east of downtown Los Angeles, one-half mile west of Interstate 15 and approximately one mile north of Interstate 10 . The Rancho Cucamonga/Ontario Hilton Garden Inn Property is bordered to the west by the Rancho Cucamonga/Ontario Marriott Courtyard Property (another of the Tharaldson Portfolio Properties) and a Homewood Suites (not one of the Tharaldson Portfolio Properties), both of which are owned by the Sponsor. The improvements were constructed in 2006 and include 122 guest rooms (85 king, 33 queen-queen, and 4 one-bedroom suites) with an average 350 sq. ft., and range in configuration from standard rooms with one king bed or two queen beds, to four suites with multi-room layouts including larger bathrooms. The Rancho Cucamonga/Ontario Hilton Garden Inn Property contains one meeting room with 1,323 sq. ft. Amenities include a fitness center, a breakfast area, a lounge, guest laundry facility, and an indoor swimming pool and spa, a business center, and vending areas. The Rancho Cucamonga/Ontario Hilton Garden Inn Property is subject to a franchise agreement with Hilton Inns Inc., which extends to April, 2025 with no renewal options.

The Market. The Rancho Cucamonga/Ontario Hilton Garden Inn Property is also located in Rancho Cucamonga, California, in the region commonly referred to as the Inland Empire. The Inland Empire also refers to the Riverside-San Bernardino-Ontario metropolitan statistical area, which covers more than 27,000 square miles and is home to over 4 million people. As such, it is the 13th most populous metropolitan area in the United States and the third largest in the state of California. The Inland Empire has historically been a major center of agriculture, including citrus, dairy and wine-making. Some of the nation’s largest manufacturing companies have chosen the Inland Empire for their distribution facilities including Toyota Motor Corporation’s North American Parts and Logistics distribution center and Whirlpool’s 1.7 million square foot distribution center. Commercial demand in the area is driven primarily by the manufacturing and distributions industries in the area, as well as the proximity to the LA/Ontario International Airport and the Ontario Convention Center.  Demand segmentation for the Rancho Cucamonga/Ontario Hilton Garden Inn Property was estimated by the appraiser to be 70% commercial, 20% meeting and group and 10% leisure with estimated market-wide demand of 65% commercial, 17% meeting and group and 18% leisure.

Operating Performance. According to a travel research company, the Rancho Cucamonga/Ontario Hilton Garden Inn Property has historically outperformed the selected competitive set in terms of occupancy, ADR and RevPAR since at least 2009 (prior data was not available).

Various	Collateral Asset Summary Tharaldson Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,491,809 66.3% 1.43x 12.6%

Historical Occupancy, ADR, and RevPAR(1)
Rancho Cucamonga/Hilton Garden Inn	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	55.8%	67.4%	65.6%
ADR	$110.70	$99.26	$106.89
RevPAR	$61.79	$66.94	$70.07
Competitive Set(2)	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	58.2%	63.8%	66.5%
ADR	$88.14	$82.95	$84.26
RevPAR	$51.31	$52.93	$56.04
Penetration	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	95.9%	105.7%	98.6%
ADR	125.6%	119.7%	126.9%
RevPAR	120.4%	126.5%	125.0%
(1)	Source: travel research report.
(2)
Competitive Set includes: aloft Hotel Ontario Rancho Cucamonga, Four Points Ontario Rancho Cucamonga, Hyatt Place Ontario Mills, Hampton Inn Suites Ontario, Sheraton Hotel Ontario Airport, La Quinta Inn & Suites Ontario Airport, and Holiday Inn Express & Suites Ontario Airport Mills.

Corona Residence Inn (18.4% of the Tharaldson Portfolio Loan Group)

Property Information. The Corona Residence Inn Property is a four-story limited service hotel located in Corona, California, 40 miles east of downtown Los Angeles and less than one mile from the intersection of Interstate 15 and the Riverside Freeway (Route 91). The Corona Residence Inn Property is located approximately 20 miles south of Ontario, CA and 25 miles east of Anaheim, CA. The improvements were constructed in 2005 and include 95 guest suites (43 studio suites, 37 one-bedroom suites and 15 two-bedroom suites) ranging in size from 470 sq. ft. to 750 sq. ft. Guestrooms feature a dresser with a flat-panel television, a work desk, an armchair sofa, bedside tables and lighting fixtures. In-room amenities include high-speed wired/wireless internet access, a telephone with voicemail and data port, an alarm clock, an iron and ironing board, and a coffee maker. Suites also include a kitchen with microwave, full-size refrigerator, two-or four-burner stove, dishwasher, and cooking and dining utensils. Hotel amenities include an indoor pool, whirlpool, a breakfast room, a gift shop, a fitness room, an outdoor sport court and 228 sq. ft. of meeting space. The Corona Residence Inn Property is subject to a franchise agreement with Marriott International, Inc., which extends to May, 2035 with one 10-year renewal option.

The Market. The Corona Residence Inn Property is located in Corona, California, in the region commonly referred to as the Inland Empire. The Inland Empire also refers to the Riverside-San Bernardino-Ontario metropolitan statistical area, which covers more than 27,000 square miles and is home to over 4 million people. As such, it is the 13th most populous metropolitan area in the United States and the third largest in the state of California. The Inland Empire has historically been a major center of agriculture, including citrus, dairy and wine-making. Some of the nation’s largest manufacturing companies have chosen the Inland Empire for their distribution facilities including Toyota Motor Corporation’s North American Parts and Logistics distribution center and Whirlpool’s 1.7 million square foot distribution center. According to the appraiser, commercial demand in the area is driven primarily by the local corporations and government entities including Kaiser Permanente, Stater Bros., Watson Pharmaceuticals, Centex, Ryland Homes, and March Air Reserve Base. The appraiser anticipates that the commercial segment will continue to grow steadily for the foreseeable future. Demand segmentation for the Corona Residence Inn Property was estimated to be 45% extended stay, 20% commercial, 20% meeting and group and 15% leisure with estimated market-wide demand of 17% extended stay, 39% commercial, 17% meeting and group and 27% leisure.

Operating Performance. According to a travel research company, the Corona Residence Inn Property has historically outperformed the selected competitive set in terms of occupancy, ADR and RevPAR since at least 2009 (prior data was not available). For the Trailing-12 period ended December 31, 2011 the Corona Residence Inn Property achieved 82.3% occupancy. Overall reported RevPAR penetration has been above 170% since 2009.

Various	Collateral Asset Summary Tharaldson Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,491,809 66.3% 1.43x 12.6%

Historical Occupancy, ADR, and RevPAR(1)
Residence Inn Corona	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	65.0%	80.5%	82.2%
ADR	$106.33	$89.69	$95.99
RevPAR	$69.12	$72.16	$78.95
Competitive Set(2)	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	39.2%	50.8%	56.7%
ADR	$86.96	$79.02	$78.43
RevPAR	$34.05	$40.11	$44.50
Penetration	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	166.0%	158.5%	145.0%
ADR	122.3%	113.5%	122.4%
RevPAR	203.0%	179.9%	177.4%
(1)	Source: travel research report.
(2)	Competitive Set includes: SpringHill Suites Corona Riverside, Holiday Inn Express & Suites Corona, Best Western Kings Inn and Hampton Inn Norco Corona North

A development agreement affecting the Corona Residence Inn Property restricts the use of such property to a hotel operated either (i) under a franchise with a franchisor and a hotel reasonably equivalent in quality as reasonably determined by the developer as what is being maintained as of the date of the closing of the Tharaldson Portfolio Loans or (ii) with no franchise as long as the property is being maintained as a hotel reasonably equivalent in quality as reasonably determined by the developer as what is being maintained as of the date of the closing of the Tharaldson Portfolio Loans.

San Bernardino Fairfield Inn (17.0% of the Tharaldson Portfolio Loan Group)

Property Information. The San Bernardino Fairfield Inn Property is a three-story limited service hotel located in San Bernardino, California, 55 miles southeast of downtown Los Angeles, adjacent to Interstate 10 approximately one mile west of the intersection of I-10 and I-215, and approximately two miles southeast of downtown San Bernardino. The improvements were constructed in 2006 and include 94 guest rooms consisting of 65 standard rooms and 29 suites with an average size of 450 sq. ft.  The suites are configured with separate living and bedroom areas separated by a privacy wall. Guest suites feature either a king size bed or two queen size beds. Guestrooms feature a dresser with a 32-inch flat-panel television, a work desk with chair, bedside tables, lighting fixtures, and a coffeemaker, as well as an iron and ironing board. In-room amenities include wireless, high-speed Internet access and a telephone with voicemail and data port. Suites, which are available for a premium rate, feature a larger living space with a sofa bed, as well as additional amenities such as a microwave and a small refrigerator. Amenities include an indoor pool, a whirlpool, a fitness center, and a breakfast area. The San Bernardino Fairfield Inn Property is subject to a franchise Agreement with Marriott International, Inc., which extends to September, 2026 with no extension options.

The Market. The San Bernardino Fairfield Inn Property is located in San Bernardino, California, in the region commonly referred to as the Inland Empire. The Inland Empire also refers to the Riverside-San Bernardino-Ontario metropolitan statistical area, which covers more than 27,000 square miles and is home to over 4 million people. As such, it is the 13th most populous metropolitan area in the United States and the third largest in the state of California. The Inland Empire has historically been a major center of agriculture, including citrus, dairy and wine-making. Some of the nation’s largest manufacturing companies have chosen the Inland Empire for their distribution facilities including Toyota Motor Corporation’s North American Parts and Logistics distribution center and Whirlpool’s 1.7 million square foot distribution center.  Commercial demand in the immediate area is driven primarily by the local corporations and government entities including US Marine Corps Air Ground Combat Center, Fort Irwin and March Air Force Base, University of California Riverside, and the LA/Ontario International Airport as well as local area companies such as Stater Bros., Ashley Furniture, Bridgestone, Kaiser Permanente and Wells Fargo. Demand segmentation for the San Bernardino Fairfield Inn Property was estimated by the appraiser to be 70% commercial, 20% meeting and group and 10% leisure with estimated market-wide demand of 60% commercial, 21% meeting and group and 19% leisure.

Operating Performance. The San Bernardino Fairfield Inn Property has historically outperformed the selected competitive set in terms of occupancy, ADR and RevPAR since at least 2009 (prior data was not available). For the T-12 period ended December 31, 2011 the San Bernardino Fairfield Inn Property achieved 69.2% occupancy.  Overall reported RevPAR penetration has been above 135% since 2009.

Various	Collateral Asset Summary Tharaldson Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,491,809 66.3% 1.43x 12.6%

Historical Occupancy, ADR, and RevPAR(1)
San Bernardino Fairfield Inn	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	61.5%	70.2%	69.2%
ADR	$97.95	$87.32	$91.65
RevPAR	$60.27	$61.34	$63.39
Competitive Set(2)	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	51.8%	55.5%	59.0%
ADR	$77.22	$77.43	$78.56
RevPAR	$40.00	$42.94	$46.37
Penetration	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	118.8%	126.7%	117.2%
ADR	126.8%	112.8%	116.7%
RevPAR	150.7%	142.8%	136.7%
(1)	Source: travel research report.
(2)
Competitive Set includes: Country Inn & Suites San Bernardino Redlands, Hampton Inn Suites Colton San Bernardino Area, Hilton Garden Inn San Bernardino, Holiday Inn Express Colton, La Quinta Inns & Suites San Bernardino and Hampton Inn Suites Highland.

Cash Flow Analysis.

Portfolio Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	U/W	U/W per Room
Occupancy	60.0%	72.0%	73.07%	72.18%
ADR	$104.29	$92.82	$99.21	$100.25
RevPAR	$62.57	$66.79	$72.49	$72.37

Room Revenue	$10,858,731	$12,992,796	$14,103,409	$14,078,645	$26,414
F&B Revenue	408,693	195,020	385,490	385,490	723
Other Revenue	246,270	496,425	319,592	298,991	561
Total Dept. Revenues	$11,513,694	$13,684,241	$14,808,491	$14,763,127	$27,698
Total Dept. Expenses	3,170,637	3,928,411	3,801,742	3,761,747	7,058
Total Dept. Profit	$8,343,058	$9,755,830	$11,006,749	$11,001,380	$20,640
Total Undistributed Expenses	3,817,280	4,471,024	4,966,345	4,944,002	9,276
Total Fixed Expenses	842,311	807,036	941,981	967,652	1,815
Net Operating Income	$3,683,466	$4,477,769	$5,098,423	$5,089,727	$9,549
FF&E	460,548	547,370	592,340	590,525	1,108
Net Cash Flow	$3,222,918	$3,930,400	$4,506,083	$4,499,202	$8,441

Property Management.    The Tharaldson Portfolio Properties are managed by Tharaldson Hospitality Management LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Tharaldson Portfolio Loans are each structured with a hard lockbox and springing cash management.  Active cash management (with excess cash flow disbursed to the Borrowers) is triggered upon the DSCR falling below 1.25x (on a portfolio basis). Active cash management and a full sweep of excess cash flow are triggered upon (i) an event of default under any of the Tharaldson Portfolio Loans, (ii) bankruptcy or insolvency of the Borrower, Sponsor or property manager, or (iii) the DSCR falling below 1.15x (on a portfolio basis).

Initial Reserves.    At closing, the Borrower deposited (i) $156,690 into a tax reserve account, (ii) $235,683 into an insurance reserve account, and (iii) $17,000 into an immediate repairs account, comprised of $5,375 for immediate repairs at the Rancho Cucamonga/Ontario Marriot Courtyard Property and $11,625 for immediate repairs at the Dayton Residence Inn Property.

Ongoing Reserves.    On a monthly basis, the Borrowers are required to deposit reserves of (i) $62,475 into a monthly tax reserve account, (ii) if either (a) there is an event of default under the loan documents, (b) the Borrower fails to provide proof of payment of insurance premiums, or (c) the Borrower fails to continue to finance insurance premiums, 1/12 of the expected annual insurance premiums into a monthly insurance account, and  (iii) 1/12 of 4.00% of the prior calendar year’s gross income from operations into an FF&E reserve account.

Various	Collateral Asset Summary Tharaldson Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,491,809 66.3% 1.43x 12.6%

Current Mezzanine or Subordinate Indebtedness    None.

Future Mezzanine or Subordinate Indebtedness Permitted.     None permitted.

Partial Release.  The Tharaldson Portfolio Loan documents permit  each Borrower to obtain a release of its related Tharaldson Portfolio Property from the lien of the related mortgage, subject to, among other things, (i) delivery of defeasance collateral in an amount equal to the lesser of (a) 125% of the principal and interest scheduled to be due under the released borrower’s note from the loan closing date until the open prepayment commencement date and (b) the undefeased payments (which means, as of the release date, the aggregate amount of principal and interest scheduled to be due on each payment date and on the open prepayment commencement date for each of the original crossed notes, less the aggregate of principal and interest due on each payment date and on the open prepayment commencement date under any defeased note), (ii) determination by lender that the DSCR after the release is at least equal to the greater of (a) 1.45x and (b) the DSCR as of the date immediately preceding the release and (iii) immediately following the release, the LTV is not greater than the lesser of (a) 70% and (b) the LTV as of the date immediately preceeding the release.

Various	Collateral Asset Summary Tharaldson Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,491,809 66.3% 1.43x 12.6%

Upland
Rancho Cucamonga
Fontana
Rialto
Highland
San Bernardino
Redlands
Mentone
Yucaipa
Colton
Bloomington
Loma Linda
Grand Terrace
Glen Avon
Sunnyslope
Chino
Ontario
Highgrove
Rubidoux
Mira Loma
Pedley
Riverside
Norco
Corona
Woodcrest
Moreno Valley
SAN BERNARDINO COUNTY
RIVERSIDE COUNTY
SAN TIMOTEO CANYON
SAN BERNARDINO NATIONAL FOREST
Ontario International Airport
Chino Airport
Corona Municipal Airport
Riverside Municipal Airport
Rialto Mun. Airport
San Bernardino Intl. Airport
Redlands Municipal Airport
March Air Force Base
University of California - Riverside
La Sierra University
California Baptist Univ.
University of Redlands
Loma Linda University
Perris Reservoir
Lake Perris State Recreation Area
Los Angeles 35 miles
Foothill Fwy
San Bernardino Fwy
Pomona Fwy
Riverside Fwy
Moreno Valley Fwy
Ontario Fwy
Redlands Fwy
1
2
3
4
5

Tharaldson Portfolio		
1	Rancho Cucamonga/Ontario Courtyard by Marriott	Rancho Cucamonga, CA
2	Dayton Residence Inn	Dayton, OH
3	Rancho Cucamonga/Ontario Hilton Garden Inn	Rancho Cucamonga, CA
4	Corona Residence Inn	Corona, CA
5	San Bernardino Fairfield Inn	San Bernardino, CA

Union
Clayton
Englewood
Brookville
Vandalia
Huber Heights
Shiloh
Trotwood
Riverside
Dayton
Fairborn
Beavercreek
Kettering
Moraine
West Carrollton
Miamisburg
Centerville
Xenia
New Carlisle
Springfield
MIAMI COUNTY
CLARK COUNTY
MONTGOMERY COUNTY
GREENE COUNTY
James M. Cox Dayton International Airport
Springfield-Buckley Municipal Airport
Wright-Patterson Air Force Base
Wright State University
University of Dayton
Carriage Hill Metropark
Sycamore State Park
John Bryan State Park
2

615 Bel Air Rd, Bel Air, MD 21014	Collateral Asset Summary Tollgate Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.8% 2.34x 12.8%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank, PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Retail Properties of America, Inc. (formerly known as Inland Western Retail Real Estate Trust, Inc)		Collateral:	Fee Simple
Borrower:	Inland Bel Air SPE, L.L.C.		Location:	Bel Air, MD
Original Balance:	$35,000,000		Year Built / Renovated:	1982-1996/NAP
Cut-off Date Balance:	$35,000,000		Total Sq. Ft.:	336,568
% by Initial UPB:	2.6%		Property Management:	Inland US Management, LLC, a borrower
Interest Rate:	4.8350%			affiliate
Payment Date:	1st of each month		Underwritten NOI:	$4,483,984
First Payment Date:	May 1, 2012		Underwritten NCF:	$4,010,553
Maturity Date:	April 1, 2022		Appraised Value:	$62,700,000
Amortization:	Interest Only		Appraisal Date:	February 20, 2012
Additional Debt:	None
Call Protection:	L(24), YM1%(92), O(4)		Historical NOI
Lockbox / Cash Management(1):	Hard / Springing		Most Recent NOI:	$4,424,376 (December 31, 2011)
			2nd Most Recent NOI:	$4,346,007 (December 31, 2010)
Reserves			3rd Most Recent NOI:	$4,522,829 (December 31, 2009)
	Initial	Monthly
Taxes:	$0	Springing	Historical Occupancy
Insurance:	$0	Springing	Most Recent Occupancy:	96.0% (January 18, 2012)
Replacement:	$0	$0	2nd Most Recent Occupancy:	88.4% (December 31, 2010)
TI/LC(2):	$0	Springing	3rd Most Recent Occupancy:	79.8% (December 31, 2009)
			(1) Cash management will be triggered if, among other things, the DSCR is less than 1.50x on trailing three month basis.
Financial Information
Cut-off Date Balance / Sq. Ft.:	$104		(2) TI/LC reserve funds will be collected on a monthly basis (if the DSCR falls below a 2.0x on an IO basis) until the balance of such reserve equals $720,000 (three years of collections).
Balloon Balance / Sq. Ft.:	$104
Cut-off Date LTV:	55.8%
Balloon LTV:	55.8%
Underwritten NOI DSCR:	2.61x
Underwritten NCF DSCR:	2.34x
Underwritten NOI Debt Yield:	12.8%
Underwritten NCF Debt Yield:	11.5%

TRANSACTION HIGHLIGHTS

■
Sponsorship: Retail Properties of America, Inc. (formerly known as Inland Western Retail Real Estate Trust, Inc) (“Inland”), the sponsor, is an experienced, national owner and as of September 30, 2011, their retail operating portfolio consisted of 265 properties with approximately 35 million Sq. Ft. of GLA, which is geographically diversified across 35 states and includes power centers (45% GLA), community centers (26% GLA), neighborhood centers (10% GLA), and lifestyle centers (9% GLA), as well as single-user (10% GLA) retail properties.

■
Sponsor Equity.  The appraised value results in a Cut-off Date LTV of 55.8%. Inland acquired the Tollgate Marketplace Property in 2004 for $73.2 million resulting in the sponsor having approximately $37.3 (approximately 51%) of equity in the Property at loan closing.

■
Tenancy. The center is anchored by TJ Maxx, HH Gregg, Toys “R” Us, Michaels, Staples, Jo Ann Fabric, Ashley Furniture store, and is shadow anchored by Home Depot. Other retailers include Barnes & Noble, Sally Beauty, Men’s Warehouse, Starbucks and Factory Card Outlet (Party City).

■
Leasing. The borrower has added the tenants HH Gregg and Ashley Furniture to the Property within the past 3 years. HH Gregg has occupied the former Circuit City space (left due to corporate bankruptcy) since May of 2010 and Ashley Furniture has occupied the former Giant Foods (vacated upon lease expiration) space since July 2011. Three more stores, Toys “R” Us, TJ Maxx and Party City, have been remodeled at the tenant’s expense in 2011. Inland has renewed/extended 13 tenants representing 46.9% of the Property in the past 15 months at or above the previous rent with no reduction of scheduled rent increases.

■
Sales and Occupancy Costs: Staples reported TTM sales of $345 / Sq. Ft. (vs. national average of $231 / Sq. Ft.) with an occupancy cost of 5.9%; Barnes and Noble reported TTM sales of $242 / Sq. Ft. (vs. national average of $237 / Sq. Ft.) with an occupancy cost of 8.6%; JoAnn Fabrics reported TTM sales of $135 / Sq. Ft. (vs. national average of $128 / Sq. Ft.) with an occupancy cost of 9.3%; TJ Maxx TTM reported sales of $234 / Sq. Ft (vs. national average of $267 / Sq. Ft.) with an occupancy cost of 5.3%; and Michaels reported TTM sales of $154 / Sq. Ft. with an occupancy cost of 9.1%. Overall, TTM tenant sales averaged $261 / Sq. Ft. with an occupancy cost of 6.8%.

3935 Phoenix Avenue Fort Smith, AR 72903	Collateral Asset Summary Fort Smith Pavilion	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,894,178 74.8% 1.35x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Phillips Edison Strategic Investment Fund LLC		Collateral:	Fee Simple
Borrower(1):	Ft. Smith Station LLC		Location:	Fort Smith, AR
Original Balance:	$34,000,000		Year Built / Renovated:	2009 / NAP
Cut-off Date Balance:	$33,894,178		Total Sq. Ft.:	280,357
% by Initial UPB:	2.5%		Property Management:	Phillips Edison & Company, LTD, a borrower
Interest Rate:	5.8105%			affiliate
Payment Date:	6th of each month		Underwritten NOI:	$3,491,313
First Payment Date:	March 6, 2012		Underwritten NCF:	$3,234,492
Maturity Date:	February 6, 2022		Appraised Value:	$45,300,000
Amortization:	360 months		Appraisal Date:	December 19, 2011
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)		Historical NOI
Lockbox / Cash Management(2):	Hard / Springing		Most Recent NOI:	$2,364,847 (T-12 11/30/2011)
			2nd Most Recent NOI:	$331,702 (December 31, 2010)
Reserves			3rd Most Recent NOI:	NAP
	Initial	Monthly
Taxes:	$203,74	$16.979	Historical Occupancy
Insurance:	$13,144	$4,381	Most Recent Occupancy:	96.2% (December 21, 2011)
Replacement:	$0	$4,756	2nd Most Recent Occupancy:	NAP
TI/LC(3):	$0	$16,646	3rd Most Recent Occupancy:	NAP
Required Repairs:	$2,000	$0	(1) The borrower is affiliated with the borrowers under the mortgage loans identified in Annex A-1 as Bridgewater Falls and Parsons Village Shopping Center.

(2)       Cash management will be triggered if, among other things, (i) the DSCR is less than 1.15x on a trailing twelve month basis, (ii) the occurrence of a Best Buy Trigger Event as defined in the loan documents, or (iii) the occurrence of a Dick’s Trigger Event as defined in the loan documents.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$121
Balloon Balance / Sq. Ft.:	$102
Cut-off Date LTV:	74.8%		(3) TI/LC reserve funds are subject to a cap of $540,000.
Balloon LTV:	63.3%
Underwritten NOI DSCR:	1.46x
Underwritten NCF DSCR:	1.35x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	9.5%

TRANSACTION HIGHLIGHTS

■
Location.  The Fort Smith Pavilion Property is located within a growing suburb of Fort Smith, in the neighborhood’s primary retail hub. Interstate 540, the major north/south arterial in the region that connects the immediate area to Fayetteville to the north and Pocoloa to the south, is located 0.1 miles south of the Property.

■
Submarket / In-place Occupancy.  The Property is located in the Greater Fort Smith retail submarket.  According to a market research report for Q3 2011, the submarket vacancy was 4.6%. As of the rent roll dated December 21, 2011, the Property was 96.2% occupied.

■
Experienced Management/Sponsorship.  Phillips Edison is a commercial real estate owner/manager that specializes in retail properties.  Its portfolio includes more than 240 properties comprising 26 million sq. ft. of shopping centers located throughout the country.  The Sponsor primarily invests in real property, loans and preferred equity interests in owners of real estate with a value-add strategy.

■	Target Shadow Anchor. The Property is shadow anchored by a 127,000 sq. ft. Target (A+/A2/A- by S&P/Moody’s/Fitch) that is located in the middle of the Property.

■
Strong Tenant Mix. The Property’s tenant mix consists of numerous national retailers that include Dick’s Sporting Goods, Best Buy (BBB-/Baa2/BBB- by S&P/Moody’s/Fitch), Bed Bath & Beyond (BBB+/NR/NR by S&P/Moody’s/Fitch), and Michaels (B/B3/NR by S&P/Moody’s/Fitch).  The Property also benefits from several national major in-line tenants including:  Old Navy, PetCo, Books-A-Million, Ulta, and Charming Charlie.

Various(4)	Collateral Asset Summary TNP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,098,982 60.5% 1.45x 11.5%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank, PLC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	TNP Strategic Retail Trust, Inc.		Collateral(4):	Fee Simple
Borrower:	TNP SRT Portfolio I, LLC		Location(4):	Various
Original Balance:	$33,200,000		Year Built / Renovated:	2008; 1980-1997/2005; 2006; 2008
Cut-off Date Balance:	$33,098,982		Total Sq. Ft.:	293,112
% by Initial UPB:	2.5%		Property Management:	TNP Property Manager, LLC, a borrower
Interest Rate:	5.9300%			affiliate
Payment Date:	1st of each month		Underwritten NOI:	$3,794,639
First Payment Date:	March 1, 2012		Underwritten NCF:	$3,448,645
Maturity Date:	February 1, 2017		Appraised Value:	$54,700,000
Amortization:	360 months		Appraisal Date:	November 2011 – December 2011
Additional Debt:	None
Call Protection(1):	L(25), YM1%(32), O(3)		Historical NOI
Lockbox / Cash Management(2):	Hard / In Place		Most Recent NOI:	$3,685,345 (Various)
			2nd Most Recent NOI:	$3,540,608 (December 31, 2010)
Reserves			3rd Most Recent NOI:	NAP
	Initial	Monthly
Taxes:	$219,967	$51,791	Historical Occupancy
Insurance:	$30,500	Springing	Most Recent Occupancy:	85.8% (January 31, 2012)
Deferred Maintenance:	$41,913	$0	2nd Most Recent Occupancy:	88.4% (December 31, 2010)
Replacement:	$3,800	$3,800	3rd Most Recent Occupancy:	NAP
TI/LC:	$112,400	$19,000
   (1)        Provided the LTV of the remaining properties is no more than 65% and the DSCR is no less than 1.40x, or if Topaz Marketplace is the only remaining property the LTV is no more than 40% and the DSCR is no less than 1.40x, borrower may release a mortgaged property from the lien of the mortgage. Borrower is required to pay an amount equal to the greater of (i) 125% of the allocated loan amount and (ii) 90% of the sale proceeds from the sale of the individual property being released.

Other(3):	$414,413	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$113
Balloon Balance / Sq. Ft.:	$106
Cut-off Date LTV:	60.5%		(2) Cash management will be triggered if, among other things, the DSCR is less than 1.20x on a trailing six month basis.
Balloon LTV:	56.7%
Underwritten NOI DSCR:	1.60x
   (3)        Other initial reserves consist of a $379,160 White Box Reserve, which is a reserve to cover costs associated with the build out of 33,253 Sq. Ft. unfinished “shell” space to “white box” condition, and $35,253 Free Rent Reserve, which covers underwritten rent for leases with a free rent period.
   (4)        The TNP Portfolio loan is secured by the borrower’s fee simple interest in 4 retail properties – Pinehurst Square East (114,292 Sq. Ft.) (901 West Interstate Ave., Bismarck, ND 58503); Moreno Marketplace (70,387 Sq. Ft.) (14425/14485 Moreno Beach Drive, Moreno Valley, CA 92555); Northgate Plaza (58,114 Sq. Ft.) (3901-3999 E. Grant Road & 2402 N. Alvernon Way, Tucson, AZ 85712); and Topaz Marketplace (50,319 Sq. Ft.) (14101/14135/14177 Main St., Hesperia, CA 92345).

Underwritten NCF DSCR:	1.45x
Underwritten NOI Debt Yield:	11.5%
Underwritten NCF Debt Yield:	10.4%

TRANSACTION HIGHLIGHTS

■
Sponsorship. TNP Strategic Retail Trust, Inc. (“TNP”), the sponsor, is a publicly registered non-traded REIT that invests in grocery and drug-store anchored, multitenant necessity retail properties, located primarily in the Western United States, and real estate related assets, including investment in the origination of mortgage, mezzanine, bridge and other loans related to commercial real estate. As of January 25, 2012, TNP manages a portfolio of 155 commercial properties in 31 states, totaling more than 18.4 million square feet, on behalf of over 4,300 investor/owners with an overall purchase value of $2.3 billion.

■	Multi-Property Loan. The collateral for the loan is comprised of four mortgaged properties located across three states and four markets.

■
Sponsor Equity.  Based on the acquisition price of $49,050,000, the sponsor had $15,850,000 of equity remaining in the TNP Portfolio Properties as of loan closing resulting in a loan to cost of 67.7%. The sponsor acquired the Properties between November 2009 and September 2011.

■	Tenancy. The Properties are occupied by 47 tenants with no single tenant representing more than 15.0% of the Net Rentable Area.

■
Anchored Retail.  Each of the four Properties has an anchor tenant: Moreno Marketplace and Topaz Marketplace are grocery anchored; Northgate Plaza is shadow anchored by a Wal-Mart Supermarket; and Pinehurst Square East is part of a large power center.

10745 48th Avenue Allendale, MI 49401	Collateral Asset Summary Meadows Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,442,167 74.7% 1.42x 9.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Multifamily – Student Housing
Sponsor:	Glenn A. Turek; Susan L. Turek		Collateral:	Fee Simple
Borrower:	Campus North, LLC		Location:	Allendale, MI
Original Balance:	$26,500,000		Year Built / Renovated:	2007 / NAP
Cut-off Date Balance:	$26,442,167		Total Beds(4):	748
% by Initial UPB:	2.0%		Property Management:	Silveri Management Company, a borrower affiliate
Interest Rate:	5.185%		Underwritten NOI:	$2,584,078
Payment Date:	6th of each month		Underwritten NCF:	$2,476,782
First Payment Date:	April 6, 2012		Appraised Value:	$35,400,000
Maturity Date:	March 6, 2022		Appraisal Date:	February 13, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(26), D(91), O(3)		Most Recent NOI:	$2,383,278 (December 31, 2011)
Lockbox / Cash Management(1):	Hard / Springing		2nd Most Recent NOI:	$2,469,722 (December 31, 2010)
			3rd Most Recent NOI:	$2,596,013 (December 31, 2009)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$175,088	$29,181	Most Recent Occupancy:	92.6% (December 31, 2011)
Insurance:	$39,421	$4,380	2nd Most Recent Occupancy:	83.2% (December 31, 2010)
Replacement(2):	$0	$7,979	3rd Most Recent Occupancy:	98.8% (December 31, 2009)
TI/LC(3):	$0	$833	(1)	Cash Management will be triggered if, among other things, the DSCR is less than
Pre-Paid Rent Reserve:	$405,000	$0		1.15x on a trailing twelve month basis.
			(2)	Replacement reserve is subject to a cap of $287,232.
Financial Information			(3)	TI/LC reserve is subject to a cap of $40,000.
Cut-off Date Balance / Bed(4):	$35,350		(4)	The Property is a 189-unit (748-bed) off-campus student housing community.
Balloon Balance / Bed(4):	$29,303
Cut-off Date LTV:	74.7%
Balloon LTV:	61.9%
Underwritten NOI DSCR:	1.48x
Underwritten NCF DSCR:	1.42x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	9.4%

TRANSACTION HIGHLIGHTS
■

Excellent Location/Strong Student Enrollment.  The Meadows Crossing Property is located 0.5 miles west of Grand Valley State University.  There are two bus stops along Campus Drive adjacent to the Property. These are the last stops before Grand Valley State University and the first stop after leaving the university.  Grand Valley State University is the second largest university in the state of Michigan.  The school’s current enrollment (2011-2012 academic year) is 24,662. Enrollment has increased each year since the 1982-1983 academic year and has increased by 24.8% over the past ten years. The total on-campus bed count is 5,675, and the university has no plan to construct additional on-campus residences.  As of January 31, 2012, 78.3% of the Property has been pre-leased for the next school year.  Pre-leased rents for the 2012-2013 academic year, as of January 31, 2012, have increased by 2.9% over the 2011-2012 academic year on average.

■
Property Amenities.  Unit features include a full size washer and dryer and fully equipped kitchen with range/oven, refrigerator, built-in microwave and dishwasher. Unit finishes are of high grade-materials, including simulated hardwood flooring, stone countertops, durable carpeting, and Anderson windows.  The Property’s amenities include a swimming pool with sunning deck, basketball courts, sand volleyball courts and a community building.  The Borrower spent over $300,000 on upgrades in 2010/2011, which included the addition of the swimming pool/sun deck and tanning facilities and expanded and relocated the fitness center to the retail building. Other upgrades included the installation of new bike racks, a computer lab and new signage.

■
Sponsor Developed/Managed.  The sponsor developed the Property in 2007.  The property manager, an affiliate of the sponsor, has managed the Property since it was built and has generally maintained an occupancy rate above 90% (above 95% in 2007-2009 and 92.6% according to the December 31, 2011 rent roll).

801 W. Easy St Rogers, AR 72756	Collateral Asset Summary CrossMar Cold Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 64.9% 1.41x 12.3%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank, PLC		Single Asset / Portfolio:	Single
Loan Purpose:	Refinance		Property Type:	Industrial – Cold Storage
Sponsor: Borrower:	Christopher and Macy Crossland, Phillip and Dana Martz,and Don and Carrie Coenen		Collateral:	Fee Simple
			Location:	Rogers, AR
	CrossMar Investments III, LLC		Year Built / Renovated:	2006, 2008 / NAP
Original Balance:	$22,700,000		Total Sq. Ft.:	277,000
Cut-off Date Balance:	$22,700,000		Property Management:	Borrower managed
% by Initial UPB:	1.7%		Underwritten NOI:	$2,800,829
Interest Rate:	5.4000%		Underwritten NCF:	$2,621,683
Payment Date:	1st of each month		Appraised Value(2):	$35,000,000
First Payment Date:	June 1, 2012		Appraisal Date:	March 16, 2012
Maturity Date:	May 1, 2022
Amortization:	240 months		Historical NOI
			Most Recent NOI:	$2,493,996 (December 31, 2011)
Additional Debt:	None		2nd Most Recent NOI:	$2,154,996 (December 31, 2010)
Call Protection:	L(25),YM1%(92), O(3)		3rd Most Recent NOI:	$1,839,996 (December 31, 2009)
Lockbox / Cash Management(1):	Hard / In Place
			Historical Occupancy(3)
Reserves			Most Recent Occupancy:	100.0% (April 30, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	100.0% (December 31, 2010)
Taxes:	$167,219	Springing	3rd Most Recent Occupancy:	100.0% (December 31, 2009)
Insurance:	$0	Springing	(1) (2)
Cash flow sweep event will be triggered if, among other things, the DSCR is less than 1.20x on a trailing three month basis.
The appraiser concluded a dark value of $30,500,000 resulting in a loan-to-dark-value of 74.4%.

Replacement:	$0	Springing
Other:	$0	$0
			(3)
The property is 100% leased and occupied by Don’s Cold Storage on a triple-net-lease basis. The tenant has been in occupancy since April 2007 and has recently signed a new 15 year lease beginning April 2012 at an increased rate of $10.75 / Sq. Ft. The tenant is affiliated with one of the sponsors, Don Coenen, who is President of Don’s Cold Storage.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$82
Balloon Balance / Sq. Ft.:	$52
Cut-off Date LTV:	64.9%
Balloon LTV:	41.5%
Underwritten NOI DSCR:	1.51x
Underwritten NCF DSCR:	1.41x
Underwritten NOI Debt Yield:	12.3%
Underwritten NCF Debt Yield:	11.5%

TRANSACTION HIGHLIGHTS
■

Sponsorship.  The sponsors are Christopher and Macy Crossland, Phillip and Dana Martz and Don and Carrie Coenen. Family owned and operated, Crossland Construction (“Crossland”) has been in business for more than 35 years. The Crossland family owns more than 4 million square feet of commercial real estate, primarily in the  industrial and office sectors. The Crossland’s revenue was reported by the sponsor to be nearly $600 million in 2011. Phil Martz is the founder and President of PMD Development. PMD is primarily an investor in land and development property. PMD has acquired and built over 400,000 SF of space in northwest Arkansas. Don Coenen is the President of Don’s Cold Storage. Mr. Coenen has 25+ years of experience in the food handling and logistics businesses.

■	Sponsor Equity. The CrossMar Cold Storage Property was built two phases in 2006 and 2008. The sponsors had $9.3 million of equity (21%) remaining in the mortgaged property at loan closing.

■
Recourse Loan.  The loan is 50% recourse to Christopher and Macy Crossland, Phillip and Dayna Martz, and Don and Carrie Coenen. The recourse will terminate when the amortized loan balance reaches $17 million ($61.37 per Sq. Ft.), which is expected to be in month 91 of the loan term. The guarantors have a reported combined net worth of $127.57 million.

■	Amortization. The loan is structured with a 20 year amortization schedule which results in a Balloon LTV of 41.5%.

■
Demand Drivers. NW Arkansas has a significant food processing industry which requires blast freeze and cold storage space. The tenant’s largest customers include Simmons Foods (headquartered in AR), Tyson Foods (headquartered in AR), Pinnacle Foods and OK Foods.

Various(3)	Collateral Asset Summary Emerald Coast Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,600,544 64.9% 1.57x 13.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio(2):	Portfolio
Loan Purpose:	Refinance		Property Type:	Hospitality – Limited Service
Sponsor:	William A. Abruzzino		Collateral(3):	Fee Simple
Borrower:	Mountain West Hospitality, LLC		Location(3):	Various
Original Balance:	$19,630,000		Year Built / Renovated:	Various / NAP
Cut-off Date Balance:	$19,600,544		Total Rooms:	193
% by Initial UPB:	1.5%		Property Management:	Tri-Hotel Management, Inc.
Interest Rate:	5.7450%		Underwritten NOI:	$2,556,534
Payment Date:	6th of each month		Underwritten NCF:	$2,318,610
First Payment Date:	May 6, 2012		Appraised Value:	$30,200,000
Maturity Date:	May 6, 2012		Appraisal Date:	Various
Amortization:	300 months
Additional Debt:	None		Historical NOI
Call Protection:	L(12), YM1(105), O(3)		Most Recent NOI:	$2,723,174 (T-12 2/29/2012)
Lockbox / Cash Management:	Hard / In Place		2nd Most Recent NOI:	$2,170,626 (December 31, 2010)
			3rd Most Recent NOI:	NAP
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$146,604	$17,047	Most Recent Occupancy:	82.2% (February 29, 2012)
Insurance:	$17,734	$11,084	2nd Most Recent Occupancy:	75.4% (December 31, 2010)
Replacement:	$0	$0	3rd Most Recent Occupancy:	NAV
FF&E:	$0	1/12 of 4% of gross revenue	(1)
On the closing date, the Borrower deposited $123,434 into a seasonality reserve account. On each monthly payment date thereafter, the loan documents require the Borrower to deposit $40,000 into the seasonality reserve account, unless the balance in that reserve account is at least $250,000. During a cash sweep period caused solely by a seasonality reserve event (as defined in the loan documents), all excess cash flow is required to be deposited into the seasonality reserve account. Funds in the seasonality reserve account may be used by the Borrower in the event of a cash shortfall. Amounts in the seasonality reserve shall be returned to the Borrower, and additional deposits will not be required upon the earlier to occur of (i) the trailing 24 month DSCR is at least 1.40x, or (ii) the Emerald Coast Hotel Portfolio loan has been paid in full.

Seasonality(1):	$123,434	$40,000

Financial Information
Cut-off Date Balance / Bed:	$101,557
Balloon Balance / Bed:	$78,077
Cut-off Date LTV:	64.9%
Balloon LTV:	49.9%
Underwritten NOI DSCR:	1.73x
Underwritten NCF DSCR:	1.57x		(2)
The borrower may obtain the release of an individual property from the lien of the mortgage after expiration of the lock-out period subject to the satisfaction of certain conditions, including (i) payment of a release price in the amount equal to 125% of the allocated loan amount for the individual property to be released, (ii) after the release, the remaining property has a trailing 12-month DSCR not less than the greater of the DSCR at loan closing and the DSCR immediately prior to the release, and (iii) the remaining property has an LTV that is no greater than the lesser of the LTV at loan closing and the LTV immediately prior to the release.

Underwritten NOI Debt Yield:	13.0%
Underwritten NCF Debt Yield:	11.8%

			(3)
The Emerald Coast Hotel Portfolio loan is secured by the borrower’s fee simple interest in the 112-room Hilton Garden Inn Clarksburg located at 606 Emily Drive, Clarksburg, West Virginia and the borrower’s fee simple interest in the 81-room Hampton Inn & Suites Elkins located at 480 Plantation Drive, Elkins, West Virginia.

TRANSACTION HIGHLIGHTS
■

Prime Location.  Both of the Emerald Coast Hotel Portfolio Properties occupy favorable locations in their respective markets with good accessibility and visibility.  Hilton Garden Inn Clarksburg is located off of I-79, which provides easy access to Morgantown located to the north or Charleston to the south.  Hampton Inn Elkins is situated two miles south of downtown Elkins with easy access to area attractions, restaurants and other services.

■
Asset Quality. Both Properties are newly constructed to brand standard, Hilton Garden Inn Clarksburg in 2007 and the Hampton Inn Elkins in 2008. The Quality Assurance Reviews as of November 9, 2011 have Hilton Garden Inn Clarksburg at 94.2% Outstanding and Hampton Inn Elkins at 96.3% Outstanding.  The Hampton Inn Elkins was ranked #67 out of 1,172 Hampton Inn & Suites properties in 2011.  The hotel is ranked #1 in the state of West Virginia out of 16 Hampton Inn properties.

■
Experienced Sponsorship and Management. William A. Abruzzino has over 50 years of commercial real estate development and management experience, having developed over 2 million sq. ft. of retail space and several hotels. The Sponsor reported net worth of $49.2 million and liquidity of $1.95 million as of October 3, 2011.

1252-1262 Springfield Avenue New Providence, NJ 07974	Collateral Asset Summary Village Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,200,898 66.2% 1.54x 11.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Nazario L. Paragano, Jr.		Collateral:	Fee Simple
Borrower:	N. Providence, LLC		Location:	New Providence, NJ
Original Balance:	$19,280,000		Year Built / Renovated:	1965 / 1998, 2010
Cut-off Date Balance:	$19,200,898		Total Sq. Ft.:	109,065
% by Initial UPB:	1.4%		Property Management:	Nova Management, Inc.
Interest Rate:	5.6803%		Underwritten NOI:	$2,189,823
Payment Date:	6th of each month		Underwritten NCF:	$2,069,340
First Payment Date:	February 6, 2012		Appraised Value:	$29,000,000
Maturity Date:	January 6, 2022		Appraisal Date:	September 1, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(28), D(88), O(4)		Most Recent NOI:	$2,041,857 (T-12 11/30/2011)
Lockbox / Cash Management(1):	Hard / Springing		2nd Most Recent NOI:	$2,010,859 (December 31, 2010)
			3rd Most Recent NOI:	$1,895,405 (December 31, 2009)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes(2):	$171,697	$0	Most Recent Occupancy:	87.1% (September 1, 2011)
Insurance:	$31,933	$5,322	2nd Most Recent Occupancy:	NAV
Replacement(3):	$0	$1,727	3rd Most Recent Occupancy:	NAV
TI/LC:	$0	$4,544	(1)
Cash management will be triggered if, among other things, (i) the DSCR is less than 1.20x on a trailing twelve month basis, or (ii) the occurrence of an Anchor Tenant Trigger as defined in the loan documents.

Environmental Funds(4):	$315,000	$0
Deferred Maintenance:	$15,875	$0
			(2)	The loan documents require a minimum balance of 110% of one-fourth of the yearly tax bill to remain in the tax escrow at all times.
Financial Information
Cut-off Date Balance / Sq. Ft.:	$176		(3)	Replacement reserve funds are subject to a cap of $41,440.
Balloon Balance / Sq. Ft.:	$149		(4)
$315,000 was deposited into the Environmental Funds reserve at closing based on the Phase I Environmental Site Assessment prepared by EBI Consulting and dated August 16, 2011 (“Phase I”). The amount deposited in the reserve account is equal to 125% of the estimated cost to complete investigative/remedial activities per the Phase I. A dry cleaning facility has operated continuously at the Village Shopping Center property since 1982, and soil and groundwater contamination due to dry cleaning activities has been documented.  EBI Consulting recommended continued implementation of investigative/remedial activities as required by the New Jersey Department of  Environmental Protection.

Cut-off Date LTV:	66.2%
Balloon LTV:	55.8%
Underwritten NOI DSCR:	1.63x
Underwritten NCF DSCR:	1.54x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	10.8%

TRANSACTION HIGHLIGHTS

■
Recently Renovated Grocery Anchored Neighborhood Center.  The Village Shopping Center Property is anchored by an A&P Fresh supermarket and is located approximately 35 miles south of the company’s headquarters in Montvale, New Jersey.  In 2010, the Borrower completed a major renovation, including the construction of an out-parcel building, at a total reported cost of approximately $5 million.  A&P also redeveloped its space in 2010 for a total reported cost of $6.5 million, of which $1.9 million was reportedly reimbursed by the Borrower in the form of a construction allowance.  Major in-line tenants include national retailers such as CVS Pharmacy (8.8% of NRA), Prudential Realtors (4.4% of NRA), and Smashburger restaurant (2.3% of NRA).

■
Location.  The Property is located in downtown New Providence, New Jersey and is the only grocery anchored retail center in New Providence.  The Property is situated in an affluent bedroom community approximately 25 miles west of New York City.  As of 2010, the average household income within a 3-mile radius was $169,394, with an average single family residence value of $515,000.  Interstate 78 is approximately one mile south of the Property and provides access to the major employment centers of Newark (15 miles east) and New York City (25 miles west).

■	Credit Metrics. The loan has a Cut-off Date LTV of 66.2%, an Underwritten NCF DSCR of 1.54x and an Underwritten NOI Debt Yield of 11.4%.

■
Long Term Ownership/Sponsorship.  The Property was purchased in 1977 by Nazario Paragano, Sr., the Sponsor’s father.  The Sponsor has over 20 years of commercial real estate experience.  According to his 2011 financial statement, the Sponsor’s net worth was $19.5 million including liquidity of $4.1 million.

Various(4)	Collateral Asset Summary Gladstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 62.7% 1.36x 12.2%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank, PLC		Single Asset / Portfolio(4):	Portfolio
Loan Purpose:	Refinance		Property Type:	Office – Suburban(3); Industrial –
Sponsor:	Gladstone Commercial Corporation			Light Manufacturing(1)
Borrower:	FS11 Hickory NC, L.P., C08 Fridley MN		Collateral(4):	Fee Simple
	LLC, Hemingway At Boston Heights,		Location(4):	Various
	LLC, and CMI04 Canton NC LLC		Year Built / Renovated:	1998; 2008; 1985 / 2006; 2011
Original Balance:	$19,000,000		Total Sq. Ft.:	390,150
Cut-off Date Balance:	$19,000,000		Property Management(5):	Various
% by Initial UPB:	1.4%		Underwritten NOI:	$2,327,035
Interest Rate:	6.1000%		Underwritten NCF:	$2,016,880
Payment Date:	1st of each month		Appraised Value:	$30,290,000
First Payment Date:	June 1, 2012		Appraisal Date:	November 2011
Maturity Date:	May 1, 2022
Amortization:	300 months		Historical NOI (6) and Occupancy (4)
Additional Debt:	None		(1)
Provided (i) no Event of Default (ii) the remaining properties’ T-12 DSCR is not less than 1.35x and (iii) the remaining properties’ LTV is no greater than 125%, Borrower will have the right, at any time after the Permitted Defeasance Date and prior to the Permitted Par Prepayment Date, to obtain the release of any of the individual properties through a partial defeasance, provided that the release amount will be the greater of 125% of the allocated loan amount and 80% of the proceeds from the sale of the released property.

Call Protection(1):	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	Springing	(2)
Cash management will be triggered if, the DSCR is less than 1.10x on a trailing three month basis, any tenant gives notice to vacate, any tenant goes dark or any tenant is the subject of a bankruptcy action or an LC Trigger Event.

Insurance:	$0	Springing
Deferred Maintenance:	$69,432	$0
Replacement:	$5,000	$5,000	(3)
The borrower made an initial deposit at loan closing of $300,000 and is required to fund monthly deposits of $6,112 through and including the payment date in October 2019, resulting in expected total cash collections of $843,968. The cash reserve will cover lease renewal obligations of the tenants Cummins and Paychex. If certain conditions are not met, including Fiserv not exercising its right to extend its lease by September 1, 2018, the related borrower will be required to post a $1,000,000 letter of credit. Failure of the related borrower to post the letter of credit will result in a cash sweep event. The letter of credit will cover lease renewal obligations of the tenants Fiserv and ConMet.
The Gladstone Portfolio loan is secured by the borrower’s fee simple interest in various properties – Consolidated Metco (230,990 Sq. Ft.) (171 Great Oak Drive, Canton, NC 28716); Fiserv Call Center (60,000 Sq. Ft.) (2415 Century Place South East, Hickory, NC 28602); Cummins Building (74,160 Sq. Ft.) (6499 University Avenue North East, Fridley, MN 55432); and Paychex Building (25,000 Sq. Ft.) (100 East Hines Hill Road., Boston Heights, OH 44236). The properties are single-tenant assets and are 100% occupied.

TI/LC(3):	$300,000	$6,112
Cummins TI Reserve:	$370,800	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$49
Balloon Balance / Sq. Ft.:		$38
Cut-off Date LTV:		62.7%	(4)
Balloon LTV:		48.7%
Underwritten NOI DSCR:		1.57x
Underwritten NCF DSCR:		1.36x
Underwritten NOI Debt Yield:		12.2%
Underwritten NCF Debt Yield:		10.6%
			(5)
The management company for the Cummins and Paychex properties are Mid-America Real Estate – Minnesota, LLC and Geis Properties, LLC, respectively. Consolidated Metco and Fiserv Call Center are both borrower-managed.

			(6)
Historical NOI for Consolidated Metco from 2009 to 2011 is $597,110, $592,245, and $595,998, respectively. Historical NOI for Cummins Building from 2009 to 2011 is $946,353, 829,395, and $709,142, respectively. Historical NOI information is not available for Fiserve Call Center and Paychex buildings as the properties were acquired by the sponsor during April and October of 2011, respectively.

TRANSACTION HIGHLIGHTS
■

Sponsorship.  Gladstone is a publically traded REIT on the NASDAQ under the ticker symbol “GOOD.” The REIT specializes in net leased industrial and commercial real properties, similar to the collateral for the loan. Gladstone’s portfolio occupancy for its 71 properties is 97%. For the nine months ended September 20, 2011, operating revenues were $32.5 million, representing a 3% increase from same period in 2010; with net income of $1.7 million.

■	Multi-Property Loan. The collateral for the loan is comprised of four mortgaged properties located across four states without industry concentration amongst the tenants.

■
Sponsor Equity.  The Cut-off Date LTV is 62.7% based on appraised values as of November 2011. The sponsor acquired the Gladstone Portfolio Properties from July 2004 to October 2011 for a total of $30,875,000 and had $11,875,000 of equity in the Properties at closing of the loan.

■	Amortization. The loan will have a 25 year amortization schedule.

■
Tenancy. The collateral is diversified by geography and industry. Additionally, two of the tenants (68.6% of EGI) are investment grade: Fiserv (BBB-/Baa2/NR by S&P/Moody’s/Fitch) and Cummins (A/Baa1/A- by S&P/Moody’s/Fitch). All four lease expirations range from March 2020 and July 2024.

▪	Leasing. ConMet, Fiserv and Paychex have annual 2% rent increases during the lease terms; Cummins rent increases are close to $.50/sf annually.

▪
Build-to-Suit / Critical Locations: Fiserv and Paychex’s buildings were build-to-suit with the tenants specifically choosing their locations. Additionally, Cummins recently extended their lease through 2020 in a building that was renovated-to-suit in 2006 and the location is within 2 miles of their 565,000 SF Power Generation divisions plant. ConMet is located at the subject facility due to its proximity and access to many of their largest clients’ production facilities.

10 Dorrance Street Providence, RI 02903	Collateral Asset Summary Westminster Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,480,427 68.7% 1.40x 11.1%

Mortgage Loan Information			Property Information
Loan Seller:	AMF II		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office – CBD
Sponsor:	Scott Rouisse; Donna Rouisse; James		Collateral:	Fee Simple
	Stubblebine; David Stubblebine		Location:	Providence, RI
Borrower:	Robert Day, LLC		Year Built / Renovated:	1960, 1968 / 2002-2008
Original Balance:	$18,500,000		Total Sq. Ft.:	194,703
Cut-off Date Balance:	$18,480,427		Property Management:	Summit Real Estate Strategies, LLC
% by Initial UPB:	1.4%		Underwritten NOI:	$2,052,075
Interest Rate:	5.6800%		Underwritten NCF:	$1,797,021
Payment Date:	1st of each month		Appraised Value:	$26,900,000
First Payment Date:	May 1, 2012		Appraisal Date:	December 27, 2011
Maturity Date:	April 1, 2022
Amortization:	360 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$2,219,174 (December 31, 2011)
Call Protection:	L(25), D(91), O(4)		2nd Most Recent NOI:	$1,565,689 (December 31, 2010)
Lockbox / Cash Management(1):	Soft Springing Hard / Springing		3rd Most Recent NOI:	$955,455 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	95.1% (March 1, 2012)
Taxes:	$0	$49,827	2nd Most Recent Occupancy:	74.9% (December 1, 2010)
Insurance:	$50,289	$5,028	3rd Most Recent Occupancy:	75.5% (December 1, 2009)
Replacement:	$0	$4,705	(1)	Hard lockbox and cash management will be triggered if, among other things, the DSCR is less than 1.15x on a trailing twelve month basis.
TI/LC(2):	$300,000	$16,250
Immediate Repairs:	$36,456	$0	(2)
Borrower is obligated to make monthly deposits into the TI/LC Reserve up to a capped amount of $600,000. If the TI/LC Reserve is drawn upon below the capped amount, Borrower will be obligated to recommence monthly deposits subject to the $600,000 cap.

Regus Rent Reserve(3):	$153,463	$0

Financial Information			(3)
Regus PLC (26,606 sq. ft.) is entitled to free rent on 12,878 sq. ft. of its space (Suite 700) during months 24 through 27 and 37 through 39 of the lease term which commenced in December 2010. The amount of $153,463 was required to be escrowed at loan closing to mitigate the rent concession. $21,463.33 of the reserve will be released each month during months 24 through 27 of the lease term and $22,536.50 will be released each month during months 37 through 39 of the lease term, which amounts represent the total balance of the reserve.

Cut-off Date Balance / Sq. Ft.:		$95
Balloon Balance / Sq. Ft.:		$80
Cut-off Date LTV:		68.7%
Balloon LTV:		57.8%
Underwritten NOI DSCR:		1.60x
Underwritten NCF DSCR:		1.40x
Underwritten NOI Debt Yield:		11.1%
Underwritten NCF Debt Yield:		9.7%

TRANSACTION HIGHLIGHTS
■

Tenant Attraction and Retention. The Sponsor acquired the Westminster Square Property in 2005 when the Property was approximately 45% leased and has since successfully leased the building to its current level of approximately 95%. In 2011, the Sponsor renewed eight tenant leases totaling 8.8% of NRA, demonstrating strong tenant retention.

■
Strength within the Submarket. The Property’s identified competitive set, with a current vacancy rate of 7.2%, has consistently outperformed the overall market during the last six years covered by the analysis.  Recent leases at the property have been signed at the higher end of the appraiser’s market rent conclusion, indicating the strength of the subject Property when compared to the competitive set.

■
Limited Rollover Risk Concentration. The first and second largest tenants at the Property, Regus PLC and Boston Sports Club, occupying approximately 14% and 12%, respectively, of the NRA, roll in 2021 and 2029, respectively, and the rest of the tenant expirations are all spread across several smaller tenants.

■
Location. Westminster Square is located within the financial district submarket and is within easy walking distance of the US District Courthouse, Providence City Hall and the Rhode Island State House.  Adjacent to the Property is the Providence Greyhound Station, which is also utilized as a local bus stop by the Rhode Island Public Transit Authority (RIPTA).  Additionally, neighboring cities of Boston, Hartford and New Haven are all easily accessible from the property via Interstate 95, via Interstate 195 and US Route 6.

Various(6)	Collateral Asset Summary Devonshire Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,120,935 72.7% 1.39x 12.2%

Mortgage Loan Information			Property Information
Loan Seller:	AMF II		Single Asset / Portfolio(5):	Crossed Portfolio
Loan Purpose:	Acquisition / Refinance		Property Type:	Retail – Various
Sponsor:	Devonshire Fund, LLC; Christopher S.		Collateral:	Fee Simple
	Campbell		Location(6):	Various
Borrower:	DFG-LaPorte, LLC; DFG-Reynolds		Year Built / Renovated:	1989, 1972, 1968, 2007 /
	Associates, Ltd.; DeVeaux Holdings,			2011, 2001, 2008, NAP
	LLC; DFG-Amberwood, LLC		Total Sq. Ft.:	382,814
Aggregate Original Balance:	$17,200,000		Property Management:	Devonshire Fund Group, LLC, a
Aggregate Cut-off Date Balance:	$17,120,935			borrower affiliate
% by Initial UPB:	1.3%		Underwritten NOI:	$2,086,849
Interest Rate:	5.6400%		Underwritten NCF:	$1,785,728
Payment Date:	1st of each month		Aggregate Appraised Value:	$23,550,000
First Payment Date:	March 1, 2012		Appraisal Date:	December 6 & 10, 2011
Maturity Date:	February 1, 2022
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI(7):	$2,353,007 (Various)
Call Protection:	L(27), D(89), O(4)		2nd Most Recent NOI(8):	$1,918,551 (Various)
Lockbox / Cash Management(1):	Soft Springing Hard / Springing		3rd Most Recent NOI(9):	$1,160,769 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	94.1% (January 26, 2012)
Taxes:	$204,161	$43,815	2nd Most Recent Occupancy:	NAV
Insurance:	$41,915	$5,240	3rd Most Recent Occupancy:	NAV
Replacement(2):	$0	$9,927	(1)	Hard lockbox and cash management will be triggered if, among other things, the DSCR is less than 1.10x on a trailing twelve month basis.
TI/LC(3):	$168,798	$15,166
Immediate Repairs:	$488,489	$0	(2)	Replacement Reserve funds are subject to a cap of $476,482.
Tenant Rent Reserve(4):	$45,000	$0	(3)	TI/LC Reserve funds are subject to a cap of $750,000.
			(4)
With respect to the Amberwood Plaza property, the following amounts were required to be escrowed at loan closing with respect to certain tenants’ free rent periods: $21,658 for Humana Insurance, $11,430 for Sally Beauty Supply, and $11,912 for Hershey Ice Cream. Upon receipt of evidence that, among other things, each tenant is in occupancy, open for business and paying rent, the applicable portion of the reserve relating to each such tenant will be released.
Release permitted with (i) minimum 120% defeasance to maintain 1.30x DSCR or (ii) assumption with prepayment to maintain 1.30x DSCR and 75% LTV.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$45
Balloon Balance / Sq. Ft.:		$34
Cut-off Date LTV:		72.7%	(5)
Balloon LTV:		55.9%	(6)
The Devonshire Retail Portfolio consists of four loans secured by the borrower’s fee simple interests in the 147,017 sq. ft. Pine Lake Center (25-71 Pine Lake Avenue, LaPorte, IN), the 129,229 sq. ft. Reynolds Plaza (2531-2453 South Reynolds Road, Toledo, OH), the 72,015 sq. ft. DeVeaux Village (2600 West Sylvania Avenue, Toledo, OH), and the 34,553 sq. ft. Amberwood Plaza (75-85 Amberwood Parkway, Ashland, OH).
YE 2011 for Pine Lake Center, YTD November 2011 annualized for Reynolds Plaza, and YTD September annualized 2011 for DeVeaux Village and Amberwood Plaza.

Underwritten NOI DSCR:		1.62x
Underwritten NCF DSCR:		1.39x
Underwritten NOI Debt Yield:		12.2%
Underwritten NCF Debt Yield:		10.4%	(7)

			(8)	Excludes Amberwood Plaza due to unavailability of such information. DeVeaux Village NOI is based on August through December annualized.
			(9)	Excludes Amberwood Plaza and DeVeaux Village due to unavailability of such information.

TRANSACTION HIGHLIGHTS
■

Granular Tenant Roster.  The largest 10 tenants on the combined rent roll represent 62.94% of rent revenue.  Kroger, rated BBB/Baa2/BBB (S&P/Moody’s/Fitch), the largest overall tenant, represents 11.7% of the transaction’s in-place annual rent revenue.

■
Sponsorship Experience.  Devonshire Fund Group is a private equity commercial real estate fund based in Toledo, OH. The company has 34 assets across multiple commercial property types totaling approximately 1,500,000 SF located throughout Ohio, Michigan, Indiana, and West Virginia. Of these, 11 properties totaling approximately 372,000 SF and representing 25% of the Sponsor’s portfolio are located in the cities of Toledo and Perrysburg, OH.

■	Cross Collateralization. The four loans are cross-collateralized and cross-defaulted and the combined portfolio has a current appraised value totaling $23,550,000 as of December 2011.

■	Conservative loan balance. At the Cut-off Date Balance of $45 per sq. ft. and with a 25 year amortization schedule the loan results in $34 loan per sq. ft. at maturity.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered UBS Commercial Mortgage Trust 2012-C1, Commercial Mortgage Pass-Through Certificates, Series 2012-C1, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class B Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder“) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a) if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary“), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b) if the intermediary is not a qualified intermediary (a “nonqualified intermediary“), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii) certifying that the nonqualified intermediary is not acting for its own account,

(iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
May 2013	82%	82%	82%	82%	82%
May 2014	61%	61%	61%	61%	61%
May 2015	36%	36%	36%	36%	36%
May 2016	10%	10%	10%	10%	10%
May 2017	0%	0%	0%	0%	0%
May 2018	0%	0%	0%	0%	0%
May 2019	0%	0%	0%	0%	0%
May 2020	0%	0%	0%	0%	0%
May 2021	0%	0%	0%	0%	0%
May 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.42	2.42	2.41	2.41	2.41

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
May 2013	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	0%	0%	0%	0%	0%
May 2018	0%	0%	0%	0%	0%
May 2019	0%	0%	0%	0%	0%
May 2020	0%	0%	0%	0%	0%
May 2021	0%	0%	0%	0%	0%
May 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.57	4.57	4.56	4.54	4.38

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
May 2013	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.69	9.67	9.65	9.63	9.44

Percentages of the Initial Certificate Balance
of the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
May 2013	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	96%	96%	96%	96%	96%
May 2018	76%	76%	76%	76%	76%
May 2019	54%	54%	54%	54%	54%
May 2020	31%	31%	31%	31%	31%
May 2021	7%	7%	7%	7%	7%
May 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.19	7.19	7.19	7.19	7.19

Percentages of the Initial Certificate Balance
of the Class A-S Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
May 2013	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.88	9.87	9.85	9.84	9.65

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
May 2013	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.89	9.67

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ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.75000%	1.12887%	1.12911%	1.12919%	1.12923%	1.12923%
99.87500%	1.07606%	1.07617%	1.07620%	1.07622%	1.07622%
100.00000%	1.02335%	1.02332%	1.02331%	1.02331%	1.02331%
100.12500%	0.97074%	0.97058%	0.97052%	0.97049%	0.97049%
100.25000%	0.91822%	0.91793%	0.91783%	0.91777%	0.91777%
Weighted Average Life (years)	2.42	2.42	2.41	2.41	2.41

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.25000%	1.88922%	1.88895%	1.88832%	1.88725%	1.87655%
101.37500%	1.86064%	1.86034%	1.85965%	1.85848%	1.84676%
101.50000%	1.83210%	1.83177%	1.83103%	1.82975%	1.81702%
101.62500%	1.80360%	1.80325%	1.80244%	1.80106%	1.78732%
101.75000%	1.77514%	1.77476%	1.77390%	1.77242%	1.75766%
Weighted Average Life (years)	4.57	4.57	4.56	4.54	4.38

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.25000%	3.26120%	3.26099%	3.26072%	3.26030%	3.25763%
101.37500%	3.24606%	3.24584%	3.24555%	3.24509%	3.24217%
101.50000%	3.23095%	3.23071%	3.23039%	3.22990%	3.22673%
101.62500%	3.21587%	3.21561%	3.21526%	3.21472%	3.21131%
101.75000%	3.20080%	3.20052%	3.20015%	3.19957%	3.19591%
Weighted Average Life (years)	9.69	9.67	9.65	9.63	9.44

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.25000%	2.81414%	2.81414%	2.81414%	2.81414%	2.81414%
101.37500%	2.79480%	2.79480%	2.79480%	2.79480%	2.79480%
101.50000%	2.77549%	2.77549%	2.77549%	2.77549%	2.77550%
101.62500%	2.75621%	2.75621%	2.75621%	2.75621%	2.75622%
101.75000%	2.73696%	2.73696%	2.73696%	2.73696%	2.73697%
Weighted Average Life (years)	7.19	7.19	7.19	7.19	7.19

E-1

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-S Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.25000%	4.03840%	4.03819%	4.03791%	4.03780%	4.03517%
101.37500%	4.02294%	4.02271%	4.02241%	4.02228%	4.01941%
101.50000%	4.00749%	4.00724%	4.00692%	4.00678%	4.00368%
101.62500%	3.99208%	3.99181%	3.99146%	3.99131%	3.98796%
101.75000%	3.97668%	3.97639%	3.97602%	3.97585%	3.97227%
Weighted Average Life (years)	9.88	9.87	9.85	9.84	9.65

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.25000%	4.69458%	4.69458%	4.69458%	4.69408%	4.69102%
101.37500%	4.67866%	4.67866%	4.67866%	4.67811%	4.67478%
101.50000%	4.66277%	4.66277%	4.66277%	4.66217%	4.65857%
101.62500%	4.64689%	4.64689%	4.64689%	4.64625%	4.64237%
101.75000%	4.63105%	4.63105%	4.63105%	4.63036%	4.62620%
Weighted Average Life (years)	9.92	9.92	9.92	9.89	9.67

E-2

ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth and attached hereto in Annex G.  Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)        Payment Record.  No Mortgage Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period in the related Note) and no Mortgage Loan has been 30 days or more (without giving effect to any applicable grace period in the related Note) past due.

(2)        Fixed Rate Loan.  Each Mortgage Loan (exclusive of any default interest, late charges or prepayment premiums) is a fixed rate mortgage loan with a term to maturity, at origination or as of the most recent modification, as set forth in the Mortgage Loan Schedule.

(3)        Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date.

(4)        Ownership of Mortgage Loan.  At the time of the assignment of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

(5)        Borrower; Bankruptcy.  In respect of each Mortgage Loan (or Pari Passu Loan Combination, if applicable), as of the origination date and, to the Seller’s actual knowledge, as of the Closing Date, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), the related Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(6)        Mortgage Lien; Assignment of Leases.  Each Mortgage Loan (or Pari Passu Loan Combination, if applicable) is secured by the related Mortgage which establishes and creates a valid and subsisting first priority lien on the related Mortgaged Property, or leasehold interest therein, comprising real estate, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances.  Such Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Seller in all personal property owned by the Borrower that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan (or Pari Passu Loan Combination, if applicable), subject only to Permitted Encumbrances.  There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances.  Except for the holder of the Pari Passu Companion Loan with respect to the Pari Passu Loan Combinations, to the Seller’s knowledge, no Person other than the related Borrower and the mortgagee own any interest in any payments due under the related leases.  The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Loan Documents.  As of the origination date, there were, and, to the Seller’s knowledge as of the Closing Date, there are, no mechanics’ or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below) and except for Permitted Encumbrances.  No Mortgaged Property secures any mortgage loan not represented on the Mortgage Loan Schedule other than a Pari Passu Companion Loan.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan, other than a Mortgage Loan listed on the Mortgage Loan Schedule or a Pari Passu Companion Loan.  No Mortgage Loan is secured by property that is not a Mortgaged Property.  Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the recordation of the Mortgage or the Assignment of Leases, Rents and Profits or the filing of UCC Financing Statements are required in order to effect such perfection.

(7)        Title.  The related Borrower under each Mortgage Loan has good and indefeasible fee simple or, if representation (25) hereof is applicable to such Mortgage Loan, leasehold title to the related Mortgaged Property comprising real estate, subject to Permitted Encumbrances, if any.

(8)        Title Insurance.  The Seller has received an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy or a title policy commitment or pro-forma “marked up” at the closing of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), and countersigned or otherwise approved by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which was issued by a nationally recognized title insurance company (the “Title Insurer”) qualified to do business in the jurisdiction where the applicable Mortgaged Property is located (unless such jurisdiction is the State of Iowa), covering the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), on the Borrower’s fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances.  Such

Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable).  No claims have been made under such Title Insurance Policy.  Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the Mortgage Loan and its successors and/or assigns. No holder of the related Mortgage has done, by act or omission, anything that would, and the Seller has no actual knowledge of any other circumstance that would, impair the coverage under such Title Insurance Policy.  Such Title Insurance Policy contains no exception regarding the encroachment upon any material easements of any material permanent improvements located at the Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or such Title Insurance Policy affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) against losses caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

(9)        Valid Assignment.  The related Assignment of Mortgage and the related assignment of the Assignment of Leases, Rents and Profits executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller)) and constitute the legal, valid and binding assignment of such Mortgage and the related Assignment of Leases, Rents and Profits from the Seller to the Purchaser.  The endorsement of the related Note by the Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Note, and together with such Assignment of Mortgage and the related assignment of Assignment of Leases, Rents and Profits, legally and validly conveys all right, title and interest in such Mortgage Loan and Loan Documents to the Purchaser.

(10)      Nonrecourse.  The Loan Documents for each Mortgage Loan (or Pari Passu Loan Combination, if applicable) provide that such Mortgage Loan (or Pari Passu Loan Combination, if applicable) is nonrecourse to the related parties thereto except that the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents.

(11)      Mortgage Provisions.  The Loan Documents for each Mortgage Loan (or Pari Passu Loan Combination, if applicable) contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Borrower which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(12)      Enforceability.  Each of the related Notes and Mortgages are the legal, valid and binding obligations of the related Borrower named on the Mortgage Loan Schedule and each of the other related Loan Documents is the legal, valid and binding obligation of the parties thereto (subject to any nonrecourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(13)      Modifications.  Neither the terms of the Mortgage Loans nor the related Loan Documents have been altered, impaired, modified or waived in any material respect, except prior to the Cut-off Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth in the related Mortgage File and posted on the website or otherwise made available to the Controlling Class Representative, and no such alterations, impairments, modifications, or waivers have been completed or consented to after the Cut-off Date.

(14)      Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or may be substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Borrower and fees paid in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan (or Pari Passu Loan Combination, if applicable) following payment of such Mortgage Loan (or Pari Passu Loan Combination, if applicable) in full.

(15)      Releases.  Except by a written instrument that has been delivered to the Purchaser as a part of the related Mortgage File with respect to any immaterial releases of the Mortgaged Property, no Mortgage Loan (or Pari Passu Loan Combination, if applicable), has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Borrower has not been released, in whole or in part, from its obligations under any related Loan Document.

(16)      No Offset.  Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mortgage Loan nor any of the related Loan Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Loan Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Loan Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

(17)      No Material Default.  As of the Closing Date, there is no payment default, after giving effect to any applicable notice and/or grace period, and, to the Seller’s knowledge, as of the Closing Date, there is no other material default under any of the related Loan Documents, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Seller or on its behalf or, to the Seller’s knowledge, by the Seller’s predecessors in interest with respect to the Mortgage Loans; and, to the Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller.  No Mortgage Loan (or Pari Passu Loan Combination, if applicable), has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related Loan Documents.  The Seller has not waived any material claims against the related Borrower under any nonrecourse exceptions contained in the Note.

(18)      No Future Advances.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date (except for certain amounts that were fully disbursed by the mortgagee, but were escrowed pursuant to the terms of the related Loan Documents) and there are no future advances required to be made by the mortgagee under any of the related Loan Documents.  Any requirements under the related Loan Documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held.  The Seller has not, nor, to the Seller’s knowledge, have any of its agents or predecessors in interest with respect to the Mortgage Loan, in respect of payments due on the related Note or Mortgage, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Borrower other than (a) interest accruing on such Mortgage Loan from the date of such disbursement of such Mortgage Loan to the date which preceded by thirty (30) days the first payment date under the related Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Mortgage Loan.

(19)      No Equity Interest.  No Mortgage Loan has capitalized interest included in its principal balance, and no Mortgage Loan provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization is due thereon.

(20)      Compliance.  The terms of the Loan Documents evidencing such Mortgage Loan comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans (or Pari Passu Loan Combinations, if applicable), including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(21)      Licenses and Permits.  To the Seller’s knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the date of origination of the Mortgage Loan (or Pari Passu Loan Combination, if applicable), the related Mortgaged Property was, and to the Seller’s actual knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such Mortgaged Property or applicable zoning laws is insured by the Title Insurance Policy, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) or the rights of a holder of the related Mortgage Loan.

(22)      Taxes and Assessments.  All (a) taxes, water charges, sewer charges, or other similar outstanding governmental charges and assessments which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property) and, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), have, in each case, been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes, charges, and assessments and any late charges due in connection therewith has been established.  As of the date of origination, the related Mortgaged Property consisted of one or more separate and complete tax parcels.  For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

(23)      Encroachments.  To the Seller’s knowledge based on surveys or the Title Insurance Policy, (i) none of the material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable) lies outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent they are legally nonconforming as contemplated by representation (41) below, and (ii) no improvements on adjoining properties encroach upon such Mortgaged Property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property or (b) encroachments affirmatively covered by the related Title Insurance Policy.  With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

(24)      Property Condition.

(a)        Except with respect to repairs estimated to cost less than $10,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the Cut-off Date) related to the Mortgaged Property and, to Seller’s knowledge as of the Closing Date, (i) the related Mortgaged Property is in good repair, free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use and operation of the Mortgaged Property as it was being used or operated as of the origination date, or (ii) an escrow (or escrows) in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established, which escrows will in any and all events be not less than 100% of the estimated cost of the required repairs.  Since the origination date, to the Seller’s knowledge, such Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition that would materially and adversely affect its value as security for the related Mortgage Loan (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account have not been established.

(b)        As of the origination date of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), and, to the Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Seller’s actual knowledge, threatened, for the partial or total condemnation of the relevant Mortgaged Property; provided, that solely for purposes of this representation (24(b)), the Seller’s actual knowledge shall include the actual knowledge of any servicer that has serviced the Mortgage Loan (or Pari Passu Loan Combination, if applicable), on behalf of the Seller as derived from the servicer by the Seller based on a level of inquiry that is customary for sellers of conduit loans in the commercial real estate industry.

(25)      Ground Leases.  For each Mortgage Loan identified on the Mortgage Loan Schedule as being secured in whole or in part by a leasehold estate (a “Ground Lease”) (except with respect to any Mortgage Loan also secured by the related fee interest in the Mortgaged Property), the related Ground Lease satisfies the following conditions:

(a)        such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease or other agreement received by the originator of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; as of the date of origination of the Mortgage Loan (or Pari Passu Loan Combination, if applicable), there was no material change of record in the terms of such Ground Lease with the exception of written instruments which are part of the related Mortgage File and Seller has no knowledge of any material change in the terms of such Ground Lease since the recordation of the related Mortgage, with the exception of written instruments which are part of the related Mortgage File;

(b)        such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) from the ground lessor is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) from the ground lessor is, and shall remain, prior to any mortgage or other lien upon the related fee interest (other than the Permitted Encumbrances) unless a nondisturbance agreement is obtained from the holder of any mortgage on the fee interest which is assignable to or for the benefit of the related lessee and the mortgagee under the Mortgage Loan (or Pari Passu Loan Combination, if applicable);

(c)        such Ground Lease or other agreement provides that upon foreclosure of the related Mortgage or assignment of the Borrower’s interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee (or any of its successors and assigns under the Mortgage) becomes the owner of such interest, such interest is further assignable by such mortgagee (or any of its successors and assigns under the Mortgage) upon notice to such lessor, but without a need to obtain the consent of such lessor;

(d)        such Ground Lease is in full force and effect and no default of tenant or ground lessor was in existence at origination, or to the Seller’s knowledge, is in existence as of the Closing Date, under such Ground Lease, nor at origination was, or to the Seller’s knowledge, is there any condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; either such Ground Lease or a separate agreement contains the ground lessor’s covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

(e)        such Ground Lease or other agreement requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease or other agreement contains the ground lessor’s covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Borrower;

(f)        either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) or (ii) such Ground Lease or other agreement provides that (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (B) in the case of any such default which is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Borrower under such Ground Lease (insofar as it relates to the Ground

Lease) may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

(g)        such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) which extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan;

(h)        under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it, or consented to by it, or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), together with any accrued and unpaid interest thereon; and

(i)         such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

(26)      Environmental Matters.  Except for those Mortgage Loans for which a lender’s environmental insurance policy was obtained in lieu of an Environmental Site Assessment, an Environmental Site Assessment relating to each Mortgaged Property prepared no earlier than 12 months prior to the Closing Date was obtained and reviewed by the Seller in connection with the origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), and a copy is included in the Servicing File.

(a)        Such Environmental Site Assessment does not identify, and the Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the Mortgaged Property that would constitute or result in a material violation of any Environmental Laws, except for such circumstances or conditions (i) which are covered by environmental insurance policies maintained with respect to the Mortgaged Property, or (ii) as to which any expenditure greater than 5% of the outstanding principal balance of such Mortgage Loan (or Pari Passu Loan Combination, if applicable) is required in order to achieve or maintain compliance in all material respects with any Environmental Laws, adequate sums, equal to at least 125% of the estimate of the total amount of such expenditures as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Mortgage Loan (or Pari Passu Loan Combination, if applicable), and as to which the related Borrower has covenanted to perform the actions necessary to achieve or maintain compliance in all material respects with any Environmental Laws, or (iii) as to which the related Borrower or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, as recommended by the Environmental Site Assessment or required by the applicable governmental authority, or (iv) as to which a responsible party not related to the Borrower with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) which, if recommended in the Environmental Site Assessment, were investigated further and, based upon such additional investigation, as to which an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or an indemnity to the related Borrower or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related Borrower or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of such Mortgage Loan (or Pari Passu Loan Combination, if applicable).

(b)        To the Seller’s actual knowledge and in reliance upon the Environmental Site Assessment, except for any Hazardous Materials being handled in accordance with applicable Environmental Laws and except for any Hazardous Materials present at such Mortgaged Property for which, to the extent that an Environmental Site Assessment recommends remediation or other action, (A) there is either (i) environmental insurance with respect to such Mortgaged Property or (ii) an amount in an escrow account pledged as security for such Mortgage Loan (or Pari Passu Loan Combination, if applicable) under the relevant Loan Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment or (B) one of the statements set forth in representation (26)(a) above is true, (1) such Mortgaged Property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the Environmental Laws would have to be eliminated before the sale of, or which could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

(c)        The related Mortgage or other Loan Documents contain covenants on the part of the related Borrower requiring its compliance with any present or future federal, state and local Environmental Laws and regulations in connection with the Mortgaged Property.  The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller, and its successors and assigns, harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party resulting from a breach of the environmental representations, warranties or covenants given by the related Borrower in connection with such Mortgage Loan.

(d)        With respect to each of the Mortgage Loans which is covered by a lender’s environmental insurance policy obtained in lieu of an Environmental Site Assessment (“In Lieu of Policy”), each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), and has a term ending no sooner than the date which is five years after the maturity date of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(27)      Insurance.  As of the date of origination of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), and, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing the coverage described below and the Loan Documents permit the mortgagee to require the coverage described below.  All premiums with respect to the insurance policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Loan Documents, and the Seller has not received (1) any notice of non-payment of premiums that has not been cured in a timely manner by the related Borrower or (2) any notice of cancellation or termination of such insurance policies.  The relevant Servicing File contains the insurance policy required for such Mortgage Loan or a certificate of insurance for such insurance policy.  Each Mortgage or Loan Agreement requires that the related Mortgaged Property and all improvements thereon are covered by insurance policies providing (a) coverage in an amount at least equal to the lesser of full replacement cost of such Mortgaged Property and the outstanding principal balance of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable) (subject to customary deductibles) for losses sustained by fire and for losses or damages from other risks and hazards covered by a standard extended coverage insurance policy providing “special form” coverage in an amount sufficient to prevent the Borrower from being deemed a co-insurer and to provide coverage on a full replacement cost basis of such Mortgaged Property (in some cases, full replacement excludes excavations, underground utilities, foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policy contains a standard mortgagee clause naming the mortgagee and its successor in interest as additional insureds or loss payee, as applicable; and such policy contains no provisions for a deduction for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements; (b) business interruption or rental loss insurance in an amount at least equal to (i) 12 months of operations or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (c) flood insurance, if any portion of the improvements, exclusive of a parking lot, on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development, with respect to other Mortgage Loans, as having special flood hazards, to the extent flood insurance is available; (d) workers’ compensation, if required by law; and (e) comprehensive general liability insurance in an amount not less than $1 million.  All such insurance policies referred to in the prior sentence that are currently in place contain clauses providing they are not terminable and may not be terminated without thirty (30) days’ prior written notice to the mortgagee (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days’ prior written notice to the mortgagee is required).  In addition, each Mortgage and/or Loan Agreement permits the related mortgagee to make premium payments to prevent the cancellation of such insurance policies with respect to the Mortgaged Property and shall entitle such mortgagee to reimbursement therefor.  Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), together with any accrued interest thereon.  If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  The related Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan (or Pari Passu Loan Combination, if applicable) and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-” (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance for such Mortgaged Property was obtained from an insurer rated at least “A-:V” by A.M. Best Company or “A-” (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service,

Inc.  To the Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

(28)      Escrows.  All amounts required to be deposited by each Borrower at origination under the related Loan Documents have been deposited or have been withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.  All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Seller (except to the extent they have been disbursed for their intended purposes), and all amounts required to be deposited by the applicable Borrower under the related Loan Documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period).  All of the Seller’s interest in such escrows and deposits will be conveyed by the Seller to the Purchaser hereunder.

(29)      Litigation.  To the Seller’s knowledge, with respect to each Mortgage Loan, as of the date of origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), and, to the Seller’s actual knowledge, with respect to each Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Borrower under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Borrower or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Borrower and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Borrower.

(30)      Servicing.  The servicing and collection practices used by Seller in respect of each Mortgage Loan (or Pari Passu Loan Combination, if applicable) have been in all material respect legal, proper and prudent, in accordance with customary commercial mortgage servicing practices.

(31)      Inspection.  The originator of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) or the Seller has inspected or caused to be inspected each related Mortgaged Property within the 12 months prior to the Closing Date.

(32)      Financial Reporting.  The Loan Documents require the Borrower to provide the holder of the Mortgage Loan with at least the following: annual operating statements, financial statements and, except for Mortgage Loans for which the related Mortgaged Property is leased to a single tenant or is a multifamily or similar property, rent rolls.

(33)      Related Borrowers.  No two or more Mortgage Loans representing, in the aggregate, more than 5% of the aggregate outstanding principal amount of all the Mortgage Loans included in the Issuing Entity have the same Borrower or, to the Seller’s knowledge, are to Borrowers which are entities controlled by one another or under common control.

(34)      Single Purpose Entity.  Each Borrower with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of $15,000,000 included in the Issuing Entity is an entity whose organizational documents or related Loan Documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity.  For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents or related Loan Documents provide that it shall engage solely in the business of owning and operating the Mortgaged Property and which does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the Mortgaged Property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or the other Loan Documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

(35)      REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages) and, accordingly, (A) the gross proceeds of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including land, buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the principal balance of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the unpaid principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

(36)      Due-on-Sale or Encumbrance.  Each of the Mortgage Loans contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage Loan, the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of a Borrower and that it may provide for transfers subject to the Mortgage Loan holder’s approval of transferee, transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality, transfers of leases entered into in accordance with the Loan Documents, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in Borrowers or transfers of passive interests so long as the key principals or general partner retains control).  The Loan Documents contain a “due-on-encumbrance” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the property subject to the Mortgage or any controlling interest in the Borrower is further pledged or encumbered, unless the prior written consent of the holder of the Mortgage Loan is obtained (except that it may provide for assignments subject to the Mortgage Loan holder’s approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control).  The Mortgage or Note requires the Borrower to pay all reasonable out-of-pocket fees and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or a defeasance provision.

(37)      Whole Loan.  Except with respect to the Mortgage Loans related to Pari Passu Loan Combinations, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

(38)      Defeasance.  Each Mortgage Loan containing provisions for defeasance of mortgage collateral provides that defeasance may not occur any earlier than two years after the Closing Date, and further requires or provides that: (i) the replacement collateral consist of U.S. “government securities,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Note when due (up to the maturity date for the related Mortgage Loan or the date on which the Borrower may prepay the related Mortgage Loan without payment of any prepayment penalty); (ii) the Mortgage Loan may be assumed by a Single Purpose Entity approved by the holder of the Mortgage Loan; (iii) counsel provide an opinion that the trustee has a perfected security interest in the collateral prior to any other claim or interest; and (iv) the related Borrower must deliver, or cause delivery of, such other documents and certifications as the mortgagee may reasonably require which may include, without limitation, (A) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (B) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note when due.  Each Mortgage Loan containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Borrower shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Mortgage Loan (except as contemplated in representation (39) hereof).  In addition, if the related Mortgage Loan permits defeasance, then the Loan Documents provide that the related Borrower shall (x) pay all reasonable fees associated with the defeasance of the Mortgage Loan and all other reasonable expenses associated with the defeasance, or (y) provide all opinions required under the related Loan Documents, and in the case of any Mortgage Loan with an outstanding principal balance as of the Cut-off Date of $40,000,000 or greater, (a) a REMIC opinion and (b) a No Downgrade Confirmation.

(39)      Release of Property.  The terms of the related Loan Documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions and only (i) in consideration of payment in full (or in certain cases in which partial prepayment is permitted, in an amount equal to no less than 125% of the Allocated Loan Amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S. “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in a defeasance meeting the requirements of representation (38) hereof, provided that in the case of a partial defeasance, the portion of the principal balance of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) secured by the defeasance collateral is not less than 125% of the Allocated Loan Amount, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan (or Pari Passu Loan Combination, if applicable) or the appraisal obtained at origination of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of a release price in an amount equal to not less than 125% of the Allocated Loan Amount for such Mortgaged Property or the portion thereof to be released or (v) in connection with the substitution of a replacement property in compliance with REMIC Provisions; provided that, in the case of clauses (i), (iii) and (iv), for any Mortgage Loan (or Pari Passu Loan Combination, if applicable) originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal amount of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

(40)      Commercial Property.  Each Mortgaged Property is owned by the related Borrower, except for Mortgaged Properties which are secured in whole or in a part by a Ground Lease and for out-parcels, and is used and occupied for commercial or multifamily residential purposes in accordance with applicable law.

(41)      Casualty.  In the event of casualty or destruction of the Mortgaged Property, any non-conformity with applicable zoning laws as of the origination date will not prohibit the Mortgaged Property from being restored or repaired in all material respects, to the use or structure at the time of such casualty, except for restrictions on its use or rebuildability for which (i) law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by the Seller or (ii) the Title Insurance Policy insures against such non-conformity.  For purposes of the foregoing sentence, it is understood that any change to the use or structure of the Mortgaged Property which materially and adversely affects the related Borrower’s ability to timely make payments on the related Mortgage Loan shall be deemed to be a material change to such use or structure.

(42)      Capital Contribution; Construction.  Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Borrower under the Mortgage Loan (or Pari Passu Loan Combination, if applicable).  The Mortgage Loan (or Pari Passu Loan Combination, if applicable) was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

(43)      No Fraud.  No court of competent jurisdiction will determine in a final decree that fraud with respect to the Mortgage Loans (or Pari Passu Loan Combinations, if applicable) has taken place on the part of the Seller or, to the Seller’s actual knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable).

(44)      Grace Periods.  If the related Mortgage or other Loan Documents provide for a grace period for delinquent Monthly Payments, such grace period is no longer than ten (10) days from the applicable payment date.

(45)      Access.  The following statements are true with respect to the related Mortgaged Property:  (a) the Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) appropriate for the current use of the Mortgaged Property.

(46)      Terrorism Insurance.  None of the Loan Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates.  Each Mortgaged Property is insured by a “standard extended coverage” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(47)      Appraisal.  An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), and such appraisal contained a statement, or was accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan (or Pari Passu Loan Combination, if applicable) was originated.

(48)      Condemnation.  In the case of any Mortgage Loan (or Pari Passu Loan Combination, if applicable) originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by the United States, a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower is required to pay down the principal balance of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) in an amount required by the REMIC Provisions, and such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Pari Passu Loan Combination, if applicable).

(49)      Release of Cross-Collateralization.  In the case of any Mortgage Loan (or Pari Passu Loan Combination, if applicable) originated after December 6, 2010, no such Mortgage Loan (or Pari Passu Loan Combination, if applicable) that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan (or Pari Passu Loan Combination, if applicable)

permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

Other.  For purposes of these representations and warranties, the term “to the Seller’s knowledge” shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of the Mortgage Loans (or Pari Passu Loan Combinations, if applicable) or of any servicer responsible for servicing the Mortgage Loan (or Pari Passu Loan Combination, if applicable) on behalf of the Seller, believes that a given representation or warranty is not true or is inaccurate based upon the Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.  Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the Seller’s knowledge.  For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, origination and sale of the Mortgage Loans (or Pari Passu Loan Combinations, if applicable) does not actually know of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.

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ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 2)	Civic Opera House	(6) Mortgage Lien; Assignment of Leases
As of the origination date a lis pendens was recorded against the Mortgaged Property by the city of Chicago relating to certain building code violations.  The lis pendens is not an exception to title under the lender’s Title Insurance Policy.  In the event the city of Chicago determines that it needs to make repairs at the Mortgaged Property to make it safe or otherwise incurs any costs or expenses in connection with such building code violations, the City of Chicago could record a judgment lien against the Borrower for certain of the costs and expense incurred.

The Mortgage Loan is recourse to the Borrower and guarantor for any losses arising out of the underlying violations

(No. 11)	Tollgate Marketplace	(6) Mortgage Lien; Assignment of Leases
The Mortgage Loan is an Indemnity Deed of Trust structure and is guaranteed by the owner of the related Mortgaged Property pursuant to a payment guaranty.  The payment guaranty is secured by the related Mortgage, which is a first priority lien on the related Mortgaged Property and all personal property associated therewith.

(No. 43.02)	Southport & Sheffield – Sheffield	(6) Mortgage Lien; Assignment of Leases
The prior owner of the Sheffield property obtained a loan (the “Prior Loan”) from North Shore Community Bank (“North Shore”) secured by the Sheffield property.  North Shore placed the loan in default and subsequently instituted foreclosure proceedings.  The Borrower acquired the Sheffield property by assignment of a deed-in-lieu of foreclosure from North Shore taken in satisfaction of the Prior Loan, along with a dismissal of the foreclosure action against the prior owner.  The release of the North Shore mortgage documents (the “Release”), not yet recorded, is currently held in escrow by the Title Insurer, Chicago Title Insurance Company (“CT”), pending the resolution of certain mechanic’s lien claims previously filed against the Sheffield property.  CT provided affirmative coverage insuring the lender against losses related to the North Shore mortgage and the mechanic’s

Annex A ID#	Mortgage Loans	Representations	Exceptions
liens. In connection with CT’s issuance of title insurance in connection with the Mortgage Loan, the court appointed receiver deposited $425,000 into an escrow account held with CT, which amount, according to CT, represents 150% of the amount necessary to pay off the mechanic’s liens claimants at face value. CT currently is negotiating with the mechanic’s lien claimants to settle their claims. Once all such claims have been settled and satisfied, CT will release the remaining funds from escrow and file a dismissal of the foreclosure and record the Release. The Mortgage Loan is recourse to the Borrower and guarantor for any losses arising out of the North Shore foreclosure, including costs of pursuing a claim against the title company and any deficiency between the amount recovered from the title company and the amount to pay the debt in full.

(No. 10.04)	Tharaldson Portfolio – Corona Residence Inn	(7) Title
A development agreement affecting the Mortgaged Property restricts the use of the property to a hotel operated either (1) under a franchise with a franchisor and hotel reasonably equivalent in quality as reasonably determined by the developer as what was maintained as of the date of the closing of the Mortgage Loan or (2) with no franchise as long as the property is being maintained as a hotel reasonably equivalent in quality as reasonably determined by the developer as what was being maintained as of the date of the closing of the Mortgage Loan.

(No. 11)	Tollgate Marketplace	(7) Title
The property owner and not the Borrower under the Mortgage Loan has good and indefeasible fee simple title to the related Mortgaged Property comprising real estate, subject to Permitted Encumbrances, if any.

(No. 11)	Tollgate Marketplace	(8) Title Insurance
The Title Insurance Policy for the Mortgage Loan insures that the related Mortgage is a valid first lien on the Mortgaged Property owner’s fee simple interest in the Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances.

(No. 43.02)	Southport & Sheffield – Sheffield	(8) Title Insurance
The title policy contains exceptions related to the foreclosure action against the prior owner of the Sheffield property and the North Shore mortgage documents described in exception to representations 6.  The Title Insurer provided affirmative coverage insuring the lender

Annex A ID#	Mortgage Loans	Representations	Exceptions
against losses related to the North Shore mortgage and the mechanic’s liens.

(No. 2)	Civic Opera House	(10) Nonrecourse	The carveout relating to misapplication of rents is limited to a misapplication by the Borrower of any rents received following an event of default.

(No. 3)	Trinity Centre	(10) Nonrecourse
Recourse regarding rents is limited to misappropriation or conversion by the Borrower of any rents collected more than one month in advance, to the extent not applied to the payment of taxes, insurance premiums, debt service and other amounts due under the Loan Documents.

Recourse regarding material physical waste is limited to the extent caused by gross negligence or willful acts of the Borrower, any guarantor or any of their principals, officers, agents or employees.

(No. 4)	Poughkeepsie Galleria	(10) Nonrecourse	Recourse for material physical waste is limited to the extent actually caused by acts or omissions of Borrower or any affiliate of Borrower or any of their respective agents or representatives.

(No. 5)	Hartford 21	(10) Nonrecourse	The carveout relating to misapplication of rents is limited to the misapplication by the Borrower of any rents received during the continuance of an event of default.

(No. 7)	1700 Market Street	(10) Nonrecourse
Recourse for misapplication or misappropriation of rents is limited to the misapplication or conversion of rents during the continuation of an Event of Default (as such term is defined in the related Mortgage Loan Agreement) and rents collected more than one (1) month in advance.  Recourse for material physical waste of the Mortgaged Property is limited to “intentional physical waste” caused by the “willful acts of Borrower, guarantor, or any of their principals, officers, agents or employees.”

(No. 8)	Bridgewater Falls	(10) Nonrecourse
Recourse for misapplication or misappropriation of rents is limited to the extent such rents are received by the Borrower after the occurrence and during the continuance of an event of default.

The guaranty of recourse obligations provides

Annex A ID#	Mortgage Loans	Representations	Exceptions
that in no event shall the liability of the guarantor under the guaranty of recourse obligations exceed the maximum amount of the debt.

(No. 11)	Tollgate Marketplace	(10) Nonrecourse	The non-recourse provision of the Mortgage Loan provides for full liability for actual losses, liabilities, costs and damages in connection with fraud or willful misrepresentation.

(No. 12)	Fort Smith Pavilion	(10) Nonrecourse
Recourse for misapplication or misappropriation of rents is limited to the extent such rents are received by the Borrower after the occurrence and during the continuance of an event of default.

The guaranty of recourse obligations provides that in no event shall the liability of the guarantor under the guaranty of recourse obligations exceed the maximum amount of the debt.

(No. 13)	TNP Portfolio	(10) Nonrecourse	The non-recourse provision of the Mortgage Loan provides for full liability for actual losses, liabilities, costs and damages in connection with fraud or willful misrepresentation.

(No. 14)	Meadows Crossing	(10) Nonrecourse
The Loan Documents also provide for recourse of the payment guaranty provided by the Borrower and guarantors for the amount by which the Actual Prepaid Rent Amount is greater than the then current balance of the Prepaid Rent Account.

(No. 15)	CrossMar Cold Storage	(10) Nonrecourse
The Mortgage Loan is 50% recourse to the related guarantors until such time as the outstanding principal balance of the Mortgage Loan is equal to, or is reduced below, $17,000,000. The non-recourse provision of the Mortgage Loan provides for full liability for actual losses, liabilities, costs and damages in connection with fraud or willful misrepresentation.

(No. 17)	Village Shopping Center	(10) Nonrecourse	Recourse for misapplication of rents is limited to after an Event of Default (as such term is defined in the related Mortgage Loan Agreement).

(No. 18)	Gladstone Portfolio	(10) Nonrecourse	The non-recourse provision of the Mortgage Loan provides for full liability for actual losses, liabilities, costs and damages in connection with fraud or willful misrepresentation.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 26)	Crossroads Village	(10) Nonrecourse
The liability of the guarantors for the Guaranteed Recourse Obligations of Borrower (as defined in the Loan Documents) is several (not joint and several), and each individual guarantor shall only be liable if (i) such individual guarantor did not participate in any act(s) or omission(s) giving rise to the related recourse liability or event, (ii) such individual guarantor did not expressly relinquish any right or ability to prevent or consent to such act or omission prior to the occurrence of such act or omission, and (iii) at the time any claim is made against such individual guarantor, there is no default of the Financial Covenants (as defined in the Loan Documents); provided, however, if by virtue of the foregoing neither individual guarantor shall be liable for the related Guaranteed Recourse Obligations of Borrower, then each individual guarantor shall be severally liable for one-half (1/2) of such Guaranteed Recourse Obligations of Borrower.

The individual guarantors are 1) Gary R.  Sakwa and 2) Daniel L.  Stern and Christopher G.  Brochert.

(No. 49)	Parsons Village Shopping Center	(10) Nonrecourse
Recourse for misapplication or misappropriation of rents is limited to the extent such rents are received by the Borrower after the occurrence and during the continuance of an event of default.

The guaranty of recourse obligations provides that in no event shall the liability of the guarantor under the guaranty of recourse obligations exceed the maximum amount of the debt.

(No. 54)	Shoppes at Fishhawk	(10) Nonrecourse
The non-recourse carve out regarding rents was modified to state the following: Borrower’s (A) misappropriation or conversion of Rents, (B) misapplication of rents not applied in accordance with the requirements of the related Loan Documents following the occurrence of an Event of Default (as defined in the Loan Documents).

(No. 11)	Tollgate Marketplace	(12) Enforceability	The related Mortgage for the Mortgage Loan is the legal, valid and binding obligation of the owner of the Mortgaged Property.

(No. 1)	Dream Hotel	(15) Releases	The Borrower is permitted to convert (and

Annex A ID#	Mortgage Loans	Representations	Exceptions
	Downtown Net Lease		intends to convert prior to securitization closing) the mortgaged property to a two unit condominium regime consisting of a retail unit and a hotel unit (such units to correspond to the related Borrower’s leased fee interest and related leasehold premises under the leases). Upon conversion, the mortgage loan will be subordinate to the condominium documents.

(No. 1)	Dream Hotel Downtown Net Lease	(19) No Equity Interest
From and after the related Anticipated Repayment Date, accrued interest is payable on a current basis only to the extent of available cash flow and only after the principal balance of the related Note is reduced to zero.

(No. 1)	Dream Hotel Downtown Net Lease	(21) Licenses and Permits
Six months after closing (with a 30 days grace period after written notice from lender), the Borrower is required to deliver to lender evidence reasonably satisfactory to the lender that the 500 gallon fuel storage tank located at the loading dock area of the Mortgaged Property has been permitted, certified or approved (as applicable) by the Fire Department City of New York (“FDNY”) or the Department of Buildings (“DOB”).  If the foregoing is not satisfied, the Borrower is required to remove and replace the existing storage tank and deliver evidence that the replacement tank has been permitted, certified or approved (as applicable) by the FDNY or the DOB.

(No. 2)	Civic Opera House	(21) Licenses and Permits	The Borrower has the obligation to cure certain building code violations at the property by August 7, 2012.

(No. 3)	Trinity Centre	(21) Licenses and Permits
As of the Mortgage Loan closing date, there were violations noted by the New York Department of Buildings with respect to a restaurant at the Mortgaged Property failing to obtain a Place of Assembly filing and a certificate of occupancy.  Pursuant to the Loan Documents, the Borrower is required to use commercially reasonable efforts to promptly cause these violations to be removed of record.

(No. 9)	101 5th Avenue	(21) Licenses and Permits
There is an above ground storage tank  located on the Mortgaged Property.  The Borrower is obligated to (within 120 days of February 9, 2012) (i) register the storage tank with the New York State Department of Environmental

Annex A ID#	Mortgage Loans	Representations	Exceptions

Conservation (“NYSDEC”), (ii) post the permit that is issued by the NYSDEC at the Mortgaged Property, and (iii) deliver a copy of the permit to the lender (or deliver such other evidence that confirms that the storage tank is identified in the regulatory database of NYSDEC).

There are several municipal violations with respect to the Mortgaged Property that remain of record.  The Borrower is obligated to diligently pursue the cure of the violations and to cause the violations to be removed of record.  Losses arising from the Borrower’s failure to comply with this obligation is a recourse obligation of the Borrower and guarantor.

(No. 17)	Village Shopping Center	(21) Licenses and Permits
On January 10, 2012, the Planning Board of the Borough of New Providence and the Borrower reached an agreement to bring the façade located on the Mortgaged Property into compliance with certain prior requirements of the Board, including certain immaterial minor façade modifications and  site improvements.  The Borrower and its sole member are required to comply with the terms of such agreement by January 10, 2013, which deadline may be extended by the planning board.

(No. 43)	Southport & Sheffield	(21) Licenses and Permits
For each Mortgaged Property, there are multiple building code violations listed in the City of Chicago’s Department of Building Violations Database.  The Borrower represented and warranted that all work necessary to remedy such building code violations has been completed, and that the reason that such violations have not been removed from the records of the applicable governmental agency is administrative in nature, and not a result of the undersigned’s failure to remedy such violations.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 49)	Parsons Village Shopping Center	(21) Licenses and Permits
As of the Mortgage Loan origination date, evidence of the issuance of a certificate of occupancy for eight tenants’ use of their respective leased premises was not provided.  The Borrower is obligated under a post-closing agreement to use commercially reasonable efforts to obtain and deliver to mortgage lender such certificates of occupancy or other evidence reasonably acceptable to mortgage lender that such certificates of occupancy (i) were issued but copies of same could not be located or (ii) were not required by applicable law for the use and occupancy of the respective demised premises.

The Borrower and guarantor under the guaranty of recourse obligations are liable for losses in connection with the failure of such certificates of occupancy to have been issued.

(No. 50)	Neshonoc Lakeside	(21) Licenses and Permits
Occupancy permits are required with respect to each permanent improvement on the Mortgaged Property.  There are several small permanent improvements for which occupancy permits were not issued or could not be located.  The Loan Documents require the Borrower to diligently locate or obtain the issuance of the missing occupancy permits.  Losses resulting from the Borrower’s failure to comply with this obligation is a recourse liability to the Borrower and guarantor for losses.

(No. 2)	Civic Opera House	(22) Taxes and Assessments	The façade of the building is owned by the Borrower but is included in the tax parcel that covers the portion of the building not owned by the Borrower.

(No. 16.02)	Emerald Coast Hotel Portfolio – Hampton Inn Elkins	(22) Taxes and Assessments
The Elkins property it is made up of two tax parcels, one of which includes approximately 30 acres that is not part of the collateral (but is owned by an affiliate of the Borrower).  The Borrower is required to escrow taxes for the entire additional tax parcel (of which only a portion is collateral) until such time as the tax parcels are appropriately separated.  In addition, the documents provide for recourse to the Borrower for any losses arising out of the failure of the Mortgaged Property to have separate tax parcel status and (iii) recourse to the guarantor if the Mortgaged Property subject to the shared tax parcel is sold to a third party prior to separation of the tax parcels.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 4)	Poughkeepsie Galleria	(24) Property Condition	At loan origination, lender waived escrows for certain recommended repairs estimated to cost $11,520 in the aggregate.

(No. 13.04)	TNP Portfolio – Northgate Plaza	(24) Property Condition
With respect to the portion of the Mortgaged Property commonly known as Northgate Plaza, the applicable Regional Transportation Authority is proposing to widen certain streets surrounding such Mortgaged Property.  Pursuant to the Loan Documents, any award in connection with the foregoing is required to be delivered to the mortgagee to be applied to the indebtedness in an amount sufficient to cause (i) the loan to value ratio (based on a then-current appraisal using an “as-is” value) to be no greater than 65% and (ii) the debt service coverage ratio to be no less 1.40x.  If the amount of the award is not sufficient to satisfy the foregoing thresholds, then the related Borrower is required to promptly pay to the lender the amount of the deficiency to be applied to the indebtedness.  Failure to pay such deficiency is a recourse liability of the related Borrower and the guarantor.  Any amount remaining after application in accordance with the foregoing is required to be disbursed in accordance with the provisions of the Loan Documents.

(No. 30)	Hayden Island – Harbor Shops	(24) Property Condition
At loan origination and to the Seller’s actual knowledge, as of the closing date, the Mortgaged Property has been identified as a possible candidate for condemnation proceedings for a highway project by the Columbia River Crossing, a transportation project jointly owned by the Oregon Department of Transportation and the Washington State Department of Transportation, but is not currently the subject of actual or formal condemnation proceedings.  Gordon Sondland, a principal of the Borrower and the guarantor, executed a guaranty in favor of Seller, guaranteeing the payment of (i) the outstanding principal sum of the Mortgage Loan, together with (ii) interest thereon and all other sums other than principal or interest which may become due pursuant to the Loan Documents (but solely to the extent any such interest or other sums described in this clause (ii) are incurred due to any loss arising out of the termination of any leases or the failure of any tenants to pay rents following

Annex A ID#	Mortgage Loans	Representations	Exceptions
any notice of a condemnation), provided that the guarantor’s liability under such guaranty (a) is limited to $1,500,000, plus collection costs and (b) shall not be triggered until the occurrence of a taking of the Mortgaged Property.

(No. 1)	Dream Hotel Downtown Net Lease	(26) Environmental Matters	See description under exception to representation (21) “Licenses and Permits”.

(No. 2)	Civic Opera House	(26) Environmental Matters
With regard to subsection (c), indemnity is not required if the loss relates to a release or introduction of hazardous substances that first arose on or after the date on which the Seller (or its transferee) acquired title or control of the Mortgaged Property (whether at foreclosure sale, conveyance in lieu of foreclosure or similar transfer) or after a receiver has been appointed for the  Mortgaged Property; provided, that, the indemnitor bears the burden of proving that such specified event or condition occurred during or after the Seller’s period of ownership.

(No. 3)	Trinity Centre	(26) Environmental Matters
Following a foreclosure of the Mortgage securing the Mortgaged Property or acceptance of a deed-in-lieu of foreclosure or repayment of the Mortgage Loan, the obligations of the Borrower and the guarantor under the related environmental indemnity expire two years after the satisfaction of certain conditions, including the delivery to the lender of a Phase I environmental report disclosing no environmental issues at the Mortgaged Property.

(No. 4)	Poughkeepsie Galleria	(26) Environmental Matters
Following repayment in full of the Mortgage Loan, the obligations the Borrower and the guarantor under the related environmental indemnity expire two years after the satisfaction of certain conditions, including the delivery to the lender of a Phase I environmental report disclosing no environmental issues at the Mortgaged Property.

(No. 5)	Hartford 21	(26) Environmental Matters
With regard to subsection (c), the indemnity shall (a) not apply to any loss to the extent directly arising from indemnitor’s gross negligence and (b) continue in perpetuity after Seller (or its transferee) acquires title or control of the Mortgaged Property unless a release or

Annex A ID#	Mortgage Loans	Representations	Exceptions
introduction of hazardous substances first arises on or after the date on which Seller (or its transferee) acquires title or control of the Mortgaged Property (whether at foreclosure sale, conveyance in lieu of foreclosure or similar transfer) or after a receiver has been appointed for the Mortgaged Property; provided, that, indemnitor shall bear the burden of proving that such specified event or condition occurred during or after Seller’s period of ownership. Furthermore, if the Borrower delivers a clean Phase I environmental report at any time on or after the payment in full of the Mortgage Loan, the obligations and liabilities of the indemnitor under the environmental indemnity agreement shall cease three (3) years following such payment in full of the Mortgage Loan.

(No. 6)	Hilton Nashville Downtown	(26) Environmental Matters
The indemnitor’s obligations under the environmental indemnity do not apply to losses attributable to hazardous substances introduced and initially released after the date that the lender (or its nominee) acquires title to the Mortgaged Property (whether by foreclosure, deed in lieu, or otherwise).  The indemnitor shall bear the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates  in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any environmental laws which occurred prior to the Transfer Date (as defined in the related Loan Documents).

(No. 7)	1700 Market Street	(26) Environmental Matters
The indemnification obligations under the related environmental indemnity agreement may terminate two years after the delivery by the indemnitor of a Clean Phase I (as such term is defined in the environmental indemnity agreement), which Phase I may be delivered at any time on or after any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

The indemnitor’s obligations under the environmental indemnity do not apply to the extent that indemnitor can prove that such

Annex A ID#	Mortgage Loans	Representations	Exceptions
liabilities and obligations arose solely from hazardous substances that: (a) were not present on or a threat to the Mortgaged Property prior to the date that Indemnitee or its nominee acquired title to the Mortgaged Property, whether by foreclosure, exercise of power of sale or otherwise and (b) were not the result of any act or negligence of indemnitor or any of indemnitor’s affiliates, agents or contractors.

(No. 8)	Bridgewater Falls	(26) Environmental Matters
The obligations and liabilities of the indemnitor under the environmental indemnity agreement shall not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the mortgage lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”) and indemnitor shall bear the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any environmental laws which occurred prior to the Transfer Date.

(No. 12)	Fort Smith Pavilion	(26) Environmental Matters
The obligations and liabilities of the indemnitor under the environmental indemnity agreement shall not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the mortgage lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”) and indemnitor shall bear the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any environmental laws which occurred prior to the Transfer Date.

(No. 15)	CrossMar Cold Storage	(26) Environmental Matters	The related Borrower has agreed to indemnify, defend and hold the lender harmless for a

Annex A ID#	Mortgage Loans	Representations	Exceptions
breach of the environmental representations, warranties and covenants given by the related Borrower in connection with such Mortgage Loan however, the related Borrower is not liable to the extent such liabilities related to a breach of the environmental representations, warranties or covenants given by the related Borrower arise from and after the transfer of title to the related Mortgaged Property by the related Borrower in accordance with the terms of the Loan Documents, provided the related Borrower has not, in any way, caused or permitted such losses to occur.

(No. 18)	Gladstone Portfolio	(26) Environmental Matters
The related Mortgage or other Loan Documents contain covenants on the part of the related Borrower requiring its compliance in all material respects with any present or future federal, state and local environmental laws and regulations in connection with the Mortgaged Property.  The related Borrower has agreed to indemnify, defend and hold the lender harmless for a breach of the environmental representations, warranties and covenants given by the related Borrower in connection with such Mortgage Loan however, the related Borrower is not liable to the extent such liabilities related to a breach of the environmental representations, warranties or covenants given by the related Borrower (i) result solely from any indemnified party’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) arise from a state of facts that first came into existence after the sale or transfer of the applicable Mortgaged Property (or portion thereof), provided such state of facts is unrelated to any event or condition which existed prior to the sale or transfer.

(No. 22)	Residence Inn Richmond	(26) Environmental Matters
The indemnification obligations under the environmental indemnity agreement terminate when all of the following conditions are satisfied in full: (a) there has been no change, between the Closing Date and the Trigger Date (as defined in the Loan Documents) in any Environmental Requirements (as defined in the environmental indemnity agreement), the effect of which change may be to make a lender or mortgagee liable in respect to any matter for which the lender entitled to indemnification pursuant to the environmental indemnity

Annex A ID#	Mortgage Loans	Representations	Exceptions
agreement, notwithstanding the fact that the Trigger Date has occurred; (b) lender has received, at the indemnitor’s expense, an environmental report, in form and from a consultant reasonably acceptable to lender and any applicable Ratings Agencies, dated on or after the Trigger Date showing, to the reasonable satisfaction of lender, that there exists no matter for which the lender is entitled to indemnification pursuant to the terms of this Agreement; and (c) five years have passed since the Trigger Date.

(No. 28)	Fresh Meadows Office	(26) Environmental Matters
The borrower has the benefit of, and the Mortgaged Property includes, a perpetual easement interest in the east adjacent parcel of land where the parking lot for the building at the mortgaged property is located (the “parking lot parcel”).  The parking lot parcel is owned by the nonrecourse guarantor for the Mortgage Loan (the “parking lot owner”).  A Phase I environmental site assessment dated January 31, 2012 revealed that a gasoline station formerly operated on the parking lot parcel from 1962 until sometime between 1975 and 1980.  No record of any spill or release was found relating to the former gasoline station.  However, no closure reports, evidence of removal, or other information regarding the presence or status of any underground storage tanks was located.  For example, no record of underground storage tanks was found on the New York State Department of Environmental Conservation website.  Although no spills, stains or other indications of a surficial release were observed during the Phase I environmental site assessment, no conclusive determination could be made that no contamination actually exists on the parking lot parcel.  The environmental consultant who performed the Phase I environmental site assessment estimated that, if contamination exists on the parking lot parcel, the remediation costs would be approximately between $200,000 and $600,000.  Such remediation costs, if any, would be the responsibility of the parking lot owner and not the related borrower.  Pursuant to an environmental indemnification agreement, the parking lot owner and the related borrower have each agreed to indemnify the lender for any losses related to environmental matters concerning the Mortgaged Property.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 36)	Quince Center	(26) Environmental Matters
The indemnification obligations under the environmental indemnity agreement does not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”) and the indemnitor shall bear the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, any affiliate of indemnitor, or any tenant or other user of the Mortgaged Property in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of prohibited activities or conditions which occurred prior to the Transfer Date.

(No. 41)	415 N Dearborn Street	(26) Environmental Matters
The obligations and liabilities of the indemnitor under the environmental indemnity agreement shall not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the mortgage lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”) and indemnitor shall bear the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any environmental laws which occurred prior to the Transfer Date.

(No. 43)	Southport & Sheffield	(26) Environmental Matters
The obligations and liabilities of the indemnitor under the environmental indemnity agreement shall not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the mortgage lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”) and indemnitor shall bear the burden of proof that the introduction and initial

Annex A ID#	Mortgage Loans	Representations	Exceptions
release of such hazardous substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any environmental laws which occurred prior to the Transfer Date.

(No. 49)	Parsons Village Shopping Center	(26) Environmental Matters
The obligations and liabilities of the indemnitor under the environmental indemnity agreement shall not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the mortgage lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”) and indemnitor shall bear the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any environmental laws which occurred prior to the Transfer Date.

(No. 64)	Woodbridge Plaza	(26) Environmental Matters
If the indemnitor delivers to the indemnified parties, following the full repayment of the obligations or an assumption of the Loan by a transferee in accordance with the terms of the Loan Agreement, a Phase I environmental assessment with respect to the Mortgaged Property in form and substance, and proposed by an environmental consultant, reasonably acceptable to the lender, which does not indicate that the Mortgaged Property contains any environmental conditions relating to hazardous substances on the Mortgaged Property (other than hazardous substances that are in quantities commonly used in the ordinary course of maintaining an operating properties similar to the Mortgaged Property and are stored and used in compliance with all environmental laws), such obligations and liabilities hereunder shall only survive for a period of three (3) years following the full repayment of the obligations.  Notwithstanding the foregoing, all environmental indemnification obligations set forth herein and in the other Loan Documents shall survive in perpetuity

Annex A ID#	Mortgage Loans	Representations	Exceptions
with respect to any loss arising out of, or incurred as a result of, the release of hazardous substances from the dry cleaning tenant at the Mortgaged Property.

(No. 10)	Tharaldson Portfolio	(27) Insurance
The Loan Documents permit the Borrower to maintain insurance policies with Ironshore Specialty Insurance Company, rated “A- XIII” with AM Best, provided the rating of such carrier is not withdrawn or downgraded below the rating as of the date of the closing of the Mortgage Loan.  The Loan Documents provide that in the event such insurer’s rating is withdrawn or downgraded, the Borrower shall promptly replace such insurer with an insurer meeting the rating requirements set forth in the Loan Documents.

(No. 18)	Gladstone Portfolio	(27) Insurance
If any insurance proceeds are less than $380,000 and the related Borrower is diligently pursuing restoration to completion, along with the satisfaction of certain other conditions, such insurance proceeds is required to be disbursed to the related Mortgagor.

(No. 13.04)	TNP Portfolio – Northgate Plaza	(29) Litigation
With respect to the portion of the Mortgaged Property commonly known as Northgate Plaza, the applicable Regional Transportation Authority is proposing to widen certain streets surrounding such Mortgaged Property.  Pursuant to the Loan Documents, any award in connection with the foregoing is required to be delivered to the mortgagee to be applied to the indebtedness in an amount sufficient to cause (i) the loan to value ratio (based on a then-current appraisal using an “as-is” value) to be no greater than 65% and (ii) the debt service coverage ratio to be no less 1.40x.  If the amount of the award is not sufficient to satisfy the foregoing thresholds, then the related Borrower is required to promptly pay to the lender the amount of the deficiency to be applied to the indebtedness.  Failure to pay such deficiency is a recourse liability of the related Borrower and the guarantor.  Any amount remaining after application in accordance with the foregoing is required to be disbursed in accordance with the provisions of the Loan Documents.

(No. 24)	Cumberland Marketplace	(29) Litigation	There is pending litigation between Lehigh Valley Restaurant Group, Inc. (“Lehigh”), a tenant at the Mortgaged Property, and the

Annex A ID#	Mortgage Loans	Representations	Exceptions

Borrower, alleging that  the Borrower is in breach of various obligations under the Lehigh lease as a result of the erection of another tenant’s improvements.  The Lehigh tenant claims that it suffered damages due to (i) a reduction of the parking spaces and (ii) impairment of the visibility of the tenant’s restaurant from the public rights of way.  The Lehigh tenant has demanded judgment in excess of $25,000, plus interest and costs of the lawsuit.  There have not been any significant developments with respect to the case since September 2004.  The last papers filed were the Statements of Intention to Proceed in September 2010.

The Mortgage Loan is recourse to the Borrower and guarantor for any losses arising out of the litigation.

(No. 30)	Hayden Island – Harbor Shops	(29) Litigation	See description under exception to representation (24) “Property Condition”.

(No. 43.02)	Southport & Sheffield – Sheffield	(29) Litigation
A foreclosure action (instituted by a prior lender against the previous owner of the property) remains outstanding as to the Sheffield Property until certain outstanding mechanic’s liens are resolved.  See exception to representation 6 for further information.

(No. 62)	Shops at Clinton Keith	(29) Litigation
There are pending lawsuits involving the Borrower and a former tenant at the property (Santa Rosa Day Spa, LLC (“Santa Rosa”)) relating to such former tenant’s allegations of breach of certain promises and the Borrower’s counterclaims for breach of contract.

The Loan Documents provide for recourse to the Borrower and guarantor for certain losses resulting from any claims, suits, liabilities, actions or proceedings which now or hereafter may exist and be asserted by or on behalf of Santa Rosa and/or any parties owning any interest in or otherwise affiliated with Santa Rose to the extent such claims arise out of or relate to the Mortgaged Property.

(No. 8) (No. 12) (No. 49)	Bridgewater Falls Fort Smith Pavilion Parsons Village	(33) Related Borrowers	These Mortgage Loans, with an aggregate cut-off date balance of $99,695,884, have borrowers under common control.

Annex A ID#	Mortgage Loans	Representations	Exceptions
Shopping Center

(No. 10.01)	Tharaldson Portfolio – Rancho Cucamonga / Ontario Courtyard by Marriott	(33) Related Borrowers
The Corona Loan, Dayton Loan, RC Courtyard Loan, RC Hilton Loan and San Bernardino Loan are cross-collateralized and cross-defaulted.  The respective borrower under each loan is wholly-owned by Tharaldson Family, Inc., a Nevada corporation.

(No. 10.02)	Tharaldson Portfolio – Dayton Residence Inn

(No. 10.03)	Tharaldson Portfolio – Rancho Cucamonga / Ontario Hilton Garden Inn

(No. 10.04)	Tharaldson Portfolio – Corona Residence Inn

(No. 10.05)	Tharaldson Portfolio – San Bernardino Fairfield Inn

(No. 20.01) (No. 20.02) (No. 20.03) (No. 20.04)	Devonshire Portfolio – Pine Lake Center Devonshire Portfolio – Reynolds Plaza Devonshire Portfolio – DeVeaux Village Devonshire Portfolio – Amberwood Plaza	(33) Related Borrowers	These Mortgage Loans, with an aggregate cut-off date balance of $17,120,935, have affiliated borrowers.

(No. 21.01)	Action Hotel Portfolio – Dewitt	(33) Related Borrowers	These Mortgage Loans, with an aggregate cut-off date balance of $16,924,880, have affiliated borrowers.

(No. 21.02)	Action Hotel Portfolio – Van Buren

(No. 21.03)	Action Hotel Portfolio – Cicero

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 45) (No. 47) (No. 51)	Mesa Ridge MHC Country Club MHC Friendly Village MHC	(33) Related Borrowers	These mortgage loans, with an aggregate cut-off date balance of $16,913,364 have borrowers under common control.

(No. 41) (No. 43)	415 N Dearborn Street Southport & Sheffield	(33) Related Borrowers	These Mortgage Loans, with an aggregate cut-off date balance of $13,460,350 have borrowers under common control.

(No. 40) (No. 58)	2300 Valley View 6666 Harwin	(33) Related Borrowers	These Mortgage Loans, with an aggregate cut-off date balance of $11,300,000, have borrowers under common control.

(No. 48) (No. 52)	StorQuest Figueroa StorQuest Parker	(33) Related Borrowers	These Mortgage Loans, with an aggregate cut-off date balance of $10,938,571, have borrowers under common control.

(No. 59) (No. 60)	The Fresh Market Kohl’s Department Store Warsaw	(33) Related Borrowers	These Mortgage Loans, with an aggregate cut-off date balance of $7,891,764, have affiliated borrowers.

(No. 11)	Tollgate Marketplace	(34) Single Purpose Entity
The related Borrower’s and the Mortgaged Property owner’s funds or assets may be commingled in a custodial account maintained by the property manager on behalf of the related Borrower, the Mortgaged Property owner and certain affiliates of the related Borrower and Mortgaged Property owner in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property, the related Borrower, and the owner.

(No. 3)	Trinity Centre	(36) Due-on-Sale or Encumbrance
The Loan Documents permit transfers of equity interests that result in a change in control of the Borrower as long as “Qualified Transferees” satisfying certain requirements set forth in the Loan Documents control the Borrower following such transfer.

In addition, the direct or indirect owners of the Borrower pledged its interest in the Borrower in

Annex A ID#	Mortgage Loans	Representations	Exceptions
connection with an $18,000,000 senior mezzanine loan currently held by Crexus Investment Corp. and a $7,000,000 junior mezzanine loan currently held by a Brickman entity. In the event of a foreclosure of the mezzanine loan, there will be a transfer of control of the Borrower.

(No. 4)	Poughkeepsie Galleria	(36) Due-on-Sale or Encumbrance
The Loan Documents permit transfers of the Mortgaged Property to “Qualified Real Estate Investors” (or to their controlled affiliates) satisfying certain requirements set forth in the Loan Documents as long as certain conditions set forth in the Loan Documents are satisfied.

In addition, the direct or indirect owners of the Borrower pledged its interest in the Borrower in connection with a $21,000,000 mezzanine loan.  In the event of a foreclosure of the mezzanine loan, there will be a transfer of control of the Borrower.

(No. 7)	1700 Market Street	(36) Due-on-Sale or Encumbrance
Lender’s consent to a transfer shall not be unreasonably withheld; provided certain conditions in the Loan Documents are satisfied.  The conditions are deemed to have been satisfied if, with respect to any transfer, one (1) or more “Qualified Transferees” (as such term is defined in the Loan Documents), directly or indirectly, (i) own fifty-one percent (51%) or more of the legal, beneficial and economic interests in the transferee and (ii) are in control of the transferee: (1) transferee and transferee’s sponsors have aggregate net worth reasonably satisfactory to lender; and (2) transferee and transferee’s sponsors (together with transferee’s proposed property manager) are experienced owners and operators of properties similar in location, size, class, use, operation and value as the Mortgaged Property, as evidenced by financial statements and other information reasonably satisfactory to lender (it being understood and agreed that lender reserves the right to approve transferee without approving its proposed property manager).

In addition, the direct or indirect owners of the Borrower pledged its interest in the Borrower in connection with a $12,200,000 mezzanine loan currently held by  Pearlmark Mezzanine Realty Partners III, L.L.C.  and TMRP III Co-Investment, L.L.C., jointly and severally.  In the

Annex A ID#	Mortgage Loans	Representations	Exceptions
event there is a foreclosure of the mezzanine loan, there will be a transfer of control of the Borrower.

(No. 8)	Bridgewater Falls	(36) Due-on-Sale or Encumbrance
The Loan Documents permit, without lender’s consent, transfers of interests in the Borrower, Phillips Edison Strategic Investment Fund LLC (“SIF”) (which is the parent of mortgage borrower and guarantor under the guaranty of recourse obligations and the environmental indemnity) and/or Phillips Edison Strategic Fund Manager LLC (“SIF Manager”) (which is the manager of SIF) in connection with a public offering by SIF, SIF Manager or an affiliate of SIF or SIF Manager; provided that, upon any such transfer, either of Jeffrey S.  Edison or Michael C.  Phillips (current principals of mortgage borrower, SIF and SIF Manager) occupy the position of chief executive officer, chairman of the board of directors or president of such entity without any intention or plan for their removal or resignation from such position.

(No. 9)	101 5th Avenue	(36) Due-on-Sale or Encumbrance
The Borrower is permitted to obtain mezzanine financing from a Qualified Lender (as such term is defined in the Loan Documents) upon the satisfaction of certain conditions set forth in the Loan Documents, including, but not limited to (i) delivery of a satisfactory intercreditor agreement to lender; (ii) lender approves all the material terms of the mezzanine financing, including the terms and provisions in the mezzanine loan documents; (iii) the aggregate principal amount of the mezzanine financing and the Mortgage Loan does not exceed 62% of the appraised value of the Mortgage Property as of the date of such financing; (iv) the adjusted debt service coverage ratio for the Mortgaged Property (aggregating the principal balance of the mezzanine financing and the Mortgage Loan), is at least 1.25 to 1.0, and (v) the mezzanine financing is not secured by the Mortgage Property or any portion thereof and does not encumber nor result in any lien or charge upon or against the Mortgage Property.

(No. 11)	Tollgate Marketplace	(36) Due-on-Sale or Encumbrance	Interests in the parent (and its parent) of the Mortgaged Property owner may be freely transferred so long as such entity is a publicly traded entity.

(No. 12)	Fort Smith Pavilion	(36) Due-on-Sale or Encumbrance	The Loan Documents permit, without lender’s consent, transfers of interests in the Borrower,

Annex A ID#	Mortgage Loans	Representations	Exceptions
Phillips Edison Strategic Investment Fund LLC (“SIF”) (which is the parent of mortgage borrower and guarantor under the guaranty of recourse obligations and the environmental indemnity) and/or Phillips Edison Strategic Fund Manager LLC (“SIF Manager”) (which is the manager of SIF) in connection with a public offering by SIF, SIF Manager or an affiliate of SIF or SIF Manager; provided that, upon any such transfer, either of Jeffrey S. Edison or Michael C. Phillips (current principals of mortgage borrower, SIF and SIF Manager) occupy the position of chief executive officer, chairman of the board of directors or president of such entity without any intention or plan for their removal or resignation from such position.

(No. 13)	TNP Portfolio	(36) Due-on-Sale or Encumbrance
The Mortgage Loan permits the following equity transfers without lender’s consent: the sale, transfer or issuance of shares of common stock in any party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange.

(No. 18)	Gladstone Portfolio	(36) Due-on-Sale or Encumbrance
The Mortgage Loan permits the following equity transfers without lender’s consent: the sale, transfer or issuance of shares of common stock in any party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange.

(No. 26)	Crossroads Village	(36) Due-on-Sale or Encumbrance
A sale or transfer of direct or indirect ownership interests in the Borrower among the current direct or indirect members of the Borrower shall not require lender’s approval or payment of a transfer fee.  In addition, the requirement that no transfer result in any person owning directly or indirectly, together with its affiliates, in excess of twenty percent (20%) of the ownership interest in the Borrower without lender’s prior written consent does not apply to Sakwa, Brochert and Stern (the individual guarantors) or any entity wholly owned and controlled, directly or indirectly, by Sakwa, Brochert and/or Stern.

(No. 29)	American Tire Distributors	(36) Due-on-Sale or Encumbrance
The related Borrower is permitted to transfer the related Mortgaged Property (such to satisfaction of certain assumption provisions), or a controlling interest in the related Borrower, to a Permitted Transferee without lender’s prior

Annex A ID#	Mortgage Loans	Representations	Exceptions
written consent.

“Permitted Transferee” means any corporation, limited liability company or partnership that (i) with respect to an entity to which the Mortgaged Properties securing the Mortgage Loan are being conveyed, meets the single purpose entity requirements of the Loan Documents, (ii) is a WP Carey Affiliate of Borrower, (iii) has a parent entity that has a minimum net worth (as determined in accordance with GAAP) of at least $25,000,000 and (iv) if such entity to which the Mortgaged Properties subject to the Mortgage Loan are being conveyed is not a corporation, has a general partner or managing member, as applicable, that complies with the single purpose entity requirements of the Loan Documents, and which is also a WP Carey Affiliate of Borrower.

“WP Carey Affiliate” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, and any fiduciary acting in such capacity on behalf of any of the foregoing that, directly or indirectly, is in control of, is controlled by or is under common control with W.P. Carey & Co. LLC.

(No. 30)	Hayden Island – Harbor Shops	(36) Due-on-Sale or Encumbrance
The Mortgage Loan document provides that the Borrower’s sole member may obtain mezzanine financing subject to the satisfaction of certain conditions including delivery of an acceptable subordination and intercreditor agreement, provided that the loan to value ratio based on the Mortgage Loan and the mezzanine loan must not exceed 70% and the debt service coverage ratio for the Mortgaged Property (aggregating the principal balance of the mezzanine financing and the Mortgage Loan), must be at least 1.30x.

(No. 49)	Parsons Village Shopping Center	(36) Due-on-Sale or Encumbrance
The Loan Documents permit, without lender’s consent, transfers of interests in the Borrower, Phillips Edison Limited Partnership (“PELP”) (which is the indirect parent of mortgage borrower and is the guarantor under the guaranty of recourse obligations and the environmental indemnity) and/or Phillips Edison & Company Shopping Center Opportunity Fund LLC (“Fund”) (which is the sole member of the Borrower) in connection

Annex A ID#	Mortgage Loans	Representations	Exceptions
with a public offering by PELP, Fund or an affiliate of PELP or Fund; provided that, upon any such transfer, either of Jeffrey S. Edison or Michael C. Phillips (current principals of mortgage borrower, PELP and Fund) occupy the position of chief executive officer, chairman of the board of directors or president of such entity without any intention or plan for their removal or resignation from such position.

(No. 50)	Neshonoc Lakeside	(36) Due-on-Sale or Encumbrance
The related Borrower is permitted to obtain mezzanine financing from an Qualified Lender (as defined in the related Loan Documents) upon the satisfaction of the conditions set forth in the related Loan Documents which include, but are not limited to the following: (i) delivery of a mezzanine intercreditor agreement satisfactory to lender; (ii) lender approves all the material terms of the mezzanine financing, including the terms and provisions in the mezzanine loan documents (iii) the aggregate principal amount of the mezzanine financing and the related Mortgage Loan does not exceed 74.8% of the appraised value of the related Mortgage Property as of the date of such financing; (iv) the aggregate debt service coverage ratio for the related Mortgage Property taking into account both the mezzanine loan and the related Mortgage Loan is at least 1.34 to 1; and (v) the mezzanine financing is not secured by the related Mortgage Property or any portion thereof and does not encumber nor result in any lien or charge upon or against the related Mortgage Property.

(No. 59)	The Fresh Market	(36) Due-on-Sale or Encumbrance
Pursuant to a city ordinance recorded against the Mortgaged Property, the owner of the Mortgaged Property is required to place certain access easements over an existing alleyway and sidewalk. Under the terms of Loan Documents, lender may not unreasonably withhold its consent to such easements, provided certain standard conditions are met (including delivery of an updated title policy and survey and payment of all associated costs).

(No. 8)	Bridgewater Falls	(38) Defeasance	A REMIC opinion is not expressly required, however, it is a condition to defeasance that the defeasance of the loan will not cause the loan to lose its status as a “qualified mortgage.”

Annex A ID#	Mortgage Loans	Representations	Exceptions
(No. 5)	Hartford 21	(39) Release of Property

The Borrower is permitted to obtain the release of the portion of the Mortgaged Property leased to YMCA in connection with the tenant’s purchase option, provided that the lender may require the partial defeasance of the Mortgage Loan in an amount to be determined by the lender and in accordance with the Seller’s standard partial defeasance conditions and requirements.

The Loan Documents do not specifically require defeasance collateral in an amount sufficient to defease 125% of the allocated loan amount for the parcel to be released. In connection with this release, the terms of the YMCA lease require the creation of a condominium regime.  Lender’s consent is required to the conversion to the condominium regime and the Loan Documents permit the lender to impose conditions on the Borrower in connection with the conversion.

(No. 9)	101 5th Avenue	(39) Release of Property
The Loan Documents permit the Borrower to convert the Mortgaged Property to a condominium regime in accordance with the terms and provisions set forth in the Loan Documents. Upon such conversion, the Loan Documents permit a release conditioned on partial defeasance of one or more of the condominium units, subject to the satisfaction of conditions in the Loan Documents, for an amount equal to 115% of the Allocated Loan Amount.

(No. 20.01) (No. 20.02) (No. 20.03) (No. 20.04)	Devonshire Portfolio – Pine Lake Center Devonshire Portfolio – Reynolds Plaza Devonshire Portfolio – DeVeaux Village Devonshire Portfolio – Amberwood Plaza	(39) Release of Property
With respect to the four Mortgage Loans, which are cross-defaulted and cross-collateralized with one another, the Loan Documents relating to each of the Mortgage Loans permit the release of the related Mortgaged Property from cross-collateralization in connection with an assumption or a defeasance. In the case of an assumption, in addition to satisfying the other conditions otherwise applicable to an assumption, the borrowers must make a prepayment, to the extent necessary, such that (i) the debt service coverage ratio for the Mortgaged Property being released from cross-collateralization and for the Mortgaged Properties, in the aggregate, that remain subject to cross-collateralization, in each case, is not less than 1.30x, and (ii) the loan-to-value ratio of the Mortgaged Property being released

Annex A ID#	Mortgage Loans	Representations	Exceptions
from cross-collateralization and of the Mortgaged Properties, in the aggregate, that remain subject to cross-collateralization, in each case, is not greater than 75%. In the case of a defeasance, the defeasance collateral required in connection with such release must secure the greater of (i) 120% of the outstanding principal balance of the Mortgage Loan or (ii) the amount which would result in the debt service coverage ratio for the Mortgaged Properties that remain subject to cross-collateralization, in the aggregate, being not less than 1.30x (after giving effect to such defeasance).

(No. 29)	American Tire Distributors	(39) Release of Property
The related Borrower is permitted to release an individual Mortgaged Property from the lien of the Mortgage for an amount not less than 120% of the Allocated Loan Amount. The related Borrower is also permitted to obtain a subdivision and release of a portion of the individual Mortgaged Property located in Lincolnton, North Carolina solely in connection with an expansion of the space demised under the American Tire Lease without the payment of any fee, but upon satisfaction of certain terms and conditions set forth in the Loan Documents.  Borrower is further permitted to enter into a condominium declaration with respect to the individual Mortgaged Property located in Lincolnton, North Carolina and the release of a condominium unit created pursuant to such condominium declaration in connection with the expansion of the space demised under the American Tire Lease upon such terms and conditions as may be reasonably acceptable to lender.

(No. 3)	Trinity Centre	(45) Access
The Mortgaged Property currently has access to certain utilities through a revocable license with the New York City Department of Transportation that expires on June 30, 2016. Pursuant to the Loan Documents, the Borrower is required to cause this license to be renewed or to provide for alternate means of transmission of the applicable utilities.

(No. 8)	Bridgewater Falls	(46) Terrorism Insurance	There is a terrorism insurance premium cap equal to 200% of the annual insurance premium which is payable by the Borrower as of the date of each policy renewal.

(No. 12)	Fort Smith	(46) Terrorism	There is a terrorism insurance premium cap

Annex A ID#	Mortgage Loans	Representations	Exceptions
	Pavilion	Insurance	equal to 200% of the annual insurance premium which is payable by the Borrower as of the date of each policy renewal.

(No. 49)	Parsons Village Shopping Center	(46) Terrorism Insurance	There is a terrorism insurance premium cap equal to 200% of the annual insurance premium which is payable by the Borrower as of the date of each policy renewal.

(No. 59)	The Fresh Market	(46) Terrorism Insurance
The Fresh Market, the sole tenant at the Mortgaged Property, which is required to maintain insurance on the Mortgaged Property under the terms of its lease, does not maintain coverage for acts of terrorism.

(No. 60)	Kohl’s Department Store Warsaw	(46) Terrorism Insurance
Under the terms of its lease, Kohl’s Department Store, the sole tenant at the Mortgaged Property, maintains insurance on the Mortgaged Property and is permitted to self-insure. According to Kohl’s, it does not maintain coverage for acts of terrorism but partially self-insures for acts of terrorism.

(No. 1)	Dream Hotel Downtown Net Lease	(48) Condemnation	The calculation of the ratio is based on the ratio of the unpaid principal balance of the Loan to the value of the remaining Mortgaged Property rather than its fair market value.

(No. 13)	TNP Portfolio	(48) Condemnation
The principal balance of the Mortgage Loan is not required to be paid down if the lender receives an opinion of counsel that, if such amount is not paid, any REMIC will not fail to maintain its status as a REMIC.

(No. 18)	Gladstone Portfolio	(48) Condemnation
The principal balance of the Mortgage Loan is not required to be paid down if the lender receives an opinion of counsel that, if such amount is not paid, any REMIC will not fail to maintain its status as a REMIC.

(No. 11)	Tollgate Marketplace	(48) Condemnation
The principal balance of the Mortgage Loan is not required to be paid down if the lender receives an opinion of counsel that, if such amount is not paid, any REMIC will not fail to maintain its status as a REMIC.

(No. 15)	CrossMar Cold Storage	(48) Condemnation
The principal balance of the Mortgage Loan is not required to be paid down if the lender receives an opinion of counsel that, if such amount is not paid, any REMIC will not fail to maintain its status as a REMIC.

ANNEX H

POUGHKEEPSIE GALLERIA AMORTIZATION SCHEDULE

Payment Date	Interest	Principal	Monthly Debt Service Payment Amount
6/6/2012	$483,203.15	$52,996.46	$536,199.62
7/6/2012	$467,323.97	$70,204.90	$537,528.86
8/6/2012	$482,501.73	$53,756.60	$536,258.33
9/6/2012	$482,195.68	$54,088.27	$536,283.95
10/6/2012	$466,342.98	$71,268.00	$537,610.98
11/6/2012	$481,482.00	$54,861.70	$536,343.69
12/6/2012	$465,648.05	$72,021.10	$537,669.15
1/6/2013	$480,759.62	$55,644.55	$536,404.16
2/6/2013	$480,442.82	$55,987.87	$536,430.68
3/6/2013	$433,660.44	$106,686.39	$540,346.83
4/6/2013	$479,516.67	$56,991.54	$536,508.21
5/6/2013	$463,734.39	$74,094.96	$537,829.34
6/6/2013	$478,770.35	$57,800.33	$536,570.69
7/6/2013	$463,007.69	$74,882.48	$537,890.18
8/6/2013	$478,014.95	$58,618.97	$536,633.92
9/6/2013	$477,681.22	$58,980.64	$536,661.86
10/6/2013	$461,947.19	$76,031.76	$537,978.95
11/6/2013	$476,912.56	$59,813.64	$536,726.20
12/6/2013	$461,198.73	$76,842.87	$538,041.60
1/6/2014	$476,134.53	$60,656.80	$536,791.33
2/6/2014	$475,789.20	$61,031.04	$536,820.24
3/6/2014	$429,431.24	$111,269.61	$540,700.85
4/6/2014	$474,808.24	$62,094.11	$536,902.35
5/6/2014	$459,149.73	$79,063.39	$538,213.12
6/6/2014	$474,004.59	$62,965.03	$536,969.63
7/6/2014	$458,367.21	$79,911.42	$538,278.63
8/6/2014	$473,191.16	$63,846.56	$537,037.72
9/6/2014	$472,827.66	$64,240.48	$537,068.15
10/6/2014	$457,221.22	$81,153.34	$538,374.56
11/6/2014	$471,999.89	$65,137.54	$537,137.44
12/6/2014	$456,415.21	$82,026.82	$538,442.03
1/6/2015	$471,162.05	$66,045.53	$537,207.58
2/6/2015	$470,786.03	$66,453.02	$537,239.05
3/6/2015	$424,884.37	$116,197.10	$541,081.47
4/6/2015	$469,746.15	$67,579.95	$537,326.10
5/6/2015	$454,220.71	$84,405.02	$538,625.73
6/6/2015	$468,880.86	$68,517.67	$537,398.53
7/6/2015	$453,378.17	$85,318.10	$538,696.26
8/6/2015	$468,005.03	$69,466.82	$537,471.85
9/6/2015	$467,609.54	$69,895.42	$537,504.96
10/6/2015	$452,140.26	$86,659.62	$538,799.89
11/6/2015	$466,718.23	$70,861.34	$537,579.57
12/6/2015	$451,272.38	$87,600.16	$538,872.54
1/6/2016	$465,816.06	$71,839.03	$537,655.09
2/6/2016	$465,407.06	$72,282.26	$537,689.32
3/6/2016	$434,995.83	$105,239.22	$540,235.04
4/6/2016	$464,396.38	$73,377.55	$537,773.93
5/6/2016	$449,011.57	$90,050.22	$539,061.79
6/6/2016	$463,465.94	$74,385.87	$537,851.82
7/6/2016	$448,105.59	$91,032.04	$539,137.63
8/6/2016	$462,524.17	$75,406.48	$537,930.65
9/6/2016	$462,094.86	$75,871.73	$537,966.59
10/6/2016	$446,770.55	$92,478.83	$539,249.38
11/6/2016	$461,136.40	$76,910.43	$538,046.82
12/6/2016	$445,837.28	$93,490.23	$539,327.51
1/6/2017	$460,166.26	$77,961.77	$538,128.03
2/6/2017	$459,722.40	$78,442.79	$538,165.19
3/6/2017	$414,829.76	$127,093.38	$541,923.14

H-1

Payment Date	Interest	Principal	Monthly Debt Service Payment Amount
4/6/2017	$458,552.23	$79,710.92	$538,263.14
5/6/2017	$443,321.04	$96,217.10	$539,538.14
6/6/2017	$457,550.62	$80,796.37	$538,346.99
7/6/2017	$442,345.76	$97,274.02	$539,619.78
8/6/2017	$456,536.81	$81,895.04	$538,431.85
9/6/2017	$456,070.56	$82,400.32	$538,470.88
10/6/2017	$440,904.61	$98,835.81	$539,740.42
11/6/2017	$455,038.74	$83,518.52	$538,557.26
12/6/2017	$439,899.91	$99,924.61	$539,824.52
1/6/2018	$453,994.34	$84,650.34	$538,644.68
2/6/2018	$453,512.40	$85,172.62	$538,685.02
3/6/2018	$409,186.12	$133,209.45	$542,395.57
4/6/2018	$452,269.09	$86,520.01	$538,789.10
5/6/2018	$437,203.08	$102,847.20	$540,050.28
6/6/2018	$451,190.97	$87,688.38	$538,879.35
7/6/2018	$436,153.30	$103,984.86	$540,138.15
8/6/2018	$450,099.73	$88,870.97	$538,970.70
9/6/2018	$449,593.76	$89,419.29	$539,013.05
10/6/2018	$434,598.07	$105,670.27	$540,268.34
11/6/2018	$448,483.06	$90,622.97	$539,106.03
12/6/2018	$433,516.57	$106,842.31	$540,358.87
1/6/2019	$447,358.83	$91,841.30	$539,200.14
2/6/2019	$446,835.96	$92,407.95	$539,243.91
3/6/2019	$403,118.58	$139,784.91	$542,903.48
4/6/2019	$445,514.02	$93,840.55	$539,354.57
5/6/2019	$430,625.57	$109,975.30	$540,600.88
6/6/2019	$444,353.64	$95,098.07	$539,451.70
7/6/2019	$429,495.70	$111,199.76	$540,695.46
8/6/2019	$443,179.13	$96,370.89	$539,550.02
9/6/2019	$442,630.46	$96,965.49	$539,595.95
10/6/2019	$427,817.82	$113,018.10	$540,835.91
11/6/2019	$441,434.97	$98,261.06	$539,696.02
12/6/2019	$426,653.75	$114,279.61	$540,933.36
1/6/2020	$440,224.91	$99,572.40	$539,797.32
2/6/2020	$439,658.02	$100,186.75	$539,844.77
3/6/2020	$410,759.39	$131,504.48	$542,263.87
4/6/2020	$438,338.94	$101,616.26	$539,955.19
5/6/2020	$423,639.10	$117,546.61	$541,185.71
6/6/2020	$437,091.18	$102,968.46	$540,059.64
7/6/2020	$422,424.15	$118,863.27	$541,287.42
8/6/2020	$435,828.23	$104,337.13	$540,165.36
9/6/2020	$435,234.21	$104,980.88	$540,215.09
10/6/2020	$420,615.99	$120,822.78	$541,438.78
11/6/2020	$433,948.65	$106,374.05	$540,322.70
12/6/2020	$419,364.22	$122,179.34	$541,543.56
1/6/2021	$432,647.43	$107,784.20	$540,431.63
2/6/2021	$432,033.79	$108,449.21	$540,483.00
3/6/2021	$389,666.38	$154,363.18	$544,029.56
4/6/2021	$430,537.52	$110,070.73	$540,608.25
5/6/2021	$416,042.77	$125,778.83	$541,821.60
6/6/2021	$429,194.76	$111,525.89	$540,720.65
7/6/2021	$414,735.31	$127,195.74	$541,931.05
8/6/2021	$427,835.66	$112,998.76	$540,834.42
9/6/2021	$427,192.32	$113,695.95	$540,888.27
10/6/2021	$412,785.50	$129,308.76	$542,094.27
11/6/2021	$425,808.83	$74,791,507.84	$75,217,316.67

H-2

ANNEX I

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
6/10/2012	$96,008,000.00	2/10/2017	$96,008,000.00
7/10/2012	$96,008,000.00	3/10/2017	$95,511,118.35
8/10/2012	$96,008,000.00	4/10/2017	$94,026,740.08
9/10/2012	$96,008,000.00	5/10/2017	$92,374,899.63
10/10/2012	$96,008,000.00	6/10/2017	$90,875,043.63
11/10/2012	$96,008,000.00	7/10/2017	$89,208,150.33
12/10/2012	$96,008,000.00	8/10/2017	$87,692,664.96
1/10/2013	$96,008,000.00	9/10/2017	$86,169,706.66
2/10/2013	$96,008,000.00	10/10/2017	$84,480,345.28
3/10/2013	$96,008,000.00	11/10/2017	$82,941,531.33
4/10/2013	$96,008,000.00	12/10/2017	$81,236,749.54
5/10/2013	$96,008,000.00	1/10/2018	$79,681,924.56
6/10/2013	$96,008,000.00	2/10/2018	$78,119,431.26
7/10/2013	$96,008,000.00	3/10/2018	$76,076,397.35
8/10/2013	$96,008,000.00	4/10/2018	$74,496,077.05
9/10/2013	$96,008,000.00	5/10/2018	$72,750,928.15
10/10/2013	$96,008,000.00	6/10/2018	$71,154,189.83
11/10/2013	$96,008,000.00	7/10/2018	$69,393,073.57
12/10/2013	$96,008,000.00	8/10/2018	$67,779,756.30
1/10/2014	$96,008,000.00	9/10/2018	$66,158,479.95
2/10/2014	$96,008,000.00	10/10/2018	$64,373,499.26
3/10/2014	$96,008,000.00	11/10/2018	$62,735,403.50
4/10/2014	$96,008,000.00	12/10/2018	$60,934,065.08
5/10/2014	$96,008,000.00	1/10/2019	$59,278,985.03
6/10/2014	$96,008,000.00	2/10/2019	$57,615,738.39
7/10/2014	$96,008,000.00	3/10/2019	$55,481,249.17
8/10/2014	$96,008,000.00	4/10/2019	$53,799,220.21
9/10/2014	$96,008,000.00	5/10/2019	$51,955,154.35
10/10/2014	$96,008,000.00	6/10/2019	$50,255,710.13
11/10/2014	$96,008,000.00	7/10/2019	$48,394,707.02
12/10/2014	$96,008,000.00	8/10/2019	$46,677,676.78
1/10/2015	$96,008,000.00	9/10/2019	$44,952,171.90
2/10/2015	$96,008,000.00	10/10/2019	$43,065,823.43
3/10/2015	$96,008,000.00	11/10/2019	$41,322,477.03
4/10/2015	$96,008,000.00	12/10/2019	$39,418,776.73
5/10/2015	$96,008,000.00	1/10/2020	$37,657,413.82
6/10/2015	$96,008,000.00	2/10/2020	$35,887,355.88
7/10/2015	$96,008,000.00	3/10/2020	$33,806,794.73
8/10/2015	$96,008,000.00	4/10/2020	$32,017,699.82
9/10/2015	$96,008,000.00	5/10/2020	$30,069,506.60
10/10/2015	$96,008,000.00	6/10/2020	$28,261,946.39
11/10/2015	$96,008,000.00	7/10/2020	$26,295,794.66
12/10/2015	$96,008,000.00	8/10/2020	$24,469,588.00
1/10/2016	$96,008,000.00	9/10/2020	$22,634,363.81
2/10/2016	$96,008,000.00	10/10/2020	$20,641,307.36
3/10/2016	$96,008,000.00	11/10/2020	$18,787,165.39
4/10/2016	$96,008,000.00	12/10/2020	$16,775,710.35
5/10/2016	$96,008,000.00	1/10/2021	$14,902,464.98
6/10/2016	$96,008,000.00	2/10/2021	$13,019,968.14
7/10/2016	$96,008,000.00	3/10/2021	$10,686,461.66
8/10/2016	$96,008,000.00	4/10/2021	$8,783,102.44
9/10/2016	$96,008,000.00	5/10/2021	$6,723,780.76
10/10/2016	$96,008,000.00	6/10/2021	$4,800,834.97
11/10/2016	$96,008,000.00	7/10/2021	$2,722,464.26
12/10/2016	$96,008,000.00	8/10/2021	$779,739.68
1/10/2017	$96,008,000.00

I-1

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UBS Commercial Mortgage Securitization Corp.

Depositor

Commercial Mortgage Pass-Through Certiﬁcates

(Issuable in Series By Separate Issuing Entities)

UBS Commercial Mortgage Securitization Corp. will periodically offer commercial mortgage pass-through certiﬁcates in separate series. We will offer the certiﬁcates through this prospectus and a separate prospectus supplement for each series. Each series of certiﬁcates will represent in the aggregate the entire beneﬁcial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	pass-through certiﬁcates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certiﬁcates will not represent an interest in or an obligation of us, any of our affiliates, UBS AG or any of its affiliates. If so speciﬁed in the related prospectus supplement, the offered certiﬁcates or the assets of the related trust fund may be insured or guaranteed by an entity speciﬁed therein. Otherwise, neither the offered certiﬁcates nor the assets of the related trust fund will be guaranteed or insured by us or any of our afﬁliates or by any governmental agency of instrumentality, or any other person.

If speciﬁed in the related prospectus supplement, the trust fund for a series of certiﬁcates may include credit support effected through subordination of one or more classes of certiﬁcates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certiﬁcate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certiﬁcates of a series will evidence beneﬁcial ownership interests in the trust fund. We may divide the certiﬁcates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certiﬁcates through the subordination of more junior classes of offered and/or non-offered certiﬁcates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certiﬁcates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 11 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certiﬁcate.

We may offer the offered certiﬁcates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certiﬁcates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certiﬁcates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange.

The date of this prospectus is April 17, 2012

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certiﬁcates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certiﬁcates offered to you; and (b) the accompanying prospectus supplement, which describes the speciﬁc terms of the series of certiﬁcates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the speciﬁc terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certiﬁcates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) ﬁled by or on behalf of UBS Commercial Mortgage Securitization Corp. with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate speciﬁcally to such series of certiﬁcates. UBS Commercial Mortgage Securitization Corp. will provide without charge to any beneﬁcial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certiﬁcates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certiﬁcates, other than the exhibits to such documents (unless such exhibits are speciﬁcally incorporated by reference in such documents). Requests for this information should be directed in writing to UBS Commercial Mortgage Securitization Corp. at 1285 Avenue of the Americas, New York, New York  10019, Attention: Secretary, or by telephone at (212) 713-2000.

UBS Commercial Mortgage Securitization Corp. has ﬁled with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certiﬁcates. This prospectus and the prospectus supplement relating to each series of offered certiﬁcates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, UBS Commercial Mortgage Securitization Corp. will ﬁle or cause to be ﬁled with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document ﬁled by UBS Commercial Mortgage Securitization Corp. at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	11
The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates	11
The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates	12
Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses	12
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	13
Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates	14
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	15
Ratings Do Not Guaranty Payment	16
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	16
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates	17
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	26
Risks Related to Terrorist Attacks and Military Conflict	27
Some Certiﬁcates May Not Be Appropriate for ERISA Plans	28
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	28
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	28
Certain Federal Tax Considerations Regarding Original Issue Discount	29
Bankruptcy Proceedings Entail Certain Risks	29
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	30
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	30
Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	31
THE SPONSOR	31
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	32
General	32
Mortgage Loans	33
MBS	38
Certiﬁcate Accounts	40
Credit Support	40
Cash Flow Agreements	41
YIELD AND MATURITY CONSIDERATIONS	41
General	41
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	42
Yield and Prepayment Considerations	42
Weighted Average Life and Maturity	44
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45
DESCRIPTION OF THE CERTIFICATES	47
General	47
Distributions	48
Distributions of Interest on the Certiﬁcates	48
Distributions of Principal of the Certiﬁcates	50

iii

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	51
Reports to Certiﬁcateholders	51
Voting Rights	53
Termination	53
Book-Entry Registration and Deﬁnitive Certiﬁcates	54
DESCRIPTION OF THE POOLING AGREEMENTS	55
General	55
Assignment of Mortgage Loans; Repurchases	56
Representations and Warranties; Repurchases	57
Collection and Other Servicing Procedures	58
Primary Servicers and Sub-Servicers	60
Certiﬁcate Account	60
Modiﬁcations, Waivers and Amendments of Mortgage Loans	63
Realization Upon Defaulted Mortgage Loans	63
Hazard Insurance Policies	65
Due-on-Sale and Due-on-Encumbrance Provisions	66
Servicing Compensation and Payment of Expenses	66
Evidence as to Compliance	67
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	67
Events of Default	68
Rights Upon Event of Default	69
Amendment	70
List of Certiﬁcateholders	71
The Trustee	71
Duties of the Trustee	71
Certain Matters Regarding the Trustee	71
Resignation and Removal of the Trustee	72
Additional Parties to the Agreements	72
DESCRIPTION OF CREDIT SUPPORT	72
General	72
Subordinate Certiﬁcates	73
Cross-Support Provisions	73
Overcollateralization	73
Letter of Credit	74
Insurance or Guarantees with Respect to Mortgage Loans	74
Certiﬁcate Insurance and Surety Bonds	74
Reserve Funds	74
Credit Support with Respect to MBS	74
CASH FLOW AND DERIVATIVES AGREEMENTS	75
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	75
General	75
Types of Mortgage Instruments	75
Leases and Rents	76
Personalty	76
Foreclosure	76
Bankruptcy Laws	80
Environmental Considerations	84
Due-on-Sale and Due-on-Encumbrance Provisions	86
Junior Liens; Rights of Holders of Senior Liens	86
Subordinate Financing	87
Default Interest and Limitations on Prepayments	87
Applicability of Usury Laws	87

iv

Certain Laws and Regulations	87
Americans with Disabilities Act	88
Servicemembers Civil Relief Act	88
Forfeitures of Properties in Criminal Proceedings	88
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	89
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	89
General	89
Status of REMIC Certiﬁcates	90
Qualiﬁcation as a REMIC	90
Taxation of Regular Certiﬁcates	92
Taxation of Residual Certiﬁcates	99
Taxes that May Be Imposed on the REMIC Pool	107
Liquidation of the REMIC Pool	108
Administrative Matters	108
Limitations on Deduction of Certain Expenses	108
Taxation of Certain Foreign Investors	109
Backup Withholding	110
Reporting Requirements	110
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	111
Standard Certiﬁcates	111
Stripped Certiﬁcates	114
Reporting Requirements and Backup Withholding	117
Taxation of Certain Foreign Investors	118
STATE, LOCAL AND OTHER TAX CONSEQUENCES	118
CERTAIN ERISA CONSIDERATIONS	118
General	118
Plan Asset Regulations	119
Prohibited Transaction Exemptions	120
Tax Exempt Investors	122
LEGAL INVESTMENT	123
USE OF PROCEEDS	123
METHOD OF DISTRIBUTION	123
LEGAL MATTERS	125
FINANCIAL INFORMATION	125
RATING	125
INDEX OF DEFINED TERMS	126

v

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
UBS Commercial Mortgage Securitization Corp., a Delaware corporation. See “The Depositor.” Our principal offices are located at 1285 Avenue of the Americas, New York, New York 10019. Our telephone number is (212) 713-2000.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements— The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee, (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required, and/or (v) an operating advisor, which will consult the special servicer with regard to certain major decisions with respect to the mortgage assets and will be required to perform certain other obligations set forth in the related prospectus supplement.

Sponsors
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of UBS Commercial Mortgage Securitization Corp., the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

	●	various types of multifamily or commercial mortgage loans,

	●	pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

	●	a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

	●	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

	●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

	●	may provide for defeasance of the mortgage loan, and

	●	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certificates

The Certificates
Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

	●	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	●	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

	●	are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

	●	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

●
provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

	●	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

	●	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise.

Distributions of Interest on the Certificates

Each class of certificates, other than certain classes of principal-only certificates and certain classes of Residual Certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, floating, variable or adjustable interest rate. Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certificates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certificates—Distributions of Interest on the Certificates.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

●
may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

	●	may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See “Description of the Certificates—Distributions of Principal of the Certificates.”

Credit Support and Cash Flow Agreements

Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

	●	a letter of credit,

	●	a loan insurance policy,

	●	a certificate insurance policy,

	●	a guarantee,

	●	cross-support provisions,

	●	a surety bond,

	●	a reserve fund, or

	●	a combination of the items described above.

In addition, a trust fund may include:

	●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

●
interest rate exchange agreements, interest rate cap or floor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient To Protect You Against All Potential Losses,” “Description of the Trust Funds— Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates— Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

If a trust fund includes pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates— Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, UBS Commercial Mortgage Securitization Corp., a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements— Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period. No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering. No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets. See “Description of the Trust Funds—General” herein.

Registration of Book-Entry Certificates

If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

●
“regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

● interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations	If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment	Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the offered certificates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

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RISK FACTORS

In considering an investment in the offered certiﬁcates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are inﬂuenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be inﬂuenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates

Your offered certiﬁcates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certiﬁcates for an indeﬁnite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certiﬁcates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certiﬁcates are subject to early retirement only under certain speciﬁed circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Termination.”

The Lack of a Secondary Market May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. We cannot assure you that a secondary market for your offered certiﬁcates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certiﬁcates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certiﬁcates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. The primary source of ongoing information regarding your offered certiﬁcates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certiﬁcates—Reports to Certiﬁcateholders”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your offered certiﬁcates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certiﬁcates.

The Market Value of Your Offered Certiﬁcates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certiﬁcates, the market value of your certiﬁcates will be affected by several factors, including:

●
the perceived liquidity of your offered certiﬁcates, anticipated cash ﬂow of your offered certiﬁcates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certiﬁcates may be extremely sensitive to small ﬂuctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certiﬁcates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certiﬁcates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates

Unless the related prospectus supplement speciﬁes otherwise, neither your offered certiﬁcates nor the mortgage assets will be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certiﬁcate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufﬁcient assets to make payments on your offered certiﬁcates, no other assets will be available for payment of the deﬁciency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certiﬁcate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certiﬁcates. If the related series of certiﬁcates includes one or more classes of subordinate certiﬁcates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne ﬁrst by one or more classes of the subordinate certiﬁcates, and, thereafter, by the remaining classes of certiﬁcates in the priority and manner and subject to the limitations speciﬁed in such prospectus supplement.

Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certiﬁcates.

Disproportionate Beneﬁts May Be Given to Certain Classes and Series. A series of certiﬁcates may include one or more classes of senior and subordinate certiﬁcates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certiﬁcates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certiﬁcates of a series are made in a speciﬁed order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certiﬁcates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certiﬁcates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certiﬁcates, including the subordination of one or more other classes of certiﬁcates, will be determined on the basis of criteria established by each rating agency rating such classes of certiﬁcates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certiﬁcates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certiﬁcates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certiﬁcates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certiﬁcates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is inﬂuenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall signiﬁcantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise signiﬁcantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certiﬁcates could occur signiﬁcantly earlier or later, and the average life thereof could be signiﬁcantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certiﬁcates will depend on the terms and provisions of your offered certiﬁcates. Your offered certiﬁcates may provide that your offered certiﬁcates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certiﬁcates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certiﬁcates will be retired at an earlier date. If your certiﬁcates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certiﬁcates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certiﬁcates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certiﬁcates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certiﬁcates, a controlled amortization class will generally provide a relatively stable cash ﬂow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the speciﬁc principal payment schedule for such certiﬁcates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certiﬁcates. In general, and as more speciﬁcally described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certiﬁcates. Your offered certiﬁcates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certiﬁcates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certiﬁcate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certiﬁcates will reﬂect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certiﬁcates will be determined on the basis of criteria established by each rating agency rating your certiﬁcates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reﬂect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certiﬁcates may be insufﬁcient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade certificates of a series, your certificates will decrease in value and the liquidity and regulatory characteristics of your certificates may also be adversely affected.  Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies.  Those rating agencies can issue their own ratings of the certificates in reliance on that information, which ratings may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies, it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary signiﬁcantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certiﬁcates independently from the performance of mortgage loans underlying any other series of offered certiﬁcates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or ofﬁce buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected signiﬁcantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash ﬂow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modiﬁcations to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of signiﬁcant tenants. Accordingly, a decline in the ﬁnancial condition of the borrower or a signiﬁcant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property. The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or speciﬁc industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and ﬁscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, ﬂoods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to signiﬁcant governmental regulation of the ownership, operation, maintenance and ﬁnancing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufﬁcient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash ﬂows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial and multifamily properties located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail signiﬁcant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require signiﬁcant capital expenditures to effect any conversion to an alternative use.

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the speciﬁc real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufﬁcient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deﬁciency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash ﬂows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufﬁcient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal beneﬁt of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to reﬁnance the loan or sell the mortgaged property. The ability of the borrower to reﬁnance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial real estate projects;

●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s ﬁnancial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and ﬁscal policy;

●	prevailing general and regional economic conditions;

●	the state of the ﬁxed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our afﬁliates or any other seller or its affiliates will be obligated to reﬁnance any mortgage loan underlying your offered certiﬁcates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modiﬁcation is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certiﬁcates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of a property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	ﬂoods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudﬂows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents speciﬁcally require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certiﬁcates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, ﬂoods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certiﬁcates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.

Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certiﬁcates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee beneﬁt plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certiﬁcates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certiﬁcates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates.” Accordingly, under certain circumstances, if you hold Residual Certiﬁcates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certiﬁcates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of Residual Certiﬁcates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certiﬁcates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certiﬁcates, the taxable income arising in a given year on a class of Residual Certiﬁcates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash ﬂow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certiﬁcates may be signiﬁcantly less than that of a corporate bond or stripped instrument having similar cash ﬂow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certiﬁcates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certiﬁcates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the ﬁling of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the ﬁling of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to ﬁnancing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may signiﬁcantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certiﬁcates will be issued as book-entry certiﬁcates. Each class of book-entry certiﬁcates will be initially represented by one or more certiﬁcates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certiﬁcates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certiﬁcates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certiﬁcates for which they cannot obtain physical certiﬁcates.

●
Your ability to pledge certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certiﬁcates, may be limited due to lack of a physical security representing the certiﬁcates.

●
Your access to information regarding the certiﬁcates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certiﬁcates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certiﬁcates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certiﬁcates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates

The related prospectus supplement may provide that, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a speciﬁed percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certiﬁcate balance of, and accrued unpaid interest on, your offered certiﬁcates. See “Description of the Certiﬁcates—Termination” in this prospectus.

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow shown in the accompanying prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow set forth in the accompanying prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the accompanying prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgaged loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the mortgage loans. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that one of the sponsors or co-sponsors will be an affiliate of the depositor.  The description of the sponsor and/or co-sponsors will be set forth in the related prospectus supplement.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on October 12, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, New York, New York 10019. The telephone number is (212) 713-2000. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by UBS Americas, Inc., a subsidiary of UBS AG.  See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certiﬁcates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	pass-through certiﬁcates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so speciﬁed in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity speciﬁed therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its afﬁliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create ﬁrst or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of ﬁve or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

●
commercial properties consisting of ofﬁce buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a ﬁrst priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so speciﬁes, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be speciﬁed in the related prospectus supplement. The mortgaged properties will be located in any one of the ﬁfty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so speciﬁed in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an afﬁliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied ﬁrst to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisﬁed in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufﬁcient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufﬁcient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufﬁcient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certiﬁcates of the related series) bear

●	the risk of delay in distributions while a deﬁciency judgment against the borrower is obtained, and

●
the risk of loss if the deﬁciency judgment is not obtained and satisﬁed. Moreover, deﬁciency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so speciﬁed in the related prospectus supplement, the mortgage assets for a particular series of certiﬁcates may include mortgage loans that are delinquent as of the date such certiﬁcates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the cut-off date specified in the related prospectus supplement. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise deﬁned in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise deﬁned in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally ﬂuctuate over time and may or may not be sufﬁcient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, ofﬁce buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the ﬁnancial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and ﬁscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise deﬁned in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method speciﬁed in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certiﬁcates may be less than the Value determined at loan origination, and will likely continue to ﬂuctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash ﬂow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to ﬁnd truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide signiﬁcantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufﬁcient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reﬂect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is ﬁxed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate or from a ﬁxed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or proﬁts realized from the operation or disposition of such mortgaged property or the beneﬁt, if any, resulting from the reﬁnancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reﬂected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date of the mortgage loans,

●	the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a speciﬁed margin, and/or subject to a cap or ﬂoor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be speciﬁed in the related prospectus supplement and will be an index reﬂecting interest paid on a debt, and will not be a commodities or securities index.

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certiﬁcates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●	private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage pass-through certiﬁcates or other mortgage-backed securities or

●
certiﬁcates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics speciﬁed in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisﬁed with respect to the MBS: (1) neither the issuer of the MBS nor any of its afﬁliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its afﬁliates is an afﬁliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certiﬁcates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates speciﬁed in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person speciﬁed in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances speciﬁed in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certiﬁcates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certiﬁcates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●
if the MBS Issuer is required to ﬁle reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer (provided, if the MBS Issuer is not so required to file such reports, the information that would have been disclosed in such reports will not be available to certificateholders unless otherwise provided in the related prospectus supplement),

●	the market price of the MBS and the basis on which the market price was determined,

●
the type of mortgage loans underlying the MBS and, such other applicable information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above,

●	such other applicable information in respect of the mortgage loans underlying the MBS required under Regulation AB,

●
if the significant obligor is a MBS Issuer and the pool assets relating to the significant obligor are MBS, as required under Item 1112 of Regulation AB, the information regarding such MBS required by Items 1104 through 1115, 1117 and 1119, as applicable, under Regulation AB,

●	the characteristics of any cash ﬂow agreements that relate to the MBS,

●	a description of the MBS required under Item 1111 of Regulation AB,

●	any applicable risk factors relating to the MBS,

●	updated performance information for the MBS,

●	static pool information for the MBS, if applicable,

●	the manner in which the MBS was acquired,

●	a description of any representations and warranties that will be made regarding the MBS, and

●	any trigger events or ratings downgrades that has occurred with respect to the MBS.

If speciﬁed in the prospectus supplement for a series of certiﬁcates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports ﬁled under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certiﬁcate Accounts

Each trust fund will include one or more accounts (collectively, the “Certiﬁcate Account”) established and maintained on behalf of the certiﬁcateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certiﬁcate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certiﬁcates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of such series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certiﬁcates. See “Risk Factors—Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certiﬁcates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate,

●	interest rate exchange agreements, or

●	interest rate cap or ﬂoor agreements,

each of which is designed to reduce the effects of interest rate ﬂuctuations on the mortgage assets on one or more classes of certiﬁcates or alter the payment characteristics of the cash ﬂows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certiﬁcate will depend on the price paid by the certiﬁcateholder, the pass-through rate of the certiﬁcate and the amount and timing of distributions on the certiﬁcate. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certiﬁcates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certiﬁcates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certiﬁcates of the related series.

Pass-Through Rate

The certiﬁcates of any class within a series may have a ﬁxed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certiﬁcates will specify

●
the pass-through rate for each class of offered certiﬁcates of such series or, in the case of a class of offered certiﬁcates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certiﬁcates,

●	and whether the distributions of interest on the offered certiﬁcates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certiﬁcates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certiﬁcateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certiﬁcateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certiﬁcates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a speciﬁed time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a speciﬁed date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other speciﬁed person, be distributed to the holders of the certiﬁcates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certiﬁcateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certiﬁcates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certiﬁcates, the yield thereon will be adversely affected. The prospectus supplement for each series of certiﬁcates will describe the manner in which any such shortfalls will be allocated among the classes of such certiﬁcates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certiﬁcate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certiﬁcate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certiﬁcates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certiﬁcates (or, in the case of a class of interest-only certiﬁcates, result in the reduction of the notional amount thereof). If you purchase any offered certiﬁcates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certiﬁcate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certiﬁcates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of interest-only certiﬁcates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the certiﬁcate balances of one or more of the other classes of certiﬁcates of the same series. Accordingly, the yield on such interest-only certiﬁcates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the certiﬁcate balances of such classes of certiﬁcates, as the case may be.

Consistent with the foregoing, if a class of certiﬁcates of any series consists of interest-only certiﬁcates or principal-only certiﬁcates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certiﬁcates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certiﬁcates. If the offered certiﬁcates of a series include any such certiﬁcates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certiﬁcates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans, and

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or reﬁnancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to reﬁnance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to reﬁnance for purposes of either

●	converting to a ﬁxed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or ﬂoor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash ﬂow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation beneﬁts. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certiﬁcates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certiﬁcates of any series will be inﬂuenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the ﬁrst month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certiﬁcates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certiﬁcates of such series with a certificate balance, and the percentage of the initial certificate balance of each such class that would be outstanding on speciﬁed Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates speciﬁed in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certiﬁcates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certiﬁcates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more Controlled Amortization Classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each Controlled Amortization Class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a Companion Class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a Companion Class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to reﬁnance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modiﬁcation that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certiﬁcates and thereby extend the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certiﬁcates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certiﬁcates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certiﬁcates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certiﬁcates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reﬂected in a slower rate of amortization for one or more classes of certiﬁcates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certiﬁcates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certiﬁcates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certiﬁcate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certiﬁcate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certiﬁcate (or, in the case of a interest-only certiﬁcate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certiﬁcates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certiﬁcates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certiﬁcates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certiﬁcates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the certificate balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates.

The yield to maturity on a class of subordinate certiﬁcates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certiﬁcate Amortization. One or more classes of certiﬁcates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certiﬁcates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise deﬁned in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certiﬁcates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certiﬁcates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certiﬁcates out of the sources described in the preceding paragraph would shorten the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certiﬁcates out of such sources is likely to have any material effect on the rate at which such certiﬁcates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certiﬁcates will represent the entire beneﬁcial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certiﬁcates may have a certificate balance on which it accrues interest at a ﬁxed, ﬂoating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certiﬁcates may also have certain characteristics attributable to interest-only certiﬁcates insofar as it may also entitle the holders thereof to distributions of interest accrued on a notional amount at a different ﬁxed, ﬂoating, variable or adjustable rate. In addition, a class of certiﬁcates may accrue interest on one portion of its certificate balance at one ﬁxed, ﬂoating, variable or adjustable rate and on another portion of its certificate balance at a different ﬁxed, ﬂoating, variable or adjustable rate.

Each class of offered certiﬁcates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certiﬁcates or Residual Certiﬁcates, notional amounts or percentage interests, speciﬁed in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certiﬁcates may be issued in fully registered, deﬁnitive form (such Certiﬁcates, “Deﬁnitive Certiﬁcates”) or may be offered in book-entry format (such Certiﬁcates, “Book-Entry Certiﬁcates”) through the facilities of DTC. The offered certiﬁcates of each series (if issued as Deﬁnitive Certiﬁcates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location speciﬁed in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certiﬁcates will be transferred on the book-entry records of DTC and its participating organizations. If so speciﬁed in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certiﬁcates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certiﬁcates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certiﬁcates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more speciﬁcally described in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, distributions for one or more classes of certiﬁcates may be based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions on the certiﬁcates of each series (other than the ﬁnal distribution in retirement of any such certiﬁcate) will be made to the persons in whose names such certiﬁcates are registered (which in the case of a series of Book-Entry Certiﬁcates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be speciﬁed in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) speciﬁed in the related prospectus supplement. All distributions with respect to each class of certiﬁcates on each distribution date will be allocated pro rata among the outstanding certiﬁcates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be speciﬁed in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certiﬁcateholder at a bank or other entity having appropriate facilities therefor, if such certiﬁcateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date speciﬁed in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certiﬁcateholder holds certiﬁcates in the requisite amount or denomination speciﬁed therein), or by check mailed to the address of such certiﬁcateholder as it appears on the certiﬁcate register; provided, however, that the ﬁnal distribution in retirement of any class of certiﬁcates (whether Deﬁnitive Certiﬁcates or Book-Entry Certiﬁcates) will be made only upon presentation and surrender of such certiﬁcates at the location speciﬁed in the notice to Certiﬁcateholders of such ﬁnal distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certiﬁcate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certiﬁcate by the initial certificate balance or notional amount of such class.

Distributions of Interest on the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of principal-only certiﬁcates and certain classes of Residual Certiﬁcates that have no pass-through rate) may have a different pass-through rate, which in each case may be ﬁxed, ﬂoating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a ﬂoating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certiﬁcates. Such interest rates may include, without limitation, a rate based on a speciﬁed portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certiﬁcates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so speciﬁed in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certiﬁcates that accrues interest on a different basis than the underlying assets; for example, one or more classes of ﬂoating rate certiﬁcates may be issued from a trust fund that contains ﬁxed rate assets, or one or more classes of ﬁxed rate certiﬁcates may be issued from a trust fund that contains ﬂoating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certiﬁcates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certiﬁcates (collectively, “Accrual Certiﬁcates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of Accrual Certiﬁcates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certiﬁcates (other than a class of Accrual Certiﬁcates, and other than any class of principal-only certiﬁcates or Residual Certiﬁcates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certiﬁcate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certiﬁcates, the amount of Accrued Certiﬁcate Interest otherwise distributable on such class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certiﬁcates (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates), the “Accrued Certiﬁcate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a speciﬁed period (generally the most recently ended calendar month) on the outstanding certificate balance of such class of certiﬁcates immediately prior to such distribution date.

The Accrued Certiﬁcate Interest for each distribution date on a class of interest-only certiﬁcates generally will be similarly calculated except that it will accrue on a notional amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the certificate balances (or one or more portions thereof) of one or more other classes of certiﬁcates of the same series. Reference to a notional amount with respect to a class of interest-only certiﬁcates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the certificate balance of) one or more classes of the certiﬁcates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,” exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other classes of Certiﬁcates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certiﬁcates of that series will be speciﬁed in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the certificate balance of) a class of offered certiﬁcates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so speciﬁed in the related prospectus supplement, any reduction in the amount of Accrued Certiﬁcate Interest otherwise distributable on a class of certiﬁcates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certiﬁcates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates) will have an initial stated principal amount (a “certificate balance”), which, at any time, will equal the then maximum amount that the holders of certiﬁcates of such class will be entitled to receive as principal out of the future cash ﬂow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certiﬁcates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding certificate balance of a class of certiﬁcates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certiﬁcates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certiﬁcate Interest in respect thereof (reduced as described above). The initial aggregate certificate balance of all classes of a series of certiﬁcates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the cut-off date specified in the related prospectus supplement (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial certificate balance of each class of a series of certiﬁcates will be speciﬁed in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series entitled thereto until the certificate balances of such certiﬁcates have been reduced to zero. Distributions of principal with respect to one or more classes of certiﬁcates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certiﬁcates may be made solely or primarily from distributions of principal on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certiﬁcates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a speciﬁed principal payment schedule. Distributions of principal with respect to one or more other classes of certiﬁcates (each such class, a “Companion Class”) may be contingent on the speciﬁed principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class, or in such other distribution priority as may be speciﬁed in the related prospectus supplement.

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certiﬁcates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its afﬁliates or by any other speciﬁed person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the certificate balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other speciﬁed person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certiﬁcate Account that are not part of the Available Distribution Amount for the related series of certiﬁcates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so speciﬁed in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items speciﬁed in the related prospectus supplement.

Advances are intended to maintain a regular ﬂow of scheduled interest and principal payments to holders of the class or classes of certiﬁcates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a speciﬁc entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other speciﬁc sources as may be identiﬁed in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certiﬁcates, if so identiﬁed, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certiﬁcates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another speciﬁcally identiﬁed source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certiﬁcate Account prior to any distributions being made to the related series of certiﬁcateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certiﬁcate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certiﬁcate Account on or prior to any future distribution date to the extent that funds in such Certiﬁcate Account on such distribution date are less than payments required to be made to the related series of certiﬁcateholders on such date. If so speciﬁed in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a speciﬁed period during which such advances are outstanding at the rate speciﬁed in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certiﬁcateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certiﬁcates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certiﬁcateholders

On each distribution date, together with the distribution to the holders of each class of the offered certiﬁcates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

           (i)       the amount of such distribution to holders of such class of offered certiﬁcates that was applied to reduce the certificate balance thereof;

          (ii)       the amount of such distribution to holders of such class of offered certiﬁcates that was applied to pay Accrued Certiﬁcate Interest;

         (iii)       the amount, if any, of such distribution to holders of such class of offered certiﬁcates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

         (iv)       the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certiﬁcates are entitled;

          (v)       if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

         (vi)       if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS administrator;

        (vii)       information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

       (viii)       if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

         (ix)       if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

           (x)       the certificate balance or notional amount, as the case may be, of such class of certiﬁcates at the close of business on such distribution date, separately identifying any reduction in such certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of Accrual Certiﬁcates, if any, in the event that Accrued Certiﬁcate Interest has been added to such balance;

          (xi)       if such class of offered certiﬁcates has a ﬂoating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

        (xii)       the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

       (xiii)       if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

       (xiv)       the amount of Credit Support being afforded by any classes of subordinate certiﬁcates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per speciﬁed denomination of the relevant class of offered certiﬁcates or as a percentage. The prospectus supplement for each series of certiﬁcates may describe additional information to be included in reports to the holders of the offered certiﬁcates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS administrator or trustee for a series of certiﬁcates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certiﬁcate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certiﬁcateholder. Such obligation will be deemed to have been satisﬁed to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Deﬁnitive Certiﬁcates” below.

If the trust fund for a series of certiﬁcates includes MBS, the ability of the related master servicer, MBS administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-speciﬁc information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certiﬁcates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certiﬁcates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certiﬁcateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise speciﬁed in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of speciﬁed amounts of certiﬁcates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See “Description of the Pooling Agreements—Events of Default,” “—Rights Upon Event of Default” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certiﬁcates will terminate following

●	the ﬁnal payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certiﬁcateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certiﬁcateholder of the related series, and the ﬁnal distribution will be made only upon presentation and surrender of the certiﬁcates of such series at the location to be speciﬁed in the notice of termination.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certiﬁcates.

In addition, if so provided in the related prospectus supplement upon the reduction of the certificate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certiﬁcateholders of one or more classes of certiﬁcates may receive an amount less than the certificate balance of, and accrued unpaid interest on, their certiﬁcates.

If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.”

Book-Entry Registration and Deﬁnitive Certiﬁcates

If so provided in the prospectus supplement for a series of certiﬁcates, one or more classes of the offered certiﬁcates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certiﬁcates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certiﬁcates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on ﬁle with the Securities and Exchange Commission.

Purchases of Book-Entry Certiﬁcates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage ﬁrm, bank, thrift institution or other ﬁnancial intermediary (each, a “Financial Intermediary”) that maintains the beneﬁcial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certiﬁcates will be recorded on the records of DTC (or of a participating ﬁrm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneﬁcial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneﬁcial owner must rely on the foregoing procedures to evidence its beneﬁcial ownership of such certiﬁcates. The beneﬁcial ownership interest of the owner of a Book-Entry Certiﬁcate (a “Certiﬁcate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certiﬁcate Owners; DTC’s records reﬂect only the identity of the DTC Participants to whose accounts such certiﬁcates are credited, which may or may not be the Certiﬁcate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certiﬁcates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certiﬁcate Owners may receive payments after the related Distribution Date.

The only “certiﬁcateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certiﬁcates will be the nominee of DTC (or another depository speciﬁed in the related prospectus supplement), and the Certiﬁcate Owners will not be recognized as certiﬁcateholders under the Pooling Agreement. Certiﬁcate Owners will be permitted to exercise the rights of certiﬁcateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certiﬁcateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certiﬁcates are credited. DTC may take conﬂicting actions with respect to the Book-Entry Certiﬁcates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certiﬁcates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certiﬁcate Owners, the ability of a Certiﬁcate Owner to pledge its interest in Book-Entry Certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certiﬁcates, may be limited due to the lack of a physical certiﬁcate evidencing such interest.

Generally, Certiﬁcates initially issued in book-entry form will be issued as Deﬁnitive Certiﬁcates to Certiﬁcate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certiﬁcates and the depositor is unable to locate a qualiﬁed successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certiﬁcates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Deﬁnitive Certiﬁcates. Upon surrender by DTC of the certiﬁcate or certiﬁcates representing a class of Book-Entry Certiﬁcates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certiﬁcate Owners identiﬁed in such instructions the Deﬁnitive Certiﬁcates to which they are entitled, and thereafter the holders of such Deﬁnitive Certiﬁcates will be recognized as “Certiﬁcateholders” under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certiﬁcates of each series will be issued pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certiﬁcates of a series are issued will be identiﬁed in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, the mortgage asset seller or an afﬁliate thereof may perform the functions of master servicer, special servicer, MBS administrator or REMIC administrator. If so speciﬁed in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any afﬁliate thereof may own certiﬁcates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certiﬁcates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been ﬁled as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certiﬁcates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certiﬁcates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certiﬁcates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualiﬁed in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certiﬁcates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certiﬁcates without charge upon written request of a holder of a certiﬁcate of such series addressed to it at its principal executive ofﬁces speciﬁed herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certiﬁcates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certiﬁcates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identiﬁed in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording ofﬁce),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording ofﬁce), and,

●	if applicable, any riders or modiﬁcations to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording ofﬁce, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording ofﬁce. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording ofﬁce, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certiﬁcates will be required to review the mortgage loan documents delivered to it within a speciﬁed period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the beneﬁt of the certiﬁcateholders of such series. Unless otherwise speciﬁed in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certiﬁcateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a speciﬁed number of days after receipt of such notice, then, except as otherwise speciﬁed below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be speciﬁed in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certiﬁcates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy to holders of the certiﬁcates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certiﬁcates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an afﬁliate of the mortgage asset seller, the depositor or an afﬁliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identiﬁed in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certiﬁcateholders of the related series. If such Warranting Party cannot cure such breach within a speciﬁed period following the date on which it was notiﬁed of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certiﬁcates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy available to holders of the certiﬁcates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certiﬁcates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certiﬁcates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be speciﬁed in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the beneﬁt of the related certiﬁcateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be speciﬁed in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so speciﬁed in the related prospectus supplement such right may be given to another party, including a class of certiﬁcateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modiﬁcations; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a speciﬁed number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a speciﬁed number of days; and

●	REO Properties.

If so speciﬁed in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so speciﬁed, performing property inspections and evaluating ﬁnancial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so speciﬁed, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certiﬁcateholders with respect to such mortgage loan. Generally the master servicer will be responsible for ﬁling and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufﬁcient to service the mortgage debt, or may reﬂect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without signiﬁcant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A signiﬁcant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certiﬁcateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor ﬁles a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon speciﬁed events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufﬁcient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certiﬁcate Account” and “—Servicing Compensation and Payment of Expenses.”

Certiﬁcate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certiﬁcate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certiﬁcates of the related series. A Certiﬁcate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certiﬁcates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertiﬁcated certiﬁcates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper, and

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certiﬁcate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party speciﬁed in the prospectus supplement for the related trust. A Certiﬁcate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an afﬁliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certiﬁcate Account may contain funds relating to more than one series of mortgage pass-through certiﬁcates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

 Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certiﬁcate Account (or such sub-account thereof or other account as may be speciﬁed in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

 (1)        all payments on account of principal, including principal prepayments, on the mortgage loans;

 (2)        all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

 (3)        all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

 (4)        any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certiﬁcates;

 (5)        any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

 (6)        any amounts paid under any Cash Flow Agreement;

 (7)        all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other speciﬁed person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certiﬁcates—Termination”;

 (8)        to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another speciﬁed person, any payments on account of modiﬁcation or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

 (9)        all payments required to be deposited in the Certiﬁcate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

 (10)      any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the beneﬁt of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certiﬁcate Account; and

 (11)      any other amounts received on or in respect of the mortgage loans required to be deposited in the Certiﬁcate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

 Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certiﬁcate Account for each trust fund that includes mortgage loans for any of the following purposes:

 (1)        to make distributions to the certiﬁcateholders on each distribution date;

 (2)        to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

 (3)        to reimburse the master servicer, the special servicer or any other speciﬁed person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certiﬁcates of the related series;

 (4)        if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other speciﬁed person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

 (5)        to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

 (6)        to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

 (7)        if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

 (8)        if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

 (9)        to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certiﬁcate Account as additional compensation;

 (10)      to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other speciﬁed person;

 (11)      if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

 (12)      to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the beneﬁt of certiﬁcateholders;

 (13)      to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

 (14)      to clear and terminate the Certiﬁcate Account upon the termination of the trust fund.

Modiﬁcations, Waivers and Amendments of Mortgage Loans

 The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modiﬁcation, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

 Except to the extent another standard is speciﬁed in the prospectus supplement, the special servicer also may agree to any other modiﬁcation, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modiﬁcation, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modiﬁcation, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization Upon Defaulted Mortgage Loans

 If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the beneﬁt of the related series of certiﬁcateholders, or any other speciﬁed person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

 (i)      such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

 (ii)     the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

 A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be speciﬁed in the related prospectus supplement), any mortgage loan as to which a speciﬁed number of scheduled payments are delinquent or the balloon payment is delinquent, or if so speciﬁed in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certiﬁcate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so speciﬁed in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

 If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certiﬁcate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

 If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certiﬁcateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certiﬁcates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

 If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufﬁcient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certiﬁcateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent speciﬁed in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certiﬁcate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certiﬁcate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of the property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, ﬂoods and other water-related causes, earth movement (including earthquakes, landslides and mudﬂows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage speciﬁcally requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a speciﬁed percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this speciﬁed percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the speciﬁed percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certiﬁcates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certiﬁcates will come from the periodic payment to it of a speciﬁed portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certiﬁcates may consist of any or all of the following components:

●
a speciﬁed portion of the interest payments on each mortgage loan serviced by it, or if so speciﬁed in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional speciﬁed portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any speciﬁed limitations, a ﬁxed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a speciﬁed portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modiﬁcation fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certiﬁcate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certiﬁcateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate speciﬁed therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date speciﬁed in the applicable pooling and servicing agreement, an officer’s certiﬁcate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulﬁlled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulﬁll any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identiﬁed by the party; and

●
a statement that a registered public accounting ﬁrm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting ﬁrm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written conﬁrmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certiﬁcates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conﬂict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a ﬁdelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certiﬁcateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemniﬁcation by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certiﬁcates.

However, such indemniﬁcation will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certiﬁcateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certiﬁcateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certiﬁcate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

“Events of Default” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certiﬁcateholders of such series, or to remit to the trustee for distribution to such certiﬁcateholders, any amount required to be so distributed or remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights of such series;

●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be speciﬁed in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so speciﬁes, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be speciﬁed in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage ﬁles and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certiﬁcateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certiﬁcates of any class evidencing not less than 25% of the aggregate

Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certiﬁcates covered by such Pooling Agreement, unless such certiﬁcateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certiﬁcates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certiﬁcate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certiﬁcateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certiﬁcates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualiﬁcation of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualiﬁcation or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certiﬁcates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certiﬁcates, provided that the depositor has determined that the then-current ratings of the classes of the certiﬁcates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certiﬁcates to a non-permitted transferee (See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certiﬁcateholder,

●	to amend speciﬁed provisions that are not material to holders of any class of certiﬁcates offered hereunder,

●	for such other purposes as may be speciﬁed in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certiﬁcates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage speciﬁed in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certiﬁcates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certiﬁcate of any class without the consent of the holder of such certiﬁcate or

●
reduce the aforesaid percentage of certiﬁcates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certiﬁcates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having ﬁrst received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other speciﬁed person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certiﬁcateholders

Unless otherwise speciﬁed in the related prospectus supplement, upon written request of three or more certiﬁcateholders of record made for purposes of communicating with other holders of certiﬁcates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other speciﬁed person will afford such certiﬁcateholders access during normal business hours to the most recent list of certiﬁcateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certiﬁcateholders’ request, then such person, if not the registrar for such series of certiﬁcates, will be required to request from such registrar a current list and to afford such requesting certiﬁcateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its afﬁliates and with any master servicer, special servicer or REMIC administrator and its afﬁliates.

Duties of the Trustee

The trustee for each series of certiﬁcates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certiﬁcates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certiﬁcates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certiﬁcates will be required to perform only those duties speciﬁcally required under the related Pooling Agreement. However, upon receipt of any of the various certiﬁcates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other speciﬁed person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certiﬁcates will be entitled to indemniﬁcation, from amounts held in the Certiﬁcate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemniﬁcation will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certiﬁcates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certiﬁcates of the applicable series evidencing not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee, (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required, and/or (v) an operating advisor, which will consult the special servicer with regard to certain major decisions with respect to the mortgage assets and will be required to perform certain other obligations set forth in the related prospectus supplement.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certiﬁcates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certiﬁcates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certiﬁcateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certiﬁcateholders will bear their allocable share of deﬁciencies.

If Credit Support is provided with respect to one or more classes of certiﬁcates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Any Credit Support for Your Offered Certificates May Be Insufficient To Protect You Against All Potential Losses.”

Subordinate Certiﬁcates

If so speciﬁed in the related prospectus supplement, one or more classes of certiﬁcates of a series may be subordinate certiﬁcates. To the extent speciﬁed in the related prospectus supplement, the rights of the holders of subordinate certiﬁcates to receive distributions from the Certiﬁcate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certiﬁcates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certiﬁcates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certiﬁcates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certiﬁcates evidencing interests in one group of mortgage assets prior to distributions on subordinate certiﬁcates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the Cut-off Date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other ﬁnancial institution speciﬁed in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate ﬁxed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage speciﬁed in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certiﬁcate balance of one or more classes of certiﬁcates. If so speciﬁed in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certiﬁcates will expire at the earlier of the date speciﬁed in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certiﬁcates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certiﬁcate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certiﬁcates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner speciﬁed in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts speciﬁed in such prospectus supplement. If so speciﬁed in the related prospectus supplement, the reserve fund for a series may also be funded over time by a speciﬁed amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent speciﬁed in the related prospectus supplement if so speciﬁed in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certiﬁcates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate. If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include interest rate exchange agreements or interest rate cap or ﬂoor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certiﬁcates to ﬂuctuations in interest rates and to situations where interest rates become higher or lower than speciﬁed thresholds, and may also be used to alter the payment characteristics of the cash ﬂows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a ﬂoating rate interest payment obligation, to the extent that the rate payable at any time exceeds a speciﬁed cap. Generally, an interest rate ﬂoor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a ﬂoating rate interest payment obligation are payable at a rate which is less than a speciﬁed ﬂoor. The speciﬁc provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reﬂect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualiﬁed in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a signiﬁcant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording ofﬁce. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneﬁciary (the lender) for whose beneﬁt the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the beneﬁt of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneﬁciary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

 In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must ﬁle ﬁnancing statements in order to perfect its security interest in the room revenues and must ﬁle continuation statements, generally every ﬁve years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC ﬁlings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest therein, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC ﬁlings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deﬁciency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre petition or post petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the

1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose signiﬁcant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certiﬁcateholders.

To reduce the likelihood of such a loss, except to the extent otherwise speciﬁed in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certiﬁcates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect signiﬁcant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certiﬁcates, and would not be covered by advances or any form of Credit Support provided in connection with such certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures of Properties in Criminal Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Inﬂuenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certiﬁcates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS“) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reﬂects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certiﬁcates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a ﬁxed retained yield with respect to the mortgage loans underlying a series of certiﬁcates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certiﬁcateholder” in this discussion generally mean the beneﬁcial owner of a certiﬁcate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certiﬁcates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certiﬁcates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certiﬁcates” and will consist of one or more classes of “Regular Certiﬁcates” and one class of “Residual Certiﬁcates” in the case of each REMIC Pool. Qualiﬁcation as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certiﬁcates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the ﬁrm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certiﬁcates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certiﬁcates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certiﬁcates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so speciﬁed in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certiﬁcates as to Which No REMIC Election Is Made.”

Status of REMIC Certiﬁcates

REMIC Certiﬁcates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certiﬁcates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certiﬁcates and income with respect to Residual Certiﬁcates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certiﬁcates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certiﬁcates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certiﬁcates will be “qualiﬁed mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualiﬁcation as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulﬁll an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certiﬁcates) and at all times thereafter, may consist of assets other than “qualiﬁed mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualiﬁed assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualiﬁed assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualiﬁed organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “—Taxation of Residual Certiﬁcates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Disqualiﬁed Organizations.”

A qualiﬁed mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a ﬁxed price contract in effect on the Startup Day. Qualiﬁed mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certiﬁcates of beneﬁcial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modiﬁed other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the ﬁrst bullet point of the preceding sentence as of the date of the last such modiﬁcation or at closing. A qualiﬁed mortgage includes a qualiﬁed replacement mortgage, which is any obligation that would have been treated as a qualiﬁed mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualiﬁed mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualiﬁed mortgage after such 90-day period.

Permitted investments include cash ﬂow investments, qualiﬁed reserve assets, and foreclosure property. A cash ﬂow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualiﬁed mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualiﬁed reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualiﬁed mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualiﬁed mortgages pursuant to their terms. The reserve fund will be disqualiﬁed if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualiﬁed mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualiﬁed mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with ﬁxed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a speciﬁed principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a ﬁxed rate or a qualiﬁed variable rate, or consist of a speciﬁed, nonvarying portion of the interest payments on qualiﬁed mortgages. Such a speciﬁed portion may consist of a ﬁxed number of basis points, a ﬁxed percentage of the total interest, or a ﬁxed or qualiﬁed variable or inverse variable rate on some or all of the qualiﬁed mortgages minus a different ﬁxed or qualiﬁed variable rate. The speciﬁed principal amount of a regular interest that provides for interest payments consisting of a speciﬁed, nonvarying portion of interest payments on qualiﬁed mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualiﬁed mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certiﬁcates of a series will constitute one or more classes of regular interests, and the Residual Certiﬁcates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certiﬁcates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualiﬁcation of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisﬁed.

Taxation of Regular Certiﬁcates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certiﬁcate will be treated as ordinary income to a holder of the Regular Certiﬁcate (the “Regular Certiﬁcateholder”) as they accrue, and principal payments on a Regular Certiﬁcate will be treated as a return of capital to the extent of the Regular Certiﬁcateholder’s basis in the Regular Certiﬁcate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certiﬁcateholders must use the accrual method of accounting with regard to Regular Certiﬁcates, regardless of the method of accounting otherwise used by such Regular Certiﬁcateholders.

Original Issue Discount

Accrual Certiﬁcates, interest only certiﬁcates and principal-only certiﬁcates will be, and other classes of Regular Certiﬁcates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certiﬁcates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certiﬁcateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certiﬁcates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID

Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certiﬁcates.

Each Regular Certiﬁcate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certiﬁcateholder’s income. The total amount of original issue discount on a Regular Certiﬁcate is the excess of the “stated redemption price at maturity” of the Regular Certiﬁcate over its “issue price.” The issue price of a class of Regular Certiﬁcates offered pursuant to this Prospectus generally is the ﬁrst price at which a substantial amount of Regular Certiﬁcates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certiﬁcate also includes the amount paid by an initial Regular Certiﬁcateholder for accrued interest that relates to a period prior to the issue date of the Regular Certiﬁcate, unless the Regular Certiﬁcateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the ﬁrst distribution date. The stated redemption price at maturity of a Regular Certiﬁcate always includes the original principal amount of the Regular Certiﬁcate, but generally will not include distributions of stated interest if such interest distributions constitute “qualiﬁed stated interest.” Under the OID Regulations, qualiﬁed stated interest generally means interest payable at a single ﬁxed rate or a qualiﬁed variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certiﬁcate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certiﬁcate, it is possible that no interest on any class of Regular Certiﬁcates will be treated as qualiﬁed stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certiﬁcates as qualiﬁed stated interest. Distributions of interest on an Accrual Certiﬁcate, or on other Regular Certiﬁcates with respect to which deferred interest will accrue, will not constitute qualiﬁed stated interest, in which case the stated redemption price at maturity of such Regular Certiﬁcates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualiﬁed stated interest. Where the interval between the issue date and the ﬁrst distribution date on a Regular Certiﬁcate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certiﬁcate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate. For this purpose, the weighted average maturity of the Regular Certiﬁcate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certiﬁcate and the denominator of which is the stated redemption price at maturity of the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certiﬁcates. The Prepayment Assumption with respect to a series of Regular Certiﬁcates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certiﬁcate is held as a capital asset. However, under the OID Regulations, Regular Certiﬁcateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election To Treat All Interest Under the Constant Yield Method.”

A Regular Certiﬁcateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as deﬁned below, of the original issue discount on the Regular Certiﬁcate accrued during an accrual period for each day on which it holds the Regular Certiﬁcate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certiﬁcate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certiﬁcate as of the end of that accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity and (b) the distributions made on the Regular Certiﬁcate during the accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certiﬁcate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certiﬁcate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certiﬁcate at the beginning of any accrual period equals the issue price of the Regular Certiﬁcate, increased by the aggregate amount of original issue discount with respect to the Regular Certiﬁcate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certiﬁcate’s stated redemption price at maturity that were made on the Regular Certiﬁcate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certiﬁcateholder generally will increase to take into account prepayments on the Regular Certiﬁcates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certiﬁcates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certiﬁcates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certiﬁcates.

The IRS proposed regulations that create a special rule for accruing original issue discount on Regular Certiﬁcates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certiﬁcateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certiﬁcateholders would be required to accrue interest from the issue date to the ﬁrst record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certiﬁcates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certiﬁcate issued after the date the ﬁnal regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certiﬁcate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certiﬁcate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “—Election To Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certiﬁcates

Regular Certiﬁcates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certiﬁcates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certiﬁcate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on such Regular Certiﬁcate generally to be determined by assuming that interest will be payable for the life of the Regular Certiﬁcate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise speciﬁed in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualiﬁed stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualiﬁed stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable ﬁnal regulations, the depositor intends to treat Regular Certiﬁcates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having ﬁxed or adjustable rates, as having qualiﬁed stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certiﬁcates for purposes of accruing original issue discount will be a hypothetical ﬁxed rate based on the ﬁxed rates, in the case of ﬁxed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the ﬁrst weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reﬂect the actual Pass-Through Rate on the Regular Certiﬁcates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certiﬁcate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certiﬁcates may constitute income to the holders of such Regular Certiﬁcates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certiﬁcate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certiﬁcate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certiﬁcate; or

●	in the case of a Regular Certiﬁcate having original issue discount, is exceeded by the adjusted issue price of such Regular Certiﬁcate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certiﬁcate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certiﬁcate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certiﬁcate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certiﬁcate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certiﬁcate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certiﬁcate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certiﬁcateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certiﬁcateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certiﬁcate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certiﬁcate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certiﬁcateholder holds such Regular Certiﬁcate as a “capital asset” within the meaning of Code Section 1221, the Regular Certiﬁcateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certiﬁcates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certiﬁcates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certiﬁcate rather than as a separate deduction item. See “Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certiﬁcate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualiﬁed stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certiﬁcates

If a Regular Certiﬁcateholder sells or exchanges a Regular Certiﬁcate, the Regular Certiﬁcateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certiﬁcate. The adjusted basis of a Regular Certiﬁcate generally will equal the cost of the Regular Certiﬁcate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certiﬁcate and reduced by amounts included in the stated redemption price at maturity of the Regular Certiﬁcate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certiﬁcate realized by an investor who holds the Regular Certiﬁcate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certiﬁcate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certiﬁcate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certiﬁcate.

In addition, gain or loss recognized from the sale of a Regular Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certiﬁcates will be required to report income with respect to Regular Certiﬁcates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certiﬁcates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certiﬁcate may have income, or may incur a diminution in cash ﬂow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certiﬁcates that are corporations or that otherwise hold the Regular Certiﬁcates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certiﬁcates becoming wholly or partially worthless, and that, in general, holders of Regular Certiﬁcates that are not corporations and do not hold the Regular Certiﬁcates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certiﬁcates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certiﬁcates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certiﬁcates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certiﬁcates.

Taxation of Residual Certiﬁcates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certiﬁcates (“Residual Certiﬁcateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certiﬁcateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certiﬁcateholders in proportion to their respective holdings of Residual Certiﬁcates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certiﬁcates, plus income on reinvestment of cash ﬂows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certiﬁcates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certiﬁcates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certiﬁcateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certiﬁcates of any class of the related series outstanding.

The taxable income recognized by a Residual Certiﬁcateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certiﬁcates or income from amortization of issue premium on the Regular Certiﬁcates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certiﬁcateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certiﬁcates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certiﬁcates on account of any unaccrued original issue discount relating to those Regular Certiﬁcates.

When there is more than one class of Regular Certiﬁcates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certiﬁcates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certiﬁcates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certiﬁcates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certiﬁcates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certiﬁcates, whereas to the extent that the REMIC Pool includes ﬁxed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certiﬁcateholders must have sufﬁcient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certiﬁcates, may have a signiﬁcant adverse effect upon the Residual Certiﬁcateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certiﬁcateholder is limited to the adjusted basis of the Residual Certiﬁcate as of the close of the quarter (or time of disposition of the Residual Certiﬁcate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certiﬁcate is the amount paid for such Residual Certiﬁcate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certiﬁcateholder and will be decreased (but not below zero), ﬁrst, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certiﬁcateholder. Any loss that is disallowed on account of this limitation may be carried over indeﬁnitely with respect to the Residual Certiﬁcateholder as to whom such loss was disallowed and may be used by such Residual Certiﬁcateholder only to offset any income generated by the same REMIC Pool.

A Residual Certiﬁcateholder will not be permitted to amortize directly the cost of its Residual Certiﬁcate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certiﬁcate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash ﬂows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

●
in the same amounts and over the same period that the taxpayer uses for ﬁnancial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certiﬁcates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certiﬁcateholder (other than an original holder) in the Residual Certiﬁcate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certiﬁcateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certiﬁcate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of speciﬁc items of income and expense are subject to differing interpretations. The depositor makes no representation as to the speciﬁc method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certiﬁcates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certiﬁcateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certiﬁcates as described above under “—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certiﬁcates as described above under “—Taxation of Regular Certiﬁcates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “—Taxation of Regular Certiﬁcates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certiﬁcates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the ﬁnal payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certiﬁcateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certiﬁcate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certiﬁcate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certiﬁcate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certiﬁcate at the beginning of a quarter is the issue price of the Residual Certiﬁcate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certiﬁcate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certiﬁcates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certiﬁcateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certiﬁcateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certiﬁcateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certiﬁcateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certiﬁcateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as deﬁned below under “—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certiﬁcates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certiﬁcate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certiﬁcateholder. First, alternative minimum taxable income for a Residual Certiﬁcateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certiﬁcateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certiﬁcates

Disqualiﬁed Organizations. If any legal or beneﬁcial interest in a Residual Certiﬁcate is transferred to a Disqualiﬁed Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certiﬁcate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certiﬁcate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualiﬁed Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certiﬁcate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualiﬁed Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certiﬁcate during a taxable year and a Disqualiﬁed Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certiﬁcate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualiﬁed Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualiﬁed Organization or stating such holder’s taxpayer identiﬁcation number and, during the period such person is the record holder of the Residual Certiﬁcate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certiﬁcate, all interests in the electing large partnership are treated as held by Disqualiﬁed Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualiﬁed Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simpliﬁed reporting provisions under the Code.

The Pooling Agreement with respect to a series of certiﬁcates will provide that no legal or beneﬁcial interest in a Residual Certiﬁcate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identiﬁcation number and stating that such transferee is the beneﬁcial owner of the Residual Certiﬁcate, is not a Disqualiﬁed Organization and is not purchasing such Residual Certiﬁcates on behalf of a Disqualiﬁed Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certiﬁcate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certiﬁcateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certiﬁcates, in which case the transferor continues to be treated as the owner of the Residual Certiﬁcates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as deﬁned below) to a Residual Certiﬁcateholder (other than a Residual Certiﬁcateholder who is not a U.S. Person, as deﬁned below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a signiﬁcant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufﬁcient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualiﬁed Organizations.” The REMIC Regulations explain that a signiﬁcant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the ﬁnancial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no signiﬁcant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash ﬂows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certiﬁcate to be attributable to a foreign permanent establishment or ﬁxed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certiﬁcates will require the transferee of a Residual Certiﬁcate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualiﬁed Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

  (i)         the present value of any consideration given to the transferee to acquire the interest;

 (ii)         the present value of the expected future distributions on the interest; and

(iii)         the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax speciﬁed in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

      (i)         the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding ﬁscal years);

 (ii)         the transferee must agree in writing that it will transfer the Residual Certiﬁcate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)         the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certiﬁcate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certiﬁcate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certiﬁcate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufﬁcient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certiﬁcate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certiﬁcates, a Residual Certiﬁcate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and ﬁnal Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certiﬁcate to a U.S. Person treated as a partnership for federal income tax purposes, any beneﬁcial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certiﬁcate

Upon the sale or exchange of a Residual Certiﬁcate, the Residual Certiﬁcateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certiﬁcates—Basis and Losses”) of such Residual Certiﬁcateholder in such Residual Certiﬁcate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certiﬁcateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certiﬁcate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certiﬁcateholder’s Residual Certiﬁcate, in which case, if the Residual Certiﬁcateholder has an adjusted basis in such Residual Certiﬁcateholder’s Residual Certiﬁcate remaining when its interest in the REMIC Pool terminates, and if such Residual Certiﬁcateholder holds such Residual Certiﬁcate as a capital asset under Code Section 1221, then such Residual Certiﬁcateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certiﬁcate will be treated as ordinary income (i) if a Residual Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certiﬁcates where the seller of the Residual Certiﬁcate, during the period beginning six months before the sale or disposition of the Residual Certiﬁcate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certiﬁcate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certiﬁcate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certiﬁcateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualiﬁed mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualiﬁed mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualiﬁed mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualiﬁed (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash ﬂow investments other than pursuant to a qualiﬁed liquidation.

Notwithstanding the ﬁrst or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certiﬁcates as a result of a default on qualiﬁed mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certiﬁcates is outstanding). The REMIC Regulations indicate that the modiﬁcation of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualiﬁed reserve fund by a Residual Certiﬁcateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualiﬁed liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s ﬁnal tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certiﬁcates and Residual Certiﬁcateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to ﬁle federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certiﬁcateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a uniﬁed administrative proceeding. The Residual Certiﬁcateholder owning the largest percentage interest in the Residual Certiﬁcates will be obligated to act as “tax matters person,” as deﬁned in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certiﬁcateholder will be deemed, by acceptance of such Residual Certiﬁcates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certiﬁcates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certiﬁcates in the case of a REMIC Pool that would not qualify as a ﬁxed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certiﬁcates, as well as holders of Residual Certiﬁcates, where such Regular Certiﬁcates are issued in a manner that is similar to pass-through certiﬁcates in a ﬁxed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certiﬁcateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certiﬁcates and Residual Certiﬁcates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certiﬁcates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certiﬁcates that are issued in a single class or otherwise consistently with ﬁxed investment trust status or in excess of cash distributions for the related period on Residual Certiﬁcates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certiﬁcates.

Taxation of Certain Foreign Investors

Regular Certiﬁcates

Interest, including original issue discount, distributable to Regular Certiﬁcateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneﬁcial owner and stating, among other things, that the beneﬁcial owner of the Regular Certiﬁcate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the beneﬁts of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certiﬁcate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classiﬁed as the beneﬁcial owner of the Regular Certiﬁcate; and Form W-8IMY, with supporting documentation as speciﬁed in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identiﬁcation number, the country under the laws of which it is created, and certiﬁcation that it is not acting for its own account. A “qualiﬁed intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneﬁcial owner’s certiﬁcation. A non-“qualiﬁed intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneﬁcial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneﬁcial owner of a Regular Certiﬁcate. A “qualiﬁed intermediary” is generally a foreign ﬁnancial institution or clearing organization or a non-U.S. branch or ofﬁce of a U.S. ﬁnancial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certiﬁcate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates.

Prepayment Premiums distributable to Regular Certiﬁcateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning a Regular Certiﬁcate.

Residual Certiﬁcates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certiﬁcateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certiﬁcates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certiﬁcate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certiﬁcateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certiﬁcate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning Residual Certiﬁcates.

Backup Withholding

Distributions made on the Regular Certiﬁcates, and proceeds from the sale of the Regular Certiﬁcates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2012) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certiﬁcateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certiﬁcates would be refunded by the IRS or allowed as a credit against the Regular Certiﬁcateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certiﬁcates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certiﬁcates or beneﬁcial owners who own Regular Certiﬁcates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certiﬁcates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certiﬁcates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certiﬁcateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually, if applicable, to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualiﬁed asset tests described above under “—Status of REMIC Certiﬁcates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certiﬁcates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certiﬁcates that are not designated as “Stripped Certiﬁcates,“ as described below, as a REMIC (Certiﬁcates of such a series hereinafter referred to as “Standard Certiﬁcates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classiﬁed as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no ﬁxed retained yield with respect to the mortgage loans underlying the Standard Certiﬁcates, the holder of each such Standard Certiﬁcate (a “Standard Certiﬁcateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certiﬁcate and will be considered the beneﬁcial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certiﬁcate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certiﬁcate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certiﬁcateholder’s method of accounting. A Standard Certiﬁcateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certiﬁcates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. As a result, such investors holding Standard Certiﬁcates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certiﬁcates with respect to interest at the pass-through rate on such Standard Certiﬁcates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Moreover, where there is ﬁxed retained yield with respect to the mortgage loans underlying a series of Standard Certiﬁcates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certiﬁcates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certiﬁcates will have the following status for federal income tax purposes:

1.      A Standard Certiﬁcate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certiﬁcate is of the type described in such section of the Code.

2.      A Standard Certiﬁcate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualiﬁed assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certiﬁcate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualiﬁed mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certiﬁcateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certiﬁcates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certiﬁcate will be determined generally as described above under “Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certiﬁcateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certiﬁcateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certiﬁcateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certiﬁcateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certiﬁcate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certiﬁcates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certiﬁcates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certiﬁcateholders would still be treated as owners of beneﬁcial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a ﬁxed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any signiﬁcant effect upon the timing or amount of income reported by a Standard Certiﬁcateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certiﬁcates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certiﬁcates

Upon sale or exchange of a Standard Certiﬁcate, a Standard Certiﬁcateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certiﬁcate. In general, the aggregate adjusted basis will equal the Standard Certiﬁcateholder’s cost for the Standard Certiﬁcate, increased by the amount of any income previously reported with respect to the Standard Certiﬁcate and decreased by the amount of any losses previously reported with respect to the Standard Certiﬁcate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain ﬁnancial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certiﬁcate was held as a capital asset. However, gain on the sale of a Standard Certiﬁcate will be treated as ordinary income:

●
if a Standard Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certiﬁcates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certiﬁcates that are subject to those rules will be referred to as “Stripped Certiﬁcates.” Stripped Certiﬁcates include interest-only certiﬁcates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certiﬁcates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certiﬁcates will be subject to those rules if:

●
the depositor or any of its afﬁliates retains (for its own account or for purposes of resale), in the form of ﬁxed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certiﬁcates—Recharacterization of Servicing Fees” above); and

●	certiﬁcates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certiﬁcate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certiﬁcate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certiﬁcates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certiﬁcateholders, the servicing fees will be allocated to the Stripped Certiﬁcates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certiﬁcates for the related period or periods. The holder of a Stripped Certiﬁcate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certiﬁcates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certiﬁcates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certiﬁcates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise speciﬁed in the related prospectus supplement, each Stripped Certiﬁcate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certiﬁcates arguably should be made in one of the ways described below under “Taxation of Stripped Certiﬁcates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certiﬁcate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certiﬁcate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certiﬁcate would be treated as qualiﬁed stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these ﬁnal regulations provide that the purchaser of such a Stripped Certiﬁcate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certiﬁcate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certiﬁcates

No speciﬁc legal authority exists as to whether the character of the Stripped Certiﬁcates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certiﬁcates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certiﬁcates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certiﬁcates

Original Issue Discount. Except as described above under “General,” each Stripped Certiﬁcate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certiﬁcate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certiﬁcate (referred to in this discussion as a “Stripped Certiﬁcateholder”) in any taxable year likely will be computed generally as described above under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates.” However, with the apparent exception of a Stripped Certiﬁcate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certiﬁcate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualiﬁed stated interest to be made on the Stripped Certiﬁcate to such Stripped Certiﬁcateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certiﬁcateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certiﬁcateholder’s Stripped Certiﬁcate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certiﬁcate. If the certiﬁcate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certiﬁcate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certiﬁcateholder will not recover its investment. However, if the certiﬁcate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certiﬁcate should be able to recognize a loss equal to the portion of the adjusted issue price of the certiﬁcate that is allocable to the mortgage loan or MBS. Holders of Stripped Certiﬁcates are urged to consult with their own tax advisors regarding the proper treatment of these certiﬁcates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certiﬁcates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certiﬁcates. However, if ﬁnal regulations dealing with contingent interest with respect to the Stripped Certiﬁcates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certiﬁcates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certiﬁcates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certiﬁcate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certiﬁcates, which information will be based on pricing information as of the closing date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certiﬁcate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certiﬁcates. Sale or exchange of a Stripped Certiﬁcate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certiﬁcateholder’s adjusted basis in such Stripped Certiﬁcate, as described above under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Sale or Exchange of Regular Certiﬁcates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certiﬁcate-holder other than an original Stripped Certiﬁcateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certiﬁcates. Where an investor purchases more than one class of Stripped Certiﬁcates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certiﬁcates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certiﬁcates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certiﬁcateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certiﬁcate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certiﬁcates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certiﬁcate, or classes of Stripped Certiﬁcates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certiﬁcates and the resultant differing treatment of income recognition, Stripped Certiﬁcateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certiﬁcates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certiﬁcateholder or Stripped Certiﬁcateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certiﬁcateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certiﬁcates held by persons other than certiﬁcateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certiﬁcateholder, other than an original certiﬁcateholder that purchased at the issue price. In particular, in the case of Stripped Certiﬁcates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certiﬁcates. The trustee will also ﬁle such original issue discount information with the IRS. If a certiﬁcateholder fails to supply an accurate taxpayer identiﬁcation number or if the Secretary of the Treasury determines that a certiﬁcateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2012) backup withholding may be required in respect of any reportable payments, as described above under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held ﬁxed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneﬁcial owner. A widely-held ﬁxed investment trust is deﬁned as an arrangement classiﬁed as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certiﬁcateholder or Stripped Certiﬁcateholder on the sale or exchange of such a certiﬁcate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certiﬁcation requirements, described above under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Certain Foreign Investors—Regular Certiﬁcates.”

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certiﬁcates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certiﬁcates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain ﬁduciary requirements and prohibited transaction restrictions on employee pension and welfare beneﬁt plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualiﬁed retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

Certain employee beneﬁt plans, such as governmental plans (as deﬁned in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as deﬁned in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax Favored Plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certiﬁcates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualiﬁed and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on ﬁduciaries of ERISA Plans certain general ﬁduciary requirements, including those of investment prudence and diversiﬁcation and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualiﬁed persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain speciﬁed relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneﬁciaries and ﬁduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of ﬁduciary responsibility under ERISA, a 20% civil penalty may be imposed on the ﬁduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certiﬁcates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) deﬁnes the term “Plan Assets” for purposes of applying the general ﬁduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “beneﬁt plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “signiﬁcant,” both as deﬁned therein. For this purpose, in general, equity participation by beneﬁt plan investors will be “signiﬁcant” on any date if 25% or more of the value of any class of equity interests in the entity is held by beneﬁt plan investors. Equity participation in a trust fund will be signiﬁcant on any date if immediately after the most recent acquisition of any certiﬁcate, 25% or more of any class of certiﬁcates is held by beneﬁt plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain afﬁliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certiﬁcates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certiﬁcates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certiﬁcates. Special caution should be exercised before Plan Assets are used to acquire a certiﬁcate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an afﬁliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a ﬁduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain afﬁliates thereof may be deemed to be a Plan “ﬁduciary” and thus subject to the ﬁduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certiﬁcates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certiﬁcate,” the Plan’s assets include such certiﬁcate but do not solely by reason of the Plan’s holdings of such certiﬁcate include any of the mortgages underlying such certiﬁcate. The Plan Asset Regulations include in the deﬁnition of a “guaranteed governmental mortgage pool certiﬁcate” FHLMC Certiﬁcates, GNMA Certiﬁcates, FNMA Certiﬁcates and FAMC Certiﬁcates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage pass-through certiﬁcates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certiﬁcates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certiﬁcates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, Prohibited Transaction Exemption 91-22, as amended by Prohibited Transaction Exemption 2007-05 (the “Exemption”), to UBS Securities LLC which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certiﬁcates underwritten by an Underwriter (as hereinafter deﬁned), provided that certain conditions set forth in the Exemption are satisﬁed. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) UBS Securities LLC, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with UBS Securities LLC and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certiﬁcates.

The Exemption sets forth ﬁve general conditions which must be satisﬁed for the Exemption to apply. The conditions are as follows:

ﬁrst, the acquisition of certiﬁcates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certiﬁcates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (collectively, the “Exemption Rating Agencies”);

third, the trustee cannot be an afﬁliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certiﬁcates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certiﬁcates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

ﬁfth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as deﬁned in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certiﬁcates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets; and

●
certiﬁcates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets.

A ﬁduciary of a Plan or any person investing Plan Assets intending to purchase a certiﬁcate must make its own determination that the conditions set forth above will be satisﬁed with respect to such certiﬁcate.

If the general conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certiﬁcate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certiﬁcates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain speciﬁc conditions of the Exemption are also satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certiﬁcates in the initial issuance of certiﬁcates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certiﬁcates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an afﬁliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan; and

●	the holding of certiﬁcates by a Plan or with Plan Assets.

Further, if certain speciﬁc conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the speciﬁc conditions of the Exemption required for this purpose will be satisﬁed with respect to the Certiﬁcates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisﬁed.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain speciﬁed relationships to such a person) solely as a result of the Plan’s ownership of certiﬁcates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certiﬁcates, such as Residual Certiﬁcates or any certiﬁcates (“ERISA Restricted Certiﬁcates”) which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certiﬁcates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certiﬁcates, the transferee may provide a certiﬁcation substantially to the effect that the purchase of ERISA Restricted Certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisﬁed:

●	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certiﬁcates is an “insurance company general account” (as such term is deﬁned in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 have been satisﬁed; and

●
there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “afﬁliate” thereof, as deﬁned in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certiﬁcates.

The purchaser or any transferee of any interest in an ERISA Restricted Certiﬁcate or Residual Certiﬁcate that is not a deﬁnitive certiﬁcate, by the act of purchasing such certiﬁcate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certiﬁcate or interest therein on behalf of, as named ﬁduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certiﬁcates and Residual Certiﬁcates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certiﬁcates or, even if all the conditions speciﬁed therein were satisﬁed, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their speciﬁc circumstances prior to making an investment in the certiﬁcates. Neither the depositor, the trustee, the master servicer nor any of their respective afﬁliates will make any representation to the effect that the certiﬁcates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certiﬁcates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certiﬁcate (other than an ERISA Restricted Certiﬁcate or Residual Certiﬁcate), a ﬁduciary of a Plan should itself conﬁrm that (a) all the speciﬁc and general conditions set forth in the Exemption would be satisﬁed and (b) the certiﬁcate constitutes a “certiﬁcate” for purposes of the Exemption. In addition, a Plan ﬁduciary should consider its general ﬁduciary obligations under ERISA in determining whether to purchase a certiﬁcate on behalf of a Plan. Finally, a Plan ﬁduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certiﬁcates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certiﬁcate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so speciﬁed in the related prospectus supplement, certain classes of certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certiﬁcates that qualify as “mortgage related securities” will be those that:

●	are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators speciﬁed in SMMEA and secured by ﬁrst liens on real estate.

Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission is required to establish creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  Accordingly, depending on the standards established by the Securities and Exchange Commission, it is possible that certain classes of certificates offered and sold prior to July 21, 2012 and specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of July 21, 2012, and that future classes of offered certificates may not qualify, either.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase those certificates, are subject to significant interpretive uncertainties.  Except as to the status of certain classes of certificates as “mortgage related securities”, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by a nationally recognized statistical rating organization to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certiﬁcates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certiﬁcates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certiﬁcates from time to time, but the timing and amount of offerings of certiﬁcates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certiﬁcates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certiﬁcates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certiﬁcates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated ﬁrm commitment or best efforts underwriting and public offering by one or more underwriters speciﬁed in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if speciﬁed in the related prospectus supplement, the offered certiﬁcates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certiﬁcates.

If underwriters are used in a sale of any offered certiﬁcates (other than in connection with an underwriting on a best efforts basis), such certiﬁcates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at ﬁxed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certiﬁcates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certiﬁcates, the underwriters may receive compensation from the depositor or from purchasers of the offered certiﬁcates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certiﬁcates may be deemed to be underwriters in connection with such certiﬁcates, and any discounts or commissions received by them from the depositor and any proﬁt on the resale of offered certiﬁcates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by UBS Securities LLC, acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement.  The depositor is an affiliate of UBS Securities LLC and, as such, UBS Securities LLC will have potential conflicts of interest in underwriting any offered certificates.  Any potential conflicts of interest pertaining to UBS Securities LLC, any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certiﬁcates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certiﬁcates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certiﬁcates of such series.

The depositor anticipates that the offered certiﬁcates will be sold primarily to institutional investors. Purchasers of offered certiﬁcates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certiﬁcates. Holders of offered certiﬁcates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certiﬁcates may be acquired by the depositor or by an afﬁliate of the depositor in a secondary market transaction or from an afﬁliate. Such offered certiﬁcates may then be included in a trust fund, the beneﬁcial ownership of which will be evidenced by one or more classes of mortgage-backed certiﬁcates, including subsequent series of certiﬁcates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certiﬁcates, only those classes rated in an investment grade rating category by any nationally recognized statistical rating organization will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certiﬁcates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

LEGAL MATTERS

Certain legal matters in connection with the certiﬁcates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other ﬁrm as may be speciﬁed in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certiﬁcates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certiﬁcates. Accordingly, no ﬁnancial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its ﬁnancial statements will not be material to the offering of any offered certiﬁcates.

RATING

It is a condition to the issuance of any class of offered certiﬁcates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization qualifying under Section 3(a)(62) of the Securities Exchange Act of 1934, as amended.

Other credit rating agencies that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certiﬁcates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certiﬁcates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certiﬁcates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certiﬁcateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certiﬁcates do not address the price of such certiﬁcates or the suitability of such certiﬁcates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

		ERISA Plans	118
1		ERISA Restricted Certificates	121
		Events of Default	68
1986 Act	92	Excess Funds	47
		excess servicing	113
A		Exemption	120
		Exemption Rating Agencies	120
Accrual Certificates	49
Accrued Certificate Interest	49	F
Act	85
ADA	88	FAMC	38
affiliate	122	FHLMC	38
ARM Loans	37	Financial Intermediary	54
Assessment of Compliance	67	FNMA	38
Attestation Report	67
Available Distribution Amount	48	G

B		Garn Act	86
		GNMA	38
Bankruptcy Code	77
Book-Entry Certificates	47	I

C		Insurance Proceeds	61
		IRS	64, 89
Cash Flow Agreement	41
CERCLA	85	L
Certificate Account	40
certificate balance	50	Letter of Credit Bank	74
Certificate Owner	54	Liquidation Proceeds	61
Code	89	Loan-to-Value Ratio	35
Companion Class	50	Lock-out Date	37
Controlled Amortization Class	50	Lock-out Period	37
CPR	44
Credit Support	40, 72	M
Cut-off Date	50
		MBS	32
D		MBS Agreement	38
		MBS Issuer	38
Debt Service Coverage Ratio	34	MBS Servicer	38
Definitive Certificates	47	MBS Trustee	38
Determination Date	42, 48
Disqualified Organization	103	N
Distribution Date Statement	52
DOL	119	Net Leases	35
DTC	54	Net Operating Income	35
DTC Participants	54	Nonrecoverable Advance	51
Due Period	42	Non-U.S. Person	105
due-on-sale	78, 86
		O
E
		OID Regulations	92
electing large partnership	103, 104
Equity Participation	37
ERISA	118

P		SPA	44
		Standard Certificateholder	111
Parties in Interest	119	Standard Certificates	111
Pass-Through Entity	103	Startup Day	90
Percentage Interest	48	Stripped Certificateholder	115
Permitted Investments	60	Stripped Certificates	111, 112
Plan Asset Regulations	119	Stripped Certificates.	114
Plan Assets	119
Plans	118	T
Pooling Agreement	55
Prepayment Assumption	93	Tax Exempt Investor	122
Prepayment Interest Shortfall	42	Tax Favored Plans	118
Prepayment Premium	37	Title V	87
Purchase Price	57	Treasury	89

R		U

Record Date	48	U.S. Person	106
Regular Certificateholder	92	UBTI	122
Regular Certificates	89, 110	UCC	76
Related Proceeds	51	Underwriter	120
Relief Act	88
REMIC	89, 90	V
REMIC Certificates	89
REMIC Pool	90	Value	35
REMIC Regulations	89	Voting Rights	53
REO Property	58
Residual Certificateholders	99	W

S		Warranting Party	57

Similar Law	118
SMMEA	123

(THIS PAGE INTENTIONALLY LEFT BLANK)

This CD-ROM relates to the prospectus supplement in regard to the UBS Commercial Mortgage Trust 2012-C1, Commercial Mortgage Pass-Through Certificates, Series 2012-C1.  This CD-ROM should be reviewed only in conjunction with the entire prospectus supplement.  This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans.  Such information is described elsewhere in the prospectus supplement.  Any information contained in this CD-ROM will be more fully described elsewhere in the prospectus supplement.  The information in this CD-ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

“UBS 2012-C1 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1.  This spreadsheet can be put on a user-specified hard drive or network drive.  Open this file as you would normally open any spreadsheet in Microsoft Excel.  After the file is opened, a disclaimer will be displayed.  READ THE DISCLAIMER CAREFULLY.  NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*    Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement.  You must not rely on any unauthorized information or representations.  This prospectus supplement and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus supplement is current only as of its date.
$1,111,330,000 (Approximate)

UBS Commercial
Mortgage Trust 2012-C1,
Commercial Mortgage
Pass-Through Certificates,
Series 2012-C1

UBS Commercial
Mortgage Trust 2012-C1
Issuing Entity

UBS Commercial Mortgage
Securitization Corp.
Depositor

UBS Investment Bank

Barclays

BofA Merrill Lynch

Nomura

PROSPECTUS SUPPLEMENT

April 24, 2012

EXECUTIVE SUMMARY	S-12
SUMMARY	S-14
RISK FACTORS	S-51
THE SPONSORS AND THE MORTGAGE LOAN SELLERS	S-125
THE DEPOSITOR	S-143
THE ISSUING ENTITY	S-143
THE SERVICERS	S-145
THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND
CUSTODIAN	S-153
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN
AND AUTHENTICATING AGENT	S-158
THE OPERATING ADVISOR	S-159
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-160
DESCRIPTION OF THE MORTGAGE POOL	S-161
DESCRIPTION OF THE OFFERED CERTIFICATES	S-188
YIELD AND MATURITY CONSIDERATIONS	S-220
THE POOLING AND SERVICING AGREEMENT	S-224
USE OF PROCEEDS	S-287
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-288
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	S-291
ERISA CONSIDERATIONS	S-291
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS
OF INTEREST)	S-293
LEGAL INVESTMENT	S-294
LEGAL MATTERS	S-295
RATINGS	S-295
LEGAL ASPECTS OF MORTGAGE LOANS IN NEW YORK	S-296
INDEX OF DEFINED TERMS	S-297
ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE
MORTGAGE LOANS	A-1-1
ANNEX A-2 – CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED
PROPERTIES	A-2-1
ANNEX B – TERM SHEET (INCLUDING THE
DESCRIPTION OF THE TOP 20 MORTGAGE LOANS)	B-1
ANNEX C – GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES	C-1
ANNEX D – DECREMENT TABLES	D-1
ANNEX E – PRICE/YIELD TABLES	E-1
ANNEX F – MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	F-1
ANNEX G – EXCEPTIONS TO MORTGAGE LOAN
SELLER REPRESENTATIONS AND WARRANTIES	G-1
ANNEX H – POUGHKEEPSIE GALLERIA
AMORTIZATION SCHEDULE	H-1
ANNEX I – CLASS A-AB SCHEDULED PRINCIPAL
BALANCE SCHEDULE	I-1

Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.